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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATASYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction: $1,015,633,034.55
	(5)	Total fee paid: $116,391.55
☒	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $116,391.55
	(2)	Form, Schedule or Registration Statement No.: Form F-4
	(3)	Filing Party: Objet Ltd.
	(4)	Date Filed: June 8, 2012

PROXY STATEMENT/PROSPECTUS

SPECIAL MEETING OF STOCKHOLDERS
A MERGER IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stratasys Stockholder:

         You are cordially invited to attend a special meeting of the stockholders of Stratasys, Inc., or Stratasys, to be held on Friday, September 14, 2012, beginning at 3:00 p.m., local time, at Hotel Sofitel, Chambord Meeting Room, 5601 West 78th Street, Bloomington, Minnesota 55439.

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, or the merger agreement, dated as of April 13, 2012, which provides for the merger of Stratasys with Objet Ltd., or Objet. If the merger agreement is adopted, and the other conditions to the merger described in the merger agreement are satisfied or waived, Oaktree Merger Inc., an indirect wholly-owned subsidiary of Objet, or Merger Sub, will merge with and into Stratasys, with Stratasys continuing as the surviving corporation in the merger. Upon completion of the merger, Objet will issue to Stratasys stockholders one Objet ordinary share for each share of Stratasys common stock outstanding immediately prior to the effective time of the merger, and thereafter, Stratasys' current stockholders will hold 55% of the ordinary shares of Objet, on a fully diluted basis (using the treasury stock method). Following the merger, Objet will change its name to Stratasys Ltd. and its ordinary shares are expected to be listed on the NASDAQ Global Select Market under the symbol "SSYS." Objet is an "emerging growth company" under the U.S. federal securities laws and will be subject to reduced public company reporting requirements.

         The board of directors of Stratasys has unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby, and determined that the merger agreement, the merger and the transactions contemplated thereby are in the best interests of Stratasys and its stockholders. Accordingly, the Stratasys board recommends that Stratasys' stockholders vote "FOR" adoption of the merger agreement. In reaching its determination, Stratasys' board of directors considered a number of factors, including the opinion of Stratasys' financial advisor, which is attached as Annex F to the accompanying proxy statement/prospectus and which Stratasys' stockholders are urged to read in its entirety.

         The board of directors of Objet has similarly approved the merger agreement, the merger and the transactions contemplated thereby, and is separately recommending, and seeking, approval thereof by Objet's shareholders pursuant to the requirements of Israeli law.

         Stratasys is soliciting proxies for use at the special meeting of its stockholders to consider and vote upon the proposal to adopt the merger agreement and the other proposals described in the attached proxy statement/prospectus. It provides you with detailed information about the special meeting, the merger agreement and the transactions contemplated by the merger agreement, including the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus. You are encouraged to read the proxy statement/prospectus (including the information incorporated by reference therein), the merger agreement and the other annexes carefully and in their entirety. For a discussion of significant matters that should be considered before voting at the special meeting or submitting your proxy, see the section entitled "Risk Factors" beginning on page 17 of the accompanying proxy statement/prospectus.

         Your vote is very important, regardless of the number of shares you own. The merger cannot be consummated unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of Stratasys common stock issued and outstanding at the close of business on Thursday, August 2, 2012, the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting.

         Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting and vote thereat. If you fail to vote your shares or submit your proxy, it will have the same effect as a vote against adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. If your shares are held in "street name" by your broker, you should instruct your broker to vote your shares, following the procedures provided by your broker.

         If you have any questions or need assistance voting your shares, please call MacKenzie Partners, Inc., Stratasys' proxy solicitor, toll-free at (800) 322-2885 (banks and brokers call collect at (212) 929-5500).

         On behalf of the board of directors of each of Stratasys and Objet, we thank you for your cooperation and your continued support, and we look forward to beginning this exciting new, joint chapter in our companies' respective histories.

Sincerely,

S. Scott Crump	Elchanan Jaglom
Chairman of the Board, President and Chief Executive Officer	Chairman of the Board
Stratasys, Inc.	Objet Ltd.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated August 8, 2012, and is first being mailed to Stratasys stockholders on or about August 14, 2012.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES
ADDITIONAL INFORMATION

        The accompanying proxy statement/prospectus incorporates important business and financial information about Stratasys from other documents that are not included in or delivered with the proxy statement/prospectus. This proxy statement/prospectus also refers to information about Objet from documents that Objet has filed with or furnished to the SEC, but that have not been included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain copies of documents deemed a part of this proxy statement/prospectus (excluding all exhibits unless the exhibit has been specifically incorporated by reference in this proxy statement/prospectus), without charge, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Stratasys, Inc.	Objet Ltd.
7665 Commerce Way Eden Prairie, Minnesota 55344 Attention: Shane Glenn, Director of Investor Relations Tel: (952) 937-3000	2 Holtzman Street Science Park, P.O. Box 2496 Rehovot 76124, Israel Attention: Ilan Levin, President and Vice Chairman Tel: +972-8-931-4314

        To obtain timely delivery of the documents in advance of the special meeting of stockholders, you must request the information no later than September 7, 2012 (which is five business days prior to the date of the special meeting).

        For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on page 241.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission, or SEC, by Objet, constitutes a prospectus of Objet under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the ordinary shares of Objet to be issued to Stratasys stockholders in connection with the merger. This document also constitutes a proxy statement of Stratasys under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the special meeting of Stratasys stockholders to consider and vote upon the proposal to adopt the merger agreement.

STRATASYS, INC.
7665 Commerce Way
Eden Prairie, MN 55344
(952) 937-3000

Notice of Special Meeting of Stockholders
of Stratasys, Inc.

To Be Held on September 14, 2012

To the Stockholders of Stratasys, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Stratasys, Inc., a Delaware corporation, will be held on Friday, September 14, 2012, beginning at 3:00 p.m., local time, at Hotel Sofitel, Chambord Meeting Room, 5601 West 78th Street, Bloomington, MN 55439, for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, or the merger agreement, dated as of April 13, 2012, by and among Stratasys, Objet Ltd., an Israeli corporation, Seurat Holdings Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Objet, or Holdco, and Oaktree Merger Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco, or Merger Sub, as it may be further amended from time to time;

  2.
  To consider and vote upon, on an advisory (non-binding) basis, a proposal to approve certain compensatory arrangements between Stratasys and its named executive officers related to the merger, as described in this proxy statement/prospectus;

  3.
  To consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement (this proposal is hereinafter referred to as the "adjournment proposal"); and

  4.
  To transact any other business that may properly come before the special meeting or any adjournment thereof.

        The affirmative vote of the holders of a majority of the issued and outstanding shares of Stratasys common stock is required to adopt the merger agreement (Proposal 1). Approval of Proposals 2 and 3 requires the affirmative vote of holders of a majority of the shares of Stratasys common stock represented either in person or by proxy at the special meeting and entitled to vote. A form of proxy and a proxy statement/prospectus containing more detailed information with respect to matters to be considered at the special meeting accompany this notice and should be read in their entirety before you vote.

        Only holders of record of Stratasys' common stock as of the close of business on Thursday, August 2, 2012, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, are entitled to notice of, and to vote at, the special meeting. Holders of shares of Stratasys' common stock vote on a basis of one vote per share. At the close of business on the record date, Stratasys had 21,336,451 shares of common stock issued and outstanding. A complete list of stockholders entitled to vote at the special meeting will be available for inspection at the meeting and for at least ten days prior to the meeting, during ordinary business hours, at Stratasys' principal executive offices located at 7665 Commerce Way, Eden Prairie, MN, and at the meeting location during the meeting. You should contact the Secretary of Stratasys at Stratasys' principal executive offices if you wish to review the list of stockholders.

        Even if you plan to attend the special meeting in person, Stratasys requests that you please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card.

        Stratasys' board of directors unanimously recommends that you vote "FOR" Proposals 1, 2 and 3 above.

By Order of the Board of Directors,

Robert F. Gallagher Executive Vice President, Chief Financial Officer and Secretary

Eden Prairie, Minnesota
August 8, 2012

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND
THE SPECIAL MEETING

        In the following questions and answers, we highlight selected information from this proxy statement/prospectus, but we have not included all of the information that may be important to you regarding the merger and the transactions contemplated by the merger agreement. To better understand the merger and the transactions contemplated by the merger agreement, and for a complete description of their legal terms, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that we have incorporated by reference in this document. See "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" beginning on page 241.

        All references in this proxy statement/prospectus to "Stratasys" refer to Stratasys, Inc., a Delaware corporation; all references to "Objet" refer to Objet Ltd., a corporation incorporated under the laws of the State of Israel; all references to "Holdco" refer to Seurat Holdings Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Objet; all references to "Merger Sub" refer to Oaktree Merger Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Holdco; all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of April 13, 2012, by and among Stratasys, Objet, Holdco and Merger Sub, as it may be amended from time to time; all references to the "merger" refer to the merger contemplated by the merger agreement; and all references to the "combined company" refer to Objet after completion of the merger and the change of its name to Stratasys Ltd. Throughout this proxy statement/prospectus, we refer to Objet's ordinary shares, par value New Israeli Shekel 0.01 per share, that are outstanding prior to consummation of the merger or that will be issued in connection with the merger as Objet ordinary shares or Objet shares; we refer to ordinary shares of Objet after consummation of the merger and the change of Objet's name to Stratasys Ltd. as the combined company's ordinary shares; and we refer to Stratasys common stock, $0.01 par value per share, as Stratasys common stock or Stratasys shares. Unless otherwise noted, all references to "dollars" or "$" refer to U.S. dollars, all references to "NIS" refer to New Israeli Shekels, and all references to "Euros" or "€" refer to Euros. Unless otherwise indicated, U.S. dollar translations of NIS amounts presented in this proxy statement/prospectus are translated using the rate of NIS 3.72 to US$1.00, the exchange rate reported by the Bank of Israel on March 30, 2012 (the last business day of the first fiscal quarter of 2012). Unless otherwise indicated, U.S. dollar translations of Euro amounts presented in this prospectus are translated using the rate of €0.75 to US$1.00, the exchange rate reported at www.xe.com on March 31, 2012. Unless otherwise noted, the information in this proxy statement/prospectus relating to Objet ordinary shares does not give effect to a reverse split of the outstanding Objet ordinary shares that will occur immediately prior to the effective time of the merger, or the Objet reverse stock split. References in this proxy statement/prospectus to the "reverse split ratio" refer to a 1-for-8.736 ratio as set forth in the merger agreement, which reverse split ratio is subject to adjustment in accordance with the terms of the merger agreement.

Q:
What is the proposed transaction?

A:
Stratasys, Objet, Holdco and Merger Sub have entered into the Agreement and Plan of Merger, dated as of April 13, 2012 and attached as Annex A, pursuant to which Objet will merge with Stratasys by merging Merger Sub with and into Stratasys, with Stratasys surviving the merger as an indirect, wholly-owned subsidiary of Objet.

Q:
Why am I receiving this proxy statement/prospectus?

A:
This document is both a proxy statement of Stratasys and a prospectus of Objet. It is a proxy statement of Stratasys because the Stratasys board of directors is soliciting proxies from Stratasys stockholders to vote on the adoption of the merger agreement as well as the other matters set forth in the notice of the special meeting and described in this proxy statement/prospectus at a special meeting of its stockholders, referred to as the special meeting, or at any adjournment or postponement of the special meeting. It is a prospectus because Objet will issue its ordinary shares to the holders of Stratasys common stock in the merger. This proxy statement/prospectus contains important information about the merger agreement, the merger and the special meeting. You should read this proxy statement/ prospectus carefully.

  Your vote is very important. Stratasys encourages you to submit your proxy as soon as possible. The enclosed proxy card allows you to vote your Stratasys shares without attending the special meeting. If you are a registered stockholder, you may submit your proxy by telephone, via the Internet or by completing, signing, dating and returning the enclosed proxy card by mail. For more specific information on how to submit your proxy, please see the questions and answers below.

Q:
What are the proposals on which I am being asked to vote?

A:
At the special meeting, Stratasys stockholders will be asked

•
to adopt the merger agreement;

•
to approve, on an advisory (non-binding) basis, certain compensatory arrangements between Stratasys and its named executive officers in connection with the merger;

•
to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement; and

•
any other business properly before the special meeting.

For additional information regarding the matters before the special meeting, please see the section entitled "Questions and Answers Concerning the Special Meeting of Stratasys Stockholders" on page 53 of this proxy statement/prospectus.

Q:
What consideration will Stratasys stockholders receive in the merger?

A:
At the effective time of the merger, each outstanding share of Stratasys common stock will be cancelled and will be converted into the right to receive one Objet ordinary share. The one-for-one conversion ratio, referred to herein as the exchange ratio, is fixed. The exchange ratio will not fluctuate up or down based on the market price of a share of Stratasys common stock prior to the merger. Following the merger, Stratasys common stock will be delisted from the NASDAQ Global Select Market. The Objet ordinary shares to be issued to the Stratasys stockholders will be issued under a registration statement filed with the SEC and are expected to be listed and traded on the NASDAQ Global Select Market under the symbol "SSYS," the same trading symbol currently used for Stratasys common stock.

For more information regarding the consideration to be received by Stratasys stockholders in connection with the completion of the merger, please see the section entitled "The Agreement and Plan of Merger—Structure; Merger Consideration" beginning on page 103 of this proxy statement/prospectus.

Q:
How will Stratasys stock options and warrants be treated in the merger?

A:
Each outstanding option or warrant to purchase shares of Stratasys common stock will be converted into an option or warrant (as applicable) that will entitle its holder to acquire an equal number of the combined company's ordinary shares upon exercise, at a per-share exercise price that is equal to the original exercise price per share of Stratasys common stock under the option or warrant immediately before the effective time and on substantially the same terms and conditions as were applicable to the original Stratasys option or warrant (as applicable).

Q:
How much stock will the current shareholders of Objet and stockholders of Stratasys own in the combined company?

A:
As of the closing of the merger, it is expected that current Objet shareholders will own 45% and current Stratasys stockholders will own 55% of the combined company's ordinary shares, on a fully diluted basis (using the treasury stock method).

Q.
What is required to consummate the merger?

A:
To consummate the merger, Stratasys stockholders must adopt the merger agreement, which requires the affirmative vote of the holders of a majority of the shares of Stratasys common stock issued and outstanding on the record date for the determination of stockholders entitled to vote at the special meeting. In addition to obtaining Stratasys stockholder approval, each of the other closing conditions set forth in the merger agreement must be satisfied or waived. For a more complete description of the closing conditions under the merger agreement, please see the section entitled "The Agreement and Plan of Merger—Conditions to the Closing of the Merger" beginning on page 116 of this proxy statement/prospectus

Q:
What are the income tax consequences of the merger to Stratasys stockholders?

A:
A U.S. stockholder of Stratasys generally should recognize gain, but not loss, on the receipt of Objet ordinary shares in exchange for shares of Stratasys common stock pursuant to the merger. The amount of gain recognized should equal the excess, if any, of the fair market value of the Objet ordinary shares received in the merger over the U.S. stockholder's adjusted tax basis in the shares of Stratasys common stock surrendered. (See "Proposal One—The Merger—Material United States Federal Income Tax Consequences of the Merger and the Holding and Disposing of Objet Ordinary Shares Received in the Merger" beginning on page 93.) You should consult your own tax advisor to determine the particular tax consequences to you of the merger.

Q:
Why is Stratasys proposing that it merge with Objet?

A:
Stratasys' board of directors considered a number of factors in approving the merger agreement. Among them, the board of directors considered the relative financial conditions, results of operations and prospects for growth of Stratasys and Objet, and each of Stratasys' and Objet's respective strengths. The Stratasys board of directors considered that the merger will aid in the expansion and diversification of the portfolio of three dimensional, or 3D, printing, and direct digital manufacturing solutions offered by Stratasys and will achieve synergies with Objet. See "Proposal One—The Merger—Stratasys' Reasons for the Merger" on page 68.

Q:
How will the combined company be managed? Will either company have control of the combined company's board of directors?

A:
Following the merger, Stratasys will become an indirect, wholly-owned subsidiary of the combined company, subject to the management of the combined company's board of directors, and Stratasys common stock will no longer be publicly traded. Upon the closing of the merger, the combined company's board of directors will be composed of a total of nine members, consisting of four members appointed by Stratasys' current board of directors, four members appointed by Objet's current board of directors, and one director who will be appointed by the board of directors of Stratasys, subject to approval by Objet's board of directors prior to the merger. The fifth Stratasys appointee and one of the Objet appointees will not be affiliated with either Stratasys or Objet and will serve as external, independent directors in accordance with the Israeli Companies Law, 1999, or the Israeli Companies Law. All directors will serve for an initial term of two years, and thereafter, directors will be elected annually by the combined company's shareholders.

  Additionally, S. Scott Crump, currently Chairman of the board of directors, Chief Executive Officer and President of Stratasys, will be appointed as Chairman of the board of directors of the combined company, while David Reis, who currently serves as Objet's Chief Executive Officer, will serve as Chief Executive Officer of the combined company. An executive committee of the board of directors, or the executive committee, will oversee the integration of the companies and assist in the implementation of the business strategy of the combined company, subject to board approval for matters outside of the ordinary course of business. The representation of the merging companies on the executive committee will be equal. Mr. Crump and John McEleney, a current Stratasys director, will be joined by Elan Jaglom, Objet's current Chairman of the Board, who will serve as chairman of the executive committee, and by Eyal Desheh. Mr. Reis, as Chief Executive Officer of the combined company, will serve in an observer capacity on the executive committee.

Q:
Do persons involved in the merger have interests that may conflict with mine as a Stratasys stockholder?

A:
Yes.    When considering the recommendations of Stratasys' board of directors, you should be aware that certain Stratasys directors and executive officers have interests in the merger that are different from, or are in addition to, yours. These interests include the intended employment of each of S. Scott Crump and Thomas W. Stenoien by the combined company and/or its subsidiaries after the merger, the prospective election of four current Stratasys directors to the combined company's board of directors and appointment of Mr. Crump and John McEleney to the combined company's executive committee. Each of those persons will receive compensation for his or her services to the combined company. Each former officer and director of Stratasys will also be covered by liability insurance and indemnification benefits from the combined company after the merger. In addition, all unvested options held by Stratasys directors and officers, along with unvested options held by all other Stratasys option holders (other than options granted after execution of the merger agreement), will become fully vested as a result of the consummation of the merger, which will enable them to purchase all of the underlying combined company's ordinary shares immediately after the merger.

Q:
When do Objet and Stratasys expect the merger to be completed?

A:
Objet and Stratasys are working to complete the merger as quickly as practicable and anticipate that it will be completed during the third quarter of 2012. However, the merger is subject to approval by Stratasys stockholders and various other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. Unless Objet and Stratasys otherwise agree, the merger will be completed as soon as practicable and no later than five business days after all of the closing conditions in the merger agreement have been satisfied (or, to the extent legally permissible, waived) in accordance with their terms.

Q:
When and where is the special meeting?

A:
Stratasys' special meeting of stockholders will take place on Friday, September 14, 2012, beginning at 3:00 p.m., local time, at Hotel Sofitel, Chambord Meeting Room, 5601 West 78th Street, Bloomington, MN 55439. Directions to the special meeting may be found on the Hotel Sofitel website at http://www.sofitel.com/gb/hotel-0539-sofitel-minneapolis/index.shtml, by clicking on "MAPS AND DIRECTIONS" or by contacting Investor Relations at Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344, Attn: Shane Glenn—Director Investor Relations. The foregoing website and the information contained therein are not incorporated into this proxy statement/prospectus.

Q:
Who is entitled to vote at the special meeting?

A:
All holders of Stratasys common stock who held shares at the close of business on Thursday, August 2, 2012, which is the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, or the record date, are entitled to receive notice of, and to vote at, the special meeting. If the special meeting is postponed or adjourned, the Stratasys board of directors may fix a new record date for any such postponed or adjourned meeting. If a bank, broker or other nominee holds your shares, then you are not the holder of record and you must ask your bank, broker or other nominee how you can vote in person at the special meeting.

Q:
How many votes do I have?

A:
On each matter to be voted upon, you have one vote for each share of Stratasys common stock that you own of record as of the close of business on Thursday, August 2, 2012, the record date for the special meeting.

Q:
What stockholder votes are required?

A:
The vote requirements to approve the proposals are as follows:

•
Proposal 1:  The proposal to adopt the merger agreement must receive a "FOR" vote from the holders of at least a majority of the shares of Stratasys common stock issued and outstanding on the record date for the special meeting.

•
Proposal 2:  The proposal to approve, on an advisory (non-binding) basis, certain compensatory arrangements between Stratasys and its named executive officers in connection with the merger must receive a "FOR" vote from at least a majority of the shares of Stratasys common stock represented either in person or by proxy at the special meeting and entitled to vote.

•
Proposal 3:  The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement must receive a "FOR" vote from at least a majority of the shares of Stratasys common stock represented either in person or by proxy at the special meeting and entitled to vote (the chairman of the meeting also has independent authority to adjourn the special meeting, if necessary).

Even if you plan to attend the special meeting, we urge you either to complete, sign, date and return promptly the enclosed proxy card or submit your proxy by telephone or Internet to assure your shares of Stratasys common stock are represented and voted at the special meeting.

Q:
If my Stratasys shares are held in "street name" by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:
No.    Unless you provide specific instructions to your broker, bank or other nominee on how to vote, he, she or it cannot vote your shares. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your Stratasys shares. Unless you follow the instructions, your Stratasys shares will not be voted and will have the same effect as if you voted against the adoption of the merger agreement. This is referred to as a "broker non-vote."

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, which will separately count "FOR," "AGAINST," "ABSTAIN" and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as votes "AGAINST" each of the proposals. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker, non-votes will not affect the outcome of the vote on Proposals 2 and 3. A broker non-vote will, however, have the same effect as an "AGAINST" vote on Proposal 1.

  If you sign and return your proxy card and do not indicate how you want to vote, your proxy will be voted:

    •
    "FOR" adoption of the merger agreement (Proposal 1);

    •
    "FOR" approval, on an advisory (non-binding) basis, of the compensatory arrangements between Stratasys and its named executive officers in connection with the merger (Proposal 2); and

    •
    "FOR" approval of the adjournment of the special meeting (if necessary or appropriate) to solicit additional proxies (Proposal 3).

    If any other matters are properly brought before the special meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:
How does the Stratasys board of directors recommend that I vote on the proposals?

A:
The board of directors of Stratasys unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory basis, of the compensatory arrangements between Stratasys and its named executive officers in connection with the merger, and "FOR" the approval of the adjournment (if necessary or appropriate) of the special meeting to solicit additional proxies in favor of the adoption of the merger agreement.

Q:
Why am I being asked to cast an advisory (non-binding) vote to approve certain compensation that Stratasys' named executive officers may receive in connection with the merger?

A:
The Securities and Exchange Commission, or SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require Stratasys to seek an advisory (non-binding) vote with respect to certain payments that Stratasys' named executive officers may receive in connection with the merger.

Q:
What will happen if Stratasys stockholders do not approve the merger-related compensation at the special meeting?

A:
Approval of the merger-related compensation that Stratasys' named executive officers may receive in connection with the merger is not a condition to completion of the merger. The vote with respect to the merger-related compensation is an advisory vote and will not be binding on Stratasys regardless of whether the merger agreement is adopted. The merger-related compensation, which consists of the accelerated vesting of options upon consummation of the merger (other than options granted after execution of the merger agreement), is a standard term of Stratasys' option agreements with its employees (including its named executive officers) under its incentive stock option and long-term performance and incentive plans. Therefore, regardless of whether stockholders approve the merger-related compensation, if the merger agreement is adopted by the stockholders and the merger completed, Stratasys' named executive officers will still be entitled to the accelerated vesting of their Stratasys options to the same extent, in accordance with the terms of existing option agreements that Stratasys has entered into with them. For a more complete discussion of the compensation that Stratasys' named executive officers may receive in connection with the merger, see "Proposal Two—Certain Compensatory Arrangements with Named Executive Officers" beginning on page 130.

Q:
Are there any other matters to be addressed at the special meeting of stockholders?

A:
Stratasys is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, and they intend to vote the shares as the Stratasys board of directors may recommend.

Q:
Why is my vote important?

A:
If you do not return your proxy card, submit your proxy by telephone or through the Internet or vote in person at the special meeting, it will be more difficult for Stratasys to obtain the necessary quorum to hold its special meeting and the stockholder approval necessary to adopt the merger agreement. Without the affirmative vote of a majority of the issued and outstanding shares of Stratasys common stock, the merger cannot be completed.

Q:
What happens if I sell my shares after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your Stratasys shares after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (so long as such shares remain outstanding on the date of the special meeting), but you will not have the right to receive the merger consideration to be received by Stratasys stockholders in connection with the merger. In order to receive the merger consideration, you must hold your Stratasys shares through completion of the merger.

Q:
What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:
If you hold Stratasys shares directly as a record holder and also in "street name" or otherwise through your broker, bank or other nominee, you may receive more than one proxy statement/prospectus or set of voting instructions relating to the special meeting. These should each be voted or returned separately in order to ensure that all of your Stratasys shares are voted.

Q:
Can I change my proxy instructions?

A:
Yes.    If you are a holder of record of Stratasys shares as of the record date, you can change your proxy instructions after you have submitted your proxy card, or submitted your proxy by telephone or through the Internet, by:

•
submitting a new proxy with a later date, either by using the telephone or Internet voting procedures described herein or by completing, signing, dating and returning a new proxy card by mail to Stratasys;

•
attending the special meeting and voting in person; simply attending the special meeting will not, by itself, revoke your proxy; or

•
sending written notice of revocation to Stratasys' Secretary at 7665 Commerce Way, Eden Prairie, Minnesota 55344 before the vote is taken at the special meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

  For more detailed procedures on revoking a proxy, see the description under "Questions and Answers Concerning the Special Meeting of Stratasys Stockholders" beginning on page 53 of this proxy statement/prospectus.

  If you own your shares through a broker, bank or other nominee, you must follow the directions that you receive from your broker, bank or other nominee in order to change or revoke your voting instructions.

Q:
Do the directors and officers of Stratasys intend to vote for the merger?

A:
Yes.    As of the record date, Stratasys' executive officers and directors, together with the stockholders with which certain of Stratasys' directors are affiliated or associated, had the right to vote approximately 910,300 shares of Stratasys common stock, representing approximately 4.27% of the Stratasys common stock then outstanding and entitled to vote at the special meeting. Stratasys expects that its executive officers and directors, together with those affiliated or associated stockholders, will vote "FOR" each of the proposals described herein.

In addition, Stratasys' directors and the spouses of certain Stratasys directors, who hold shares of Stratasys common stock, entered into voting agreements with Stratasys and Objet pursuant to which these stockholders agreed, among other things, to vote their shares of Stratasys common stock in favor of the adoption of the merger agreement, and in favor of any proposal to adjourn the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. These stockholders also granted Objet irrevocable proxies under which Messrs. David Reis and Ilan Levin, on behalf of Objet, may vote their shares of Stratasys common stock in favor of, among other things, the adoption of the merger agreement, and any proposal to adjourn the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. Approximately 909,400 shares of Stratasys common stock, which represents approximately 4.26% of the outstanding shares of Stratasys common stock as of the record date, are subject to these voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled "Agreements Entered Into in Connection with the Merger Agreement—Stratasys Voting Agreements" on page 123 of this proxy statement/prospectus. The form of Stratasys voting agreement is also attached to this proxy statement/prospectus as Annex B.

Q:
What will happen in the merger?

A:
If Stratasys stockholders adopt the merger agreement and all other conditions to the merger have been satisfied (or, to the extent legally permissible, waived), Merger Sub will merge with and into Stratasys, upon the terms and subject to the conditions set forth in the merger agreement. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease and Stratasys will continue as the surviving corporation in the merger, succeed to and assume all the rights and obligations of Merger Sub and be an indirect, wholly-owned subsidiary of the combined company. Thereafter, current Stratasys stockholders will become shareholders of the combined company upon delivery of their Stratasys common stock to Stratasys' exchange agent. See "The Agreement and Plan of Merger—Procedures for Surrendering Stock Certificates and Book-Entry Shares" on page 104 of this proxy statement/prospectus.

Q:
Do I have appraisal rights?

A:
Under Delaware law, the holders of Stratasys common stock will not be entitled to exercise any appraisal rights in connection with the merger. For additional information, please see the section entitled "Proposal One—The Merger—No Appraisal Rights" on page 100 of this proxy statement/prospectus.

Q:
Will my rights as a Stratasys stockholder change as a result of the merger?

A:
Yes.    You will become a shareholder of the combined company as a result of the merger and will have rights after the completion of the merger that are governed by Israeli law and the articles of association of Stratasys Ltd., as the combined company. For further information regarding your rights as a shareholder of the combined company following the merger, please see the section entitled "Comparison of Rights of Objet Shareholders and Stratasys Stockholders" beginning on page 221 of this proxy statement/prospectus.

Q:
Will Stratasys stockholders be able to trade Objet ordinary shares that they receive pursuant to the merger?

A:
Yes.    The Objet ordinary shares issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, or the Securities Act, and are expected to be listed on the NASDAQ Global Select Market under the symbol "SSYS", thereby replacing the listing of Stratasys' common stock under that symbol. All Objet ordinary shares that each Stratasys stockholder receives in the merger will be freely transferable unless a stockholder is an affiliate of Stratasys prior to the merger or an affiliate of Objet following the merger for purposes of U.S. federal securities laws. If you are an affiliate, you will be required to comply with the applicable restrictions of Rule 144 under the Securities Act in order to trade the Objet ordinary shares that you receive in the merger. For more information on Stratasys affiliates' ability to trade Objet ordinary shares received in the merger, see "Proposal One—The Merger—Resale of Objet Ordinary Shares" on page 100.

Q:
What will happen to my stock certificates and where should I send my stock certificates?

A:
At the effective time of the merger, your Stratasys stock certificate(s) will convert into the right to receive Objet ordinary shares and you will no longer be a stockholder of Stratasys. You will receive written instructions and a letter of transmittal. You will use these documents to exchange your shares of Stratasys common stock for Objet ordinary shares. Each person who submits the necessary documentation is entitled to receive the merger consideration described in the merger agreement. For more information, see "The Agreement and Plan of Merger—Procedures for Surrendering Stock Certificates and Book-Entry Shares" on page 104.

Q:
Should I send in my Stratasys stock certificates now?

A:
No.    You should not send in your stock certificates at this time. Stratasys stockholders who hold their shares in certificated form will need to exchange their Stratasys stock certificates for the Objet ordinary shares as provided for in the merger agreement upon completion of the merger. Objet will send Stratasys stockholders written instructions for exchanging Stratasys stock certificates at that time. Stratasys stockholders who hold their shares in book-entry form will also receive written instructions for exchanging their shares after the transaction is completed.

Q:
What will happen to my Stratasys options and warrants in the merger?

A:
Each outstanding option or warrant to purchase shares of Stratasys common stock will be converted into an option or warrant, as applicable, that will entitle its holder to acquire an equal number of Objet ordinary shares, at an exercise price per Objet ordinary share that is equal to the original exercise price per Stratasys share under the option or warrant immediately before the effective time, and on substantially the same terms and conditions, as under the original Stratasys option or warrant. For more information on the conversion of Stratasys options and warrants, please see "The Agreement and Plan of Merger—Stratasys Options and Warrants" beginning on page 105.

Q:
Are there risks associated with the merger?

A:
Yes.    You should read the section entitled "Risk Factors—Risks Related to the Merger" beginning on page 17.

Q:
What do I need to do now?

A:
After you have carefully read this entire proxy statement/prospectus, please submit your proxy. You may do this by completing, signing, dating and mailing the enclosed proxy card, as explained in this proxy statement/prospectus or by submitting your proxy by telephone or through the Internet, as explained in the voting instructions attached to the enclosed proxy card. This will enable your shares to be represented and voted at the special meeting. If you submit a valid proxy and do not indicate how you want to vote, Stratasys will count your proxy as a vote in favor of the proposals described in this proxy statement/prospectus submitted at the special meeting.

The Stratasys board of directors unanimously recommends that Stratasys stockholders vote "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensatory arrangements between Stratasys and its named executive officers in connection with the merger, and "FOR" the adjournment of the special meeting, if necessary, to permit solicitation of additional proxies in favor of the adoption of the merger agreement.

Q:
Where can I find more information about Objet and Stratasys?

A:
More information about Objet and Stratasys is available from the various sources described under "Where You Can Find More Information" on page 241.

Q:
Who is soliciting this proxy?

A:
The Stratasys board of directors is soliciting proxies for the special meeting. Objet and Stratasys will each bear half of the costs of printing and mailing this proxy statement/prospectus to Stratasys stockholders. All other costs incurred by Stratasys in connection with the solicitation of proxies from its stockholders on behalf of its board of directors will be borne by Stratasys alone. In addition to solicitation by mail, Stratasys directors and officers may solicit proxies from stockholders in person or by telephone, e-mail, facsimile or other means of communication. Stratasys directors and officers will not receive any additional compensation for their services, but Stratasys will reimburse them for their out-of-pocket expenses.

Stratasys has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $30,000, plus a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain claims, liabilities, losses, damages and expenses. In addition, Stratasys may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners of Stratasys' common stock and in obtaining voting instructions from those owners.

For additional information regarding the solicitation of proxies for the Stratasys special meeting, please see the section entitled "Questions and Answers Concerning the Special Meeting of Stratasys Stockholders" beginning on page 53 of this proxy statement/prospectus

Q:
Who should I contact if I have additional questions?

A:
Stratasys stockholders with any questions about the merger should contact MacKenzie Partners, Inc., Stratasys' proxy solicitor, toll-free at (800) 322-2885 (banks and brokers call collect at (212) 929-5500). If your brokerage firm, bank, trust or other nominee holds your shares in "street name," you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes and documents incorporated by reference, to fully understand the merger agreement, the merger and the other matters being considered at the special meeting. For additional information, see "Where You Can Find More Information" beginning on page 241. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

 Information about the Companies

Stratasys, Inc.

        Stratasys, Inc. was incorporated in the State of Delaware in 1989 and is a worldwide leading manufacturer of three-dimensional, or 3D, printers and 3D production systems for office-based rapid prototyping, or RP, and direct digital manufacturing, or DDM, applications. Stratasys' 3D printers and 3D production systems provide 3D computer-aided design, or CAD, users a fast, office-friendly, and low-cost alternative for building functional 3D parts. Stratasys develops, manufactures and sells a broad product line of 3D printers and 3D production systems (and related proprietary consumable materials) that create physical parts from CAD designs.

        Stratasys' common stock is listed on the NASDAQ Global Select Market under the symbol "SSYS". The principal executive offices of Stratasys are located at 7665 Commerce Way, Eden Prairie, Minnesota, and Stratasys' phone number at those offices is (952) 937-3000.

Objet Ltd.

        Objet was incorporated in the State of Israel in 1998 and is a global provider of 3D printing solutions, offering a range of 3D printing systems, resin consumables and services. Objet's printers use Objet's proprietary inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D CAD files. Objet's printers build 3D objects by depositing multiple layers of resin one on top of another.

        Objet's ordinary shares are not currently quoted or listed on any securities exchange or otherwise publicly traded. Objet will be applying to have its ordinary shares listed on the NASDAQ Global Select Market under the symbol "SSYS" upon the effectiveness of the merger (thereby replacing the listing of Stratasys' common stock under that symbol). Concurrently with the listing, Objet will change its name to "Stratasys Ltd.'

        The principal executive offices of Objet are located at 2 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, and Objet's telephone number at those offices is +972-8-931-4314.

Oaktree Merger Inc. and Seurat Holdings Inc.

        Merger Sub is a newly formed Delaware corporation, an indirect, wholly-owned subsidiary of Objet and a direct, wholly-owned subsidiary of Holdco, itself a newly formed Delaware corporation and indirect, wholly-owned subsidiary of Objet that is also party to the merger agreement. Each of Merger Sub and Holdco was formed solely for the purpose of effecting the proposed merger with Stratasys and has not carried on any activities other than in connection with the proposed merger. The address and telephone number for each of Merger Sub's and Holdco's principal executive offices are the same as those for Objet.

The Merger (page 59)

The Agreement and Plan of Merger

        Under the terms of the merger agreement, Merger Sub will merge with and into Stratasys, with Stratasys continuing as the surviving corporation. The merger agreement is appended to this proxy statement/prospectus as Annex A and is incorporated into this proxy statement/prospectus by reference. We encourage you to read the entire merger agreement carefully, as it is the legal document that governs the merger.

General

        As a result of the merger, the separate corporate existence of Merger Sub will cease, Stratasys will continue as the surviving corporation of the merger and become an indirect, wholly-owned subsidiary of Objet, and Objet will be renamed "Stratasys Ltd.," subject to the approval of such name change by the Israeli Companies Registrar.

        Holders of Stratasys common stock, as of the effective time of the merger, will have the right to receive one Objet ordinary share for each share of Stratasys common stock held (after giving effect to the Objet reverse stock split).

        Each outstanding option or warrant to purchase shares of Stratasys common stock will be converted into an option or warrant, as applicable, that will entitle its holder to acquire an equal number of Objet ordinary shares, at an exercise price per Objet ordinary share that is equal to the original exercise price per Stratasys share under the option or warrant immediately before the effective time, and on substantially the same terms and conditions as were applicable to the original Stratasys option or warrant.

        As a result of the issuance of Objet shares, options and warrants to Stratasys' current security holders, upon the consummation of the merger, Stratasys stockholders and Objet shareholders immediately prior to the effective time will hold 55% and 45%, respectively, of the ordinary shares of the combined company, on a fully diluted basis (using the treasury stock method).

        Upon the closing of the merger, shares of Stratasys common stock will cease trading and Objet ordinary shares are expected to commence trading in their place on the NASDAQ Global Select Market under Stratasys' existing trading symbol, "SSYS".

Reasons for the Merger

        The Stratasys board of directors has determined that the merger and the terms of the merger agreement are in the best interests of Stratasys and its stockholders and has adopted the merger agreement. For a description of the factors on which the Stratasys board of directors based its determination, see "Proposal One—The Merger—Stratasys' Reasons for the Merger" beginning on page 68.

Opinion of Stratasys' Financial Advisor

        Stratasys retained Piper Jaffray & Co. to act as its financial advisor in connection with the merger and to render to the Stratasys board an opinion as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger agreement to the holders of Stratasys common stock. At the meeting of the Stratasys board on April 13, 2012, Piper Jaffray rendered its opinion to the Stratasys board to the effect that, as of that date, and based upon and subject to the various assumptions and limitations set forth in its opinion, the exchange ratio provided for in the merger agreement was fair, from a financial point of view, to the holders of Stratasys common stock.

        Piper Jaffray's opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion. Piper Jaffray's opinion was directed to the Stratasys board and addresses only the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio to the holders of Stratasys common stock. It does not address any other aspects of the merger and does not constitute a recommendation as to how any holder of Stratasys common stock should vote on the merger or any matter related thereto.

        The full text of the written opinion of Piper Jaffray is attached to this proxy statement/prospectus as Annex F. Stratasys encourages its stockholders to read Piper Jaffray's opinion carefully and in its entirety.

Stratasys' Special Meeting of Stockholders

        Stratasys' special meeting of stockholders will be held on Friday, September 14, 2012 at Hotel Sofitel, Chambord Meeting Room, 5601 West 78th Street, Bloomington, Minnesota. At the special meeting, Stratasys stockholders will consider and vote upon a proposal to adopt the merger agreement and the other proposals described in the notice for the meeting included with this proxy statement/prospectus. Only stockholders of record at the close of business on Thursday, August 2, 2012, the record date, will be entitled to vote at the special meeting.

Quorum and Vote Required at the Special Meeting

        A majority of the shares of Stratasys common stock issued and outstanding as of the record date must be represented at the special meeting, in person or by proxy, in order to constitute a quorum. The proposal for the adoption of the merger agreement will be approved if holders of a majority of the issued and outstanding shares of Stratasys common stock as of the record date for the special meeting vote in favor of the proposal.

Shares Beneficially Owned as of the Record Date

        Shares Owned by Directors and Officers of Stratasys and Their Affiliates.    Based on 21,336,451 shares, the number of shares of Stratasys common stock issued and outstanding as of August 2, 2012, the directors and officers of Stratasys and their affiliates, as a group, beneficially own (excluding shares issuable upon exercise of options) approximately 910,300 shares of Stratasys common stock, or approximately 4.27% of the outstanding shares of Stratasys common stock entitled to be voted at the special meeting.

        Shares Owned by Objet.    Objet does not own any shares of Stratasys common stock. However, in connection with the merger agreement, Objet obtained irrevocable proxies from all Stratasys directors and certain of their spouses, which Objet may use to vote in favor of the merger and against any proposal made in opposition to, or in competition with, the consummation of the merger. As a result of the proxies, Objet may be deemed to beneficially own 909,400 shares of Stratasys common stock or 4.26% of the outstanding shares of Stratasys common stock as of August 2, 2012.

Stratasys Options and Warrants

        Each outstanding option or warrant to purchase shares of Stratasys common stock will be converted into an option or warrant, as applicable, that will entitle its holder to acquire an equal number of Objet ordinary shares, at an exercise price per Objet ordinary share that is equal to the original exercise price per Stratasys share under the option or warrant immediately before the effective time, and on substantially the same terms and conditions as were applicable to the original Stratasys option or warrant. For more information on the exchange of the Stratasys options and warrants, see

"The Agreement and Plan of Merger—Stratasys Options and Warrants" beginning on page 105 of this proxy statement/prospectus.

No Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, Stratasys stockholders will not have appraisal rights in connection with the merger. For a more detailed discussion of appraisal rights under Delaware law, please see the section entitled "Proposal One—The Merger—No Appraisal Rights" beginning on page 100 of this proxy statement/ prospectus.

Unaudited Pro Forma Condensed Combined Financial Information

        For a discussion of the unaudited pro forma condensed combined financial information, see "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 195.

Accounting Treatment

        In accordance with accounting principles generally accepted in the United States, or U.S. GAAP, the merger will be reported as the acquisition of Objet by Stratasys using the acquisition method of accounting for business combinations. Accordingly, the financial statements of Stratasys will serve as those of the predecessor for the combined company. For a more detailed discussion of the accounting treatment of the merger, please see the section entitled "Proposal One—The Merger—Anticipated Accounting Treatment" beginning on page 100.

Regulatory Approvals

        Stratasys and Objet intend to make all required filings under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, in connection with the merger, as well as filings required with the NASDAQ Stock Market in order to obtain its approval for the listing of Objet's ordinary shares and in order to notify it concerning the delisting of Stratasys' common stock. The companies have also made the required filings, and received early termination of the waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and have made competition filings in Brazil, Portugal, Israel, Spain and Taiwan.

        Stratasys has provided notice of the merger to the U.S. Department of State Office of Defense Trade Controls Compliance, or the DTCC, with which Stratasys is registered as a manufacturer/exporter of parts and components that are subject to the International Traffic in Arms Regulations, or ITAR. Under ITAR, a DTCC-registered company must provide the DTCC with 60 day notification prior to a transfer of control to a foreign person. Because Objet is a foreign company and is staffed by non-U.S. persons, Objet will need a license from the DTCC before accessing Stratasys' ITAR-controlled technology.

        Stratasys and Objet have also made a voluntary filing with the Committee on Foreign Investment in the United States in accordance with Section 721 of the Defense Production Act of 1950, as amended, and regulations thereunder. Under that act, the U.S. President has the power to block or require the modification of transactions in which a foreign entity acquires control of a U.S. business, where the President determines the transaction may have adverse consequences for the national security of the United States. No appeal would be available from such a presidential determination.

        Stratasys and Objet are not aware of any other material regulatory filings or approvals required prior to completing the merger as described in this proxy statement/prospectus.

 Conditions to the Completion of the Merger

        Objet's and Stratasys' obligations to complete the merger depend on a number of conditions being met. These include:

  •
  adoption of the merger agreement by the holders of a majority of the outstanding shares of Stratasys common stock;

  •
  the waiting period applicable to the merger under any legal requirement having expired or terminated, and the absence of any voluntary agreement between Objet or Stratasys and any governmental body under which Objet or Stratasys has agreed not to consummate the merger for any period of time;

  •
  all authorizations or consents required under any applicable antitrust or competition law or other legal requirement having been obtained and remaining in full force and effect;

  •
  the absence of any law or order prohibiting the merger;

  •
  the effectiveness of the Form F-4 registration statement for the Objet ordinary shares to be issued in the merger and the approval for listing of Objet's ordinary shares, including those shares being issued pursuant to the merger, on the NASDAQ Global Select Market;

  •
  subject to certain limitations and exceptions, the accuracy of each company's representations and warranties and its performance in all material respects of its covenants as provided in the merger agreement; and

  •
  the absence of any material adverse effect with respect to the business and affairs of either Stratasys (in the case of Objet) or Objet (in the case of Stratasys).

        Where permitted by applicable law, either of Objet or Stratasys could choose to waive any or all conditions to its respective obligations to complete the merger even when the condition or conditions have not been satisfied. Objet and Stratasys cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. See "The Agreement and Plan of Merger—Conditions to the Closing of the Merger" on page 116.

Termination and Termination Fees

        The merger agreement may be terminated, either before or after Stratasys stockholders adopt the merger agreement, under certain circumstances described in "The Agreement and Plan of Merger—Termination Fees and Expenses" beginning on page 120. The merger agreement provides that under certain circumstances, Stratasys or Objet may terminate the merger agreement without liability. If either party terminates the merger agreement under certain other circumstances, including a termination by Objet due to a change of recommendation by the Stratasys board of directors or a breach of certain covenants, the other party will be obligated to pay a termination fee. The termination fee payable by Stratasys to Objet is $25 million, and the termination fee payable by Objet to Stratasys is $31 million. If the Stratasys board of directors changes its recommendation for a reason other than receipt of a superior acquisition proposal and Objet terminates the merger agreement, Stratasys will be required to pay Objet a termination fee of $48 million. For more information, see "The Agreement and Plan of Merger—Termination Fees and Expenses" on page 120.

Resale of Objet Ordinary Shares

        All Objet ordinary shares that each Stratasys stockholder receives in the merger are expected to be listed on the NASDAQ Global Select Market, and be freely transferable unless a stockholder is an affiliate of Stratasys immediately prior to the merger or an affiliate of Objet following the merger for purposes of the U.S. federal securities laws. For more information, see "Proposal One—The Merger—Resale of Objet Ordinary Shares" on page 100.

        If the merger is completed, Stratasys common stock will no longer be traded or listed on the NASDAQ Global Select Market.

Exchange Agent

        Objet will retain Continental Stock Transfer & Trust Company as the exchange agent in connection with the merger.

Interests of Certain Persons in the Merger (page 88)

        You should be aware that a number of directors and executive officers of Stratasys have interests in the merger that are different from, or in addition to, yours. Upon the closing of the merger, four members of the current Stratasys board of directors, S. Scott Crump, Edward J. Fierko, John J. McEleney and Clifford H. Schwieter, will be appointed to the combined company's board of directors, and Mr. Crump and Mr. McEleney will be appointed to the combined company's executive committee. Furthermore, S. Scott Crump and Thomas W. Stenoien will continue to be employed by the combined company and/or its subsidiaries following the merger. All former Stratasys directors and officers will receive liability insurance and indemnification benefits from the combined company following the merger regardless of their continuing association with the combined company. Furthermore, the unvested options held by Stratasys directors and officers (other than options granted after execution of the merger agreement) will become fully vested upon the consummation of the merger, as will all options held by all other Stratasys option holders. This will enable those directors, officers and other option holders to immediately exercise their options following the closing and acquire underlying Objet ordinary shares.

        In addition, Objet's current executive officers and directors (as well as all other grantees under Objet's Amended and Restated 2004 Omnibus Stock Option and Restricted Stock Incentive Plan) will benefit as a result of the consummation of the merger, as their options to purchase Objet ordinary shares will become exercisable (to the extent already vested) under the terms of that plan.

Certain Material U.S. Federal Income Tax Considerations (page 93)

        A U.S. stockholder of Stratasys generally should recognize gain, but not loss, on the receipt of Objet ordinary shares in exchange for shares of Stratasys common stock pursuant to the merger. The amount of gain recognized should equal the excess, if any, of the fair market value of the Objet ordinary shares received in the merger over the U.S. stockholder's adjusted tax basis in the shares of Stratasys common stock-surrendered (see "Proposal One—The Merger—Material United States Federal Income Tax Consequences of the Merger and the Holding and Disposing of Objet Ordinary Shares Received in the Merger" beginning on page 93). Stockholders of Stratasys should consult their own tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of U.S. federal, state, local, foreign and other tax laws.

 Comparison of Rights of Stockholders of Stratasys and Shareholders of Objet (page 221)

        If the merger is successfully completed, holders of Stratasys common stock will become holders of Objet ordinary shares, and their rights as shareholders will be governed by Objet's organizational documents. There are also differences between the laws governing Stratasys, a Delaware corporation, and Objet, an Israeli company. Please see "Comparison of Rights of Objet Shareholders and Stratasys Stockholders" on page 221 for more information.

Risk Factors (page 17)

        For a discussion of risks relating to an investment decision regarding the merger, see "Risk Factors" beginning on page 17.

RISK FACTORS

        If the merger is completed, Objet and Stratasys will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond their control. In addition to information regarding Stratasys contained in, or incorporated by reference into, this proxy statement/prospectus, you should carefully consider the risks described below before voting your shares. Additional risks and uncertainties not presently known to Objet and Stratasys or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the merger, A discussion of additional risks and uncertainties regarding Stratasys can be found in the information that is incorporated by reference in this proxy statement/prospectus and referred to in the section entitled "Where You Can Find More Information" on page 241 of this proxy statement/prospectus. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Objet's and Stratasys' respective businesses, financial condition or results of operations could be seriously harmed. If that happens, the trading price of Objet ordinary shares or, if the merger is not consummated, Stratasys common stock could decline, and you may lose part or all of the value of any Objet ordinary shares or, if the merger is not consummated, shares of Stratasys common stock that you hold.

 Risks related to the merger

The merger is subject to closing conditions that could result in a delay in the completion of the merger or in the merger not being consummated, either of which could negatively impact Stratasys' stock price or its or Objet's future business and operations.

        Completion of the merger is conditioned upon Objet and Stratasys satisfying closing conditions, including adoption of the merger agreement by Stratasys stockholders, the expiration or termination of the waiting period under the HSR Act and receipt of all necessary regulatory approvals, all as set forth in the merger agreement. Please see the section entitled "Proposal One—The Merger—The Agreement and Plan of Merger—Conditions to the Closing of the Merger" beginning on page 116 of this proxy statement/prospectus for a discussion of the conditions to the completion of the merger. While the companies have received early termination of the waiting period under the HSR Act, the additional required conditions to closing may not be satisfied in a timely manner, if at all, and such conditions may not be waived, even if permitted under applicable law, in which case the merger may not be consummated. Failure to consummate the merger could negatively impact Stratasys' stock price or Stratasys' or Objet's future business, operations and financial condition. Any delay in the consummation of the merger or any uncertainty about the consummation of the merger may adversely affect the future business, growth, revenue and results of operations of either or both of the companies. In addition, if in connection with any regulatory approvals required to consummate the merger, Stratasys and Objet agree to any material requirements, limitations, costs or restrictions in order to obtain such approvals, these requirements, limitations, costs or restrictions could adversely affect the anticipated benefits of the merger. This could result in a failure to consummate these transactions or could have a material adverse effect on the combined company's business and results of operations.

Uncertainty regarding the merger and the effects of the merger could cause each company's distributors, licensors, collaborators, suppliers or other strategic partners to delay or defer decisions, which could increase costs of the ongoing business for Objet and/or Stratasys.

        Objet's and Stratasys' strategy for developing and commercializing many of their additional, potential products or enhancing their currently marketed products includes maintaining and entering into agreements with distributors, licensors, collaborators, suppliers and other strategic partners. These partners, in response to the announcement of the merger, may delay or defer decisions regarding their business relationships with each company, which could increase costs for the business of each company and delay, interrupt or terminate the collaborative research, development and commercialization of certain potential products or enhancement of existing marketed products, regardless of whether the merger is ultimately completed. Under certain circumstances, these partners may also attempt to negotiate changes in existing business relationships or terminate their agreements with each company. Any such delay, interruption, renegotiation or termination of Objet's or Stratasys' relationship with any of these partners could materially harm their businesses and financial condition following the merger, and frustrate any commercialization efforts for additional product candidates or enhancement of existing marketed products.

Customer uncertainty related to the merger could harm the combined company following the merger.

        Objet's or Stratasys' customers and distributors may, in response to the announcement of the pending merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Objet's or Stratasys' customers or distributors could adversely affect the business or operating results of the combined company following the merger.

Failure to complete the merger could negatively impact the market price of Stratasys common stock and the future business and financial results of Objet or Stratasys.

        If the merger is not completed for any reason, the ongoing businesses of Objet and Stratasys may be adversely affected and may be subject to a number of risks, each of which, in the case of Stratasys, may have a negative impact on the market price of its common stock. The risks associated with a failure to complete the merger include, but are not limited to:

  •
  Stratasys may be required, under some circumstances, to pay to Objet a termination fee of either $25 million or $48 million, and reimburse Objet for its expenses in an amount of up to $2 million. For additional information, please see the section entitled "Proposal One—The Merger—The Agreement and Plan of Merger—Expenses and Termination Fees" beginning on page 120 of this proxy statement/prospectus;

  •
  the diversion of management's attention, a reduction in capital spending and acquisitions, a suspension of planned hiring and other adverse consequences of the affirmative and negative covenants in the merger agreement that restrict the companies' business operations;

  •
  failure to pursue other beneficial opportunities as a result of the focus of management of each of the companies on the merger, without realizing any of the anticipated benefits of the merger;

  •
  the market price of Stratasys common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed;

  •
  Objet and Stratasys may experience negative reactions to the termination of the merger from licensors, collaborators, suppliers, customers or other strategic partners; and

  •
  Objet's and Stratasys' costs incurred related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

        Further, if the merger agreement is terminated and Stratasys' board of directors were to seek another merger or business combination, Stratasys stockholders cannot be certain that Stratasys will be able to find a party willing to agree to a relative valuation that is equivalent to or more attractive than the valuation to which Objet has agreed for the merger.

The merger agreement limits Stratasys' ability to pursue alternatives to the merger and may discourage other companies from trying to acquire Stratasys.

        The merger agreement contains "no shop" provisions that, subject to limited exceptions, preclude Stratasys, whether directly or indirectly through its subsidiaries, officers, directors, agents or other representatives, from:

  •
  soliciting, initiating, inducing, facilitating, or knowingly encouraging any acquisition proposal that may be expected to lead to an offer of greater value to Stratasys stockholders or any inquiry or proposal that may reasonably be expected to lead to such a proposal;

  •
  taking any action to make the provisions of any anti-takeover statute, or any similar restrictive provision in Stratasys' certificate of incorporation or by-laws, inapplicable to any transactions contemplated by a competing proposal involving the acquisition of Stratasys, or making any third party exempt from triggering the anti-takeover effects of Stratasys' stockholder rights plan;

  •
  entering into, participating in, maintaining or continuing any communications or negotiations regarding, or delivering or making available to any third party any non-public information with respect to, or taking any other action regarding, any inquiry or offer that constitutes, or could reasonably be expected to lead to, a competing proposal;

  •
  agreeing to or recommending (or publicly proposing or announcing any intention or desire to agree to, accept, approve, endorse or recommend) any competing proposal; and

  •
  entering into any letter of intent or any other contract, agreement, commitment or other written arrangement contemplating or otherwise relating to any competing proposal.

        Stratasys may, nevertheless, engage in discussions with, and provide information to, certain third parties making unsolicited offers to acquire Stratasys in compliance with the provisions of the merger agreement if, among other conditions, after consultation with its financial advisor and outside legal counsel, the Stratasys board of directors determines in good faith that the competing proposal constitutes, or would reasonably be expected to result in, a superior offer, and if failure to pursue the competing proposal would reasonably be expected to constitute a breach of the board's fiduciary duties to Stratasys' stockholders under applicable law. Stratasys has agreed to pay Objet a termination fee of $25 million in specified circumstances relating to the solicitation or recommendation of an acquisition proposal, including (i) if the Stratasys board of directors withdraws its recommendation to Stratasys stockholders to adopt and approve the merger agreement or if it modifies its recommendation in a manner adverse to Objet, and the merger agreement is not approved by Stratasys' stockholders, and/or (ii) if Stratasys violates the procedures related to solicitation or receipt of a competing proposal. These provisions could discourage other companies from trying to acquire Stratasys even though those other companies might be willing to offer greater value to Stratasys stockholders.

Stratasys may waive one or more of the conditions to the merger without re-soliciting stockholder approval.

        Stratasys may determine to waive, in whole or in part, one or more of the conditions to its obligation to complete the merger, to the extent permitted by applicable law. Stratasys will evaluate the materiality of any such waiver and its effect on Stratasys stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus and re-solicitation of proxies is required pursuant to applicable law or the rules of the NASDAQ Stock Market. In some cases, if the Stratasys board of directors were to determine that such a waiver is warranted but that such waiver or its effect on Stratasys' stockholders does not rise to the level of materiality that would require re-solicitation of proxies pursuant to applicable law or the rules of the NASDAQ Stock Market, Stratasys would complete the merger without seeking further stockholder approval.

Stratasys' executive officers and directors have interests different from your interests that may influence them to support and approve the merger.

        In considering the recommendation of the Stratasys board of directors to adopt the merger agreement, Stratasys stockholders should recognize that Stratasys' executive officers and directors have interests that differ from those of Stratasys stockholders. In particular, four current Stratasys directors will become directors, and certain current Stratasys executive officers will become executive officers, of the combined company after the merger and, as such, will be entitled to receive compensation for their services. In addition, all of the stock options held by Stratasys directors and executive officers will become immediately exercisable upon the closing of the merger, and Objet has agreed to assume existing indemnification and liability insurance obligations of Stratasys after the merger. These reasons are described in the section entitled "Proposal One—The Merger—Interests of Certain Persons in the Merger" beginning on page 88 of this proxy statement/prospectus.

        Stratasys' board of directors was aware of and considered these interests, among other matters, in approving the merger agreement, the merger and the transactions contemplated thereby, and in making its recommendation that Stratasys' stockholders vote to adopt the merger agreement.

During the pendency of the merger, Stratasys may not be able to enter into certain business arrangements with other parties because of restrictions in the merger agreement.

        Covenants in the merger agreement impede the ability of Stratasys to make certain acquisitions or complete other transactions that are not, among other things, in the ordinary course of business pending completion of the merger. As a result, if the merger is not completed, Stratasys may be at a disadvantage relative to its competitors. Please see the section entitled "Proposal One—The Merger—The Agreement and Plan of Merger—Conduct of Business Pending the Merger" beginning on page 108 of this proxy statement/prospectus.

Risks related to the combined company following the merger

        Any of the following risk factors could cause the combined company's actual results to differ materially from anticipated results. These risks and uncertainties are not the only ones that the combined company faces. Most of the risks that Objet and Stratasys currently face as individual companies, as described below under "Risks Related to Objet's Business and Stratasys' Business Prior to Completion of the Merger," including the "Risks related to Objet's operations in Israel," will continue to apply to the combined company, and should therefore be considered even assuming that the merger is consummated.

The value of Objet ordinary shares that Stratasys stockholders will receive in connection with the merger will fluctuate.

        The precise value of the merger consideration to be received by Stratasys stockholders at the effective time of the merger cannot be determined at the present time. Under the terms of the merger agreement and after giving effect to the Objet reverse stock split, Objet will issue one Objet ordinary share for each share of Stratasys common stock outstanding immediately prior to the effective time of the merger. Thus, Stratasys stockholders will receive a fixed number of ordinary shares of Objet regardless of the actual market price of Stratasys' common stock as of the effective time of the merger and regardless of the prospective market price of Objet's ordinary shares upon the consummation of the merger.

        The price of Objet's ordinary shares at the closing of the merger, when the shares are expected to be listed on the NASDAQ Global Select Market, may differ from its estimated value on the date on which the merger agreement was executed and upon which the exchange ratio in the merger was premised. Stock prices in the marketplace reflect a variety of factors beyond the control of Objet, Stratasys or the combined company, including general economic and market conditions.

Stratasys stockholders may need to wait to receive shares of the combined company following the merger, which could cause them losses if the combined company's share price declines.

        There will likely be a period of time between completion of the merger and the time at which former Stratasys stockholders actually receive stock certificates evidencing the Objet ordinary shares. Until stock certificates are received, some former Stratasys stockholders may not be able to sell their Objet ordinary shares in the open market and, therefore, may not be able to avoid losses from any decrease in the trading price of Objet ordinary shares during that period.

The market price for the combined company's ordinary shares may be affected by factors different from those affecting Stratasys shares.

        Upon completion of the merger, holders of Stratasys common stock will become holders of Objet ordinary shares. Objet's business differs in many respects from that of Stratasys, and accordingly the results of operations of the combined company following the merger may be affected by factors different from those currently affecting their separate results of operations. For a discussion of the businesses of Stratasys and Objet and of other factors to consider in connection with those businesses, you should carefully review this proxy statement/prospectus and the documents incorporated by reference herein and referred to under "Where You Can Find More Information" on page 241 of this proxy statement/prospectus.

If Stratasys stockholders or existing Objet shareholders sell a substantial number of the combined company's ordinary shares, the market price of the combined company's ordinary shares could decline.

        The issuance of the Objet ordinary shares to Stratasys' stockholders in the merger will be registered with the SEC. As a result, those shares will be immediately available for resale in the public market, except for ordinary shares of Objet that are issued to Stratasys' former stockholders who were affiliates of Stratasys up until the consummation of the merger or who will become affiliates of Objet upon completion of the merger. If Stratasys' former stockholders sell their Objet ordinary shares immediately after the merger, or if existing holders of Objet ordinary shares sell significant amounts of Objet ordinary shares immediately after the merger, the market price of the combined company's ordinary shares could decline. These sales may also make it more difficult for the combined company to sell equity securities in the future at a time and price that the combined company deems appropriate to raise funds through equity offerings.

The market price of the combined company's ordinary shares may decline following the merger.

        The market price of the combined company's ordinary shares may decline following the merger for a number of reasons, including if:

  •
  the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

  •
  the effect of the merger on the combined company's business and prospects is not consistent with the expectations of financial or industry analysts; or

  •
  investors react negatively to the effect of the merger on the combined company's business and prospects.

The operating results and financial condition of the combined company may fluctuate.

        The operating results and financial condition of the combined company following the merger may fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which will not be within the combined company's control. If the combined company's operating results do not meet the expectations of securities analysts or investors, the market price of the combined company's ordinary shares will likely decline. Fluctuations in the combined company's operating results and financial condition may be due to a number of factors, including those listed below and those identified throughout this "Risk Factors" section:

  •
  the degree of market acceptance of the combined company's products;

  •
  the mix of products that the combined company sells during any period;

  •
  long sales cycles;

  •
  changes in the amount that that the combined company spends to develop, acquire or license new products, consumables, technologies or businesses;

  •
  changes in the amounts that the combined company spends to promote its products and services;

  •
  changes in the cost of satisfying the company's warranty obligations and its servicing its installed base of systems;

  •
  delays between the company's expenditures to develop and market new or enhanced systems and consumables and the generation of sales from those products;

  •
  development of new competitive systems by others;

  •
  changes in accounting rules and tax laws;

  •
  the geographic distribution of the combined company's sales;

  •
  the combined company's responses to price competition;

  •
  general economic and industry conditions that affect end-user demand and end-user levels of product design and manufacturing, including the adverse effects of the current economic crisis affecting Europe;

  •
  changes in interest rates that affect returns on the company's cash balances and short-term investments;

  •
  failure of a development partner to continue supporting certain product development efforts it is funding; and

  •
  the level of research and development activities by the combined company.

        Due to all of the foregoing factors, and the other risks discussed in this prospectus/proxy statement, you should not rely on quarter-to-quarter comparisons of the combined company's operating results as an indicator of its future performance.

The market price of the combined company's ordinary shares following the merger may be subject to fluctuation, regardless of the combined company's operating results and financial condition. As a result, the combined company's shareholders could incur substantial losses.

        The stock market in general, and the market price of Stratasys' common stock in particular, have been, subject to substantial fluctuation. During 2011, Stratasys' common stock traded at prices ranging between $18.00 and $55.43. It is likely that the price of the combined company's ordinary shares will also be subject to substantial fluctuation regardless of the combined company's operating results or financial condition. The market price of the combined company's ordinary shares on the NASDAQ Global Select Market may fluctuate as a result of a number of factors, including:

  •
  variations in the combined company's and its competitors' results of operations and financial condition;

  •
  market acceptance of the combined company's products;

  •
  the mix of products that the combined company sells, and related services that it provides, during any period;

  •
  changes in earnings estimates or recommendations by securities analysts, if the combined company's ordinary shares are covered by analysts;

  •
  development of new competitive systems and services by others;

  •
  announcements of technological innovations or new products by the combined company;

  •
  delays between the combined company's expenditures to develop and market new or enhanced systems and consumables and the generation of sales from those products;

  •
  developments concerning intellectual property rights;

  •
  changes in the amount that the combined company spends to develop, acquire or license new products, technologies or businesses;

  •
  changes in the combined company's expenditures to promote its products and services;

  •
  changes in the cost of satisfying the combined company's warranty obligations and servicing its installed base of systems;

  •
  success or failure of research and development projects of the combined company or its competitors;

  •
  the general tendency towards volatility in the market prices of shares of technology companies; and

  •
  general market conditions and other factors, including factors unrelated to the combined company's operating performance.

        These factors and any corresponding price fluctuations may materially and adversely affect the market price of the combined company's ordinary shares and result in substantial losses being incurred by the combined company's shareholders.

        Market prices for securities of technology companies historically have been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. In the past, following periods of market volatility, public company shareholders have often instituted securities class action litigation. Such securities litigation could result in substantial costs and divert the resources and attention of the combined company's management from its business.

The rights of holders of Stratasys common stock will change as a result of the merger.

        Upon completion of the merger, holders of Stratasys common stock will become holders of Objet ordinary shares. As a result, the rights of stockholders of Stratasys who become shareholders of the combined company will be governed by the combined company's articles of association, which provide for different rights than Stratasys' amended and restated certification of incorporation and amended and restated by-laws. Further, Objet is organized under the laws of the State of Israel, and Stratasys is organized under the laws of the State of Delaware. The rights conferred to shareholders of companies organized under the laws of each of these jurisdictions differ in important ways. In particular, a shareholder of an Israeli company has a duty to act in good faith towards the company and other shareholders, and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on matters such as amendments to a company's articles of association, increases in a company's authorized share capital, mergers and acquisitions and interested party transactions requiring shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. Provisions of Israeli law and the combined company's articles of association may furthermore delay, prevent or otherwise impede a merger with, or an acquisition of, the combined company, which could prevent a change of control, even when the terms of such a transaction are favorable to the combined company and its shareholders. For more information, Stratasys' stockholders should review the section of this proxy statement/prospectus entitled "Comparison of Rights of Objet Shareholders and Stratasys Stockholders" beginning on page 221 of this proxy statement/prospectus.

If Objet and Stratasys are not successful in integrating their businesses, the benefits of the merger will not be fully realized and the market price of Objet's ordinary shares may be negatively affected.

        The merger involves the coordination and the establishment of contractual arrangements and agreements between two companies (and among the companies and their respective subsidiaries) that have previously operated independently with principal offices in two distinct locations and geographically diverse organizations. Immediately following the merger, the combined company will have approximately 960 employees in a total of 17 facilities around the world. Objet and Stratasys entered into the merger agreement with the expectation that the merger will result in benefits arising out of the integration of the companies' operation. Due to legal restrictions, however, Objet and Stratasys have conducted only limited planning regarding their integration. The difficulties of coordinating the operations of the businesses include, among others:

  •
  coordinating geographically separate organizations, including two sets of corporate headquarters on two different continents;

  •
  addressing inconsistencies between the two companies in standards, controls, procedures and policies, any of which could adversely affect either company's ability to maintain relationships with licensors, collaborators, partners, suppliers, distributors, customers and employees;

  •
  consolidating the merging companies' financial reporting system;

  •
  management of a substantially larger organization, with an increased number of employees over large geographic distances; and

  •
  coordinating sales, distribution and marketing functions, including integration and management of the two companies' sales channels.

        As a result of these and other factors, Objet and Stratasys may not successfully integrate their businesses in a timely manner, or at all. Furthermore, the companies may not realize the benefits and synergies of the merger to the extent, or in the timeframe, anticipated. It is also possible that such integration and coordination arrangements could lead to the loss of key employees, diversion of the attention of each company's management, or the disruption or interruption of, or the loss of momentum in, each company's ongoing business. Any of these possible outcomes could affect the combined company's ability to maintain its research and development, supply, distribution, marketing, customer and other relationships, any of which could adversely affect its business and financial results following the merger. The occurrence of such negative results could adversely affect the market price of Objet's ordinary shares following the merger.

The combined company's operations, particularly in integrating Objet's and Stratasys' existing businesses, could suffer if the combined company is unable to attract and retain key management or other key employees.

        The combined company's success depends upon the continued service and performance of its senior management and other key personnel, especially during the integration phase of the two businesses. The senior executive teams at the companies are critical to the management of the combined company's business and operations, as well as to the development of its strategy, especially during the initial period following the merger. In particular, the combined company expects to rely upon S. Scott Crump, who will serve as Chairman of the Board, Elchanan Jaglom, who will serve as chairman of the executive committee, and David Reis, who will serve as Chief Executive Officer. The loss of the services of any of these individuals could delay or prevent the successful implementation of the combined company's initial growth strategy, or its initial commercialization of new applications for 3D printers, 3D production systems or other products, or could otherwise adversely affect the combined company's ability to manage itself effectively and carry out its business plan following the merger. Members of the combined company's senior management team may resign at any time. High demand exists for senior management and other key personnel in the additive fabrication industry, and there can be no assurance that the combined company will be able to retain such personnel.

        The growth and success of the combined company, especially in the initial stages following the merger, will also depend on its ability to attract and retain additional highly qualified scientific, technical, sales, managerial and finance personnel. Current and prospective personnel of Objet and Stratasys might experience uncertainty about their future roles with the combined company following completion of the merger, which might adversely affect the combined company's ability to retain them. Each of Objet and Stratasys experiences intense competition for qualified personnel. While the combined company intends to provide competitive compensation packages to attract and retain key personnel, some of their competitors for these employees have greater resources and more experience, making it difficult for the combined company to compete successfully for key personnel. If the combined company cannot attract and retain sufficiently qualified technical employees for its research and development and manufacturing operations, it may be unable to achieve the synergies expected from the merger or to develop and commercialize new products or new applications for existing products.

In the event that the merger is completed, the combined company will incur significant additional expenses in connection with the merger.

        In the event that the merger is completed, the combined company is expected to incur significant additional expenses, including those relating to coordinating personnel, travel, information technology systems, accounting systems, vendors and strategic partners of each company, as well as expenses relating to the implementation of consistent standards, policies, and procedures. Further, in the event the merger is completed, the combined company may be subject to possibly material write downs in assets and charges to earnings, as described in the immediately following risk factor.

If goodwill or other intangible assets that the combined company records in connection with the merger become impaired, the combined company could have to take significant charges against earnings.

        In connection with the accounting for the merger, it is expected that the combined company will record a significant amount of goodwill ($374.4 million, when calculating goodwill based on the purchase price deemed to be paid by Stratasys as the accounting acquirer in the merger, when utilizing the closing price of Stratasys' common stock on June 4, 2012) and other intangible assets ($330.5 million, reflecting the preliminary estimated fair value of Objet's intangibles, consisting primarily of its developed technology, customer relationships, in-process research and development, and trade name). Under U.S. GAAP, the combined company must assess, at least annually and potentially more frequently, whether the value of goodwill and other indefinite-lived intangible assets has been impaired. Amortizing intangible assets will be assessed for impairment in the event of an impairment indicator. Any reduction or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could materially adversely affect the combined company's results of operations and shareholders' equity in future periods.

If the market for the combined company's products and services does not grow as expected, the combined company's revenues may stagnate or decline.

        The marketplace for prototype development and the broader marketplace for direct digital manufacturing, which are areas that each of Objet and Stratasys targets, are dominated by conventional methods that do not involve 3D printing technology. If the market does not broadly accept 3D printing as an alternative for prototype development and additive fabrication, or if it adopts 3D printing based on a technology other than inkjet technology (Objet's technology) or Fused Deposition Modeling, or FDM (Stratasys' technology), the combined company may not be able to increase or sustain the aggregate level of sales of products and related materials and services that the two companies enjoy presently, and its results of operations would be adversely affected as a result.

If the combined company's product mix shifts too far into lower margin products, the combined company's profitability could be reduced.

        Sales of certain existing products of each of Objet and Stratasys have higher margins than others. In the case of Objet, its high-end 3D printers and its resin consumables yield a greater gross margin than its entry-level 3D printers. Objet started shipping entry-level 3D printers in 2009, and it anticipates that its entry-level 3D printers will continue to grow as a percentage of the number of printers that the combined company will sell following the merger. For Stratasys, its 3D production systems provide a higher gross margin than its 3D printers. Stratasys attempts to increase profitability by balancing the mix of products that it sells, while still targeting an increase in sales of its higher margin products. If the combined company's product mix shifts too far into lower margin products, and the combined company is not able to sufficiently reduce the engineering, production and other costs associated with those products, its profitability could be reduced.

Global economic, political and social conditions have, in the recent past, adversely impacted Stratasys' and Objet's sales, and may once again affect the combined company following the merger.

        The uncertain direction and relative strength of the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect spending behavior of potential end-users of Stratasys' and Objet's products and services. The prospects for economic growth in the United States and other countries remain uncertain, and may cause end-users to further delay or reduce technology purchases. In particular, a substantial portion of Stratasys' and Objet's sales are made to customers in countries in Europe, which is experiencing a significant economic crisis. These and other macroeconomic factors had an adverse impact on the sales of Stratasys' and Objet's products and services in late 2008, 2009 and, to a lesser degree, in 2010, leading to reduced sales of Stratasys' and Objet's 3D printers, Stratasys' 3D production systems, consumables, and other products, reduced revenues from sales in 2009 relative to 2008 and longer sales cycles. While the companies saw an improvement in revenues from sales of their systems and consumables in 2010 and 2011, there can be no assurance that such improvement is sustainable particularly if global economic conditions remain volatile for a prolonged period or if European economies experience further disruptions. The global financial crisis affecting the banking system and financial markets has resulted in a tightening of credit markets, lower levels of liquidity in many financial markets, and extreme volatility in fixed income, credit, currency and equity markets. These conditions may make it more difficult for the combined company's end-users to obtain financing.

        The combined company faces risks that may arise from financial difficulties experienced by its end-users, suppliers and distributors, which may be exacerbated by continued weakness in the global economy, including:

  •
  distributors and end-users may be unable to obtain credit financing to finance purchases of 3D printers, 3D production systems, consumables or other products;

  •
  suppliers may be unable to obtain credit financing to finance purchases of sub-assemblies used to build components of products or purchases of raw materials to produce consumables;

  •
  end-users or distributors may face financial difficulties or may become insolvent, which could lead to the combined company's inability to obtain payment for its products;

  •
  key suppliers of raw materials, finished products or components used in the combined company's products and consumables may face financial difficulties or may become insolvent, which could lead to disruption in the supply of systems, consumables or spare parts to the combined company's end-users; and

  •
  reduced end-user demand for products and reduced manufacturing activity levels.

Objet's and Stratasys' existing and planned international operations currently expose them and will continue to expose them to additional market and operational risks, and failure to manage these risks may adversely affect the combined company's business and operating results.

        Both Stratasys and Objet derive a substantial percentage of their sales from international markets. Objet manufactures its products in Israel, but has sales offices in the United States, Germany, Japan, China and Hong Kong. While the United States currently constitutes the most significant market for Objet's products and services, it nevertheless derived 52%, 52% and 54% of its revenues in the years ended December 31, 2011, 2010, and 2009, respectively, from sales of products and services outside of the United States and Israel. Similarly, Stratasys manufactures its products in Minnesota, but has sales offices in Germany, Japan, Hong Kong and India. For the years ended December 31, 2011, 2010 and 2009, it derived 47.2%, 48.6%, and 43.9% of its revenues from sales outside of the United States.

        Accordingly, the combined company faces significant operational risks from doing business internationally, including:

  •
  fluctuations in foreign currency exchange rates;

  •
  potentially longer sales and payment cycles;

  •
  potentially greater difficulties in collecting accounts receivable;

  •
  potentially adverse tax consequences;

  •
  reduced protection of intellectual property rights in certain countries, particularly in Asia and South America;

  •
  difficulties in staffing and managing foreign operations;

  •
  laws and business practices favoring local competition;

  •
  costs and difficulties of customizing products for foreign countries;

  •
  compliance with a wide variety of complex foreign laws, treaties and regulations;

  •
  tariffs, trade barriers and other regulatory or contractual limitations on their ability to sell or develop their products in certain foreign markets; and

  •
  being subject to the laws, regulations and the court systems of many jurisdictions.

        The combined company's failure to manage the market and operational risks associated with its international operations effectively could limit the future growth of its business and adversely affect its operating results.

If equity research analysts do not publish research or reports about the combined company's business or if they issue unfavorable commentary or downgrade the combined company's ordinary shares, the price of the ordinary shares could decline.

        Stratasys and Objet expect the trading market for the combined company's ordinary shares to rely in part on the research and reports that equity research analysts publish about the combined company and its business. The combined company will not have control over these analysts and it will not have commitments from them to write research reports about it. The price of the combined company's ordinary shares could decline if one or more equity research analysts downgrades the ordinary shares or if those analysts issue other unfavorable commentary or cease publishing reports about the combined company or its business.

The initial board of directors of the combined company will serve for an initial term of two years, and during that period shareholders will be able to remove any director, elect directors or otherwise change the composition of the board of directors only under very limited circumstances.

        Under the amended and restated articles of association of Objet, or the amended articles, which will govern the rights of the combined company's shareholders, the board of directors will be separated into two classes from the effective time of the merger until the second anniversary thereof. Such two-year period is referred to as the initial term. Four class A directors, including one external director, will be appointed by the current Objet board, and four class B directors will be appointed by the current Stratasys board. A ninth director, who will also be a class B director and an external director, will be appointed by the current Stratasys board, subject to the approval of the current Objet board. All class A directors and class B directors will serve as directors during the entire initial two-year term, except for external directors who will serve for terms of three years. Accordingly, during the initial term, the combined company will not hold an annual general meeting of shareholders for the purpose of electing directors.

        During the initial term, a director may be removed only either for cause by the unanimous vote of the other directors of his or her class, or under certain other limited circumstances under the Israeli Companies Law. The provision of the amended articles establishing the classified board of directors during the initial term can be amended only by the unanimous vote of the directors and the approval of 75% of the voting power of the combined company. Furthermore, the provision of the amended articles regarding removal of directors may be amended only upon the approval of 75% of the voting power of the combined company. Accordingly, it is unlikely that holders of the combined company's ordinary shares will be able to remove any directors, elect any directors or otherwise change the composition of the combined company's board of directors during the initial term, even if such holders hold a majority of the voting power of the combined company.

Current significant shareholders of Objet may own a significant percentage of the combined company, which may enable them to exert a degree of control in a manner that conflicts with the interests of other shareholders.

        Current significant holders of Objet ordinary shares may have interests that are different than or adverse to the other shareholders of the combined company. After the merger, Objet's largest shareholders (including shareholders affiliated with them, after eliminating overlapping beneficial ownership among multiple shareholders who beneficially own the same shares) will hold 13.10%, 8.08% and 7.40% of the combined company's issued and outstanding ordinary shares (based on beneficial ownership calculated as of July 30, 2012). Based on their share ownership and the simple majority vote of shares present in person or by proxy that is sufficient for the approval of most actions at any shareholder meeting, those shareholders may be able to exercise a certain degree of control over certain matters requiring shareholder approval. Those matters include the election of directors (following the expiration of the initial two year term of the initial directors following the merger), amendment of the combined company's articles of association and approval of significant corporate transactions, subject to rules requiring the approval of a special majority among non-interested shareholders in certain situations. This control could have the effect of delaying or preventing a change of control of the combined company or changes in management and will make the approval of certain transactions difficult without the support of those significant shareholders, including transactions in which a non-significant shareholder might otherwise receive a premium for its shares over the then-current market price.

As part of its growth strategy, the combined company may acquire or make investments in other businesses, patents, technologies, products or services, and its failure to do so successfully may adversely affect its competitive position, liquidity, financial results, stock price or shareholder value.

        Stratasys has made, and, following the merger, the combined company may make, acquisitions or investments to expand its suite of products and services. The combined company's growth could be hampered if it is unable to identify suitable acquisitions and investments or agree on the terms of any such acquisition or investment.

        The combined company may not be able to consummate any such transaction if it lacks sufficient resources to finance the transaction on its own and cannot obtain financing at a reasonable cost. In order to complete an acquisition, the combined company may have to use cash, issue new equity securities with dilutive effects on existing shareholders, take on new debt, assume contingent liabilities or amortize assets or expenses in a manner that might have a material adverse effect on its balance sheet, results of operations or liquidity. The combined company will be required to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing its reported earnings in the period in which an acquisition is consummated. The combined company will also be required to record post-closing goodwill or other long-lived asset impairment charges in the period in which they occur, which could result in a significant charge to its earnings in that period. These potential negative effects of an acquisition transaction could prevent the combined company from realizing the benefits of such a transaction.

        Even if an acquisition or investment is successfully financed and consummated, the integration of a new business or technology into the combined company's business may result in unforeseen difficulties and expenditures, including:

  •
  difficulty transitioning customers and other business relationships to the combined company;

  •
  problems unifying management following a transaction;

  •
  the loss of key employees from the combined company's existing or acquired businesses;

  •
  competition from other companies seeking to expand sales and market share during the integration period;

  •
  diversion of management's attention to the assimilation of the technology and personnel of acquired businesses or new product or service lines; and

  •
  difficulties in coordinating geographically disparate organizations and corporate cultures and integrating management personnel with different business backgrounds.

        If it is not able to successfully finance and consummate acquisitions and investments, or to successfully integrate them and thereby realize their intended benefits, the combined company's competitive position, revenues, revenue growth, results of operations and liquidity could be adversely affected, which could, in turn, adversely affect its share price and shareholder value.

Raising additional capital by issuing securities may cause dilution to the combined company's shareholders.

        The combined company may need or desire to raise substantial capital in the future. Its future capital requirements will depend on many factors, including, among others:

  •
  its degree of success in capturing a larger portion of the overall 3D printing, direct digital manufacturing, and the broader additive fabrication market;

  •
  the costs of establishing or acquiring sales, marketing and distribution capabilities for its products;

  •
  the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing its issued patents and defending intellectual property-related claims;

  •
  the extent to which it acquires or invests in businesses, products or technologies and other strategic relationships; and

  •
  the costs of financing unanticipated working capital requirements and responding to competitive pressures.

        If the combined company raises funds by issuing equity or convertible debt securities, it will reduce the percentage ownership of its then-existing shareholders, and the holders of such securities may have rights, preferences or privileges senior to those possessed by its then-existing shareholders.

Neither Stratasys nor Objet has ever paid cash dividends on its share capital, and the combined company does not anticipate paying any cash dividends in the foreseeable future. Therefore, if the combined company's share price does not appreciate following the merger, the combined company's shareholders may not recognize a return, and could potentially suffer a loss, on their investment in the combined company's ordinary shares.

        The combined company intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the combined company's ordinary shares will be investors' sole source of a return on their investment for the foreseeable future.

Even if the combined company decides to pay dividends on its ordinary shares, it may be restricted from doing so or payment of such dividends may have adverse consequences for it.

        Under the Israeli Companies Law, dividends may only be paid out of the combined company's profits and other surplus funds (as defined in the Israeli Companies Law) as of the end of the most recent year or as accrued over a period of the most recent two years, whichever amount is greater, provided that there is no reasonable concern that payment of a dividend will prevent it from satisfying its existing and foreseeable obligations as they become due. In the event that the combined company does not meet the profit and surplus funds criteria, it is able to seek the approval of an Israeli court in order to distribute a dividend. The court may approve the combined company's request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent it from satisfying its existing and foreseeable obligations as they become due. In general, the payment of dividends may be subject to Israeli withholding taxes. In addition, because the combined company receives certain benefits under the Israeli law relating to Approved Enterprises the combined company's payment of dividends (out of tax-exempt income) may subject it to certain Israeli taxes to which it would not otherwise be subject. See "Risks related to Objet—Risks related to Objet's operations in Israel—The government tax benefits that Objet currently receives require it to meet several conditions and may be terminated or reduced in the future, which would increase Objet's costs."

The combined company will initially be a foreign private issuer under the rules and regulations of the SEC and will therefore be exempt from a number of rules under the Exchange Act and will be permitted to file less information with the SEC than a domestic U.S. reporting company.

        As a foreign private issuer under the Exchange Act initially following the merger, the combined company will be exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act; and will not be required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, the combined company's officers, directors and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the combined company's ordinary shares. Accordingly, after the merger, if you continue to hold the combined company's ordinary shares, you may receive less information about the combined company than you currently receive about Stratasys, and be afforded less protection under the U.S. federal securities laws than you are currently afforded.

        As a foreign private issuer, the combined company will also be permitted, and intends, to follow certain home country corporate governance practices instead of those otherwise required under the Listing Rules of the NASDAQ Stock Market for domestic U.S. issuers. For instance, the combined company intends to follow home country practice in Israel with regard to, among other things, composition of its board of directors (whereby a majority of the members of its board of directors will not need to be "independent directors," as is generally required for domestic U.S. issuers), director nomination procedure and approval of compensation of officers. In addition, the combined company may follow its home country law instead of the Listing Rules of the NASDAQ Stock Market that require that it obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and certain acquisitions of the stock or assets of another company. Following the combined company's home country governance practices as opposed to the requirements that would otherwise apply to a United States company listed on the NASDAQ Global Select Market may provide you with less protection than you currently have as a stockholder of Stratasys.

        The combined company's status as a foreign private issuer is subject to an annual review and test, and will be tested again as of June 28, 2013 (the last business day of the combined company's second fiscal quarter of 2013). If the combined company loses its status as a foreign private issuer, it will no longer be exempt from such rules. Among other things, beginning on January 1, 2014, the combined company would then be required to file periodic reports and financial statements as if it were a company incorporated in the U.S. The costs incurred in fulfilling these additional regulatory requirements could be substantial.

If, after the merger, the combined company is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as they apply to a foreign private issuer that is listed on a United States exchange for the first time, or if the combined company's internal controls over financial reporting are not effective, the reliability of the combined company's financial statements may be questioned and the combined company's share price may suffer.

        After the completion of the merger, the combined company will be subject to the requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, which requires a company that is subject to the reporting requirements of the U.S. securities laws to conduct a comprehensive evaluation of its and its subsidiaries' internal controls over financial reporting. To comply with this statute, the company will be required to document and test its internal control procedures, and its management will be required to assess and issue a report concerning its internal controls over financial reporting. In addition, to the extent that the combined company loses its status as an "emerging growth company" under the U.S. federal securities laws (as described in the following risk factor), as is expected to occur as of the end of the 2013 fiscal year, its independent registered public accounting firm will be required to issue an opinion on management's assessment of those matters pursuant to Section 404. These matters will first be tested (and this report will first be required to be issued, assuming loss of status as an "emerging growth company" as of the end of the 2013 fiscal year) in connection with the filing of the combined company's second annual report on Form 20-F after the merger, for the year ending December 31, 2013.

        The combined company will need to prepare for compliance with Section 404 by strengthening, assessing and testing its system of internal controls to provide the basis for its management's report. However, the continuous process of strengthening the combined company's internal controls and complying with Section 404 is complicated and time-consuming. Furthermore, as the combined company's business continues to grow internationally, its internal controls will become more complex and will require significantly more resources and attention to ensure that its internal controls remain effective overall. Over the course of testing the combined company's internal controls, its management may identify material weaknesses or significant deficiencies, which may not be remedied in a timely manner to meet the deadline imposed by the Sarbanes-Oxley Act. If the combined company's management cannot favorably assess the effectiveness of its internal controls over financial reporting, or if following the loss of the combined company's status as an "emerging growth company," its independent registered public accounting firm identifies material weaknesses in its internal controls, investor confidence in the combined company's financial results may weaken, and its share price may suffer.

        With respect to the combined company's compliance with Section 404 of the Sarbanes-Oxley Act, Stratasys' management's evaluation of internal controls over financial reporting for 2011 did not include the internal controls related to the acquisition of Solidscape, Inc., which occurred on May 3, 2011. Total assets and net sales related to this acquisition represented 21.4% and 5.3%, respectively, of the related consolidated financial statement amounts of Stratasys as of and for the year ended December 31, 2011. Thus, there is no assurance that Stratasys or its independent registered accounting firm will not identify a material weakness in its internal controls or the internal controls of Solidscape. A material weakness in Stratasys' internal controls over financial reporting would require the combined company's management and, if it is not then an "emerging growth company," its independent registered public accounting firm to evaluate its internal controls as ineffective. If its internal controls over financial reporting are not considered adequate, the combined company may experience a loss of public confidence, which could have an adverse effect on the combined company's business and share price.

The combined company will initially be an "emerging growth company" and it cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make its ordinary shares less attractive to investors.

        Objet is and, consequently, following the merger the combined company will initially be, an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. The combined company cannot predict whether investors will find its ordinary shares less attractive because it will rely on these exemptions. If some investors find the combined company's ordinary shares less attractive as a result, there may be a less active trading market for the ordinary shares and the price of the shares may be more volatile.

        In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act and Section 13(a) of the Exchange Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Objet is choosing to "opt out" of such extended transition period and, as a result, it and, following the merger, the combined company, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that Objet's decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

        See "Proposal One—The Merger—Combined Company Status as an Emerging Growth Company under U.S. Federal Securities Laws and Related Implications" below in this proxy statement/prospectus for more information.

The combined company may be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in 2012 or in any subsequent year. PFIC status may have negative tax consequences for U.S. taxpayers that are holders of the combined company's ordinary shares.

        The combined company will be a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is "passive income" or (ii) on average at least 50% of its assets produce, or are held for the production of, passive income. Based on the nature of the combined company's prospective business, the projected composition of its income and the projected composition and estimated fair market values of its assets, the combined company does not expect to be a PFIC in 2012 or a subsequent year. The combined company's status as a PFIC, however, is an annual determination that is made after the close of each taxable year and is dependent, among other things, on the results of its operations and the composition and value of its assets. Therefore, there can be no assurance that the combined company will not be a PFIC for 2012 or a subsequent year.

        If the combined company is a PFIC in 2012, or any subsequent year, and a U.S. shareholder does not make a "mark-to-market" election, the shareholder will be subject to tax under the "excess distribution" regime. Under that regime, gain recognized on the sale or other disposition of the combined company's ordinary shares will be taxed at ordinary income tax rates and an interest charge will be added to the tax. Certain distributions will be taxed similarly (see "Proposal One—The Merger—Material United States Federal Income Tax Consequences of the Merger and the Holding and Disposing of Objet Ordinary Shares Received in the Merger" for a further discussion of the PFIC rules and the potential mark-to-market election that U.S. shareholders may be able to make).

The combined company will incur increased costs as a result of operating as a public company, and those members of its management who were not previously associated with Stratasys may be required to devote substantial time to compliance initiatives that are new to them, including Section 404 and other provisions of the Sarbanes-Oxley Act.

        As a public company whose shares will be listed in the United States, the combined company will incur accounting, legal and other expenses that Objet did not incur as a private company, particularly after the combined company no longer qualifies as an "emerging growth company." The combined company will incur costs associated with its public company reporting requirements. The combined company is also anticipated to incur costs associated with corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NASDAQ Global Select Market, and provisions of Israeli corporate law applicable to public companies. While current Stratasys management members and directors who will hold similar positions at the combined company are familiar with these SEC and NASDAQ based requirements, and Stratasys has incurred related costs historically, Objet and its management and directors have not. Furthermore, not all of either existing company's management members and directors are familiar with the provisions of Israeli corporate law applicable to public companies. These rules and regulations will increase the Objet-related legal and financial compliance costs of the combined company, including for matters such as investor relations, stock exchange listing fees and shareholder reporting, thereby adversely impacting the combined company's margins.

Risks Related to Objet's Business and Stratasys' Business Prior to Completion of the Merger

        Any of the following risk factors could cause Objet's or Stratasys' actual results to differ materially from historical results or anticipated results. These risks and uncertainties are not the only ones that Objet or Stratasys faces, but represent the risks that each company believes are material. There may be additional risks that Objet or Stratasys currently considers not to be material or of which it is not currently aware, and any of those additional risks could cause Objet's or Stratasys' actual results to differ materially from historical results or anticipated results.

 Risks related to Objet

Risks related to Objet's business

Objet may not be able to introduce new 3D printers and resin consumables acceptable to the market or to improve the technology and resin consumables used in Objet's current systems in response to changing technology and end-user needs.

        Objet derives most of its revenues from the sale of 3D printers and related resin consumables (both modeling and support materials) for prototype development and customized manufacturing and general 3D printing applications. The 3D printing market is subject to innovation and technological change. A variety of technologies compete against one another for market share, which is, in part, driven by technological advances and end-user requirements and preferences, as well as the emergence of new standards and practices. Objet's ability to compete in the 3D printing market depends, in large part, on its success in enhancing and developing new 3D printers, its success in enhancing and adding to its PolyJet jetting technology and PolyJet Matrix technology, and its success in developing new resin consumables. Objet believes that to remain competitive it must continuously enhance and expand the functionality and features of its products and technologies. However, there is a risk that Objet may not be able to:

  •
  enhance its existing products and technologies;

  •
  continue to leverage advances in 2D inkjet head technologies;

  •
  develop new products and technologies that address the increasingly sophisticated and varied needs of prospective end-users, particularly with respect to the physical properties of resin consumables;

  •
  respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis;

  •
  develop products that are cost-effective or that otherwise gain market acceptance;

  •
  recruit and retain key employees; or

  •
  adequately protect its intellectual property as it develops new products and technologies.

If Objet's product mix shifts too far into lower margin products, Objet's profitability could be impaired.

        Sales of Objet's high-end 3D printers and its resin consumables yield a greater gross margin than Objet's entry-level 3D printers. Objet started shipping entry-level 3D printers in 2009, and it anticipates that they will continue to grow as a percentage of the number of printers that it sells. If Objet's product mix shifts too far into lower margin products, and Objet is not able to sufficiently reduce the engineering and production costs associated with its entry-level 3D printers, Objet's profitability could be impaired.

Objet's business model is predicated on building an end-user base that will generate a recurring stream of revenues through the sale of its resin consumables. If that recurring stream of revenues does not develop as expected, or if Objet's business model changes as the industry evolves, Objet's operating results may be adversely affected.

        Objet's business model is dependent on Objet's ability to maintain and increase sales of its proprietary resin consumables as they generate recurring revenues. Existing and future end-users of high-end 3D printers may not purchase resin consumables at the same rate at which end-users currently purchase those resin consumables, and as Objet expands its sales of entry-level 3D printers, end-users of entry-level printers may purchase a lower volume of resin consumables. If Objet's current and future end-users purchase a lower volume of resin consumables, Objet's recurring revenue stream would be reduced, and Objet's operating results would be adversely affected.

Objet's revenues and operating results may fluctuate.

        Objet's revenues and operating results may fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which are not within its control. A significant portion of Objet's orders are typically received during the last month of a quarter. Objet's printers typically are shipped shortly after orders are received. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. Objet also typically experiences weaker demand for its printers in the first and third quarters. For these reasons, comparing Objet's operating results on a period-to-period basis may not be meaningful. You should not rely on Objet's past results as an indication of Objet's future performance.

        Fluctuations in Objet's operating results and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified throughout the "Risks Related to Objet" section:

  •
  the degree of market acceptance of Objet's products;

  •
  the mix of products that Objet sells during any period;

  •
  Objet's long sales cycle;

  •
  generally weaker demand for printers in the first and third quarters;

  •
  development of competitive systems by others;

  •
  Objet's response to price competition;

  •
  delays between Objet's expenditures to develop and market new or enhanced systems and resin consumables and the generation of sales from those products;

  •
  changes in the amount Objet spends to promote its products and services;

  •
  the geographic distribution of Objet's sales;

  •
  changes in the cost of satisfying Objet's warranty obligations and servicing its installed base of products;

  •
  Objet's level of research and development activities and their associated costs and rates of success;

  •
  general economic and industry conditions that affect end-user demand and end-user levels of product design and manufacturing, including the adverse effects of the current economic crisis affecting Europe;

  •
  changes in accounting rules and tax laws; and

  •
  changes in interest rates that affect returns on Objet's cash balances and short-term investments.

        Due to the foregoing factors, you should not rely on quarter-to-quarter or year-to-year comparisons of Objet's operating results as an indicator of its future performance.

The market in which Objet participates is competitive. Objet's failure to compete successfully could cause its revenues and demand for its products to decline.

        Objet competes for end-users with a wide variety of producers of equipment that create models, prototypes, other 3D objects and end-use parts as well as producers of materials and services for this equipment. Other than Stratasys (and its subsidiary Solidscape and, through December 31, 2012, its distributor Hewlett-Packard Company, or HP), Objet's principal competition currently consists of other manufacturers of systems for prototype development and customized manufacturing processes, including 3D Systems Corporation, CMET, EOS Optronics GmbH, Z Corporation (which was acquired by 3D Systems Corporation), EnvisionTEC GmbH, and Solid Model Ltd. (the successor to the business of Solido Ltd.). In addition, there is a risk that consolidation among companies in the 3D printing industry could accelerate, whether in the form of acquisitions by, or strategic partnerships or marketing partnerships with, companies that may have significantly greater resources than Objet has, even if the merger occurs.

        Some of Objet's current and potential competitors have larger installed bases of users, longer operating histories and more extensive name recognition than Objet (even after considering the benefits that Objet will reap from Stratasys' strengths in those areas). In addition, many of these competitors have significantly greater financial, marketing, manufacturing, distribution and other resources than Objet. Current and future competitors may be able to respond more quickly to new or emerging technologies and changes in end-user demands and to devote greater resources to the development, promotion and sale of their products than Objet. Objet's current and potential competitors may develop and market new technologies that render Objet's existing or future products obsolete, unmarketable or less competitive. In addition, if these competitors develop products with similar or superior functionality to Objet's products at prices comparable to or lower than Objet's, Objet may need to decrease the prices of its products in order to remain competitive. Objet cannot assure you that, even if the merger is consummated, it will be able to maintain or enhance its current competitive position or continue to compete successfully against current and future sources of competition.

Declines in product prices may adversely affect Objet's financial results.

        Objet's business is subject to price competition. Such price competition may adversely affect Objet's ability to maintain profitability, especially during periods of decreased demand. If Objet is not able to offset price reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, including as a result of the merger, those pricing reductions would adversely affect its operating results.

If other manufacturers were to successfully develop and market resin consumables for use in Objet's 3D printers, Objet's revenues and profits would likely be adversely affected.

        Objet's proprietary resin consumables are specifically designed for use with its 3D printers. However, Objet may become subject to competition from chemical companies or other producers of resins and other materials who may develop materials that are compatible with Objet's 3D printers in order to sell them to owners of Objet 3D printers in place of Objet's proprietary materials. To the extent that Objet's end-users purchase resin consumables from third parties, Objet could experience reduced sales of its resin consumables and could be forced to reduce prices for its proprietary consumable materials, either of which would impair its overall revenues and profitability.

If Objet's relationships with suppliers, especially with single source suppliers of components, were to terminate or its manufacturing arrangements were to be disrupted, its business could be interrupted.

        Objet purchases from third-party suppliers components and sub-assemblies for its 3D printers and raw materials that are used in its resin consumables.

        While there are several potential suppliers of the components and sub-assemblies for Objet's 3D printers and raw materials for its resin consumables, Objet currently chooses to use only one or a limited number of suppliers for several of these components and materials, including the printer heads for its 3D printers, for which it relies exclusively on a sole supplier, Ricoh Printing Systems America, Inc., or Ricoh. Under the terms of Objet's agreement with Ricoh, Objet purchases printer heads and associated electronic components, and receives a non-transferable, non-exclusive right to assemble, use and sell these purchased products under Ricoh's patent rights and trade secrets. See "Information About the Companies—Objet's Business—Manufacturing and Suppliers—Ricoh Agreement" for further discussion of this agreement.

        Objet's reliance on a single or limited number of vendors involves a number of risks, including:

  •
  potential shortages of some key components;

  •
  product performance shortfalls, if traceable to particular product components, since the supplier of the faulty component cannot readily be replaced;

  •
  potential insolvency of these vendors; and

  •
  reduced control over delivery schedules, manufacturing capabilities, quality and costs.

        Objet requires any new supplier to become "qualified" pursuant to its internal procedures. The qualification process involves evaluations of varying durations, which may cause production delays if Objet were required to qualify a new supplier unexpectedly. Objet generally assembles its systems based on its internal forecasts and the availability of raw materials, assemblies, components and finished goods that are supplied to it by third parties, which are subject to various lead times. In addition, at any time, certain suppliers may decide to discontinue production of an assembly, component or raw material that Objet uses. Any unanticipated change in the availability of Objet's supplies, or unanticipated supply limitations, could cause delays in, or loss of, sales, increase production or related costs and consequently reduce margins, and damage Objet's reputation. Due to the risk of a discontinuation of the supply of Objet's printer heads and other key components of its products, Objet maintains excess inventory of printer heads and other components. However, if Objet's forecasts exceed actual orders, it may hold large inventories of slow-moving or unusable parts or resin consumables, which could result in inventory write offs or write downs and have an adverse effect on its cash flow, profitability and results of operations.

Discontinuation of operations at Objet's manufacturing sites could prevent it from timely filling customer orders.

        All assembly and testing of Objet's proprietary printing systems takes place at its Rehovot, Israel facility and all production of Objet's resin consumables takes place at its Kiryat Gat, Israel facility. Because of Objet's reliance on those production facilities, a disruption at either of those facilities could cripple Objet's ability to supply its 3D printers or consumable materials to the marketplace in a timely manner, adversely affecting its ability to generate revenues and potentially damaging its reputation.

A loss of, or reduction in revenues from, a significant number of Objet's independent sales agents or distributors would impair Objet's ability to sell its products and services and could reduce its revenues and adversely impact its operating results.

        The majority of Objet's product sales are made through its network of independent sales agents and distributors. Objet relies heavily on these sales agents and distributors to sell its products to end-users in their respective geographic regions. These sales agents and distributors are not precluded from selling Objet's competitors' products in addition to Objet's. In addition, they may not be effective in selling Objet's products or servicing its end-users. Further, if a significant number of these sales agents and distributors were to terminate their relationship with Objet or otherwise fail or refuse to sell Objet's products, Objet may not be able to find replacements that are as qualified or as successful. If these independent sales agents and distributors do not perform as anticipated or if Objet is unable to find qualified and successful replacements, its sales will suffer, which would have a material adverse effect on its revenues and operating results. Additionally, a default by one or more independent distributors that have a significant receivables balance could have an adverse financial impact on Objet.

Objet may be subject to product liability claims, which could result in material expenses, diversion of management time and attention and damage to its reputation.

        Products as complex as Objet's 3D printers may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after a product has been used. This could result in delayed market acceptance of Objet's products, claims from distributors, end-users or others, increased end-user service and support costs and warranty claims, damage to Objet's reputation and business, or significant costs to correct the defect or error. Objet may from time to time become subject to warranty or product liability claims that could lead to significant expenses as Objet needs to compensate affected end-users for costs incurred related to product quality issues.

        The sale and support of Objet's products entail the risk of product liability claims. Objet intends to expand sales of its products for use in medical and dental applications, which carry a heightened risk of product liability claims. In addition, certain hazardous chemicals used in the manufacture of Objet's products may expose it to a heightened risk of product liability claims. Specifically, those hazardous chemicals fall within three different categories (with several of the chemicals falling within multiple categories)—irritants, harmful chemicals and chemicals dangerous for the environment.

        Any product liability claim brought against Objet, regardless of its merit, could result in material expense, diversion of management time and attention and damage to Objet's reputation, and could cause Objet to fail to retain existing end-users or to attract new end-users. Although Objet maintains product liability insurance, such insurance is subject to significant deductibles and there is no guarantee that such insurance will be available or adequate to protect against all such claims, or Objet may elect to self-insure with respect to certain matters. Costs or payments made in connection with warranty and product liability claims and product recalls could materially affect Objet's financial condition and results of operations.

Under applicable employment laws, Objet may not be able to enforce covenants not to compete and therefore may be unable to prevent its competitors from benefiting from the expertise of some of its former employees.

        Objet generally enters into non-competition agreements with its employees. These agreements prohibit Objet's employees, if they cease working for Objet, from competing directly with it or working for its competitors or clients for a limited period. Objet may be unable to enforce these agreements under the laws of the jurisdictions in which its employees work and it may be difficult for Objet to restrict its competitors from benefiting from the expertise that its former employees or consultants developed while working for Objet. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company's confidential commercial information or the protection of its intellectual property. If Objet cannot demonstrate that such interests will be harmed, it may be unable to prevent its competitors from benefiting from the expertise of its former employees or consultants and its ability to remain competitive may be diminished.

Objet is subject to extensive environmental, health and safety laws and regulations that could have a material adverse effect on its business, financial condition and results of operations.

        Objet's operations use chemicals and produce waste materials. Objet is subject to extensive environmental, health and safety laws and regulations in multiple jurisdictions governing, among other things, the use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, chemicals, air, water and ground contamination, air emissions and the cleanup of contaminated sites, including any contamination that results from spills due to Objet's failure to properly dispose of chemicals and waste materials. Under these laws and regulations, Objet could also be subject to liability for improper disposal of chemicals and waste materials resulting from the use of Objet's 3D printers and accompanying materials by end-users. These laws and regulations could potentially require the expenditure of significant amounts for compliance and/or remediation. If Objet fails to comply with such laws or regulations, it may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue its business activities. In addition, Objet may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that Objet uses, stores, handles, transports, manufactures or disposes of), property damage or contribution claims. Some environmental laws allow for strict, joint and several liability for remediation costs, regardless of comparative fault. Objet may be identified as a potentially responsible party under such laws. Such developments could have a material adverse effect on Objet's business, financial condition and results of operations.

Objet is subject to environmental laws due to the import and export of its products, which could subject it to compliance costs and/or potential liability in the event of non-compliance.

        The export of Objet's products internationally from its production facilities in Israel subjects it to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as the United States Toxic Substances Control Act, or TSCA, and the Registration, Evaluation, Authorisation and Restriction of Chemical Substances, or REACH. These laws and regulations require the testing and registration of some chemicals that Objet ships along with, or that form a part of, Objet's 3D printers and other products. If Objet fails to comply with these or similar laws and regulations, it may be required to make significant expenditures to reformulate the chemicals that it uses in its products and materials or incur costs to register such chemicals to gain and/or regain compliance. Additionally, Objet could be subject to significant fines or other civil and criminal penalties should it not achieve such compliance.

Objet is currently subject to a number of lawsuits. These and any future lawsuits to which it becomes subject may have a material adverse impact on its capitalization, business and results of operations.

        Objet is currently party to three actions by former employees seeking the issuance of options. The first action relates to an alleged breach of certain undertakings made by it to a former employee. This employee is seeking an option to acquire 1.75% of Objet's outstanding shares, as well as monetary damages. The Israeli court hearing the case issued a verdict in Objet's favor in May 2011, but the former employee appealed the decision to the national labor court, where the appeal is scheduled to be heard in November 2012. The second action relates to a demand by a former employee, based on an alleged undertaking Objet had made, that Objet issue him an option that would allow him to maintain an equity interest of 1.45% in Objet and reimburse salary reductions he had suffered. This plaintiff has further demanded compensation on account of alleged wrongful termination. This action is currently ongoing and is being litigated in an Israeli labor court. The third action involves a claim by a former employee that he was promised 30,000 options to purchase Objet's ordinary shares under his employment agreement with Objet, entered into in the year 2000. This plaintiff is also seeking monetary damages to compensate for salary reductions during the period of his employment with Objet. This claim was filed in April 2011 in an Israeli labor court. Objet submitted its statement of defense with respect thereto in June 2011, and Objet and the plaintiff are scheduled to submit affidavits. No date has been set for cross-examinations.

        Objet further received, in March 2012, letters from two minority shareholders and former directors, who hold (directly or indirectly) Objet ordinary shares, demanding that Objet amend its capitalization table, as it appeared in Objet's registration statement on Form F-1, in light of alleged acts of fraud, unauthorized issuances of securities and dilution of minority shareholders who did not participate in certain financing rounds of Objet during the years 2002-2003. In addition, one of these minority shareholders also claimed that Objet was effectively engaged in backdating, alleging that issuances of shares for cash investments in Objet that were made in 2006 and 2007 were actually made at a later date. These allegations have been repeated in subsequent letters and discussions between each of them and Objet. To date, no legal proceedings have been initiated by these minority shareholders with respect to the allegations that they raised. The basis for these allegations is described under "Objet's Business—Legal Proceedings" elsewhere in this proxy statement/prospectus.

        Objet can provide no assurance as to the outcome of these or any future matters or actions, and any such matters or actions may result in judgments against it for significant damages and/or the issuance of options to acquire shares of Objet's capital stock, the exercise of which would result in dilution to Objet's shareholders. Resolution of these matters can be prolonged and costly, and the ultimate results or judgments are uncertain due to the inherent uncertainty in litigation and other proceedings. Moreover, Objet's potential liabilities are subject to change over time due to new developments, changes in settlement strategy or the impact of evidentiary requirements. Regardless of the outcome, litigation has resulted in the past, and may result in the future, in significant legal expenses and require significant attention and resources of management. As a result, current and any future litigation could result in losses, damages and expenses that have a material adverse effect on Objet's business.

Risks related to Objet's intellectual property

If Objet is unable to obtain patent protection for its products or otherwise protect its intellectual property rights, its business could suffer.

        Objet relies on a combination of patent and trademark laws in the United States and other countries, trade secret protection, confidentiality agreements and other contractual arrangements with its employees, end-users and others to maintain its competitive position. In particular, its success depends, in part, on its ability, and the ability of its licensors, to obtain patent protection for its and their products, technologies and inventions, maintain the confidentiality of its and their trade secrets and know-how, operate without infringing upon the proprietary rights of others and prevent others from infringing upon its and their proprietary rights.

        Objet tries to protect its proprietary position by, among other things, filing United States, European, Israeli and other patent applications related to its proprietary products, technologies, inventions, processes and improvements that may be important to the continuing development of its product offerings. As of May 1, 2012, Objet's owned patent portfolio consisted of 64 granted patents and 65 pending patent applications (including foreign counterparts of both issued patents and pending patent applications) in addition to patents licensed from third parties. Objet has been granted patents in the United States, China, France, Germany, Italy, the UK, Spain, Austria, Belgium, Switzerland, Ireland and Hong Kong, and have pending patent applications in the United States, China, the European Union, Hong Kong and Japan, along with a U.S. provisional patent application and international applications pursuant to the Patent Cooperation Treaty.

        Despite Objet's efforts to protect its proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose its technologies, inventions, processes or improvements. Objet cannot assure you that any of its existing or future patents or other intellectual property rights will not be challenged, invalidated or circumvented, or will otherwise provide Objet with meaningful protection. Objet's pending patent applications may not be granted, and Objet may not be able to obtain foreign patents or pending applications corresponding to its U.S. patents. The laws of certain countries, such as China, where one of Objet's wholly-owned subsidiaries is located, do not provide the same level of patent protection as in the United States, so even if Objet asserts its patents or obtains additional patents in China or elsewhere outside of the United States, effective enforcement of such patents may not be available. If Objet's patents do not adequately protect Objet's technology, its competitors may be able to offer similar 3D printers or resin consumables. As described further below, Objet is subject to a cross-license agreement with a competitor, 3D Systems Corporation, pursuant to which that competitor practices certain of Objet's patents in its own products in a manner that is similar to and/or competitive with Objet's products. Objet's competitors may also be able to develop similar technology independently or design around Objet's patents, and Objet may not be able to detect the unauthorized use of its proprietary technology or take appropriate steps to prevent such use. Any of the foregoing events would lead to increased competition and lower revenues or gross margins, which could adversely affect Objet's operating results.

        In addition, Objet's products and technology, including the technology Objet licenses from others, may infringe the intellectual property rights of third parties. Patent applications in the United States and most other countries are confidential for a period of time until they are published, and the publication of discoveries in scientific or patent literature typically lags actual discoveries by several months or more. As a result, the nature of claims contained in unpublished patent filings around the world is unknown to Objet, and it cannot be certain that it was the first to conceive inventions covered by its patents or patent applications or that it was the first to file patent applications covering such inventions. Furthermore, it is not possible to know in which countries patent holders may choose to extend their filings under the Patent Cooperation Treaty or other mechanisms. Any infringement by Objet or its licensors of the intellectual property rights of third parties may have a material adverse effect on Objet's business, financial condition and results of operations.

If Objet is unable to protect the confidentiality of its trade secrets or know-how, such proprietary information may be used by others to compete against it, in particular in developing resin consumables that could be used with its printing systems in place of Objet's proprietary resin consumables.

        Objet has devoted substantial resources to the development of its technology, trade secrets, know-how and other unregistered proprietary rights. While Objet enters into confidentiality and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated. Such agreements may be breached and confidential information may be willfully or unintentionally disclosed, or Objet's competitors or other parties may learn of the information in some other way. The disclosure to, or independent development by, a competitor of any of Objet's trade secrets, know-how or other technology not protected by a patent could materially reduce or eliminate any competitive advantage that Objet may have over such competitor.

        This concern could manifest itself in particular with respect to Objet's proprietary resin consumables that are used with its 3D printers. Portions of Objet's proprietary resin consumables may not be afforded patent protection. Chemical companies or other producers of resins and other materials may be able to develop resin consumables that are compatible to a large extent with Objet's 3D printers, whether independently or in contravention of Objet's trade secret rights and related proprietary and contractual rights. If such resin consumables are made available to owners of Objet's 3D printers and are purchased in place of Objet's proprietary resin consumables, Objet's revenues and profitability would be reduced and Objet could be forced to reduce prices for its proprietary resin consumables.

Objet may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings.

        In connection with the enforcement of its intellectual property rights, the acquisition of third-party intellectual property rights or disputes related to the validity or alleged infringement of third-party intellectual property rights, including patent rights, Objet has been and may in the future be subject or party to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation, regardless of merit, can be costly and disruptive to Objet's business operations by diverting attention and energies of management and key technical personnel, and by increasing Objet's costs of doing business. Objet may not prevail in any such dispute or litigation, and an adverse decision in any legal action involving intellectual property rights, including any such action commenced by Objet, could limit the scope of Objet's intellectual property rights and the value of the related technology. For example, in 2005 in settlement of prior patent litigation, Objet entered into a cross-licensing arrangement with 3D Systems Corporation, under which each party licensed certain patents of the other party, and Objet incurred royalty payment obligations (which have been paid in full based on Objet's net sales of printing equipment covered by the patents that it in-licensed).

        Third-party claims of intellectual property infringement successfully asserted against Objet may require it to redesign infringing technology or enter into costly settlement or license agreements on terms that are unfavorable to it, prevent it from manufacturing or licensing certain of its products, subject it to injunctions restricting its sale of products and use of infringing technology, cause severe disruptions to its operations or the markets in which it competes, impose costly damage awards or require indemnification of its distributors and end-users. In addition, as a consequence of such claims, Objet may incur significant costs in acquiring the necessary third-party intellectual property rights for use in its products or developing non-infringing substitute technology. Any of the foregoing developments could seriously harm Objet's business.

Risks related to Objet's operations in Israel

Objet's headquarters, manufacturing and other significant operations are located in Israel and, therefore, Objet's results may be adversely affected by political, economic and military instability in Israel.

        Objet's headquarters, manufacturing and research and development facilities and some of Objet's suppliers are located in central and southern Israel. In addition, Objet's key employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect Objet's business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect Objet's operations and results of operations. During the winter of 2008-2009, Israel was engaged in an armed conflict with a militia group and political party that controls the Gaza Strip, and during the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas where some of Objet's manufacturing facilities are located, and negatively affected business conditions in Israel. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm Objet's results of operations and could make it more difficult for it to raise capital. Parties with whom Objet does business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing it to make alternative arrangements when necessary in order to meet Objet's business partners face to face. In addition, the political and security situation in Israel may result in parties with whom Objet has agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

        Objet's commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, Objet cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate Objet fully for damages incurred. Any losses or damages incurred by Objet could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm Objet's results of operations.

Objet's operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

        Many of Objet's male employees in Israel, including members of Objet's senior management, are obligated to perform one month, and in some cases longer periods, of annual military reserve duty until they reach the age of 45 (or older, for citizens who hold certain positions in the Israeli armed forces reserves), and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists, and some of Objet's employees have been called up in connection with armed conflicts. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Objet's operations could be disrupted by the absence of a significant number of Objet's employees or of one or more of Objet's key employees. Such disruption could materially adversely affect Objet's business and operations.

Exchange rate fluctuations between the U.S. dollar and the New Israeli Shekel, the Euro and other non-U.S. currencies may negatively affect Objet's earnings.

        Although most of Objet's revenues and a portion of its expenses are denominated in U.S. dollars, substantially all of Objet's manufacturing, research and development expenses, as well as a portion of its cost of revenues, selling and marketing, and general and administrative expenses, are incurred in New Israeli Shekels. As a result, Objet is exposed to the risks that the New Israeli Shekel may appreciate relative to the U.S. dollar, or, if the New Israeli Shekel instead devalues relative to the U.S. dollar, that the inflation rate in Israel may exceed such rate of devaluation of the New Israeli Shekel, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the U.S. dollar cost of Objet's operations in Israel would increase and Objet's U.S. dollar-denominated results of operations would be adversely affected. Objet cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation (if any) of the New Israeli Shekel against the U.S. dollar. The Israeli rate of inflation amounted to 3.9%, 2.7% and 2.2% for the years ended December 31, 2009,

2010 and 2011, respectively. If the U.S. dollar cost of Objet's operations in Israel increases, Objet's dollar-measured results of operations will be adversely affected. Objet's operations also could be adversely affected if it is unable to effectively hedge against currency fluctuations in the future. The appreciation (devaluation) of the New Israeli Shekel in relation to the U.S. dollar amounted to 0.7%, 6.0% and (7.7)% for the years ended December 31, 2009, 2010 and 2011, respectively.

        Although most of Objet's revenues and a portion of its expenses are denominated in U.S. dollars, it does have substantial revenues and expenses that are denominated in other currencies (besides the New Israeli Shekel), particularly the Euro. Therefore, Objet's operating results and cash flows are also subject to fluctuations due to changes in the relative values of the U.S. dollar and these foreign currencies. These fluctuations could negatively affect Objet's operating results and could cause its revenues and net income or loss to vary from quarter to quarter. Furthermore, to the extent that Objet increases its revenues in regions such as Asia Pacific, where its sales are denominated in U.S. dollars, a strengthening of the dollar versus other currencies could make its products less competitive in those foreign markets and collection of receivables more difficult.

        Objet recently began engaging in currency hedging activities. These measures, however, may not adequately protect it from material adverse effects due to the impact of inflation in Israel or from fluctuations in the relative values of the U.S. dollar and foreign currencies in which Objet transacts business, and may result in a financial loss, such as Objet experienced in 2011. For further information, please see "Objet management's discussion and analysis of financial condition and results of operations" elsewhere in this proxy statement/prospectus.

The government tax benefits that Objet currently receives require it to meet several conditions and may be terminated or reduced in the future, which would increase Objet's costs.

        Some of Objet's operations in Israel, referred to as "Approved Enterprises" and "Benefited Enterprises," carry certain tax benefits under the Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law. Based on an evaluation of the relevant factors under the Investment Law, including the level of foreign (that is, non-Israeli) investment in the company, Objet has determined that its effective tax rate to be paid with respect to all Israeli operations under these benefits programs is 8 - 9%, based on the current balance of activity between Objet's Rehovot, Israel and Kiryat Gat, Israel facilities and the available level of benefits under the law. If Objet does not meet the requirements for maintaining these benefits, they may be reduced or cancelled and the relevant operations would be subject to Israeli corporate tax at the standard rate, which is currently set at 25% for 2012 and onwards. In addition to being subject to the standard corporate tax rate, Objet could be required to refund any tax benefits that it has already received, plus interest and penalties thereon. Even if Objet continues to meet the relevant requirements, the tax benefits that its current "Approved Enterprise" and "Benefited Enterprise" receive may not be continued in the future at their current levels or at all. If these tax benefits were reduced or eliminated, the amount of taxes that Objet pays would likely increase, as all of its operations would consequently be subject to corporate tax at the standard rate, which could adversely affect its results of operations. Additionally, if Objet increases its activities outside of Israel, for example, via acquisitions, its increased activities may not be eligible for inclusion in Israeli tax benefit programs.

In the past, Objet received Israeli government grants for certain of its research and development activities. The terms of those grants may require Objet to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. Objet may be required to pay penalties in addition to repayment of the grants.

        Objet's research and development efforts were financed in part, in the past, through grants that Objet received from Israel's Office of the Chief Scientist of the Ministry of Industry, Trade and Labor, or OCS. Through 2006, Objet received approximately $1.5 million, which it repaid in its entirety

(including interest thereon) by the end of 2007. Notwithstanding the full repayment of these OCS grants, Objet nevertheless must continue to comply with the requirements of the Israeli Law for the Encouragement of Industrial Research and Development, 1984, and related regulations, or the Research Law, with respect to those past grants. When a company develops know-how, technology or products using OCS grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the OCS. Therefore, if aspects of Objet's technologies are deemed to have been developed with OCS funding, the discretionary approval of an OCS committee would be required for any transfer to third parties outside of Israel of know how or manufacturing or manufacturing rights related to those aspects of such technologies. Objet may not receive those approvals. Furthermore, the OCS may impose certain conditions on any arrangement under which it permits Objet to transfer technology or development out of Israel.

        The transfer of OCS-supported technology or know-how outside of Israel may involve the payment of significant amounts, depending upon the value of the transferred technology or know-how, the amount of OCS support, the time of completion of the OCS-supported research project and other factors. These restrictions and requirements for payment may impair Objet's ability to sell its technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to Objet's shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with OCS funding (such as a merger or similar transaction) may be reduced by any amounts that Objet is required to pay to the OCS.

Risks related to Stratasys

Risks related to Stratasys' business and financial condition

Stratasys may not be able to introduce new high-performance systems, 3D printing systems and materials acceptable to the market or to improve the technology and software used in its current systems.

        Stratasys' ability to compete for high-performance and 3D printing customers depends, in large part, on its success in enhancing its existing product lines and in developing new products. Even if Stratasys successfully enhances existing systems or creates new systems, it is likely that new systems and technologies that it develops will eventually supplant its existing systems or that its competitors will create systems that will replace its systems. The rapid prototyping, or RP industry, in which Stratasys operates is subject to rapid and substantial innovation and technological change. Stratasys may be unsuccessful at enhancing existing systems or developing new systems or materials on a timely basis, and any of Stratasys' products may be rendered obsolete or uneconomical by Stratasys' or others' technological advances.

If 3D printing customers do not continue to accept Stratasys' systems, or if Stratasys' Fortus high-performance systems do not meet the needs for direct digital manufacturing, or DDM, applications, Stratasys' revenues may stagnate or decline.

        Stratasys derives a substantial portion of its sales from the sale of 3D printers and Fortus 3D production systems. If the demand for 3D printers or high-performance systems declines or if competitors introduce products that compete successfully against Stratasys' products, Stratasys may not be able to sustain the sales of those products. If that happens, Stratasys' revenues may not increase and could decline.

If Stratasys is unable to maintain revenues and gross margins from sales of its existing products, its profitability will be adversely affected.

        Stratasys' current strategy is to attempt to manage the prices of its high-performance systems and 3D printers to expand the market adoption and increase sales. In conjunction with that strategy, Stratasys is constantly seeking to reduce its direct manufacturing costs as well. Stratasys' engineering and selling, general and administrative expenses, however, generally do not vary substantially in relation to its sales. Accordingly, if Stratasys' strategy is successful and it increases its revenues while maintaining its gross margins, its operating profits generally will increase faster as a percentage of revenues than the percentage increase in revenues. Conversely, if Stratasys' revenues or gross margins decline, Stratasys' operating profits generally will decline faster than the decline in revenues or gross margins. Therefore, declines in Stratasys' revenues may lead to disproportionate reductions in Stratasys' operating profits.

If Stratasys' present single or limited source suppliers become unavailable or inadequate, Stratasys' customer relationships, results of operations and financial condition may be adversely affected.

        Stratasys maintains an inventory for most of its necessary supplies, which facilitates the assembly of its systems and the manufacture of its consumables. While most components for Stratasys' systems and materials and compounds for its consumables are available from multiple suppliers, certain of those items are only available from single or limited sources. Should any of Stratasys' present single or limited source suppliers become unavailable or inadequate, Stratasys would be required to spend a significant amount of time and expense to develop alternate sources of supply. That would also require Stratasys to re-qualify any product supplied by one or more new vendors. Accordingly, the loss of a supplier with vendor-specific components, materials or compounds could result in a delay in the manufacture and delivery of Stratasys' systems or consumables. In addition, if Stratasys were unable to find a suitable supplier for a particular component, material or compound, it could be required to modify its existing products to accommodate substitute components, material or compounds. As a result, the loss of a single or limited source supplier and resulting delays in delivery could adversely affect Stratasys' relationship with its customers and Stratasys' results of operations and financial condition.

If other manufacturers were to successfully develop and market consumables for use in Stratasys' systems, Stratasys' revenues and profits could be adversely affected.

        Stratasys presently sells substantially all of the consumables that its customers use in its systems. However, even though Stratasys attempts to protect against replication of its consumables through patents and trade secrets and provides that its warranties are valid only if customers use consumables that Stratasys certifies, it is possible that other manufacturers could increase their development of consumables that could be used successfully in Stratasys' systems. If Stratasys' customers were to purchase consumables from other manufacturers, Stratasys would lose some of its sales and could be forced to reduce prices, which would impair its overall revenue and profitability.

If Stratasys fails to grow its RedEye paid parts service as anticipated, its net sales and profitability will be adversely affected.

        Stratasys is attempting to grow its RedEye paid parts service substantially. To this end, it has made significant infrastructure, technological and sales and marketing investments. These investments include a dedicated facility, increased staffing, use of a substantial number of its Fortus 3D Production Systems exclusively for Paid Parts, and the development and launch of its RedEye on Demand service, which enables customers to obtain quotes for and order parts over the Internet. If Stratasys' RedEye paid parts service does not generate the level of sales required to support Stratasys' investment, Stratasys'

net sales and profitability will be adversely affected. Stratasys' competitors' consolidation efforts in the service bureau industry may also adversely affect RedEye's efforts to grow.

If any of Stratasys' manufacturing facilities is disrupted, sales of Stratasys' products will be disrupted, and Stratasys could incur unforeseen costs.

        Stratasys performs the final assembly of its 3D printers and high-performance systems and manufactures its filament at its facilities in Eden Prairie, Minnesota. Stratasys' Solidscape subsidiary manufactures its 3D printers at a single facility in Merrimack, New Hampshire. If the operations of any of these facilities are disrupted, Stratasys would be unable to fulfill customer orders for the period of the disruption. Stratasys would not be able to recognize revenue on orders that it could not ship, and it might need to modify its standard sales terms to secure the commitment of new customers during the period of the disruption and perhaps longer. Depending on the cause of the disruption, Stratasys could incur significant costs to remedy the disruption and resume product shipments. Such a disruption could have a material adverse effect on Stratasys' revenue, results of operations and earnings.

Stratasys owns most of its manufacturing and office facilities, which may limit its ability to move its operations. If Stratasys were to move some or all of its operations, it could incur unforeseen charges.

        Stratasys owns four buildings in Eden Prairie, Minnesota, which it uses to conduct most of its manufacturing and assembly operations. Ownership of these buildings may adversely affect Stratasys' ability to move some or all of its operations to other locations that may be more favorable. If Stratasys were to move any of its operations to other locations, it may have difficulty selling or leasing the property that it vacates. This could result in an impairment charge, which could have a material adverse effect on Stratasys' results of operations in one or more periods.

The loss of a significant number of Stratasys' resellers would impair its ability to sell and service its products and could result in a reduction of sales and net income.

        Stratasys sells all of its products through resellers. Stratasys relies heavily on these resellers to sell its products to end users in their respective geographic regions and relies exclusively on resellers to service Stratasys' products outside of the United States. If a significant number of those resellers were to terminate their relationship with Stratasys or otherwise fail or refuse to sell or service Stratasys' products, Stratasys may not be able to find replacements that are as qualified or as successful in selling or servicing its products. If Stratasys is unable to find qualified and successful replacements, its sales will suffer, which would have a material adverse affect on its net income.

If Stratasys' goodwill becomes impaired, it may be required to record a significant charge to earnings.

        As of December 31, 2011, the book value of Stratasys' goodwill was approximately $25.4 million, most of which was recorded as a result of Stratasys' acquisition of Solidscape. Accounting rules require Stratasys to take a charge against its earnings to the extent that goodwill is impaired. Accordingly, market conditions or other factors related to Stratasys' performance could result in a material impairment of Stratasys' goodwill and attendant charge against Stratasys' earnings, which could have a material adverse effect on Stratasys' results of operations.

If Stratasys' intangible assets become impaired, it may be required to record a significant charge to earnings.

        As of December 31, 2011, the net book value of Stratasys' other intangible assets was approximately $25.3 million. Accounting rules require Stratasys to take a charge against its earnings to the extent that any of these intangible assets were to be impaired. Accordingly, invalidation of Stratasys' patents, trademarks or other intellectual property or the impairment of other intangible assets due to litigation, obsolescence, competitive factors or other reasons could result in a material charge against Stratasys' earnings and have a material adverse effect on Stratasys' results of operations.

If Stratasys' investments become impaired, Stratasys may be required to record a significant charge to earnings.

        Stratasys' investments include one tax-free auction rate security and municipal government bonds and commercial bonds. Given the current volatility in interest rates and the potential impact of higher interest rates on the issuers of these securities, a significant increase in interest rates could impair the ability of one or more issuers to pay interest on, or principal of, these obligations. Defaults by these issuers or their insurers could cause an impairment of the value of Stratasys' investments, resulting in a charge against Stratasys' earnings. Any such charge could have a material adverse effect on Stratasys' results of operations.

Estimating Stratasys' income tax rate is complex and subject to uncertainty.

        The computation of income tax expense (benefit) is complex because it is based on the laws of numerous taxing jurisdictions and requires significant judgment on the application of complicated rules governing accounting for tax provisions under U.S. GAAP. Income tax expense (benefit) for interim quarters is based on a forecast of Stratasys' global tax rate for the year, which includes forward looking financial projections. Such financial projections are based on numerous assumptions, including the expectations of profit and loss by jurisdiction. It is difficult to accurately forecast various items that make up the projections, and such items may be treated as discrete accounting. Examples of items that could cause variability in Stratasys' income tax rate include Stratasys' mix of income by jurisdiction, tax deductions for stock option expense, the application of transfer pricing rules, and tax audits. Future events, such as changes in Stratasys' business and the tax law in the jurisdictions where Stratasys does business, could also affect Stratasys' rate. For these reasons, Stratasys' global tax rate may be materially different than its estimates.

If Stratasys does not generate sufficient future taxable income, it may be required to recognize deferred tax asset valuation allowances.

        The value of Stratasys' deferred tax assets depends, in part, on Stratasys' ability to use them to offset taxable income in future years. If Stratasys is unable to generate sufficient future taxable income in the U.S. and certain other jurisdictions, or if there are significant changes in tax laws or the tax rates or the period within which the underlying temporary differences become taxable or deductible, Stratasys could be required to record valuation allowances against its deferred tax assets. Such allowances would result in an increase in Stratasys' effective tax rate and have a negative impact on Stratasys' operating results. If Stratasys' estimated future taxable income is increased, the valuation allowances for deferred tax assets may be reduced. These changes may also contribute to the volatility of Stratasys' financial results.

Failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation could result in fines, criminal penalties and an adverse effect on Stratasys' business.

        Stratasys operates in a number of countries throughout the world, including countries known to have a reputation for corruption. It is committed to doing business in accordance with applicable anti-corruption laws. Stratasys is subject, however, to the risk that its affiliated entities or its and its affiliates' respective officers, directors, employees and agents may take action determined to be in violation of such anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act of 2010, as well as trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect Stratasys' results of operations. In addition, actual or alleged violations could damage Stratasys' reputation and ability to do business.

Default in payment by one or more resellers that have large account receivable balances could adversely impact Stratasys' results of operations and financial condition.

        From time to time, Stratasys' accounts receivable balances have been concentrated with certain resellers. Default by one or more of these resellers or customers could result in a significant charge against Stratasys' current reported earnings. Stratasys has reviewed its policies that govern credit and collections, and will continue to monitor them in light of current payment status and economic conditions. However, there can be no assurance that Stratasys' efforts to identify potential credit risks will be successful. Stratasys' inability to timely identify resellers that are credit risks could result in defaults at a time when such resellers have high accounts receivable balances with it. Such a default would result in a significant charge against Stratasys' earnings and adversely affect Stratasys' results of operations and financial condition.

Risks related to Stratasys' intellectual property

Stratasys' failure to expand its intellectual property portfolio could adversely affect the growth of its business and its results of operations.

        Expansion of Stratasys' intellectual property portfolio is one of the available methods of growing Stratasys' revenues and profits. This involves a complex and costly set of activities with uncertain outcomes. Stratasys' ability to obtain patents and other intellectual property can be adversely affected by insufficient inventiveness of Stratasys' employees, by changes in intellectual property laws, treaties, and regulations, and by judicial and administrative interpretations of those laws, treaties and regulations. Stratasys' ability to expand its intellectual property portfolio could also be adversely affected by the lack of valuable intellectual property for sale or license at affordable prices. There is no assurance that Stratasys will be able to obtain valuable intellectual property in the jurisdictions where it and its competitors operate or that it will be able to use or license that intellectual property.

Stratasys may not be able to adequately protect or enforce its intellectual property rights, which could impair its competitive position.

        Stratasys' success and future revenue growth will depend, in part, on Stratasys' ability to protect its intellectual property. Stratasys relies primarily on patents, trademarks and trade secrets, as well as non-disclosure agreements and other methods, to protect its proprietary technologies and processes globally. Despite Stratasys' efforts to protect its proprietary technologies and processes, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose its technologies and processes. Stratasys cannot assure you that any of its existing or future patents will not be challenged, invalidated or circumvented. As such, any rights granted under these patents may not provide Stratasys with meaningful protection. Stratasys may not be able to obtain foreign patents or pending applications corresponding to its U.S. patent applications. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If Stratasys' patents and other intellectual property do not adequately protect its technology, Stratasys' competitors may be able to offer products similar to Stratasys'. Stratasys' competitors may also be able to develop similar technology independently or design around Stratasys' patents. Any of the foregoing events would lead to increased competition and lower revenue or gross margins, which would adversely affect Stratasys' net income.

Stratasys may be subject to alleged infringement claims.

        Although Stratasys performs extensive patent and trademark searches, it may be subject to intellectual property infringement claims from individuals, vendors and other companies who have acquired or developed patents in the fields of 3D printing or consumable production for purposes of developing competing products or for the sole purpose of asserting claims against it. Any claims that Stratasys' products or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, could cause it to incur significant costs in responding to, defending and resolving such claims, and may prohibit or otherwise impair Stratasys' ability to commercialize new or existing products. If Stratasys is unable to effectively defend its processes, its market share, sales and profitability could be adversely impacted.

As Stratasys' patents expire, additional competitors using its technology could enter the market, which could require it to reduce its prices and result in a reduction of its market share. Competitors' introduction of lower quality products using Stratasys' technology could also negatively affect the reputation and image of Stratasys' products in the marketplace.

        The initial patents for Stratasys' technology began expiring in 2011. Upon expiration of those patents, Stratasys' competitors may introduce products using the same technology as Stratasys that have lower prices than those for Stratasys' products. To compete, Stratasys may need to reduce its prices, which would adversely affect its revenues, margins and profitability. Additionally, the expiration of Stratasys' patents could reduce barriers to entry into additive fabrication systems, which could result in the reduction of Stratasys' sales and earnings potential. If competitors using FDM technology were to introduce products of inferior quality, Stratasys' potential customers may view Stratasys' products negatively, which would have an adverse effect on Stratasys' image and reputation and on its ability to compete with systems using other additive fabrication technologies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding Objet's, Stratasys' or the combined company's future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "predict," "potential," or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Stratasys' or Objet's expectations concerning the outlook for their or the combined company's business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the combined company as set forth in the sections of this proxy statement/prospectus titled "Proposal One—The Merger—Stratasys' Reasons for the Merger," "Proposal One—The Merger—Objet's Reasons for the Merger," and "Proposal One—The Merger—Opinion of Stratasys' Financial Advisor." Forward-looking statements also include statements regarding the expected benefits of the proposed merger between Stratasys and Objet.

        Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

  •
  whether the merger will be completed;

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  whether the expected financial condition, results of operations, earnings outlook and prospects of Objet, Stratasys and the combined company will be achieved;

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  whether the expected benefits and synergies of the merger will be fully realized and within the expected time frame;

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  whether the merger between Stratasys and Objet will complement each company's existing portfolio of 3D printing and other additive fabrication solutions and create a single company with a greater market share than the mere sum of each individual company's existing market share; and

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  the other matters described in the section titled "Risk Factors" beginning on page 17.

        In addition, the merger between Stratasys and Objet is subject to the satisfaction of the conditions to the completion of the merger set forth in the merger agreement and the absence of events that could give rise to the termination of the merger agreement, the possibility that the merger does not close, and risks that the proposed merger disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for either or both of Objet and Stratasys.

        Objet and Stratasys caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. Neither Objet nor Stratasys undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that Objet or Stratasys will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the merger, in Stratasys' public filings with the SEC or, upon and following the consummation of the merger, in Objet's public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on page 241.

 QUESTIONS AND ANSWERS CONCERNING THE
SPECIAL MEETING OF STRATASYS STOCKHOLDERS

How do I attend the Stratasys special meeting?

        You are invited to attend the special meeting to vote on the proposals described in this proxy statement/prospectus. The special meeting will be held on Friday, September 14, 2012, at 3:00 p.m. local time at Hotel Sofitel, Chambord Meeting Room, 5601 West 78th Street, Bloomington, Minnesota 55439. Directions to the special meeting may be found on the Hotel Sofitel website at http://www.sofitel.com/gb/hotel-0539-sofitel-minneapolis/index.shtml, by clicking on "MAPS AND DIRECTIONS" or by contacting Investor Relations at Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344, Attn: Shane Glenn—Director Investor Relations. The foregoing website and the information contained therein are not incorporated into this proxy statement/prospectus. Information on how to vote in person at the special meeting is discussed below. However, you do not need to attend the special meeting to vote your shares.

Who can vote at the Stratasys special meeting?

        Only Stratasys stockholders of record at the close of business on Thursday, August 2, 2012 will be entitled to vote at the special meeting. On this record date, there were 21,336,451 shares of Stratasys common stock issued and outstanding.

  Stockholders of Record:    Shares Registered in Your Name

        If on Thursday, August 2, 2012 your shares were registered directly in your name with the Stratasys' transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or submit your proxy to have your shares voted at the special meeting. Whether or not you plan to attend the special meeting, Stratasys urges you to submit your proxy over the telephone or on the Internet as instructed below, or fill out and return a proxy card.

  Beneficial Owner:    Shares Registered in the Name of a Broker, Bank or Other Nominee

        If on Thursday, August 2, 2012 your shares were held not in your name, but rather in an account at a brokerage firm, bank, or other nominee organization, then you are the beneficial owner of shares held in "street name" and this proxy statement/prospectus is being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote at the special meeting:

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  Proposal to adopt the merger agreement (Proposal 1);

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  Proposal to approve, on an advisory (non-binding) basis, certain compensatory arrangements between Stratasys and its named executive officers in connection with the merger (Proposal 2); and

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  Proposal to approve the adjournment of the special meeting (if necessary or appropriate) to solicit additional proxies if there are insufficient votes at the time of the Stratasys special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement (Proposal 3).

What are the voting recommendations of the Stratasys board of directors?

        The Stratasys board of directors recommends that you vote your shares:

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  "FOR" adoption of the merger agreement (Proposal 1);

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  "FOR" approval, on an advisory (non-binding) basis, of certain compensatory arrangements between Stratasys and its named executive officers in connection with the merger (Proposal 2); and

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  "FOR" adjournment of the special meeting (if necessary or appropriate) to solicit additional proxies if there are insufficient votes at the time of the Stratasys special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement (Proposal 3).

What if another matter is properly brought before the special meeting?

        The Stratasys board of directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the special meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        For each of the proposals, you may vote "FOR" or "AGAINST", or you may abstain from voting.

  Stockholders of Record:    Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the special meeting, you may vote by proxy using the enclosed proxy card, or you may submit your proxy over the telephone or on the Internet as instructed below. Whether or not you plan to attend the special meeting, Stratasys urges you to submit your proxy to ensure your vote is counted. You may still attend the special meeting and vote in person even if you have already submitted your proxy.

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  To vote in person, come to the special meeting and we will give you a ballot when you arrive.

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  To submit a proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to Stratasys before the special meeting, the proxy holders will vote your shares as you direct.

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  To submit your proxy by telephone, dial toll-free 1-800-690-6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your proxy must be received by 11:59 p.m., Eastern Time, on Thursday, September 13, 2012 to be counted.

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  To submit your proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on Thursday, September 13, 2012 to be counted.

  Beneficial Owner:    Shares Registered in the Name of Broker, Bank or Other Nominee

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a proxy statement/prospectus along with voting instructions from that organization rather than from Stratasys. Simply follow the voting instructions provided by your broker, bank, or other nominee to ensure that your vote is counted. Alternatively, you may submit your proxy by telephone or over the Internet as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other nominee. Follow the voting instructions provided by your broker, bank, or other nominee and included with this proxy statement/prospectus, or contact your broker, bank or other agent to request a proxy form.

        Stratasys provides Internet proxy voting to allow you to submit your proxy online, with procedures designed to ensure the authenticity and correctness of your proxy instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

 How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Stratasys common stock you own as of Thursday, August 2, 2012.

What if I return a proxy card or otherwise vote but do not make specific choices?

  Stockholder of Record:    Shares Registered in Your Name

        If you are a stockholder of record and you indicate when submitting your proxy on the Internet or by telephone that you wish to vote as recommended by the Stratasys board of directors, which recommendations are summarized under "What are the voting recommendations of the Stratasys board of directors?" above, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Stratasys board of directors on all matters presented in this proxy statement/prospectus and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the special meeting.

  Beneficial Owner:    Shares Registered in the Name of a Broker, Bank or Other Nominee

        If you are a beneficial owner of shares held in "street name" and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of elections for the special meeting that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When Stratasys' inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. Stratasys expects that each of the proposals presented at the special meeting will be considered non-routine matters, so Stratasys encourages you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all three proposals.

Who is paying for this proxy solicitation?

        Stratasys will pay for the entire cost of soliciting proxies. In addition to this proxy statement/prospectus, Stratasys' directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Stratasys may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy statement/prospectus?

        If you receive more than one proxy statement/prospectus, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions included with each proxy statement/prospectus to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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  You may submit another properly completed proxy card with a later date.

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  You may grant a subsequent proxy by telephone or through the Internet.

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  You may send a timely written notice that you are revoking your proxy to the Stratasys' Secretary at 7665 Commerce Way, Eden Prairie, Minnesota 55344.

  •
  You may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

        Your most recent proxy card or telephone or Internet proxy is the one that is counted.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR", "AGAINST," "ABSTAIN" and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as votes "Against" each of the proposals. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposals 2 and 3. A broker non-vote will, however, have the same effect as an "AGAINST" vote on Proposal 1.

How many votes are needed to approve each proposal?

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  Proposal 1:  The proposal to adopt the merger agreement must receive a "FOR" vote from the holders of at least a majority of the shares of Stratasys common stock issued and outstanding on the record date for the special meeting.

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  Proposal 2:  The proposal to approve, on an advisory basis, certain compensatory arrangements between Stratasys and its named executive officers relating to the merger contemplated by the merger agreement must receive a "FOR" vote from at least a majority of the shares of Stratasys common stock represented either in person or by proxy at the special meeting and entitled to vote.

  •
  Proposal 3:  The proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement must receive a "FOR" vote from at least a majority of the shares of Stratasys common stock represented either in person or by proxy at the special meeting and entitled to vote.

        How many shares will Stratasys' executive officers and directors be entitled to vote at the special meeting? Do you expect them to vote in favor of the proposals?

        As of the record date, Stratasys' executive officers and directors, together with the stockholders with which certain of Stratasys' directors are affiliated or associated, had the right to vote approximately 910,300 shares of Stratasys common stock, representing approximately 4.28% of the Stratasys common stock then outstanding and entitled to vote at the special meeting. Stratasys expects that its executive officers and directors, together with those affiliated or associated stockholders, will vote "FOR" each of the proposals described above.

        In addition, Stratasys' directors and the spouses of certain Stratasys directors, who hold shares of Stratasys common stock, entered into voting agreements with Stratasys and Objet pursuant to which these stockholders agreed, among other things, to vote their shares of Stratasys common stock in favor of the adoption of the merger agreement, and in favor of any proposal to adjourn the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. These stockholders also granted Objet irrevocable proxies under which Messrs. David Reis and Ilan Levin, on behalf of Objet, may vote their shares of Stratasys common stock in favor of, among other things, the adoption of the merger agreement, and any proposal to adjourn the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. Approximately 909,400 shares of Stratasys common stock, which represents approximately 4.28% of the outstanding shares of Stratasys common stock as of the record date, are subject to these voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled "Agreements Entered Into in Connection with the Merger Agreement—Stratasys Voting Agreements" on page 123 of this proxy statement/prospectus. The form of Stratasys voting agreement is also attached to this proxy statement/prospectus as Annex B.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the special meeting in person or represented by proxy. On the record date, there were 21,336,451 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairperson of the special meeting or a majority of shares present at the special meeting in person or represented by proxy may adjourn the special meeting to another date.

Should I send in my stock certificate with my proxy card?

        No. As described on page 104 of this proxy statement/prospectus, Stratasys stockholders will be sent materials for exchanging shares of Stratasys common stock shortly after the completion of the merger.

How can I find out the results of the voting at the special meeting?

        Stratasys expects to make a public announcement of the preliminary voting results as soon as practicable following the special meeting. Final voting results are expected to be published in a current report on Form 8-K filed by Stratasys with the SEC on or before the fourth business day following the special meeting. If final voting results are not available to Stratasys in time to file a Form 8-K within four business days following the special meeting, Stratasys intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to Stratasys, file an additional Form 8-K to publish the final results.

        Will Stratasys hold an annual meeting in 2012? If so, when are stockholder proposals due for that meeting?

        If the merger is completed, Stratasys will become an indirect, wholly-owned subsidiary of Objet and will not have any public stockholders. As a result, there will be no public participation in any future meeting of Stratasys stockholders. However, if the merger is not completed or if Stratasys is otherwise required to do so under applicable law, Stratasys will hold an annual meeting of stockholders in 2012.

        In the event that Stratasys holds an annual meeting of stockholders in 2012, stockholders may submit proposals on matters appropriate for stockholder action at meetings of its stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Stratasys' proxy materials relating to its 2012 annual meeting of stockholders, if held, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by Stratasys a reasonable time prior to the time Stratasys begins to print and mail its proxy materials. Such proposals should be delivered to Stratasys, Inc., Attn: Secretary, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

        Pursuant to Stratasys' bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the Stratasys 2012 annual meeting of stockholders, if held, but you are not requesting that your proposal or nomination be included in the proxy materials for the meeting, you must notify Stratasys' Secretary, in writing, not earlier than the close of business on the 120th day prior to the Stratasys 2012 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the Stratasys 2012 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the Stratasys 2012 annual meeting of stockholders is first made.

        Stratasys also advises you to review its bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Among other things, a stockholder's notice to Stratasys' Secretary must set forth the information required by Stratasys' bylaws with respect to each matter the stockholder proposes to bring before the Stratasys 2012 annual meeting of stockholders, if held. The chairperson of the 2012 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Stratasys board of directors for the Stratasys 2012 annual meeting of stockholders, if held, will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Stratasys has not been provided with timely notice and (ii) any proposal made in accordance with Stratasys' bylaws, if the 2012 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL ONE—THE MERGER

        The following is a discussion of the proposed merger and the merger agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein. Stratasys stockholders are urged to read this entire proxy statement/prospectus carefully, including the merger agreement, for a more complete understanding of the merger.

General

        Each of the Objet and Stratasys boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. At the effective time of the merger, Merger Sub will be merged with and into Stratasys, with Stratasys being the surviving corporation. Upon consummation of the merger, the separate corporate existence of Merger Sub will cease, and Stratasys will continue to exist as a Delaware corporation and will then be a wholly-owned, indirect subsidiary of Objet. Stratasys stockholders will be entitled to receive one Objet ordinary share for each share of Stratasys common stock that they own, upon the terms and subject to adjustment as provided in the merger agreement, as described under "The Agreement and Plan of Merger—Structure; Merger Consideration," beginning on page 103 of this proxy statement/prospectus. Upon consummation of the merger, Objet will be owned 55% and 45% by existing Stratasys stockholders and Objet shareholders, respectively, on a fully diluted basis (using the treasury stock method), and Objet will be renamed "Stratasys Ltd." (subject to the approval of Israel's Companies Registrar).

Background of the Merger

        Stratasys is a worldwide leading manufacturer of three-dimensional, or 3D, printers and 3D production systems for office-based rapid prototyping, or RP, and direct digital manufacturing, or DDM, applications. Stratasys develops, manufactures and sells a broad product line of 3D printers and 3D production systems (and related proprietary consumable materials) that create physical parts from computer assisted design, or CAD, files. Objet is a global provider of 3D printing solutions, offering a broad range of 3D printing systems, resin consumables and services. Objet's printers use Objet's proprietary inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D CAD files. Objet's printers build 3D objects by depositing multiple layers of resin one on top of another, with UV light curing and hardening each layer.

        Each of Objet's and Stratasys' board of directors reviews its company's strategic plan and reviews with the management of its company potential strategic alternatives and ways to enhance its company's performance and prospects. As Stratasys and Objet have each been in the additive fabrication field for more than a decade, they and their management teams are familiar with each other and their respective products and services, and their respective boards of directors have recognized that there could be potential synergies from the companies collaborating or combining.

        S. Scott Crump, Stratasys' Chairman and CEO, and Elchanan Jaglom, Objet's Chairman, have known each other since 2001 and have had discussions from that time about how the two companies might collaborate. During 2002, they had preliminary discussions about combining the companies, but none of those discussions went beyond the initial stage. These discussions did, however, lead to Objet engaging Stratasys in August 2003 as the exclusive distributor of Objet's PolyJet 3D printers and consumables in the United States. Stratasys acted as Objet's exclusive distributor in the United States until the middle of 2007, when Objet began distributing its systems and consumables directly through its wholly owned U.S. subsidiary.

        After termination of the distribution agreement, Mr. Crump and Mr. Jaglom maintained periodic contact with each other, meeting at trade shows and other industry events. On August 26, 2011, Mr. Jaglom contacted Mr. Crump to determine whether Mr. Crump would be coming to Europe on business and, if so, whether he could meet with Mr. Jaglom. At that time, Mr. Jaglom viewed Stratasys as a potential merger candidate because of several key synergies, including the fact that the combined company could offer a wider array of complementary products than either company could on a stand-alone basis. Mr. Crump responded that he would not be attending the 2011 Euromold trade show in Europe, but that if Mr. Jaglom planned to be in the United States, Mr. Crump would be willing to meet with him in Minnesota or elsewhere in the United States. On October 2, 2011, Mr. Jaglom responded that he would be in the United States beginning October 4 and would like to meet with Mr. Crump.

        On October 6, 2011, Mr. Jaglom met Mr. Crump in Minneapolis, Minnesota for initial discussions regarding the possibility of a merger between Objet and Stratasys. The participants in this meeting discussed the businesses of the respective companies and their views of the 3D printing industry, as well as the strategic benefits of a potential business combination. Mr. Jaglom identified the fundamental elements for a potential transaction from Objet's perspective: the corporate governance of the combined company, including board composition, with an equal number of directors to be nominated by each company, the creation and composition of an executive committee, having David Reis, Objet's chief executive officer and a member of its board of directors, serve as chief executive officer of the combined company, having Mr. Crump serve as its chairman and Mr. Jaglom as chairman of the executive committee; and the relative ownership of the shareholders of each company in the combined company, which would be determined with the assistance of financial advisers after the parties had agreed to the other elements of the proposed transaction. After the initial meeting between Mr. Jaglom and Mr. Crump, Robert F. Gallagher, the executive vice president and chief financial officer of Stratasys, joined the discussion and the previously discussed elements of the transaction were presented by Mr. Jaglom and Mr. Crump to Mr. Gallagher. At the conclusion of the meeting, the participants expressed continued interest in considering a potential transaction between the two companies.

        On October 19, 2012, Mr. Crump presented an overview of the proposed merger to the Stratasys board of directors at a regularly scheduled meeting held on Long Island, New York. The board instructed Mr. Crump to continue to explore the possibilities of such a merger.

        Messrs. Crump, Gallagher and Jaglom met again on October 20, 2011 in New York City for further discussions regarding the strategic benefits that could be achieved through a business combination and the potential terms and structure of such a combination. Mr. Crump and Mr. Jaglom followed up on this meeting with phone calls on October 24, 26 and 27, 2011.

        In response to Stratasys' request for a copy of Objet's registration statement on Form F-1, which had been prepared and submitted to the SEC on a confidential basis in the spring of 2011, in connection with Objet's proposed initial public offering, the companies executed a mutual confidentiality agreement on October 31, 2011.

        On October 31 and November 1, 2011, Messrs. Reis and Ilan Levin, the president and vice chairman of Objet, met with Messrs. Crump and Gallagher and Shane Glenn, director of investor relations for Stratasys, in Minneapolis, Minnesota, to discuss the potential structure and terms of a business combination between the two companies. At these meetings, the participants made presentations regarding the business, financial performance and organizational structure of each of their companies. The Objet representatives also provided Stratasys with the then-current version of Objet's registration statement on Form F-1.

        Prior to these meetings, Objet informed its outside counsel, Meitar Liquornik Geva & Leshem Brandwein, or Meitar, of its intent to pursue the negotiation of a preliminary agreement concerning a potential transaction, and on November 3, 2011, Mr. Jaglom sent to Mr. Crump a draft outline of proposed terms of a merger in the form of a non-binding, indicative proposal to Stratasys. It proposed that the transaction be structured as a reverse triangular merger with Stratasys as the ultimate parent company issuing its shares to Objet shareholders. The proposal also outlined the elements of post-merger corporate governance indicated above and stated that the parties would engage investment bankers to help establish a framework for determining the relative valuation of the two companies.

        On November 4, 2011, the Stratasys board of directors held a special telephonic meeting to review the merger terms proposed by Objet and the general framework for the combined company's corporate governance. Thereafter, on November 4, 2011, Mr. Crump sent a revised draft of the proposal to Messrs. Jaglom, Reis and Levin. This draft contained different corporate governance terms and required that Objet commit to suspend its initial public offering for a minimum of one month after the execution of a letter of intent.

        On November 6, 2011, Mr. Jaglom sent Mr. Crump an email in which he indicated that Objet could not proceed with discussions on the basis of Stratasys' proposal, primarily due to its contemplated corporate governance and management terms, and discussions were terminated.

        After receipt of Mr. Jaglom's November 6 email, Messrs. Crump and Gallagher attempted intermittently to contact Mr. Jaglom, Mr. Reis and Mr. Levin in an effort to arrange a call or meeting. On November 29, 2011, Mr. Crump sent Mr. Jaglom a revised version of Mr. Crump's November 4 proposal, with certain changes to the corporate governance and management structure for a combined company. Mr. Jaglom and Mr. Crump held a telephone conversation later that day.

        Concurrently, Objet updated and then, on November 23, 2011, submitted to the SEC, on a confidential basis, an amended version of its registration statement on Form F-1, in anticipation of possibly beginning a roadshow shortly thereafter. On November 29, 2011, Objet decided, after consultation with the underwriters of its proposed initial public offering, to delay the offering to the first quarter of 2012, due to conditions in the market for initial public offerings.

        On November 30, 2011, Mr. Jaglom sent Mr. Crump an email suggesting that senior management of the companies, together with their legal advisors, meet in New York City in early December to negotiate and finalize a letter of intent.

        Also on November 30, 2011, Stratasys contacted Piper Jaffray & Co., or Piper Jaffray, regarding the potential transaction with Objet, and on December 2, 2011 representatives of Piper Jaffray met in Eden Prairie, Minnesota, with Stratasys management to discuss the transaction. Thereafter, Mr. Crump contacted members of the Stratasys board of directors individually to apprise them of the discussions with Piper Jaffray and to indicate his desire to engage Piper Jaffray as Stratasys' financial advisor if Stratasys and Objet could reach agreement on the terms of a letter of intent.

        In parallel with these developments, members of the Objet board of directors and senior management held discussions with Meitar and Cooley LLP, Objet's U.S. counsel, regarding potential tax synergies and alternative structures for the contemplated transaction. On December 4, 2011, Mr. Jaglom spoke with Mr. Crump by telephone and Mr. Jaglom presented a proposed structure under which Objet would be the ultimate parent company in a reverse triangular merger. The purpose of such a structure would be to enable the combined company to achieve additional tax benefits, primarily, the ability to take advantage of Objet's lower corporate tax rates under Israeli law generally, relative to U.S. corporate tax rates, and specifically to preserve Objet's significantly reduced corporate tax rates and other tax benefits under Israel's Investment Law, which are described elsewhere in this proxy statement/prospectus under "Objet's Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Measures of Objet's Performance—Corporate Taxes." Under this structure, Stratasys would become a subsidiary of Objet and Objet would issue shares as consideration in the merger to Stratasys stockholders, which shares Objet would register with the SEC and list for trading on NASDAQ under the name Stratasys Ltd. and the symbol "SSYS." Over the next few days, the parties exchanged emails and held conference calls regarding Objet's proposed structure and the corporate law and tax issues and business and other risks it presented.

        On December 8 and 9, 2011, Messrs. Reis and Levin, together with Meitar, met in New York City with Messrs. Crump, Gallagher and Glenn, together with McLaughlin & Stern LLP, or McLaughlin, Stratasys' outside counsel. The meeting focused on the terms and structure of a potential transaction and certain other terms of a non-binding letter of intent. At the meeting, Mr. Crump provided the Objet representatives with a draft letter of intent that followed the structure of Mr. Crump's November 30 proposal. This structure included, among other things, the acquisition by Stratasys of all of Objet's shares in exchange for Stratasys shares in a reverse triangular merger; a board of directors consisting of an equal number of members appointed by Stratasys and Objet, and one member unaffiliated with either company to be agreed upon by the two companies; an executive committee composed of two members appointed by each of the companies to address post-closing integration issues, as well as provide ongoing guidance with respect to the combined company's business strategy; the appointment of Mr. Crump as the chairman, Mr. Reis as the chief executive officer of the combined company and Mr. Jaglom as chairman of the executive committee. During the discussions, the representatives of the companies discussed the merits of various structures for the transaction and determined that they needed additional information with respect to the tax and accounting consequences of the structures being considered. The proposed letter of intent went through three additional drafts over the course of the two days of discussions. The last draft provided that one company would acquire the other company in a stock only transaction, but did not indicate which company would be the acquiring company in the transaction; however, the last draft also retained the corporate governance and management structure of the transaction as initially proposed. The proposed letter of intent also included binding provisions with respect to, among other things, access to information, confidentiality, nondisclosure of the discussions, and non-solicitation of employees.

        On December 10, 2011, Stratasys executed a letter agreement with Piper Jaffray to engage Piper Jaffray as Stratasys' financial advisor, subject to approval of and ratification by the Stratasys board of directors.

        On December 16, 2011, the Stratasys board of directors held a regular telephonic meeting to discuss the proposed 2012 Stratasys corporate budget. At that meeting, Mr. Crump advised the board of the status of negotiations regarding the proposed transaction, including the terms of the proposed letter of intent, and informed the board of his desire to engage Piper Jaffray as Stratasys' financial advisor in accordance with the terms of the engagement letter signed on December 10. After discussing several possible alternative financial advisors, and receiving a report of management regarding discussions between Stratasys and these parties, the Stratasys board of directors approved and ratified Stratasys' engagement of Piper Jaffray to act as financial advisor to the Stratasys board of directors. The Stratasys board selected Piper Jaffray based upon, among other factors, its experience in transactions similar to the proposed transaction, its reputation in the investment community and its familiarity with Stratasys and its business.

        Subsequent to these meetings, representatives of Objet and Stratasys held additional conference calls and meetings with their respective outside counsels, Meitar and McLaughlin, to discuss the structure of the transaction. Stratasys contacted KPMG to assist in assessing the tax issues surrounding Objet's suggested structure. In addition, there was a series of telephonic calls involving Meitar and KPMG as part of an exploration of the suggested structure and its tax consequences and benefits.

        On December 23, 2011, Mr. Crump sent Mr. Jaglom a revised letter of intent, signed by Mr. Crump on behalf of Stratasys, reflecting the results of the discussions between the parties and their advisors during the preceding two weeks. The revised letter of intent provided that the transaction would be in the form of a merger in which Objet would issue its shares to the Stratasys stockholders and Objet would be the ultimate parent company of the combined company and that the companies would determine the exchange ratio based upon the advice of their respective financial advisors and negotiations between the parties. The provisions relating to corporate governance and management remained the same as those set forth in prior drafts, except that the parties provided that if independent, external directors were required to be appointed under Israeli law, each company would nominate one such external director.

        On December 28, 2011, Objet contacted J.P. Morgan Securities LLC, or J.P. Morgan, one of the co-managing underwriters of its proposed initial public offering, to engage J.P. Morgan as Objet's financial advisor on Objet's proposed merger with Stratasys.

        Also on December 28, 2011, Mr. Levin responded to Mr. Crump's revised draft and suggested further discussions regarding the terms among the principals and their advisers.

        Through the end of December 2011 and continuing into January 2012, the companies exchanged documents and other information, and each company performed business and financial due diligence on the other company and its respective subsidiaries. The parties and their representatives conducted mutual due diligence calls on January 11 and 13, 2012.

        On January 11 and 12, 2012, the Stratasys board of directors held a regular meeting in Eden Prairie, Minnesota, for the purpose of discussing and approving the company's 2012 business plan and corporate budget. At that meeting Messrs. Crump and Gallagher presented a status update on the proposed merger.

        On January 18, 19 and 25, 2012, Piper Jaffray and J.P. Morgan held telephonic meetings to discuss relative ownership in the combined company.

        On January 28, 2012, Messrs. Reis, Levin, Crump, Gallagher and Glenn, together with representatives of their respective companies' financial advisors, met in Minneapolis, Minnesota. The meeting focused on, among other things, financial projections of the two companies, potential relative ownership in the combined company, optimal business strategy and next steps for the transaction, and included a presentation by each of the financial advisors. As a result of these discussions, a range of potential ownership for Stratasys stockholders holding between 50% to 60%, and Objet shareholders holding between 50% to 40%, of the capital stock of the post-transaction entity was established as a framework by the principals of Stratasys and Objet.

        On January 31 and February 1, 2012, Messrs. Jaglom and Crump met in Paris, France, to discuss the relative merits of the merger and potential relative ownership of the combined company. A representative of J.P. Morgan participated in the meeting on February 1. At the meeting, Mr. Jaglom gave Mr. Crump a copy of a letter of intent dated February 1, 2012, signed by Mr. Jaglom on behalf of Objet, which was the same as the letter of intent sent by Mr. Crump on December 23, 2011, except for the dates.

        On February 2 and 3, 2012, the Stratasys board of directors held a regular meeting in Orlando, Florida, at which, among other things, management of Stratasys updated the board regarding the status of the letter of intent and the discussions regarding the structure of the merger, management and corporate governance and the relative valuations of the two companies. On February 2, 2012 representatives of Piper Jaffray presented to Stratasys' Board of Directors regarding its preliminary view of relative valuation.

        On February 9, 2012, Mr. Crump informed Mr. Jaglom that, based on discussions with and at the direction of the Stratasys board, Stratasys believed that the difference in its view and Objet's view of the relative values of the two companies was too wide to continue merger discussions. Mr. Crump further stated that he and Stratasys would focus its resources and energies on the company's ongoing business challenges and opportunities. Mr. Jaglom agreed that each company would go its separate ways.

        Notwithstanding the impasse between their principals, on February 13, 2012, representatives of the companies' financial advisors held a telephonic meeting to discuss potential relative ownership in the combined entity and the strategic merits of a merger. On February 15, 2012, representatives of the companies' financial advisers met in person to discuss potential relative ownership in the combined entity.

        During the remainder of February 2012, the parties, together with their financial advisers, analyzed and discussed potential relative ownership in the combined entity and resulting exchange ratios derived from such analyses. On February 21, 2012, Piper Jaffray sent J.P. Morgan a draft term sheet outlining key transaction terms.

        On March 4 and 5, 2012, Messrs. Jaglom and Reis, on behalf of Objet, and Mr. Crump, on behalf of Stratasys, together with their respective companies' financial advisers, met again in Paris, France, to try to conclude a letter of intent, including the terms of post-merger corporate governance and the relative ownership of the companies for purposes of determining the exchange ratio.

        In addition to actual, formal meetings of the Objet board of directors, the Objet board remained effectively updated throughout the above-described process of negotiation of the prospective merger, as the primary personnel involved in those negotiations on behalf of Objet—Messrs. Jaglom, Reis and Levin—constituted three out of the four members of the Objet board.

        On March 5, 2012, Objet and Stratasys executed a non-binding confidential term sheet outlining the terms of a transaction pursuant to which Objet would acquire all outstanding shares of Stratasys common stock in exchange for Objet ordinary shares according to an exchange ratio that would result in Stratasys stockholders holding 55%, and Objet's shareholders holding 45%, of the capital stock of Objet, as the ultimate parent company in the merger, on a fully diluted basis (using the treasury stock method). The combined company would be named "Stratasys Ltd." and its ordinary shares would be traded on NASDAQ under the symbol "SSYS." The transaction was to be subject to satisfaction by each company with its continued due diligence investigation of the other company and to the negotiation of a definitive merger agreement and certain related ancillary documentation.

        On March 8, 2012, Stratasys and Objet held a telephonic meeting, together with representatives of their respective financial advisors and legal counsel to discuss the due diligence process.

        On March 9, 2012, Messrs. Crump, Gallagher and Glenn sent the Stratasys board of directors a detailed summary outlining the benefits of the merger to Stratasys stockholders together with a copy of the executed confidential term sheet.

        On March 12 and 13, 2012, representatives of Objet and Stratasys, together with their respective accounting, financial and legal advisers, met in New York City, to commence detailed due diligence, discussions regarding the definitive merger agreement, related legal issues and post-closing integration processes.

        On March 13, 2012, the Stratasys board of directors held a special meeting in New York City for the purpose of evaluating the terms of the proposed merger with Objet and determining whether Stratasys should proceed with the due diligence process based on the terms set forth in the March 5, 2012, confidential term sheet. At the meeting, Mr. Crump presented his evaluation of the general state of the additive fabrication industry and Stratasys' position within the industry. In addition, Messrs. Gallagher and Glenn presented management's evaluation of Objet based on the preliminary due diligence review that the company had conducted to date and the benefits and risks of proceeding with a transaction with Objet. Representatives of Piper Jaffray presented their preliminary determination of the relative valuation of the companies, and McLaughlin outlined the legal structure of the transaction along with the fiduciary duties of the board in connection with the proposed transaction. The board discussed the relative merits and risks of the proposed merger and asked management, the financial advisors and legal counsel numerous questions regarding the transaction.

The board then directed management to continue with due diligence and to proceed to negotiate a definitive merger agreement with the assistance of legal counsel.

        During the week of March 12, 2012, Stratasys retained Richards, Layton & Finger, LLP, or Richards Layton, as its special Delaware counsel to advise the board on matters of Delaware law, and Latham & Watkins, LLP, or Latham, as its special antitrust counsel to assist the company with its filing under the HSR Act and to advise management with respect to antitrust compliance during the due diligence process.

        Subsequent to the March 12 and 13 meetings, both companies provided electronic data rooms to enable each other to conduct documentary due diligence.

        On March 17, 2011 Cooley sent the initial draft of the merger agreement to Stratasys and its legal advisers.

        Between March 18 and 21, 2012, members of Stratasys' senior management met in Tel Aviv, Israel, with their counterparts from Objet to conduct due diligence on Objet. Between March 22 and 25, 2012, members of Objet's senior management met in Minneapolis, Minnesota, with their counterparts from Stratasys to conduct due diligence on Stratasys.

        On March 19, 2012, Cooley sent to McLaughlin a draft outline of the terms of a common stock purchase rights plan for the Stratasys board to consider adopting in connection with the transaction. On March 20, 2012, Meitar sent to McLaughlin a draft of post-merger articles of association for Objet that included a number of the corporate governance elements contained in the confidential term sheet, as well as a draft of other ancillary documents to be entered into in connection with the merger agreement.

        On March 21, 2012, the board of directors of Objet held a meeting at which resolutions were adopted with respect to Objet's proposed initial public offering and at which the status of the merger negotiations and due diligence efforts were also discussed. Representatives of Meitar participated in the meeting via telephone.

        On March 23, 2012, Objet filed its amended registration statement on Form F-1 electronically on the SEC's EDGAR website.

        On March 25, 2012, McLaughlin sent a revised draft merger agreement to Objet and its legal advisers. In connection with its revisions to the merger agreement, McLaughlin indicated that it had made significant changes to the "deal protection measures" included in Objet's initial draft, which had not been discussed between the parties prior to signing the confidential term sheet and had not been presented to the Stratasys board at its March 13, 2012 meeting. These provisions included

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  an option for Objet to purchase 19.9% of Stratasys common stock exercisable if a third party rather than Objet were to acquire Stratasys;

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  the requirement that Stratasys adopt a stockholders' rights plan;

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  prohibitions against Stratasys engaging in discussions or negotiations with third parties regarding a proposal to acquire Stratasys and against entering into an agreement with respect to such an acquisition, even if it may constitute a superior proposal;

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  prohibitions against the Stratasys board of directors withdrawing or modifying its recommendation to the stockholders to adopt the merger agreement or failing to reaffirm its recommendation of the merger or to state that the merger is in the best interests of the Stratasys stockholders within ten days after a request thereof by Objet; and

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  a prohibition against disclosure to the Stratasys stockholders of the receipt of an acquisition proposal unless Stratasys had satisfied certain conditions.

        McLaughlin's revised draft either deleted the foregoing provisions or modified them to provide that they be consistent with the satisfaction of the fiduciary duties of the Stratasys board of directors. In addition, among other things, the revised draft reduced the amount of the proposed break-up fee payable by Stratasys in the event of the termination of the merger agreement due to the acceptance of a superior offer, capped the expenses that Stratasys would reimburse in the event of the termination of the merger agreement in certain circumstances, and deleted from the definition of a "material adverse effect" the exception for geopolitical conditions, the outbreak of hostilities, acts of war and similar occurrences.

        On March 29, 2012, the board of directors of Objet held a meeting to discuss the status of the merger negotiations and due diligence efforts. Representatives of Meitar participated in the meeting.

        On March 30 and April 1, 2012, McLaughlin sent initial comments to the draft articles of association and other transaction documents to Objet and its legal advisers.

        On March 31, 2012, the Stratasys board of directors held a special telephonic meeting to review the status of Stratasys' due diligence of Objet and to discuss key aspects of the merger agreement and related documents. Management outlined the status of due diligence for the board and answered questions from directors regarding, among other things, patent protection, financial condition, and manufacturing facilities. McLaughlin provided an update of the status of negotiations regarding the merger agreement and noted that one outstanding issue was the term for the initial board of directors. Although the confidential term sheet provided that the term of the initial board of the combined company was to be two years, drafts of the merger agreement and the articles of association of the combined company provided that the term would expire at the 2014 annual general meeting of shareholders of the combined company, which would result in an initial term of less than two years. Richards Layton then outlined for the board the open issues regarding the deal protection measures that Objet had included in the draft of the merger agreement. These included the amount of the break-up fee in the event of a change in the board's recommendation due to a superior offer or in the event of an unforeseen intervening event. The board expressed concern that the merger agreement not preclude its ability to evaluate other opportunities that might be presented after the announcement of the merger and to change its recommendation in the event of the receipt and acceptance of a superior offer. In addition, management reported that Objet had withdrawn its request for the 19.9% option. Piper Jaffray also outlined for the board the basic terms of stockholders' rights plans and the benefits and risks of adopting such a plan. In particular, Piper Jaffray noted that companies adopt such plans to force potential acquirers to negotiate the terms of an acquisition with the company's board rather than making a tender offer at a potentially lower price and on other terms less favorable to the company's stockholders. Richards Layton also outlined for the board the way in which stockholders' rights plans worked from a legal perspective as well as the considerations that Delaware courts use to evaluate such plans. After discussion, the board directed management to continue to pursue the possibility of adopting such a stockholders' rights plan.

        Between March 25 and April 5, 2012, Objet and Stratasys progressed with due diligence and the drafting and negotiation of transaction documents through multiple exchanges of documents, emails and conference calls.

        On April 1, 2012, counsel for Stratasys and Objet conducted a conference call to discuss each company's position with respect to the protective rights provisions of the proposed merger agreement. On April 5, 2012, counsel for Stratasys and Objet conducted a conference call to discuss the open issues on the merger agreement, including the proposed deal protection measures, the termination of the merger agreement due to a material adverse effect, and the terms of the combined company's articles of association.

        On April 5, 2012, Messrs. Levin and Gallagher discussed a number of issues in the transaction documents that were still unresolved, including issues relating to the initial term of the board of directors of the combined company; the initial term of the chief executive officer of the combined company; requisite quorum for shareholder meeting and requisite percentage of voting power required for shareholder action; the proposed stockholders' rights plan; provisions of the merger agreement relating to the ability of one of the parties to terminate the agreement in the event of a superior offer or material adverse change; and the proposed terms of a lockup of certain Objet shareholders.

        On April 6, 2012, the Stratasys board of directors held a special meeting in New York City for the purpose of reviewing the status of the company's due diligence of Objet, addressing the integration of the two companies, reviewing the status of the negotiations regarding the definitive merger agreement and the status of the HSR filing, reviewing the possibility of adopting a stockholders' rights plan, and discussing various alternative measures to retain Stratasys and Objet employees after announcement of the proposed merger. Richards Layton outlined the status of the negotiations with respect to the deal protection measures, the board's fiduciary duties applicable to keeping stockholders informed of alternative offers and to evaluate offers that might lead to a superior offer to acquire the company, and the circumstances under which the board would be entitled to change its recommendation, accept a superior offer and terminate the merger agreement. Piper Jaffray and Richards Layton also discussed the reasons for and terms of a proposed stockholders' rights plan and answered questions from the board regarding the operation and consequences of such a plan. After discussion, the board directed management and counsel to resolve favorably to Stratasys certain key issues regarding, among other things, termination due to a material adverse effect, the breach of the merger agreement due to inadvertent solicitation of an acquisition proposal, the end date for the merger, the threshold at which the rights issuable under the rights plan would be triggered, the amount of the break-up fees in the event of a termination of the merger agreement due to a superior offer or an intervening event and the initial term of the directors of the combined company. Richards Layton also outlined for the board certain proposed amendments to the Stratasys bylaws that would, among other things, provide for more orderly and flexible regulation of Stratasys stockholders' meetings.

        Between April 5 and April 12, 2012, each of Objet and Stratasys continued conducting extensive business, financial and legal due diligence on each other and continued negotiating transaction documents through multiple exchanges of documents, emails and conference calls.

        On April 12, 2012, the Stratasys board of directors held a special meeting in New York City to discuss the status of and negotiations regarding the definitive agreements and the adoption of amendments to the Stratasys bylaws and the stockholders' rights plan. Management, McLaughlin and Richards Layton reviewed with the board the terms of the proposed merger agreement and the proposed stockholders' rights plan, which had been provided to the directors prior to the meeting, and responded to questions from the board members regarding such terms. In particular, the board questioned whether the issues that it had highlighted at the previous meeting had been resolved as the board had requested. Management and counsel addressed each of the issues and explained how they had been resolved, in each case in a manner satisfactory to the board. Management and McLaughlin also reviewed with the Stratasys directors, the results of the due diligence completed regarding Objet and its subsidiaries. No action was taken pending delivery of the fairness opinion, which was to be delivered at a meeting scheduled to be held the following day. Richards Layton then outlined each of the proposed amendments to the Stratasys bylaws, and Piper Jaffray and Richards Layton outlined the final terms of the proposed stockholders' rights plan. After discussion, the board determined that adoption of the stockholders' rights plan was in the best interests of Stratasys stockholders, because it would encourage third parties interested in making an offer to acquire the company to negotiate the terms of such offer with the board and would discourage third parties from disrupting the market for the company's common stock pending completion of the merger. Piper Jaffray then presented its preliminary analysis of the fairness, from a financial point of view, of the exchange ratio set forth in the proposed merger agreement. Piper Jaffray then responded to questions from the board regarding its preliminary analysis.

        On April 13, 2012, the Stratasys board of directors held a special telephonic meeting after the close of the NASDAQ Stock Market to discuss the terms of the proposed transaction as set forth in the definitive agreements and reviewed the matters proposed to be approved by the Stratasys board of directors in connection with the transaction. Management updated the Stratasys directors regarding any changes in the transaction since the meeting held the previous day. Piper Jaffray then reviewed with Stratasys' board of directors its financial analysis of the proposed exchange ratio and rendered its opinion to the Stratasys board of directors that the exchange ratio provided for in the merger agreement was fair, from a financial point of view, to the holders of Stratasys common stock. The full text of the written opinion of Piper Jaffray is attached to this proxy statement/prospectus as Annex F. Piper Jaffray also responded to questions from the Stratasys directors regarding its analysis and fairness opinion. The Stratasys board of directors then engaged in additional deliberations regarding the merger, the proposed terms of the merger agreement and the various presentations of its legal and financial advisors, taking into consideration the factors described below under "Stratasys' Reasons for the Merger." Following discussion, Stratasys' board of directors unanimously adopted resolutions declaring that the merger agreement and the transactions contemplated thereby were advisable to and in the best interests of Stratasys and its stockholders and recommending that Stratasys stockholders adopt the merger agreement, adopted the merger agreement and approved the transactions contemplated thereby, and approved the proposed amendments to the Stratasys bylaws and the stockholders' rights plan, and authorized Stratasys to enter into the merger agreement and the stockholders' rights plan, subject to any changes deemed appropriate by its executive officers.

        On April 13, 2012, the Objet board of directors held a meeting to consider the terms of the proposed transaction. The Objet board reviewed certain financial terms of the merger. Meitar summarized the material terms of the draft merger agreement, including the structure of the transaction, deal protections, circumstances under which the merger agreement can be terminated and termination fees and due diligence efforts conducted. The board furthermore considered additional factors relating to the merger. Following discussion, the Objet board of directors unanimously approved the proposed merger and authorized Objet to enter into the merger agreement and the transactions contemplated thereby.

        On April 13, 2012, the merger agreement, the Objet voting agreements and the lockup and the standstill agreements were executed, and on April 16, 2012, Objet and Stratasys issued a joint press release announcing the transaction and Scott Crump, representing Stratasys, and David Reis, representing Objet, held a conference call to discuss the transaction in greater detail and to answer questions from investors and analysts.

Stratasys' Reasons for the Merger

        In determining whether the merger and the merger agreement were in the best interests of Stratasys and its stockholders and in deciding whether to approve and recommend the merger agreement and the transactions contemplated thereby to the stockholders of Stratasys, the Stratasys board of directors considered the following factors, among others, (in addition to any other relevant factors of which the directors were aware):

  •
  the belief that the combination of Stratasys' and Objet's businesses would create more value for Stratasys stockholders in the long-term than Stratasys could create as a stand-alone business given the expected sales, product and cost synergies and benefits of enhanced scale of the combined company and given the challenges presented by a volatile economy;

  •
  the combination would result in a company with a more extensive product and technology portfolio, which will offer customers solutions for a broader range of applications within a wide range of industry verticals, including:

  •
  complementary products and materials that bring together Objet's strength in design verification and visualization with Stratasys' leadership in functional testing and direct digital manufacturing;

  •
  Stratasys' advanced FDM technology, ideal for functional prototypes and applications requiring high levels of durability and Stratasys' Solidscape technology, used to make complex wax patterns for the investment casting process of finished parts; and

  •
  Objet's PolyJet technology, which provides high resolution printing suited for rapid prototyping and applications that require high feature detail and a finer surface finish.

  •
  the fact that Stratasys' and Objet's product lines are generally complementary and do not significantly overlap;

  •
  the combined company also expects to be generating substantial annual net cost synergies of approximately $7-8 million beginning 18 months following the merger, primarily resulting from several cost avoidance measures including the better allocation of current and future resources, the reduction in future recruitment costs, and the reduction in shared general and administrative expenses and corporate overhead, as the combined company continues to grow;

  •
  the combined company expects to achieve annual tax savings of approximately $3-4 million beginning 18 months following closing based on the Israeli tax advantages described in the following bullet point;

  •
  having Objet as the ultimate parent company following completion of the merger will enable the combined company to take advantage of the more favorable Israeli corporate tax rates, relative to U.S. corporate tax rates, applicable to Objet, as well as the significantly reduced corporate tax rates and other tax benefits afforded to Objet under Israel's Investment Law (as described elsewhere in this proxy statement/prospectus under "Objet's Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Measures of Objet's Performance—Corporate Taxes");

  •
  the transaction is expected to be accretive to Stratasys' projected non-GAAP earnings per share as a stand-alone company within the first 12 months after closing and thereby increase Stratasys' value;

  •
  the combined marketing organization and amount of spending is expected to allow the combined company a broader reach by being able to focus on specific vertical markets, such as aerospace, automotive, medical, dental and jewelry;

  •
  the combined sales and marketing organization of the combined company is expected to include more than 260 resellers and selling agent entities around the world, which in turn should enable both companies to increase revenue;

  •
  the broader sales and marketing network of the combined company will allow customers to streamline purchasing processes and will provide new access to solutions that address their needs and should enable the combined company to increase sales to existing customers;

  •
  the merger is expected to result in greater distribution reach and enhanced opportunities for cross-selling into the combined company's installed base, which the board believes will result in increased sales than either party could achieve as a stand-alone company;

  •
  the merger should yield enhancements of each company's capabilities and scale, including an experienced research and development team that should be well-positioned to be a leader in innovative product design and manufacturing;

  •
  together, Stratasys and Objet will have more capabilities to develop new consumables and improved systems than either Stratasys or Objet could alone;

  •
  the combined company's competitive position is expected to be improved by a scaled organization with a more comprehensive reach.

  •
  the combination of S. Scott Crump, co-founder, current chief executive officer and chairman of the board of Stratasys, together with Elchanan Jaglom, the current chairman of the board of Objet, will jointly provide vision and leadership for the combined company based upon their extensive involvement in and knowledge of the industry;

  •
  David Reis, the current Objet chief executive officer, will assume that capacity for the combined company, bringing proven executive leadership skills that will be critical in guiding the company toward future growth;

  •
  the businesses, operating results and financial condition of Objet, on both a historical and prospective basis, and the quality, breadth and experience of Objet's senior management;

  •
  the fact that the combined company would initially retain certain members of the Stratasys senior management team, who possess the extensive industry knowledge and experience necessary to manage and operate the combined company;

  •
  the fact that the board of directors of the combined company would be composed initially of four current directors of Stratasys, four of the current directors of Objet, and one independent director designated by the Stratasys board members, which was viewed as a positive factor due to the known and proven qualifications of the members of the Stratasys board of directors;

  •
  the fact that the exchange ratio is fixed and will not fluctuate based upon changes in the stock prices of Stratasys prior to the completion of the merger, which protects the Stratasys stockholders from any materially negative trends in the price of Stratasys common stock and any materially positive trends in Objet's business which could reasonably be thought to increase its enterprise value;

  •
  the use of Objet common stock as the sole consideration in the merger, which will provide the opportunity for Stratasys' stockholders to participate as shareholders in the potential appreciation in the stock of the combined company, in light of the perceived strategic benefits of the proposed merger;

  •
  the fact that the combined company would be well capitalized, with more than $130 million in unrestricted cash and no outstanding long-term debt, which would be available for future investments by the combined company in its business or for future strategic transactions;

  •
  the fact that each of the directors and certain executive officers and key shareholders of Objet agreed to vote their shares of Objet common stock in favor of the adoption of the merger agreement and against any alternative acquisition proposal in sufficient numbers such that the merger is guaranteed to receive Objet shareholder approval, which the Stratasys board of directors viewed as sending a strong message to the market that the Objet board of directors, senior management team and shareholder base was highly supportive of the merger;

  •
  the opinion of Stratasys' financial advisor, Piper Jaffray, that as of April 13, 2012 and based upon the assumptions and limitations set forth in its written opinion, the exchange ratio provided for in the merger agreement was fair, from a financial point of view, to the Stratasys stockholders;

  •
  Stratasys stockholders would own approximately 55% of the combined company and would be able to participate in, and benefit from, the future growth potential of the combined company;

  •
  Stratasys' due diligence investigation of Objet did not uncover any materially adverse information with respect to Objet's business, financial condition or prospects;

  •
  Stratasys' ability under the merger agreement to conduct its business in the ordinary course of business consistent with past practice;

  •
  the absence of appraisal rights under the General Corporation Law of the State of Delaware to holders of Stratasys common stock;

  •
  whether the termination date under the merger agreement allows for sufficient time to complete the merger;

  •
  the fact that the merger agreement allows the Stratasys board of directors, subject to the payment of the termination fee, to change or withdraw its recommendation to the Stratasys stockholders that they vote in favor of the merger in the event that Stratasys receives a superior offer from a third party or in response to certain material developments or changes in circumstances, if the Stratasys board of directors determines that failing to do so would reasonably be expected to result in a breach of the Stratasys board of directors' fiduciary duties to the Stratasys stockholders;

  •
  Stratasys' ability, under certain conditions, to provide information to and negotiate with a third party if such party were to make an acquisition proposal that did not result from a breach by Stratasys of its non-solicitation obligations under the merger agreement if the Stratasys board determines in good faith (after consultation with outside counsel) that taking such action would be required by the Stratasys board's fiduciary duties;

  •
  the ability of the Stratasys board of directors, under certain circumstances, to make a change of recommendation and/or terminate the merger agreement in response to a bona fide unsolicited acquisition proposal if the Stratasys board determines in good faith (after consultation with its outside counsel) that in light of such proposal, taking such action is required by the Stratasys board's fiduciary duties, and if necessary, subject to the payment of a termination fee of $25 million to Objet; and

  •
  Objet's agreement to pay Stratasys a termination fee of $31 million in certain circumstances, including if: (i) Stratasys terminates the merger due to the merger not being completed by September 30, 2012 as a result of the failure of Objet to fulfill its obligations under the merger agreement related to the Objet shareholder meeting for approval of the merger, the Form F-4 registration statement of which this proxy statement/prospectus forms a part or the NASDAQ listing application for Objet's ordinary shares; or (ii) Stratasys terminates the merger agreement due to a final, non-appealable law, judgment, injunction, order or decree that renders the merger illegal or prohibits the consummation of the merger, and the failure of Objet to comply with its obligations to cooperate in obtaining all necessary consents and approvals with respect to the merger and in assisting in the defense or settlement of any litigation against Stratasys concerning the merger materially contributes to the law, judgment, injunction, order or decree that renders the merger illegal.

        For more information concerning Objet's and Stratasys' respective historical financial results, please see the sections of this proxy statement/prospectus entitled "Objet's Management's Discussion and Analysis of Financial Condition and Results of Operations," "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

 Risks and Potentially Negative Factors

        The Stratasys board of directors also identified and considered a number of uncertainties, risks and other potentially negative factors in its consideration of the merger and merger agreement, including but not limited to the following:

  •
  the risk that the combined company will not achieve its forecasted results at all, or within the timeframe expected;

  •
  general challenges in successfully integrating two companies that may have significantly different corporate cultures, which is magnified by the challenges that accompany cross-border integration;

  •
  the degree of volatility in the recent trading prices of technology sector companies' stock, and the risk that the market value of the number of Objet ordinary shares issuable per share of Stratasys common stock upon the closing of the merger and the listing of Objet's ordinary shares on the NASDAQ Global Select Market could be lower than the closing price of Stratasys common stock per share as of the time of signing the merger agreement;

  •
  the possibility that the merger might not be consummated, as a result of the failure to obtain required regulatory clearances to consummate the merger or the failure to obtain the requisite vote of Stratasys stockholders, and the potential adverse effects of the failure to consummate the merger on Stratasys' business, revenues, financial condition, operating results, employees and overall competitive positioning and prospects;

  •
  the possibility that if regulatory clearance is not initially obtained for the merger, Stratasys may need to agree to the imposition by regulatory authorities of a remedy that may have adverse consequences for Stratasys' business, since Stratasys has committed under the merger agreement to agreeing to any non-material fixes required as a result of regulatory review;

  •
  the risk that as a result of the announcement of the merger, Stratasys' existing business relationships could be significantly disrupted and Stratasys might have increased difficulty entering into new business arrangements after such announcement;

  •
  the risk that certain provisions of the merger agreement may have the effect of discouraging proposals for alternative acquisition transactions involving Stratasys, including the restriction on Stratasys' ability to solicit proposals for alternative transactions and the requirement that Stratasys pay a termination fee of $25 million or $48 million to Objet in certain circumstances following the termination of the merger agreement;

  •
  the fact that, by virtue of the exchange ratio (which is fixed), it is anticipated that the Stratasys stockholders will hold only 55% of the combined entity after completion of the merger;

  •
  the requirement that Stratasys' board of directors call and hold a stockholders meeting to adopt the merger agreement even under circumstances where the Stratasys board of directors has changed or withdrawn its recommendation in favor of such adoption;

  •
  the risk that as a result of the announcement or the completion of the merger, key employees of Stratasys might terminate their employment with Stratasys and the risk that the transaction might divert management's attention from the day-to-day operation of Stratasys' business during the pendency of the merger;

  •
  following completion of the merger, Stratasys will no longer exist as an independent public company and its stockholders would be able to participate in any future earnings growth of Stratasys solely through their ownership of the combined company's ordinary shares;

  •
  Stratasys' business could be harmed as a result of uncertainties about the effect of the proposed merger on its employees and customers, which could impair its ability to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Stratasys to seek to change existing business relationships with Stratasys;

  •
  the costs involved in connection with entering into and completing the merger and the time and effort of management required to complete the merger and related disruptions to the operation of Stratasys' business;

  •
  the fact that receipt of the merger consideration generally will be taxable to Stratasys stockholders for U.S. federal income tax purposes;

  •
  the stockholder rights plan implemented by Stratasys, as a condition to the merger agreement, may reduce the likelihood that other potential acquirers would propose an alternative transaction that might be more advantageous to Stratasys' stockholders;

  •
  the potential impacts of the restrictions under the merger agreement on Stratasys' ability to take certain actions during the period prior to the closing of the merger (which may delay or prevent Stratasys from undertaking advantageous business opportunities that may arise pending completion of the merger);

  •
  the fact that certain of Stratasys' directors and officers may have interests in the merger as individuals that are in addition to or different from the interests of Stratasys' stockholders, as further described in the section entitled "Proposal One—The Merger—Interests of Certain Persons in the Merger" beginning on page 88 of this proxy statement/prospectus; and

  •
  various other risks associated with the merger and the businesses of Stratasys, Objet, and the combined company, some of which are described in this proxy statement/prospectus under the section entitled "Risk Factors."

        The Stratasys board of directors weighed these positive and negative factors, realizing that future results are uncertain, including any future results considered or expected that are described among the above factors. In addition, many of the non-financial factors considered were highly subjective. As a result, in view of the number and variety of factors that it considered, the Stratasys board of directors did not consider it practicable and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered. Rather, the Stratasys board made its determination based on the totality of the information it considered. Individually, each director may have given greater or lesser weight to a particular factor or consideration.

Recommendation of the Stratasys Board of Directors

        After careful consideration and based on the foregoing analysis, at a meeting of the Stratasys board of directors held on April 13, 2012, the Stratasys board of directors unanimously determined that the merger agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of Stratasys' stockholders and unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The Stratasys board of directors unanimously recommends that the Stratasys stockholders vote "FOR" the adoption of the merger agreement.

Opinion of Piper Jaffray & Co.

        Stratasys retained Piper Jaffray to act as its financial advisor in connection with the merger to render an opinion to the board of directors of Stratasys as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger agreement to the holders of the common stock of Stratasys. Piper Jaffray is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Stratasys selected Piper Jaffray on the basis of Piper

Jaffray's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Stratasys and its business.

        On April 13, 2012, at a meeting of Stratasys' board of directors held to evaluate the merger, Piper Jaffray delivered to Stratasys' board of directors an oral opinion, which was confirmed by delivery of a written opinion dated April 13, 2012, to the effect that, as of the date of the opinion, and based upon and subject to the various assumptions and limitations described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of the common stock of Stratasys.

        The full text of Piper Jaffray's written opinion to Stratasys' board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex F to this proxy statement/prospectus and is incorporated by reference herein in its entirety. The following summary of Piper Jaffray's opinion is qualified in its entirety by reference to the full text of the opinion. Piper Jaffray delivered its opinion to Stratasys' board of directors for the benefit and use of Stratasys' board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the fairness, from a financial point of view, of the exchange ratio to the holders of the common stock of Stratasys. Piper Jaffray's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger.

        In connection with rendering its opinion, Piper Jaffray:

  •
  reviewed and analyzed the financial terms of a draft of the merger agreement dated April 13, 2012;

  •
  reviewed and analyzed certain financial and other data with respect to Stratasys and Objet which was publicly available;

  •
  reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Stratasys and Objet that were (1) publicly available, (2) furnished to Piper Jaffray by Stratasys and Objet, respectively (see the discussion of "Stratasys Forecasts" and "Objet Forecasts" under "—Financial Analyses" below), including the analyses and forecasts of synergies expected by management of Stratasys and Objet to result from the merger and (3) generated by Piper Jaffray and reviewed and commented on by management of Stratasys (see the discussion of "Extended Stratasys Projections" and "Extended Objet Projections" under "—Financial Analyses" below);

  •
  conducted discussions with members of senior management and representatives of Stratasys and Objet concerning the matters described in the second and third bullets above, as well as their respective businesses and prospects before and after giving effect to the merger and the synergies expected therefrom;

  •
  reviewed the current and historical reported prices and trading activity of the common stock of Stratasys;

  •
  compared the financial performance of Stratasys and Objet with that of another publicly traded company that Piper Jaffray deemed relevant;

  •
  reviewed the potential pro forma financial impact of the merger on Stratasys' estimated non-GAAP earnings per share (excluding stock-based compensation expense, amortization of acquired intangibles and transaction fees and expenses);

  •
  reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant; and

  •
  conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

        Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the management of Stratasys and Objet that the financial information provided had been prepared on a reasonable basis in accordance with industry practice, and that they were not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information (including the synergies expected from the merger) reviewed by Piper Jaffray, that such information had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Stratasys and Objet as to the expected future results of operations and financial condition of Stratasys and Objet, respectively, to which such financial forecasts, estimates and other forward-looking information (including the expected synergies) relate. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information (including the synergies) or the assumptions on which they were based. Piper Jaffray further assumed that the merger will not qualify as a tax-free reorganization for United States federal income tax purposes. Piper Jaffray relied, with Stratasys' consent, on advice of the outside counsel and the independent accountants to Stratasys and Objet, and on the assumptions of the management of Stratasys and Objet, as to all accounting, legal, tax and financial reporting matters with respect to Stratasys, Objet and the merger agreement.

        In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement would be in all material respects identical to the draft reviewed by Piper Jaffray on April 13, 2012. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect Stratasys, Objet or the contemplated benefits of the merger.

        In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Stratasys or Objet, and were not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of Stratasys or Objet under any state, federal or foreign law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of Stratasys, Objet or any other entity. Piper Jaffray also assumed that neither Stratasys nor Objet was party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

        Piper Jaffray's opinion was necessarily based upon the information available to it and facts and circumstances as they existed and are subject to evaluation on the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used in preparing the opinion. Piper Jaffray did not express any opinion as to the price at which shares of Stratasys' common stock may trade following announcement of the merger or as to the price at which shares of Stratasys' common stock or the combined company's ordinary shares may trade at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of the opinion and does not have any obligation to update, revise or reaffirm its opinion.

        Piper Jaffray was not requested to, and did not, (i) solicit any expressions of interest from any other parties with respect to any business combination with Stratasys or any other alternative transaction or (ii) advise Stratasys' board of directors or any other party with respect to alternatives to the merger.

        Piper Jaffray's opinion was provided to the board of directors of Stratasys in connection with its consideration of the merger and was not intended to be and did not constitute a recommendation to any stockholder of Stratasys as to how such stockholder should act or vote with respect to the merger or any other matter. Piper Jaffray's opinion was approved for issuance by the Piper Jaffray Opinion Committee.

        Piper Jaffray's opinion addressed solely the fairness, from a financial point of view, of the exchange ratio to the holders of the common stock of Stratasys and did not address any other terms or agreement relating to the merger or any other terms of the agreement. Piper Jaffray was not requested to opine as to, and its opinion did not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may have been available to Stratasys or any other terms or conditions contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of Stratasys. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the exchange ratio to be used to calculate what is received by holders of the common stock of Stratasys in the merger or with respect to the fairness of any such compensation.

        The following represents a brief summary of the material financial analyses prepared by Piper Jaffray in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Piper Jaffray, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Piper Jaffray. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Piper Jaffray.

 Financial Analyses

        Selected Publicly Traded Companies Analysis.    Piper Jaffray performed a selected publicly traded companies analysis of each of Objet and Stratasys in which Piper Jaffray reviewed financial information for Objet and publicly available financial and stock market information for Stratasys and 3D Systems Corporation, a publicly traded company, also in the 3D printing and rapid prototyping industry.

        In performing a selected publicly traded companies analysis of Objet and Stratasys, Piper Jaffray reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on April 12, 2012, plus debt, less cash and cash equivalents, as a multiple of 2012 and 2013 estimated revenue; earnings before interest, taxes, depreciation and amortization, and adjusted to exclude stock-based compensation charges, which is referred to as "Adjusted EBITDA;" and net operating income after taxes, adjusted to exclude the after-tax impact of stock-based compensation charges and amortization of acquired intangibles, which is referred to as "Adjusted NOPAT." Piper Jaffray also reviewed equity values based on closing stock prices on April 12, 2012 as a multiple of 2012 and 2013 estimated net income, adjusted to exclude the after-tax impact of stock-based compensation charges and amortization of acquired intangibles, which is referred to as "Adjusted Net Income."

        The ranges of the selected publicly traded companies' trading multiples are as follows:

Enterprise Value as a Multiple of:	Multiples Range
2012E Revenue	4.0x - 4.0x
2013E Revenue	3.5x - 3.5x
2012E Adjusted EBITDA	13.1x - 17.1x
2013E Adjusted EBITDA	11.9x - 13.1x
2012E Adjusted NOPAT	22.2x - 29.0x
2013E Adjusted NOPAT	20.3x - 22.5x

Equity Value as a Multiple of:	Multiples Range
2012E Adjusted Net Income	22.6x - 29.7x
2013E Adjusted Net Income	18.7x - 24.9x

        Objet.    Piper Jaffray applied a range of selected multiples of 2012 and 2013 revenue, Adjusted EBITDA, Adjusted NOPAT and Adjusted Net Income derived from the selected publicly traded companies to corresponding data of Objet. Estimated financial data of the selected publicly traded companies were based on publicly available filings and publicly available research analysts' estimates. Estimated financial data of Objet were based on the financial forecasts relating to Objet for the years 2012 and 2013 prepared by the management of Objet, which are referred to as the "Objet Forecasts."

        This analysis indicated the following implied per share price reference ranges for Objet:

Implied Reference Ranges for Objet

Metric	Implied Enterprise Value Reference Ranges (in millions)	Implied per Share Price Reference Ranges after Deducting Net Debt
2012E Revenue	$643 - $650	$39.05 - $39.44
2013E Revenue	$685 - $691	$41.36 - $41.72
2012E Adjusted EBITDA	$414 - $537	$26.31 - $33.14
2013E Adjusted EBITDA	$499 - $550	$31.07 - $33.87
2012E Adjusted NOPAT	$557 - $728	$34.29 - $43.74
2013E Adjusted NOPAT	$716 - $795	$43.07 - $47.49
2012E Adjusted Net Income	—	$32.00 - $41.99
2013E Adjusted Net Income	—	$37.22 - $49.47

        Stratasys.    Piper Jaffray applied a range of selected multiples of 2012 and 2013 revenue, Adjusted EBITDA, Adjusted NOPAT and Adjusted Net Income derived from the selected publicly traded companies to corresponding data of Stratasys. Estimated financial data of the selected publicly traded companies were based on publicly available filings and publicly available research analysts' estimates. Estimated financial data of Stratasys were based on the financial forecasts relating to Stratasys for the years 2012 and 2013 prepared by the management of Stratasys, which are referred to as the "Stratasys Forecasts."

        This analysis indicated the following implied per share price reference ranges for Stratasys:

Implied Reference Ranges for Stratasys

Metric	Implied Enterprise Value Reference Ranges (in millions)	Implied per Share Price Reference Ranges after Deducting Net Debt
2012E Revenue	$771 - $779	$37.99 - $38.36
2013E Revenue	$807 - $815	$39.56 - $39.91
2012E Adjusted EBITDA	$722 - $937	$35.84 - $45.26
2013E Adjusted EBITDA	$784 - $863	$38.56 - $42.03
2012E Adjusted NOPAT	$648 - $846	$32.61 - $41.31
2013E Adjusted NOPAT	$724 - $804	$35.91 - $39.45
2012E Adjusted Net Income	—	$30.75 - $40.01
2013E Adjusted Net Income	—	$31.33 - $41.28

        Based on the per share price reference ranges implied for Objet and Stratasys by the analysis described above, Piper Jaffray calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the merger of 1.00x. Piper Jaffray calculated the top end of the implied exchange ratio reference ranges by dividing the top end of the Stratasys implied per share price reference ranges by the bottom end of the Objet implied per share price reference ranges, and calculated the bottom end of the implied exchange ratio reference ranges by dividing the bottom end of the Stratasys implied per share price reference ranges by the top end of the Objet implied per share price reference ranges.

Implied Exchange Ratio Reference Ranges

Metric	Implied Exchange Ratio Reference Ranges
2012E Revenue	0.96x - 0.98x
2013E Revenue	0.95x - 0.96x
2012E Adjusted EBITDA	1.08x - 1.72x
2013E Adjusted EBITDA	1.14x - 1.35x
2012E Adjusted NOPAT	0.75x - 1.20x
2013E Adjusted NOPAT	0.76x - 0.92x
2012E Adjusted Net Income	0.73x - 1.25x
2013E Adjusted Net Income	0.63x - 1.11x

        With the exception of Stratasys as one of the selected publicly traded companies used in the analysis of Stratasys, no company used in these analyses is identical or directly comparable to Stratasys or Objet. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Stratasys and Objet were compared.

        Discounted Cash Flow Analysis.    Piper Jaffray performed a discounted cash flow analysis of each of Objet and Stratasys to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Objet and Stratasys could each generate during fiscal years ending December 31, 2012 through 2016. Solely for the purpose of the discounted cash flow analysis, Piper Jaffray developed extended projections for Objet for the years 2014 through 2016 based on trends and relationships observed in the Objet Forecasts (the "Extended Objet Projections"), and the Extended Objet Projections were reviewed and commented on by Stratasys management. In addition, solely for the purpose of performing a discounted cash flow analysis, Piper Jaffray developed extended projections for Stratasys for the years 2014 through 2016 based on trends and relationships observed in the Stratasys Forecasts (the "Extended Stratasys Projections"), and the Extended Stratasys Projections were reviewed and commented on by Stratasys management. In performing this analysis, Piper Jaffray used the Objet Forecasts and Stratasys Forecasts for the years 2012 and 2013 and the Extended Objet Projections and Extended Stratasys Projections for the years 2014 through 2016 for Objet and Stratasys, respectively.

        Objet.    In its discounted cash flow analysis of Objet, Piper Jaffray calculated terminal values for Objet by applying terminal multiples of Adjusted NOPAT, ranging from 16.0x to 18.0x, to Objet's 2016 estimated Adjusted NOPAT. The selected range of multiples was determined by analyzing current Adjusted NOPAT trading multiples and the effect that lower expected growth rates in the future years would have on those multiples. Unlevered free cash flows used in the analysis for 2012, 2013, 2014, 2015, 2016 and the terminal period were $26 million, $33 million, $45 million, $59 million, $73 million and $73 million, respectively. The cash flows and terminal values were then discounted to present value as of March 31, 2012 using discount rates ranging from 15.0% to 16.0%, which range was derived by using a weighted average cost of capital calculation using the capital asset pricing model based on the selected publicly traded companies, 3D Systems and Stratasys. This analysis indicated the following implied enterprise value reference range and, after deducting net debt, the implied per share price reference range for Objet:

Implied Reference Ranges for Objet

Implied Enterprise Value Reference Range (in millions)	$728 - $831
Implied per Share Price Reference Range After Deducting Net Debt	$44.08 - $49.77

        Stratasys.    In its discounted cash flow analysis of Stratasys, Piper Jaffray calculated terminal values for Stratasys by applying terminal multiples of Adjusted NOPAT, ranging from 16.0x to 18.0x, to Stratasys' 2016 estimated Adjusted NOPAT. The selected range of multiples was determined by analyzing current Adjusted NOPAT trading multiples and the effect that lower expected growth rates in the future years would have on those multiples. Unlevered free cash flows used in the analysis for 2012, 2013, 2014, 2015, 2016 and the terminal period were $15 million, $20 million, $27 million, $36 million, $47 million and $58 million, respectively. The cash flows and terminal values were then discounted to present value as of March 31, 2012 using discount rates ranging from 13.5% to 14.5%, which range was derived by using a weighted average cost of capital calculation using the capital asset pricing model. This analysis indicated the following implied enterprise value reference range and, after deducting net debt, the implied per share price reference range for Stratasys:

Implied Reference Ranges for Stratasys

Implied Enterprise Value Reference Range (in millions)	$629 - $723
Implied per Share Price Reference Range After Deducting Net Debt	$31.95 - $36.08

        Based on the per share price reference ranges implied for Objet and Stratasys by the discounted cash flow analysis described above, Piper Jaffray calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger of 1.00x. Piper Jaffray calculated the top end of the implied exchange ratio reference range by dividing the top end of the Stratasys implied per share price reference range by the bottom end of the Objet implied per share price reference range, and calculated the bottom end of the implied exchange ratio reference range by dividing the bottom end of the Stratasys implied per share price reference range by the top end of the Objet implied per share price reference range.

 Implied Exchange Ratio Reference Range

0.64x - 0.82x

        Selected Precedent Transactions Analysis.    Piper Jaffray performed a selected precedent transactions analysis of each of Objet and Stratasys in which Piper Jaffray reviewed, to the extent publicly available, financial information relating to merger and acquisitions transactions involving target companies in the 3D printing or additive manufacturing industries which offer products and services that are similar to the products and services offered by Objet and/or Stratasys. Piper Jaffray excluded transactions with enterprise values of $100 million and less to ensure that the target was of sufficient size and scale to make the transaction multiples meaningful. The 3D printing and additive manufacturing industries are sectors in which mergers and acquisitions activity has been sparse to date, primarily consisting of small acquisitions. Accordingly, Piper Jaffray considered the following selected transaction as the only relevant precedent transaction:

Announcement Date	Acquirer	Target
November 2011	3D Systems Corporation	Z Corp and Vidar

        Piper Jaffray reviewed the transaction value in the selected transaction, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's last 12 months, which is referred to as "LTM," Revenue and Adjusted EBITDA. Financial data of the selected transaction was based on publicly available information.

        The multiples from the above-noted precedent transaction are as follows:

Enterprise Value as a Multiple of:	Multiple
LTM Revenue	2.4x
LTM Adjusted EBITDA	19.6x

        Objet.    In its selected precedent transactions analysis of Objet, Piper Jaffray reviewed the multiples of LTM Revenue and Adjusted EBITDA derived from the selected precedent transaction and applied these multiples to Objet's LTM Revenue and Adjusted EBITDA. Financial data of Objet were based on financial information prepared by Objet management. This analysis indicated the following implied enterprise value reference point and, after deducting net debt, the implied per share price reference point for Objet:

Implied References for Objet

Metric	Implied Enterprise Value References (in millions)	Implied per Share Price References after Deducting Net Debt
LTM Revenue	$286	$19.23
LTM Adjusted EBITDA	$393	$25.18

        Stratasys.    In its selected precedent transactions analysis of Stratasys, Piper Jaffray reviewed the multiples of LTM Revenue and Adjusted EBITDA derived from the selected precedent transaction and applied these multiples to Stratasys' LTM Revenue and Adjusted EBITDA. Financial data of Stratasys were based on financial information prepared by Stratasys' management. This analysis indicated the following implied enterprise value reference point and, after deducting net debt, the implied per share price reference point for Stratasys:

Implied Reference Ranges for Stratasys

Metric	Implied Enterprise Value References (in millions)	Implied per Share Price References after Deducting Net Debt
LTM Revenue	$379	$20.70
LTM Adjusted EBITDA	$857	$41.76

        Based on the per share price references implied for Objet and Stratasys by the analysis described above, Piper Jaffray calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger of 1.00x. Piper Jaffray calculated the top end of the implied exchange ratio reference range by dividing the Stratasys implied per share price reference based on LTM Adjusted EBITDA by the Objet implied per share price reference based on LTM Adjusted EBITDA, and calculated the bottom end of the implied exchange ratio reference range by dividing the Stratasys implied per share price reference based on LTM Revenue by the Objet implied per share price reference based on LTM Revenue.

Implied Exchange Ratio Reference Range

1.08x - 1.66x

        No company, business or transaction used in these analyses is identical or directly comparable to Objet, Stratasys or the merger. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Objet, Stratasys and the merger were compared.

Contribution Analysis

        Piper Jaffray reviewed the relative financial contributions of Stratasys and Objet to the future financial performance of the combined company on a pro forma basis. Piper Jaffray reviewed 2011 actual and 2012 and 2013 projected revenue, Adjusted EBITDA, Adjusted NOPAT and Adjusted Net Income, of the combined company on a pro forma basis. Financial data for Stratasys and Objet were based on financial information provided by the respective companies' managements.

        Based on the implied relative equity value contributions, Piper Jaffray calculated the following implied exchange ratios:

Implied Exchange Ratio
2011 Revenue	1.07x
2012E Revenue	0.97x
2013E Revenue	0.96x
2011 Adjusted EBITDA	1.67x
2012E Adjusted EBITDA	1.37x
2013E Adjusted EBITDA	1.24x
2011 Adjusted NOPAT	1.14x
2012E Adjusted NOPAT	0.95x
2013E Adjusted NOPAT	0.83x
2011 Adjusted Net Income	1.18x
2012E Adjusted Net Income	0.96x
2013E Adjusted Net Income	0.84x

Pro Forma Accretion/Dilution Analysis

        Piper Jaffray reviewed the potential pro forma financial effect of the merger on Stratasys' 2012 and 2013 estimated Non-GAAP earnings per share, which is referred to as Non-GAAP EPS, on a pro forma basis both with and without giving effect to the potential cost synergies assumed by the managements of Objet and Stratasys to result from the merger. Non-GAAP EPS is calculated as GAAP EPS excluding the after-tax per share impact of stock-based compensation charges, amortization of acquired intangibles and transaction fees and expenses. Estimated financial data of Stratasys were based on the Stratasys Forecasts and estimated financial data of Objet were based on the Objet Forecasts. This analysis indicated that the merger would be accretive to Stratasys' estimated Non-GAAP EPS for 2012 and 2013, both with and without giving effect to the expected synergies. The analysis was performed on a pro forma basis for the entire 2012 and 2013 projected years. Excluding any synergies, this analysis indicated the following levels of accretion to Stratasys' estimated Non-GAAP EPS for 2012 and 2013:

	2012E	2013E
Standalone Non-GAAP EPS	$1.36	$1.66
Pro Forma Non-GAAP EPS	1.39	1.82
Accretion—$	$0.03	$0.17
Accretion—%	2.1%	10.0%

        The actual results achieved by the combined company may vary from projected results and the variations may be material.

        Including $7.0 million of annual cost synergies, which represents the low end of the range of the announced expected annual cost synergies of $7.0 million to $8.0 million, this analysis indicated the following levels of accretion to Stratasys' estimated Non-GAAP EPS for 2012 and 2013. For the purpose of this analysis, no revenue or tax synergies were assumed.

	2012E	2013E
Standalone Non-GAAP EPS	$1.36	$1.66
Pro Forma Non-GAAP EPS	1.52	1.96
Accretion—$	$0.16	$0.30
Accretion—%	11.7%	18.2%

        The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses prepared by Piper Jaffray in connection with its opinion and is not a comprehensive description of all analyses undertaken by Piper Jaffray in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses summarized above must be considered as a whole. Piper Jaffray further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Piper Jaffray's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, Piper Jaffray considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Stratasys and Objet. The estimates of the future performance of Stratasys and Objet in or underlying Piper Jaffray's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Piper Jaffray's analyses. These analyses were prepared solely as part of Piper Jaffray's analysis of the fairness, from a financial point of view, of the exchange ratio to the holders of the common stock of Stratasys and were provided to Stratasys' board of directors in connection with the delivery of Piper Jaffray's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Piper Jaffray's view of the actual values of Stratasys or Objet.

        The type and amount of consideration payable in the merger was determined through negotiations between Stratasys and Objet, and was approved by Stratasys' board of directors. The decision to enter into the merger agreement was solely that of Stratasys' board of directors. As described above, Piper Jaffray's opinion and analyses were only some of many factors considered by Stratasys' board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of Stratasys' board of directors or management with respect to the merger or the exchange ratio.

        Stratasys agreed to pay Piper Jaffray for its services in connection with the merger an aggregate fee of $2.25 million, $1.0 million of which was payable upon the rendering of its opinion and $1.25 million of which is contingent upon the completion of the merger. Stratasys also agreed to reimburse Piper Jaffray for its reasonable expenses incurred in connection with Piper Jaffray's engagement and to indemnify Piper Jaffray, any controlling person of Piper Jaffray and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        Piper Jaffray and its affiliates comprise a full service securities firm engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, as well as providing investment banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, Piper Jaffray and its affiliates may provide investment banking and financial advisory services to Stratasys, Objet and the combined company, and/or any of their affiliates; however, in the past two years, Piper Jaffray did not provide any such services to Stratasys, Objet or any of their affiliates other than the services described herein. In addition, in the ordinary courses of their businesses, Piper Jaffray and its affiliates may actively trade securities of Stratasys Inc. or, in the future, the combined company for their own account or the account of their customers and, accordingly, may at any time hold a long or short position in such securities.

        In addition to being retained by Stratasys to provide the fairness opinion and advisory services described above, Piper Jaffray was to serve as an underwriter for the prospective initial public offering of Objet's ordinary shares, with respect to which Objet filed a registration statement on Form F-1 with the SEC on March 22, 2012, but which was not completed due to Objet's decision to instead pursue the merger with Stratasys. Piper Jaffray and its affiliates may also, in the future, provide investment banking and other financial services to the combined company and receive compensation for the rendering of such services.

Projected Financial Information

Certain Projected Financial Information for Stratasys

        Stratasys typically does not make forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates. Stratasys does not as a matter of course make public long-term forecasts as to future performance or other prospective financial information beyond the current fiscal year. However, as part of the due diligence process, Stratasys' management prepared and provided to Objet, as well as to Piper Jaffray non-public, projected financial results as a stand-alone company for its 2012 and 2013 fiscal years. In connection with the evaluation of the fairness of the exchange ratio, Piper Jaffray used certain of the financial projections prepared by Stratasys, as well as projections for 2014 through 2016 extrapolated therefrom after review and comment by Stratasys management. These forecasts were also considered by the board of directors of Objet for purposes of evaluating the merger. Piper Jaffray and the board of directors of Stratasys also considered non-public, financial forecasts prepared by Objet management, including Objet's projected financial results for its 2012 and 2013 fiscal years for purposes of, in the case of the board of directors of Stratasys, evaluating the merger, and in the case of Piper Jaffray, evaluating the fairness of the exchange ratio. See "—Certain Projected Financial Information for Objet" below for more information about the forecasts prepared by Objet.

        The information set forth below is included solely to give stockholders access to the financial projections that were made available to Stratasys and Piper Jaffray and is not included in this proxy statement/prospectus in order to influence any stockholder of Stratasys to make any investment decision with respect to the merger or any other purpose.

        The following table presents a summary of Stratasys' forecasts:

	2012E	2013E
	(in millions)
Net Revenues	$193	$232
Adjusted EBITDA(1)	55	66
Adjusted Net Income(1)	30	37

        The following table presents a summary of the Extended Stratasys Projections, generated by Piper Jaffray for purposes of its financial analyses and reviewed and commented on by management of Stratasys:

	2014E	2015E	2016E
	(in millions)
Net Revenues	$278	$334	$400
Adjusted EBITDA(1)	79	96	117
Adjusted Net Income(1)	45	56	69

(1)
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Stratasys defines Adjusted EBITDA as earnings before interest and taxes, adjusted to exclude depreciation and amortization expense, stock-based compensation charges and transaction fees and expenses. Stratasys defines Adjusted Net Income as net income, adjusted to exclude the after-tax impact of stock-based compensation charges, amortization of acquired intangibles and certain expenses identified by Stratasys to be non-recurring in nature.

Certain Projected Financial Information for Objet

        While Objet typically does not make forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates, as part of the due diligence process, Objet management prepared and provided to Stratasys, as well as to Piper Jaffray non-public, projected financial results as a stand-alone company for its 2012 through 2013 fiscal years. In connection with the evaluation of the fairness of the exchange ratio, Piper Jaffray used certain of the financial projections prepared by Objet, as well as projections for 2014 through 2016 extrapolated therefrom after review and comment by Stratasys management. These forecasts were also considered by the board of directors of Stratasys for purposes of evaluating the merger.

        The information set forth below is included solely to give stockholders access to the financial projections that were made available to Stratasys and Piper Jaffray and is not included in this proxy statement/prospectus in order to influence any stockholder of Stratasys to make any investment decision with respect to the merger or any other purpose.

        The following table presents a summary of Objet forecasts:

	2012E	2013E
	(in millions)
Net Revenues	$161	$197
Adjusted EBITDA(1)	31	42
Adjusted Net Income(1)	25	36

        The following table presents a summary of the Extended Objet Projections, generated by Piper Jaffray for purposes of its financial analyses and reviewed and commented on by management of Stratasys:

	2014E	2015E	2016E
	(in millions)
Net Revenues	$239	$288	$346
Adjusted EBITDA(1)	55	72	88
Adjusted Net Income(1)	47	62	76

(1)
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Objet defines Adjusted EBITDA as earnings before interest and taxes, adjusted to exclude depreciation and amortization expense, stock-based compensation charges and transaction fees and expenses. Objet defines Adjusted Net Income as net income, adjusted to exclude the after-tax impact of stock-based compensation charges, amortization of acquired intangibles and transaction fees and expenses.

Important Information about the Projected Financial Information

        The inclusion of the financial projections should not be regarded as an indication that Stratasys, Objet or Piper Jaffray or anyone who received the projections then considered, or now considers, the projections to be material information of Stratasys or Objet or a reliable prediction of future events, and this information should not be relied upon as such.

        In preparing the projected financial information for Stratasys included in this proxy statement/prospectus, Stratasys' management made the following material assumptions:

  •
  Introduction of Stratasys' Fortus 250mc (Stratasys' entry-level DDM product) in July 2011 will enable year-over-year growth in revenues for Stratasys' high-end, Fortus line of products in 2012 due in part to a full year of sales of that product;

  •
  An increasing installed base, projected pricing and consumer usage patterns will drive growth in revenues from consumables;

  •
  Stratasys' RedEye parts service business, as led by a new general manager retained in 2011, will continue to increase its revenue growth rate, due in part to strategic partnerships that have been, and will continue to be, established;

  •
  Implementation of initiatives by Stratasys related to sales channel development, new product introduction, consumables and Stratasys' Redeye parts service business will enable Stratasys to sustain a substantial growth rate in overall revenues in 2012 and 2013;

  •
  Stratasys will be able to generate increased margins from its 3D printer sales, especially via its Mojo product, which will be sold through a large number of selling agents (including in North America);

  •
  An increased installed base will drive growth of high-margin consumable sales;

  •
  A decline in overall operating expenses as a percentage of sales due to (i) increased customer reimbursement of research and development, (ii) more operating leverage for marketing expenses and (iii) absence of commission or bonus acceleration in respect of sales; and

  •
  Income tax rates for Stratasys that are consistent with historical norms.

        In preparing the projected financial information for Objet included in this proxy statement/prospectus, Objet's management made the following material assumptions:

  •
  Increased revenues from equipment based on Objet's product offering, including further penetration by its entry-level Desktop series 3D printers, the continued growth of its larger capacity Eden and Connex 3D printers, the introduction of new features across all of its printers and the introduction of new printing platforms;

  •
  Increased revenues from consumables based on a larger installed base and continued consumer usage patterns of its installed printers; and

  •
  A decline in operating expenses as a percentage of sales due to (i) research and development expenses growing at a slower pace than growth in total revenues and (ii) increased operating leverage for sales and marketing and general and administrative expenses.

        While the financial forecasts set forth under "—Projected Financial Information" above, which are collectively referred to as the Forecasts, of each company as a stand-alone company were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" beginning on pages 17 and 51, respectively, all of which are difficult to predict and many of which are beyond the control of Stratasys and/or Objet and will be beyond the control of the combined company. None of the Forecasts assumes the combination of Stratasys and Objet or take into account any estimated synergies or dissynergies from the combination.

        There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results may differ, and may differ materially, from those reflected in the Forecasts, whether or not the merger is completed. The Forecasts therefore cannot be considered necessarily predictive of actual future operating results, and this information should not be relied on as such.

        The Forecasts were prepared solely for internal use by Stratasys and Objet and not with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. In the view of Stratasys management, the Forecasts related to Stratasys were prepared on a reasonable basis based on the best information available to Stratasys management at the time of their preparation. In the view of Objet management, the Forecasts related to Objet were prepared on a reasonable basis based on the best information available to Objet at the time of their preparation. The Forecasts, however, are not fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information.

        All of the Forecasts were prepared by or in conjunction with and are the responsibility of Stratasys and Objet, respectively, as indicated. Neither Grant Thornton LLP (Stratasys' independent registered public accounting firm) nor Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (Objet's independent registered public accounting firm) has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in the Forecasts and, accordingly, neither Grant Thornton nor Kesselman & Kesselman has expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The Kesselman & Kesselman report included in this proxy statement/prospectus relates to Objet's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

        By including in this proxy statement/prospectus a summary of certain Stratasys and Objet financial forecasts, none of Stratasys, Objet, or any of their representatives has made or makes any representation to any stockholder regarding the ultimate performance of Stratasys or Objet compared to the information contained in the Forecasts. The Forecasts related to Stratasys were prepared during the periods described above and have not been updated to reflect any changes since April 13, 2012 or the actual results of operations of Stratasys, as set forth under "Selected Historical Financial Data of Stratasys" beginning on page 162. The Forecasts related to Objet were prepared during the periods described above and have not been updated to reflect any changes since April 13, 2012 or the actual results of operations of Objet, as set forth under "Selected Historical Financial Data of Objet" beginning on page 162. None of Stratasys, Objet or, after completion of the merger, the combined company undertakes any obligation, except as required by law, to update or otherwise revise the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions prove to be in error, or to reflect changes in general economic or industry conditions.

        The summary of the Forecasts is not included in this proxy statement/prospectus in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the Stratasys special meeting.

Interests of Certain Persons in the Merger

Interests of Stratasys Executive Officers and Directors

        In considering the recommendation of the Stratasys board of directors that you, as a Stratasys stockholder, vote to adopt the merger agreement, you should be aware that some of Stratasys' executive officers and directors may have interests in the transaction that may be different from, or in addition to, your interests as a Stratasys stockholder. The Stratasys board of directors was aware of these interests and took these interests into account in adopting the merger agreement and the merger and submitting it to the stockholders for adoption.

Employment Following the Merger

        It is intended that S. Scott Crump will be appointed Chairman of the combined company's board of directors and Thomas W. Stenoien will be appointed as Chief Operating Officer of Stratasys, Inc. (the combined company's wholly-owned subsidiary) after the merger, and it is expected that the following four members of Stratasys' current board of directors will be elected to the combined company's board of directors following the merger: S. Scott Crump, Edward J. Fierko, John J. McEleney and Clifford H. Schwieter. In addition, Mr. Crump and Mr. McEleney are expected to be appointed to the executive committee of the combined company's board of directors following the merger.

Merger Consideration

        The table below shows, for each of Stratasys' directors and executive officers who beneficially own Stratasys stock, the number of shares of stock held by such person and the number of Objet ordinary shares to be issued to such person as consideration in the merger. The number of shares of Stratasys common stock shown as beneficially owned includes all shares underlying options (other than recently-granted options, as described below), whether currently exercisable or not, as all unvested options held by Stratasys directors and executive officers (other than such recently granted options) will automatically vest upon consummation of the merger.

Name	Number of Shares of Stratasys Common Stock Beneficially Owned(1)		Percent of Stratasys Class(1)	Number of Objet Ordinary Shares to be Received in Merger(2)
S. Scott Crump,	376,440	(3)	1.76%	376,440
CEO, President and Chairman of the Board
Thomas W. Stenoien,	55,200	(4)	*	55,200
Chief Operating Officer
Robert F. Gallagher,	82,000	(5)	*	82,000
Chief Financial Officer and Secretary
Ralph E. Crump,	508,360	(6)	2.37%	508,360
Director
Edward J. Fierko,	119,200	(7)	*	119,200
Director
John J. McEleney,	55,500	(8)	*	55,500
Director
Clifford H. Schwieter,	65,600	(9)	*	65,600
Director
Gregory L. Wilson,	146,700	(10)	*	146,700
Director

(1)
Based on 21,336,451 shares issued and outstanding as of July 30, 2012.

(2)
Based on the exchange ratio in the merger of one Objet ordinary share, and an option to purchase one Objet ordinary share, to be issued for each share and each option to purchase one share, respectively, of Stratasys common stock held by the director or executive officer.

(3)
Includes 31,600 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 18,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger. Also includes 169,703 shares owned of record by Mr. Crump's wife. Mr. Crump disclaims beneficial ownership of the shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 216,180 shares owned of record, 31,600 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger held by Ralph E. Crump, Mr. S. Scott Crump's father, and 216,180 shares owned of record by Mr. Crump's mother.

(4)
Represents 16,800 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 41,200 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 16,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger.

(5)
Includes 34,800 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 47,200 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger.

(6)
Includes 31,600 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 18,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger. Also includes 216,180 shares owned of record by Mr. Crump's wife. Mr. Crump disclaims beneficial ownership of all shares owned by his wife. In addition, Mr. Crump disclaims beneficial ownership of 130,737 shares owned of record, 31,600 shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger held by S. Scott Crump, and 169,703 shares owned of record by Mr. Crump's daughter-in-law.

(7)
Includes 14,800 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 18,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger.

(8)
Represents 11,100 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 18,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger.

(9)
Includes 3,200 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 18,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger.

(10)
Includes 3,200 shares issuable upon the exercise of stock options that are presently exercisable or exercisable within 60 days after July 30, 2012, and 44,400 shares issuable upon the exercise of stock options that will become exercisable upon closing of the merger. Does not include 18,000 shares underlying recently granted options that are not presently exercisable or exercisable within 60 days and that do not vest upon closing of the merger.

*
Less than 1%.

Merger Related Compensation.

        All options awarded by Stratasys before April 13, 2012, the date of the merger agreement, provide that upon a "change in control," as defined in the option agreements, such options become immediately exercisable, regardless of their original vesting provisions. The merger is a change in control of Stratasys under the terms of the option agreements. Accordingly, all options granted before April 13, 2012, and held by each Stratasys "named executive officer" will become immediately exercisable at the effective time of the merger, provided that such named executive officer is employed by Stratasys at that time. After the effective time of the merger, a named executive officer will be able to exercise any or all of the vested options until the options expire or terminate in accordance with their terms.

        The following table and the related footnotes present information about the compensation that the 2011 named executive officers of Stratasys would be deemed to receive upon the vesting of their unvested options in connection with the merger, assuming it had occurred on July 30, 2012, the latest practicable date prior to the filing of this proxy statement/prospectus. The compensation shown in the table below is subject to a nonbinding advisory vote of the stockholders of Stratasys at the special meeting, as described in this proxy statement/prospectus under "Proposal Two—Certain Compensatory Arrangements with Named Executive Officers."

Golden Parachute Compensation

Name(1)	Equity ($)(2)	Total ($)
S. Scott Crump	$1,054,536	$1,054,536
Chief Executive Officer
Robert F. Gallagher	$1,144,616	$1,144,616
Chief Financial Officer
Thomas W. Stenoien	$982,616	$982,616
Chief Operating Officer

(1)
Under applicable SEC rules, the Stratasys named executive officers for this purpose include the individuals who served as Stratasys' principal executive officer and principal financial officer during 2011 as well as Stratasys' three other most highly compensated executive officers during 2011.

(2)
The amounts set forth under the column captioned "Equity" consist of the value of the accelerated vesting of unvested options held by each named executive officer. The acceleration of the options is deemed to be "single-trigger" because it will occur upon the completion of the merger and is not conditioned upon a resignation or other termination of service. The value of the options is calculated in accordance with SEC rules as the difference between (x) the value of Stratasys common stock based on the average closing price of Stratasys shares as reported on NASDAQ for the first five business days following public announcement of the merger, which was $45.26, and (y) the exercise price of each of the unvested options subject to accelerated vesting. The actual value on the vesting date of the options subject to accelerated vesting will depend on the value of Stratasys common stock on that date. The vesting of options with exercise prices greater than $45.26 will also be accelerated, but there is no value associated with such vesting acceleration in this table.

Indemnification and Insurance

        Objet has agreed that, from the effective time of the merger until the sixth anniversary of such effective time, the combined company will cause the officers and directors of Stratasys to be covered with respect to acts or omissions occurring prior to the effective time of the merger, (x) by the policy of directors' and officers' liability insurance maintained by Objet as of the date of the merger agreement, or (y) by another policy, with policy limits, terms and conditions at least as favorable as those of the existing Stratasys policy. Additionally, Objet has agreed that the surviving corporation of the merger will honor all rights to indemnification, advancement of expenses and exculpation existing in favor of a director or officer of Stratasys and its subsidiaries under Stratasys' certificate of incorporation and bylaws as in effect as of the date of the merger agreement.

Interests of Objet Executive Officers and Directors

        Objet's executive officers and directors will also benefit as a result of the consummation of the merger, as options to purchase Objet ordinary shares held by them (as well as all other options to purchase ordinary shares granted under Objet's Amended and Restated 2004 Omnibus Stock Option and Restricted Stock Incentive Plan, or the 2004 Plan) will become exercisable—to the extent already vested—as a result of the consummation of the merger. That is based on a provision of the 2004 Plan that conditions the exercisability of any option to purchase Objet ordinary shares granted under the 2004 Plan (even if it has already vested) upon the closing of an initial public offering, or a merger or other similar transaction involving Objet. The vesting schedule of options to purchase Objet ordinary shares will not, however, be accelerated or otherwise affected by the consummation of the merger. For more information concerning this provision under the 2004 Plan, please see "Objet's Business—Objet Executive Compensation—Share Incentive Plans" elsewhere in this proxy statement/prospectus.

Stratasys Options and Warrants

        At the effective time of the merger, each outstanding option to purchase one share of Stratasys common stock will be converted into an option that will entitle its holder to acquire one Objet ordinary share at an exercise price per Objet ordinary share that is equal to the original exercise price per Stratasys share, and in accordance with the remaining terms of the original Stratasys option. At the effective time of the merger, each outstanding warrant to purchase one share of Stratasys common stock will be deemed to be exchanged for a substitute warrant that will entitle its holder to acquire, in lieu of one share of Stratasys common stock, one Objet ordinary share at an exercise price per Objet ordinary share that is equal to the original exercise price per Stratasys share, and in accordance with the remaining terms of the original Stratasys warrant. As noted above, all outstanding options will be fully exercisable automatically as a result of the consummation of the merger under the terms of option awards, other than options granted after execution of the merger agreement. Accordingly, holders of those options (other than the aforementioned recently-granted options) will be entitled to exercise them and acquire underlying Objet ordinary shares immediately following the effective time of the merger.

Board of Directors of the Combined Company Following the Merger

        Upon completion of the merger, the combined company's board of directors is expected to consist of nine members. The current Stratasys board of directors will have the right to nominate four members of the board, who are expected to be Messrs. S. Scott Crump, Edward J. Fierko, John J. McEleney and Clifford H. Schwieter. The current Objet board of directors will also have the right to nominate four members of the board, one of whom will be an independent, external director under the Israeli Companies Law. These members are expected to be Messrs. Elchanan Jaglom, Ilan Levin and Eyal Desheh and Ms. Adina Shorr. Eyal Desheh qualifies as, and will serve as, an external director under the Israeli Companies Law. The final member of the Objet board will be an independent, external director not affiliated with either Stratasys or Objet, who will be nominated by the current Stratasys board of directors, subject to the approval of Objet's current board of directors. Victor Leventhal has been nominated by Stratasys and approved by Objet to serve in that capacity. The remaining (if any) current directors of Objet will resign as of the effective time of the merger. Information about directors of the combined company can be found under the heading "Management Following the Merger" and in the documents listed under the heading "Where You Can Find More Information."

 Material United States Federal Income Tax Consequences of the Merger and the Holding and Disposing of Objet Ordinary Shares Received in the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Stratasys common stock. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations issued under the Code and published rulings and procedures of the Internal Revenue Service, or IRS, judicial authorities, published positions of the IRS, and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders who hold their shares of Stratasys common stock as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (generally, assets held for investment). This discussion does not address the tax consequences applicable to Stratasys stockholders who are not U.S. holders, nor does it address all of the tax consequences that may be relevant to any particular U.S. holder or U.S. holders who are subject to special treatment under U.S. federal income tax laws, including, without limitation:

  •
  financial institutions;

  •
  insurance companies;

  •
  partnerships and other pass-through entities;

  •
  tax-exempt organizations;

  •
  certain former U.S. citizens or long-term residents;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  dealers in securities or currencies;

  •
  U.S. persons whose functional currency is not the U.S. dollar;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  persons that hold shares of Stratasys common stock (or after the merger, Objet ordinary shares) as part of a straddle, hedge, constructive sale or conversion transaction;

  •
  persons who are subject to the alternative minimum tax provisions of the Code; and

  •
  persons who acquired their shares of Stratasys common stock (or after the merger, Objet ordinary shares) through the exercise of an employee stock option or otherwise as compensation.

        If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of Stratasys common stock (or after the merger, Objet ordinary shares), the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of Stratasys common stock (or after the merger, Objet ordinary shares) and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences to them of the merger and the holding and disposition of Objet ordinary shares received in the merger.

        This discussion does not address the tax consequences of the merger under state, local or foreign tax laws. This discussion also does not address the tax consequences of any transaction other than the merger.

        Stratasys stockholders should consult with their own tax advisors as to the tax consequences of the merger and the holding and disposition of Objet ordinary shares based on their particular circumstances, including the applicability and effect of U.S. federal (including the alternative minimum tax), state, local or non-U.S. and other tax laws and of changes in those laws and applicable reporting requirements.

        For purposes of this section, the term "U.S. holder" means a beneficial owner of shares of Stratasys common stock (or after the merger, Objet ordinary shares) who or that for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any of its political subdivisions, (3) an estate that is subject to U.S. federal income tax on its income regardless of its source, or (4) a trust (i) the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or (ii) that has validly elected under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Merger to Stratasys and Objet

U.S. Federal Income Tax Consequences of the Merger to Stratasys and Objet

        Neither Stratasys nor Objet will be subject to U.S. federal income tax on any aspect of the merger.

Tax Consequences of the Merger to U.S. Holders

        The merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Nevertheless, Section 367(a) of the Code and the Treasury Regulations promulgated thereunder will require each U.S. holder who exchanges shares of Stratasys common stock for Objet ordinary shares pursuant to the merger to recognize gain, but not loss, on the exchange. If a U.S. holder exchanges shares of Stratasys common stock on which gains are realized and other shares of Stratasys common stock on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized.

        The amount of gain recognized by a U.S. holder will equal the excess, if any, of the fair market value of the Objet ordinary shares received in the merger over the U.S. holder's adjusted tax basis in the shares of Stratasys common stock surrendered. The gain recognized will be a capital gain and will be a long-term capital gain if the shares of Stratasys common stock are held for more than one year at the time of the merger. Net long-term capital gains, (that is, generally, long-term capital gains in excess of capital losses) recognized by non-corporate U.S. holders will be taxed at a maximum preferential rate of 15%. Net capital gains recognized by a non-corporate U.S. holder who held Stratasys common stock for one year or less at the time of the exchange will be taxed at ordinary income tax rates. Capital gain recognized by a corporate U.S. holder will be subject to tax at the ordinary income tax rates applicable to corporations.

        A U.S. holder will have an adjusted tax basis in the Objet ordinary shares equal to the adjusted tax basis of the shares of Stratasys common stock exchanged in the merger increased by the amount of gain, if any, recognized by the U.S. holder.

        The holding period for the Objet ordinary shares received by a U.S. holder should include the holding period of the shares of Stratasys common stock surrendered in the merger.

U.S. Tax Considerations Related to Holding and Disposing of Objet Ordinary Shares Received in the Merger

Distributions on Objet Ordinary Shares

        Objet is not expected to make distributions with respect to its stock in the current year, nor are there any current plans to make distributions in future years. If and when distributions are made, then subject to the discussion below under "Passive Foreign Investment Company Considerations," a U.S. holder generally will be required to include in gross income as a dividend the amount of any distribution paid on Objet ordinary shares, including the amount of any Israeli tax withheld, to the extent the distribution is paid out of Objet's current or accumulated earnings and profits as determined under U.S. federal income tax principles. Amounts not treated as dividends by reason of a distribution exceeding current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. holder's tax basis in the Objet ordinary shares and will reduce (but not below zero) such tax basis in Objet ordinary shares. Any remaining excess will be treated as gain from a sale of Objet ordinary shares (see discussion below under Disposition of Objet Ordinary Shares). Absent a change in current law, dividends received by U.S. holders after 2012 will be taxed at ordinary income tax rates. Dividends paid by Objet will not qualify for the dividends-received deduction applicable in some cases to U.S. corporations. The amount of a distribution paid in New Israeli Shekel, including any Israeli tax withheld, is translated into dollars at the spot rate of exchange on the date the distribution was received for the purpose of determining the amount, if any, included in the U.S. Holder's gross income. Any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includible in the gross income of the U.S. holder to the date that the payment is converted into U.S. dollars generally will be ordinary income or loss.

Foreign Tax Credit

        Subject to certain conditions and limitations, Israeli tax withheld from distributions paid on Objet ordinary shares may be deducted by a U.S. holder to determine taxable income or claimed as a credit against the U.S. holder's U.S. federal income tax liability. The limitations on claiming a credit are significant and extremely complex. Each U.S. holder should consult with its own tax advisor to determine whether and to what extent that U.S. holder would be entitled to claim a credit for Israeli tax withheld from distributions on Objet ordinary shares.

Disposition of Objet Ordinary Shares

        Subject to the discussion below under "—Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize capital gain or loss upon the sale or other disposition of Objet ordinary shares equal to the difference between the amount realized and the holder's adjusted tax basis in the ordinary shares. The gain or loss recognized will be treated as long-term capital gain if, at the time of the sale or disposition, such ordinary shares were held for more than one year. Net long-term capital gains recognized by a non-corporate U.S. holder are currently taxed at a maximum rate of 15%. The maximum tax rate on net long-term capital gains is scheduled to increase to 20% for gains recognized after 2012. The deductibility of capital losses by a U.S. holder is subject to limitations.

Passive Foreign Investment Company Considerations

        Special U.S. federal income tax rules apply to U.S. holders owning shares of an entity treated as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. A non-U.S. corporation will be a PFIC for any taxable year in which, after applying look-through rules, 75% or more of its gross income consists of specified types of passive income, or 50% or more of the average value of its assets consists of passive assets. Passive assets consist of assets that generate, or are held for the production of, passive income. Cash, even if held as working capital, is a passive asset. Passive income includes dividends, interest, rents, royalties, certain gains and amounts derived by reason of the temporary investment of funds. Generally, if a non-U.S. corporation is a PFIC at any point in time when a U.S. holder owns stock of the corporation, the corporation will always be considered a PFIC with respect to that U.S. holder, notwithstanding that the corporation never satisfies the PFIC income test or PFIC asset test in a subsequent year.

        Classification of a non-U.S. corporation as a PFIC may have significant adverse tax consequences to U.S. holders. Generally, a U.S. holder who disposes of shares of PFIC stock is taxed under the "excess distribution" regime. Under that regime, gain realized on the disposition is allocated ratably on a daily basis to each day of the U.S. holder's holding period for the shares. Gain allocated to any period preceding the first year in the holding period when the corporation was a PFIC and gain allocated to the year of disposition will be treated as gain arising in the year of disposition and taxed at ordinary U.S. federal income tax rates in effect for that year. Gain allocated to each of the other years will be taxed at the highest applicable ordinary income tax rate in effect for each of those years. An interest charge, determined at the rate generally applicable to underpayments of tax for each of these years, is added to the tax calculated for each of these years and to the tax calculated for the year in which the sale of the shares occurs to arrive at the U.S. holder's tax on the gain. Distributions on shares of PFIC stock that exceed 125% of the average annual distributions paid on those shares in the three preceding years (or, if shorter, the portion of the U.S. holder's holding period before the taxable year) are taxed similarly.

        Objet believes that it will not be a PFIC for the taxable year ending on December 31, 2012, nor will it become a PFIC as a result of the merger or any other transaction contemplated by the merger agreement. However, the tests for determining PFIC status are subject to a number of uncertainties. In addition, these tests are applied annually, and it is difficult to accurately project future income and asset values relevant to this determination. Because Objet holds, and the Objet is expected to continue to hold following the merger, a substantial amount of cash or cash equivalents, and because the calculation of the value of its assets may be based in part on the value of Objet's ordinary shares, which may fluctuate after the merger and may fluctuate considerably given that market prices of technology companies historically often have been volatile, there can be no assurance that the Objet will not be a PFIC in any taxable year. U.S. holders should consult their own tax advisers about the PFIC rules and their potential applicability to Objet, currently and in the future.

Information Reporting and Backup Withholding

        Generally, an individual U.S. holder will be required to report on IRS Form 8938, the ownership of Objet ordinary shares if the value of the shares held exceeds specific thresholds during or at the end of a taxable year. Significant penalties may be assessed on an individual who fails to comply with this reporting requirement.

        Information reporting requirements will also apply to distributions on Objet ordinary shares or proceeds on the disposition of Objet ordinary shares paid within the U.S. (and, in certain cases, outside the U.S.) to U.S. holders other than certain exempt recipients, such as corporations. Furthermore, backup withholding may apply to such amounts unless the U.S. holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules.

        Payments to Non-U.S. Holders of distributions on, or proceeds from the disposition of, Objet ordinary shares are generally exempt from information reporting and backup withholding. However, a Non-U.S. Holder may be required to establish that exemption by providing certification of Non-U.S. status on an appropriate IRS Form W-8.

        Any amounts withheld from payments under the backup withholding rules are not additional tax and will be allowed as a credit against the stockholder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

        The discussion above is a general summary. It does not cover all U.S. federal income tax matters that may be of importance to a U.S. holder. Each U.S. holder is urged to consult its own tax advisor about the U.S. federal income tax consequences to it of the merger and the holding and disposition of Objet ordinary shares in light of such U.S. holder's own circumstances.

 Material Israeli Tax Considerations

        The following summarizes the main Israeli tax considerations for shareholders of the combined company holding Objet ordinary shares subsequent to the merger. This summary is based on the current provisions of tax law. To the extent that the discussion is based on new tax legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed in the discussion will be accepted by the appropriate tax authorities or the courts.

        The summary does not address all of the tax consequences that may be relevant to all holders of Objet ordinary shares in light of each holder's particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of residents of Israel and traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of Objet ordinary shares should consult their own tax adviser as to the Israeli or other tax consequences of the acquisition, ownership and disposition of ordinary shares. The following is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. Each individual should consult his or her own tax or legal adviser.

        Based solely upon and subject to the foregoing, the discussion in the preceding two paragraphs and the following discussion constitute the opinion of Meitar Liquornik Geva Leshem Brandwein LLP, counsel to Objet, to the extent that it states a legal conclusion relating to matters of Israeli tax law, subject to the qualifications, assumptions and limitations set forth in Objet's registration statement on Form F-4, of which this joint proxy statement/prospectus is a part.

Tax Consequences Regarding Disposition of Objet Ordinary Shares

        Israeli law generally imposes a capital gain tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares of Israeli companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder's country of residence provides otherwise. The Israeli Income Tax Ordinance, 1961, distinguishes between "real capital gain" and "inflationary surplus". The inflationary surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset's purchase price which is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The real capital gain is the excess of the total capital gain over the inflationary surplus.

Israeli Resident Shareholders

        Israeli Resident Individuals.    Beginning as of January 1, 2006, the tax rate applicable to real capital gain derived by Israeli individuals from the sale of shares which had been purchased on or after January 1, 2003, whether or not listed on a stock exchange, is 20%. However, if such a shareholder is considered a substantial shareholder (that is, a person who holds, directly or indirectly, alone or together with another, 10% or more of any of the company's "means of control" (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company's liquidation proceeds and the right to appoint a director)) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 25%. Individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (up to 45% in 2011, and up to 48% in 2012).

        Notwithstanding the foregoing, pursuant to a 2011 amendment to Israeli tax law, the capital gain tax rate applicable to individuals was raised from 20% to 25% from 2012 and onwards (or from 25% to 30% if the selling individual shareholder is a substantial shareholder at any time during the 12-month period preceding the sale). With respect to assets (but not shares that are listed on a stock exchange) purchased on or after January 1, 2003, the portion of the gain generated from the date of acquisition until December 31, 2011 will be subject to the previous capital gains tax rates (20% or 25%) and the portion of the gain generated from January 1, 2012 until the date of sale will be subject to the new tax rates (25% or 30%).

        Israeli Resident Corporations.    Under present Israeli tax legislation, the tax rate applicable to real capital gain derived by Israeli resident corporations from the sale of shares of an Israeli company is the general corporate tax rate, which has been set at 25% from 2012 and onwards.

Non-Israeli Resident Shareholders

        Israeli capital gain tax is imposed on the disposal of capital assets by a non-Israeli resident if such assets are either (i) located in Israel; (ii) shares or rights to shares in an Israeli resident company; or (iii) represent, directly or indirectly, rights to assets located in Israel, unless, in each case, a tax treaty between Israel and the seller's country of residence provides otherwise. As mentioned above, real capital gain derived by a company is generally subject to tax at the corporate tax rate (25% as of 2012 and onward) or, if derived by an individual, and if generated from an asset purchased on or after January 1, 2003, at the rate of 20% (25% as of 2012), or 25% (30% as of 2012), if such individual shareholder is considered a substantial shareholder at any time during the 12-month period preceding such sale. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (at the corporate tax rate for a corporation, and at a marginal tax rate of up to 48% for an individual in 2012).

        Notwithstanding the foregoing, shareholders who are non-Israeli residents (individuals and corporations) are generally exempt from Israeli capital gain tax on any gains derived from the sale, exchange or disposition of shares publicly traded on the Tel Aviv Stock Exchange or on a recognized stock exchange outside of Israel, such as the NASDAQ Global Select Market, provided, among other things, that (i) such gains are not generated through a permanent establishment that the non-Israeli resident maintains in Israel, (ii) the shares were purchased after being listed on a recognized stock exchange, and (iii) with respect to shares listed on a recognized stock exchange outside of Israel, such shareholders are not subject to the Israeli Income Tax Law (Inflationary Adjustments) 5745-1985, or the Inflationary Adjustments Law. However, non-Israeli corporations will not be entitled to the foregoing exemptions if an Israeli resident (a) has a controlling interest of 25% or more in such non-Israeli corporation, or (b) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

        In addition, a sale of securities may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, under the U.S.-Israel Tax Treaty, which is referred to as the U.S-Israel Treaty, the sale, exchange or disposition of shares of an Israeli company by a shareholder who is a U.S. resident (for purposes of the U.S.-Israel Treaty) holding the shares as a capital asset is exempt from Israeli capital gains tax unless either (i) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting rights during any part of the 12-month period preceding such sale, exchange or disposition; (ii) the shareholder, if an individual, has been present in Israel for a period or periods of 183 days or more in the aggregate during the applicable taxable year; or (iii) the capital gains arising from such sale are attributable to a permanent establishment of the shareholder which is maintained in Israel. In any such case, the sale, exchange or disposition of such shares would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Treaty, a U.S. resident would be permitted to claim a credit for the Israeli tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The U.S-Israel Treaty does not provide such credit against any U.S. state or local taxes.

        Payors of consideration for traded securities, like Objet ordinary shares, including the purchaser, the Israeli stockbroker effectuating the transaction, or the financial institution through which the sold securities are held, are required, subject to any of the foregoing exemptions and the demonstration of a shareholder regarding his, her or its foreign residency, to withhold tax upon the sale of publicly traded securities from the consideration or from the real capital gain derived from such sale, as applicable, at the rate of 25%.

Taxes Applicable to Dividends

Israeli Resident Shareholders

        Israeli Resident Individuals.    Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid on Objet ordinary shares (other than bonus shares or share dividends) at 25%, or 30% if the recipient of such dividend is a substantial shareholder at the time of distribution or at any time during the preceding 12-month period. However, under the Law for the Encouragement of Capital Investment, 1959, or the Investment Law, any distribution of dividends from taxable income accrued during the period of benefit of an Approved Enterprise, Benefited Enterprise or Preferred Enterprise is subject to withholding tax at the rate of 15%, if the dividend is distributed during the tax benefit period under the Investment Law or within 12 years after that period. An average rate will be set in case the dividend is distributed from mixed types of income (regular and Approved/ Benefited/ Preferred Enterprise income).

        Israeli Resident Corporations.    Israeli resident corporations are generally exempt from Israeli corporate tax for dividends paid on Objet ordinary shares.

Non-Israeli Resident Shareholders

        Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli withholding tax on the receipt of dividends paid for publicly traded shares, like Objet ordinary shares, at the rate of 20% (25% as of 2012, so long as the shares are registered with a nominee company) or 15% if the dividend is distributed from income attributed to Objet's Approved Enterprises or Benefited Enterprises, unless a reduced rate is provided under an applicable tax treaty. For example, under the U.S-Israel Treaty, the maximum rate of tax withheld in Israel on dividends paid to a holder of Objet ordinary shares who is a U.S. resident (for purposes of the U.S.-Israel Treaty) is 25%. However, generally, the maximum rate of withholding tax on dividends that are paid to a U.S. corporation holding at least 10% or more of Objet's outstanding voting capital from the start of the tax year preceding the distribution of the dividend through (and including) the distribution of the dividend, is 12.5%, provided that no more than 25% of Objet's gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, a Benefited Enterprise or a Preferred Enterprise are subject to a withholding tax rate of 15% for such a U.S. corporation shareholder, provided that the condition related to Objet's gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from an Approved Enterprise, a Benefitted Enterprise or a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in United States tax legislation.

        A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

        Payors of dividends on Objet ordinary shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are required, subject to any of the foregoing exemptions and the demonstration of a shareholder regarding his, her or its foreign residency, to withhold tax upon the distribution of a dividend at the rate of 25%, so long as the shares are registered with a nominee company (for corporations and individuals).

Anticipated Accounting Treatment

        Although from a legal perspective Objet is the acquirer in the merger, as it will survive as the combined company and as the SEC-reporting registrant following the merger, Stratasys is the deemed acquiror in the merger from an accounting perspective, and it will account for the merger using the acquisition method of accounting for business combinations. Under this method of accounting, Stratasys will record the Objet acquisition based on the fair value of the Stratasys common stock deemed to be paid to Objet's shareholders. The fair value of that common stock will be determined by reference to the market value of Stratasys' common stock (based on the trading price of Stratasys' common stock on the NASDAQ Global Select Market at the time at which the merger is consummated). Stratasys will allocate the purchase price deemed paid to the identifiable Objet assets acquired and liabilities assumed based on their respective fair values at the date of the completion of the merger. Any excess of the value of consideration paid over the aggregate fair value of those net assets will be recorded as goodwill.

No Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Stratasys common stock will not have appraisal rights in connection with the merger.

Resale of Objet Ordinary Shares

        The Objet ordinary shares to be issued in connection with the merger will be freely transferable under the Securities Act except for shares issued to any stockholder who may be deemed for purposes of Rule 144 under the Securities Act an "affiliate" of Stratasys immediately prior to the effective time of the merger or an "affiliate" of Objet following the merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Stratasys or Objet (as appropriate) and may include the executive officers, directors and significant shareholders of Stratasys or Objet (as appropriate).

Stock Exchange Listing of Objet Ordinary Shares

        Objet will use its reasonable best efforts to cause, prior to the effective time of the merger, the Objet ordinary shares (including Objet ordinary shares issuable pursuant to the merger agreement) to be approved for listing on the NASDAQ Global Select Market under the symbol "SSYS", subject, in the case of Objet ordinary shares being issued pursuant to the merger, to official notice of issuance. Approval of such listing on the NASDAQ Global Select Market (subject, in the case of the shares being issued pursuant to the merger, to official notice of issuance) is a condition to each party's obligation to complete the merger.

Delisting and Deregistration of Stratasys Common Stock

        If the merger is completed, shares of Stratasys common stock will be delisted from the NASDAQ Global Select Market and will be deregistered under the Exchange Act.

 Combined Company Status as a Foreign Private Issuer under the U.S. Securities Exchange Act of 1934

        Objet expects to remain a "foreign private issuer" (under SEC rules) through fiscal 2012 and 2013. Consequently, upon consummation of the merger, the combined company will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. The combined company will be required to file its annual report on Form 20-F for the year ending December 31, 2012 with the SEC by April 30, 2013. In addition, the combined company will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by the combined company in Israel or that is distributed or required to be distributed by the combined company to its shareholders.

        Based on its foreign private issuer status, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. The combined company will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, the combined company officers, directors and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the combined company's ordinary shares.

        Given the substantial number of ordinary shares that Objet will issue in the merger to Stratasys stockholders who are U.S. residents and the prospective, increased U.S.-oriented profile of the combined company's officers and directors, assets and business administration, it is possible that the combined company will lose its status as a foreign private issuer after the merger, potentially as soon as January 1, 2014. If that happens the combined company will no longer be exempt from such rules and, among other things, will be required to file quarterly reports on Form 10-Q containing interim financial statements as if it were a company incorporated in the United States, as well as annual reports on Form 10-K. The combined company's qualification for foreign private issuer status will be tested again as of June 28, 2013 (the final business day of the second fiscal quarter in 2013) to determine whether the combined company will instead be subject to the reporting requirements applicable to U.S. companies registered under the Exchange Act beginning at the start of 2014. If it no longer meets the definition of a "foreign private issuer" as of that test date, the combined company will begin to be required to file a quarterly report on Form 10-Q for the quarter ending March 31, 2014, and will be required to continue to file quarterly reports with the SEC thereafter.

        Despite its initial exemption due to its foreign private issuer status, Objet, and following the consummation of the merger, the combined company, nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Combined Company Status as an Emerging Growth Company under U.S. Federal Securities Laws and Related Implications

        As a company with less than $1.0 billion in revenue during its last fiscal year, Objet, and, consequently, following the merger, the combined company, qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified leniencies in reporting and other burdens that are otherwise applicable generally to public companies. These leniencies include:

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  an allowance to provide only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations disclosure (also referred to as "Operating and Financial Review and Prospects" disclosure under the SEC's Form 20-F, for a foreign private issuer such as the combined company); and

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  an exemption from the auditor attestation requirement in the assessment of the combined company's internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002.

        The combined company may take advantage of these leniencies for up to five years or such earlier time that it is no longer an emerging growth company. The combined company would cease to be an emerging growth company as of the end of a year if it has achieved more than $1.0 billion in revenue for that year, if the market value of its ordinary shares held by non-affiliates exceeded $700 million as of the end of the second fiscal quarter of that year, or if it has issued more than $1.0 billion of non-convertible debt over the three-year period that concludes with that year. The combined company may choose to take advantage of some but not all of the leniencies under the JOBS Act. Objet has not taken advantage of any of the reduced reporting burdens in this proxy statement/prospectus, although it (and, following the merger, the combined company) may choose to do so in future filings, and if it does, the information that it provides to shareholders may be different than what they might receive from other public companies in which they hold equity.

        The JOBS Act permits an "emerging growth company" like the combined company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. Objet is choosing to "opt out" of this leniency and, as a result, Objet and, following the merger, the combined company will comply with new or revised accounting standards as required when those standards are adopted. This decision to opt out of the extended transition period is irrevocable.

Litigation Related to the Merger

        On June 29, 2012, a purported class action complaint was filed in the District Court, Fourth Judicial District, Hennepin County, Minnesota, naming Stratasys, the members of its board of directors, Holdco and Merger Sub as defendants. On July 2, 2012, another purported class action complaint was filed in the Court of Chancery of the State of Delaware, naming the same persons as well as Objet as defendants. A third purported class action was filed on July 17, 2012, also in the District Court, Fourth Judicial District, Hennepin County, Minnesota, naming the same parties (except for Objet) as defendants. The complaints generally allege that, in connection with approving the merger, the Stratasys directors breached their fiduciary duties owed to Stratasys stockholders and that Stratasys, Objet, Holdco and Merger Sub knowingly aided and abetted the Stratasys directors' breaches of their fiduciary duties. The complaints seek, among other things, certification of the case as a class action, an injunction against the consummation of the transaction, a judgment against the defendants for damages, and an award of fees, expenses and costs to plaintiffs and their attorneys.

        Stratasys and Objet believe that these lawsuits are without merit and intend to defend against them vigorously.

THE AGREEMENT AND PLAN OF MERGER

        The following summary describes certain material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is annexed to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

        The merger agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information regarding Objet, Stratasys or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus.

        The representations, warranties and covenants contained in the merger agreement and described in this proxy statement/prospectus were made only for purposes of the merger agreement and as of specific dates and may be subject to more recent developments. These representations, warranties and covenants were made solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to certain information Stratasys filed with the SEC prior to the date of the merger agreement, as well as by confidential disclosure letters that Objet prepared and delivered to Stratasys in connection with the execution of the merger agreement, for the purposes of allocating risk between parties to the merger agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time. The representations and warranties contained in the merger agreement do not survive the effective time of the merger. For the foregoing reasons, stockholders of Stratasys should not rely on the representations, warranties and covenants contained in the merger agreement as characterizations of the actual state of facts or condition of Objet, Merger Sub or Stratasys or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Objet and Stratasys. Stockholders of Stratasys should rely only upon the information presented in this proxy statement/prospectus and information filed with the SEC and incorporated herein by reference in evaluating the merger and determining their vote at the special meeting.

 Structure; Merger Consideration

        Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, an indirect wholly-owned subsidiary of Objet, will merge with and into Stratasys, with Stratasys continuing as the surviving corporation and as an indirect wholly-owned subsidiary of Objet. At the effective time and as a result of the merger, each outstanding share of Stratasys common stock will be converted into the right to receive the merger consideration, consisting of one duly issued and fully paid ordinary share of Objet. This ratio, consisting of one Objet ordinary share per share of Stratasys common stock, is referred to hereinafter as the exchange ratio. Upon completion of the merger, each share of Stratasys common stock outstanding immediately prior to the effective time will be cancelled. By virtue of the merger, each share of Merger Sub common stock outstanding immediately prior to the effective time will be canceled and converted into one fully paid and nonassessable share of common stock of Stratasys, as the surviving corporation of the merger, which shares will be held by Holdco.

 Effective Time; Closing

        Unless another date and time are agreed upon by Objet and Stratasys, the closing of the merger will occur as soon as practicable following, and, in any event, within five business days after, satisfaction or, to the extent permitted under applicable law, waiver, of the conditions to completion of the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the time of closing) described under "The Agreement and Plan of Merger—Conditions to the Closing of the Merger." As soon as practicable on the closing date, Objet, Merger Sub and Stratasys will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware. The merger will become effective at the time of such filing, or at such later time as may be specified in such certificate of merger.

No Issuance of Fractional Shares

        No fractional Objet ordinary shares will be issued to any holder of Stratasys common stock in connection with the merger. All fractional Objet ordinary shares that a holder of Stratasys common stock would otherwise be entitled to receive as a result of the merger will be aggregated and, if a fractional share results from that aggregation, the holder will receive cash in an amount equal to that fraction multiplied by the closing price of Stratasys common stock on the last trading day before the merger become effective. Because the exchange ratio in the merger is one Objet ordinary share for each share of Stratasys common stock held by a Stratasys stockholder, the companies do not expect that any fractional Objet shares would otherwise be issuable, or any cash in lieu thereof payable, as a result of the merger.

Adjustments

        Prior to the closing of the merger, Objet's shareholders will approve a conversion of all outstanding Objet preferred shares into ordinary shares and a reverse split of Objet's ordinary shares that will each be effective immediately prior to the merger. After giving effect to the Objet reverse stock split and the issuance of Objet ordinary shares to Stratasys stockholders in the merger, holders of Stratasys common stock and holders of Objet ordinary shares will hold 55% and 45% of the combined company's ordinary shares, respectively, on a fully diluted basis. The calculation of the ordinary shares to be held by Stratasys stockholders and Objet shareholders will give effect to the exercise of all outstanding options as determined on the treasury stock method under applicable GAAP accounting rules. As of the date of the merger agreement, the reverse split ratio used to determine the number of ordinary shares to be held by Objet shareholders after the merger was 1 for 8.736. The merger agreement provides that the reverse split ratio will be automatically increased or decreased to the extent necessary such that, upon the issuance of Objet ordinary shares pursuant to the merger, the stockholders of Stratasys and the shareholders of Objet will hold 55% and 45%, respectively, of the combined company's ordinary shares on a fully diluted basis (using the treasury stock method).

Procedures for Surrendering Stock Certificates and Book-Entry Shares

        Objet has appointed Continental Stock Transfer & Trust Company as exchange agent to handle the exchange of shares of Stratasys common stock (whether in certificated or book-entry form) for Objet ordinary shares and the payment of cash in lieu of any fractional Objet ordinary shares that would otherwise be issuable. At or prior to the effective time of the merger, Objet will deposit, or cause to be deposited, with the exchange agent, the merger consideration, consisting of (i) the ordinary shares of Objet issuable in respect of shares of Stratasys common stock, and (ii) cash sufficient to make payments in lieu of fractional shares as described above.

        As promptly as practicable following the effective time of the merger, the exchange agent will send a letter of transmittal and related instructions to each person who is a record holder of Stratasys common stock immediately prior to the effective time of the merger, for use in the surrender of Stratasys stock certificates or book-entry shares to the exchange agent and the receipt of Objet stock certificates and book-entry shares in exchange therefor.

        Following the effective time of the merger, each certificate or book-entry that previously represented shares of Stratasys common stock will only represent the right to receive (i) Objet ordinary shares into which the shares of Stratasys common stock have been converted, as well as (ii) a check in the amount of any cash payment in lieu of fractional shares. In addition, following the closing of the merger, there will be no further registration of transfers of the shares of Stratasys common stock. No dividends or distributions declared in respect of Objet ordinary shares will be paid to a holder of shares of Stratasys common stock until that holder's shares of Stratasys common stock are surrendered.

        Objet ordinary shares issued in exchange for shares of Stratasys common stock will, at Objet's option, be in book-entry form unless a physical certificate is requested by a holder or is required by law.

Termination of Exchange Fund

        One year after the effective time of the merger, Objet may require the exchange agent to deliver to Objet all Objet ordinary shares and cash remaining in the exchange fund. Thereafter, Stratasys stockholders must look only to Objet for payment of the merger consideration with respect to their shares of Stratasys common stock. In addition, under the merger agreement, any amounts remaining unclaimed by holders of shares of Stratasys common stock five years after the effective time of the merger (or such earlier date, immediately prior to the time when the amounts would otherwise escheat to or become property of any governmental authority) will become, to the extent permitted by applicable law, the property of Objet, free and clear of any claim or interest of any person previously entitled thereto.

Stratasys Options and Warrants

        At the effective time of the merger and pursuant to the terms of the merger agreement, each outstanding option or warrant to purchase shares of Stratasys common stock will be converted automatically into an option or warrant (as appropriate) to purchase Objet ordinary shares, and:

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  the number of Objet ordinary shares subject to the option or warrant, as the case may be, will be equal to the number of shares of Stratasys common stock remaining subject (as of immediately prior to the effective time of the merger) to the option or warrant; and

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  the exercise price per Objet ordinary share under the new option or warrant, as appropriate, will be equal to the exercise price per share of Stratasys common stock under the original option or warrant.

        Objet has agreed to file as soon as reasonably practicable after the effective time of the merger a registration statement on Form S-8 or a post-effective amendment to the registration statement on Form F-4 of which this prospectus/proxy statement forms a part in order to register the Objet ordinary shares to be issuable upon exercise of the new options to be issued to current holders of Stratasys options, to the extent that such filing is necessary to enable a sufficient number of Objet ordinary shares to be issuable upon exercise of those new options (and upon exercise of existing Objet options issued prior to the merger). Objet is required to use its reasonable commercial efforts to maintain the effectiveness of either such registration statement for as long as those new options (and existing Objet options) remain outstanding and such registration continues to be required for the issuance of the underlying shares.

 Representations and Warranties

        The merger agreement contains representations and warranties made by Stratasys and Objet relating to, among other topics, the following:

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  corporate organization;

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  authority to enter into and perform the merger agreement and enforceability of the merger agreement;

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  absence of conflicts of the merger agreement with organizational documents, material agreements and instruments or applicable law;

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  required governmental filings or consents in connection with the merger;

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  each company's subsidiaries;

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  due issuance of shares to be issued in the merger (with respect to Objet only);

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  compliance with applicable law, including the Sarbanes-Oxley Act (with respect to Stratasys only) and Foreign Corrupt Practices Act, and applicable court orders;

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  no conflict with, or default or violation under organizational documents or material agreements;

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  receipt of necessary authorizations;

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  capitalization;

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  filings with the SEC;

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  financial statements;

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  internal controls over financial reporting;

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  disclosure controls and procedures (with respect to Stratasys only);

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  absence of any liabilities not disclosed in the merger agreement and required to be set forth on a balance sheet prepared in accordance with U.S. GAAP, other than those (1) reflected or recorded on Stratasys' or Objet's (as appropriate) balance sheet as of December 31, 2011 (or as described in the notes to Stratasys' or Objet's financial statements for the year then ended), (2) incurred in connection with the transactions arising out of the merger agreement or (3) incurred in the ordinary course of business, consistent with past practice since December 31, 2011, which would not be prohibited by the merger agreement, and that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Stratasys or Objet, as appropriate;

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  absence of certain off-balance sheet transactions;

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  accuracy of information supplied for SEC filings and for Objet's NASDAQ listing application;

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  benefit plans, ERISA and employment law compliance;

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  labor matters;

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  absence of certain changes or events from December 31, 2011 to the date of the merger agreement;

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  litigation;

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  compliance with applicable laws;

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  tax matters;

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  benefit plans;

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  environmental matters;

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  material contracts;

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  intellectual property matters;

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  government grants, incentives and subsidies;

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  broker fees due in connection with the merger;

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  completeness of due diligence materials supplied;

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  receipt of the opinion of a financial advisor (for Stratasys only); and

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  the required majority for shareholder/stockholder vote on the merger, and receipt of proxies in favor thereof.

        The representations and warranties in the merger agreement do not survive the closing of the merger.

        Many of the representations and warranties of Objet and Stratasys are qualified by disclosure schedules and as to "materiality" or "material adverse effect." In addition, there are separate stand-alone conditions to the completion of the merger that require the absence of any material adverse change.

        For purposes of the merger agreement, "material adverse effect" means, with respect to any entity, any fact, circumstance, effect, change, event or development that is or would reasonably be expected to be materially adverse to the business, properties, condition (financial or otherwise) or results of operations of such entity and its subsidiaries, taken as a whole, excluding any fact, circumstance, effect, change, event or development to the extent that it results from or arises out of: (i) changes or conditions generally affecting the industries in which such entity and any of its subsidiaries operate; (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction; (iii) any failure, in and of itself, by such entity to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect); (iv) the public announcement or pendency of the merger or any of the other transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of such entity or any of its subsidiaries with employees, labor unions, customers, suppliers or partners; (v) any change, in and of itself, in the market price or trading volume of such entity's securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect); (vi) any change in applicable law, regulation or GAAP (or authoritative interpretation thereof); (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement, provided, however, that this clause (vii) does not apply if the specified circumstances require more than 25% of Objet's Israeli employees to be called into active duty in such a manner that such Israeli employees are not able to attend work for at least 10 consecutive business days; (viii) any hurricane, tornado, flood, earthquake or other natural disaster; (ix) labor conditions in the United States or any foreign jurisdiction; (x) any action, suit or other legal proceeding arising from or relating to the merger or the transactions contemplated by the merger agreement; and (xi) any action required to be taken pursuant to the merger agreement or at the request or with the consent of the other party, to the extent, in each of clauses (i), (ii), (vi), (vii), (viii) and (ix), that such event, change, effect, development, condition or occurrence does not affect such entity and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the business, industries and geographic region or territory in which such entity and its subsidiaries operate.

Conduct of Business Pending the Merger

        Each of Objet and Stratasys has undertaken covenants in the merger agreement that affect the conduct of its business between the date of the merger agreement and the closing of the merger. Until the closing of the merger, each of Objet and Stratasys will remain an independent company.

        In general, except as contemplated or permitted by the merger agreement or required by applicable law, or with the other party's written consent, each of Objet and Stratasys and each of their respective subsidiaries are required to, among other things:

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  operate its business in the ordinary course, consistent with past practice;

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  preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees and maintain its relationships with customers, suppliers, licensors, licensees and distributors;

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  cooperate in the preparation and filing, with the SEC, of the registration statement on Form F-4 of which this proxy statement/prospectus forms a part, and in taking such further steps as are necessary to enable it to become effective;

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  cooperate in the preparation and filing, with NASDAQ, of a listing application with respect to Objet's ordinary shares and in delisting filings with NASDAQ and the SEC with respect to Stratasys' common stock;

  •
  call, give notice of, convene and hold the shareholder or stockholder (as appropriate) meeting at which the required approvals for the merger and merger agreement and the related transactions will be sought;

  •
  provide access to its properties, books, contracts, commitments, personnel and records and provide information concerning its business, properties and personnel as the other party may reasonably request;

  •
  promptly advise the other party orally and in writing of any change or event that would have a material adverse effect with respect to it, or that would cause any of the conditions to the other party's obligations set forth in the merger agreement to be incapable of being satisfied, or that would materially delay or impede its ability to consummate the merger;

  •
  use reasonable best efforts to obtain all waivers, consents and approvals from other parties to contracts or agreements or from applicable governmental or regulatory bodies required to be obtained by it or its subsidiaries to consummate the merger, and expiration or termination of the waiting period under the HSR Act (this waiting period was terminated in early June 2012);

  •
  provide to the other party the opportunity to participate in the defense or settlement of any litigation against it and/or its directors relating to the merger and the other transactions contemplated by the merger agreement, and not to settle such litigation without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed;

  •
  consult with the other party before issuing, and provide the other party with the opportunity to review and comment upon, any press release or other public statements with respect to the merger and related transactions;

  •
  not alter its authorized capital, or issue (other than upon exercise of presently outstanding options, warrants or convertible securities) or reach any agreement or understanding with any other party to issue, deliver, sell, grant, pledge or otherwise encumber any securities of it or its subsidiaries without the prior written consent of the other party;

  •
  not amend its organizational documents or amend the organizational documents of any subsidiary (except to the extent required to complete the merger);

  •
  not merge or consolidate with, or acquire in any transaction any equity interest in or business of, or enter into any joint venture, or a strategic licensing, alliance, co-promotion or similar agreement (except in the ordinary course of business) or acquire any properties or assets (other than purchases of supplies and inventory in the ordinary course of business) in an amount exceeding $10 million;

  •
  not sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber (other than certain permitted liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business, consistent with past practice) having a fair market value in excess of $10 million;

  •
  not incur or refinance any indebtedness (other than vis-à-vis a subsidiary or among subsidiaries);

  •
  not make, or agree or commit to make any capital expenditures in 2012 which, in the aggregate, are in excess of $10 million;

  •
  not enter into or amend any contract (except as contemplated by the merger agreement), if it would impair its ability to perform its obligations under the merger agreement in a material respect or prevent or materially delay the consummation of the merger;

  •
  not waive, release, assign, settle or compromise any proceedings, in amounts exceeding either (i) the amounts specifically reserved with respect thereto on its balance sheet or (ii) $2 million in the aggregate;

  •
  not abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material intellectual property rights owned or exclusively licensed, other than in the ordinary course of business consistent with past practice, or enter into licenses or agreements that impose material restrictions upon it with respect to intellectual property rights owned by any third party;

  •
  not (i) amend or modify any material contract, if it would have an adverse effect that is material to it and its subsidiaries, taken as a whole or (ii) enter into any contract that would be a material contract if it had been entered into prior to entry into the merger agreement;

  •
  not enter into any new line of business outside of its existing business;

  •
  not grant or announce any incentive awards or increase in compensation, severance or termination pay, except in the ordinary course of business consistent with past practice or to the extent required under a benefit plan or by law;

  •
  not hire any new employee or officer, except in the ordinary course of business consistent with past practice with respect to an employee or officer with an annual base salary and incentive compensation opportunity not exceeding $200,000;

  •
  not establish, amend or terminate in any material respect any collective bargaining agreement or benefit, or take any action to accelerate any rights or benefits or pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or benefit plan;

  •
  not accelerate the vesting of any share-based compensation or other long-term incentive compensation under any benefit plans, except as required under applicable law or the terms of any benefit plan, or as contemplated under the merger agreement;

  •
  not declare or pay any dividends (with certain limited exceptions), or split, combine, or reclassify any of its capital stock, or issue any other securities in respect of, in lieu of or in substitution for its capital stock, or repurchase any capital stock or any warrants, calls, options or other rights to acquire any such capital stock (with certain limited exceptions);

  •
  not make any changes to existing accounting or material business practices except as required by GAAP;

  •
  not make, change or revoke any material tax election, file any material amended tax return, or settle or compromise any material tax liability or refund, in each case, if such action could have an adverse effect that, individually or in the aggregate, is material to it or any of its subsidiaries; and

  •
  cooperate and assist the other party in such other ways to the extent practicable to implement the merger on the terms set forth in the merger agreement.

Obligation of Stratasys' Board of Directors to Recommend the Merger Agreement and Call a Stockholders Meeting

        The Stratasys board of directors has agreed, unless the merger agreement is terminated, to call a meeting of its stockholders for the purpose of obtaining the requisite vote of Stratasys stockholders necessary to adopt the merger agreement. As discussed under "Proposal One—The Merger—Recommendation of the Stratasys Board of Directors," the Stratasys board of directors has unanimously recommended that Stratasys stockholders vote "FOR" the adoption of the merger agreement. The Stratasys board of directors may, however, withdraw, qualify or modify its recommendation in a manner adverse to Objet or recommend a Stratasys superior offer (as defined below) under certain specified circumstances as discussed below under "The Agreement and Plan of Merger—No Solicitation by Stratasys" and "The Agreement and Plan of Merger—Changes in Stratasys' Board of Directors' Recommendation."

No Solicitation by Stratasys

        Under the terms of the merger agreement, Stratasys has agreed that it will not, and will cause its affiliates not to, and will not authorize or permit its representatives to, directly or indirectly:

  •
  solicit, initiate, induce, facilitate, or knowingly encourage any Stratasys acquisition proposal (as described below) or any inquiry or proposal that may reasonably be expected to lead to a Stratasys acquisition proposal;

  •
  take any action to make the provisions of any takeover statute (including any transaction under, or a third party becoming an "interested stockholder" under, Section 203 of the Delaware General Corporation Law), or any restrictive provision of any applicable anti-takeover provision in Stratasys' certificate of incorporation or by-laws, inapplicable to any transactions contemplated by a Stratasys acquisition proposal;

  •
  make any third party acquirer exempt from the definition of an acquiring person in the Stratasys stockholder rights plan or redeem or waive any provision in the Stratasys stockholder rights plan;

  •
  enter into, participate in, maintain or continue any communications or negotiations regarding, or make available any non-public information with respect to, or take any other action regarding, any actual or potential Stratasys acquisition proposal;

  •
  agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Stratasys acquisition proposal; or

  •
  enter into any letter of intent or any other contract, agreement, commitment or other written arrangement contemplating or otherwise relating to any Stratasys acquisition proposal.

        At the time that Stratasys entered into the merger agreement, it was not engaged in any discussions or negotiations with other parties regarding an acquisition. Nevertheless, the merger agreement provides that upon execution of the merger agreement, Stratasys and its affiliates and their respective representatives will immediately cease and cause to be terminated all existing discussions or negotiations conducted with respect to any Stratasys acquisition proposal, or any inquiry or proposal that may reasonably be expected to lead to a Stratasys acquisition proposal.

        Despite the foregoing restrictions, Stratasys is permitted, prior to receipt of stockholder approval for the merger, to furnish information regarding Stratasys to, or enter into discussions and negotiations with, any person or entity if:

  •
  Stratasys receives from such person or entity a bona fide written Stratasys acquisition proposal that, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, the Stratasys board determines in good faith is, or would reasonably be expected to result in, a Stratasys superior offer (as described below);

  •
  Stratasys is not in breach of any of its non-solicitation obligations under the merger agreement;

  •
  the Stratasys board of directors determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties to Stratasys stockholders under applicable law;

  •
  at least four business days prior to furnishing any information to, or entering into discussions with, such person or entity, Stratasys gives Objet written notice of the identity of such person or entity and of Stratasys' intention to furnish information to, or enter into discussions with, such person or entity, and Stratasys obtains from such person or entity an executed confidentiality agreement containing provisions at least as favorable to Stratasys as the provisions of the confidentiality agreement that Stratasys had entered into with Objet; and

  •
  concurrently with furnishing any information to such person or entity, Stratasys provides a list to Objet of such information and, to the extent such information has not been previously furnished by Stratasys to Objet, it concurrently furnishes such information to Objet.

        Stratasys must furthermore notify Objet orally and in writing within 24 hours after receiving (or 48 hours, if it is received on a non-business day) any of the following:

  •
  Stratasys acquisition proposal;

  •
  any inquiry, expression of interest, proposal, communication or offer that constitutes, or would reasonably be expected to lead to, a Stratasys acquisition proposal;

  •
  any other communication or notice that any person or entity is considering making a Stratasys acquisition proposal; or

  •
  any request for nonpublic information relating to Stratasys or any of its subsidiaries or for access to any of the properties, books or records of Stratasys or any of its subsidiaries, as applicable, by any person or entity.

        Any such notification by Stratasys to Objet is required to describe the material terms and conditions of the Stratasys acquisition proposal, inquiry, communication or request (or any changes to those terms) and the identity of the person making any such Stratasys acquisition proposal, inquiry, communication or request, and, subject to confidentiality obligations, be accompanied by a copy of any such written Stratasys acquisition proposal. Stratasys must furthermore:

  •
  keep Objet informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof) of any Stratasys acquisition proposal, inquiry, communication or request;

  •
  provide to Objet as soon as practicable after receipt or delivery thereof (but in no event more than 24 hours) copies of all material correspondence and other written material exchanged between Stratasys and any person or entity that has made a Stratasys acquisition proposal, inquiry, communication or request which describes any of the terms or conditions of such Stratasys acquisition proposal; and

  •
  provide Objet with 48 hours prior notice (or such lesser prior notice as is provided to the attendees) of any meeting of the applicable governing body of Stratasys at which the Stratasys acquisition proposal, inquiry, communication or request is expected to be discussed.

        A "Stratasys acquisition proposal" is any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving Stratasys or any Stratasys subsidiary; (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary or otherwise) of any business or assets of Stratasys or any Stratasys subsidiary representing 15% or more of the consolidated revenues, net income or assets of Stratasys and any Stratasys subsidiary, taken as a whole; (iii) issuance, sale or other disposition, directly or indirectly, to any entity (or the stockholders of any entity) or group, of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of Stratasys or any Stratasys subsidiary; (iv) transaction in which any person, entity (or the stockholders of any entity) or group (as such term is defined under Section 13(d) of the Securities Act) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 15% or more of the outstanding Stratasys common stock or the capital stock of any Stratasys subsidiary; or (v) any combination of the foregoing (in each case, other than the merger with Objet).

        A "Stratasys superior offer" is a bona fide written offer made by a third party to acquire by merger or otherwise all of the outstanding stock of Stratasys, or all or substantially all of its assets (except that any such transaction that results in the stockholders of Stratasys immediately prior to such transaction owning more than 50% of the resulting entity shall not constitute a Stratasys superior offer), that is determined by the Stratasys board, in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, and after taking into account all legal, regulatory, financial and other aspects of the proposal and the identity of the person or entity making the proposal, to be (a) more favorable from a financial point of view to Stratasys' stockholders than the merger with Objet determined on a basis of long-term value (taking into account the likelihood and anticipated timing of consummation and after giving effect to all adjustments which may be offered by Objet and the payment of a termination fee to Objet and any break-up fees and expense reimbursement provisions of the offer) and (b) reasonably likely to be consummated (if accepted) on a timely basis in accordance with its terms.

Changes in the Stratasys Board of Directors' Recommendation

        On April 13, 2012, the Stratasys board of directors adopted a resolution recommending that the Stratasys stockholders vote to adopt the merger agreement and approve the other transactions contemplated by the merger agreement. Under the merger agreement, subject to certain exceptions, Stratasys has agreed that it will not, directly or indirectly, withhold, withdraw, qualify, modify or amend in a manner adverse to Objet, the foregoing recommendation. Stratasys has further agreed that neither its board of directors nor any committee thereof shall do any of the following:

  •
  fail to reaffirm Stratasys' board's recommendation, or fail to publicly state that the merger and the merger agreement are in the best interest of Stratasys' stockholders, within five business days after Objet requests;

  •
  fail to publicly announce, within ten business days after commencement of a tender offer or exchange offer for the securities of Stratasys or after any change in the consideration being offered in such an offer, that the Stratasys board recommends rejection of such tender or exchange offer;

  •
  fail to issue, within ten business days after a Stratasys acquisition proposal is publicly announced, a press release announcing its opposition to such Stratasys acquisition proposal;

  •
  recommend, adopt or approve a Stratasys acquisition proposal; or

  •
  make any disclosure that has the intent or direct effect of causing Stratasys' stockholders not to vote to approve the merger agreement or merger.

        Notwithstanding the foregoing restrictions, Stratasys' board of directors may, prior to the adoption of the merger agreement by Stratasys stockholders, change its recommendation if Stratasys has not breached its non-solicitation restrictions under the merger agreement relating to a Stratasys acquisition proposal and each of the following conditions is met:

  •
  after the date of the merger agreement, an unsolicited, bona fide, written Stratasys acquisition proposal is made to Stratasys and is not withdrawn;

  •
  the Stratasys board determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, that such Stratasys acquisition proposal constitutes a Stratasys superior offer;

  •
  the Stratasys board does not effect a change in its recommendation for adoption of the merger agreement at any time within four business days after Objet receives written notice from Stratasys confirming that the Stratasys board has determined that the Stratasys acquisition proposal is a Stratasys superior offer;

  •
  during that four-business-day period, if requested by Objet, Stratasys engages in good faith negotiations with Objet to amend the merger agreement in such a manner that the Stratasys acquisition proposal no longer constitutes a Stratasys superior offer;

  •
  at the end of that four-business-day period, such Stratasys acquisition proposal has not been withdrawn and continues to constitute a Stratasys superior offer (after taking into account any changes to the merger agreement proposed by Objet as a result of the negotiations required by the prior bullet point or otherwise); and

  •
  at the end of that four-business-day period, the Stratasys board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Stratasys superior offer, a failure to change its recommendation would constitute a breach of its fiduciary duties to Stratasys stockholders.

        In the event of any material revisions to a Stratasys acquisition proposal, Stratasys is required to deliver a new written notice to Objet and to again provide a four-business-day period and comply with the related, above-described requirements.

        The Stratasys board of directors may furthermore change its recommendation for approval of the merger with Objet prior to receipt of stockholder approval if a material development or material change in circumstances (other than a Stratasys acquisition proposal or a Stratasys superior offer) occurs or arises after the parties entered into the merger agreement:

  •
  that was neither known nor reasonably foreseeable to Stratasys as of the time of entry into the merger agreement; and

  •
  that the Stratasys board determines in good faith, after having consulted with its outside legal counsel, that, in light of such intervening event, the failure by the board to change its recommendation would constitute a breach of its fiduciary duties to Stratasys' stockholders.

        If such an intervening event arises, at least four business days prior to any meeting at which the Stratasys board considers whether such intervening event requires it to change its recommendation, Stratasys' board must (i) provide Objet with a written notice specifying the date and time of such meeting and the reasons for holding such meeting, and (ii) if requested by Objet, engage in good faith negotiations during such four business day period with the goal of amending the merger agreement in a manner that obviates the need for the change in recommendation as a result of the intervening event.

        Despite any change in its board's recommendation, Stratasys is required under the merger agreement to ensure that such change in recommendation:

  •
  does not affect the validity of the board's original approval of the merger agreement; and

  •
  does not cause any state (including Delaware) corporate takeover statute or other similar statute to be applicable to Stratasys or any of the other transactions contemplated by the merger agreement.

        Any change of recommendation also does not exempt Stratasys' board from its requirement to submit the merger agreement, merger and related transactions to its stockholders for adoption and to hold the special stockholder meeting at which the merger proposal will be considered.

Proxy Statement and Registration Statement

        This document is part of a registration statement that has been filed with the SEC and constitutes a prospectus of Objet and a proxy statement of Stratasys. Objet and Stratasys will use their reasonable best efforts to cause the registration statement of which this proxy statement/prospectus forms a part to become effective under the Securities Act as promptly as practicable after such filing, and to keep such registration statement effective as long as is necessary to consummate the merger. Stratasys will use its reasonable best efforts to mail the proxy statement to its stockholders as promptly as practicable after the registration statement has been declared effective, and, except to the extent that Stratasys' board of directors is permitted to change its recommendation (see "The Agreement and Plan of Merger—Changes in Stratasys' Board of Directors' Recommendation" above), the proxy statement will contain the recommendation of Stratasys' board of directors that Stratasys stockholders vote in favor of adoption of the merger agreement.

Approvals

        Objet and Stratasys have agreed to use their reasonable best efforts to obtain, as soon as practicable, any required approvals for the listing of the Objet ordinary shares on the NASDAQ Global Select Market and all other regulatory and shareholder or stockholder (as appropriate) approvals, and to make any required notice filings, including, not later than 15 business days after the parties' entry into the merger agreement, the required notice filing pursuant to the HSR Act relating to the merger, and a prompt response to any second request under the HSR Act. In early June 2012, the U.S. Federal Trade Commission and U.S. Department of Justice Antitrust Division granted early termination of the waiting period required under the HSR Act, thereby fulfilling the closing condition requiring termination or expiration of that waiting period.

Employee Matters

        The merger agreement provides that except with respect to Messrs. S. Scott Crump, of Stratasys, and David Reis, of Objet, who will provide services in their roles as Chairman of the Board of Directors and Chief Executive Officer, respectively, of Objet following the merger, neither Stratasys nor Objet, nor either such party's subsidiaries, shall be required to continue the employment, or shall be required to change the terms and conditions of the employment, of any specific person following the merger. Furthermore, Stratasys, Objet, and their respective subsidiaries, may amend, modify and terminate any plans, programs, policies, arrangements, agreements or understandings with respect to their employees.

        Each of Stratasys and Objet has also agreed that until the effective time of the merger, it will not and will cause its subsidiaries not to, directly or indirectly, solicit for hire any director or vice president level, or more senior, employee of the other party or its subsidiaries; provided, however, that neither party is prohibited from (i) hiring any individual who has not been employed by the other party during the preceding six months or (ii) making any general public solicitation not designed to circumvent those prohibitions or hiring any individual who responds to such general public solicitation.

Insurance and Indemnification

        The merger agreement provides that, from the effective time of the merger until the sixth anniversary of the effective time, Objet will cover the directors and officers of Stratasys and its subsidiaries with respect to acts or omissions occurring prior to the effective time of the merger under the existing directors' and officers' liability insurance policy maintained by Objet as of the date of the merger agreement or under a comparable policy with limits, terms and conditions at least as favorable as the limits, terms and conditions in the existing policy of Stratasys. The directors and officers of Objet and its subsidiaries shall likewise be covered under the combined company's directors' and officers' liability insurance policy for a period of six years.

        Additionally, following the merger, Stratasys, as the surviving corporation of the merger with Merger Sub will honor all rights to indemnification and exculpation existing in favor of a director or officer of Stratasys or its subsidiaries under Stratasys' certificate of incorporation and bylaws (or under a subsidiary's comparable organizational documents), and under and any indemnification or other similar agreements, that are in effect on the date of the merger agreement.

Governance

        Objet and Stratasys have agreed that, upon the closing of the merger, the combined company's board of directors will consist of nine members, four of whom will be designated as class A directors and five of whom will be designated as class B directors. The current Stratasys board of directors will have the right to nominate four class B directors, who are expected to be Messrs. S. Scott Crump, Edward J. Fierko, John J. McEleney and Clifford H. Schwieter. The current Objet board of directors will have the right to nominate four class A directors, one of whom will be an independent, external director under the Israeli Companies Law. The persons to be nominated by the Objet board are expected to be Messrs. Elchanan Jaglom, Ilan Levin and Eyal Desheh and Ms. Adina Shorr. Eyal Desheh qualifies as, and will serve as, an independent external director under the Israeli Companies Law. The final class B director will be an independent, external director not affiliated with either Stratasys or Objet, who will be nominated by the current Stratasys board of directors, subject to the approval of Objet's current board of directors. Victor Leventhal has been nominated by Stratasys, and approved by Objet, to serve as the ninth director and qualifies as an independent, external director under the Israeli Companies Law. The remaining (if any) current directors of Objet will resign as of the effective time of the merger.

        All class A directors and class B directors will serve for an initial term commencing on the effective time of the merger and ending on the second anniversary of the effective time, except for external directors who will serve for a term of three years. Unless the 2014 annual general meeting of the combined company's shareholders is scheduled to be held after such second anniversary, the combined company will hold a special general meeting within 60 days after such second anniversary for the purpose of electing directors. Board nominees at such meeting must be selected by the vote of a majority of the combined company's board of directors as well as the vote of two class A directors and two class B directors. See "Description of Objet Ordinary Shares" and "Comparison of Rights of Objet Shareholders and Stratasys Stockholders" for a further discussion of the corporate governance provisions of the combined company's amended articles.

        S. Scott Crump will serve as Chairman of the Board of Directors of the combined company following the merger, while David Reis, Objet's current Chief Executive Officer, will continue in that role for the combined company. Each of the directors (including Mr. Crump as Chairman of the Board of Directors) will serve for an initial term commencing at the effective time of the merger and ending not earlier than two years after the effective time, although external directors will be elected in accordance with the provisions of the Israeli Companies Law (which prescribes the election of external directors every three years by a special majority of shareholders).

        Objet and Stratasys have also agreed that, upon the closing of the merger, the Objet board of directors will appoint an executive committee consisting of four board members, two of whom will be nominated by each of the current Stratasys board and the current Objet board, respectively. S. Scott Crump and John J. McEleney are expected to serve as Stratasys' nominees. Elchanan Jaglom, Objet's current Chairman of the Board, who will serve as chairman of the executive committee, and Eyal Desheh, are expected to serve as Objet's nominees on the committee. In addition, David Reis will serve as an observer to the committee in his capacity as Chief Executive Officer of the combined company following the merger. For the initial two years following the effective time of the merger, if there is a vacancy of an Objet-nominated director or external director seat on the executive committee, Elchanan Jaglom, as chairman of the executive committee, will fill the vacancy with the consent of S. Scott Crump, in his role as Chairman of the Board of Directors. If, during the same initial two-year period, there is a vacancy of a Stratasys-nominated director seat on the executive committee, Mr. Crump, as Chairman of the Board of Directors, will be entitled to fill that seat, with the consent of Mr. Jaglom, as chairman of the executive committee. The executive committee will be charged with implementing Objet's business strategy and the post-merger integration of the two companies, subject to approval by the combined company's board of directors for any actions that are taken outside of the ordinary course of business.

Conditions to the Closing of the Merger

        The obligations of Objet and Stratasys to complete the merger are subject to the satisfaction of the below conditions, all of which, to the extent permitted by applicable law, may be waived by mutual consent of both parties. Objet and Stratasys need not seek shareholder or stockholder approval, respectively, for any such waiver unless required under applicable law or the rules of the NASDAQ Stock Market.

  •
  adoption of the merger agreement by the requisite affirmative votes of the stockholders of Stratasys in accordance with applicable Delaware law and Stratasys' organizational documents;

  •
  approval by the shareholders of Objet, in accordance with applicable Israeli law and Objet's articles of association, of the following actions or items:

  •
  conversion of all outstanding Objet preferred shares into ordinary shares;

    •
    an increase of the authorized share capital of Objet (to the extent required to issue the shares to be issued to Stratasys stockholders in the merger);

    •
    a determination that the securities issued in connection with the merger agreement shall not be deemed "New Securities" for the purposes of the preemptive rights under Objet's existing articles of association;

    •
    the Objet reverse stock split;

    •
    changing Objet's name to Stratasys Ltd. or to any other similar name that the Israeli Registrar of Companies may approve;

    •
    adoption of public company articles of association in the form set forth as an exhibit to the merger agreement;

    •
    an amendment of Objet's memorandum of association, as contemplated by the merger agreement;

    •
    the ratification of Objet's 2012 Omnibus Equity Incentive Plan;

    •
    approval of a registration rights and lockup agreement to which Objet shareholders (including current Objet executive officers and directors) holding at least 90% of the voting power of Objet prior to the effectiveness of the merger will be party with the combined company;

    •
    appointment of the persons designated pursuant to the terms of the merger agreement as directors of Objet, including their classification to separate classes, as of the effective time, and approval of their remuneration;

    •
    approval of the indemnification agreements to be entered into by Objet with each person who will serve on the board of directors of the combined company and each person who will serve as an executive officer of the combined company, or the combined company directors and officers;

    •
    approval of the directors and officers insurance policy to be procured by Objet for the benefit of the combined company directors and officers; and

    •
    any action necessary to authorize the issuance of Objet shares in the merger to the directors and officers of Stratasys for the purposes of exempting such issuance from the application of Section 16 of the Exchange Act and the rules and regulations thereunder;

  •
  authorization for listing on the NASDAQ Global Select Market of the Objet ordinary shares (subject to official notice of issuance);

  •
  the expiration or termination of any waiting period (and any extension thereof) applicable to the merger under the HSR Act (this condition was satisfied upon the termination of the waiting period in early June 2012);

  •
  declaration by the SEC of effectiveness under the Securities Act of the registration statement of which this proxy statement/prospectus forms a part and no stop order issued by the SEC suspending the effectiveness of the registration statement and no proceeding for that purpose shall have been initiated by the SEC;

  •
  if applicable, all state securities or "blue sky" authorizations necessary for the issuance of the merger consideration shall have been received by Objet;

  •
  the entry by Objet and its shareholders (including current executive officers and directors) holding at least 90% of the voting power of Objet prior to the effectiveness of the merger into a registration rights and lock-up agreement that they will be effective upon the effectiveness of the merger;

  •
  receipt of all other required consents and approvals to the merger, including under any foreign antitrust, competition, investment, trade regulation or similar laws or from any governmental entity (except for those that, if not obtained, would not reasonably be expected to (i) have a material adverse effect on Objet or Stratasys after the effective time of the merger or (ii) might reasonably subject Objet, Stratasys or Merger Sub, or any of their affiliates or officers or directors, to the risk of criminal liability); and

  •
  no provision of any applicable law shall be in effect, and no judgment, injunction, order or decree shall have been entered into, that makes the merger illegal or otherwise restrains, enjoins or otherwise prohibits the consummation of the merger, or the transactions contemplated under the merger agreement, except where the violation of such law, judgment, injunction, order or decree would not have a material adverse effect on Objet or Stratasys.

        Objet's obligation to close the merger is also conditioned on the satisfaction or waiver of the below conditions, all of which, to the extent permitted by applicable law, may be waived by Objet. Objet need not obtain shareholder approval of any such waiver unless required under applicable law or the rules of the NASDAQ Stock Market.

  •
  the representations and warranties of Stratasys in the merger agreement shall be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, will have not had, and would not reasonably be expected to have, a material adverse effect on Stratasys, except for representations and warranties of Stratasys concerning organization, standing and power, and broker fees and expenses, which shall be true and correct in all material respects, in each case as of the closing date of the merger (except if expressly addressing an earlier date), and Stratasys shall have provided to Objet a certificate of an executive officer of Stratasys certifying the same as of the closing date;

  •
  Stratasys shall have complied with and duly performed in all material respects all of its material obligations and covenants in the merger agreement and provided to Objet a certificate of an executive officer certifying the same as of the closing date; and

  •
  there shall have been no fact, circumstance, effect, change, event or development that shall have occurred that shall have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Stratasys.

        Stratasys' obligation to close the merger is also conditioned on the satisfaction or waiver of the below conditions, all of which, to the extent permitted by applicable law, may be waived by Stratasys. Stratasys need not obtain stockholder approval of any such waiver unless required under applicable law or the rules of the NASDAQ Stock Market.

  •
  the representations and warranties of Objet in the merger agreement shall be true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, will have not had, and would not reasonably be expected to have, a material adverse effect on Objet, except for representations and warranties of Objet concerning organization, standing and power, and labor matters, which shall be true and correct in all material respects, in each case as of the closing date of the merger (except if expressly addressing an earlier date), and Objet shall have provided to Stratasys a certificate of an executive officer of Objet certifying the same as of the closing date;

  •
  each of Objet and Merger Sub shall have complied with and duly performed in all material respects all of its material obligations and covenants in the merger agreement and provided to Stratasys a certificate of an executive officer certifying the same as of the closing date;

  •
  there shall have been no fact, circumstance, effect, change, event or development that shall have occurred that shall have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Objet; and

  •
  all outstanding preferred shares of Objet shall have been converted into ordinary shares.

        Objet and Stratasys cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied (or, where legally permissible, waived) by the appropriate party, or that the merger will be completed. If Stratasys waives any conditions to the merger, it will evaluate the materiality of such waiver and its effect on Stratasys stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus and re-solicitation of proxies is required pursuant to applicable law or the rules of the NASDAQ Stock Market. Stratasys intends to re-solicit stockholder approval if its board of directors determines that a waiver of any condition to the merger requires such approval. See "Risk Factors." As of the date of this proxy statement/prospectus, Objet and Stratasys have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the effective time of the merger under the following circumstances:

  (a)
  by the mutual written consent of Stratasys and Objet;

  (b)
  upon notice by either party to the other:

  (1)
  if the merger has not been completed by September 30, 2012, which is referred to as the end date, which will be extended automatically to December 31, 2012 if all closing conditions have been satisfied (or are capable of being satisfied on the prospective closing date) other than (i) the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act (this waiting period terminated in early June 2012, thereby eliminating the possibility that the end date will be extended for this reason) or (ii) the receipt of any approvals under any foreign antitrust, competition, investment, trade regulation or similar laws or from any governmental entity (other than under the HSR Act); provided that the failure of the merger to be completed by the end date is not the result of a breach of the merger agreement by, or the failure of any representation or warranty of, the terminating party;

  (2)
  if any final, non-appealable law, judgment, injunction, order or decree renders the merger illegal or otherwise restrains, enjoins or prohibits the consummation of the merger, or the transactions contemplated under the merger agreement, provided that the terminating party shall have complied in all material respects with its obligations to cooperate to obtain all necessary consents and approvals with respect to the merger and to assist in the defense or settlement of any litigation against Stratasys concerning the merger;

  (3)
  if the Stratasys stockholder approval for the merger is not obtained at the special meeting of Stratasys' stockholders called for that purpose (unless the meeting has been adjourned, in which case the agreement may only be terminated if Stratasys stockholder approval is not obtained at the final adjournment of the meeting); or

  (4)
  if any condition precedent to the terminating party's obligation to consummate the merger (other than the conditions related to receipt of required consents and approvals,

      including the expiration or termination of the waiting period under the HSR Act, and absence of judgments, injunction, orders or decrees rendering the merger illegal) becomes incapable of satisfaction prior to the end date provided that the terminating party's breach of the merger agreement did not cause the condition to be unsatisfied.

  (c)
  by Stratasys, if (1) Objet or Merger Sub has breached any representation or warranty or failed to perform any covenant or agreement set forth in the merger agreement that would cause the non-fulfillment of either of the first two conditions precedent to the obligation of Stratasys to close the merger (as set forth above) and, if reasonably capable of being cured, such breach or failure has not been cured prior to the earlier of (i) 30 days after Objet's receipt of written notice of such breach or failure from Stratasys or (ii) the end date (provided, in each case, that Stratasys has not failed to fulfill any of its obligations and has not breached any of its representations or warranties under the merger agreement in a manner that would cause the non-fulfillment of either of the first two conditions to Objet's obligation to close the merger (as set forth above)); or (2) Objet breaches its obligation to (i) call and hold a shareholder meeting to solicit Objet shareholder approval or (ii) recommend approval of the merger to its shareholders;

  (d)
  by Objet, if:

  (1)
  Stratasys has breached any representation or warranty or failed to perform any covenant or agreement set forth in the merger agreement that would cause the non-fulfillment of either of the first two conditions precedent to the obligation of Objet to close the merger (as set forth above) and, if reasonably capable of being cured, such breach or failure has not been cured prior to the earlier of (i) 30 days after Stratasys' receipt of written notice of such breach or failure from Objet or (ii) the end date (provided, in each case, that Objet has not failed to fulfill any of its obligations and has not breached any of its representations or warranties under the merger agreement in a manner that would cause the non-fulfillment of either of the first two conditions to Stratasys' obligation to close the merger (as set forth above));

  (2)
  Stratasys breaches (i) its obligations related to calling its stockholders meeting for adoption of the merger or recommending to its stockholders that they adopt the merger, or (ii) any of the prohibitions related to solicitation of any Stratasys acquisition proposal; or

  (3)
  Stratasys' board of directors changes its recommendation to its stockholders to no longer support the merger.

        Except as described below under "—Termination Fees and Expenses," if the merger agreement is validly terminated, the merger agreement will become void (other than certain provisions of the merger agreement specified to survive its termination), without any liability on the part of any party, except in the case of an intentional breach of the merger agreement or any statement, act, or failure to act by a party that constitutes a material misrepresentation by such party or results in a material breach by such party of any representation, covenant or agreement set forth in the merger agreement.

Termination Fees and Expenses

        Stratasys Termination Fee.    Stratasys will be obligated to pay Objet a termination fee of $25 million and to reimburse Objet for its expenses incurred in connection with the merger agreement and the merger, in an amount up to $2 million, if:

  •
  Objet terminates the merger agreement based on point (b)(1) under "—Termination of the Merger Agreement" above, and there has been a Stratasys acquisition proposal;

  •
  Objet terminates the merger agreement based on point (b)(2) above, and the failure of Stratasys to comply with its obligations to cooperate in obtaining all necessary consents and approvals with respect to the merger and in assisting in the defense or settlement of any litigation against Stratasys concerning the merger materially contributed to the law, judgment, injunction, order or decree that restrains or prohibits the merger;

  •
  Objet or Stratasys terminates the merger agreement based on point (b)(4) above, there has been no change in recommendation by Stratasys' board of directors and prior to the six-month anniversary of such termination Stratasys enters into a definitive agreement regarding or consummates a Stratasys acquisition proposal; except that all references to 15% contained in the definition of "Stratasys acquisition proposal" (which appears under "—No Solicitation by Stratasys" above) shall be deemed to be references to 50%;

  •
  Objet terminates the merger agreement based on point (d)(3) above after Stratasys has received a Stratasys superior offer (as defined under "—No Solicitation by Stratasys" above);

  •
  Objet terminates the merger agreement based on point (d)(2) above; or

  •
  Stratasys terminates the merger agreement based on point (b)(3) above after Stratasys' board of directors changes its recommendation to its stockholders to no longer support the merger.

        Increased Stratasys Termination Fee.    Stratasys will be obligated to pay Objet a termination fee of $48 million and to reimburse Objet for its expenses incurred in connection with the merger agreement and the merger, in an amount up to $2 million, if Objet terminates the merger agreement based on point (d)(3) under "—Termination of the Merger Agreement" above after Stratasys' change in recommendation was not made in compliance with the required procedures related to receipt of a Stratasys superior offer (as described under "—Changes in Stratasys' Board of Directors' Recommendation" above).

        Objet Termination Fee.    Objet will be obligated to pay Stratasys a termination fee of $31 million and Stratasys' expenses incurred in connection with the merger agreement and the merger, in an amount up to $2 million, if:

  •
  Stratasys terminates the merger agreement based on point (b)(1) under "—Termination of the Merger Agreement" above, and the merger shall have not been consummated by the end date as a result of the failure of Objet to fulfill its obligations under the merger agreement related to the Objet shareholder meeting for approval of the merger, the Form F-4 registration statement of which this proxy statement/prospectus forms a part or the NASDAQ listing application for Objet's ordinary shares; or

  •
  Stratasys terminates the merger agreement based on point (b)(2) above, and the failure of Objet to comply with its obligations to cooperate in obtaining all necessary consents and approvals with respect to the merger and in assisting in the defense or settlement of any litigation against Stratasys concerning the merger materially contributed to the law, judgment, injunction, order or decree that restrains or prohibits the merger.

        Expenses.    If the merger agreement is terminated by Objet due to the failure of the mutual condition precedent requiring approval of the merger by the requisite affirmative vote of Stratasys' stockholders in accordance with applicable Delaware law and Stratasys' organizational documents (that is, due to the occurrence of the event described in point (b)(4) under "—Termination of the Merger Agreement" above), but Stratasys does not enter into a definitive agreement regarding and does not consummate a Stratasys acquisition proposal (after substituting 50% for all references to 15% contained in the definition of "Stratasys acquisition proposal") prior to the six- month anniversary of such termination, and Stratasys has not breached (i) its obligations related to calling its stockholder meeting for approval of the merger or recommending to its stockholders that they approve the merger, or (ii) any of the prohibitions related to solicitation of any Stratasys acquisition proposal, then Stratasys will be required to pay to Objet all of its out-of-pocket fees and expenses, up to a maximum of $2 million, that were incurred in connection with the merger agreement and the merger.

        The merger agreement provides that in general each of Objet and Stratasys will pay its own costs and expenses in connection with the transactions contemplated by the merger agreement. Nevertheless, Objet and Stratasys have agreed that they will each pay 50% of (i) any fees and expenses (excluding each party's internal costs and fees and expenses of attorneys, accountants and financial and other advisors) incurred in respect of the printing, filing and mailing of the registration statement on Form F-4 of which this prospectus/proxy statement forms a part and the Stratasys proxy statement contained therein, and (ii) any and all filing fees due in connection with the filings required by or under the HSR Act or any other antitrust, competition, investment, trade regulation or similar law. Neither Objet nor Stratasys will be obligated to pay filing fees for any filings required to be made by Stratasys stockholders who will be receiving Objet ordinary shares pursuant to the merger and the other transactions contemplated by the merger agreement.

Governing Law

        The merger agreement is governed by the laws of the State of Delaware.

Third Party Beneficiaries

        The merger agreement is not intended to confer upon any person other than Objet, Merger Sub and Stratasys benefits or remedies, other than the rights to insurance and indemnification of certain Stratasys and Objet directors and officers, as described above.

Enforcement

        Objet, Merger Sub and Stratasys have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms; accordingly, each of the parties is entitled to injunctive relief to prevent breaches of the merger agreement and to specifically enforce its terms in the Court of Chancery of the State of Delaware in Wilmington, Delaware or, if exclusive jurisdiction of a matter is vested in the federal courts, in any U.S. federal court located in the State of Delaware.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE MERGER AGREEMENT

Stratasys Voting Agreements

        In order to demonstrate their commitment to the approval of the merger agreement, the merger and all related transactions that are described in Proposal One, and as is contemplated under the merger agreement, each of Stratasys' directors and certain of their spouses who hold shares of Stratasys common stock have entered into voting agreements with Objet that will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement. The individuals party to the voting agreements with Objet are S. Scott Crump, Lisa H. Crump, Ralph E. Crump, Marjorie L. Crump, Edward J. Fierko, Clifford H. Schwieter, and Gregory L. Wilson. An aggregate of 909,400 shares of Stratasys common stock, which represent approximately 4.27% of the Stratasys shares outstanding as of the record date, are subject to the voting agreements entered into by these individuals.

        The following is a summary of the terms of those voting agreements only and may not contain all of the information that is important to you. A copy of the form of voting agreement is attached to this proxy statement/prospectus as Annex B.

        Under each voting agreement, the Stratasys director or spouse party thereto has agreed to vote, and has granted Messrs. David Reis and Ilan Levin, on behalf of Objet, an irrevocable proxy to vote, at any Stratasys stockholder meeting until the earlier of the termination of the merger agreement or the effective time of the merger, all of such director's or spouse's shares of Stratasys common stock, together with any other shares of Stratasys common stock underlying options, warrants or convertible securities, and any additional shares of Stratasys common stock acquired by such director or spouse after the date of the voting agreement (which are collectively referred to in this description of the voting agreement as Stratasys shares) as follows:

  •
  in favor of the merger, the merger agreement and the transactions contemplated therein;

  •
  against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement, any of the transactions contemplated under the merger agreement, or the voting agreement;

  •
  against any alternative proposal for the acquisition of Stratasys (or any substantially similar transaction); and

  •
  in favor of any action necessary, advisable and prudent in the name and on behalf of Stratasys towards the implementation of the merger agreement, the merger and all related transactions that are described in Proposal One and all other actions required, advisable, prudent and/or resulting from the merger.

        Each Stratasys director and spouse party to a voting agreement has represented that he or she has not subjected, and has agreed to not subject, for so long as the agreement is in effect, any of his, her or its Stratasys shares to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Stratasys shares (other than the voting agreement being entered into with Objet).

        Subject to a limited exception for the exercise of Stratasys options and warrants, each Stratasys director and spouse party to a voting agreement has agreed, unless permitted by Objet, not to sell, pledge, encumber, grant options with respect to, transfer or otherwise dispose of Stratasys shares or to enter into any agreement related to any of the foregoing transfers or dispositions, for so long as the voting agreement is in effect.

        Subject to certain exceptions described in the voting agreements, each Stratasys director and spouse party to an agreement has made representations and warranties to Objet regarding, among other things, such director's or spouse's (i) power and authority to enter into the voting agreement and deliver the proxy, (ii) unencumbered beneficial ownership of the Stratasys shares subject to the voting agreement, and (iii) full voting power and full power of disposition with respect to his or her shares.

Objet Voting Agreements

        As a condition and inducement to Stratasys' willingness to enter into the merger agreement, owners of Objet ordinary shares and/or preferred shares who in the aggregate hold a sufficient number of Objet ordinary shares and preferred shares required for approval of the merger by Objet's shareholders have entered into a voting agreement with Stratasys that will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement. The Objet shareholders party to the voting agreements with Stratasys are Greenhill Highways LLC, AGM Holdings BV, Cordan Investments LLC, David Reis, Depot Holdings LLC, Hancock LLC, Ilron Investments Limited, Mahogany Investment Corporation, Merto Holdings LLC, Michael Jaglom, Nalan Holdings LLC, Samson Capital LLC, Shano Holdings LLC, Sonic Technology Holdings LLC and Tyres Tech LLC. An aggregate of 124,780,507 shares of Objet, which together represent approximately 92.96% of the aggregate voting power of Objet shares outstanding as of the current time, are subject to the voting agreements entered into by these individuals.

        The following is a summary of the terms of those voting agreements only and may not contain all of the information that is important to you. A copy of the form of voting agreement is attached to this proxy statement/prospectus as Annex C and is incorporated by reference herein.

        Under each voting agreement, the Objet shareholder party thereto has agreed to vote, and has granted to Messrs. S. Scott Crump and Robert Gallagher, on behalf of Stratasys, an irrevocable proxy to vote, at any Objet shareholder meeting until the earlier of the termination of the merger agreement or the effective time of the merger, all of such shareholder's Objet ordinary shares and preferred shares, together with any other shares underlying options, warrants or convertible securities, and any additional shares of Objet acquired by such shareholder after the date of the voting agreement, as follows:

  •
  in favor of the merger, the merger agreement and the transactions contemplated therein;

  •
  in favor of any amendment to Objet's current articles of association recommended by Objet's board of directors;

  •
  against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement, any of the transactions contemplated under the merger agreement, or the voting agreement;

  •
  in favor of the conversion of all outstanding preferred shares of Objet into ordinary shares prior to the consummation of the merger, in accordance with Objet's current articles of association;

  •
  in favor of an increase in the authorized share capital of Objet and the determination that the securities issued in connection with the merger agreement will not be subject to preemptive rights or anti-dilution rights under Objet's current articles of association;

  •
  in favor of (i) a reverse stock split of all authorized, issued and outstanding shares of Objet at a ratio as shall be presented at the Objet shareholder meeting prior to the merger, and (ii) the reinstatement of the par value per share (including all authorized, issued and outstanding shares of Objet) at a par value as shall be presented at the meeting and the decrease in the authorized capital of Objet and the consequent increase in the share premium to be recorded on Objet's accounts;

  •
  in favor of changing Objet's name to Stratasys Ltd. (and to the Hebrew equivalent) or to any other similar name that the Israeli Registrar of Companies may approve, which name change will enter into effect at the effective time of the merger;

  •
  in favor of adoption of public company articles of association, as set forth in the merger agreement and as of the effective time of the merger;

  •
  in favor of an amendment of Objet's current memorandum of association, as set forth in the merger agreement and as of the effective time of the merger;

  •
  in favor of the ratification of Objet's 2012 Omnibus Equity Incentive Plan;

  •
  in favor of the approval of a registration rights and lockup agreement that will be entered into by Objet, its current executive officers and directors and certain of its shareholders, under which those officers, directors and shareholders will be granted certain demand and piggyback registration rights upon the effectiveness of the merger and will be subject to a restriction on sale or other disposition of Objet shares in the open-market (with certain limited exceptions) for the six months following the effective time of the merger (the terms of this agreement are summarized under "—Registration Rights and Lock-Up Agreement" below, and a copy of the agreement is appended to this proxy statement/prospectus as Annex D);

  •
  in favor of the appointment of the persons so designated pursuant to the terms of the merger agreement as directors of Objet, including their classification to separate classes, as of the effective time of the merger, and approval of their compensation;

  •
  in favor of the indemnification agreements to be entered into by Objet with each person who will serve on its board of directors and each person who will serve as an executive officer upon the effectiveness of the merger;

  •
  in favor of the approval of the directors and officers insurance policy to be procured by Objet for the benefit of its directors and executive officers who will be serving as such upon the effectiveness of the merger;

  •
  against any alternative proposal for the acquisition of Objet (or any substantially similar transaction); and

  •
  in favor of any action necessary, advisable and prudent in the name and on behalf of Objet towards the implementation of the merger, and all other actions required, advisable, prudent and/or resulting from the merger.

        Each Objet shareholder party to a voting agreement has represented that he, she or it has not subjected, and has agreed to not subject, for so long as the agreement is in effect, any of his/her/its Objet shares to any voting trust or other agreement, arrangement or restriction with respect to the voting of the shares (other than the voting agreement being entered into with Stratasys).

        Subject to a limited exception for a transfer to another Objet shareholder whose shares are also subject to a voting agreement with Stratasys, each shareholder party to a voting agreement has agreed, unless permitted by Stratasys, not to sell, pledge, encumber, grant options with respect to, transfer or otherwise dispose of the Objet shares beneficially owned by such shareholder or to enter into any agreement related to any of the foregoing transfers or dispositions, for so long as the voting agreement is in effect.

        Subject to certain exceptions described in the voting agreements, each Objet shareholder party to an agreement has made representations and warranties to Stratasys regarding, among other things, such shareholder's (i) power and authority to enter into the voting agreement and deliver the proxy, (ii) unencumbered beneficial ownership of the Objet shares subject to the voting agreement, and (iii) full voting power and full power of disposition with respect to his, her or its Objet shares.

 Registration Rights and Lock-Up Agreement

        As a condition to the parties' obligations to consummate the merger, shareholders (including current executive officers and directors) of Objet holding at least 90% of the voting power of Objet prior to the effectiveness of the merger will be granted certain demand and piggyback registration rights, and will agree to a lock-up period, with respect to their Objet ordinary shares following the merger, pursuant to a registration rights and lock-up agreement that they will enter into with Objet upon the effectiveness of the merger. The following is a summary of the terms of the registration rights and lock-up agreement only and may not contain all of the information that is important to you. A copy of the form of registration rights and lock-up agreement is appended to this proxy statement/prospectus as Annex D and is incorporated by reference herein.

Lock-Up

        The current executive officers, directors and shareholders of Objet party to the agreement will agree that for the period commencing at the effective time of the merger and expiring on the six month anniversary of the merger, they will not sell, pledge, encumber, grant options with respect to, transfer or otherwise dispose of, in an open-market transaction (that is, excluding a privately negotiated or arranged transaction or transfer, provided that the transferee agrees to be subject to the same transfer restrictions), the Objet shares beneficially owned by them or enter into any agreement related to any of the foregoing transfers or dispositions. The foregoing restrictions do not apply to dispositions of Objet ordinary shares that are acquired in open market transactions after the completion of the merger. The six month period may be extended for an additional 18 day period under certain circumstances involving the release of earnings by Objet close to, or immediately following, the six month restricted period.

        The lock-up restrictions will not apply to the sale by any shareholder of up to 7.5% of the shares held by him, her or it as of the effective time of the merger if such shares are sold at a price that equals or exceeds $41.30 per Objet ordinary share (subject to adjustment for a change in capitalization of Stratasys such as a stock split, stock dividend, reverse stock split, or a change in the exchange ratio in the merger, at or prior to the effective time of the merger that impacts the price of Stratasys' common stock).

Demand Registration Rights

        Subject to the limitations described below, at any time commencing on the six month anniversary of the effective time of the merger, Objet is required, at the request of the holders of thirty-five percent (35%) of then-outstanding registrable securities (defined as Objet ordinary shares that are held or issuable upon exercise of options held as of immediately following the effectiveness of the merger by Objet shareholders party to the agreement, and any Objet ordinary shares issued or distributed by way of a dividend, stock split or other distribution in respect of, or by way of any rights offering or similar offering made in respect of, the shares held as of the date of the agreement, if such ordinary shares would, in the hands of an Objet shareholder, not be freely transferable in accordance with the intended method of disposition under Rule 144 under the Securities Act in one transaction), to register for resale, and to list for trading on any securities exchange on which Objet's ordinary shares are then traded, any registrable securities that shareholders party to the agreement seek to include in a registration. Shares to be included in a registration demand must have a minimum value (based on the closing price of the shares on the last trading day prior to the request or, in the case no closing price is available, at the anticipated price offered to the public and the intended method of distribution) of $10 million. In lieu of an ordinary registration demand, Objet shareholders party to the agreement may also make a demand for a "shelf" registration of their ordinary shares on Form F-3 under the Securities Act (or any successor form that allows Objet to incorporate substantial information by reference to other documents that it files with the SEC), which we refer to as Form F-3, beginning with the one year anniversary of the effectiveness of the Form F-4 registration statement of which this proxy statement/prospectus forms a part (at which time Objet is likely to be eligible to use Form F-3).

        In addition, upon its becoming a "well-known seasoned issuer" (as defined in the rules under the Securities Act), Objet will be required, as promptly as practicable, to register, under an automatic shelf registration statement, the sale of all registrable securities subject to the agreement, in accordance with the other terms of the agreement.

        Objet's obligation to effect a registration in response to a registration demand is subject to the following qualifications and limitations:

  •
  Objet is only required to effect two demand registrations generally (whether or not such demands involve a "shelf" registration on Form F-3) and only one demand registration in any 12-month period;

  •
  Objet need not effect a "shelf" registration if Form F-3 is not available for a delayed or continuous offering by the selling shareholders;

  •
  Objet need not effect a registration if it provides notice to the requesting shareholders that its board of directors has determined, in its reasonable good faith judgment, that such registration (i) may interfere with a pending material financing, acquisition, disposition, or corporate reorganization involving Objet or any of its subsidiaries, taken as a whole, (ii) would require premature disclosure of such pending transaction, or (iii) would be otherwise seriously detrimental to Objet and its shareholders, as determined by a majority of the members of Objet's board of directors, in which case Objet will have the right to delay the filing of the subject registration statement. Objet may not impose such a delay, however, if, during the consecutive 12 months preceding a new delay period, the aggregate number of days during which registration requests were delayed exceeded 45 days minus the number of days during which sales were required to be suspended by shareholders under a demand registration statement that had already become effective due to Objet's required update of the information contained therein via a post-effective amendment or prospectus supplement; and

  •
  Objet need not effect a registration with respect to Objet ordinary shares once they are no longer deemed "registrable securities" under the agreement, that is, when any of the following conditions is met with respect to those shares: (i) a registration statement with respect to the sale of the shares shall have become effective under the Securities Act and the shares shall have been disposed of in accordance with the registration statement, (ii) the shares shall have been sold pursuant to Rule 144 under the Securities Act and are no longer deemed "restricted securities" under U.S. securities laws, (iii) together with all other remaining registrable securities held by a particular shareholder, the shares may all be sold without limitation of volume (or without being limited by applicable volume limitations) pursuant to Rule 144 under the Securities Act, or (iv) the shares cease to be outstanding.

Piggyback registration rights

        All of Objet's shareholders to be party to the agreement will also have the right to request that Objet include their registrable securities in any registration statement that it files for a public offering, except for registrations of shares on the SEC's Form S-8 or Form F-4 (or Form S-4, if Objet does not then qualify as a foreign private issuer), or the registration of shares solely with respect to a dividend reinvestment plan or employee benefit plan.

Underwriting

        If the public offering that Objet is effecting (whether pursuant to a demand registration request or in the case of a piggyback registration) is underwritten, the right of any shareholder to include shares in the registration related thereto is conditioned upon the shareholder's participation in the underwriting and the inclusion of the shareholder's registrable securities in the underwriting.

Cutbacks

        The managing underwriters in any underwritten demand or piggyback registration may limit the number of shares offered for marketing reasons. In the case of a demand registration, the managing underwriter will first exclude any shares that other shareholders or Objet intended to include in the underwriting (after receipt of approval of such inclusion by holders of a majority of the registrable securities being registered), and will thereafter exclude shares to be registered by the shareholders who are party to the registration rights agreement on a pro rata basis, based on their overall percentage of ownership in Objet. In the case of a piggyback registration, the managing underwriter will exclude shares to be registered on behalf of Objet's other shareholders who are exercising piggyback registration rights on a pro-rata basis with registrable securities of shareholders who are party to the agreement.

Expenses

        Objet will agree to pay all expenses incurred in carrying out the above registrations, including the reasonable fees of one counsel chosen by the selling shareholders who will be party to the agreement. However, each shareholder participating in a registration or sale is responsible for its pro rata portion of the customary and standard discounts or commissions payable to any underwriter, as well as transfer taxes owed in connection with sale of its shares, and any individual shareholder or group of shareholders that retains separate advisors is entirely responsible for the fees and expenses related thereto.

Standstill Agreements

        Certain current shareholders of Objet who in the aggregate hold in excess of 90% of the voting power of Objet prior to the merger have entered into standstill agreements with Objet and Stratasys concurrently with the execution of the merger agreement. Under each such standstill agreement, each of these shareholders has agreed that for the duration of the standstill period (as described below), he, she or it will not acquire, by purchase or otherwise, any ordinary shares or other equity securities of Objet, or any rights or options to acquire ownership, that would raise the number of Objet ordinary shares beneficially owned by him, her or it (including ordinary shares underlying options held by the shareholder whether or not the options are exercisable within 60 days of the date of entry into the standstill agreement) above 120% of the number of ordinary shares beneficially owned by him, her or it as of the effective time of the merger (after giving effect to both (i) the reverse stock split with respect to Objet's ordinary shares immediately prior to the effective time and (ii) the merger).

        As defined in the agreement, "standstill period" means the period commencing upon the entry into the standstill agreement and ending on the earliest of: (i) the termination of the standstill period by mutual written consent of Objet, Stratasys and the shareholder party to the agreement; (ii) the termination of the merger agreement in accordance with its terms; (iii) the second anniversary of the effective time of the merger; (iv) the date on which a non-affiliate of Objet (as of immediately following the effective time, after giving effect to the merger) commences or publicly proposes (via a filing with the SEC), either alone or in concert with others, a standstill termination event (as described below) with respect to Objet; or (v) approval by Objet's shareholders of a decision by Objet's board of directors after the effective time of the merger to terminate the standstill period without any additional corporate approvals. Prior to the effective time of the merger, the standstill period may only be terminated pursuant to clause (i) above.

        As provided in the agreement, a standstill termination event means the occurrence of any of the following: (i) the initiation of a tender offer, or the making of any filing with the SEC concerning a prospective tender offer subject to any of Regulations 14D or 14E, or Rule 13e-3, under the Exchange Act; (ii) the entry by Objet into a letter of intent, term sheet or other proposal (even if non-binding), or a definitive agreement, with respect to a merger or sale of all or substantially all of Objet's ordinary shares or assets; (iii) the filing with the SEC of a proxy statement with respect to a proxy contest or any similar transaction that may alter the composition of Objet's board of directors; or (iv) the purchase or acquisition of voting or investment power with respect to more than five percent (5%) of Objet's outstanding ordinary shares by any shareholder(s) who have an intent to, or whose acquisition has the effect of, exercising control in Objet, which is required to be reported on the SEC Schedule 13D.

        The standstill agreement provides an exception to the prohibition of surpassing the ownership limit to the extent that an increase in the percentage of the outstanding Objet ordinary shares owned by a shareholder above that threshold is the result of a (i) stock split, stock dividend, recapitalization or similar event, (ii) decrease in the number of outstanding Objet ordinary shares that is not due to an action taken by the shareholder or (iii) option grant to the shareholder that is approved by Objet's board of directors or a committee thereof in the manner required for approval of related party transactions under the Israeli Companies Law. In each case in which the threshold is passed pursuant to one of the foregoing exceptions, however, the shareholder party to the agreement may not acquire additional Objet ordinary shares thereafter.

        A copy of the form of standstill agreement is appended to this proxy statement/prospectus as Annex E and is incorporated by reference herein.

PROPOSAL TWO—CERTAIN COMPENSATORY ARRANGEMENTS
WITH NAMED EXECUTIVE OFFICERS

        The option agreements that Stratasys has entered into with all of its employees and directors (other than option agreements for options granted after execution of the merger agreement) provide that all unvested options will immediately vest upon a "change in control," as defined in the agreements. The merger will be a change in control for purposes of the option agreements, and, as a result, all of the unvested options (except for the above-referenced options that were granted after entry into the merger agreement) held by Stratasys employees, including its named executive officers, S. Scott Crump, Robert F. Gallagher and Thomas W. Stenoien, will vest at the effective time of the merger. SEC rules consider in-the-money option awards for which vesting would be accelerated, such as the Stratasys options, to be "golden parachute" compensation. The terms of the foregoing options granted to Stratasys' named executive officers are described in this proxy statement/prospectus under "Proposal One—The Merger—Interests of Certain Persons in the Merger—Interests of Stratasys Executive Officers and Directors—Merger Related Compensation" beginning on page 90.

        As required by Item 402(t) of Regulation S-K and Section 14A(b) of the Exchange Act, Stratasys is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on these compensatory arrangements between Stratasys and its named executive officers that will become effective upon completion of the merger.

        Stratasys believes that the acceleration of vesting of options held by its named executive officers, as well as its other key employees, upon completion of the merger is reasonable and demonstrates that its stock option program was designed appropriately and structured to ensure the retention of talented executives and other key employees until completion of a transaction that results in a change in control. Stratasys' named executive officers do not have any other agreements that provide for payments or other benefits that would be considered to be "golden parachute" compensation under SEC rules. Therefore, this vote is solely with respect to the approval of the accelerated vesting of options held by Stratasys' named executive officers upon completion of the merger. In addition, this vote is separate and independent from the vote of Stratasys stockholders on the merger agreement and the adjournment proposal. In accordance with SEC requirements, Stratasys' board of directors asks that Stratasys stockholders vote on the adoption of the following resolution:

    "RESOLVED, that the compensatory arrangements with the named executive officers of Stratasys that are disclosed in the table and narrative discussion that are set forth in this proxy statement/prospectus under "Proposal One—The Merger—Interests of Certain Persons in the Merger—Interests of Stratasys Executive Officers and Directors—Merger Related Compensation" is hereby approved."

        This vote is advisory, and therefore, it will not be binding on Stratasys, nor will it overrule any prior decision or require the board of directors of Stratasys (or any committee thereof) to take any action. The proposal will be approved if a majority of the shares of Stratasys common stock represented either in person or by proxy and entitled to vote at the special meeting vote "FOR" the proposal.

Recommendation of the Stratasys Board of Directors

        The Stratasys board of directors unanimously recommends that the Stratasys stockholders vote "FOR" the approval of the compensatory arrangements between Stratasys and its named executive officers in connection with the merger.

 PROPOSAL THREE—ADJOURNMENT OF THE SPECIAL MEETING

Approval of Adjournment of the Special Meeting of Stratasys Stockholders

        If Stratasys fails to receive from its stockholders a sufficient number of votes to adopt the merger agreement, Stratasys may propose to adjourn the special meeting, whether or not a quorum is present, until a later time for the purpose of soliciting additional proxies to adopt the merger agreement. Stratasys currently does not intend to propose adjournment at its special meeting if there are sufficient votes to adopt the merger agreement. If the proposal to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to Stratasys stockholders for approval, such approval requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of shares of Stratasys common stock present or represented by proxy and entitled to vote thereon.

Recommendation of the Stratasys Board of Directors

        The Stratasys board of directors unanimously recommends that the Stratasys stockholders vote "FOR" the proposal to adjourn the special meeting one or more times to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment of the special meeting, to adopt the merger agreement.

 INFORMATION ABOUT THE COMPANIES

Stratasys, Inc.

        Stratasys, Inc. was incorporated in the State of Delaware in 1989 and is a worldwide leading manufacturer of 3D printers and 3D production systems for office-based rapid prototyping, or RP, and direct digital manufacturing, or DDM, applications. Stratasys' 3D printers and 3D production systems provide 3D CAD users a fast, office-friendly, and low-cost alternative for building functional 3D parts. Stratasys develops, manufactures and sells a broad product line of 3D printers and 3D production systems (and related proprietary consumable materials) that create physical parts from CAD designs.

        Stratasys' common stock is listed on the NASDAQ Global Select Market under the symbol "SSYS". The principal executive offices of Stratasys are located at 7665 Commerce Way, Eden Prairie, Minnesota, and Stratasys' phone number at those offices is (952) 937-3000.

Objet Ltd.

        Objet was incorporated as a limited liability company in the State of Israel on March 3, 1998 and is a global provider of three-dimensional, or 3D, printing solutions, offering a broad range of 3D printing systems, resin consumables and services. Objet's printers use Objet's proprietary inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D computer-aided design, or CAD, files. Objet's printers build 3D objects by depositing multiple layers of resin one on top of another.

        As of the current time, Objet's ordinary shares are not quoted or listed on any securities exchange or otherwise publicly traded. Objet will be applying to have its ordinary shares listed on the NASDAQ Global Select Market under the symbol "SSYS" upon the effectiveness of the merger (thereby replacing the listing of Stratasys' common stock under that symbol).

        The principal executive offices of Objet are located at 2 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, and Objet's telephone number at those offices is +972-8-931-4314.

Oaktree Merger Inc. and Seurat Holdings Inc.

        Merger Sub is a newly formed Delaware corporation, an indirect, wholly-owned subsidiary of Objet and a direct, wholly-owned subsidiary of Holdco, itself a newly formed Delaware corporation and wholly-owned indirect subsidiary of Objet that is also party to the merger agreement. Each of Merger Sub and Holdco was formed solely for the purpose of effecting the proposed merger with Stratasys and has not carried on any activities other than in connection with the proposed merger. The address and telephone number for each of Merger Sub's and Holdco's principal executive offices are the same as those for Objet.

 OBJET'S BUSINESS

Corporate Structure

        Objet was incorporated as a limited liability company in the State of Israel on March 3, 1998. Its corporate structure includes Objet Ltd., its Israeli parent company, and its four active wholly-owned subsidiary entities: Objet Geometries Inc. (d/b/a Objet Inc.), a Delaware corporation, which carries out Objet's North American operations; Objet AP Limited, a Hong Kong limited company, and Objet Shanghai Ltd., a Chinese company, which together carry out most of Objet's operations in the Asia Pacific region; and Objet GMBH, a German limited liability company that carries out Objet's European operations. In addition, Objet Ltd. owns 51% of a Japanese company, Objet Japan Co., Ltd., which was established as a joint venture together with the 3D printer division of Fasotec Co. Ltd., Objet's longstanding distributor in the Asia Pacific region. In connection with the merger, Objet has also formed the following additional subsidiaries: Stratasys International Ltd., or the Israeli subsidiary, an Israeli limited liability company that is a wholly-owned subsidiary of Objet Ltd.; Seurat Holdings Inc., or Holdco, a Delaware corporation and a direct wholly-owned subsidiary of the Israeli subsidiary, and Oaktree Merger Inc., or Merger Sub, a Delaware corporation and a direct wholly-owned subsidiary of Holdco.

Company Overview

        Objet is a global provider of 3D printing solutions, offering a broad range of 3D printing systems, resin consumables and services. Its printers use its proprietary PolyJet inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D CAD files. Objet's printers build 3D objects by depositing multiple layers of resin one on top of another, with UV light curing and hardening each layer. Objet enhances the ability of designers, engineers and manufacturers to visualize, verify and communicate product designs, thereby improving the design process and reducing time-to-market. Objet's easy-to-use, high-speed 3D printers create high-resolution, smooth surface finish models that have the look, feel and functionality of the final designed product. Objet offers the only 3D printing systems that deposit two materials simultaneously, enabling the printing of models with a broad range of physical attributes. As of March 31, 2012, Objet had sold 3,671 3D printing systems, of which 293 were sold in the first quarter of 2012 and 929 were sold in 2011. Objet's installed base of 3D printers provides the basis for recurring revenues from the sale of resin consumables and services.

        3D printing is transforming prototype development and customized manufacturing processes, and is displacing traditional methodologies such as metal extrusion, computer-controlled machining and manual modeling techniques. 3D printing significantly improves the design process, reduces the time required for product development and facilitates creativity, while keeping the entire design process in-house. According to the 2010 report of Wohlers Associates, Inc., or the Wohlers Report, the 3D printer market grew at a 20% compound annual growth rate, or CAGR, from 2004 to 2009. Objet believes that the proliferation of 3D content will continue to drive growth in 3D printing. An indicator of the total addressable market is the number of licensed 3D design software seats, such as 3D CAD seats, although multiple CAD seat licenses will often utilize only one printing system. According to "The Worldwide CAD Market Report 2010," or the CAD Report, by Jon Peddie Research, there was an installed base of over five million 3D CAD seats at the end of 2009. With only 26,797 3D printing systems installed worldwide at the end of 2009, according to the Wohlers Report, Objet believes that the 3D printing industry is significantly under-penetrated and has considerable room for growth. Additionally, users are increasingly upgrading their CAD software from 2D to 3D, as illustrated by the increasing share of 3D CAD installed seats from 30% in 2007 to 41% of the 14 million total CAD installed seats at the end of 2009, according to the CAD Report. While the number of 3D CAD seats is an indicator of the total addressable market, the growth of 3D printing extends beyond the number of 3D CAD users, as users can increasingly print 3D content files without the need for specialized 3D CAD design software.

        Objet is a pioneer in 3D inkjet printing technology, which it believes is differentiated from competing technologies primarily in its ability to be scaled and to deliver high-resolution and multi-material printing. Objet combines its proprietary hardware platform, integrated software and resin consumables with widely-deployed inkjet printer heads to develop leading 3D printing systems. Objet is able to improve its 3D printing systems through ongoing industry advancements in 2D inkjet head technology. This technology also allows Objet to offer a spectrum of 3D printers of varying features, capacities and price points, and to migrate the advanced features of its high-end products to its entry-level products with greater efficiency.

        Objet's products are used in a broad array of applications, including concept modeling and fit and form prototyping focus groups and sales presentations, ergonomic studies, prototype production, short-run tooling and customized small series manufacturing. Objet offers a wide variety of office-friendly, resin consumables, including rigid and flexible (rubber-like) materials and bio-compatible materials for medical applications. Objet is the only provider of 3D printers that offer the simultaneous jetting of two materials, enabling its end-users to print models with a variety of model features, such as objects with both rigid and flexible parts in a single build. Additionally, Objet's technology enables real-time mixing of resins during the printing process to create new composite materials in order to achieve a variety of new material properties.

        Objet's 3D printing systems are deployed at over 3,050 companies in a wide range of industries. Objet's systems are used by a number of Fortune 100 companies. Objet provides products and services to its global customer base through its offices in Israel, the United States, Germany, Japan, China and Hong Kong, as well as through its worldwide network of over 100 distributors and sales agents.

        Headquartered in Israel, Objet was founded in 1998 and sold its first 3D printing systems in 2002. Objet's revenues and net income were $121.1 million and $14.7 million, respectively, in 2011, marking Objet's seventh consecutive profitable year. During the first quarter of 2012, Objet's revenues and net income were $38.1 million and $3.4 million, reflecting growth of 44.8% and 4.7% over the corresponding amounts for the first quarter of 2011. The foregoing net income amount for the first quarter of 2012 reflects a reduction of $3.1 million for exceptional expenses incurred in connection with Objet's previously contemplated initial public offering and its prospective merger with Stratasys. If such exceptional, non-recurring expenses had been excluded, Objet's net income would have increased even further, period-over-period, by that amount.

Industry overview

        3D printing offers significant advantages over traditional methods of prototype development and customized manufacturing, and is displacing traditional methodologies such as metal extrusion, computer-controlled machining and manual modeling techniques. 3D printing brings prototyping closer to the designer earlier in the design process and can significantly reduce product development cost and time. Over the past five years, the 3D printing industry has experienced significant growth, with a 20% CAGR of 3D printer installations from 2004 to 2009, according to the Wohlers Report, and Objet believes that the industry is poised for further growth.

The challenges of prototype development

        Historically, prototype development and customized manufacturing have been performed by traditional methods using metal extrusion, computer-controlled machining and manual modeling techniques, in which blocks of material are carved or milled into specific objects. Traditional methodologies have numerous limitations. These methodologies often require specialist technicians, and can be time- and labor-intensive. The time intensity of traditional modeling can leave little room for design error or subsequent redesign without meaningfully impacting a product's time-to-market and development cost. As a result, prototypes are generally created only at selected milestones late in the design process, which prevents designers from truly visualizing and verifying the design of an object in the preliminary design stage. The inability to iterate a model rapidly hinders collaboration among the design team and reduces the ability to optimize a design, as time-to-market and optimization become necessary trade-offs in the design process. In addition, traditional methodologies typically rely on outsourced fabrication and service bureaus to develop models, risking the loss of confidentiality of their design plans.

The 3D printing solution

        3D printing addresses the inherent limitations of traditional modeling technologies through its combination of functionality, quality, ease-of-use, speed and cost. 3D printing can be significantly more efficient and effective than traditional model-making techniques for use across the design process, from concept modeling and design review and validation, to fit and function prototyping, pattern making and tooling. Introducing 3D modeling earlier in the design process to evaluate fit, form and function can result in faster time-to-market and lower product development costs. In addition, for customized manufacturing, 3D printers eliminate the need for complex manufacturing set-ups and reduce the cost and lead-time associated with conventional tooling.

The 3D printing market

        According to the Wohlers Report, the 3D printer market grew at a 20% CAGR from 2004 to 2009. Objet believes that the proliferation of 3D content will continue to drive the growth in the 3D printing market. An indicator of the total addressable market is the number of licensed 3D design software seats, such as 3D CAD seats, although multiple CAD seat licenses will often utilize only one printing system. According to the CAD Report, there was an installed base of over five million 3D CAD seats at the end of 2009. With only 26,797 3D printing systems installed worldwide at the end of 2009, according to the Wohlers Report, Objet believes that the 3D printing industry is significantly under-penetrated and has considerable room for growth. Additionally, users are increasingly upgrading their CAD software from 2D to 3D, as illustrated by the increasing share of 3D CAD installed seats from 30% in 2007 to 41% of the 14 million total CAD installed seats at the end of 2009, according to the CAD Report. While the number of 3D CAD seats is an indicator of the addressable market, the growth of 3D printing extends beyond the number of 3D CAD users, as users can print 3D content files without the need for specialized 3D CAD design software, just as users of 2D printers can print standard document files, such as PDF files, without the need for word processing software. The following chart reflects the growth in the installed base of 3D printers from 2004 to 2009:

Installed Base—Cumulative Units Shipped

Source: Wohlers Report

        The first commercial 3D printers were introduced in the early 1990s, and, since the early 2000s, 3D printing technology has evolved significantly in terms of pricing, variety and quality of materials, accuracy, ability to create complex objects, ease-of-use and suitability for office environments. 3D printing is already replacing traditional prototype development methodologies across various industries such as automotive, aerospace and defense, electronics, medical, footwear, toys, educational institutions, government and entertainment, underscoring its potential suitability for an even broader range of industries. Additionally, 3D printing has created new applications for model-making in certain new markets, such as the education market, where institutions are increasingly incorporating 3D printing into their engineering and design course programs, and the dental and orthodontic markets, where 3D printed models are being used as replacements for traditional stone models, implants and surgical guides and for crowns and bridges for casting.

        Objet expects that the adoption of 3D printing will continue to increase over the next several years as a result of the proliferation of 3D content and 3D authoring tools (3D CAD and other simplified 3D authoring tools), as well as increased availability of 3D scanners. Objet believes that increased market adoption in 3D printing will be facilitated by continued improvements in 3D printing technology, including:

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  Print quality:  Further advancements in resolution, accuracy and surface quality, improved material properties and increased availability of color and transparent print materials.

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  Affordability:  Entry-level systems at lower price points with high quality printing capabilities, albeit with smaller tray sizes and cartridge capacities, as well as lower duty cycles.

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  Systems and software improvements:  Improvements in ease of use, plug and play-type installation, support material improvement and higher print speed.

3D printing technologies

        There are a number of available 3D printing technologies, including inkjet, digital light projection, powder binding, fused deposition modeling, stereolithography and selective laser sintering. The technologies differ on the basis of accuracy, surface quality, variety and properties of consumables, capacity, speed, color variety, transparency, the ability to print multiple materials and others.

Inkjet-based technology

        According to Wohlers Associates, inkjet-based technology has several characteristics that offer competitive benefits, including the following:

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  Flexible rubber and plastic-like materials:  Inkjet-based technology is currently unique in its ability to print parts made of soft, flexible, rubber-like materials in an office environment. Such materials enable a unique user experience that simulates many end products and is specifically useful in simulating gaskets, seals, hinges, shoe soles, tires and many other soft-touch applications.

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  Multi-material printing:  Inkjet-based technology is currently the only technology that allows the application of two materials jetted simultaneously. This opens up new applications for 3D printing, which are appealing for consumer products. For example, consumer device parts such as keypad buttons in mobile phones and other electronics products require a particular tactile feel for the consumer. Using multi-material printing, prototypes of such parts can be printed with two different materials, including a softer material that is used for keypads.

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  Composite materials:  Composite materials allow parts to more closely simulate the actual material of the final end product. Inkjet is currently the only technology that enables on-demand mixing of two separate materials into a new material whose properties are distinct from either one of the individual materials. For example, a user can control the flexibility of a product, such as a shoe sole, with a specific user defined composite material mix of hard and soft materials.

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  Transparency:  Inkjet-based technology is currently unique in its ability to offer transparent material printing in an office environment system. Transparency is a desired feature in the design and engineering industry, and is applicable in automotive, consumer products and consumer electronics. The main applications are lighting components, tubing and piping, package optimization and fluid analysis. Furthermore, the combination of transparency with inkjet technology's multi-material ability creates an opportunity for new applications of 3D printing. One example of the use of transparency is for the creation of educational models for medicine, where a model of a skull can be created with a transparent material with individual opaque parts within the skull, such as teeth, nerves, and blood vessels.

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  Accuracy:  Inkjet-based technology offers highly accurate printing by depositing photopolymer in layers as thin as 16 microns and with 600 dots per inch, or dpi, in the horizontal plane. This allows inkjet-based printers to create accurate parts with a smooth surface finish. Accuracy is a critical attribute for many industrial applications.

The Objet solution

        Objet's 3D printing solution uses Objet's proprietary PolyJet inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D CAD files. Objet's printers build 3D objects by depositing multiple layers of resin one on top of another. Objet is a pioneer in 3D inkjet printing technology, which it believes is primarily differentiated from other competing technologies in its ability to scale and deliver high-resolution and multi-material printing. Objet's easy-to-use, high-speed 3D printers create high-resolution, smooth surface finish models that have the look, feel and functionality of the final designed product. Objet offers the only 3D printing systems that deposit two materials simultaneously, enabling the printing of models with a broad range of physical attributes.

        Objet offers its customers a broad range of 3D printer systems, including its advanced Connex family, its mid-range Eden family, and its lower capacity, entry-level Desktop family. While all of Objet's products offer Objet's customers high-quality printing capabilities with high resolution and accuracy, Objet's customers typically base their selection of a particular system primarily on tray size, cartridge capacity, duty cycle, print speed, features and price. Currently, Objet is the only company to offer multi-materials capability via its Connex family of printers. Objet offers a wide variety of office-friendly resin consumables, including rigid and flexible (rubber-like) materials and bio-compatible materials for medical applications.

        Objet believes that its proprietary technology enables it to offer solutions that are differentiated by a combination of the following attributes:

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  Printing quality, including high resolution and accuracy:  High-resolution jetting, with 600 × 600 dpi and with layers as thin as 16 microns, enabling the creation of smooth, accurate models that exhibit fine details and thin walls that mimic the computerized image upon which they are based. The resolution and accuracy of the jetting is consistent across all three of Objet's printer families.

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  Multiple materials:  Objet's PolyJet Matrix technology, featured in Objet's Connex family of printers, is the only available technology to jet two materials simultaneously. This provides users with two key benefits:

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  Dual-material build:    Objet's PolyJet Matrix technology enables users, in a single build process, to print parts and assemblies made of two materials that each retain their distinct mechanical and physical properties. For example, users can print objects with both rigid and flexible portions in a single build.

    •
    Composite materials:    Objet's PolyJet Matrix technology, aided by Objet's integrated software, enables on-demand mixing of a wide variety of resins to create a wide range of pre-defined Digital Materials, which are composite materials with modified physical or mechanical properties that result from the combination of two materials.

  •
  High-speed 3D printing:  The high-speed capability of Objet's 3D printers is enabled by Objet's differentiated technology, including the ability to print along the full array of print heads, to simultaneously print multiple items and cure the object while printing, thus significantly reducing the need for post-printing curing time. Objet's printers have a typical print speed of 8.9 cubic inches/hour.

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  Suitability for office environments:  Objet's technology allows Objet to deliver high print quality from an easy-to-use, office suitable printer. Objet's systems utilize conveniently packaged resin cartridges, which are easy to load and unload, and allow simple replacement of jetting heads. Objet's systems print a wax-like support material wherever resin is not printed, in order to support the remaining model layers as they are printed. This support material is specially designed to be easily removed by hand under a stream of water at the end of the printing process.

        Objet's solutions allow Objet's end-users to print 3D models that enhance their ability to visualize, verify and communicate product designs, thereby improving the design process and reducing time-to-market. Objet's systems create visual aids for concept modeling and functional prototyping to test fit, form and function, permitting rapid evaluation of product designs. Using presentation models developed with Objet's systems, designers can typically conduct design reviews and identify potential design flaws and improvements before incurring significant costs due to re-tooling and re-work, allowing them to optimize a design rapidly and cost-effectively. Objet's systems also aid in the communication of ideas otherwise communicated in abstract or 2D media. For example, a model produced with Objet's systems may be used as a sales tool, as a model or part display or simply for use in conducting a focus group, or for collaboration in the product design and manufacturing cycles at multiple locations more quickly, enabling visualization, touch and feel, which can be critical to the product evaluation or sales process.

        In addition to contributing to the design process, Objet's systems may also be used as part of the manufacturing process for smaller-volume manufacturing of customized products. Objet's technology can eliminate the need for expensive tooling or molding, helping to quickly and efficiently create an end-use product.

        Objet's solutions are employed by a variety of organizations across multiple industries, including:

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  Apparel: Burton Snowboards

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  Automotive: Volkswagen

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  Consumer goods: Black & Decker and Philips

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  Medical: Boston Scientific and Fresenius Medical Care North America

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  Toys: Hasbro

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  Sporting goods: Adidas Group and Zebco

Competitive strengths

        Objet believes that the following are its key competitive strengths:

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  Proprietary inkjet-based technology platform.  Objet believes that its 3D inkjet printing technology, which benefits from ongoing industry advancements in 2D inkjet head technology, is differentiated from competing technologies primarily in its ability to be scaled and to deliver high-resolution and multi-material printing. Objet combines its proprietary hardware platform, integrated software and resin consumables with widely-deployed inkjet printer heads to develop leading 3D printing systems. This technology also allows Objet to offer a spectrum of 3D printers of varying features, capacities and price points, and to migrate the advanced features of its high-end products to its entry-level products with greater efficiency.

  •
  Differentiated product offering with superior model quality.  Objet's 3D printing systems are differentiated through a combination of superior printing qualities, print speed, variety of materials, the ability to print multiple materials simultaneously and suitability for office environments. Objet's systems jet ultra-thin layers (down to a thickness of 16 microns) that enable significant accuracy, high resolution (600 × 600 dpi) and smooth finish to Objet's models. Objet offers a wide variety of office-friendly resin consumables, including rigid and flexible (rubber-like) materials and bio-compatible materials for medical applications. Objet offers the only printing system that utilizes the simultaneous jetting of two materials to enable its end-users to print models with a variety of model features such as objects with both rigid and flexible parts in a single build.

  •
  Multidisciplinary technological expertise.  Objet's 3D printing solutions integrate innovations in a wide range of scientific disciplines, such as physics, chemistry and mechanical and electrical engineering, as well as software development. Objet makes significant investments in developing and integrating technologies into its hardware platform, software and resin consumables. Objet believes it has a strong base of technology know-how. Objet's patent portfolio consists of 64 granted patents and 65 pending patent applications as of May 1, 2012, encompassing granted patents in the United States, China, France, Germany, Italy, the UK, Spain, Austria, Belgium, Switzerland, Ireland and Hong Kong, and pending patent applications in the United States, China, the European Union, Hong Kong and Japan, along with a U.S. provisional patent application and international applications pursuant to the Patent Cooperation Treaty. As of March 31, 2012, Objet's R&D and engineering teams consisted of 103 employees out of a total of 451 employees. Objet has a culture of innovation and expects to continue to enhance its solutions to further drive market adoption of 3D printing.

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  Large and growing installed base.  Objet's differentiated offering has led to a large and growing installed base. As of March 31, 2012, Objet had sold 3,671 systems, including 929 systems sold in 2011 and 293 systems sold during the first quarter of 2012. Objet derives recurring revenues through sales of proprietary resin consumables and services to this installed base.

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  Diverse, global blue chip customer base.  Objet's end-users include over 3,050 companies across a wide range of industries and applications. Objet's clients include: apparel companies such as Burton Snowboards; automotive industry participants such as Volkswagen; consumer goods companies such as Black & Decker and Philips; toy companies such as Hasbro; medical equipment companies such as Boston Scientific and Fresenius Medical Care North America; and sporting goods companies such as the Adidas Group and Zebco.

 Strategy

        The key elements of Objet's strategy for growth include the following:

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  Expanding customer base and further penetrating existing customers.  Objet intends to increase market awareness of it by adding distribution channels and increasing its marketing efforts in order to drive sales to new customers. Objet currently has over 100 distributors and sales agents worldwide, and is expanding that distribution network by adding distributors and sales agents with specific geographical presence or specialist industry coverage. Objet is expanding its marketing efforts by participating in trade shows, advertising in trade journals and on the Internet, and engaging in public relations initiatives. Additionally, Objet is focused on increasing the penetration within its current customer base. Objet expects to generate revenues from sales to existing customers as they experience the benefits of its products and further adopt 3D printing. In 2011, approximately 20.3% of the printers Objet shipped were to existing customers. Objet maintains strong relations with its current customers through direct and indirect marketing efforts and through its service organization.

  •
  Driving further adoption through lower capacity entry-level systems.  Objet expects to broaden its installed base through increased adoption of its recently introduced Desktop family of lower capacity entry-level systems, which are offered at lower price points. Objet's Desktop 3D printers are expected to penetrate a broad and largely untapped addressable market, targeting small design teams within large organizations, small and medium-sized businesses and individual designers. Objet's scalable technology allows it to provide the same high resolution and accuracy of its high-end printers, but with a smaller feature set. Objet expects to incorporate certain additional features of its Connex family of printers into this family of products over time. Objet believes this will further accelerate market adoption of its products.

  •
  Broadening Objet's printing systems' capabilities through the development of new materials.  Objet believes that by developing new materials for its 3D printing systems, it will be able to increase both the size of, and its market share in, the 3D printing market. Objet is broadening the range of its resin consumable offerings in order to enable the creation of models with an even greater variety of physical properties, thereby expanding potential user applications. Objet's materials science innovations, coupled with its PolyJet technology, enable the creation of transparent models and models with more than one color. Objet is also developing materials with a broader range of physical properties, including materials with higher temperature resistance, greater strength and flexibility. The ability to print models that closely resemble "real world" products enables functional testing and even small-batch rapid manufacturing. Objet believes that continued expansion of its resin consumable offerings will further differentiate its product offering and broaden adoption of, and uses for, 3D printing.

  •
  Maintaining and extending technology lead.  Objet combines its proprietary hardware, integrated software and resin consumables with commercially available and widely-deployed inkjet printer heads to develop differentiated, leading 3D printing systems. As of May 1, 2012, Objet had 64 granted patents and 65 pending patent applications (including foreign counterparts of both granted patents and pending patent applications). Objet seeks to extend its technology capabilities by continuing to invest in its R&D efforts, which focus on enhancing its inkjet-based technologies that underlie all of its printing systems and developing resin consumables that offer an even broader array of physical and aesthetic properties, thereby broadening user applications.

Objet's 3D printing systems

        Objet's products consist of its 3D printing system families and its proprietary resin consumables used with those systems. Objet's families of 3D printing systems are designed to enable engineers and designers to quickly, cost-effectively, efficiently and accurately create high-resolution, fine-detailed models. Objet's core groups of 3D printing systems integrate its proprietary PolyJet and PolyJet Matrix technologies and present a broad range of price and performance options for consumers, depending on their desired application as well as the nature and size of the prototypes or end-products they seek to produce. The performance of Objet's different systems varies in terms of capabilities related to: print speed, resin cartridge capacity, maximum model size, or tray size, duty cycle, or the number of objects that a printer can produce over a given period of time without requiring maintenance, and materials. Objet currently offers ten systems within three families of high-definition printing systems: Connex, Eden and Desktop.

        Objet's printing systems integrate Objet's software, and are supported by services that Objet provides to its customers, both directly and through its distribution partners. The printers' build trays are designed to allow one model or multiple smaller parts to be built simultaneously, saving time and cost. Models are fully cured by UV light on the build tray of the printer during one seamless printing process.

        Objet's three families of printers are described below:

  •
  The Connex family of 3D printers is Objet's most advanced printer line with the highest capacity, offering the broadest set of features, including the ability to deposit two materials simultaneously while printing.

  •
  The Eden family of 3D printers is comprised of mid-to-high capacity, moderately priced systems for use in high-duty 3D printing applications that do not require multi-material printing.

  •
  The Desktop line is Objet's lower capacity, entry-level and most affordable set of systems.

Connex family of 3D printers

        Objet's Connex family of 3D printers are offered with large tray sizes, large cartridge capacity and high duty cycles, and produce a wide variety of objects at high speeds with high accuracy, smooth surfaces, complex shapes and stand-out text, using a range of material. Additionally, Objet's Connex printers enable simultaneous jetting of multiple model materials in a single build, opening up a variety of applications.

        By placing different materials in the Connex system, which are sprayed from different nozzles, users can either print parts and assemblies made of two materials with different mechanical and physical properties or create composite materials whose mechanical properties reflect the combination of two materials. If rigid and flexible qualities are required in a single model, the materials spray separately onto various parts of the model, enabling users to, for example, in a single build process print objects with distinct visual effects such as transparency to differentiate areas of interest, or create operational hinges, gaskets or hoses. If a composite material is required for a model, the materials spray simultaneously in varying amounts, thereby facilitating the combination of two materials during the printing process to yield one unique, new composite material, with distinct mechanical or physical properties, allowing the creation of objects such as shoe soles or tires. This ability to form multiple material products very early in the product design process reduces costs and minimizes risks associated with creating costly and complex molds at a later stage. The users of Connex products are able to change the material mix based on pre-set specifications in Objet's integrated software, allowing them to vary the material properties of the resulting composite material on-demand after the initial design process is complete.

Eden family of 3D printers

        Objet's Eden family of 3D printers is comprised of office-friendly systems suitable for a wide variety of 3D printing applications. Eden printers are similar to the Connex family of printers, and are offered in a variety of models with small to large cartridge capacities, varying print speeds and differing model resolutions, but without the ability to deposit two materials simultaneously.

Desktop family of 3D printers

        Objet's Desktop family is Objet's lower capacity, entry-level family of 3D printing systems. The printers in this family provide the same general print quality as the Eden family printing systems while differing from the Eden systems in tray size, cartridge capacity, duty cycle and print speed, with a more limited set of materials that can be jetted. The desktop 3D printers are sufficiently small to fit on a desk or a stand that Objet offers with the printer. These printers package the ability to produce high-quality, finely detailed 3D printed models into smaller, more affordable systems.

        Each of Objet's printer families can be easily connected to information technology networks, and can therefore operate as network printers, allowing multiple designers in multiple office locations to communicate designs and models by sending computer files across a network to be printed in 3D.

External dimensions W×D×H (m)	0.9×0.7×1.2 to 1.4×1.1×1.1	0.9×0.7×1.2 to 1.3×1.0×1.2	0.8×0.6×0.6
Max. printing speed (cm3/hr)	270 - 370	150 - 370	90 and 110
Resin cartridge capacity (kg)	14.4	4.0 - 14.4	4.0
Tray size (mm)	260×260×200 to 500×400×200	260×260×200 to 500×400×200	240×200×150 and 300×200×150
Resolution (dpi)	600×600×1600	600×300×1600 to 600×600×1600	600×600×900
Multi-material capability	Yes	No	No
U.S. list prices*	$160,000 to $240,000	$59,900 to $175,000	$19,900 to $42,900

*
Prices are subject to change

 Objet's resin consumables

        Objet's resin consumables, which consist of Objet's FullCure family of proprietary acrylic-based photopolymer materials, are designed for use with Objet's 3D printing systems and enable users of Objet's printers to create highly accurate, finely detailed 3D models and parts for a wide range of prototype development and customized manufacturing applications. The wide variety of resins within the FullCure family is characterized by transparent, colored, or opaque properties and flexible, rigid or other physical properties. The FullCure support materials that are used together with FullCure model materials enable the 3D printing of models with a wide array of complex geometries. Objet's FullCure materials are produced in-house and are specially designed for Objet's printing systems. The sale of these materials provides Objet with a recurring revenue stream from users of its 3D printers.

        Objet has invested significant research and development efforts in optimizing its FullCure materials for use with inkjet technology. These efforts are reflected in the properties of these materials, which enable them to be packaged, stored, combined and readily cured upon printing. The key features and benefits of 3D modeling with Objet's FullCure materials, include:

  •
  Broad variety:  Broad choice of materials allows the user to choose materials for a wide range of applications, including rigid and flexible (rubber-like) materials and bio-compatible materials for medical applications.

  •
  Ready-to-use models:  Materials used to create models can be handled right off the tray, with no post-curing processing required (other than water jetting to easily remove wax-like FullCure support materials).

  •
  Varying flexibility:  Flexible models, with high elasticity and elongation qualities, may be produced from certain of Objet's materials.

  •
  Office-friendly:  Materials that are packaged in cartridges for safe handling and are suitable for use in office environments.

  •
  Post-printing processing:  Materials can also, in most cases, be machined, drilled, chrome-plated or painted.

        All FullCure 3D printing materials are delivered in sealed, 1.0 or 3.6 kilogram cartridges, helping to ensure environmentally safe use. The 3D printer cartridges may be easily removed and disposed.

Objet's integrated software

        Objet's integrated software, consisting of Objet Studio and Job Manager, is designed to make the process of creating high-quality, highly detailed and accurate models more efficient and serves as an important tool for allowing multiple users connected to the same network to use Objet's systems.

        Objet Studio supports commonly used 3D file formats, such as STL and SLC. The software offers simple "click & build" preparation and print tray editing, and provides easy, accurate job timing estimation and full job control, including queue management. The software also features wizards that facilitate and speed system maintenance and advanced features that allow users to make adjustments to 3D printing properties in real time. For example, Objet's software enables users of Objet's Connex line of 3D printers to change the material mix in the printing process, allowing users to modify quickly the properties of the model being printed.

        The Job Manager enables users to work in parallel and send jobs from any network computer to the server. Jobs enter the queue either according to the parameters configured by the system administrator, or in chronological order. The queue is therefore easily managed, as each user has access to his or her jobs and the administrator can set and adjust parameters and access permissions. In configurations of multiple printing systems on the network, each user automatically receives the parameters of the selected system, such as tray size, loaded materials, and queue status, helping ensure easy, error-free tray setup.

Services and warranty

        Objet provides support to its customers directly and through its distributors, ensuring that support and parts may be readily obtained worldwide. Objet's support network consists of the following:

  •
  More than 160 trained, Objet-certified engineers providing on-site installation, training and support.

  •
  Direct support engineers through Objet in more than six countries worldwide.

  •
  Indirect support engineers through certified partners in more than 31 countries.

  •
  Phone and direct on-site support in four languages.

  •
  Service logistics in key regional centers.

  •
  Training facilities and resources in regional centers.

  •
  Computerized management system and knowledge distribution platform to ensure high-quality support for Objet's customers.

  •
  Support, tools and up-to-date information to Objet's direct customer and distribution channels from Objet's product support engineering team.

        Objet's goal is to ensure maximum uptime and productivity for its 3D printing systems. In order to do so, Objet regularly updates the technical documentation related to its systems, offer comprehensive training courses for operators and promote proactive knowledge sharing designed to help users maximize the value of their equipment and expand the applications for which they employ Objet's 3D printing systems.

Basic warranty

        Objet's 3D printer systems are sold with on-site maintenance support that covers a warranty period ranging from 90 days to one year from installation. Usually, the warranty period extends for one year, but there are certain geographical regions in which Objet's printers are sold in which end-users may choose to be covered by a 90-day warranty instead at a reduced cost. Receipt of maintenance and repair services after the warranty period is subject to the terms of Objet's extended support programs, to the extent purchased by the end-user, as described below.

Extended support programs

        Recognizing that Objet's end-users have varying support needs, Objet offers a range of support programs that enable its end-users to continue to receive maintenance services beyond the initial warranty period. These support programs contain various degrees of the support services described above and are priced accordingly.

Marketing, sales and distribution

Marketing

        Objet's marketing strategy is focused on increasing awareness of its brand in order to generate sales and increase its customer loyalty. Objet initiates marketing programs and campaigns to drive lead generation throughout the regions in which it and its distributors and agents operate. Objet customizes its sales pipeline-building activities and programs to industry specific requirements. This infrastructure allows it to measure and analyze the success of various marketing tactics. Based on Objet's analysis, Objet creates and updates its product roadmaps and individual marketing plans to help optimize distribution while helping ensure a smooth process of release, ramp-up and sales.

        Objet uses a variety of inbound and outbound marketing methods to reach potential customers. Inbound methods include a variety of online marketing strategies comprised of search marketing (for example, Search Engine Optimization and Pay Per Click advertising), social media, blogs, syndication, webinars and white papers. Outbound channels include more traditional marketing methods such as print advertisements, direct mail and e-mail, tradeshows, newsletters and referrals. In addition, Objet has developed domestic and international on-site demonstration capabilities in its regional offices in the U.S., Germany, Hong Kong and China.

Sales distribution structure and reseller network

        Objet sells, distributes and provides follow-up support services with respect to its 3D printing systems and resin consumables through a worldwide sales and marketing infrastructure, for which it generally utilizes three methods for distribution and support: (i) sales to independent distributors who purchase and resell its products and through whom follow-up support services are provided to end-users; (ii) sales of its printing systems that are arranged by a network of independent sales agents worldwide, pursuant to which it sells directly to end-users, pays commissions to such agents, and directly handles the sale of printing resin consumables and provision of follow-up support services; and (iii) direct sales of products to end-users without the involvement of any intermediaries, for which all aspects of its sales and follow-up services are handled exclusively by it. In certain instances, the same individual or company can serve as an independent distributor with respect to certain of Objet's products while acting as a sales agent for other products. Objet's independent distributors and sales agents are overseen by regional managers and operate on a non-exclusive basis, although Objet believes that most do not sell competing 3D printers.

        Almost all of the independent distributor and sales agent locations that distribute Objet's products have Objet's 3D printing systems available for tradeshows, product demonstrations, and other promotional activities. Additionally, many of them also enjoy a long-term presence and offer third-party 3D CAD software packages in their respective territories, enabling them to cross-sell Objet's systems to those customers.

Customers

        Objet's systems are installed at a number of the Fortune 100 companies. Generally, neither any single customer or group of affiliated customers (that is, distributors, in the case of the indirect distribution of Objet's products, and end-users, in the case of commission-based and direct distribution of Objet's products), nor any individual sales agent or group of affiliated sales agents (in the case of commission-based distribution of Objet's products), accounted for more than 6% of Objet's sales in 2011, 2010 or 2009. As of March 31, 2012, Objet's 3D printing systems had been deployed at over 3,050 companies in a wide range of industries.

Manufacturing and suppliers

Manufacturing

        Objet's manufacturing process consists of (i) assembling systems using both off-the-shelf and customized components manufactured specifically for it and (ii) mixing raw materials to produce Objet's resin consumables and bottling and packaging those consumables. Objet's core competencies include printing systems assembly, systems integration, software installation and resin manufacturing, all of which are done internally at Objet's facilities. Objet currently operates on a build-to-forecast basis and obtains all parts used in the manufacturing process from either distributors of standard electrical or mechanical parts or custom fabricators of Objet's proprietary designs. Objet's manufacturers and suppliers are periodically assessed by it based on their on-time performance and quality.

        Objet purchases major component parts for its 3D printing systems from various suppliers and subcontractors, and assembles them in its Israeli facilities. Objet's production floor has been organized using demand-flow techniques in order to achieve efficiency, quality and balance of its production lines. With respect to resin consumables, Objet purchases raw materials from various suppliers for mixing, bottling and packaging in its Kiryat Gat, Israel facilities. Objet has two bottling lines in that facility: one automated and one semiautomatic.

        Computer-based Material Requirements Planning, or MRP, is used for reordering to better ensure on-time delivery of parts and raw materials. Operators and assemblers are trained on assembly and test procedures including Assembly Requirement Documents, which originate in engineering. In Objet's manufacturing processes, Objet employs a Quality Management System, or QMS, that meets international quality standards including ISO 9001:2008 and ISO 13485:2003, which relates to medical devices. Objet also outsources the manufacture of main subassemblies up to fully assembled systems ready for integration.

        Objet's system assembly process includes semi-automated functional tests of key subassemblies. Key functional characteristics are verified through these tests, and the results are stored in a statistical database. The Kiryat Gat, Israel facility also houses a laboratory for the inspection of incoming raw materials as well as products.

        With respect to the manufacture of Objet's 3D printing systems, at the completion of assembly, Objet performs power up and final quality tests to help ensure the quality of its products before shipment to customers. The final quality tests must be run error-free before the system can be cleared for shipment. Objet maintains a history log of all products that shows revision level configuration and a complete history during the manufacturing and test process. All identified issues on the system during the manufacturing process are logged, tracked and used to make continuous production process improvements. The commonality of designs among Objet's different products eases the transition to manufacturing new designs.

Inventory and suppliers

        Objet maintains an inventory of parts to facilitate the timely assembly of products required by its production plan. While most components are available from multiple suppliers, certain components used in Objet's systems and resin consumables are only available from single or limited sources. In particular, the printer heads for Objet's 3D printing systems are supplied by a sole supplier, Ricoh. Objet considers Objet's single and limited-source suppliers (including the supplier of Objet's printer heads) to be reliable, but the loss of one of these suppliers could result in the delay of the manufacture and delivery of Objet's products. In order to hedge against the risk of a discontinuation of the supply of Objet's printer heads, Objet maintains a reasonable supply of excess inventory of printer heads.

Ricoh Agreement

        Objet purchases the printer heads for its 3D printing systems from Ricoh pursuant to an OEM Purchase and License Agreement with Ricoh, effective as of May 5, 2011, or the Ricoh Agreement. The current Ricoh Agreement replaced Objet's original agreement with Ricoh that had been entered into in June 2000 and amended on various occasions subsequently, and which expired upon the effectiveness of the new Ricoh Agreement.

        Under the Ricoh Agreement, Objet places orders for print heads and associated electronic components, or the Ricoh Products. Together with provision of these items, Ricoh provides Objet with a non-transferable, non-exclusive right to assemble, use and sell the Ricoh Products under Ricoh's patent rights and trade secrets.

        Pricing under the Ricoh Agreement depends on the quantity of Ricoh Products that Objet purchases during any given month, and to the extent that Objet commits to a certain annual minimum prior to an upcoming year (beginning with 2011), Objet receives a set, discounted price for all Ricoh Products ordered during that upcoming year.

        The Ricoh Agreement runs for an initial term of five years and automatically renews for additional one year periods thereafter unless either party provides the other six months' advance written notice of termination prior to the end of the then-current term. The Ricoh Agreement may be cancelled by either party if (i) the other party substantially breaches any material provision of the agreement and has not cured such breach within 30 days of receipt of written notice thereof, or (ii) upon the occurrence of certain bankruptcy events, and may furthermore be cancelled by Ricoh if Objet fails to cure a breach of an undisputed payment obligation within thirty (30) days of the breach.

        At any time during the term of the Ricoh Agreement, Ricoh may discontinue the manufacture and supply of a print head model, so long as it provides Objet with at least eighteen (18) months' prior written notice of such discontinuance and honors all of Objet's purchase orders for the subject print head model within the notice period. During the period of five years from the earlier of either the termination of the Ricoh Agreement or the date of discontinuance of the manufacture of Ricoh Products (that is, following the 18-month notice period described in the previous sentence), Objet is entitled to purchase additional Ricoh Products for the sole purpose of providing replacements for the installed base of Ricoh Products, including one final purchase order that Objet may place in the final year of such five-year period and that must be filled by Ricoh within twelve months of when it is placed.

        The Ricoh Agreement may not be assigned by either party without the other party's prior written consent, which may not be unreasonably withheld.

Research and development

        Objet maintains an ongoing program of research and development, or R&D, to develop new systems and materials and to enhance its existing product lines, as well as to improve and expand the capabilities of its systems and related software and materials. This includes significant technology platform developments for Objet's PolyJet and PolyJet Matrix technologies, Objet's 3D printing systems, including Objet's integrated software, and Objet's FullCure family of proprietary acrylic-based photopolymer materials. Objet's research aims to develop improved and more affordable products. Objet's R&D department is divided into groups based on scientific disciplines and product lines.

        Objet invests a significant amount of its resources in R&D as it believes that superior technology is key to maintaining a leading market position. Objet's R&D expenses were $9.3 million, $12.0 million, $14.6 million and $3.8 million in 2009, 2010, 2011, and the first quarter of 2012, respectively, representing 13.8%, 13.6%, 12.0% and 10.1% of revenues, respectively.

Intellectual property

        Objet considers its proprietary technology to be important to the development, manufacture, and sale of its products and seeks to protect such technology through a combination of patents, trade secrets, confidentiality agreements and other contractual arrangements with its employees, consultants, customers and others. As of May 1, 2012, Objet had 64 granted patents and 65 pending patent applications in the aggregate, encompassing granted patents in the United States, China, France, Germany, Italy, the UK, Spain, Austria, Belgium, Switzerland, Ireland and Hong Kong and pending patent applications in the United States, China, the European Union, Hong Kong and Japan, along with a U.S. provisional patent application and international applications pursuant to the Patent Cooperation Treaty. The principal granted patents relate to Objet's PolyJet and PolyJet Matrix technologies, its 3D printing processes and its resin consumables, with expiration dates ranging from 2012 to 2030.

        Objet is also a party to various licenses that allow it to practice and improve its technology under a broad range of patents, patent applications and other intellectual property, including a cross-license agreement with 3D Systems Corporation under which each party licensed certain patents of the other party.

        In addition, Objet owns the registered trademarks OBJET and FULLCURE and makes use of a number of additional unregistered trademarks, including POLYJET. However, Objet does not believe that any of its trademarks are material to its competitive position.

        Objet believes that, while its patents provide it with a competitive advantage, its success depends primarily on its marketing, business development, applications know-how and ongoing research and development efforts. Accordingly, Objet believes that the expiration of any of its patents or patent licenses, or the failure of any of its patent applications to result in issued patents, would not be material to its business or financial position. In any event, there can be no assurance that Objet's patents or other intellectual property rights will afford it a meaningful competitive advantage.

Competition

        Objet's principal competitors consist of other developers of 3D printing systems. A variety of technologies compete with Objet's PolyJet and PolyJet Matrix technologies, including:

  •
  Digital Light Projection;

  •
  Fused Deposition Modeling (assuming the consummation of the merger, this technology, which currently belongs to Stratasys, will belong to the combined company, not to a competitor of Objet);

  •
  Power Binding;

  •
  Selective Laser Sintering; and

  •
  Stereolithography.

        The companies that developed and utilize these technologies include Stratasys (and HP based on its agreement with Stratasys to distribute an HP-branded 3D printing system through December 31, 2012), 3D Systems Corporation, CMET, EnvisionTEC GmbH, EOS Optronics GmbH, Solid Model Ltd. (the successor to the business of Solido Ltd.), Solidscape, Inc. (which was acquired by Stratasys), Z Corporation (which was acquired by 3D Systems Corporation) and others.

        These technologies, which compete for market share in the 3D printing industry, possess various competitive advantages and disadvantages relative to one another within the key categories upon which competition centers including resolution, accuracy, surface quality, variety and properties of consumables, capacity, speed, color, transparency, the ability to print multiple materials and others. Due to these multiple categories, end-users usually make purchasing decisions as to which technology to choose based on the characteristics that they value most. This decision is often industry specific. The competitive environment that has developed is therefore intense and dynamic, as market players often position their technologies to capture various vertical markets simultaneously.

        Objet is positioned to compete in its industry mainly on the following bases, which it views as competitive strengths:

  •
  quality of printed objects measured by, among other things, resolution, accuracy and surface quality;

  •
  material properties of printed objects, such as heat resistance, toughness, brittleness, elongation-to-break and flexibility;

  •
  multi-material printing;

  •
  reliability of printing systems;

  •
  speed of printing; and

  •
  customer service.

        Objet's PolyJet and PolyJet Matrix technologies allow it to offer a spectrum of 3D printers of varying features, capacities and price points. Objet believes that this enables it to compete with the other 3D printing technologies for a wide range of customers with a variety of applications and goals for their 3D printing.

        Objet also competes with companies that use traditional prototype development and customized manufacturing technologies, and expects future competition to arise from the development of new technologies or techniques and from new entrants.

Seasonality

        Historically, Objet's results of operations with respect to sales of 3D printing systems have been subject to seasonal factors, while sales of resin consumables have not been as strongly affected. Stronger demand for Objet's 3D printers has occurred in Objet's fourth quarter primarily due to Objet's customers' capital expenditure budget cycles. Objet's first and third quarters have historically been its weakest quarters for 3D printer sales.

        Objet furthermore experiences seasonality within individual fiscal quarters, as a substantial percentage of its 3D printer sales often occur within the last month of each fiscal quarter. This trend has the potential to expose Objet's quarterly or annual operating results to the risk of unexpected, decreased revenues in the case of its inability to build systems, consummate sales and recognize the accompanying revenues prior to the end of a given quarter.

Environmental matters

        Objet is subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous waste, the import, export and registration of chemicals, and the cleanup of contaminated sites. Based on information currently available to it, Objet does not expect environmental costs and contingencies to have a material adverse effect on it. The operation of Objet's facilities, however, entails risks in these areas. Significant expenditures could be required in the future to comply with environmental or health and safety laws, regulations or requirements.

        In Israel, where Objet assembles its 3D printing systems and manufactures its resin consumables, businesses storing or using certain hazardous materials, including materials necessary for Objet's manufacturing process, are required, pursuant to the Israeli Dangerous Substances Law 5753-1993, to obtain a toxin permit from the Ministry of Environmental Protection. Objet's current toxin permit will remain in effect until November 2013. Furthermore, the business licenses Objet holds for its facilities in Israel are subject to the receipt of permits from local health and planning and zoning authorities as well as clearance from the Ministry of Environmental Protection, which have been obtained.

        In the European marketplace, electrical and electronic equipment is required to comply with the Directive on Waste Electrical and Electronic Equipment, which aims to prevent waste by encouraging reuse and recycling, and the Directive on Restriction of Use of Certain Hazardous Substances, which restricts the use of six hazardous substances in electrical and electronic products. Objet's products and certain components of such products "put on the market" in the EU (whether or not manufactured in the EU) are subject to these directives. Additionally, Objet is required to comply with certain laws, regulations and directives, including TSCA in the United States and REACH in the EU, governing chemicals. These and similar laws and regulations require the testing and registration of certain chemicals Objet uses and ships.

Global operations

        Objet has offices in Israel, the United States, Germany, China, Hong Kong and Japan, and organizes its operations by geographic region, focusing upon the following key regions: North America; Europe; Asia Pacific; and select emerging markets, which Objet refers to as Rest of World. Objet's products are distributed in each of these regions, as well as in other parts of the world. Objet's customers are dispersed geographically, and it is not reliant on any single country or region for most of its product sales and services revenues. A breakdown of Objet's consolidated revenues by geographic markets and by categories of operations (that is, products and services) for the years ended December 31, 2009, 2010 and 2011 and for the quarterly periods ended March 31, 2011 and 2012 is provided in the section titled "Objet Management's discussion and analysis of financial condition and results of operations."

        In maintaining global operations, Objet's business is exposed to risks inherent in such operations, including currency fluctuations, market conditions, and inflation in the primary location in which its operating expenditures are incurred. Information on currency exchange risk, market risk, and inflationary risk appears elsewhere in this proxy statement/prospectus, in the "Risk factors" section and in "Objet Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About the Market Risk of Objet—Foreign currency exchange risk."

Property and infrastructure

        Objet is headquartered in Rehovot, Israel. Objet leases its Rehovot facilities pursuant to a lease agreement with a term of five years that expires on December 31, 2016. The facilities consist of approximately 69,589 square feet of space, and lease payments, inclusive of management fees, are approximately $1.3 million annually. These facilities house Objet's administrative headquarters and Objet's research and development facilities. Objet also owns additional facilities in Kiryat Gat, Israel, which it utilizes for its resin factory and laboratories.

        As of December 31, 2011, Objet leased office space (except with respect to its Kiryat Gat, Israel, location, where it owns the property) as specified in the table below. The aggregate annual lease payments for Objet's facilities during 2011 were approximately $2.2 million.

Location	Approximate square feet
Kiryat Gat, Israel	72,118
Rehovot, Israel	69,589
Billerica, Massachusetts	15,000
Rheinmünster, Germany	8,571
Hong Kong	5,165
Shanghai, China	3,227
Tokyo, Japan	862

Employees

        The total number of Objet's full-time equivalent employees, and the distribution of its employees (i) geographically and (ii) within the divisions of the company, in each case as of December 31, 2009, 2010 and 2011 are set forth in the following two tables, respectively:

	Number of full-time equivalent employees by region as of December 31,
Region	2009	2010	2011
Israel	210	244.5	284
United States	53	54	63
Europe	30	42	46
Asia Pacific	17	26	32
Rest of World	5	7.5	13

Total	315	374	438

	Number of full-time equivalent employees by function as of December 31,
Division	2009	2010	2011
Operations and support	64	77	99
Research and development	78	90	96
Customer service	68	77	89
Sales and marketing	60	72	89
General and administrative	45	58	65

Total	315	374	438

        While none of Objet's employees is party to any collective bargaining agreements, certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordination Bureau of Economic Organizations (including the Industrialists' Associations) are applicable to Objet's employees in Israel by order of the Israel Ministry of Labor. These provisions primarily concern the length of the workday, minimum daily wages for professional workers, pension fund benefits for all employees, insurance for work-related accidents, procedures for dismissing employees, determination of severance pay and other conditions of employment. Objet generally provides its employees with benefits and working conditions beyond the required minimums.

        Objet has never experienced any employment-related work stoppages and believes that its relationships with its employees are good.

Legal proceedings

        In May 2004, a former employee sued Objet and one of its directors demanding that it issue him an option to purchase 1.75% of Objet's outstanding shares and compensate him in an amount equal to NIS 315.0 thousand ($85 thousand). The cause of action was an alleged breach of certain undertakings made by Objet to the former employee. Additionally, he claimed that Objet failed to pay his salary and certain social benefits with respect to a certain period of time. Objet filed a statement of defense in which it denied any wrongdoing in this action. In May 2011, the court ruled in Objet's favor, denying all of the former employee's claims. The former employee appealed the decision to the national labor court, where the appeal is scheduled to be heard in November 2012.

        In December 2008, another employee, whose employment with Objet has since been terminated, filed a claim against Objet demanding that, based on an alleged undertaking it had made, Objet issue him an option that would allow him to maintain an equity interest of 1.45% in Objet, as well as reimburse salary reductions he had suffered in an aggregate sum of NIS 552.2 thousand ($149 thousand). In July 2009, Objet filed its statement of defense, rejecting the claims raised by the former employee. Together with the former employee, Objet initiated mediation of the dispute, but did not reach any settlement. The former employee later amended his initial pleading to seek an additional NIS 441 thousand ($119 thousand) on account of alleged wrongful termination by Objet. The action is currently ongoing and is being litigated in an Israeli labor court.

        In April 2011, another former employee filed a claim against Objet demanding that Objet issue him an option to purchase 30,000 of its ordinary shares and demanding that Objet compensate him in the amount of NIS 813.0 thousand ($219 thousand). Objet submitted its statement of defense to this claim on June 15, 2011, and Objet and the plaintiff are scheduled to submit affidavits. Evidentiary hearings have been scheduled for March and May 2013.

        In October 2007, a former supplier of the company brought an action against Objet and the former directors of its European subsidiary (one of whom, Ilan Levin, is one of Objet's current directors) in a Brussels commercial court, claiming damages of €566.0 thousand ($755 thousand), plus interest and related legal and litigation costs. On April 26, 2010, the court ordered Objet and its subsidiary's former directors jointly and severally liable for the full amount claimed. Objet along with its subsidiary's former directors filed an appeal against the judgment in May 2010, with respect to which the final judgment is not expected to be handed down before the end of 2012. In keeping with required procedures related to the litigation, in July 2011, Objet deposited the full amount of the original judgment in favor of the former supplier, plus interest and litigation costs (€690 thousand, or $920 thousand, in total) into a blocked, state-owned account in Objet's name, to be held pending the outcome of its appeal.

        In January 2012, a former supplier sent Objet letters in which it demanded, among other things, compensation for its alleged investment in building a market for Objet's products, an investment which the former supplier claimed was in an amount of between $2.5 and $5 million. The demand letters were received following Objet's termination, for cause, of a distributorship agreement with the former supplier. In February 2012, Objet initiated legal proceedings against the former supplier in a Tel Aviv district court, seeking compensation of approximately $2 million for damages to its reputation and for lost profits. On April 15, 2012, Objet and the former supplier signed a mediation / arbitration agreement with the intent to either amicably resolve the dispute or to arbitrate it in Israel. Following an initial mediation meeting that took place in mid July 2012, Objet and the former supplier have been asked to update the mediator regarding certain matters before an additional mediation meeting is scheduled.

        In March 2012, Objet received letters from two minority shareholders and former directors, who hold (directly or indirectly) Objet ordinary shares, demanding that Objet amend its capitalization table, as it appeared in Objet's registration statement on Form F-1, in light of alleged acts of fraud, unauthorized issuances of securities and oppression and dilution of minority shareholders who did not participate in certain financing rounds of Objet. These allegations have been repeated in subsequent letters and discussions between each of them and Objet.

        The letters received by Objet, and subsequent communications from each of the two minority shareholders to Objet, allege that a series of investments in Objet during the years 2002 - 2003 were effected at a price per share that was below fair market value, thereby illegally diluting those shareholders that did not participate in the investment, including the two minority shareholders and former directors. The allegation was already voiced and recorded by one of these two minority shareholders and his counsel at a shareholders meeting in 2003 that was attended by both of the minority shareholders.

        The letters also allege that a portion of the amount invested in those transactions was actually invested by an investor who was already a shareholder of Objet, and that the interest of that shareholder in these transactions was not properly disclosed to the minority shareholders at the time.

        Objet believes that these allegations are entirely baseless. It believes that the transactions in question were conducted in accordance with applicable law. Objet has also informed counsel to the two minority shareholders that it possesses evidence disproving the allegation regarding the alleged insider participation in the transactions. Objet further believes that the allegations are subject to a seven-year statute of limitations and laches.

        One of the letters also claimed that Objet effectively engaged in backdating in that shares that Objet reported as issued in 2006 and 2007 were actually issued at a subsequent date—as late as 2009. Objet believes that this allegation, as well, is without foundation.

        Objet does not believe that the allegations made by the two minority shareholders and former directors will have a material adverse effect on its operations or financial condition.

Objet Executive Compensation

Employment and Consulting Agreements

Employment agreement with David Reis

        Under the employment agreement, dated September 15, 2008, that Objet entered into with its Chief Executive Officer, David Reis, Mr. Reis is entitled to a gross monthly salary of NIS 115,000 (approximately $30,104). Mr. Reis is also entitled to an annual performance bonus subject to the discretion of Objet's board of directors, based on Objet's achievement of specific goals set by the board. Besides base salary and bonus, Mr. Reis receives under the agreement other benefits that are provided for by Israeli law or that are customary for senior executives in Israel, including reimbursement for reasonable expenses incurred in connection with his services, and the right to use (and all related fixed and variable costs in respect of) a leased car and cellular telephone. Mr. Reis is furthermore entitled to company contributions equivalent to 5%, 8.33%, 2.5%, and 7.5% of his gross monthly salary towards certain pension, severance, disability and tax-advantaged savings funds (known as a manager's insurance policy, severance compensation fund, disability insurance, and a study fund, respectively) (Mr. Reis also contributes 5% and 2.5% of his gross monthly salary towards the manager's insurance policy and study fund, respectively). The employment engagement is terminable by either party upon six months' prior written notice, and contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. As required under Israeli law, the terms of Mr. Reis' engagement with Objet have been approved by Objet's board of directors and shareholders.

        On April 11, 2010 and March 21, 2012, Objet's board of directors approved the payment to Mr. Reis of bonuses for his services as Objet's Chief Executive Officer and as a director, during the years ended December 31, 2009 and December 31, 2011, respectively, equal to $100,000 and $100,000, respectively.

        Mr. Reis has furthermore been granted an aggregate of 5,144,513 options to purchase Objet shares, of which (i) 2,500,000 are options to purchase ordinary shares (2,343,750 of which have vested or will vest within 60 days of June 30, 2012), at an exercise price of $0.75 per share, which expire on December 31, 2017 and (ii) 2,644,513 are options to purchase preferred shares (all of which are vested), at an exercise price of $0.254 per share, which also expire on December 31, 2017. All of the shares underlying the 2,500,000 options to purchase ordinary shares described in (i) above are subject to an agreement with Objet under which they may only be disposed of (subject to minor exceptions involving the payment of taxes) in an orderly fashion, on a pro-rata basis over the course of a five-year period commencing in 2012. These restrictions governing the disposition of such shares supplement, and do not replace, any additional applicable restrictions under Objet's share option and incentive plans.

Employment agreement with Ilan Levin

        Pursuant to an employment agreement, dated June 27, 2011, Ilan Levin is employed as Objet's President. He also serves as Vice Chairman of Objet's board of directors, to which position (along with President) he was appointed by Objet's board of directors in February 2011. Under the agreement, Mr. Levin receives a gross monthly salary of NIS 27,000 (approximately $7,068) and other benefits that are provided for by Israeli law or that are customary for senior executives in Israel, including reimbursement for reasonable expenses incurred in connection with his services, and the right to use (and all related fixed and variable costs in respect of) a leased car. The foregoing salary is in addition to and independent of the $19,400 per month plus Israeli value added tax, or VAT, that Mr. Levin is entitled to for continued service as a member of the board.

        Under the employment agreement, Mr. Levin is furthermore entitled to company contributions equivalent to 5%, 8.33%, 2.5%, and 7.5% of his gross monthly salary towards certain pension, severance, disability and tax-advantaged savings funds (known as a manager's insurance policy, severance compensation fund, disability insurance, and a study fund, respectively) (Mr. Levin also contributes 5% and 2.5% of his gross monthly salary towards the manager's insurance policy and study fund, respectively). The employment engagement is terminable by either party upon three months' prior written notice, and contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. As required under Israeli law, the terms of Mr. Levin's engagement with Objet were approved by Objet's board of directors and shareholders.

        In connection with Objet's board of directors' appointment of Mr. Levin as Objet's President and Vice Chairman of the board of directors, Mr. Levin was granted 1,000,000 options to purchase ordinary shares at an exercise price of $0.90 per share, 375,000 of which have vested or will vest within 60 days of June 30, 2012 and the balance of which will vest over a four year period of continued service by him to Objet beginning with the date of his appointment as President and Vice Chairman. These options expire on December 31, 2017. All of the 1,000,000 ordinary shares underlying the foregoing options are subject to an agreement between Mr. Levin and Objet under which they may only be disposed of (subject to minor exceptions involving the payment of taxes) in an orderly fashion, on a pro rata basis over the course of a five year period commencing in 2012. These restrictions governing the disposition of these shares supplement, and do not replace, any additional applicable restrictions under Objet's share option and incentive plans. Mr. Levin has also holds 2,644,513 options to purchase Objet preferred shares (all of which are vested), at an exercise price of $0.254 per share, which expire on December 31, 2017.

        In his prior consulting role for Objet, Mr. Levin received monthly fees of: $22,500, plus VAT, from the start of 2011 until entry into his employment agreement with Objet; $15,000, plus VAT, during the 2010 fiscal year; and $10,000, plus VAT, during the 2009 fiscal year. During 2010, Objet's board of directors and shareholders approved the additional payment to Mr. Levin of a $100,000 bonus for his services during the previous year.

Consulting arrangement with an entity affiliated with Elchanan Jaglom

        An entity affiliated with Elchanan Jaglom, Objet's Chairman of the Board, has provided consulting and director services to Objet pursuant to an oral arrangement that was approved by Objet's board of directors and shareholders. The monthly amount payable to that entity under this arrangement was $35,000, plus VAT, during each of the 2011, 2010 and 2009 fiscal years, and has been $35,000, plus VAT, during the 2012 fiscal year thus far. The consulting arrangement, which is not recorded in a written agreement, has no set term and may be terminated by either party at will upon written notice. The arrangement is expected to continue following the merger, notwithstanding Mr. Jaglom's new position as Chairman of the Executive Committee of the combined company.

Employment agreements with other executive officers

        Objet has entered into written employment agreements with each of its other executive officers. These agreements provide for notice periods of varying duration for termination of the agreement by Objet or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits (except accrual of vacation days). These agreements furthermore contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under Israeli law. Please see "Risk factors—Risks relating to Objet's business—Under current applicable employment laws, Objet may not be able to enforce covenants not to compete and therefore may be unable to prevent its competitors from benefiting from the expertise of some of its former employees" for a further description of the enforceability of non-competition clauses.

Indemnification agreements

        Objet's amended and restated articles of association permit Objet to exculpate, indemnify and insure each of its directors and office holders to the fullest extent permitted by the Israeli Companies Law. Prior to the consummation of the merger, Objet intends to enter into indemnification agreements with each of its directors and other office holders who will serve upon the effectiveness of the merger, undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from the merger to the extent that these liabilities are not covered by insurance, and will furthermore assume existing indemnification and exculpation commitments to Stratasys' directors and executive officers. Objet has also obtained Directors & Officers insurance for each of its officers and directors, as well as for Stratasys' directors and executive officers. For further information, see "Proposal One—The Merger—Interests of Certain Persons in the Merger—Indemnification and Insurance."

Termination Benefits

        Other than to the extent described above under "Employment and Consulting Agreements", Objet does not have written service contracts with any of its executive officers or directors providing for benefits upon termination of service.

Aggregate Compensation of Executive Officers and Directors

        The aggregate amounts of salaries, benefits and bonuses, and consulting and director fees, but excluding any option grants, that were payable to Objet's executive officers and directors and to their respective affiliates in respect of employment, consulting and directorship agreements and arrangements (which includes other amounts described above in this "Objet Executive Compensation" section of this proxy statement/prospectus) were $1,718,188, $1,616,960 and $1,863,502 for the fiscal years ended December 31, 2009, 2010 and 2011, respectively, and the amount payable in respect of the 2012 year, through June 30, 2012, has been $792,617. The foregoing amount payable for the 2011 year included amounts paid to Objet's former Chief Financial Officer in his capacity as such until November 2011 and amounts paid to Objet's current Chief Operations Officer and Chief Financial Officer after he joined Objet in November 2011.

Share Incentive Plans

        Objet maintains one share option and incentive plan—Objet's Amended and Restated 2004 Omnibus Stock Option and Restricted Stock Incentive Plan, or the 2004 Plan—and its shareholders will be requested to approve, prior to the consummation of the merger, an additional share option and incentive plan that will go into effect upon the effectiveness of the merger. As of June 30, 2012, after giving effect to the conversion of Objet's outstanding preferred shares into ordinary shares immediately prior to the effectiveness of the merger, a total of 29,700,000 shares were reserved for issuance under the 2004 Plan, of which options to purchase 29,125,852 ordinary shares would have been issued and outstanding under that plan. Of such outstanding options, options to purchase 20,983,133 ordinary shares would have vested as of that date, with a weighted average exercise price of $0.465 per share. Despite having vested, only 7,933,539 of such options (which represent options to purchase preferred shares prior to the conversion of those shares) would have been exercisable as of such date, as exercisability of all options to purchase ordinary shares that Objet has granted is conditioned upon the closing of an initial public offering, or a merger or other similar transaction involving Objet, as described below.

Amended and Restated 2004 Omnibus Stock Option and Restricted Stock Incentive Plan

        Objet's 2004 Plan, which was adopted by Objet's board of directors on August 15, 2004 and amended and restated by the board of directors on July 9, 2007 and again on May 30, 2011, provides for the grant of options, restricted shares or other share-based awards to Objet's and its subsidiaries' respective directors, employees, officers, office holders, subcontractors and consultants. Awards under the 2004 Plan may be granted until August 15, 2014, a period of ten years from the date on which the 2004 Plan was originally adopted by the board of directors.

        Objet's 2004 Plan is administered by Objet's board of directors, which shall determine, subject to Israeli law, the grantees of awards and various terms of the grant. The 2004 Plan provides for granting options in compliance with Section 102 of the Israeli Income Tax Ordinance, 1961, or the Ordinance.

        Options granted under the 2004 Plan to Israeli employees have been granted under the capital gains track of Section 102 of the Ordinance. In order to comply with the terms of the capital gains track, all options that have been granted under the 2004 Plan (grants were not made until the 2006 fiscal year) pursuant and subject to the provisions of Section 102 of the Ordinance, as well as the shares issued upon exercise of these options and other shares received subsequently following any realization of rights with respect to such options, such as a result of a share dividend or share split, are granted to a trustee for the benefit of the relevant employee, director or officer and are held by the trustee for at least two years after the date of grant.

        Unless otherwise provided by Objet's board of directors, options granted under the 2004 Plan vest over the course of a four-year period that commences on the date of grant such that 25% vest after one year and an additional 6.25% vest at the end of each subsequent three-month period over the course of the following 36 months. Unless a shorter term is set by Objet's board with respect to a specific award, options, other than certain incentive share options, expire 10 years from the grant date. Incentive share options granted to a person holding more than 10% of Objet's voting power expire within five years from the date of the grant. In actuality, all options that have been granted to date under the 2004 Plan expire on December 31, 2017. Notwithstanding the vesting schedule provided for under a particular grant, the exercisability of each option granted under the 2004 Plan requires, as a condition precedent (except for options to purchase 7,933,539 preferred shares that were granted prior to the 2007 amendment of the 2004 Plan that added such condition), the consummation of either (i) Objet's initial public offering, including the listing of Objet's shares on any recognized stock exchange or market or over-the-counter or computerized securities trading system, or (ii) a merger of Objet that effects a change of control, or sale of all or substantially all of Objet's assets or outstanding shares, which is referred to in this proxy statement/prospectus as a merger or sale of Objet, in each case while the option is otherwise vested and exercisable. Objet's board of directors, pursuant to its authority under the 2004 Plan, has interpreted the foregoing condition as being met upon the consummation of the merger with Stratasys. Therefore, all options that have vested, or that will vest under the 2004 Plan, will become exercisable following the consummation of the merger (subject to actual vesting under the terms of the particular grant instrument).

        If Objet terminates a grantee's employment or service for cause, all of the grantee's vested and unvested options expire on the date of termination. If a grantee's employment or service terminates due to death or disability, or retirement, the grantee's vested options may be exercised by him or her, or by his or her estate (as the case may be), for one year, or three months, respectively, following the death or disability, or retirement, provided that the initial public offering or sale of Objet has already occurred. If a grantee's service or other relationship to Objet terminates for any other reason, the grantee may exercise his or her vested options upon the earliest to occur of (x) the 30th day following Objet's initial public offering or sale consummated within 12 months after the date of such termination, (y) the closing of a merger or sale of Objet consummated within 12 months after the date of such termination, and (z) the 90th day after the date of such termination, if at the time of such termination,

Objet has already consummated its initial public offering or sale (or such different period as Objet's board shall prescribe). The 12-month period described in the previous sentence during which an option may be exercised following termination of employment has sometimes been extended by Objet's board to up to 24 months, in total, based on the duration of the grantee's employment or service to Objet. In addition to the shares reserved under the 2004 Plan, any options granted under the 2004 Plan that are terminated or forfeited for any reason without having been exercised, return to the pool under the plan and enlarge the reserved shares under the plan. Assuming that it is approved by Objet's shareholders, upon the effectiveness of Objet's 2012 Omnibus Equity Incentive Plan, or the 2012 Plan, upon completion of the merger, any options granted under the 2004 Plan that will terminate or be forfeited for any reason without having been exercised, will return to the pool under the 2012 Plan and enlarge the reserved shares thereunder.

        In the event of a merger or consolidation of Objet, or sale of all or substantially all of Objet's shares or assets, then without the consent of the option holder, the board may but is not required to (i) use its best efforts to cause that any outstanding award shall be assumed or an equivalent award shall be substituted by such successor corporation or (ii) in case the successor corporation refuses to assume or substitute the award (a) provide the grantee with the option to exercise the award as to all or part of the shares or (b) cancel the option against payment to the grantee in an amount equal to the fair market value of such shares as reflected under the terms of such merger or sale minus the exercise price per share for each such share. Notwithstanding the foregoing, the board may upon such event amend or terminate the terms of any award, including conferring the right to purchase any other security or asset that the board shall deem, in good faith, appropriate.

2012 Omnibus Stock Option and Restricted Stock Incentive Plan

        Objet's 2012 Plan, which will become effective at the effective time of the merger, assuming shareholder approval prior to the merger, will provide for the grant of options, restricted shares, restricted share units and other share-based awards to the combined company's and its subsidiaries' respective directors, employees, officers, consultants, advisors and to any other person whose services are considered valuable to the combined company or any of its affiliates. Following the approval of the 2012 Plan by the Israeli tax authorities, the combined company will only grant options or other equity incentive awards under the 2012 Plan, although previously-granted options and awards will continue to be governed by the 2004 Plan. Under the 2012 Plan, there will be ordinary shares reserved for issuance, none of which will have been granted prior to the effectiveness of the merger. The initial reserved pool under the 2012 Plan is 2,000,000 shares, which will be automatically increased annually on January 1 by a number of ordinary shares equal to the lower of (i) 500,000 shares, subject to adjustment due to certain changes as provided under the 2012 Plan, and (ii) a number of shares determined by the combined company's board of directors, if so determined prior to the January 1 on which the increase will occur.

        The 2012 Plan will be administered by the combined company's board of directors or by a committee designated by the board, which shall determine, subject to Israeli law, the grantees of awards and the terms of the grant, including, exercise prices, vesting schedules, acceleration of vesting and the other matters necessary in the administration of the 2012 Plan. The 2012 Plan will enable the combined company to issue awards under various tax regimes including, without limitation, pursuant to Sections 102 and 3(9) of the Ordinance and Section 422 of the Code.

        Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and are considered Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. The combined company's Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(9) of the Ordinance, which does not provide for similar tax benefits. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for grantees, permits the issuance to a trustee under the "capital gains track." However, under this track the combined company will not be allowed to deduct an expense with respect to the issuance of the options or shares. Options granted under the 2012 Plan to U.S. residents may qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price for "incentive stock options" must not be less than the fair market value on the date on which an option is granted, or 110% of the fair market value if the option holder holds more than 10% of the combined company's share capital.

        Under the 2012 Plan, the combined company is expected to grant options to its employees, directors and officers who are not controlling shareholders and are considered Israeli residents, under the capital gains track. In order to comply with the terms of the capital gains track, all options granted under this Plan pursuant and subject to the provisions of Section 102 of the Ordinance, as well as the ordinary shares to be issued upon exercise of these options and other shares received subsequently following any realization of rights with respect to such options, such as share dividends and share splits, must be granted to a trustee for the benefit of the relevant employee, director or officer and should be held by the trustee for at least two years after the date of the grant.

        Awards under the 2012 Plan may be granted until a period of ten years from the date on which the 2012 Plan is adopted by Objet's board of directors, which is expected to occur in mid-2012, prior to the consummation of the merger.

        Options granted under the 2012 Plan will generally vest over four years commencing on the date of grant such that 25% vest after one year and an additional 6.25% vest at the end of each subsequent three-month period thereafter for 36 months. Options, other than certain incentive share options, that are not exercised within ten years from the grant date expire, unless otherwise determined by the board or its designated committee, as applicable. Incentive share options granted to a person holding more than 10% of the combined company's voting power will expire within five years from the date of the grant. In case of termination for reasons of disability or death, or retirement, the grantee or his legal successor may exercise options that have vested prior to termination within a period of one year from the date of disability or death, or within three months following retirement. If the combined company terminates a grantee's employment or service for cause, all of the grantee's vested and unvested options will expire on the date of termination. If a grantee's employment or service is terminated for any other reason, the grantee may exercise his or her vested options within 90 days of the date of termination. Any expired or unvested options return to the pool for reissuance.

        In the event of a merger or consolidation of the combined company, or a sale of all, or substantially all, of its shares or assets or other transaction having a similar effect, then without the consent of the option holder, the board or its designated committee, as applicable, may but is not required to (i) cause any outstanding award to be assumed or an equivalent award to be substituted by such successor corporation or (ii) in case the successor corporation refuses to assume or substitute the award (a) provide the grantee with the option to exercise the award as to all or part of the shares or (b) cancel the options against payment in cash in an amount determined by the board or the committee as fair in the circumstances. Notwithstanding the foregoing, the board or its designated committee may upon such event amend or terminate the terms of any award, including conferring the right to purchase any other security or asset that the board shall deem, in good faith, appropriate.

 STRATASYS' BUSINESS

Material Changes

        Since Stratasys filed its most recent annual report on Form 10-K for the year ended December 31, 2011, or the 2011 Form 10-K, with the SEC on March 12, 2012, as amended by Amendment No. 1 thereto, filed by Stratasys with the SEC on April 27, 2012, there have been no material changes in its business, financial condition or results of operations that have not been described in Stratasys' quarterly report on Form 10-Q for the quarter ended March 31, 2012, which was filed with the SEC on May 9, 2012, or in any of its current reports on Form 8-K that have been filed with the SEC. For a description of Stratasys' business and all related disclosures, please see each of the 2011 Form 10-K, and the foregoing quarterly report on Form 10-Q and current reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus, as described below under "Incorporation of Certain Documents by Reference."

        On July 31, 2012, Stratasys entered into an agreement with Hewlett-Packard Company, or HP, to terminate the Master Original Equipment Manufacturer Agreement, or the OEM Agreement, between the two companies effective December 31, 2012. Under the terms of the OEM Agreement, signed in January 2010, Stratasys has developed and manufactured for HP an exclusive line of 3D printers based on Stratasys' patented Fused Deposition Modeling (FDM®) technology. Later that year, HP began a phased rollout of the 3D printers, which are now being sold exclusively by HP in eight European countries. Stratasys terminated the OEM Agreement because Stratasys no longer believed that it could achieve the financial benefits originally anticipated by entering into the OEM Agreement. Under the termination agreement, HP's exclusivity ends on October 31, 2012, and Stratasys will begin selling equivalent Stratasys products in the current HP territory after that date. The termination agreement also provides for continuity of consumables and service for end user customers that have purchased systems sold by HP under the OEM Agreement. Additional information with respect to the termination of the OEM Agreement is set forth in Stratasys' current report on Form 8-K filed with the SEC on August 1, 2012.

 MARKET PRICE AND DIVIDEND INFORMATION

Stratasys

        Stratasys common stock currently trades on the NASDAQ Global Select Market under the trading symbol "SSYS." The following table sets forth the high and low closing sale prices of Stratasys' common stock for the fiscal quarters (and partial fiscal quarter) indicated below, as reported on the NASDAQ Global Select Market.

	Price Range
Fiscal Period:	High	Low
Fiscal Year Ended December 31, 2010:
January 1, 2010 - March 31, 2010	$30.11	$17.35
April 1, 2010 - June 30, 2010	27.40	21.79
July 1, 2010 - September 30, 2010	27.84	20.81
October 1, 2010 - December 31, 2010	34.87	26.48
Fiscal Year Ended December 31, 2011
January 1, 2011 - March 31, 2011	$49.59	$32.50
April 1, 2011 - June 30, 2011	55.43	30.21
July 1, 2011 - September 30, 2011	39.34	18.54
October 1, 2011 - December 31, 2011	31.84	18.00
Fiscal Year Ending December 31, 2012
January 1, 2012 - March 31, 2012	$40.87	$30.37
April 1, 2012 - June 30, 2012	$54.49	$33.69
July 1, 2012 - August 7, 2012	$67.07	$47.39

        On April 13, 2012, the last full trading day immediately preceding the public announcement date of the merger, and on August 7, 2012, the most recent practicable date prior to the mailing of this proxy statement/prospectus, the last reported sales prices of Stratasys common stock, as reported by the NASDAQ Global Select Market, were $35.98 and $67.07 per share, respectively. You are encouraged to obtain current trading prices for Stratasys common stock in considering whether to vote to approve the merger.

        As of August 2, 2012, there were 73 stockholders of record of Stratasys common stock who held an aggregate of 21,336,451 shares of Stratasys common stock. Stratasys has not declared or paid cash dividends on its common stock and does not expect to pay such dividends for the foreseeable future.

Objet

        Objet's ordinary shares are not listed for trading on any securities exchange, and Objet has not previously filed reports with the SEC. Upon completion of the merger, it is anticipated that Objet's ordinary shares will be listed on the NASDAQ Global Select Market and Objet will be an SEC reporting company. Objet has not declared or paid cash dividends on its ordinary shares and does not expect to pay such dividends for the foreseeable future, including following the completion of the merger. As of August 2, 2012, there were 12 U.S. persons that are holders of record of Objet ordinary shares who held, in the aggregate, 108,262,769 Objet ordinary shares, constituting 80.66% of Objet's outstanding ordinary shares (including, for purposes thereof, ordinary shares issuable upon conversion of an equivalent number of preferred shares, which conversion will occur automatically at the effective time of the merger). Such number of outstanding Objet ordinary shares does not give effect to the Objet reverse stock split, which will be effected immediately prior to the effective time of the merger.

SELECTED HISTORICAL FINANCIAL DATA OF STRATASYS

        The information required by this item is incorporated by reference to Stratasys' annual report on Form 10-K, filed with the SEC on March 12, 2012, and Stratasys' quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012.

SELECTED HISTORICAL FINANCIAL DATA OF OBJET

        The following table sets forth Objet's selected consolidated financial data, which is derived from its consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The selected consolidated financial statement data for the years ended December 31, 2009, 2010 and 2011, and as of December 31, 2010 and 2011, is derived from Objet's audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The selected consolidated financial statement data for the years ended December 31, 2007 and 2008, and as of December 31, 2007, 2008 and 2009, is derived from audited consolidated financial statements not included in this proxy statement/prospectus.

        The selected consolidated financial data for the three months ended March 31, 2011 and 2012, and as of March 31, 2012, is derived from Objet's unaudited consolidated financial statements and related notes, which are included elsewhere in this proxy statement/prospectus. Such financial statements include, in Objet's opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of the unaudited periods. You should not rely on these interim results as being indicative of results that Objet may expect for the full year or any other interim period following the merger.

        The information set forth below is not necessarily indicative of the results of future operations of Objet following the merger, and you should read the selected historical consolidated financial and other data together with Objet's audited consolidated financial statements and the related notes thereto, and Objet's unaudited consolidated financial statements, and the section entitled "Objet Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this proxy statement/prospectus. The number of shares and per share data appearing in the table below do not reflect the Objet reverse stock split, which will be effected immediately prior to the effective time of the merger.

	Year Ended December 31,					Three Months Ended March 31,
Consolidated Statements of Operations Data:	2011	2010	2009	2008	2007	2012	2011
	(in thousands, except per share data)
Revenues
Products	$105,759	$76,556	$56,993	$71,530	$61,910	$33,697	$23,097
Services	15,337	11,322	10,537	9,908	5,106	4,378	3,189

Total revenues	121,096	87,878	67,530	81,438	67,016	38,075	26,286
Cost of revenues:
Cost of products	34,008	23,734	19,835	19,963	20,840	9,911	7,354
Cost of services	12,946	10,039	9,286	9,436	4,297	4,004	2,936

Gross profit	74,142	54,105	38,409	52,039	41,879	24,160	15,996

Operating expenses
Research and development	14,569	11,980	9,297	11,867	6,043	3,849	3,470
Sales and marketing	28,366	19,979	12,791	13,198	9,305	8,922	5,605
General and administrative	13,696	10,009	7,988	8,114	3,326	4,191	3,156
Merger and IPO related expenses	—	—	—	—	—	3,058	—

Operating profit(1)	17,511	12,137	8,333	18,860	23,205	4,140	3,765
Finance income (expense), net	(1,228)	(365)	232	(4,007)	2,782	(101)	(61)

Income before income taxes(1)	16,283	11,772	8,565	14,853	25,987	4,039	3,704
Tax on income (tax benefit)	1,589	1,411	960	(436)	42	645	463

Net income(1)	14,694	10,361	7,605	15,289	25,945	3,394	3,241

Earnings per share attributable to ordinary shareholders
Basic and Diluted(2)	$0.07	$0.00	$0.00	$0.00	$0.00	$0.03	$0.00

Weighted average number of ordinary shares (in thousands)(2)
Basic and Diluted	3,237	3,237	3,237	3,337	3,670	3,237	3,237

(1)
For the three-month period ended March 31, 2012, if merger and IPO related expenses (nonrecurring expenses recorded in connection with Objet's previously contemplated initial public offering and its prospective merger with Stratasys) had been excluded, operating profit would have been $7,198, income before income taxes would have been $7,097 and net income would have been $6,452, which in each case reflects an increase of $3,058, constituting the amount of these merger and IPO related expenses. If the merger and IPO related expense amount had been excluded, the increase in net income by that $3,058 amount, divided by the 134,229,290 weighted average number of ordinary shares and preferred shares outstanding during the first quarter of 2012, would yield an increase in earnings per share attributable to ordinary shareholders of $0.02 (from $0.03 to $0.05). The foregoing amounts, which exclude merger and IPO related expenses, are non-GAAP financial measures. Objet's management believes that these non-GAAP financial measures are useful information for investors and prospective shareholders of the combined company in gauging the Objet-related results of operations of the combined company on an ongoing basis once the merger is complete, when these exceptional expenses will no longer recur. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to any measure of financial performance calculated in accordance with GAAP.

(2)
Objet's convertible preferred shares, which represent the majority of the voting power in Objet, are entitled to a dividend preference in the amount of their original purchase price. Accordingly, an amount is allocated to the participation of preferred shares in the earnings of each year. As a result of the deemed participation of the preferred shares in Objet's earnings, earnings per share attributable to Objet's ordinary shareholders in each of 2007, 2008, 2009 and 2010 were $0.00. As of the conclusion of 2011, Objet's retained earnings exceeded the preferred shares' liquidation preference, and, accordingly, a portion of Objet's earnings for such year and all of Objet's earnings for the three months ended March 31, 2012 were attributed to Objet's ordinary shares. See Notes 1d, 1x and 8 to Objet's consolidated financial statements, included elsewhere in this proxy statement/prospectus, for additional information.

	As of December 31,
						As of March 31, 2012
Consolidated Balance Sheets Data:	2011	2010	2009	2008	2007
	(in thousands)
Cash and cash equivalents	$42,954	$45,366	$24,294	$25,102	$40,789	$31,703
Total assets	124,538	101,210	83,575	80,102	65,154	128,787
Current liabilities	34,239	26,170	18,639	22,581	20,529	34,457
Long-term liabilities	4,436	3,557	3,558	2,925	2,172	4,669
Convertible preferred shares(1)	38,231	38,231	38,231	39,731	42,299	38,231
Total equity(1)	47,632	33,252	23,147	14,867	154	51,430

(1)
Objet's convertible preferred shares, which represent the majority of the voting power in Objet, are entitled to a dividend preference in the amount of their original purchase price. Accordingly, the preferred shares are presented as temporary equity at the mezzanine level of the balance sheet. Immediately prior to the consummation of the merger, all of Objet's issued and outstanding preferred shares will convert into ordinary shares, eliminating this temporary equity. See Notes 1d, 1x and 8 to Objet's consolidated financial statements, included elsewhere in this proxy statement/prospectus, for additional information.

 OBJET MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        You should read the following discussion of Objet's financial condition and results of operations in conjunction with Objet's financial statements and the notes thereto included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect Objet's plans, estimates and beliefs. Objet's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this proxy statement/prospectus, particularly those in the "Risk Factors."

 Overview

        Objet is a global provider of 3D printing solutions, offering a broad range of 3D printing systems, resin consumables and services. Objet's printers use Objet's proprietary PolyJet inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D CAD files. Objet's printers build 3D objects by depositing multiple layers of resin one on top of another. Objet enhances the ability of designers, engineers and manufacturers to visualize, verify and communicate product designs, thereby improving the design process and reducing time-to-market. Objet's easy-to-use, high-speed 3D printers create high-resolution, smooth surface finish models that have the look, feel and functionality of the final designed product.

        Objet generates revenues via the sale of its 3D printing systems and resin consumables and by providing support services. The objective of Objet's business model is to increase Objet's installed base of 3D printing systems and grow Objet's market share, as well as to generate recurring sales of resin consumables used in Objet's printing systems and related services. Objet's installed base of 3D printers provides the basis for recurring revenue from the purchase of resin consumables by users of Objet's printers. Objet intends to pursue its business model by, among other things:

  •
  expanding its customer base and further penetrating existing customers by increasing its marketing efforts and adding distribution channels;

  •
  driving further market adoption of its lower capacity, entry-level systems, which are offered at lower price points, in order to broaden its installed base significantly; and

  •
  developing resin consumables that offer an even wider array of physical and aesthetic properties, thereby broadening user applications.

        Objet also intends to extend its technology capabilities by continuing to invest in its R&D efforts, which focus on enhancing its inkjet-based technologies and developing new resin consumables.

        Objet initiated sales of its 3D printing systems and resin consumables in 2002 and revenues have grown on a year-to-year basis from approximately $40.3 million in 2006 to approximately $121.1 million in 2011, other than in 2009, in which Objet's revenues fell by 17.1% primarily due to the effects of the global recession. Objet has been profitable since 2005, and recorded net income of $7.6 million, $10.4 million, $14.7 million and $3.4 million for the years ended December 31, 2009, 2010 and 2011, and the quarter ended March 31, 2012, respectively. The foregoing net income amount for the first quarter of 2012 reflects a reduction of $3.1 million for exceptional expenses incurred in connection with Objet's previously contemplated initial public offering and its prospective merger with Stratasys. If such exceptional, non-recurring expenses had been excluded, Objet's net income would have increased even further, period-over-period, by that amount. In 2009, 2010, 2011 and the first quarter of 2012, Objet derived almost all of its revenues from three regions, with North America accounting for 41.9%, 41.9%, 43.4% and 47.5% of its revenues, respectively; Europe accounting for 37.2%, 34.0%, 33.2% and 30.2% of its revenues, respectively; and Asia Pacific for 17.2%, 18.4%, 19.3% and 18.9% of its revenues, respectively. No single customer or end-user was responsible for more than 10% of Objet's revenues in any of 2009, 2010, 2011 or the first quarter of 2012.

 Key measures of Objet's performance

Revenues

        Objet's consolidated revenues consist primarily of revenues from sales of its products, which include both its 3D printing systems and related proprietary resin consumables, and, secondarily, from the provision of services and parts to its distributors and end-users. Objet principally effects sales and delivers services through the following channels: (i) sales to independent distributors who purchase and resell Objet's products and who provide support services for Objet's printing systems; and (ii) sales of Objet's printing systems that are marketed by independent sales agents, pursuant to which Objet sells directly to end-users, pays commissions to such agents, and directly handles the sale of resin consumables and provision of support services. There is overlap among the channels as some independent sales agents for Objet's higher end products also serve as independent distributors of Objet's entry level products.

Product revenues

        Product revenues are influenced by a number of factors, including, among other things, (i) the adoption rate of Objet's products, (ii) end-user product design and manufacturing activity, (iii) the capital expenditure budgets of end-users and potential end-users and (iv) the mix of products sold, all of which may be significantly influenced by macroeconomic factors. Purchases of Objet's 3D printing systems, especially Objet's higher-end, higher-priced systems, typically involve long sales cycles.

        According to the 2010 report of Wohlers Associates, Inc., or the Wohlers Report, much of the anticipated growth in the 3D printing industry in the next several years, in terms of both units sold and revenues, is expected to occur at the entry-level of the market. Objet's growth strategy involves, in part, broadening Objet's installed base through increased adoption of its lower capacity entry-level systems, which Objet introduced in 2009.

        Product revenues also depend upon the volume of resin consumables that Objet sells. Sales of Objet's resin consumables are linked to the number of Objet's 3D printing systems that are installed and active worldwide. Sales of resin consumables are also driven by 3D printing system usage, which is generally a function of the size of the particular system and the habits and budget of the particular end-user. Larger machines generally utilize larger amounts of resin consumables due to their greater capacity and the higher levels of design and manufacturing activity by, and operating budget of, a typical end-user who utilizes a larger machine.

Services revenues

        Services revenues derive from (i) installation, training, maintenance and warranty, (ii) service contracts and (iii) spare parts. System sales prices include the value of the warranty. In addition, in connection with direct sales, Objet generally charges separately for installation and training. Additional services revenues are generated from services contracts entered into directly with end-users subsequent to the expiration of the initial warranty period. With regard to sales made through independent distributors, the distributor charges the end-user separately for installation and training. Objet sells spare parts directly to end-users and to distributors.

Costs of revenues

        Objet's costs of revenues consist of costs of products and costs of services. Costs of products consist primarily of components and subassemblies purchased for manufacture of Objet's 3D printing systems, and raw materials, such as acrylic-based resins, for manufacture of Objet's resin consumables, as well as royalties paid with respect to sales of these resin consumables. Costs of products also include manufacturing and manufacturing-related labor costs and indirect production costs. Objet's costs of services consist primarily of costs of Objet's service personnel, which include engineers dedicated to on-site installation, training and support, travel costs of these engineers, as well as the cost of spare parts. Objet's costs of revenues historically have not included expenses for share-based compensation for grants of options to purchase ordinary shares, as explained below under "—Share-based compensation." However, Objet will begin incurring expenses for such share-based compensation following the consummation of the merger.

Gross profit

        Objet's gross profit and gross margin for Objet's products are influenced by a number of factors. Most important of these is the mix of Objet's products sold. Specifically, the gross margins on Objet's high-end 3D printers and on Objet's resin consumables are typically higher than the gross margins on Objet's entry-level desktop printers. Accordingly, an increase in the percentage sales of Objet's entry-level 3D printers could cause Objet's profit margins to decrease. However, Objet also intends to focus on developing new features in order to introduce new high-end systems as a means of generating sales of high-end systems. Furthermore, Objet believes that as its worldwide installed base of 3D printing systems increases, subsequent sales of its proprietary resin consumables will also increase. Objet will also seek to reduce its costs of revenues by continued research and development directed towards improving its ability to use less costly components and towards achieving increased engineering efficiencies in the production of entry-level systems.

        Gross margins are also impacted by the mix of revenues generated from sales to independent distributors as opposed to direct sales that are facilitated by sales agents. As part of Objet's strategy to broaden its market share in the United States, in 2010 Objet switched from a direct sales model to a model in which sales are made through both indirect and direct channels: indirect sales through independent distributors and direct sales through independent sales agents to whom Objet pays commissions on sales. Ultimately, Objet's expansion strategy is to work with independent distributors who Objet believes will have a better ability to increase revenues in their respective markets than Objet could if Objet distributed its products directly (with or without the assistance of independent sales agents).

        Service gross margins are predominantly influenced by the ratio of service engineers to Objet's installed base in a given geographic area, as that ratio impacts travel costs and efficiency of Objet's service engineers. Service gross margins are also impacted by the reliability of Objet's 3D printers, especially in periods following new product releases.

Operating expenses

        Objet's operating expenses consist of three components: research and development expenses, selling and marketing expenses and general and administrative expenses. Objet's operating expenses historically have not included expenses for share-based compensation. However, Objet expects to begin incurring expenses for share-based compensation following the consummation of the merger.

Research and development expenses

        Objet's research and development expenses consist primarily of salaries, bonuses and related personnel expenses; costs of research aimed at developing new printing systems and materials and enhancing Objet's existing product lines, included the related software and materials; laboratory supplies; and costs for facilities (including a portion of the rent expense for Objet's facilities in Rehovot, Israel, where Objet conducts research) and equipment. Objet charges all research and development expenses to operations as they are incurred, other than expenses for certain equipment that Objet capitalizes.

Selling and marketing expenses

        Objet's selling and marketing expenses consist primarily of salaries, bonuses and other benefits for Objet's marketing, sales and other sales-support employees; commissions; advertising and promotions expenses; and costs for facilities.

        Commissions consist of sales-based commissions to independent sales agents. Commission rates vary, depending on the geographic location of the agent and on the achievement of certain performance targets. As explained above, Objet's revenues are derived from direct and indirect sales channels. The mix of revenues among these channels influences Objet's selling and marketing expenses as sales made to independent distributors do not incur sales commissions. Objet's advertising and promotion expenses consist primarily of media advertising costs, trade and consumer marketing expenses and public relations expenses. Objet intends to invest in increasing its worldwide installed base, and therefore expects selling and marketing expenses in general, and advertising and promotion expenses in particular, to increase in absolute terms.

General and administrative expenses

        Objet's general and administrative expenses consist primarily of salaries, bonuses and other employee benefits for Objet's managerial and administrative personnel, including executive officers, finance, bookkeeping, information technology and human resources. Other significant general and administrative costs include facilities costs (including a portion of the rent expense for Objet's facilities in Rehovot, Israel and in other countries where administrative personnel are located), professional service fees for accounting and legal services and reserves for specific legal proceedings referred to elsewhere in this proxy statement/prospectus. As Objet's sales grow, Objet expects its administrative expenses to increase in absolute terms. Objet also expects an increase in its administrative expenses as a result of the additional costs of its becoming a public company in the United States, which would result from the merger.

Merger and IPO related expenses

        Merger and IPO related expenses, which began to be recorded in the first quarter of 2012, consist primarily of legal, accounting and travel expenses incurred in connection with the previously contemplated initial public offering, or IPO, of Objet's ordinary shares and Objet's prospective merger with Stratasys. Objet expects that the amount of merger and IPO related expenses will decrease during the second quarter of 2012 due to the absence of expenses incurred in connection with the IPO process, which was discontinued when Objet decided to pursue the prospective merger on an exclusive basis. Following such expected decrease, Objet expects an increase in merger and IPO related expenses during the third quarter of 2012, assuming the consummation of the merger during that quarter, as investment banking fees related to the merger would then become due.

Share-based compensation

        Objet's Amended and Restated 2004 Omnibus Stock Option and Restricted Stock Incentive Plan, or the 2004 plan, provides for the grant of options, restricted shares or other share-based awards to Objet's directors, officers, employees and consultants. As of June 30, 2012, options to purchase a total of 29,700,000 shares were reserved for grant under this plan, of which options to purchase 21,192,313 ordinary shares and 7,933,539 preferred shares were granted and outstanding. Of such outstanding options, options to purchase 13,049,594 ordinary shares and 7,933,539 preferred shares, respectively, had vested as of that date, with weighted average exercise prices equal to $0.594 and $0.254, respectively, per share. Despite having vested, none of those options to purchase ordinary shares are exercisable, as exercisability of the options to purchase ordinary shares is conditioned upon the closing of Objet's initial public offering, the sale of all or substantially all of Objet's assets or outstanding shares, or a merger or other similar transaction involving Objet. All of the options to purchase preferred shares, on the other hand, have vested and are already exercisable, and all related compensation expense was recognized prior to the fiscal periods covered by Objet's financial statements appearing in this proxy statement/prospectus.

        The value of the options that Objet has granted is calculated under a fair value method of accounting, using the Black-Scholes option-pricing model. Objet has treated the awards as "variable performance awards" and given that the performance condition for exercise of the options to purchase ordinary shares (Objet's initial public offering, the sale of all or substantially all of Objet's assets or shares, or a merger or other similar transaction involving Objet) was outside of Objet's control, Objet concluded that the performance condition was not probable. As a result, no share-based compensation expense has been recognized with respect to options to purchase ordinary shares prior to December 31, 2011. Had Objet consummated an initial public offering as of March 31, 2012, it would have recognized a one-time compensation expense of $13.3 million in respect of its options to purchase ordinary shares. As a result of the consummation of the merger, however, this one-time compensation expense will not be recognized, as these options will instead be subject to reverse acquisition accounting, under which these options will be fair valued, and a portion of the purchase price in the merger will be allocated to services rendered prior to the merger in respect of the options. Future service to be rendered after the merger in respect of these options will be included in future stock-based compensation expense of the combined company. Please see Note 4(c) to the "Unaudited Pro Forma Condensed Combined Financial Statements" included elsewhere in this proxy statement/prospectus for more information.

Finance income (expense), net

        Finance income (expense), net, consists primarily of (i) foreign currency exchange related income and expenses, (ii) interest earned on Objet's cash, cash equivalents and short-term investments and (iii) realized gains and losses on sales of, as well as premium or discount amortization with respect to, Objet's short-term debt securities in which Objet invests some of its cash reserves. See "—Currency exchange rates" below for a discussion of Objet's historical forward purchases of NIS, and of Objet's current and planned currency hedging activity, which began to result in financial income or loss starting with Objet's 2011 financial statements.

Currency exchange rates

        Due to Objet's international operations, currency exchange rates impact Objet's financial performance. For example, in the quarter ended March 31, 2012, approximately 70% of Objet's sales were denominated in U.S. dollars and approximately 30% were denominated in Euros. In terms of costs of revenues, approximately 46% of Objet's purchases of raw materials and product components in the quarter ended March 31, 2012 were denominated in either NIS or NIS prices that are linked to U.S. dollars. Similarly, a majority of Objet's labor costs are also denominated in NIS, due to Objet's operations in Israel.

        While Objet has not hedged against these risks formally in the past, in 2010 it did convert U.S. dollars to NIS a few months in advance of anticipated large NIS expense payments (such as payroll expenses) to hedge against the potential devaluation of the U.S. dollar relative to the NIS prior to the dates for such payments. More recently, Objet has begun to engage in transactions (such as entry into forward contracts) designed to limit its exposure to the weakening of the U.S. dollar against the NIS and the weakening of the Euro against the U.S. dollar. These transactions may relate in part to specific operating transactions and to that extent are included in the operations-related categories of Objet's consolidated statements of income (commencing in Objet's 2011 financial statements). Otherwise, they are accounted for in finance income (expense). In the third quarter of 2011, Objet experienced a financial loss due to its entry into currency hedging transactions. In an effort to avoid future such financial losses, Objet has adopted a hedging accounting policy, as described under "Finance income (expenses), net" below.

Corporate taxes

        The standard corporate tax rate in Israel for the 2011 tax year was 24%. The Israeli corporate tax rate for the 2010 tax year was 25% and for the 2009 tax year was 26%. As of January 1, 2012, previously scheduled reductions to the corporate tax rate have been cancelled, and the rate has been set at 25% for 2012 and onwards. Objet's non-Israeli subsidiaries are taxed according to the tax laws in their respective countries of organization.

        Objet has received various tax benefits under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, which is referred to herein as the Investment Law. Based on an evaluation of the relevant factors under the Investment Law, including the level of foreign (that is, non-Israeli) investment in it, Objet has determined that its effective tax rate to be paid with respect to all Israeli operations under these benefits programs is 8.0 - 9.0%, based on the current balance of activity between Objet's Rehovot and Kiryat Gat facilities and the available level of benefits under the law. The programs under which Objet receives these benefits are scheduled to expire in 2014, 2016 and 2019.

        Under the Investment Law and other Israeli legislation, Objet is entitled to certain additional tax benefits, including accelerated depreciation and amortization rates for tax purposes on certain assets, deduction of public offering expenses in three equal annual installments and amortization of other intangible property rights for tax purposes.

        Because Objet operates in a number of countries, its income is subject to taxation in differing jurisdictions with a range of tax rates. Objet estimates its effective tax rate for the coming years based on its planned future financial results in existing and new markets and the key factors setting its tax liability, in particular Objet's transfer pricing policy. Accordingly, Objet estimates that assuming consummation of the merger, the combined company's effective tax rate will range between 7.1% and 11.1% of its income before income tax during the years 2012 through 2020.

Inventory

        Objet currently operates on a build-to-forecast basis and obtains all raw materials and parts used in the manufacturing process either from distributors of electrical or mechanical parts, or from custom fabricators of Objet's proprietary designs. Objet typically maintains several months of finished goods, including printing systems and resin consumables, in order to meet unanticipated levels of product orders or supply delays or shortages. Likewise, Objet maintains excess finished products (printing systems and resin consumables) in four regional product warehouses (in Rehovot, Israel; Kiryat Gat, Israel; Boston, United States; and Frankfurt, Germany) in order to ensure that it has an adequate level of products readily available for sale to distributors and end-users in key global locations. Objet also maintains excess stock of components used in the manufacture of its printing systems and resin consumables that it obtains from single- or limited-source suppliers.

Results of operations

        The following table sets forth certain consolidated statement of income data as a percentage of total revenues for the periods indicated. All items are included in or derived from Objet's consolidated statements of operations. The period-to-period comparison of financial results is not necessarily indicative of future results, especially if the merger is consummated.

				Quarter ended March 31,
	Year ended December 31,
						2012 (non- GAAP)*
	2009	2010	2011	2011	2012
Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total cost of revenues	43.1%	38.4%	38.8%	39.1%	36.5%	36.5%
Gross profit	56.9%	61.6%	61.2%	60.9%	63.5%	63.5%
Research & development expenses	13.8%	13.6%	12.0%	13.2%	10.1%	10.1%
Selling and marketing expenses	18.9%	22.7%	23.4%	21.3%	23.4%	23.4%
General and administrative expenses	11.8%	11.4%	11.3%	12.0%	11.0%	11.0%
Merger and IPO related expenses	—	—	—	—	8.0%	—
Total operating expenses	44.5%	47.8%	46.8%	46.5%	52.6%	44.5%
Operating income	12.3%	13.8%	14.5%	14.3%	10.8%	18.9%
Finance income (expense), net	0.3%	(0.4)%	(1.0)%	(0.2)%	0.3%	0.3%
Income before income taxes	12.7%	13.4%	13.4%	14.1%	10.6%	18.6%
Tax expense	1.4%	1.6%	1.3%	1.8%	1.7%	1.7%

Net income	11.3%	11.8%	12.1%	12.3%	8.9%	16.9%

*
The non-GAAP data for the quarterly period ended March 31, 2012 presents Objet's results for such period after excluding the nonrecurring, merger and IPO related expenses that Objet recorded during such period. If such merger and IPO related expenses are excluded, the amount of Objet's total operating expenses is reduced, and the amounts of Objet's operating income, income before income taxes and net income are increased, by $3.1 million, constituting the amount of these merger and IPO related expenses, and the percentage of total revenue constituted by each such category of statement of income data increases or decreases, as applicable, by 8.1%—the percentage of the $38.1 million total revenues represented by that $3.1 million merger and IPO related expense amount. The foregoing amounts, which exclude merger and IPO related expenses, are non-GAAP financial measures. Objet's management believes that these non-GAAP financial measures are useful information for investors and prospective shareholders of the combined company in gauging the Objet-related results of operations of the combined company on an ongoing basis once the merger is complete, when these exceptional expenses will no longer recur. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to any measure of financial performance calculated in accordance with GAAP.

 Three months ended March 31, 2011 and 2012

Revenues

        Revenues from Objet's products and services for the first quarter of 2011 and 2012, respectively, as well as the percentage change between such quarters, were as follows:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Products	$23,097	45.9%	$33,697
Services	3,189	37.3%	4,378

Total revenues	$26,286	44.8%	$38,075

        Total revenues increased by $11.8 million, or 44.8%, in the first quarter of 2012 as compared to the corresponding period in 2011. This growth in total revenues was primarily attributable to substantial increases in sales of both products and services revenues. An explanation of the underlying causes for this change in the amounts of revenues is provided below.

Product revenues

        The increase in product revenues in the first quarter of 2012 relative to the corresponding quarter of 2011 reflected strong sales across the spectrum of Objet's 3D printing systems and resin consumables. Revenues derived from Objet's products increased by $10.6 million, or 45.9%, in the first quarter of 2012 as compared to the corresponding quarter of 2011. The number of 3D printing systems sold in the first quarter of 2012 increased by 51.8% to 293 units as compared to 193 units sold in the first quarter of 2011. Sales of Objet's resin consumables also contributed to improved products sales in the first quarter of 2012, rising to $14.4 million from $10.3 million in the corresponding period in 2011, amounting to an increase of 39.8%. Objet believes that the increased sales of its 3D printing systems reflected the continued maturation and growth of its distribution channels, especially in the United States, as well as increased market penetration of the entry level desktop systems that it introduced in 2009. The increase in revenues was also attributable to the cumulatively larger installed base of end-users in the first quarter of 2012, which is the main driver of demand for resin consumables.

Services revenues

        Services revenues increased by 37.3% to $4.4 million in the first quarter of 2012, rising from $3.2 million in the first quarter of 2011. This increase was due to increased sales of 3D printing systems, which generated increased service revenues from the service component of system prices, renewals of service contracts by a larger installed base and increased sales of spare parts.

 Revenues by geographical region

        The dollar amount, and percentage share, of Objet's revenues attributable to each of the geographical regions in which Objet conducts its operations were as follows for the first quarter of 2011 and 2012, respectively:

	First quarter 2011		First quarter 2012
($ in thousands)	Revenues	Percentage	Revenues	Percentage
Geographical region
North America	$11,422	43.4%	$18,067	47.5%
Europe	9,099	34.6%	11,500	30.2%
Asia Pacific	4,595	17.5%	7,203	18.9%
Rest of World	1,170	4.5%	1,305	3.4%

Total	$26,286	100%	$38,075	100%

        Changes in revenues in the geographic regions shown on the table above were, on the whole, driven by the causes for changes in Objet's aggregate products and services revenues discussed above. The increase in the percentage of Objet's overall revenues constituted by Objet's North American revenues in the first quarter of 2012 as compared to the corresponding quarter of 2011 reflected the increased growth rate of Objet's business in North America relative to all other regions. The increase in absolute revenues in the countries comprising what Objet refers to as Rest of World from the first quarter of 2011 to the corresponding quarter of 2012 reflected primarily the results of Objet's focus on introducing its 3D printing systems to those markets.

Gross profit

        The amount of Objet's gross profit attributable to Objet's products sales and services activities in the first quarter of 2011 and 2012, respectively, as well as the percentage change between those periods, are set forth below:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Gross profit attributable to:
Products	$15,743	51.1%	$23,786
Services	253	47.8%	374

Total gross profit	$15,996	51.0%	$24,160

        Objet's gross profit from products sales and services activities, expressed as a percentage of the revenues derived from such products sales and services activities during the first quarter of 2011 and 2012, respectively, is provided in the below table:

	First quarter
	2011	2012
Gross profit as a percentage of revenues from:
Products	68.2%	70.6%
Services	7.9%	8.5%
Total gross profit	60.9%	63.5%

        Gross profit from product sales increased by $8.0 million, or 51.1%, to $23.8 million in the first quarter of 2012, as compared to $15.7 million in the corresponding period of 2011. This period-over-period increase was primarily attributable to the absolute increase in products sales revenues in the first quarter of 2012 compared to the corresponding quarter of 2011, which reflected improved sales of Objet's printing systems and resin consumables. The slight increase in gross profit as a percentage of revenues from products sales in the first quarter of 2012 reflected the mix of products sales revenues in that period relative to the corresponding period in 2011, as sales of higher-margin printers, as well as high-margin resin consumables, constituted a slightly higher percentage of Objet's products sales revenues in the first quarter of 2012. Objet does not anticipate significant changes in the mix of its products sales revenues or, in turn, in gross profit as a percentage of those revenues, during the remainder of 2012.

        Gross profit from services increased by approximately $121,000, or 47.8%, in the first quarter of 2012 relative to the corresponding period of 2011. These increases in service gross margins were primarily attributable to corresponding increases in Objet's installed base, which outpaced hiring of service engineers and therefore resulted in lower ratios of service engineers to Objet's installed base in a given geographic region and therefore increased efficiency of service engineer utilization. In the first quarter of 2012, the gross profit from services, as a percentage of services revenues, also rose as a result of this increased efficiency, increasing by 6.2% relative to the corresponding quarter of 2011.

Operating expenses

        The amount of each type of operating expense for the first quarter of 2011 and 2012, respectively, as well as the percentage change between such quarterly periods, and the percentage of Objet's total revenues constituted by Objet's total operating expenses in each such quarterly period, is set forth below:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Research and development	$3,470	10.9%	$3,849
Selling and marketing	5,605	59.2%	8,922
General and administrative	3,156	32.8%	4,191

Merger and IPO related expenses	—	—	3,058

Total operating expenses	$12,231	63.7%	$20,020

Percentage of total revenues	46.5%		52.6%

        Research and development expenses increased by 10.9% in the first quarter of 2012 compared to the corresponding period in 2011, as Objet added research and development engineering personnel in order to expedite and deepen its new product development efforts as part of its growth strategy. As a percentage of total revenues, however, Objet's research and development expenses decreased from 13.2% in the first quarter of 2011 to 10.1% in the first quarter of 2012, reflecting increased revenues.

        Selling and marketing expenses increased by 59.2% in the first quarter of 2012 compared to the corresponding quarter of 2011. This significant quarter-over-quarter increase was primarily due to increased marketing activity undertaken as part of Objet's growth strategy, as well as changes that Objet has been making in its sales and marketing operations in the United States. Those changes involve Objet's transition towards product distribution via both direct channels involving independent sales agents and indirect channels involving independent distributors, as described above under "—Key measures of Objet's performance—Gross profit," which has resulted in increased sales commissions paid to those independent sales agents. Prior to 2010, substantially all of Objet's products sales in the United States were made directly to end-users by Objet's in-house direct sales staff. As a percentage of total revenues, Objet's sales and marketing expenses rose from 21.3% in the first quarter of 2011 to 23.4% in the first quarter of 2012, reflecting Objet's strategic goal of increasing its presence and the market awareness of it by intensifying its marketing efforts and adding distribution channels. While

Objet intends to continue to invest in its selling and marketing efforts, it does not expect the rate of spending to increase materially.

        General and administrative expenses increased by 32.8% in the first quarter of 2012 compared to the corresponding period in 2011, largely reflecting the increase in headcount generated by increased activity across all areas of Objet's business. and the expansion of Objet's distribution infrastructure in Europe and Asia. Despite the absolute increase in general and administrative expenses, as a percentage of Objet's total revenues in those periods, such expenses fell slightly, from 12.0% in the first quarter of 2011 to 11.0% in the corresponding quarter of 2012, reflecting Objet's increased revenues as well as its efforts to manage its expansion efficiently.

        Merger and IPO related expenses first began to be recognized by Objet in the first quarter of 2012, upon Objet's transition from an IPO-only process to a dual-track process that included both the possible IPO and Objet's prospective merger with Stratasys, which required the recognition of expenses related to both prospective transactions in Objet's statements of operations and comprehensive income. If merger and IPO related expenses are disregarded, the total operating expenses for the first quarter of 2012 were $17.0 million, constituting 44.5% of total revenues and reflecting a 38.7% quarter-over-quarter increase relative to the first quarter of 2011. The foregoing exclusion of merger and IPO related expenses represents a non-GAAP financial measure. Objet's management believes that this non-GAAP financial measure is useful information for investors and prospective shareholders of the combined company in gauging the Objet-related results of operations of the combined company on an ongoing basis once the merger is complete, when these exceptional merger and IPO related expenses will no longer recur. The presentation of this non-GAAP measure is not meant to be considered in isolation or as an alternative to any measure of financial performance calculated in accordance with GAAP.

Operating income

        Operating income and operating income as a percentage of total revenues for the first quarter of 2011 and 2012, respectively, as well as the percentage change in operating income between such quarters, were as follows:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Operating income	$3,765	10.0%	$4,140
Percentage of total revenues	14.3%		10.9%

        Operating income increased by 10.0% in the first quarter of 2012 relative to the corresponding quarter of 2011, primarily due to the leveraging of Objet's fixed costs to increase product revenues, as discussed above. As a percentage of total revenues, the level of Objet's operating income decreased by 3.5%, while Objet's operating expenses increased by 6.1%, in the first quarter of 2012, in each case relative to the first quarter of 2011. The increase in operating expenses during the first quarter of 2012 was primarily due to the merger and IPO related expenses that were first recognized during the first quarter of 2012, which increased operating expenses and reduced operating profitability.

        If the $3.1 million of merger and IPO related expenses are excluded, the increase in Objet's operating income would have instead been 91.2%, while as a percentage of total revenues, the level of Objet's operating income would have risen by 4.6%, while Objet's operating expenses would have decreased by 2.0%, in the first quarter of 2012, in each case relative to the first quarter of 2011, reflecting Objet's ability to leverage its fixed costs to grow product revenues at a faster pace than operating expenses. The foregoing amounts, which exclude merger and IPO related expenses, are non-GAAP financial measures. Objet's management believes that these non-GAAP financial measures are useful information for investors and prospective shareholders of the combined company in gauging the Objet-related results of operations of the combined company on an ongoing basis once the merger is complete, when these exceptional expenses will no longer recur. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to any measure of financial performance calculated in accordance with GAAP.

Finance expense, net

        The amount of Objet's finance expense, net, in the first quarter of 2011 and 2012, respectively, and the percentage of Objet's total revenues for those respective periods constituted by such amounts, as well as the percentage change in such amounts between such periods, were as follows:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Finance expense, net	$61	65.6%	$101
Percentage of total revenues	0.2%		0.3%

        The net finance expense recorded by Objet in the first quarter of each of 2011 and 2012 primarily reflected the results of Objet's hedging activities against foreign currency fluctuations, which yielded net losses and net gains in those fiscal quarters. These foreign currency exchange losses and gains were caused by changes in the dollar in relation to other currencies (primarily the NIS).

        As described above under "—Currency exchange rates," Objet started to engage in economic hedging in 2011 in order to help protect against fluctuation in foreign exchange rates. Instruments that Objet uses to manage currency exchange risks may include foreign currency forward and swap contracts. These instruments are used selectively to manage risks, but there can be no assurance that Objet will be fully protected against material foreign currency fluctuations. Objet does not use these instruments for speculative or trading purposes. As noted above, in the first quarters of 2011 of 2012, changes in the exchange rate of the dollar in relation to other currencies (primarily the NIS) resulted in foreign currency exchange losses. In the fourth quarter of 2011, Objet adopted a hedging accounting policy under which some or all of the gains or losses from hedging transactions are offset against, or added to, Objet's expenses for which hedging is carried out, rather than being recorded as finance income or expense, which has the impact of reducing the absolute amount of finance income or expense that is recorded. In addition, under this policy, gains or losses from hedging transactions are apportioned over the periods in which the related operating expenses are recorded, thereby reducing the likelihood that gains or losses from hedging transactions related to operating expenses of subsequent quarters are concentrated in a single fiscal quarter.

Tax expense

        Tax expense, both as a stand-alone number and as a percentage of income before income taxes, for the first quarter of 2011 and 2012, respectively, as well as the percentage change in the amount of tax expense between such periods, were as follows:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Income tax expense (benefit)	$463	39.3%	$645
As a percent of income before income taxes	12.5%		16.0%

Net income

        Net income and net income as a percentage of total revenues for the first quarter of 2011 and 2012, respectively, as well as the percentage change in net income between such periods, were as follows:

($ in thousands)	First quarter 2011	Quarter-over- quarter change	First quarter 2012
Net income	$3,241	4.7%	$3,394
Percentage of total revenues	12.3%		8.9%

        As a result of $3.1 million of nonrecurring merger and IPO related expenses that were recorded during the first quarter of 2012 in connection with Objet's previously contemplated initial public offering and its prospective merger with Stratasys, net income rose by 4.7% relative to the corresponding quarter of 2011, instead of by 99.1% (which would have been the percentage increase in net income had such merger and IPO related expenses not been recorded). As a percentage of total revenues, Objet's net income decreased by 3.4% (from 12.3 to 8.9%), also reflecting the effect of the merger and IPO related expenses. If such merger and IPO related expenses are excluded, Objet's net income rose as a percentage of total revenues between those quarters (from 12.3% to 16.9%), as a substantial increase in total revenues was accompanied relatively smaller increases in cost of revenues and operating expenses.

        The following table sets forth Objet's net income on a non-GAAP basis (that is, excluding merger and IPO related expenses), both as an absolute number and as a percentage of total revenues for the first quarter of 2011 and 2012, respectively, as well as the percentage change in such non-GAAP net income between such periods:

($ in thousands)	First quarter 2011 (non- GAAP)	Quarter-over- quarter change	First quarter 2012 (non- GAAP)
Net income excluding merger and IPO related expenses	$3,241	99.1%	$6,452
Percentage of total revenues	12.3%		16.9%

        The foregoing amounts, which exclude merger and IPO related expenses, are non-GAAP financial measures. Objet's management believes that these non-GAAP financial measures are useful information for investors and prospective shareholders of the combined company in gauging the Objet-related results of operations of the combined company on an ongoing basis once the merger is complete, when these exceptional expenses will no longer recur. Objet anticipates that there will be remaining merger and IPO related expenses incurred during the second quarter of 2012 and upon the consummation of the merger in respect of the merger. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to any measure of financial performance calculated in accordance with GAAP. Please see "—Key measures of Objet's performance—Operating expenses—Merger and IPO related expenses" above for more information.

 Years ended December 31, 2009, 2010 and 2011

Revenues

        Revenues from Objet's products and services for the last three years, as well as the percentage change, were as follows:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Products	$56,993	34.3%	$76,556	38.1%	$105,759
Services	10,537	7.4%	11,322	35.5%	15,337

Total revenues	$67,530	30.1%	$87,878	37.8%	$121,096

        Total revenues increased by $33.2 million, or 37.8%, in 2011 as compared to 2010, after having increased by $20.3 million, or 30.1%, in 2010 as compared to 2009. The growth in total revenues in 2011 was primarily attributable to substantial increases in both sales of products and services revenues, while the increase in total revenues in 2010 was primarily attributable to a substantial increase in sales of products, and secondarily to a small increase in services revenues. An explanation of the underlying causes for the changes in the amounts of the revenues in 2011 and 2010 is provided below.

Product revenues

        The increase in product revenues in each of 2011 and 2010 relative to the previous year reflected strong sales across the spectrum of Objet's 3D printing systems and resin consumables. Revenues derived from Objet's products increased by $29.2 million, or 38.1%, in 2011 as compared to 2010, and by $19.6 million, or 34.3%, in 2010 as compared to 2009. The number of 3D printing systems sold in 2011 increased by 63% to 929 units as compared to 569 units sold in 2010, which itself reflected a 56.3% increase in comparison to the 364 units sold in 2009. Sales of Objet's resin consumables also contributed to improved products sales in 2011 and 2010, rising to $47.9 million in 2011 from $35.0 million in 2010, after having risen from $27.1 million in 2009, amounting to increases of 36.7% and 29.1% for 2011 and 2010, respectively. Objet believes that the increased sales of its 3D printing systems in 2011 reflected the continued maturation and growth of its distribution channels, especially in the United States, as well as increased market penetration of the entry level desktop systems that it introduced in 2009. For 2010, Objet attributed increased sales across the spectrum of its 3D printing systems to the implementation of its strategy to capture market share and the effects of a stronger worldwide economy that expanded the market for 3D printers generally. The increase in revenues was also attributable to the cumulatively larger installed base of end-users in each of 2011 and 2010 relative to the previous year, which is the main driver of demand for resin consumables. The overall improved economic environment also contributed to increased sales of resin consumables, as it spurred increased usage of Objet's installed machines in each of 2011 and 2010 relative to 2009, with end-user product design and manufacturing levels and capital expenditure budgets rising following their contraction in 2009 due to the global recession.

Services revenues

        Services revenues increased by 35.5% to $15.3 million in 2011, after having increased by 7.4% to $11.3 million in 2010 from $10.5 million in 2009. These increases (and, in particular, the more substantial increase in 2011) were due to increased sales of 3D printing systems, which generated increased service revenues from the service component of system prices, renewals of service contracts by a larger installed base and increased sales of spare parts. Because service contracts are generally entered into by end users upon the lapse of an initial 12-month warranty period following installation, the significant increase in 3D printing systems sales that began in 2010 began to translate into a more significant rise in services revenues from those contracts in 2011 (whereas the slow-down in systems sales in 2009 slightly slowed the growth rate of services revenues in 2010).

Revenues by geographical region

        The dollar amount, and percentage share, of Objet's revenues attributable to each of the geographical regions in which Objet conducts its operations were as follows for the last three fiscal years:

	2009		2010		2011
($ in thousands)	Revenues	Percentage	Revenues	Percentage	Revenues	Percentage
Geographical region
North America	$28,291	41.9%	$36,859	41.9%	$52,558	43.4%
Europe	25,103	37.2%	29,846	34.0%	40,173	33.2%
Asia Pacific	11,636	17.2%	16,149	18.4%	23,354	19.3%
Rest of World	2,500	3.7%	5,024	5.7%	5,011	4.1%

Total	$67,530	100%	$87,878	100%	$121,096	100%

        Changes in revenues in the geographic regions shown on the table above were, on the whole, driven by the causes for changes in Objet's aggregate products and services revenues discussed above. The increase in the percentage of Objet's overall revenues constituted by Objet's North American revenues in 2011 as compared to 2010 and 2009 reflected the increased growth rate of Objet's business in North America relative to all other regions. The declines in the percentage of Objet's overall revenues constituted by Objet's European revenues both from 2009 to 2010, and again from 2010 to 2011, were partially caused by a weakening of the Euro relative to the U.S. dollar, which reduced the dollar value of Objet's Euro-denominated product sales. In addition, the impact of the global recession in 2009 was more acutely felt in Europe, and therefore had a greater impact on the level of revenues in Europe in 2009 than it did in other geographic regions. While European revenues have increased since that time, rising in both 2010 and 2011, the relatively tenuous macroeconomic environment in Europe has caused those increases to lag behind Objet's revenue increases in other regions, thereby causing further decreases in the percentage of Objet's overall revenues from Europe in 2010 and 2011. The increase in absolute revenues in the countries comprising what Objet refers to as Rest of World from 2009 to 2010 and from 2010 to 2011 reflected primarily the results of Objet's focus on introducing its 3D printing systems to those markets.

Gross profit

        The amount of Objet's gross profit attributable to Objet's products sales and services activities in 2009, 2010 and 2011, and the year-over-year percentage increase or decrease in such gross profit amounts over the course of that three-year period, are set forth below:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Gross profit attributable to:
Products	$37,158	42.2%	$52,822	35.8%	$71,751
Services	1,251	2.6%	1,283	86.4%	2,391

Total gross profit	$38,409	40.9%	$54,105	37.0%	$74,142

        Objet's gross profit from products sales and services activities, expressed as a percentage of the revenues derived from such products sales and services activities, is provided in the below table:

	2009	2010	2011
Gross profit as a percentage of revenues from:
Products	65.2%	69.0%	67.8%
Services	11.9%	11.3%	15.6%
Total gross profit	56.9%	61.6%	61.2%

        Gross profit from product sales increased by $18.9 million, or 35.8%, to $71.8 million in 2011, after having increased by $15.7 million, or 42.2%, to $52.8 million in 2010 as compared with $37.2 million in 2009. These year-over-year increases were primarily attributable to the absolute increase in products sales revenues in 2011 and 2010, which in each case reflected improved sales of Objet's printing systems and resin consumables relative to the prior year, which in the case of 2010, was the recession-affected 2009 year. Gross profit slightly decreased as a percentage of revenues from products sales in 2011, after having increased in 2010. Those results reflected the mix of products sales revenues in those years relative to the respective prior years, as sales of higher-margin printers, as well as high-margin resin consumables, constituted a slightly lower percentage of Objet's products sales revenues in 2011 compared to 2010, after having accounted for a higher percentage of Objet's revenues in 2010 compared to 2009. This slight decrease in percentage of products sales revenues constituted by higher-margin printers in 2011 was due, in part, to growth in sales of Objet's lower-margin Desktop family of printers. Objet does not anticipate significant changes in the mix of its products sales revenues or, in turn, in gross profit as a percentage of those revenues, in 2012.

        Gross profit from services increased significantly by approximately $1.1 million, or 86.4%, in 2011 relative to 2010, after having increased slightly by approximately $32 thousand, or 2.6%, in 2010 relative to 2009. These increases in services gross margins were primarily attributable to corresponding increases in Objet's installed base, which outpaced hiring of service engineers and therefore resulted in lower ratios of service engineers to Objet's installed base in a given geographic region and therefore increased efficiency of service engineer utilization. In 2011, the gross profit from services, as a percentage of services revenues, also rose as a result of this increased efficiency, increasing by 4.3% relative to 2010 after having decreased by 0.6% in 2010 compared to 2009.

Operating expenses

        The amount of each type of operating expenses for 2011, 2010 and 2009, and the percentage change in such amounts year-over-year, as well as the percentage of Objet's total revenues constituted by Objet's total operating expenses in each such year, were as follows:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Research and development	$9,297	28.9%	$11,980	21.6%	$14,569
Selling and marketing	12,791	56.2%	19,979	42.0%	28,366
General and administrative	7,988	25.3%	10,009	36.8%	13,696

Total operating expenses	$30,076	39.5%	$41,968	34.9%	$56,631

Percentage of total revenues	44.5%		47.8%		46.8%

        Research and development expenses increased by 21.6% in 2011 compared to 2010, and by 28.9% in 2010 compared to 2009, as Objet added research and development engineering personnel in each such year in order to expedite and deepen its new product development efforts as part of its growth strategy. In 2011, as well as in 2010, various markets began or continued to rebound from the global recession of 2009, during which Objet's research and development expenses had decreased due, in part, to the freeze in research and development hiring that Objet had instituted. As a percentage of total revenues, however, Objet's research and development expenses remained relatively constant over this three-year period, constituting 12.0%, 13.6% and 13.8% of Objet's total revenues in 2011, 2010 and 2009, respectively, reflecting Objet's approach to prioritizing research and development activities. In the case of 2011, however, the growth of Objet's revenues caused a slight decrease in the percentage of revenues spent on research and development.

        Selling and marketing expenses increased by 42.0% and 56.2% in 2011 and 2010, respectively, in comparison to the respective prior years. These year-over-year increases were primarily due to increased marketing activity undertaken as part of Objet's growth strategy, as well as changes that Objet made in its sales and marketing operations in the United States in 2010. Those changes involved Objet's transition towards product distribution via both direct channels involving independent sales agents and indirect channels involving independent distributors, as described above under "—Key measures of Objet's performance—Gross profit," which resulted in increased sales commissions paid to those independent sales agents. Prior to 2010, substantially all of Objet's products sales in the United States were made directly to end-users by Objet's in-house direct sales staff. As a percentage of total revenues, Objet's sales and marketing expenses rose during this three-year period, from 18.9% in 2009 to 22.7% in 2010 to 23.4% in 2011, reflecting Objet's strategic goal of increasing its presence and its market awareness by intensifying its marketing efforts and adding distribution channels. While Objet intends to continue to invest in its selling and marketing efforts, it does not expect the rate of spending to increase materially.

        General and administrative expenses increased by 36.8% and 25.3% in 2011 and 2010, respectively, relative to the previous year, largely reflecting the increase in headcount generated by increased activity across all areas of Objet's business in each of those years compared to the previous year. These year-over-year increases were furthermore due to the expansion of Objet's distribution infrastructure in Europe and Asia, which Objet began in 2010 and completed in 2011, and, in the case of 2010, to the implementation of Objet's management information systems. Despite the absolute increase in general and administrative expenses in each of 2011 and 2010, as a percentage of Objet's total revenues in those years, such expenses fell slightly, from 11.8% in 2009 to 11.4% in 2010 to 11.3% in 2011, reflecting Objet's increased revenues as well as its efforts to manage its expansion efficiently.

Operating income

        Operating income and operating income as a percentage of total revenues in 2011, 2010 and 2009, as well as the percentage change in operating income from year to year, were as follows:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Operating income	$8,333	45.6%	$12,137	44.3%	$17,511
Percentage of total revenues	12.3%		13.8%		14.5%

        Operating income increased by 44.3% in 2011 relative to 2010, and by 45.6% in 2010 relative to 2009, in each case primarily due to the leveraging of Objet's fixed costs to increase product revenues, as discussed above. As a percentage of total revenues, the level of Objet's operating income rose by 0.7% and 1.5% in 2011 and 2010, respectively, while Objet's operating expenses decreased by 1.0% in 2011, after having risen by 3.3% in 2010, in each case relative to the previous year, reflecting the implementation of Objet's growth strategies, particularly with respect to selling and marketing activities. In 2011, these results also reflected Objet's ability to leverage its fixed costs to grow product revenues at a faster pace than operating expenses.

 Finance income (expenses), net

        The amount of Objet's finance income (expense), net, in each of 2011, 2010 and 2009, and the percentage of Objet's total revenues for those respective years constituted by such amounts, as well as the percentage change in such amounts from year to year, were as follows:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Finance income (expense), net	$232	(257.3)%	$(365)	(236.4)%	$(1,228)
Percentage of total revenues	0.3%		(0.4)%		(1.0)%

        The increase in finance expense from 2010 to 2011 primarily reflected Objet's hedging against foreign currency fluctuations in 2011, as changes in the dollar in relation to other currencies (primarily the NIS) resulted in foreign currency exchange losses, primarily in the third quarter.

        The increase in finance expense (which also reflected a decrease in finance income) from 2009 to 2010 primarily reflected foreign currency exchange losses (as opposed to gains in 2009), as partially offset by interest income, income from investments and forward contract income.

        As described above under "—Currency exchange rates," Objet started to engage in economic hedging in 2011 in order to help protect against fluctuation in foreign exchange rates. Instruments that Objet uses to manage currency exchange risks may include foreign currency forward and swap contracts. These instruments will be used selectively to manage risks, but there can be no assurance that Objet will be fully protected against material foreign currency fluctuations. Objet does not use these instruments for speculative or trading purposes. As noted above, in 2011, changes in the exchange rate of the dollar in relation to other currencies (primarily the NIS) resulted in foreign currency exchange losses. However, in the fourth quarter of 2011, Objet adopted a hedging accounting policy under which some or all of the gains or losses from hedging transactions will be offset against, or will be added to, Objet's expenses for which hedging is carried out, rather than being recorded as finance income or expense. In addition, under this policy, gains or losses from hedging transactions will be apportioned over the periods in which the related operating expenses are recorded, thereby reducing the likelihood that gains or losses from hedging transactions related to operating expenses of subsequent quarters would be concentrated in a single fiscal quarter, as was the case with the financial loss that Objet incurred in the first three quarters of 2011.

Tax expense

        Tax expense, both as a stand-alone number and as a percentage of income before income taxes, for 2011, 2010 and 2009, as well as the percentage change in the amount of tax expense on a year-over-year basis were as follows:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Income tax expense (benefit)	$960	47.0%	$1,411	12.6%	$1,589
As a percent of income before income taxes	11.2%		12%		9.8%

Net income

        Net income and net income as a percentage of total revenues for 2011, 2010 and 2009, as well as the percentage change in net income year-over-year, were as follows:

($ in thousands)	2009	Year-over- year change	2010	Year-over- year change	2011
Net income	$7,605	36.2%	$10,361	41.8%	$14,694
Percentage of total revenues	11.3%		11.8%		12.1%

        For the reasons cited previously, Objet's net income rose by $4.3 million, or 41.8%, from 2010 to 2011, after having risen by $2.8 million, or 36.2%, from 2009 to 2010. As a percentage of total revenues, Objet's net income remained fairly consistent in 2009, 2010 and 2011, rising slightly over that three-year period (from 11.3% to 11.8% to 12.1%), as a substantial increase in total revenues in each of 2011 and 2010 relative to the prior year was accompanied by a relatively commensurate increase in costs of revenues and operating expenses and by increased spending due to implementation of Objet's growth strategies.

Quarterly results of operations data

        The following table sets forth Objet's unaudited quarterly consolidated statements of operations data for each of the twelve quarters ended March 31, 2012. Objet has prepared the quarterly data in a manner that is consistent with its audited consolidated financial statement data included in this proxy statement/prospectus. In the opinion of management, the financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data. This information should be read in conjunction with Objet's audited consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of historical periods are not necessarily indicative of the results of operations for a full year or any future period, especially if the merger is consummated. The below data does not reflect share-based compensation charge for employee stock option grants under Financial Accounting Standard, or FAS, 123(R).

	June 30	Sept. 30	Dec. 31	March 31	June 30	Sept. 30	Dec. 31	March 31	June 30	Sept. 30	Dec. 31	March 31
	2009			2010				2011				2012
(in thousands US$, except per share data)	Three months ended
Net revenues:
Products	13,276	13,052	15,894	16,538	18,569	18,998	22,451	23,097	24,479	27,873	30,310	33,697
Services	2,637	2,800	2,655	2,406	2,655	3,041	3,220	3,189	3,669	4,070	4,409	4,378

Total revenues	15,913	15,852	18,549	18,944	21,224	22,039	25,671	26,286	28,148	31,943	34,719	38,075
Cost of revenues:
Products	4,926	4,627	5,357	5,187	5,976	5,923	6,648	7,354	7,929	9,221	9,504	9,911
Services	2,267	2,351	2,437	2,180	2,393	2,600	2,866	2,936	2,995	3,713	3,302	4,004

Total cost of revenues	7,193	6,978	7,794	7,367	8,369	8,523	9,514	10,290	10,924	12,934	12,806	13,915

Gross profit	8,720	8,874	10,755	11,577	12,855	13,516	16,157	15,996	17,224	19,009	21,913	24,160

Operating expenses:
Research and development expenses, net	2,109	2,180	2,659	2,839	2,805	3,012	3,324	3,470	3,734	3,675	3,690	3,849
Selling and marketing expenses	2,841	3,024	4,074	3,823	4,700	5,103	6,353	5,605	6,661	7,317	8,783	8,922
General and administrative expenses	1,798	2,040	2,493	2,405	2,299	2,390	2,915	3,156	3,064	3,499	3,977	4,191
Merger and IPO related expenses	—	—	—	—	—	—	—	—	—	—	—	3,058

Total operating expenses	6,748	7,244	9,226	9,067	9,804	10,505	12,592	12,231	13,459	14,491	16,450	20,020	*

Operating profit	1,972	1,630	1,529	2,510	3,051	3,011	3,565	3,765	3,765	4,518	5,463	4,140	*

Financial expenses (income), net	(831)	(889)	389	856	577	(1,053)	(15)	61	(659)	1,930	(104)	(101)
Income tax	185	231	308	281	324	493	313	463	326	270	530	645

Net income	2,618	2,288	832	1,373	2,150	3,571	3,267	3,241	4,098	2,318	5,037	3,394	*

Earnings per share attributable to ordinary shares	$0	$0	$0	$0	$0	$0	$0	$0	$0.01	$0.02	$0.04	$0.03

*
If merger and IPO related expenses had been excluded for the first quarter of 2012, total operating expenses would have been $16,962, operating profit would have been $7,198 and net income would have been $6,452, which in the case of operating expenses would reflect a decrease, and in the case of operating profit and net income, an increase, of $3,058, constituting the amount of these merger and IPO related expenses. If the merger and IPO related expense amount had been excluded, the increase in net income by that $3,058 amount, divided by the 134,229,290 weighted average number of ordinary shares and preferred shares outstanding during the first quarter of 2012, would yield an increase in earnings per share attributable to ordinary shares of $0.02 (from $0.03 to $0.05). The foregoing amounts, which exclude merger and IPO related expenses, are non-GAAP financial measures. Objet's management believes that these non-GAAP financial measures are useful information for investors and prospective shareholders of the combined company in gauging the Objet-related results of operations of the combined company on an ongoing basis once the merger is complete, when these exceptional expenses will no longer recur. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to any measure of financial performance calculated in accordance with GAAP.

 Liquidity and capital resources

        A summary of Objet's statement of cash flows for the three years ended December 31, 2009, 2010 and 2011 and for the three months ended March 31, 2011 and 2012 is as follows:

				Three months ended
($ in thousands)	2009	2010	2011	2011	2012
Net income	$7,605	$10,361	$14,694	$3,241	$3,394
Depreciation and amortization	1,485	2,019	2,579	577	732
Net amortization of discount related to marketable securities	(153)	(211)	(206)	(64)	(9)
Loss (gain) on sale of marketable debt securities	667	(138)	—	—	—
Deferred income taxes-net	449	385	(25)	(22)	(17)
Other adjustments required to reconcile net income to net cash provided by operating activities	(3,540)	1,471	(10,528)	491	3,164
Net cash provided by operating activities	6,513	13,887	6,514	4,223	7,264
Net cash provided by (used in) investing activities	(5,787)	7,349	9,015	(961)	(18,563)
Net cash used in financing activities	(1,534)	—	—	—	—
Translation differences on cash balance of consolidated subsidiaries operating independently	—	(164)	89	128	48
Net increase (decrease) in cash and cash equivalents	(808)	21,072	(2,142)	3,390	(11,251)
Balance of cash and cash equivalents at beginning of year/period	25,102	24,294	45,366	45,366	42,954
Balance of cash and cash equivalents at end of year/period	24,294	45,366	42,954	48,756	31,703

        Objet's cash and cash equivalents balance decreased by $11.3 million during the first quarter of 2012, from $43.0 million at December 31, 2011 to $31.7 million at March 31, 2012. This decrease of cash primarily resulted from the $18.5 million of cash used in investing activities, which primarily reflected cash that was invested in short-term deposits. The decrease of cash was offset, in part, by $7.3 million of net cash provided by Objet's operating activities, primarily reflecting $3.4 million of net income, which was due to strong products sales offset in part by $3.1 million of expenses related to Objet's prospective initial public offering and merger with Stratasys. These amounts were further adjusted for non-cash line items, as described further below.

        Objet's cash and cash equivalents balance decreased by $2.4 million as of the end of 2011, from $45.4 million at December 31, 2010 to $43.0 million at December 31, 2011. This decrease of cash primarily reflected the $10.5 million of cash spent to increase Objet's inventories, the increase of $5.7 million in Objet's other accounts receivable, and the $9.0 million of cash that Objet used in investing activities, including the $14.5 million of cash used for an increase in short-term deposits and $4.2 million of cash used for the purchase of property, plant and equipment. These amounts of cash used were offset, in part, by the $6.5 million of cash, net, provided by Objet's operations, attributable to Objet's improved revenues from product sales, and its $14.7 million of net income, and by the $10.0 million of cash provided by proceeds from its sale of marketable securities. There was no cash used in or provided by financing activities in 2011. Objet's cash and cash equivalents balance increased by $21.1 million in 2010, from $24.3 million at December 31, 2009, to $45.4 million at December 31, 2010. The cash increase was primarily due to the $13.9 million of cash flows from operations, reflecting Objet's improved revenues from products sales and net income in 2010, along with $7.3 million of cash provided by investing activities, in particular $11.3 million of proceeds from sale of marketable securities, as partially offset by $2.8 million spent in purchase of property, plant and equipment, (for various items, including building improvements and management information system upgrades). There was no cash used in or provided by financing activities in 2010.

        In 2011 Objet used, and in the near- and mid-term future, it expects to continue to use, its cash primarily to implement its growth strategies, as well as for working capital. Objet believes that its primary sources of liquidity during the upcoming twelve-month period will be its cash flows from operations and its current cash balances. Objet does not maintain any bank debt or other debt financing and does not anticipate incurring any debt in the immediate future. Objet believes that its cash flows from operations and existing cash resources will be sufficient to fund its projected cash requirements through at least the end of the six months ending June 30, 2013. However, to the extent that even after consummation of the merger, Objet pursues further potential acquisitions or strategic alliances, it may require, or it may consider obtaining, debt or other financing to fund such transactions or to fund its ongoing operations. There is no assurance that such financing will be available on favorable terms or available at all. Other than the merger, Objet has no current undertakings, commitments or agreements to consummate any such acquisitions or strategic alliances.

Cash flows from operating activities

        The net cash provided by Objet's operating activities in the first quarters of 2012 and 2011 amounted to $7.3 million and $4.2 million, respectively, principally derived from $3.4 million and $3.2 million of net income, respectively and from the following adjustments in those respective quarters for the following non-cash line items: upwards adjustments of $0.7 million and $0.6 million for depreciation and amortization; upwards adjustments of $0.3 million and $0.1 million for increase in liability for employees upon retirement; downwards adjustments of $0.1 million and $25 thousand for gains on amounts funded in respect of employee rights upon retirement; downwards adjustments of $17 thousand and $22 thousand for deferred income taxes, net; and upwards adjustments of $3.0 million and $0.4 million for changes in operating assets and liabilities.

        The net cash provided by Objet's operating activities during 2011 amounted to approximately $6.5 million, principally derived from $14.7 million of net income and from the following adjustments for the following non-cash line items: an upwards adjustment of $2.6 million for depreciation and amortization; an upwards adjustment of $524 thousand for increase in liability for employee rights upon retirement; an upwards adjustment of $130 thousand for losses on amounts funded in respect of employee rights upon retirement; a downward adjustment of $25 thousand for deferred income taxes, and a net downward adjustment of $11.6 million for changes in operating assets and liabilities, which included downward adjustments of $10.5 million for an increase in Objet's inventories and $5.7 million for an increase in Objet's other (non-trade) accounts receivable, as partially offset by upwards adjustments of $4.9 million for an increase in other current liabilities and $2.8 million for an increase in deferred revenues.

        The total net cash provided by Objet's operating activities during 2010 and 2009 amounted to approximately $20.4 million, principally derived from $18.0 million of net income, plus upwards adjustments for non-cash expenses of $3.5 million for depreciation and amortization, $0.5 million for loss on sale of marketable debt securities, $1.5 million for increase in liability for employee rights upon retirement, $0.8 million for deferred income taxes, net, as adjusted downwards for $0.2 million for gains on amounts funded in respect of employee rights upon retirement, $0.4 million for net amortization of discount related to marketable securities, and a net amount of $3.7 million, in the aggregate, for changes in operating assets and liabilities.

        Objet's net accounts receivable balance increased by $1.1 million during the first quarter of 2012, as compared to a decrease of $1.4 million in its net accounts receivable balance during the corresponding quarter of 2011. Objet experienced increases in its balances of net accounts receivable of

$7.1 million in 2011, $2.5 million in 2010 and $3.4 million in 2009. Objet's payment terms are generally 60 days. Therefore, changes in accounts receivable generally reflect activity in the final 60 days of a given fiscal quarter and during the final quarter of a fiscal year. The net increase in accounts receivable during the first quarter of 2012 reflected an increase in trade receivables that accompanied the increase in Objet's sales during the quarter, including towards the end of the quarter. The net decrease in accounts receivable during the first quarter of 2011 reflected the timing of sales during that quarter, during which activity was more balanced across the quarter, which enabled the collection of amounts due to Objet prior to quarter-end. The net increases in accounts receivable balances in each of 2011, 2010 and 2009 reflected the increased activity in the fourth quarter of that year in comparison with the previous year. Objet performs ongoing credit evaluations of its customers and believes that adequate allowances have been established for any collectability issues in its accounts receivable balance.

        During the quarters ended March 31, 2012 and 2011, Objet's inventory balances decreased by $2.0 million and rose by $3.4 million, respectively, to closing inventory levels of $24.0 million and $19.0 million as of March 31, 2012 and 2011, respectively. The decrease in inventory levels during the first quarter of 2012 was primarily due to Objet's desire to level off its inventory levels to be commensurate with anticipated sales levels after an extensive period of continued growth in inventory, while the increase in inventory levels during the first quarter of 2011 was primarily due to Objet's continuing growth of its inventory to support increased sales of parts and printing systems. Objet's inventory balances were $26.0 million, $15.6 million and $11.2 million as of December 31, 2011, 2010 and 2009, respectively. The increases in inventory of $10.5 million and $4.2 million during 2011 and 2010, respectively, were primarily due to continued implementation of Objet's strategy to grow its inventory to support increased sales of parts and printing systems. During those two years, Objet accumulated inventory of its resin consumables outside of Israel and increased its inventory of parts and finished assemblies of its printing systems to facilitate rapid execution of potential sales that are in excess of forecasted levels.

        A decrease in Objet's accounts payable used $200 thousand of cash in the first quarter of 2012, while during the first quarter of 2011, an increase in accounts payable provided $1.0 million of cash. Decreases in Objet's accounts payable reflected the use of $80 thousand and $1.6 million of cash in 2011 and 2009, respectively, while a decrease in such accounts provided $3.0 million of cash in 2010. For each of such quarterly and annual periods, the increase or decrease, as appropriate, was related to the timing of payments for inventory purchases.

        A decrease in Objet's deferred revenues of $200 thousand required a downwards adjustment to net income in calculating the amount of cash provided by Objet's operating activities during the first quarter of 2012, as compared to a $250 thousand increase in deferred revenues, which necessitated an upwards adjustment in computing cash provided by operating activities, during the first quarter of 2011. An increase in deferred revenues accounted for $2.8 million of cash provided by Objet's operating activities in 2011, which followed upon an increase in deferred revenues that accounted for $1.7 million of cash provided by Objet's operating activities in 2010 and a decrease in such deferred revenues that used $2.8 million of cash in 2009. The increases in Objet's deferred revenues balance in the first quarter of 2011, and in all of 2011 and 2010, primarily reflected strong product sales in that quarter and those years, which caused a corresponding rise in revenue amounts not immediately recognizable upon such sales. The decrease in the deferred revenues balance in the first quarter of 2012 was due to a non-material decrease in the balance of sales that were at the stage where revenue recognition was required to be deferred, and, in 2009, the decrease was due to weaker product sales.

Cash flows provided by (used in) investing activities

        Objet's investing activities used $18.6 million and $1.0 million of cash during the first quarters of 2012 and 2011, respectively. Cash used in investing activities during the first quarter of 2012 primarily reflected an increase, by $17.5 million, in Objet's short-term deposits, and $1.0 million of cash used for purchase of property, plant and equipment. In the first quarter of 2011, the $1.0 million of cash used in investing activities primarily reflected $0.9 million of cash used for purchase of property, plant and equipment. Objet's investing activities used $9.0 million of cash in 2011, after having provided $7.3 million of cash in 2010 and used $5.8 million of cash in 2009. Cash used in investing activities during 2011 primarily reflected an increase of $14.5 million in Objet's short term deposits, as offset in part by $10.0 million of cash that was provided by the sale or maturity of marketable securities. In 2010, the sale of marketable debt securities provided $11.3 million of cash, while Objet did not invest in marketable debt securities at all. In 2009, the purchase of marketable debt securities, net of proceeds from sales of marketable securities, used cash of $4.9 million.

        At each of March 31, 2012 and December 31, 2011, Objet's investments consisted entirely of $1.0 million of marketable, available-for-sale securities, including dollar denominated corporate bonds rated between A and AA issued by major financial institutions with terms ranging from one to two years.

        Additional principal usages of Objet's cash in investing activities in 2011, 2010 and 2009 included $4.2 million, $2.8 million and $4.3 million, respectively, for purchase of property, plant and equipment. Over the three-year period ended December 31, 2011, principal usages of Objet's cash in investing activities included upgrades to its computers and electronic equipment systems and acquisition and development of property and plant. Specifically, in September 2009, Objet launched a new management information system. Furthermore, in 2009 Objet completed the building of its new materials production plant and warehouses facilities in Kiryat Gat, Israel; this project included investments in manufacturing and engineering development equipment and tooling and leasehold improvements in the facilities.

Cash flows used in financing activities

        In the first quarter of each of 2012 and 2011, as well as in each of the years ended December 31, 2011 and 2010, no cash was used in or provided by financing activities. In 2009, net cash used in financing amounted to $1.5 million, nearly all of which reflected a capital write-off for the repurchase (and subsequent cancellation) of 2,368,546 preferred shares from Objet's shareholders.

Contractual obligations

        Objet's total current assets amounted to $114.3 million and $110.5 million at March 31, 2012 and December 31, 2011, respectively, most of which consisted of cash and cash equivalents, short-term deposits (primarily as of March 31, 2012), inventories and accounts receivable. Total current liabilities as of those dates amounted to $34.5 million and $34.2 million, respectively, and Objet had no debt as of either such date. Objet estimates that it will spend between approximately $5.5 million and $6.5 million during 2012 for property and equipment. Objet also estimates that as of March 31, 2012, it had approximately $10.2 million of purchase commitments for inventory. In addition to purchase commitments for inventory, Objet had future commitments for leased facilities. Objet intends to finance its purchase commitments from existing cash or from cash flows from operations. Objet's future contractual cash obligations as of December 31, 2011 (which changed only in the ordinary course of business during the quarter ended March 31, 2012) are summarized in the following table:

(in thousands)	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Operating lease obligations	$7,720	$1,720	$3,187	$2,813	$—
Purchase obligations	10,721	10,721	—	—	—
Other long-term liabilities reflected on Objet's balance sheets:	4,436	519	1,038	1,038	1,841

Total	$22,877	$12,960	$4,225	$3,851	$1,841

        In addition to the above disclosed contractual obligations, Objet has made reserves for tax contingencies and legal contingencies, respectively, at December 31, 2011. Based on the uncertainties associated with these items, Objet is unable to make reasonably reliable estimates of the period of potential settlements, if any, with taxing authorities or with counter-parties to such litigations. Objet also has royalty obligations on sales of resin consumables. As of December 31, 2011, accrued and unpaid royalty obligations amounted to approximately $0.7 million. As Objet's royalty obligations depend on future sales, Objet cannot calculate them currently.

Inflation

        Objet believes that inflation has not had a material effect on its operations or on its financial condition during the three most recent fiscal years.

Off-balance sheet arrangements

        Since Objet's inception, except for standard operating leases, Objet has not engaged in any off-balance sheet arrangements, such as the use of unconsolidated subsidiaries, structured finance, special purpose entities or variable interest entities.

Critical accounting estimates

        Objet has prepared its consolidated financial statements and related disclosures in conformity with U.S. GAAP. This has required Objet to make estimates based on its judgments and assumptions that affect the amounts reported. Note 1 of the notes to Objet's consolidated financial statements contained elsewhere in this proxy statement/prospectus describes the significant accounting policies and principles that are used to prepare Objet's consolidated financial statements.

        Objet has identified several critical accounting estimates that required it to use assumptions about matters that were uncertain at the time of its estimates. Had it used different assumptions, the amounts it recorded could have been significantly different. Additionally, if Objet had used different assumptions or different conditions existed, its financial condition or results of operations could have been materially different. The critical accounting estimates that were affected by the estimates, assumptions, and judgments used in the preparation of Objet's consolidated financial statements are discussed below.

Revenue recognition

        Objet recognizes revenues primarily from the sale of its products, which include 3D printing systems and resin consumables, and, secondarily, from the provision of related support services. Objet recognizes revenues from product sales when (i) persuasive evidence of a final agreement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured. Revenues from sales of systems to end-users are recognized after installation is complete, when a certificate of installation is received by the end-user, since Objet views installation with end-users to be essential to the functionality of system and a critical part of performance of the delivery obligation. Revenues from sales to independent distributors are generally recognized upon shipment (according to the shipping terms agreed with each distributor). Objet's independent distributors are responsible for the installation of a system with an end-user. Objet generally does not provide for a right of return in its sales contracts. From time to time, upon release of a new system, or a beta system, to early adopters, Objet provides for a right of return on these beta systems for a limited period of time. Revenues for these systems are recognized only when such right of return has elapsed and the client has entered into a binding purchase arrangement.

        Objet's systems include embedded software. The software is considered incidental to the system as a whole and accordingly "software" accounting standards are not applicable because the software is not a significant focus of the marketing effort and is not sold separately. The software only works with the system and the system only works with software. Objet does not provide post-contract customer support specific to the software. Objet enables its end-users to freely download software updates. Objet's research and development efforts to develop the software are not significant in comparison with total system research and development and production costs.

        For each of the two years in the period ended December 31, 2010, pursuant to the previous accounting guidance concerning revenue arrangements with multiple deliverables, for a sales arrangement with multiple elements, such as 3D printing systems, software license, materials, installation and services, Objet allocated revenues to the different elements in the arrangement under the "residual method" based on Vendor Specific Objective Evidence of fair value for the undelivered element (the services, which is similar to service contracts sold separately). Under the residual method, at the outset of the arrangement, Objet defers revenues for the fair value of its undelivered element and recognizes revenues for the remainder of the arrangement fee attributable to the elements initially delivered, when the basic criteria have been met. Warranty revenues are deferred and recognized on a straight-line basis over the terms of the warranty agreement.

        Beginning January 1, 2011, Objet adopted Accounting Standard Update, or ASU, No. 2009-13, "Multiple-Deliverable Revenue Arrangements" (ASU 2009-13), for new and materially modified transactions originating after January 1, 2011. The new standard changes the requirements for establishing separate units of accounting in a multiple element arrangement and requires the allocation of arrangement consideration to each deliverable to be based on the relative selling price.

        For 2011 and future periods, pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple elements, such as 3D printing systems, including license, consumables, installation and services, Objet allocates revenue to each element based on a selling price hierarchy. The selling price for a deliverable is based on its vendor specific objective evidence, or VSOE, if available, third party evidence, or TPE, if VSOE is not available, or best estimate of the selling price, or ESP, if neither VSOE nor TPE is available.

        Objet establishes VSOE of selling price using the price charged for a deliverable when sold separately. The best estimate of selling price is established considering internal factors such as margin objectives and pricing. The adoption of these new standards did not have a material impact on Objet's revenues or financial statements.

        Objet recognizes service revenues from sales of maintenance contracts. Service revenues from maintenance contracts are recognized ratably over the term of the contract, typically one year.

        Shipping and handling costs billed to customers for system sales and sales of materials are included in product revenues in the consolidated statements of operations.

        Objet assesses collectability as part of the revenue recognition process. This assessment includes a number of factors such as an evaluation of the creditworthiness of the customer, past payment history, and current economic conditions. If it is determined that collectability cannot be reasonably assured, Objet will decline shipment, request a down payment, or defer recognition of revenues until ultimate collectability is reasonably assured.

        Objet's products are typically covered by a 12-month warranty from the date of sale. A small number of Objet's products are covered by a three-month warranty from the date of sale to a certain distributor. For these products, a liability is recorded for future warranty costs in the same period in which related revenues are recognized. The liability is based on anticipated parts and labor costs, utilizing historical experience. Objet periodically assesses the adequacy of the warranty reserves based on changes in those factors and records any necessary adjustments if actual experience indicates that adjustments are necessary. Future claims experience could be materially different from prior results because of the introduction of new, more complex products, a change in Objet's warranty policy in response to industry trends, competition or other external forces, or manufacturing changes that could impact product quality. In the event that Objet determines that its current or future product repair and replacement costs exceed estimates, an adjustment to these reserves would be charged to earnings in the period such a determination is made. Objet's accrued product warranty for each of the years ended December 31, 2011, 2010 and 2009 was immaterial.

Share-based compensation

        As part of Objet's compensation strategy, Objet from time-to-time grants options to its employees and consultants to purchase shares of its capital stock. As options to purchase ordinary shares that Objet previously granted are not exercisable prior to the closing of the merger, no share-based compensation was recognized with respect to those options as of December 31, 2011. All options to purchase preferred shares that Objet has granted became exercisable immediately upon grant, and all related share-based compensation expense was recognized, prior to the fiscal periods covered by Objet's financial statements appearing in this proxy statement/prospectus. Objet calculates the fair value of share-based option awards on the date of grant based on the fair value of the award and recognizes compensation costs upon probable attainment of specified performance conditions and over a service period. Objet uses the Black-Scholes option valuation model to estimate the grant date fair value. In estimating this fair value, there are certain assumptions that Objet uses, including the expected life of the options and the price volatility of the underlying shares. The expected option term is calculated in accordance with ASC 718, Compensation—Stock Compensation. The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant. Each of the factors used in making an estimate requires Objet to use judgment and make estimates in determining the percentages and time periods used for the calculation. If Objet were to use different percentages or time periods, the fair value of share-based option awards could be materially different.

Allowance for doubtful accounts

        While Objet evaluates the collectability of a sale as part of its revenue recognition process, it must also make judgments regarding the ultimate realization of its accounts receivable. A considerable amount of judgment is required in assessing the realization of these receivables, including the aging of the receivables and the creditworthiness of each customer. Objet may not be able to accurately and timely predict changes to a customer's financial condition. If a customer's financial condition should suddenly deteriorate, calling into question Objet's ability to collect the receivable, Objet's estimates of the realization of its receivables could be adversely affected. Objet might then have to record additional allowances for doubtful accounts, which could have an adverse effect on its results of operations in the period affected.

        Objet's allowance for doubtful accounts is adjusted periodically based on evaluation of specific customer accounts, for which Objet specifically reserves. In Objet's evaluation, it uses a variety of factors, such as past payment history, its understanding of the financial condition of the customer, and economic conditions. Objet also evaluates its overall concentration risk, which assesses the total amount owed by each customer, regardless of its current status. The allowance charged as an expense related to Objet's trade accounts receivables was $0.1 million, $0.1 million and $0.3 million for the years ended December 31, 2011, 2010 and 2009, respectively, and $0.2 million for the quarter ended March 31, 2012.

Inventories

        Objet's inventories are recorded at the lower of cost or market. Cost of raw materials and resin consumables is determined on a "moving average" basis. Cost of finished products and products in process is determined as follows: the raw materials component is determined mainly on a "moving average" basis, and the labor and overhead component is determined on the basis of actual manufacturing costs. Objet periodically assesses its inventory for obsolescence and potential excess by reducing the difference between its cost and the estimated market value of the inventory based on assumptions about future demand and historical sales patterns. Objet's inventories consist of materials and products that are subject to technological obsolescence and competitive market conditions. If market conditions or future demand are less favorable than Objet's current expectations, additional inventory write downs or reserves may be required, which could have an adverse effect on Objet's reported results in the period the adjustments are made. Additionally, engineering or field change orders (or ECO and FCO, respectively) introduced by Objet's engineering group could suddenly create extensive obsolete and/or excess inventory. Although Objet's engineering group considers the estimated effect that an ECO or FCO would have on Objet's inventories, a mandated ECO or FCO could have an immediate adverse affect on Objet's reported financial condition if it requires the use of different materials in either new production or in Objet's inventory used for providing services.

Income taxes

        Objet complies with ASC 740, Income Taxes, which requires an asset and liability approach to financial reporting of income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets if, based upon the weight of available evidence, it is "more likely than not" that a portion of such deferred assets will not be realized.

        Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences where appropriate.

        Objet has not provided for deferred tax liability with respect to the following items:

            (i)  Taxes that would apply in the event of disposal of investments in Objet's subsidiaries, as it is generally Objet's intention to hold these investments, not to dispose of them.

           (ii)  Amounts of tax-exempt income generated from Objet's current Approved Enterprises under the Investment Law, as Objet intends to permanently reinvest these and does not intend to distribute dividends from such income.

          (iii)  Dividends distributable from the income of foreign companies in Objet's group of companies, as Objet does not expect these companies to regularly distribute dividends in the foreseeable future. If these dividends were to be paid, Objet would have to pay additional taxes at a rate of up to 25% on the distribution, and the amount would be recorded as an income tax expense in the period during which the dividend is declared.

Tax contingencies

        In accordance with ASC 740, Income Taxes, Objet takes a two-step approach to recognizing and measuring uncertain tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. Objet reevaluates these tax positions periodically and makes adjustments as required.

Other contingencies

        Certain conditions may exist as of the date the financial statements are issued, which may result in a loss but which will only be resolved when one or more future events occur or fail to occur. Objet's management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against or unasserted claims that may result in such proceedings, Objet's management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

        If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be recorded as accrued expenses in financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

        Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Impairment of property, plant and equipment

        Objet adheres to ASC 360, Property, Plant, and Equipment, and annually assesses the recoverability of the carrying amounts assets at year-end. An impairment loss would be recognized if expected undiscounted future cash flows are less than the carrying amount of the asset. This loss would be determined by calculating the difference by which the carrying amount of the asset exceeds its fair value. Based on Objet's assessment as of December 31, 2011, no long-lived assets were determined to be impaired.

Property, plant and equipment

        Property, plant and equipment are presented in Objet's financial statements at cost as of the date of acquisition. Depreciation and amortization is calculated based on the straight-line method over the estimated useful lives of the depreciable assets, or in the case of leasehold improvements, the shorter of the lease term or the estimated useful life of the asset. Improvements are capitalized while repairs and maintenance are charged to Objet's operations as they are incurred.

        Annual rates of depreciation are as follows for the following categories of assets:

%
Computers and electronic equipment	20 - 33 (mainly 33%	)
Office furniture and equipment	6 - 15 (mainly 15%	)
Machinery and equipment	10 - 33 (mainly 33%	)
Buildings	4
Land	—

        Equipment produced by Objet and used for research and development purposes is depreciated on a straight-line basis over a period of three years.

Marketable securities

        At December 31, 2011 and March 31, 2012, Objet's investments consisted entirely of $1.0 million of marketable, available-for-sale securities, including dollar denominated corporate bonds rated between A and AA issued by major financial institutions with terms ranging from one to two years.

Debt securities that Objet considers selling prior to maturity are classified as "available-for-sale." These securities are reported at fair value, with unrealized gains and losses reported as a separate component of comprehensive income (loss) in changes of equity. Unrealized losses that are considered to be other-than-temporary are charged to income as an impairment charge. Realized gains and losses on sales of securities, as well as premium or discount amortization, are included in the consolidated statement of income as financial income or expenses. Objet does not hold these securities for trading purposes. These securities are classified as short-term investments.

Recently issued accounting principles not yet adopted

        The JOBS Act permits an "emerging growth company" such as Objet (and, following the merger, the combined company) to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. Objet is choosing to "opt out" of this leniency and, as a result, Objet and, following the merger, the combined company will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

        In June 2011, the Financial Accounting Standard Board, or FASB, issued ASU No. 2011-05, which amended the comprehensive income presentation guidance. The amendment requires entities to report components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements. The guidance is effective for interim and annual periods beginning after December 15, 2011. Objet is currently evaluating the potential impact of ASU No. 2011-05 on its financial statements.

        In May 2011, the FASB issued ASU No. 2011-04 for Fair Value Measurements and Disclosures (Topic 820). The amendment clarifies the existing guidance and adds new disclosure requirements. The guidance is effective for interim and annual periods beginning after December 15, 2011. Objet is currently evaluating the potential impact of ASU No. 2011-04 on its financial statements.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT THE MARKET RISK OF OBJET

        Market risk is the risk of loss related to changes in market prices, including interest rates and foreign exchange rates, of financial instruments that may adversely impact Objet's consolidated financial position, results of operations or cash flows.

Foreign currency exchange risk

        Due to Objet's international operations, currency exchange rates impact Objet's financial performance. In 2011 approximately 67% of Objet's sales were denominated in U.S. dollars and approximately 33% of Objet's sales were denominated in Euros. In terms of costs of revenues, a significant percentage of Objet's purchases of raw materials and product components (approximately 46% in 2011) are denominated in either NIS or in NIS prices that are linked to U.S. dollars. Similarly, a majority all of Objet's labor costs are also denominated in NIS, due to Objet's operations in Israel.

        While Objet has not hedged against these risks formally in the past, in 2010 Objet did convert U.S. dollars to NIS a few months in advance of anticipated large NIS expense payments (such as payroll expenses) to hedge against the potential devaluation of the U.S. dollar relative to the NIS prior to the dates for such payments. In 2011, Objet began to engage in transactions (such as entry into forward contracts) designed to limit its exposure to the weakening of the U.S. dollar against the NIS and the weakening of the Euro against the U.S. dollar. These transactions may relate in part to specific operating transactions and to that extent are included in the operations-related categories of Objet's consolidated statements of income (commencing in Objet's 2011 financial statements). Otherwise, they are accounted for in finance income (expense). In the third quarter of 2011, Objet experienced a financial loss due to its entry into currency hedging transactions. In order to reduce the impact of future currency fluctuations, Objet has adopted a new hedging accounting policy, under which it intends to hedge in connection with specific operating transactions, as described above under "Finance income (expenses), net." Assuming that such policy complies with the relevant accounting requirements, some or all of the gains or losses from hedging transactions will be apportioned over the periods in which the related operating expenses are recorded, thereby reducing the impact of such gains or losses upon a single fiscal quarter.

        The net effect of these risks stemming from currency exchange rate fluctuations on Objet's operating results can be quantified as follows:

            (i)  An increase of 10% in the value of the NIS relative to the dollar in the year ended December 31, 2011 would have resulted in a net decrease in the dollar reporting value of Objet's operating income of $4.4 million, due to the adverse impact to Objet's operating margins that Objet would experience as a result of such an increase. On the other hand, a 10% decrease in value of the NIS relative to the dollar in the year ended December 31, 2011 would have caused a net increase in the dollar reporting value of Objet's operating income of $4.4 million for 2011, due to the favorable effect on Objet's operating margins that would result from such devaluation of the NIS.

           (ii)  An increase of 10% in the value of the Euro relative to the U.S. dollar in 2011 would have resulted in an increase in the U.S. dollar reporting value of Objet's operating income of $2.5 million for that year, due to the increase in dollar value of products and services revenues earned in Euros, while a decrease of 10% in the value of the Euro relative to the U.S. dollar in 2011 would have resulted in a decrease in the U.S. dollar reporting value of Objet's operating income of $2.5 million for that year, reflecting the decreased dollar value of products and services revenues earned in Euros.

        Objet will continue to monitor exposure to currency fluctuations. Instruments that may be used to hedge future risks may include foreign currency forward and swap contracts. These instruments may be used to selectively manage risks, but there can be no assurance that Objet will be fully protected against material foreign currency fluctuations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income for the year ended December 31, 2011 and the three months ended March 31, 2012 combine the historical consolidated statements of operations and comprehensive income of Stratasys and Objet, giving effect to the merger as if it had been consummated on January 1, 2011, the beginning of the earliest period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of Stratasys and Objet, giving effect to the merger as if it had been consummated on March 31, 2012. Subject to shareholder and regulatory approvals, the merger is expected to close in the third quarter of 2012.

        Stratasys and Objet have entered into an Agreement and Plan of Merger dated as of April 13, 2012, which we refer to as the merger agreement, pursuant to which an indirect, wholly-owned subsidiary of Objet will merge with and into Stratasys. Upon completion of the merger, Objet will issue to Stratasys' stockholders one Objet ordinary share for each share of Stratasys common stock outstanding. Objet will be the parent of Stratasys and Objet will change its name to Stratasys Ltd. Immediately after the consummation of the merger, Stratasys stockholders, in the aggregate, will own approximately 55% of the combined company's ordinary shares on a fully diluted basis (using the treasury stock method). As Stratasys will be the "accounting acquirer", the pro forma combined financial information reflects Stratasys acquiring Objet even though Objet will issue its ordinary shares to holders of Stratasys common stock. Accordingly, the merger will be accounted for as a reverse acquisition and Stratasys will allocate the purchase price consideration to the tangible and intangible assets acquired and liabilities assumed from Objet, with the excess purchase price recorded as goodwill. In accordance with reverse acquisition accounting, the consolidated financial statements of Stratasys will be the predecessor and will reflect the merger with Objet beginning the day of the merger.

        The pro forma combined financial information has been prepared in accordance with SEC Regulation S-X Article 11. The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if the merger had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future results of operations or financial position of the combined company.

        As of the date of this proxy statement/prospectus, Stratasys has not completed the detailed valuation studies necessary to determine the fair values of the Objet assets and liabilities, nor has it identified all adjustments necessary to conform Objet's accounting policies to Stratasys' accounting policies. The purchase price consideration deemed to be given by Stratasys to complete the merger will be determined based on the trading price of Stratasys' common stock at the time the merger is consummated. A preliminary purchase price has been determined in these unaudited pro forma financial statements solely for the purpose of providing the Unaudited Pro Forma Condensed Combined Financial Statements presented below. Stratasys has allocated the purchase price based on the preliminary estimated fair value of Objet's assets acquired and liabilities assumed based on discussions with Objet's management, preliminary valuation studies, due diligence and information presented in public filings. Accordingly, the unaudited pro forma purchase price allocation and related adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional valuations and analyses are completed. Subsequent to the merger, Stratasys will undertake to complete final valuations of the assets acquired and liabilities assumed from Objet. Accordingly, there may be increases or decreases in the fair value of Objet's assets and liabilities reflected in the pro forma balance sheet that may also impact the statements of operations. There can be no assurance that such final fair values of the assets acquired and liabilities assumed from the acquisition of Objet will not result in material changes.

        These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (i) the unaudited interim consolidated financial statement of Stratasys contained in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2012, incorporated by reference in this proxy statement/prospectus, and the unaudited interim consolidated financial statement of Objet for the quarterly period ended March 31, 2012 included in this proxy statement/prospectus and (ii) the audited consolidated financial statements of Stratasys contained in its annual report on Form 10-K for the fiscal year ended December 31, 2011, incorporated by reference in this proxy statement/prospectus, and the audited consolidated financial statements of Objet for the fiscal year ended December 31, 2011 included in this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income

Year Ended December 31, 2011

(in thousands, except per share data)	Stratasys	Objet		Pro Forma Adjustments		Pro Forma Combined
Net sales
Products	$127,476	$105,759		$—		$233,235
Services	28,418	15,337		—		43,755

	155,894	121,096		—		276,990
Cost of sales
Products	61,545	34,008		27,467	(b)
				674	(c)
				1,901	(d)	125,595
Services	11,945	12,946		651	(c)	25,542

	73,490	46,954		30,693		151,137

Gross profit	82,404	74,142		(30,693)		125,853
Operating expenses
Research and development	14,360	14,569		1,854	(c)	30,783
Selling, general and administrative	39,038	42,062		7,821	(b)
				9,283	(c)
				(1,901)	(d)	96,303

	53,398	56,631		17,057		127,086

Operating income (loss)	29,006	17,511		(47,750)		(1,233)
Other income (expense)	2,346	(1,228)		—		1,118

Income (loss) before income taxes	31,352	16,283		(47,750)		(115)
Income taxes	10,726	1,589		(3,458)	(f)	8,857

Net income (loss)	$20,626	$14,694		$(44,292)		$(8,972)

Net income (loss) per common share*
Basic	$0.98	$0.95	(a)			$(0.25)
Diluted	$0.95	$0.95	(a)			$(0.25)
Weighted average common shares outstanding*
Basic	21,133	15,429	(a)	—	(g)	36,562
Diluted	21,653	15,429	(a)	—	(g)	36,562
Comprehensive Income
Net income (loss)	$20,626	$14,694		$(44,292)		$(8,972)
Other comprehensive income	46	191		—		237

Comprehensive income (loss)	$20,672	$14,885		$(44,292)		$(8,735)

*
Objet's net income per common share and weighted average common shares outstanding reflect the conversion of the preferred stock and a 1 for 8.700 reverse split; see note 4(a)

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income

Three Months Ended March 31, 2012

(in thousands, except per share data)	Stratasys	Objet		Pro Forma Adjustments		Pro Forma Combined
Net sales
Products	$37,546	$33,697		$—		$71,243
Services	7,418	4,378		—		11,796

	44,964	38,075		—		83,039
Cost of sales
Products	17,810	9,911		6,867	(b)
				143	(c)
				479	(d)	35,210
Services	4,199	4,004		150	(c)	8,353

	22,009	13,915		7,639		43,563

Gross profit	22,955	24,160		(7,639)		39,476
Operating expenses
Research and development	4,352	3,849		429	(c)	8,630
Selling, general and administrative	10,394	13,113		1,955	(b)
				1,648	(c)
				(479)	(d)	26,631
Merger and IPO related expenses	981	3,058		(1,671)	(e)	2,368

	15,727	20,020		1,882		37,629

Operating income (loss)	7,228	4,140		(9,521)		1,847
Other income (expense)	296	(101)		—		195

Income (loss) before income taxes	7,524	4,039		(9,521)		2,042
Income taxes	3,002	645		(803)	(f)	2,844

Net income (loss)	$4,522	$3,394		$(8,718)		$(802)

Net income (loss) per common share*
Basic	$0.21	$0.22	(a)			$(0.02)
Diluted	$0.21	$0.22	(a)			$(0.02)
Weighted average common shares outstanding*
Basic	21,266	15,429	(a)	—	(g)	36,695
Diluted	21,802	15,429	(a)	—	(g)	36,695
Comprehensive Income
Net income (loss)	$4,522	$3,394		$(8,718)		$(802)
Other comprehensive income (loss)	112	(213)		—		(101)

Comprehensive income (loss)	$4,634	$3,181		$(8,718)		$(903)

*
Objet's net income per common share and weighted average common shares outstanding reflect the conversion of the preferred stock and a 1 for 8.700 reverse split; see note 4(a)

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2012

(in thousands)	Stratasys	Objet		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$24,428	$31,703		$—		$56,131
Short-term investments	17,622	32,804		—		50,426
Accounts receivable, net	28,149	23,684		—		51,833
Inventories	21,620	23,976		12,400	(h)	57,996
Prepaid expenses and other current assets	6,464	2,042		—		8,506
Deferred income taxes	2,972	94		—		3,066

Total current assets	101,255	114,303		12,400		227,958

Property and equipment, net	41,495	11,952		—		53,447

Other assets
Goodwill	25,418	—		374,441	(i)	399,859
Other intangible assets, net	25,021	—		330,500	(j)	355,521
Long-term investments	29,904	—		—		29,904
Other non-current assets	5,646	2,532		—		8,178

Total other assets	85,989	2,532		704,941		793,462

Total assets	$228,739	$128,787		$717,341		$1,074,867

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND EQUITY
Current liabilities
Accounts payable and other current liabilities	$19,405	$26,270		$14,902	(k)	$60,577
Deferred tax liabilities	—	—		3,460	(l)
				(1,908)	(n)	1,552
Unearned revenues	10,486	8,187		(1,200)	(m)	17,473

Total current liabilities	29,891	34,457		15,254		79,602

Non-current liabilities
Deferred tax liabilities—long-term	6,760	—		31,793	(l)	38,553
Unearned revenues—long-term	2,656	—		—		2,656
Other non-current liabilities	—	4,669		—		4,669

Total liabilities	39,307	39,126		47,047		125,480

Commitments and contingencies
Convertible preferred stock*	—	—	(a)	—		—
Stockholders' equity*
Common stock	270	40	(a)	(215)	(n)	95
Additional paid-in capital	119,619	38,943	(a)	734,181	(n)
				(39,004)	(n)
				5,157	(n)	858,896
Retained earnings	108,534	50,465	(a)	(50,465)	(n)
				(3,249)	(n)
				(14,902)	(n)	90,383
Accumulated other comprehensive income	13	213	(a)	(213)	(n)	13
Treasury stock at cost	(39,004)	—		39,004	(n)	—

Total stockholders' equity	189,432	89,661		670,294		949,387

Total liabilities, convertible preferred stock and equity	$228,739	$128,787		$717,341		$1,074,867

*
Objet's shareholders' equity reflects the conversion of the preferred stock and a 1 for 8.700 reverse split; see note 4(a)

The accompanying notes are an integral part of these Unaudited Pro Forma
Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transaction

        Stratasys and Objet have entered into an Agreement and Plan of Merger dated as of April 13, 2012, which we refer to as the merger agreement, pursuant to which an indirect, wholly-owned subsidiary of Objet will merge with and into Stratasys. Upon completion of the merger, Objet will issue to Stratasys stockholders one Objet ordinary share for each share of Stratasys common stock outstanding. Objet will be the parent of Stratasys and Objet will change its name to Stratasys Ltd. Immediately prior to the closing of the merger, the Objet shareholders will approve a conversion of all outstanding Objet preferred shares into ordinary shares and a reverse split of Objet's ordinary shares such that after the merger holders of Stratasys common stock will hold 55% of the combined company's ordinary shares and holders of Objet ordinary shares will hold 45% of the combined company's ordinary shares, on a fully diluted basis. The calculation of the ordinary shares to be held by the Stratasys stockholders and the Objet shareholders will give effect to the exercise of all outstanding in-the-money options of each entity as determined on the treasury stock basis of accounting. At the date of the merger agreement, the reverse stock split ratio used to determine the number of ordinary shares to be held by Objet shareholders after the merger was 1 for 8.736. The merger agreement provides that the reverse stock split ratio will be automatically increased or decreased to the extent necessary such that, upon the issuance or Objet ordinary shares pursuant to the merger, the stockholders of Stratasys and the shareholders of Objet will hold 55% and 45%, respectively, of the combined company's ordinary shares on a fully diluted basis (using the treasury stock method). In these Unaudited Pro Forma Condensed Combined Financial Statements, the reverse stock split ratio has been adjusted to 1:8.700 based on the merger agreement and using the market price of Stratasys common stock, which is used to calculate the purchase price consideration, as of June 4, 2012.

        At the effective time of the merger, each outstanding option or warrant to purchase one share of Stratasys common stock will be converted into an option or warrant (as applicable) that will enable its holder to acquire one Objet ordinary share at an exercise price per Objet ordinary share equal to the original exercise price per Stratasys share, and in accordance with the remaining terms of the Stratasys option or warrant. All outstanding Stratasys options granted prior to the date of the merger agreement will be fully exercisable automatically as a result of the consummation of the merger under the terms of the options awards.

Note 2. Basis of Pro Forma Presentation

        The Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income for the year ended December 31, 2011 and the three months ended March 31, 2012 give effect to the merger as if it had been completed on January 1, 2011. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2012 gives effect to the merger as if it had been completed on March 31, 2012.

        The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from the historical consolidated financial statements of Stratasys and Objet that are either included in or incorporated by reference into this proxy statement/prospectus. Based on Stratasys' preliminary review of Objet's and Stratasys' summary of significant accounting policies and preliminary discussions with management teams of Stratasys and Objet, the nature and amount of any adjustments to the historical financial statements of Objet to conform its accounting policies to those of Stratasys are not expected to be material. As described in Note 4(d), Objet shipping and handling costs related to sales have been reclassified from selling, general and administrative expense to cost of sales to be consistent with Stratasys' classification. Upon completion of the merger, further review of Objet's accounting policies may result in additional revisions to Objet's policies and classifications to conform to those of Stratasys.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 2. Basis of Pro Forma Presentation (Continued)

        Assumptions and estimates underlying the unaudited pro forma adjustments are described in these notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements. Since the Unaudited Pro Forma Condensed Combined Financial Statements have been prepared based upon preliminary estimates, the final amounts recorded as of the time the merger is completed may differ materially from the information presented.

        The merger is reflected in the Unaudited Pro Forma Condensed Combined Financial Statements as an acquisition of Objet by Stratasys in accordance with Accounting Standards Codification Topic 805, "Business Combinations," using the acquisition method of accounting with Stratasys as the accounting acquirer. Since Objet is the "legal acquirer", the merger will be accounted for as a reverse acquisition. Under these accounting standards, Stratasys' total estimated purchase price is calculated as described in Note 3, and the assets acquired and the liabilities assumed of Objet are measured and recorded at their estimated fair values. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Stratasys estimated the fair values as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined subsequent to the merger and the final amounts of the assets acquired and liabilities assumed in the acquisition of Objet may differ materially from the values recorded in the pro forma financial statements.

        Estimated transaction costs have been excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income as they reflect charges directly related to the merger which do not have an ongoing impact. However, the anticipated transaction costs are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as an increase to accounts payable and other current liabilities and a decrease to retained earnings. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not include one-time costs directly attributable to the transaction, employee retention costs or professional fees incurred or to be incurred by Stratasys or Objet pursuant to provisions contained in the merger agreement, as those costs are not considered part of the purchase price.

        Stratasys and Objet expect to incur significant costs associated with integrating the operations of Stratasys and Objet after the merger is completed. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 3. Estimate of Consideration Expected to be Transferred

        The following is a preliminary estimate of the merger consideration to be transferred to effect the merger:

(in thousands, except share data)	Total
Deemed (for accounting purposes only) issuance of Stratasys common stock to Objet shareholders	$676,716
Deemed (for accounting purposes only) conversion of Objet equity awards	96,233

Total consideration	$772,949

        Based on Stratasys' closing share price of $43.86 as of June 4, 2012, the merger consideration under reverse acquisition accounting would be approximately $772.9 million, consisting of $676.7 million for the deemed (for accounting purposes only) issuance of 15.4 million shares of Stratasys common stock, and $96.2 million for the fair value of Objet equity awards deemed (for accounting purposes only) to be converted into Stratasys stock awards. The converted stock options represent the fair value of such options attributable to service prior to the merger date using the current Stratasys stock price as an input to the Black Scholes valuation model to determine the fair value of the options.

        The estimated value of the merger consideration reflected in these Unaudited Pro Forma Condensed Combined Financial Statements does not purport to represent the actual value of the merger consideration that will be deemed to be received by Objet's stockholders when the merger is consummated. The fair value of equity securities issued as part of the merger consideration will be measured on the closing date of the merger at the then-current market price of Stratasys common stock. This requirement will likely result in a per share equity component different from the $43.86 assumed in these Unaudited Pro Forma Condensed Combined Financial Statements and that difference may be material. For example, an increase or decrease by 10% in the Stratasys common stock price on the closing date of the merger from the common stock price assumed in these Unaudited Pro Forma Condensed Combined Financial Statements would increase or decrease the value of the merger consideration by approximately $77.3 million, which would be reflected in these Unaudited Pro Forma Condensed Combined Financial Statements as an increase or decrease to goodwill, offset with a decrease or increase to stockholders' equity.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 3. Estimate of Consideration Expected to be Transferred (Continued)

        The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes unaudited pro forma adjustments to reflect the fair values of Objet's assets and liabilities. The allocation of the preliminary purchase price is as follows:

(in thousands)
Current assets	$126,703
Property and equipment	11,952
Goodwill	374,441
Other intangible assets	330,500
Other assets	2,532

Total assets	846,128
Current liabilities	(36,717)
Deferred tax liabilities—long term	(31,793)
Other non-current liabilities	(4,669)

Total liabilities	(73,179)

Estimated purchase price	$772,949

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

        The unaudited adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Adjustments to Historical Amounts in Unaudited Pro Forma Condensed Combined Financial Statements

        (a)    Objet earnings per share and equity.    The tables below reconcile the Objet column in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2012, and Statements of Operations and Comprehensive Income for the year ended December 31, 2011 and the three months ended March 31, 2012 to the historical financial statements of Objet for the same periods included elsewhere in this proxy statement/prospectus.

        Prior to the closing of the merger, Objet's shareholders will approve (i) a conversion of all outstanding Objet preferred shares into ordinary shares on a one-to-one basis and (ii) a 1-for-8.700 (subject to adjustment as described in Note 1) reverse stock split of Objet's ordinary shares, each to be effective immediately prior to the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Objet earnings per share

        The table below sets forth the computation of Objet's basic and diluted net income per share attributable to its ordinary shares, as adjusted for the events mentioned above:

(in thousands, except per share data)	Year ended December 31, 2011		Three months ended March 31, 2012
Numerator:
Net income used in computing basic net income per share	*$	213	**$	82
Participation of convertible preferred shares		14,481		3,312

Numerator for basic and diluted pro forma net income per ordinary share, as adjusted		14,694		3,394

Denominator:
Weighted average shares used in computing basic net income per share		*3,237		**3,237
Adjustments to reflect the effect of convertible preferred shares		130,993		130,993
Adjustments to reflect reverse stock split 1-for-8.700		(118,801)		(118,801)

Denominator for basic and diluted calculation, weighted average shares, as adjusted		15,429		15,429

Net income per share:
Basic and diluted net income per share, as adjusted		$ 0.95		$ 0.22

*
According to the consolidated financial statements of Objet for the year ended December 31, 2011.

**
According to the unaudited interim consolidated financial statements of Objet for the three months ended March 31, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Objet equity

        The table below sets forth the computation of Objet's total equity, as adjusted for the events mentioned above:

(in thousands, except per share data)	As of March 31, 2012*	Adjustments	As of March 31, 2012, as adjusted
CONVERTIBLE PREFERRED SHARES:
Preferred shares of NIS 0.01 par value:
Authorized 400,000 shares at March 31, 2012; issued and outstanding 130,993 and 0, as adjusted, at March 31, 2012, respectively	$38,231	$(38,231)	$—
EQUITY
Ordinary shares of NIS 0.01 par value:
Authorized 100,000 shares at March 31, 2012; issued and outstanding 3,237 and 15,429, as adjusted, at March 31, 2012, respectively	8	32	40
Additional paid-in capital	744	38,199	38,943
Retained earnings	50,465	—	50,465
Accumulated other comprehensive income	213	—	213

Total equity	$51,430	$38,231	$89,661

*
According to the unaudited interim consolidated financial statements of Objet for the three months ended March 31, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income

        (b)    Amortization.    The adjustment to amortization expense recorded in cost of sales, or COS, and selling, general and administrative, or SG&A, expenses is a result of the fair market value adjustments to assets acquired. The estimated fair value of amortizable intangible assets of $330.5 million is expected to be amortized on a straight-line basis over estimated useful lives that will generally range from 6 to 11 years, subject to the completion of the purchase price allocation. The weighted-average useful life of amortizable intangibles is approximately 9.3 years. The amortization expense adjustment is based on the adjusted useful lives of the acquired Objet assets. The purchase price allocation to identifiable intangible assets and the impact on amortization is as follows:

	March 31, 2012				Pro Forma	Pro Forma Adjustments to Amortization Expense
(in thousands)	Stratasys	Objet	Pro Forma Adjustments	Pro Forma Combined	Useful Lives (years)	Year Ended December 31, 2011	Three Months Ended March 31, 2012
Patents	10,448	—	—	10,448	N/A	N/A	N/A
Developed technology	2,750	—	247,200	249,950	9	27,467	6,867
Trade name	1,240	—	10,000	11,240	6	1,666	416
Customer relationships	5,100	—	67,700	72,800	11	6,155	1,539
In process research & development		—	5,600	5,600	N/A	N/A	N/A
Other	5,483	—	—	5,483	N/A	N/A	N/A

Total	25,021	—	330,500	355,521		35,288	8,822

        The amortization of developed technology is included in COS expenses. The amortization of trade name and customer relationships is included in SG&A expenses. The provisional measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization. For example, a 10% change in the purchase price allocation to developed technology, trade name or customer relationships would result in a $2.7 million, $0.2 million or $0.6 million, respectively, change in annual amortization.

        Fair market value adjustments and changes to estimated useful lives for Objet's property, plant and equipment are not expected to be significant and accordingly, no adjustments have been made to Objet's recorded amount of property, plant and equipment or depreciation.

        (c)    Stock-based compensation expense.    Objet stock options vest over a four-year period and are only exercisable upon the consummation of a liquidity event (as defined in the option plan). Objet treated the stock options as performance-based awards and, given that the consummation of a liquidity event was outside of the control of Objet, concluded that such performance condition was not probable. As a result, no stock-based compensation expense had been recognized on outstanding Objet stock options. Under reverse acquisition accounting, Objet stock options are deemed (for accounting purposes only) to be replaced by Stratasys options. The fair value of these replacement options is determined by using the current Stratasys stock price as an input to the Black Scholes valuation model. The total estimated fair value of these options of $124.7 million is allocated $96.2 million to services rendered prior to the merger date based upon vesting and included as part of the purchase price and

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

$28.4 million to services to be rendered after the merger date, and will be included in future stock-based compensation expense. Of the $28.4 million, it is estimated that $12.5 million will be expensed in the first year after the merger and $2.4 million will be expensed in the first quarter of the second year. Accordingly, pro forma adjustments for stock-based compensation expense have been included as follows:

(in thousands)	Year ended December 31, 2011	Three months ended March 31, 2012
Cost of sales—Products	$674	$143
Cost of sales—Services	651	150
Research and development	1,854	429
Selling, general and administrative	9,283	1,648

	$12,462	$2,370

        Under the terms of the option awards, all outstanding Stratasys stock options, with the exception of the May 18, 2012 grant of options to purchase 339,750 shares of Stratasys common stock, will be fully exercisable automatically upon the consummation of the merger. Stratasys will recognize a one-time expense on the date of the completion of the merger. Had the merger closed on March 31, 2012, the stock-based compensation expense would have been approximately $5.2 million. Such amount is not reflected in the accompanying Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income as it is considered a nonrecurring charge that will be included in the statement of operations within twelve months following the transaction. The impact of the one-time expense is included in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet.

        (d)    Reclassification of shipping and handling costs.    Objet shipping and handling costs related to sales of $1.9 million for the year ended December 31, 2011 and $0.5 million for the three months ended March 31, 2012 have been reclassified from SG&A expenses to COS expenses in the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income to be consistent with Stratasys' classification.

        (e)    Elimination of transaction costs.    Total Stratasys transaction costs related to the merger have been estimated to be $4.5 million, of which $1.0 million have been recorded as an expense in SG&A within the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income for the three months ended March 31, 2012. Total Objet costs related to the merger have been estimated to be $12.1 million, of which $0.7 million have been recorded as an expense in SG&A within the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income for the three months ended March 31, 2012. The portion of the costs that were expensed, totaling $1.7 million for both companies, have been removed from SG&A expenses with a pro forma adjustment for the three months ended March 31, 2012 as these costs relate directly to the transaction and do not have an ongoing impact. No costs related to this transaction were expensed within the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income for the year ended December 31, 2011 for either Stratasys or Objet. The impact of the estimated transaction costs of $14.9 million (estimated total of $16.6 million less the amounts previously expensed of $1.7 million) is included in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

        Initial public offering, or IPO, expense of $2.4 million represents costs incurred in connection with Objet's previously contemplated IPO. This nonrecurring expense has not been eliminated from the accompanying Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income because it was not directly related to the merger.

        (f)    Income tax expense.    Objet's 2011 and first quarter 2012 tax rates of 9.8% and 9.1%, respectively, have been applied to the unaudited pro forma adjustments related to expenses (with the exception of non-tax deductible stock-based compensation expense and transaction costs) for the year ended December 31, 2011 and the three months ended March 31, 2012.

        (g)    Shares outstanding.    The unaudited pro forma weighted average number of basic shares outstanding is calculated for each period presented by adding Objet's weighted average number of basic shares outstanding (after taking into effect the 1:8.700 reverse stock split) for that period and the number of Objet shares that would have been issued to Stratasys stockholders as a result of the merger. The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding Objet's weighted average number of diluted shares outstanding for that period and the number of Objet shares that would have been issued pursuant to the merger as well as 0.9 million shares related to the assumption by Objet of Stratasys stock options and warrants. Due to the pro forma combined net loss for the year ended December 31, 2011 and the three months ended March 31, 2012, diluted common shares of 2.9 million and 3.2 million, respectively, were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

        (h)    Inventories.    Represents the unaudited pro forma adjustment to reflect the increase in the preliminary fair value of Objet's inventories balance at March 31, 2012 at current market prices of approximately $36.4 million, a step-up of $12.4 million from the carrying value. After the merger closing date, the step-up will increase cost of sales over approximately six months as the inventory is sold. The amortization is not included in the accompanying pro forma condensed consolidated statements of operations and comprehensive income as it is considered a nonrecurring charge that will be included in the statement of operations within twelve months following the transaction. The provisional measurements of fair value reflected are subject to the change. Such changes could be significant to the fair value and to the related amortization.

        (i)    Goodwill.    Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Objet's identifiable assets acquired and liabilities assumed and is not amortized. The estimated purchase price of the transaction, based on the closing price of Stratasys' common stock on June 4, 2012, and the excess purchase price over the fair value of the identifiable net assets acquired are calculated as follows (in thousands):

Preliminary purchase price	$772,949
Less: fair value of net assets acquired	(398,508)

Pro forma goodwill adjustment	$374,441

        (j)    Other intangible assets.    Represents the unaudited pro forma adjustment to reflect the preliminary estimated fair value of Objet's intangibles of approximately $330.5 million. The intangibles consist of developed technology of $247.2 million, trade name of $10.0 million, customer relationships of $67.7 million and in process research and development of $5.6 million. The provisional

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization. See Note 4(b) for further information on intangible assets.

        (k)    Accounts payable and other current liabilities.    The adjustment amount represents an increase to accounts payable and other current liabilities of $14.9 million due to estimated transaction fees in addition to the $1.5 million of transaction fees accrued at March 31, 2012 ($0.2 million had been paid as of March 31, 2012).

        (l)    Deferred income taxes.    Deferred taxes arising from the estimated fair value adjustments for acquired inventory, intangibles other than goodwill, and deferred revenue are based on Objet's expected tax rates in the years the deferred taxes are expected to reverse. The expected tax rates range from 7.1% to 11.1%. Objet will perform a more detailed analysis of expected future tax rates. Such tax rates and the related deferred income taxes and goodwill amounts may differ significantly from the amounts presented in the pro forma financial statements.

        (m)    Deferred revenue.    Represents the unaudited pro forma adjustment to reflect the decrease in the preliminary fair value of Objet's deferred revenue balance at March 31, 2012, based on the cost of fulfillment plus a normal profit margin, to approximately $7.0 million, a reduction of $1.2 million from the carrying value. After the merger closing date, the adjustment will be amortized as a reduction in revenue over approximately twelve months as the products are delivered and services performed. The impact is not included in the accompanying pro forma condensed consolidated statements of operations and comprehensive income as it is considered a nonrecurring charge that will be included in the statement of operations within twelve months following the transaction. The provisional measurements of fair value reflected are subject to change. Such changes could be significant to the fair value and to the related amortization.

        (n)    Stockholders' equity.    Under reverse acquisition accounting, the amount of common stock reflects the equity structure of the legal acquirer (the par value and the number of shares issued by Objet). The Unaudited Pro Forma Condensed Combined Balance Sheet reflects conversion of all outstanding Objet preferred shares into Objet ordinary shares, the elimination of Stratasys' historical common stock and the recognition of approximately 36.7 million shares of Objet common stock that will be issued and outstanding upon completion of the merger ($95 thousand of common stock at NIS 0.01 par value, which equates to approximately U.S. $0.003 per share). Amounts in additional paid-in capital represent that of Stratasys adjusted to reflect the additional fair value of Objet related to Stratasys shares deemed (for accounting purposes) issued, less the par value of the shares of Objet outstanding after the combination and includes $96.2 million to reflect the portion of the purchase price related to the total estimated fair value of Objet stock options outstanding as of March 31, 2012, excluding the value associated with employee services yet to be rendered.

        Stratasys treasury stock of $39.0 million as of March 31, 2012 has been eliminated with an offset to additional paid-in capital.

        Stratasys will recognize a one-time stock-based compensation expense of $5.2 million in connection with certain stock options automatically becoming fully exercisable upon completion of the merger. Retained earnings have been reduced by $3.3 million, with an increase of deferred tax assets of $1.9 million and additional paid-in capital of $5.2 million. The $5.2 million of stock-based compensation expense has been excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income because it does not have an ongoing impact.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

        Retained earnings represents those of Stratasys as the accounting acquirer and were reduced by $14.9 million for estimated transaction costs, which is net of previously expensed transaction fees of $1.7 million. These estimated transaction costs have been excluded from the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income as they reflect charges directly related to the merger that do not have an ongoing impact.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table presents, for the periods indicated, certain historical per share data of Stratasys and Objet, unaudited pro forma combined per share information giving effect to the merger of Stratasys and Objet as if the merger had been effective for the periods presented, and pro forma Stratasys equivalent per share data, which is calculated by multiplying the pro forma combined amounts by the exchange ratio of 1.0. As described in note (1) below, all per share information with respect to Objet ordinary shares presented below gives effect to conversion of Objet preferred shares into Objet ordinary shares on a one-to-one basis and to the 1-for-8.700 reverse stock split (the ratio calculated based on the June 4, 2012 Stratasys share price of $43.86 and which is subject to adjustment in accordance with the merger agreement) that will be effected by Objet immediately prior to the effective time of the merger.

        The data has been derived from and should be read in conjunction with the selected historical consolidated financial information and the unaudited pro forma condensed combined financial information and the accompanying notes contained elsewhere in this proxy statement/prospectus, the separate historical consolidated financial statements and the accompanying notes of Objet appearing elsewhere in this proxy statement/prospectus and the separate historical consolidated financial statements and the accompanying notes of Stratasys incorporated by reference into this proxy statement/prospectus. For additional information, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on page 241 of this proxy statement/prospectus.

        The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the combined consolidated results of operations or financial condition that would have been reported had the merger been completed as of the date presented and should not be taken as representative of future results of operations or financial condition of the combined company following the merger.

	Stratasys Historical	Objet Historical(1)	Pro Forma Combined	Pro Forma Stratasys Equivalent
Per share information for the three months ended March 31, 2012:
Basic net income (loss)	$0.21	$0.22	$(0.02)	$(0.02)
Diluted net income (loss)	0.21	0.22	(0.02)	(0.02)
Book value	8.90	5.81	25.87	25.87
Cash dividends	—	—	—	—

	Stratasys Historical	Objet Historical(1)	Pro Forma Combined	Pro Forma Stratasys Equivalent
Per share information for the year ended December 31, 2011:
Basic net income (loss)	$0.98	$0.95	$(0.25)	$(0.25)
Diluted net income (loss)	0.95	0.95	(0.25)	(0.25)
Book value	8.63	5.57	25.72	25.72
Cash dividends	—	—	—	—

(1)
Prior to the closing of the merger, Objet's shareholders will approve (i) the conversion of all outstanding Objet preferred shares into ordinary shares on a one-to-one basis and (ii) a 1-for-8.700 (subject to adjustment) reverse stock split of Objet's ordinary shares, each to be effective immediately prior to the merger. The Objet historical amounts have been adjusted for the effects of these events. Please see the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 195 of this proxy statement/prospectus for a reconciliation of the Objet historical amounts to the adjusted amounts shown above.

 MANAGEMENT FOLLOWING THE MERGER

        The following table provides information about those persons who are expected to serve as directors and executive officers of the combined company following completion of the merger. The address for each of Messrs. Jaglom, Reis, Levin, Desheh and Simha, and for Ms. Shorr, is c/o Objet Ltd., 2 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 76124, Israel, while the address for each of Messrs. Crump, Fierko, McEleney, Schwieter and Leventhal is c/o Stratasys, Inc., 7665 Commerce Way, Eden Prairie, Minnesota 55344.

Name	Age	Position(s) to be Held in Combined Company Following Merger
S. Scott Crump	59	Chairman of the Board
Elchanan Jaglom	70	Chairman of the Executive Committee
David Reis	50	Chief Executive Officer
Edward J. Fierko	71	Director
Ilan Levin	46	Director
John J. McEleney	49	Director
Clifford H. Schwieter	64	Director
Adina Shorr	51	Director
Eyal Desheh	59	External Director*
Victor Leventhal	68	External Director*
Erez Simha	49	Chief Financial Officer

*
Election of each External Director is subject to the ratification of Objet's shareholders following the merger.

        S. Scott Crump, who is expected to serve as Chairman of the Board of the combined company following the merger, has served as Stratasys' Chief Executive Officer, President, Treasurer and a director since Stratasys' inception in 1988 and as Chief Financial Officer of Stratasys from February 1990 to May 1997. Mr. Crump is, with Lisa H. Crump, his wife, a co-founder of Stratasys, and he is the inventor of Stratasys' FDM® technology. During the period from 1982 to 1988, Mr. Crump was a co-founder and Vice President of Sales of IDEA, Inc., which later changed its name to SI Technologies, Inc., a leading manufacturer of force, load and pressure transducers. Mr. Crump continued to be a director and shareholder of that company until its sale to Vishay Intertechnologies, Inc. (NYSE: VSH) in April 2005. Mr. Crump, a registered professional engineer, is the son of Ralph E. Crump, a director of Stratasys. Scott Crump is one of the founders of Stratasys and as the inventor of its FDM technology, he is intimately familiar with Stratasys' products and its business. He holds a B.S. in mechanical engineering from Washington State University.

        Elchanan Jaglom has served as Chairman of Objet's board of directors since 2001 and is expected to serve as Chairman of the Executive Committee of the combined company following the merger. Mr. Jaglom is also the Chairman of Diamond Capital Management Ltd., the investment manager of the Diamond Group of investment funds. In parallel to his involvement with these entities, Mr. Jaglom has been involved in private equity and venture capital investment since the early 1980s, focusing primarily on early-stage technology companies. He is currently a member of the Board of Trustees of the Tel Aviv Museum of Art and the Ben Gurion University of the Negev. He holds a bachelor's degree in economics and statistics from the Hebrew University in Jerusalem and an M.B.A from New York University.

        David Reis was appointed Chief Executive Officer of Objet in March 2009 after serving as a director since 2003, and is expected to remain in those capacities for the combined company following the merger. Previously, he served as Chief Executive Officer and President of NUR Macroprinters Ltd., or NUR, a wide format printer manufacturer that was acquired by HP, from February 2006 to March 2008. Prior to joining NUR, Mr. Reis served as the Chief Executive Officer and President of ImageID, an automatic identification and data capture solution provider, and of Scitex Vision, a developer and manufacturer of wide-format printers. Mr. Reis holds a B.A. in Economics and Management from the Technion/Israel Institute of Technology and an M.B.A. from the University of Denver.

        Edward J. Fierko has been a director of Stratasys since February 2002 and is expected to serve as a director of the combined company following the merger. Since May 2003, Mr. Fierko has been President of EJF Associates, a consulting firm. From March 2003 to May 2003, Mr. Fierko was Vice President of GE Osmonics, Inc., a manufacturer of reverse osmosis water filtration devices. From November 1999 through February 2003, he served as President and Chief Operating Officer of Osmonics, and from November 1998 to September 1999 he served as Executive Vice President of Osmonics. From September 1987 to August 1998, Mr. Fierko was President and CEO of Ecowater International, a holding company with operating companies in the water, waste and special process treatment industry. Prior to that, Mr. Fierko held several management positions over a 23-year career at General Electric Company. He holds a B.S. in Accounting from La Salle University.

        Ilan Levin, who is expected to serve as a director of the combined company following the merger, was appointed President and Vice Chairman of the Objet board in February 2011 after serving as a director of Objet since 2000. He has been involved in venture capital and private equity investment activity since 1997, acting as a member of the board of directors and as an advisor for a wide variety of technology-related companies, as well as a director for Vision Sigma Ltd. and IPC Oil and Gas Holdings, Ltd. From 2003 through 2009 he served as Chief Executive Officer of CellGuide Ltd. He holds a B.A.Sc. from the University of Toronto and an LL.B. from Tel Aviv University.

        John J. McEleney, who is expected to serve as a director of the combined company following the merger, has been a director of Stratasys since 2007. He is the Chief Executive Officer of Cloud Switch, which was recently acquired by Verizon. He served as a director of SolidWorks Corporation, a wholly owned subsidiary of Dassault Systemes S.A. (Nasdaq: DASTY), from June 2000 to May 2008, and also served as its Chief Executive Officer from 2001 until June 2007. Mr. McEleney joined SolidWorks in 1996, serving in several capacities, including Chief Operating Officer and Vice President, Americas Sales. Prior to joining SolidWorks, Mr. McEleney held several key management positions at CAD software pioneer Computervision and at defense contractor Raytheon. Mr. McEleney also serves as a director of Newforma, a privately held software company. He holds a B.S. in Mechanical Engineering from the University of Rochester, an M.S. in Manufacturing Engineering from Boston University and an M.B.A. from Northeastern University.

        Clifford H. Schwieter has been a director of Stratasys since 1994 and is expected to serve as a director of the combined company following the merger. Since 2009, Mr. Schwieter has been the President and a Managing Director of C.H. Schwieter and Associates, LLC, a management and financial consulting firm; he also served in that capacity from 1994 to 2002. From 2002 to 2009, Mr. Schwieter was the President and Chief Executive Officer of Concise Logic, Inc., a software development company focused on semiconductor design tools. From July 1992 to March 1994, he served as President, Chief Executive Officer and a director of Centric Engineering Systems, Inc., which was engaged in the development of mechanical design and analysis software for computing systems ranging from workstations to mainframes and massively parallel networked computing environments. Mr. Schwieter was Vice President and General Manager of the Electronic Imaging Systems Division of the DuPont Company from 1986 to 1991. From 1971 to 1986, Mr. Schwieter was with the General Electric Company, where he served as Vice President of GE's Calma Company from 1985 to 1986 and was responsible for that subsidiary's worldwide business in the mechanical design and factory automation arena. He was President and Representative Director of GE Industrial Automation, Ltd., a joint venture between GE and C. Itoh & Company located in Tokyo, from 1982 to 1985. He holds a B.S. in Industrial Management from the University of Cincinnati.

        Adina Shorr, who is expected to serve as a director of the combined company following the merger, was elected to Objet's board of directors on May 13, 2012. Ms. Shorr previously served as Objet's Chief Executive Officer for a six year period ending in March 2009. Ms. Shorr currently serves as Chief Executive Officer of CellGuide, a fabless semiconductor and design services company that focuses on location and navigation solutions, which she joined in October 2009. She holds an M.B.A. and a B.A. both with honors from Michigan State University.

        Eyal Desheh, who is expected to serve as an external director of the combined company following the merger, has served as Chief Financial Officer of Teva Pharmaceutical Industries Ltd., a global pharmaceutical and drug company, since July 2008. From 2000 until 2008, he served as Executive Vice President and Chief Financial Officer of Check Point Software Technologies Ltd., a developer of security solutions to protect transactions and communications over the Internet. Mr. Desheh holds a B.A. in Economics and an M.B.A. in Finance, both from the Hebrew University in Jerusalem.

        Victor Leventhal, who is expected to serve as an external director of the combined company following the merger, has served as a consultant to SolidWorks Corporation, a 3D CAD software company, since 2006. From 2001 to 2006, he was a Group Executive for Dassault Systemes S.A. (NASDAQ: DASTY), the parent company of SolidWorks, where he served on the Global Management Committee. From 1995 to 2001, Mr. Leventhal was the Chief Operating Officer of SolidWorks, where he was responsible for growing the business from its inception. From 1990 to 1995, Mr. Leventhal was the Chief Executive Officer of CAD Solutions, LLC, a leading reseller of 2D and 3D CAD products, which he helped grow from a $5 million company to a $32 million company. From 1985 to 1990, he held numerous executive positions, including serving as the Executive Vice President of Computerland, the largest computer retailer at the time, where he was responsible for franchise development, major account sales, marketing, training, purchasing and vendor relations. Prior to that time, he held various administrative, operations, marketing and financial positions at IBM for 18 years. He is currently serving on the Advisory Board for SalesKatz, a company providing information to sales people using proprietary search engine technology. He has also served on the boards of directors of Solido, a 3D printing company, Graphisoft, an architectural software company, and 3D Express, a startup company in the rapid prototyping industry. Mr. Leventhal received a B.B.A. from the University of Texas.

        Erez Simha, who joined Objet in November 2011 as its Chief Operations Officer and Chief Financial Officer, is expected to serve as Chief Financial Officer of the combined company following the merger. Previously, he served as Corporate Vice President and Chief Financial Officer of Orbotech Ltd., a developer of automated optical inspection systems and imaging solutions, from July 2009 to March 2011, prior to which he had served in several other capacities at Orbotech and its affiliates, including as Corporate Vice President for Finance from September 2008 to June 2009, Vice President of Finance and Operations at Orbotech Pacific Ltd. from April 2007 to August 2008 and Vice President of Finance, Operations and Customer Support at Orbotech S.A. from May 2004 to March 2007. Prior to joining Orbotech, Mr. Simha served as Chief Financial Officer of Wiseband Communications Ltd., a developer of digital multi carrier power amplifiers for the wireless communications industry, from 2000 to 2004; as the general manager of a private company engaged in the import and distribution of professional and technical equipment for the building and metal industries, from 1994 to 2000; and as the controller of Mishkan—Hapoalim Mortgage Bank, from 1990 to 1994. Mr. Simha is a certified public accountant and holds a B.A. in economics and accounting and an M.B.A. from Tel Aviv University.

 RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF
THE COMBINED COMPANY

        Except as described below or elsewhere in this proxy statement/prospectus, since January 1, 2009, Objet has had no related party transaction or loan, nor does Objet have any presently proposed related party transaction other than the merger, involving any person who will serve as a director or an executive officer of Objet following the completion of the merger.

Interests of Current Stratasys Executives in the Merger

        It is anticipated that Messrs. S. Scott Crump, Edward J. Fierko, John J. McEleney and Clifford H. Schwieter who currently serve on the Stratasys board of directors, will be appointed to the combined company's board of directors upon the closing of the merger. These prospective directors' interests in the merger are further described in the section entitled "Proposal One—The Merger—Interests of Certain Persons in the Merger" beginning on page 88 of this proxy statement/prospectus, which description is incorporated by reference herein.

Indemnification Agreements

        Objet's amended and restated articles of association that will be effective at the effective time of the merger permit Objet to exculpate, indemnify and insure each of its directors and office holders to the fullest extent permitted by the Israeli Companies Law. Effective upon the effective time of the merger, Objet intends to enter into indemnification agreements with each of its directors and other office holders who will serve in such roles following the merger, undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from the merger to the extent that these liabilities are not covered by insurance. Objet will also have in place Directors & Officers insurance for each of its executive officers and directors upon the effectiveness of the merger. For further information, please see "The Agreement and Plan of Merger—Insurance and Indemnification."

Registration Rights

        Upon the effectiveness of the merger, each of the current executive officers and directors of Objet holding Objet ordinary shares will be entitled to certain registration rights with respect to their Objet ordinary shares. Please see "Agreements Entered Into in Connection with the Merger Agreement—Registration Rights and Lock-Up Agreement" for a description of those registration rights.

DESCRIPTION OF COMBINED COMPANY ORDINARY SHARES

        A summary of the material provisions governing the combined company's share capital immediately following the completion of the merger is described below. This summary is not complete and should be read together with the combined company's amended and restated articles of association, or the amended articles, a copy of which is appended to this proxy statement/prospectus as Annex G.

 General

        This section summarizes the material rights of combined company shareholders under Israeli law, and the material provisions of the combined company's amended articles that will become effective upon the effectiveness of the merger.

Description of Ordinary Shares

        Upon consummation of the merger, the combined company's authorized share capital will consist of 60 million ordinary shares, par value NIS 0.01 per share. That authorized share capital (i) will reflect the automatic conversion of all existing preferred shares and options to purchase preferred shares into ordinary shares and options to purchase ordinary shares, respectively, on a one-for-one basis, in accordance with Objet's prior articles of association, and (ii) assumes a 1-for-8.736 reverse split ratio (which is subject to adjustment in accordance with the terms of the merger agreement) and an accompanying reduction in Objet's authorized share capital from NIS 5,000,000 to NIS 600,000 and a corresponding reduction in the nominal value per share from NIS 0.0833 to NIS 0.01, each of which will be effective at the effective time of the merger.

        The combined company may from time to time, by approval of a majority of its shareholders, increase its authorized share capital. The combined company's fully paid ordinary shares are and will be (as appropriate) issued in registered form and will be freely transferable under the combined company's amended articles. Under the Israeli Companies Law, the combined company will be required to maintain a major shareholder register listing for shareholders holding 5% or more of its outstanding ordinary shares.

        The combined company's amended articles and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to individuals and entities that are residents of countries in a state of war with Israel, and except with respect to entities which are controlled by residents of countries in a state of war with Israel.

        After taking into account the above-described Objet reverse stock split at the reverse split ratio of 1-for-8.736 set forth in the merger agreement, which is subject to adjustment, and automatic conversion of all outstanding preferred shares into ordinary shares, as of the effective time of the merger (but immediately prior to the consummation of the merger), 15,365,074 Objet ordinary shares are expected to be outstanding.

        Following the issuance to Stratasys' stockholders, pursuant to the merger, of one ordinary share for each share of Stratasys common stock currently outstanding (as of July 30, 2012), immediately after the completion of the merger, an aggregate of 36,701,525 combined company ordinary shares are expected to be issued and outstanding.

Listing, Register Number and Purpose

        Upon the consummation of the merger, the combined company's ordinary shares are expected to be listed and traded on the NASDAQ Global Select Market under Stratasys' existing trading symbol, "SSYS."

        Objet's registration number at the Israeli Registrar of Companies is (and, following the merger, the combined company's number is expected to remain) 51-260769-8. The combined company's purpose under its memorandum of association will include every lawful purpose.

Dividend and Liquidation Rights

        Holders of the combined company's ordinary shares are to be entitled to their proportionate share of any cash dividend, share dividend or dividend in kind declared with respect to the combined company's ordinary shares. The combined company may declare dividends out of profits legally available for distribution. Under the Israeli Companies Law, a company may distribute a dividend only if the distribution does not create a reasonably foreseeable risk that the company will be unable to meet its existing and anticipated obligations as they become due. A company may only distribute a dividend out of the company's profits, as defined under the Israeli Companies Law.

        Under the Israeli Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company's articles of association provide otherwise. The combined company's amended articles provide that the combined company's board of directors may declare and distribute dividends without the approval of the shareholders.

        In the event of liquidation, holders of the combined company's ordinary shares will have the right to share ratably in any assets remaining after payment of liabilities, in proportion to the paid-up par value of their respective holdings. These rights may be affected by the grant of preferential liquidation or dividend rights to the holders of a class of shares that may be authorized in the future.

Shareholder Meetings

        Holders of ordinary shares will have one vote for each ordinary share held on all matters submitted to a vote of shareholders. This right may be changed if shares with special voting rights are authorized in the future.

        Under the Israeli Companies Law, an annual general meeting of the combined company's shareholders should be held once every calendar year, but no later than 15 months from the date of the previous annual general meeting.

        All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. The combined company's board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law and the combined company's amended articles provide that the combined company's board of directors will be required to convene an extraordinary general meeting upon the written request of (i) any two of the combined company's directors or one-quarter of its board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% of the combined company's outstanding issued shares and 1% of the combined company's outstanding voting power or (b) 5% of the combined company's outstanding voting power. The chairman of the board of directors will preside at each of the combined company's general meetings. The chairman of the board of directors will not be entitled to vote at a general meeting in his capacity as chairman.

        Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders that will be entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the combined company's board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law and the amended articles require that resolutions regarding the following matters must be passed at a general meeting of the combined company's shareholders:

  •
  amendments to the amended articles;

  •
  appointment or termination of the combined company's auditors;

  •
  appointment of directors and appointment and dismissal of external directors;

  •
  approval of acts and transactions involving related parties, as defined by the Israeli Companies Law or pursuant to the combined company's amended articles;

  •
  director compensation;

  •
  increases or reductions of the combined company's authorized share capital;

  •
  a merger; and

  •
  the exercise of the combined company's board of directors' powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for the combined company's proper management.

        The Israeli Companies Law and the amended articles require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

        Under the Israeli Companies Law and the amended articles, shareholders will not be permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum requirements

        Pursuant to the combined company's amended articles, holders of ordinary shares will have one vote for each share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for a general meeting will consist of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least a majority of the total outstanding voting rights. A meeting adjourned for lack of a quorum will generally be adjourned to the same day in the following week at the same time and place or to a later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

Vote requirements

        The combined company's amended articles provide that all resolutions of the combined company's shareholders will require the approval of a majority of the voting power present and voting at a general meeting, unless otherwise required by the Israeli Companies Law or by the amended articles. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder's relative (even if not extraordinary) require, in addition to approval by the audit committee and the board of directors, approval by a special majority of the shareholders that fulfills one of the following requirements:

  •
  a disinterested majority; or

  •
  the votes of shareholders who have no personal interest in the transaction and who are present and voting, in person, by proxy or by voting deed at the meeting, and who vote against the transaction may not represent more than two percent (2%) of the voting rights of the company.

        Under the combined company's amended articles, if the share capital is divided into classes, the alteration of the rights, privileges, preferences or obligations of any class of share capital will require approval by a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a general meeting, as required under the Israeli Companies Law.

        Further exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

        Under the amended articles, the approval of 75% of the voting power of the combined company is required for the amendment, suspension or replacement of any of the following provisions of the amended articles for the period beginning on the effective time of the merger and ending on the second anniversary of the effective time, or the initial term:

  •
  any of the definitions in the amended articles (Article 1);

  •
  the appointment of class A directors and class B directors to serve during the initial term (Article 74);

  •
  during the initial term, removal of class A directors for cause only by a unanimous vote of the other class A directors and removal of class B directors for cause only by a unanimous vote of the other class B directors (Article 77.1.8 (proviso));

  •
  during the initial term, the appointment by the class A directors to fill any vacancy of a class A director and the appointment by the class B directors to fill any vacancy of a class B director, subject to the requirements of the Israeli Companies Law with respect to external directors (Article 77.2.1);

  •
  the appointment of S. Scott Crump as the Chairman of the Board of the combined company and the procedure for filling a vacancy in the office of chairman (Article 79);

  •
  the limitation on the power of the shareholders to remove a director from office during the initial term (Article 80);

  •
  the appointment of David Reis to serve as the Chief Executive Officer of the combined company during the initial term and the requirement that board of directors of the combined company may only select another person to serve as the chief executive officer by a majority vote that shall include the vote of at least two class A directors and two class B directors (Article 81);

  •
  the establishment and composition of the executive committee of the board of directors during the initial term, the procedure for filling vacancies on the executive committee, and the duties and authority of the executive committee (Article 92);

  •
  the right of the board of directors to delegate authority to the chief executive officer to appoint other officers and employees, to set their compensation, subject to the requirements of the Israeli Companies Law, and to remove such persons from their positions, subject to the restrictions on the removal of class A directors and class B directors (Article 99); and

  •
  the requirement for a 75% super majority vote to take any of the foregoing actions (Article 138).

        Israeli law provides that a shareholder of a public company may vote in a meeting and in a class meeting by means of a voting deed in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

  •
  appointment or removal of directors;

  •
  approval of transactions with office holders or interested or related parties;

  •
  approval of a merger or any other matter in respect of which there is a provision in the articles of association providing that decisions of the general meeting may also be passed by voting deed;

  •
  approval of an arrangement or reorganization of the company pursuant to Section 350 of the Israeli Companies Law; and

  •
  other matters which may be prescribed by Israel's Minister of Justice.

        The provision allowing the vote by voting deed does not apply if, to the best knowledge of the company at the time of calling the general shareholders meeting, a controlling shareholder will hold on the record date for such shareholders meeting, voting power sufficient to determine the outcome of the vote.

        The Israeli Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing the company's registered capital, mergers and approval of related party transactions.

Access to Corporate Records

        Under the Israeli Companies Law and the combined company's amended articles, shareholders are provided access to the following corporate records: minutes of the combined company's general meetings; the combined company's shareholders register and principal shareholders register, articles of association and financial statements; and any document that the combined company is required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. The combined company may deny this request if it believes it has not been submitted in good faith or if such denial is necessary to protect the combined company's interest or protect a trade secret or patent.

Modification of Class Rights

        The rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in the combined company's amended articles.

Transfer Agent and Registrar

        Upon the listing of the combined company's ordinary shares for trading on the NASDAQ Global Select Market (at the effective time of the merger), the combined company's transfer agent and registrar in the United States will be Continental Stock Transfer & Trust Company.

Registration Rights

        For a discussion of the registration rights that Objet will be granting to certain of its existing significant shareholders as well as its current executive officers and directors, which will apply to the registration of shares of the combined company following the merger, please see "Agreements Entered into in Connection with the Merger Agreement—Registration Rights and Lock-Up Agreement."

 Anti-Takeover Provisions

        Under the Israeli Companies Law, the combined company will be allowed to create and issue shares having rights different from those attached to its ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the effective time of the merger, no preferred shares will be authorized under the combined company's amended articles. In the future, if the combined company does authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent the combined company's shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to the combined company's amended articles, which requires the prior approval of the holders of a majority of the voting power attaching to the combined company's issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above under "—Voting rights."

        For more information, please see the section entitled "Comparison of Rights of Objet Shareholders and Stratasys Stockholders—Business Combinations; Interested Shareholder Transactions; Anti-Takeover Effects" below.

COMPARISON OF RIGHTS OF OBJET SHAREHOLDERS
AND STRATASYS STOCKHOLDERS

        The following is a summary comparison of material differences between the rights of a Stratasys stockholder and an Objet (or, after the merger, combined company) shareholder arising from the differences between the laws of the State of Delaware and of the State of Israel and the governing documents of the respective companies. Stratasys is incorporated under the laws of the State of Delaware. Objet is (and, after the merger, the combined company will be) incorporated under the laws of the State of Israel. If the merger is completed, Stratasys stockholders' shares of Stratasys common stock will be cancelled and they will be entitled to receive Objet ordinary shares upon consummation of the merger, which are expected to trade (as shares of the combined company) on the NASDAQ Global Select Market.

        The following summary does not purport to be a complete statement of the rights of holders of Stratasys common stock under the applicable provisions of Delaware law, Stratasys' restated certificate of incorporation and amended and restated by-laws, or the rights of holders of Objet (or, after the merger, combined company) ordinary shares under the applicable provisions of the Israeli Companies Law and Objet's (or, after the merger, the combined company's) amended articles, which are referred to below as the amended articles, or a complete description of the specific provisions referred to in this summary. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the laws of Delaware, the U.S. and Israel, Stratasys' restated certificate of incorporation and amended and restated by-laws, and Objet's (after the merger, the combined company's) amended articles.

        Copies of the governing corporate documents of Stratasys and Objet (and, after the merger, the combined company) are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions under "Where You Can Find More Information."

Summary of Material Differences Between the Rights of Stratasys Stockholders and Objet/Combined Company Shareholders

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Number of Directors	Under the General Corporation Law of the State of Delaware, or the DGCL, a corporation's board of directors must consist of at least one member with the number fixed by, or in the manner provided in, the certificate of incorporation or the bylaws of the corporation.
	Under Stratasys' amended and restated by-laws, the number of directors is fixed by, or in the manner provided by, the board of directors from time to time, but in any event must be at least three. The current Stratasys board of directors consists of six directors, as was fixed by the board.	Under the Israeli Companies Law, a public company must have at least two statutory external directors. Under the amended articles, the number of members of the board of directors shall be between seven and eleven (including external directors under the Israeli Companies Law, or the external directors), as to be determined by the combined company's board of directors. Upon consummation of the merger, the combined company's board of directors will consist of nine directors (including two external directors).
Election of Directors	Directors are elected at an annual meeting of stockholders at which a quorum is present by a plurality vote.

Under the amended articles, directors are elected at an annual general meeting of shareholders by a majority of the participating votes cast by holders of shares present or represented by proxy. The external directors are elected by a qualified majority at a general meeting of shareholders. The votes cast in favor of the election of the external directors must include at least a majority of the votes cast by non-controlling shareholders (not including abstentions), or, in the alternative, the votes cast against the election of the external directors by non-controlling shareholders may not exceed 2% of the company's total voting power.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Term and Classes of Directors

Stratasys' restated certificate of incorporation and amended and restated by-laws provide for the election of all members of the board of directors at each annual meeting of stockholders. Directors so elected serve until their successors are duly elected and qualified or until the earlier of their resignation or removal.

The amended articles provide that from the effective time of the merger until the second anniversary of the effective time, the board will consist of (i) four class A directors, including one external director, appointed by Objet's current board of directors; (ii) four class B directors appointed by the current Stratasys board of directors; and (iii) one class B director, appointed by the current Stratasys board of directors and approved by the current Objet board of directors. The period between the effective time of the merger and the second anniversary of the effective time is referred to in the amended articles as the initial term. Unless the 2014 annual general meeting of shareholders is held after expiration of the initial term, the combined company will hold a special general meeting within 60 days after expiration of the initial term for the purpose of electing directors. The board of directors of the combined company, acting by a majority vote that must include the vote of two class A directors and two class B directors, will nominate between seven and 11 persons to stand for election at such meeting. Thereafter, directors of the combined company will be elected each year at the annual general meeting of shareholders. In keeping with the requirements of the Israeli Companies Law, external directors will be elected by the combined company's shareholders within the first three months following the merger for an initial three year term, which may be extended for two additional terms of three years each under certain circumstances. External directors of a NASDAQ Global Select Market-listed Israeli company, which the combined company is expected to be following the merger, may be reelected for additional periods of up to three years each (beyond the first three three-year terms), subject to the fulfillment of certain conditions, including the disclosure of the reasons of the audit committee and board of directors for the proposed reelection for the additional period to the general meeting of shareholders prior to the shareholder vote on the proposed reelection.

Removal of Directors

Under Stratasys' amended and restated by-laws, any director, or the entire board of directors, may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors. A director may also resign by providing notice to the corporation.

Directors, other than the external directors, may be removed from office only upon: (a) resignation; (b) the vote of holders of a majority of the issued and outstanding shares of Objet (except that during the initial term, a director nominated by either Stratasys' or Objet's current board may be removed only for cause by the unanimous vote of all other directors nominated by Stratasys or Objet, respectively); (c) conviction of certain offenses; (d) court order; or (e) bankruptcy. External directors may only be removed in accordance with the relevant provisions of the Israeli Companies Law.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Vacancies on the Board

Under Stratasys' amended and restated by-laws, vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or, if there are no directors in office, by the stockholders at a special meeting called for the purpose. In addition, under the DGCL, if, at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately before any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

If any vacancies occur on the combined company's board of directors, the remaining directors then in office may continue to act for the remainder of the term of the vacated director so long as their number does not fall below the seven director minimum prescribed by the amended articles. If the number of directors falls below that minimum, the board of directors must either appoint additional directors or call a shareholder meeting for the election of a new board of directors. During the initial term, vacancies of directorships initially appointed by either Stratasys' or Objet's current board of directors may only be filled by unanimous vote of the remaining directors (except for the external director) appointed by Stratasys or Objet, respectively. Any vacancy in an external director position on the board may only be filled via election of shareholders meeting the special majority standard described above under "Election of Directors."

Board Quorum and Vote Requirements

Under Stratasys' amended and restated by-laws, at any meeting of Stratasys' board of directors, the presence of a majority of the authorized number of directors constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation.

The quorum required for a session of the combined company's board of directors is the presence of a majority of the members of the board then serving in office. Except as otherwise required by the Israeli Companies Law or the amended articles, a resolution is adopted if approved by a simple majority of the directors present and voting at any meeting at which a quorum is present.

Action of the Board of Directors Without a Meeting

Under Stratasys' amended and restated by-laws and the DGCL, any action required or permitted to be taken at a meeting of Stratasys' board of directors may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of Stratasys' board of directors.

Actions required or permitted to be taken at a meeting of the combined company's board of directors may be taken without a meeting, if all members of the board of directors that are entitled to vote on the applicable matter consent thereto.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Approval of Certain Transactions and Matters	The DGCL generally requires that a merger and consolidation, or sale, lease, or exchange of all or substantially all of a corporation's assets be approved by the directors and by a majority of the outstanding stock.
Under the DGCL, unless required by its certificate of incorporation, a surviving corporation need not obtain stockholder approval for a merger if:

•

each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger;

•

such merger agreement does not amend in any respect the certificate of incorporation of the surviving corporation; and

•

either no shares of common stock of the surviving corporation are to be issued or delivered in the merger or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

Under the Israeli Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by a court. A merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting, after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or any other person on behalf of such other party and by the relatives of and corporations controlled by these persons. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies, or the Registrar, and 30 days have passed from the time that shareholder resolutions were adopted in each of the merging companies and 50 days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

Stockholder/ Shareholder Meetings	Annual meetings are held at such date and time as is designated by the board of directors.

The annual general meeting of the combined company's shareholders is to be held at such date and time as determined by the board of directors, but no later than fifteen months after the last annual meeting.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights

Special meetings may be called for any purpose, unless otherwise prescribed by statute or the certificate of incorporation, by the board of directors, the president or secretary of Stratasys and must be called by the president or secretary at the request in writing of any two directors. Business conducted at any special meeting is limited to the purposes stated in the notice to stockholders calling the meeting.

Written notice of the annual meeting or any special meeting stating the place, if any, date and time of the meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called) must be given to each stockholder entitled to vote at the meeting not less than 10 (unless a longer period is required by law) and not more than 60 days before the date of the meeting.

Under the Israeli Companies Law and the amended articles, extraordinary general meetings of the combined company's shareholders may be called by the board of directors at any time and shall be called at the request of (a) two directors, (b) one-quarter of the directors in office, (c) shareholder(s) holding at least 5% of the outstanding ordinary shares of the combined company and at least 1% of the combined company's voting rights, or (d) shareholder(s) holding at least 5% of the combined company's voting rights. Notice of the extraordinary general meeting stating the agenda and proposed resolutions must be delivered to shareholders of record and published at least 21 days prior to the meeting. Pursuant to the Companies Regulations (Notice of General Meeting and Class Meeting in a Public Company), 5760—2000, in the event that the agenda for the meeting includes certain proposed resolutions (for example, the appointment or dismissal of directors, the approval of a merger or transactions with a controlling shareholder), notice of the meeting must be delivered and published at least 35 days prior to the meeting. Action may only be taken concerning any agenda item included in the notice provided to shareholders.

The chairman of the board of directors or such other person who is appointed for such purpose by the board of directors serves as chairman at a shareholders' meeting. If within 15 minutes from the time appointed for the meeting, the designated chairman for the meeting is not present, the shareholders present at the meeting shall instead elect any shareholder to serve as chairman of the meeting.

Stockholder/ Shareholder Quorum Requirements

Holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum, except as otherwise provided by statute or by Stratasys' restated certificate of incorporation.

The presence in person or by proxy of two or more shareholders who jointly hold a majority of the combined company's voting rights at a general shareholders' meeting constitutes a quorum for the transaction of business at such meeting. If no quorum is present within half an hour after the time set for the meeting, whether an annual or extraordinary general meeting, the meeting shall be adjourned to one week from that date, or to such other, later date and time determined by the board of directors and indicated in a notice to the shareholders. At such adjourned meeting the presence of two or more shareholders holding any number of shares constitutes a quorum for the transaction of business, unless the original meeting was called based on the request of shareholders (as described above under "Shareholder Meetings"), in which case the presence of one or more shareholders holding the number of shares required for making the request constitutes a quorum at the adjourned meeting.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Action of Stockholders/ Shareholders by Written Consent

Stockholders may take action without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, is signed by stockholders with the number of outstanding shares that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the matter were present and voting. Such written consent shall be filed with the minutes of the meetings of the stockholders. If there is less than unanimous consent, prompt notice of the action must be given to those stockholders who did not consent in writing.

The Israeli Companies Law does not provide for action of shareholders of a public company by written consent in lieu of a meeting.
Shareholder Rights Plan

Stratasys has a stockholder rights plan. Under the Stratasys stockholder rights plan, Stratasys' board of directors declared a dividend of one right for each share of common stock held by stockholders of record as of the close of business on April 26 2012. Initially, these rights will not be exercisable and will trade with Stratasys' common stock. Under the plan, these rights will generally be exercisable only if a person or group acquires beneficial ownership of 10% or more of Stratasys' common stock or commences a tender or exchange offer for 10% or more of Stratasys' common stock, except if such acquisition or offer has been approved by Stratasys' board of directors. If a person or group acquires beneficial ownership of 10% or more of Stratasys' common stock (other than when approved by Stratasys' board of directors), then each right will generally entitle its holder (other than rights beneficially owned by the acquiring person) to receive upon exercise of the right a number of shares of common stock having a market value of two times the exercise price of the right. The rights plan will expire on April 13, 2013 unless it is earlier redeemed or amended by Stratasys' board of directors.

Objet does not have, nor will the combined company have, a shareholder rights plan.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Amendment of Certificate of Incorporation, Bylaws, Articles of Association

Stratasys' restated certificate of incorporation may be amended in the manner now or hereafter prescribed by statute. As Stratasys has only one class of stock, any amendment of the restated certificate of incorporation requires the approval of a majority of the issued and outstanding shares of common stock.

The board of directors has the power to adopt, amend or repeal any by-law.
Under the DGCL, any by-law adopted by the board of directors may be amended or repealed, and any by-law repealed by the board of directors may be reinstated, by majority vote of the holders of stock of the corporation entitled at the time to vote for the election of directors.

Under the Israeli Companies Law, the articles of association set forth substantially all of the provisions that under Delaware law are split between the certificate of incorporation and the bylaws of a company.
Other than as specifically provided in the Israeli Companies Law and in the amended articles, an amendment to the amended articles requires approval by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon. During the initial term, the approval of 75% of the voting power of the combined company is required for certain amendments to the amended articles, generally relating to the composition of the board of directors, filling vacancies on the board of directors, the removal of directors, and the appointment of the chairman and chief executive officer of the combined company. These provisions are described in more detail under "Description of Combined Company Ordinary Shares—Voting Rights—Vote requirements."

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Indemnification and Insurance of Directors, Officers and Employees

Stratasys' amended and restated by-laws provide that Stratasys shall indemnify any person who is or was a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the DGCL, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Indemnification continues as to any person who has ceased to be a director, officer, employee, or agent.

As permitted under the Israeli Companies Law, the amended articles provide that the combined company is entitled to agree in advance or retroactively to indemnify any office holder (that is, executive officer or director) for any obligation or expense imposed on him or her in consequence of any action which was performed by the office holder in his or her capacity as an office holder of the combined company, in respect of any of the following: (a) a monetary obligation imposed on the office holder in favor of another person pursuant to a judgment, including a judgment given in settlement, or a court approved settlement or arbitrator's award; (b) reasonable legal fees, incurred by an office holder or which he is ordered to pay by a court, in proceedings filed against him or her by the combined company or on its behalf or by another person, or in a criminal charge of which he or she is acquitted, or in a criminal charge of which he or she is convicted of an offense that does not require proof of criminal intent; (c) reasonable litigation expenses, including legal fees, incurred by an office holder as a consequence of an investigation or proceedings carried out against the office holder by an authorized body and which concluded without the filing of an indictment against the office holder and without imposing any financial liability on the office holder as an alternative to criminal proceedings, or which ended without the filing of an indictment against the office holder but with the imposition of financial liability as an alternative to criminal proceedings, in an offense where criminal intent is not required; (d) any other obligation or expense which is allowable according to the Israeli Companies Law. However, the combined company may undertake in advance to indemnify any officer holder for obligations and expenses as set out in (a) above, only provided that such undertaking is limited to events which in the board of directors' opinion are foreseeable at the time of providing the indemnity undertaking in view of the combined company's activities at that time, and in such amount and/or criteria as the board of directors deems reasonable in view of the combined company's activities at that time and such events, sums and criteria shall be detailed in the undertaking instrument. The amended articles and the Israeli Companies Law provide that these indemnification provisions do not apply in the following cases: (a) breach of the duty of loyalty to the combined company, unless the office holder acted in good faith and had a reasonable basis for presuming that the act would be in the best interests of the combined company; (b) a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the

Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
office holder, (c) an act or omission committed with intent to derive illegal personal benefit; or (d) a fine levied against the office holder.
The combined company may also purchase insurance to cover the liability of any office holder as a result of any of the following: (a) a breach of the duty of care to the combined company or to another person; (b) a breach of the duty of loyalty to the combined company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not adversely affect the best interests of the combined company; and (c) a monetary obligation imposed on him or her in favor of another person in respect of an act done in his or her capacity as an office holder.
Pursuant to the Israeli Companies Law, indemnification of, exculpation of and procurement of insurance coverage for, office holders in a public company that are not directors must be approved by the audit committee, the board of directors and, if the office holder is a director or a controlling shareholder, also by the company's shareholders.

	Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Conflict of Interest; Fiduciary Duty

Stratasys' restated certificate of incorporation provides that directors of Stratasys shall not be personally liable to Stratasys or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware law, including Section 102(b)(7) of the DGCL. A director shall not be personally liable to Stratasys or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Stratasys or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (related to unlawful dividends and/or stock redemption) or (iv) for any transaction for which the director derived an improper personal benefit.

Under the DGCL, no contract or transaction between Stratasys and one or more of its directors or officers, or between Stratasys and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee of the board of directors that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

•

the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even thought the disinterested directors be less than a quorum;

•

the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

•

the contract or transaction is fair to Stratasys as of the time it is authorized, approved, or ratified by the board of directors, a committee of the board of directors, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes the contract or the transaction.

The Israeli Companies Law provides that an office holder's fiduciary duties consist of a duty of care and a duty of loyalty. The duty of loyalty requires avoiding any conflict of interest, not competing with the company, not exploiting any business opportunity of the company in order to receive personal advantage for himself or herself or others, and revealing documents or information relating to the combined company's affairs which the office holder has received by virtue of his or her position as an office holder.
Under the amended articles, the combined company may exempt an office holder in advance for all or any of his or her liability for damage in consequence of a breach of his or her duty of care to the combined company. Such waiver in advance shall not apply to breach of duty of care in a distribution, as defined in the Israeli Companies Law.

Under the Israeli Companies Law, approval of compensation of office holders who are not directors requires approval of the audit committee and board of directors.
Compensation of directors of a publicly traded company requires the approval of the audit committee, the board of directors and the company's shareholders.
The Israeli Companies Law requires that an office holder promptly disclose any "personal interest" that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.
In the case of a transaction with an office holder or with another person in which an office holder has a "personal interest" which is not an extraordinary transaction, subject to the office holder's disclosure of his or her interest, board approval is sufficient for the approval of the transaction. The transaction must not be adverse to the company's interest. If the transaction is an extraordinary transaction (a transaction not in the ordinary course, which is not on market terms, or that is likely to have a material impact on the company's profitability, properties or obligations), it must be approved by the audit committee and the board of directors. Generally, an office holder who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at the meeting or vote thereon.

Under the Israeli Companies Law, a shareholder has a duty to act in good faith towards the company and the other shareholders and refrain from abusing his or her power in the company.

Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Business Combinations; Interested Shareholder Transactions; Anti-Takeover Effects	Business Combination Act

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a person owning 15% or more of the corporation's voting stock (an "interested stockholder") for 3 years following the time that person became an interested stockholder, unless:

•

the board of directors, before the time the person becomes an interested stockholder, approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•

the person became an interested stockholder and 85% owner of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans; or

•

the combination transaction is approved by the board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
A Delaware corporation can elect in its certificate of incorporation or bylaws not to be governed by Section 203. Stratasys has not made that election.

Under the Israeli Companies Law, the acquisition of shares in a public company such as the combined company whereby the acquiring person would obtain a controlling interest (an interest of 25% or more) is not permitted if the company does not already have a shareholder that has a controlling interest, and an acquisition whereby the acquiring shareholder would thereafter hold more than 45% of the voting rights in the company is not permitted if there is no other 45% shareholder in the company, in each case except by way of a tender offer in accordance with the provisions of special tender offer. These anti-takeover limitations do not apply to a purchase of shares by way of a private placement in certain circumstances provided under the Israeli Companies Law.

The Israeli Companies Law provides that an extraordinary transaction of a public company with a controlling shareholder thereof (in general defined as a person who has the ability, directly or indirectly, to direct the activities of the company, including, without limitation, the holding of at least 25% of the voting power) or of a public company with another entity in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, requires approval of such company's audit committee, board of directors and a majority of the shares voting on the matter, provided that either (i) at least a majority of the votes of shareholders who have no personal interest in the matter, participating at the meeting vote in favor of the transaction, or (ii) the total number of objecting votes of such disinterested shareholders does not exceed 2% of the total voting rights in the company.

Stratasys Stockholder Rights	Objet/Combined Company Shareholder Rights
Dissenters' or Appraisal Rights	Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers or consolidations. Unless otherwise provided in the certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, appraisal rights are not available to holders of shares of any class of stock which is either:

•

listed on a national securities exchange (such as the NASDAQ Global Select Market, on which Stratasys' stock is listed), or

•

held of record by more than 2,000 stockholders,

The Israeli Companies Law does not provide for shareholders' appraisal rights except for the appraisal by a court under limited circumstances in connection with an acquisition by means of a tender offer for all of the shares of a publicly traded company.

unless those stockholders are required by the terms of the merger to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which, on the effective date of the merger or consolidation, are of the kind described in the bullet points above, (iii) cash instead of fractional shares of stock, or (iv) any combination of the consideration set forth in (i) through (iii).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT OF OBJET

Current Beneficial Ownership

        The following table sets forth certain information regarding the beneficial ownership of Objet ordinary shares as of the date of this proxy statement/prospectus by:

  •
  each person or group of affiliated persons that, to Objet's knowledge, beneficially owns 5% or more of Objet's ordinary shares;

  •
  each of Objet's directors and executive officers individually; and

  •
  all of Objet's directors and executive officers as a group.

        Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power or the right to receive the economic benefit of ownership of the shares. All information set forth in the table below (i) gives effect to the conversion of all Objet preferred shares into ordinary shares at a one-for-one ratio, which will be effective at the effective time of the merger, but (ii) does not give effect to the Objet reverse stock split that will also be effective at the effective time of the merger. The below table includes the number of Objet ordinary shares that underlie warrants, options or rights that are vested and will be exercisable within 60 days of July 30, 2012, under the assumption that the merger will be consummated within such 60 day period and that the condition for exercisability under Objet's 2004 Plan will therefore be met. Shares that underlie such warrants, options or rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding such warrants, options or rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. The percentages in the table reflecting beneficial ownership are based upon 134,229,290 ordinary shares outstanding as of July 30, 2012 (assuming the effectiveness of the conversion of all preferred shares into ordinary shares at a one-for-one ratio). These percentages are not indicative of the below persons' prospective beneficial ownership of Objet's ordinary shares upon the completion of the merger. Except where otherwise indicated, Objet believes, based on information furnished to it by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares.

        Neither Objet's principal shareholders nor its directors and executive officers have different or special voting rights.

Name	Number of ordinary shares beneficially owned		Percentage of outstanding ordinary shares beneficially owned
Directors and executive officers
Elchanan Jaglom Chairman of the Board	41,660,181	(1)	31.04%
David Reis Chief Executive Officer	5,988,263	(2)	4.30%
Ilan Levin President and Vice Chairman of the Board	3,019,513	(3)	2.20%
Adina Shorr Director	2,300,000	(4)	1.68%
Tal Dilian Director	*		*
Erez Simha Chief Financial Officer	*		*
All directors and executive officers as a group	53,061,707	(5)	36.69%
Principal shareholders
Samson Capital, LLC(6)	37,090,122		27.63%
Roy J. Zuckerberg	41,993,931	(7)	31.29%
AGM Holding BV(8)	25,910,795	(9)	19.30%
Philippe J. Setton	23,713,548	(10)	17.67%
Cordan Investments LLC	7,649,594	(11)	5.70%
Shano Holdings LLC	7,472,630	(11)	5.57%

*
Less than one percent (1%) of Objet's outstanding ordinary shares.

(1)
Consists of (i) the 37,090,122 Objet ordinary shares held by Samson Capital LLC, with respect to which Mr. Jaglom may be deemed to share beneficial ownership (as disclosed in note (6) below) and (ii) the 4,570,059 Objet ordinary shares held by Hancock LLC, a California limited liability company of which 56.2% of the membership interests are held by a company of which Mr. Jaglom is the sole director. Mr. Jaglom disclaims beneficial ownership of the Objet ordinary shares held by each of Samson Capital LLC and Hancock LLC except to the extent of his pecuniary interest therein. Please also see note (10) below.

(2)
Consists of (i) 1,000,000 Objet ordinary shares, (ii) 2,644,513 Objet ordinary shares issuable upon exercise of options, all of which are vested as of the current time, and (iii) 2,343,750 Objet ordinary shares issuable upon exercise of options, constituting the currently vested portion (together with the portion that will vest within 60 days) of an option grant that Objet made to Mr. Reis.

(3)
Consists of 2,644,513 Objet ordinary shares issuable upon exercise of options, all of which are vested as of the current time, and 375,000 Objet ordinary shares issuable upon exercise of options, constituting the currently vested portion (and/or portion that will vest within 60 days) of an option grant that Objet made to Mr. Levin.

(4)
Consists of 2,300,000 Objet ordinary shares issuable upon exercise of options, all of which have vested.

(5)
Please see notes (1), (2), (3) and (4) above for further information concerning the composition of the Objet shares beneficially owned by Objet's executive officers and directors.

(6)
Samson Capital, LLC is a limited liability company organized under the laws of the State of Delaware. The outstanding membership interests of Samson Capital, LLC are held by Roy J. Zuckerberg (74.1% interest), Michael Jaglom (18.5% interest) and an entity holding membership interests for the benefit of Elchanan Jaglom and members of his family. Michael Jaglom and Elchanan Jaglom are cousins. Roy J. Zuckerberg and Elchanan Jaglom are the managing members of Samson Capital, LLC and, by virtue of such roles, may be deemed to possess shared power to direct the voting and disposition of, and thus shared beneficial ownership with respect to, the Objet ordinary shares held by Samson Capital, LLC. Each of Roy J. Zuckerberg and Elchanan Jaglom disclaims beneficial ownership of the Objet ordinary shares held by Samson Capital, LLC except to the extent of his pecuniary interest therein. Michael Jaglom also owns 2,016,158 Objet ordinary shares, which, together with the shares he may be deemed to own by virtue of his membership interest in Samson Capital, would comprise more than 5% of Objet's outstanding ordinary shares.

(7)
Consists of 333,750 Objet ordinary shares held by Zuckerberg Investment Partners, LP, 37,090,122 Objet ordinary shares held by Samson Capital, LLC, with respect to which Roy J. Zuckerberg may be deemed to share beneficial ownership (as disclosed in note (6) above) and 4,570,059 Objet ordinary shares held by Hancock LLC, a limited liability company organized under the laws of the State of Delaware, with respect to which Roy J. Zuckerberg may be deemed to share beneficial ownership as a result of the Roy J. Zuckerberg Family Trust's 43.8% ownership of the membership interests of Hancock LLC.

(8)
AGM Holding BV is a Dutch company.

(9)
Consists of 9,750,000 Objet ordinary shares held directly by AGM Holding BV and 16,160,795 Objet ordinary shares held by Greenhill Highways LLC, a limited liability company organized under the laws of the State of Delaware and wholly-owned subsidiary of AGM Holding BV. The power to direct the voting and disposition of, and thus beneficial ownership with respect to, the Objet ordinary shares held by AGM Holding BV, is possessed by Manou van Moorsel. Ms. van Moorsel possesses no pecuniary interest with respect to the Objet ordinary shares held directly and indirectly by AGM Holding BV and, accordingly, disclaims beneficial ownership thereof. The outstanding Objet shares held by AGM Holding BV are owned indirectly by an irrevocable, discretionary trust, as to which members of Elchanan Jaglom's family, in addition to educational institutions, as beneficiaries of such trust, may be deemed to possess interests. Any such interests would be in an indeterminable number of Objet ordinary shares owned indirectly by such trust.

(10)
Consists of (i) 13,771,064 Objet ordinary shares held by Tyres Tech LLC, or Tyres, and (ii) 9,942,484 Objet ordinary shares held by Merto Holdings LLC, or Merto. Each of Tyres and Merto is a limited liability company organized under the laws of the State of Delaware. The power to direct the voting and disposition of, and thus beneficial ownership with respect to, the Objet ordinary shares held by Tyres is controlled by Mr. Setton. Of the Objet shares held by this entity, 10,621,064 are held for the benefit of Mr. Setton. The other 3,150,000 Objet shares held by this entity are held for the benefit of a company of which Elchanan Jaglom is the sole director. Mr. Jaglom disclaims beneficial ownership of the ordinary shares held by Tyres except to the extent of his pecuniary interest therein. The power to direct the voting and disposition of, and thus beneficial ownership with respect to, the Objet ordinary shares held by Merto is controlled by Mr. Setton. However, 33% of the outstanding membership interests of Merto are held for the benefit of Mr. Setton, with the balance of the outstanding membership interests of Merto being held by other persons/entities none of whom have an effective, indirect economic interest in Objet ordinary shares amounting to 5%. The number listed above does not include 820,792 Objet ordinary shares in which Mr. Setton may be deemed to have a beneficial interest through his 50% non-voting interest in another entity which holds less than 5% of Objet's outstanding shares. Mr. Setton disclaims beneficial ownership of these ordinary shares except to the extent of his pecuniary interest therein.

(11)
This shareholder is a limited liability company organized under the laws of the State of Delaware. The power to direct the voting and disposition of, and thus beneficial ownership with respect to, the ordinary shares held by this shareholder, is possessed by persons/entities none of whom have an effective, indirect economic interest in Objet ordinary shares amounting to 5%.

Beneficial Ownership Following the Merger

        The following table sets forth certain information, as of July 30, 2012, regarding the expected beneficial ownership of the combined company's ordinary shares after giving effect to the proposed merger by: (i) each of the individuals who is expected to be a director of the combined company following the completion of the merger; (ii) each of the individuals who is expected to be an executive officer of the combined company following the completion of the merger; (iii) all individuals expected to be directors and executive officers of the combined company as a group following the completion of the merger; and (iv) each person who, based on current ownership of Objet ordinary shares or Stratasys common stock, is expected to be a beneficial owner of more than five percent of the combined company's ordinary shares.

        The percentage of shares of the combined company shown as beneficially owned after the merger in the following table is based on 36,701,525 ordinary shares of the combined company estimated to be outstanding immediately following the merger. Such number of outstanding ordinary shares is calculated based on the sum of (a) the aggregate number of shares of Stratasys common stock outstanding on July 30, 2012, as exchanged at a one-for-one exchange ratio for Objet ordinary shares pursuant to the merger, and (b) the aggregate number of Objet ordinary and preferred shares outstanding as of such date, as adjusted to reflect (i) the Objet reverse split ratio of 1-for-8.736 set forth in the merger agreement, and (ii) the conversion of all Objet preferred shares into Objet ordinary shares at a one-for-one ratio, each of which will be effective at the effective time of the merger. The reverse split ratio will be automatically increased or decreased under the terms of the merger agreement to the extent necessary such that, upon the issuance of Objet ordinary shares pursuant to the merger, the stockholders of Stratasys and the shareholders of Objet will hold 55% and 45%, respectively, of the combined company's ordinary shares on a fully diluted basis (using the treasury stock method).

	Beneficial Ownership(1)
Name	Number of Shares of Stratasys Common Stock Prior to Merger (a)		Number of Objet Ordinary Shares Prior to Merger(2) (b)		Number of Combined Company Ordinary Shares After the Merger(3)	Percent of Total After the Merger(4)
5% Shareholders (other than executive officers or directors):
Samson Capital, LLC(5)	—		37,090,122		4,245,664	11.57%
Roy J. Zuckerberg	—		41,993,931	(6)	4,806,998	13.10%
AGM Holding BV(7)	—		25,910,795	(8)	2,965,979	8.08%
Philippe J. Setton	—		23,713,548	(9)	2,714,463	7.40%
PRIMECAP Management Company(10)	1,956,301	(11)			1,956,301	5.33%
Executive Officers and Directors (including title with combined company):
S. Scott Crump Chairman of the Board	376,440	(12)	—		376,440	1.02%
Elchanan Jaglom Chairman of the Executive Committee	—		41,660,181	(13)	4,768,794	12.99%
David Reis Chief Executive Officer	—		5,988,263	(14)	685,470	1.84%
Edward J. Fierko Director	119,200	(15)	—		119,200	*
Ilan Levin Director	—		3,109,513		345,640	*
John J. McEleney Director	55,500	(16)	—		55,500	*
Clifford H. Schwieter Director	65,500	(17)	—		65,500	*
Adina Shorr Director	—		2,300,000	(18)	263,278	*
Eyal Desheh External Director	—		—		—	*
Victor Leventhal External Director	—		—		—	—
Erez Simha Chief Financial Officer	—		—		—	*
All expected executive officers and directors of the combined company as a group (11 persons)					6,679,822	17.52%

*
Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power or the right to receive the economic benefit of ownership of the shares. Except where otherwise indicated, Objet and Stratasys believe, based on information furnished to them by such owners, that the beneficial owners of the shares listed above have (or will have, following the merger) sole investment and voting power with respect to such shares.

(2)
The number of Objet ordinary shares that are shown in this column as being held prior to the merger (i) reflects the conversion of all Objet preferred shares into Objet ordinary shares at a one-for-one ratio, but (ii) does not reflect the Objet reverse stock split, each of which will be effective at the effective time of the merger.

(3)
Computed, with respect to current holders of Stratasys common stock, based on the one-for-one exchange ratio in the merger, and, with respect to current holders of Objet ordinary shares (including ordinary shares issuable upon conversion of preferred shares on a one-for-one basis), based on the reverse split ratio of 1-for-8.736 set forth in the merger agreement (which reverse split ratio also applies to ordinary shares issuable upon exercise of outstanding options).

(4)
The percentage of shares beneficially owned is based on 36,701,525 combined company ordinary shares estimated to be outstanding immediately following the merger, calculated as described above, and determined in accordance with SEC rules.

(5)
For information concerning beneficial ownership-related matters for Samson Capital, LLC, please see footnote (6) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(6)
For information concerning beneficial ownership-related matters for Roy J. Zuckerberg, please see footnote (8) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(7)
For information concerning AGM Holding BV, please see footnote (8) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(8)
For information concerning beneficial ownership-related matters for AGM Holding BV and its affiliated entities, please see footnote (9) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(9)
For information concerning beneficial ownership-related matters for Philippe J. Setton, please see footnote (10) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(10)
The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California 91101.

(11)
Beneficial ownership information presented is based on a statement of beneficial ownership on Schedule 13G/A filed by PRIMECAP Management Company on May 10, 2012. PRIMECAP Management Company exercises sole voting power with respect to 1,715,001 shares and sole dispositive power with respect to 1,956,301 shares. The percentage of shares presented assumes no acquisition or disposition by PRIMECAP Management Company since April 30, 2012.

(12)
For information concerning beneficial ownership-related matters for S. Scott Crump, please see footnote (3) to the table appearing under "Proposal One—The Merger—Interests of Certain Persons in the Merger—Interests of Stratasys Executive Officers and Directors—Merger Consideration."

(13)
For information concerning beneficial ownership-related matters for Elchanan Jaglom, please see footnote (1) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(14)
For information concerning beneficial ownership-related matters for David Reis, please see footnote (2) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

(15)
For information concerning beneficial ownership-related matters for Edward J. Fierko, please see footnote (7) to the table appearing under "Proposal One—The Merger—Interests of Certain Persons in the Merger—Interests of Stratasys Executive Officers and Directors—Merger Consideration."

(16)
For information concerning beneficial ownership-related matters for John J. McEleney, please see footnote (8) to the table appearing under "Proposal One—The Merger—Interests of Certain Persons in the Merger—Interests of Stratasys Executive Officers and Directors—Merger Consideration."

(17)
For information concerning beneficial ownership-related matters for Clifford H. Schwieter, please see footnote (9) to the table appearing under "Proposal One—The Merger—Interests of Certain Persons in the Merger—Interests of Stratasys Executive Officers and Directors—Merger Consideration."

(18)
For information concerning beneficial ownership-related matters for Adina Shorr, please see footnote (4) to the "Current Beneficial Ownership" table that appears above under "Security Ownership of Certain Beneficial Owners and Management of Objet."

LEGAL MATTERS

        The legality of the Objet ordinary shares offered by this proxy statement/prospectus and certain other Israeli legal matters will be passed upon for Objet by Meitar Liquornik Geva Leshem Brandwein LLP, Ramat Gan, Israel. Certain legal matters relating to U.S. law will be passed upon for Objet by Cooley LLP, Palo Alto, California. McLaughlin & Stern, LLP, New York, New York, will issue an opinion to Stratasys concerning certain U.S. legal matters. A trust for the benefit of partners in Meitar Liquornik Geva & Leshem Brandwein holds options to purchase 150,000 Objet ordinary shares.

EXPERTS

        The consolidated financial statements of Objet and its subsidiaries as of December 31, 2011 and December 31, 2010, and for each of the three years in the period ended December 31, 2011, appearing in this proxy statement/prospectus, have been so included in reliance on the report of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The offices of Kesselman & Kesselman are located at Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel.

        The consolidated financial statements of Stratasys and its subsidiaries appearing in Stratasys' annual report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Stratasys' internal control over financial reporting as of December 31, 2011 included in its Form 10-K, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

        The annual meeting of Stratasys stockholders for fiscal year 2012 will not be held if the merger is completed. Therefore, Stratasys has postponed its annual meeting for fiscal year 2012. If the merger is not completed, a stockholder proposal submitted for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in 2012 must be submitted in writing and received by the Corporate Secretary of Stratasys at its principal executive offices located at 7665 Commerce Way, Eden Prairie, Minnesota 55344 a reasonable time before the solicitation of proxies for the annual meeting is made. If you wish to bring a proposal before the stockholders or nominate a director at the Stratasys 2012 annual meeting of stockholders, if held, but you are not requesting that your proposal or nomination be included in the proxy materials for the meeting, you must notify Stratasys' Secretary, in writing, not earlier than the close of business on the 120th day prior to the Stratasys 2012 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the Stratasys 2012 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the Stratasys 2012 annual meeting of stockholders is first made. Any stockholder proposal must, in any case, comply with the requirements of Rule 14a-8 under the Exchange Act.

 WHERE YOU CAN FIND MORE INFORMATION

        Objet has filed with the SEC a registration statement under the Securities Act of which this proxy statement/prospectus forms a part, which registers the Objet ordinary shares to be issued to Stratasys stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Objet and its ordinary shares. The rules and regulations of the SEC allow Objet to omit certain information included in the registration statement from this document.

        Stratasys files annual, quarterly and current reports, proxy statements and other information with the SEC. Objet is presently a private company that is not subject to the reporting obligations under the Exchange Act. Upon the consummation of the merger, Objet will become subject to the Exchange Act, but will be considered a "foreign private issuer" and, accordingly, will be exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to executive officers, directors and significant shareholders under Section 16 of the Exchange Act. However, Objet will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will furnish to the SEC, on Form 6-K, unaudited quarterly financial information. You may read and copy the information filed with (or, in the case of Objet, once it becomes subject to the Exchange Act, furnished to) the SEC by Stratasys or Objet at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, like Stratasys and Objet, which file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Stratasys with the SEC are also available at Stratasys' website, www.stratasys.com, and, upon consummation of the merger, reports and other information filed by the combined company with the SEC will be available at Objet's website, www.objet.com, and at Stratasys' website, www.stratasys.com. The web addresses of the SEC, Stratasys and Objet have been included as inactive textual references only. Information on those websites is not part of this proxy statement/prospectus.

        You also can inspect reports, proxy statements and other information about Stratasys (and, following the merger, concerning Objet) at the offices of the NASDAQ Global Select Market, 1735 K Street, N.W., Washington, D.C.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Objet has filed a registration statement on Form F-4 under the Securities Act to register with the SEC the Objet ordinary shares to be issued to Stratasys stockholders in the merger. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Objet in addition to being a proxy statement of Stratasys for its special meeting. As allowed by SEC rules, this document does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above under the section titled "Where You Can Find More Information."

        The SEC allows Stratasys to "incorporate by reference" information concerning Stratasys into this proxy statement/prospectus. This means that Stratasys can disclose important information to you concerning Stratasys by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. In addition, any later information that Stratasys files with the SEC will automatically update and supersede this information. This proxy statement/prospectus incorporates by reference the documents listed below that Stratasys has previously filed with the SEC. These documents contain important information about Stratasys and its finances.

        You should rely only on the information contained in this document or information to which this document refers you. Neither Objet nor Stratasys has authorized anyone to provide you with any additional information or make any representation about the merger that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of ordinary shares of Objet in the merger shall create any implication to the contrary.

        The following documents, which have been filed with the SEC by Stratasys (SEC File No. 001-13400), are hereby incorporated by reference into this proxy statement/prospectus:

  •
  Stratasys' annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 12, 2012, and Amendment No. 1 thereto, filed with the SEC on April 27, 2012;

  •
  Stratasys' quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 9, 2012; and

  •
  Stratasys' current reports on Form 8-K filed with the SEC on April 17, 2012, May 10, 2012, June 5, 2012, June 14, 2012, and August 1, 2012 (with respect to Item 1.02).

        Information included in current reports on Form 8-K furnished to the SEC on February 7, 2012 and August 1, 2012 (with respect to Item 2.02), as well as information furnished under Item 2.02 and Exhibit 99.1 of the current report on Form 8-K filed on May 10, 2012, under Item 2.02 of the current report on Form 8-K filed on June 14, 2012 and under Item 7.01 and Exhibit 99.1 of the current report on Form 8-K filed on August 1, 2012 (with respect to Item 1.02), is not incorporated by reference into this proxy statement/prospectus.

        All other reports that Stratasys may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the earlier of the date of the special meeting of Stratasys' stockholders and the termination of the merger agreement, shall also be deemed to be incorporated by reference.

        If you are a stockholder of Stratasys, you can obtain any of the documents incorporated by reference through Stratasys or the SEC. Documents incorporated by reference are available from Stratasys without charge, excluding all exhibits to those documents, unless such exhibits have been specifically incorporated by reference in this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone as follows:

Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344
Attention: Shane Glenn, Director of Investor Relations
Tel: (952) 937-3000

        In order to ensure timely delivery of the documents, you must make your request no later than five business days prior to the date of the special meeting of Stratasys stockholders, or no later than September 7, 2012.

        Please also see the section entitled "Where You Can Find More Information" beginning on page 241 of this proxy statement/prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modified or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement is not necessarily complete. With respect to each contract or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

        Objet has supplied all information contained in this proxy statement/prospectus relating to Objet, Holdco and Merger Sub, and Stratasys has supplied all information relating to Stratasys.

OBJET LTD.

OBJET LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S dollars in thousands)

(Unaudited)

	December 31, 2011	March 31, 2012
A s s e t s
CURRENT ASSETS
Cash and cash equivalents	$42,954	$31,703
Short term deposits	14,500	32,000
Restricted deposit	781	804
Marketable securities	988	1,000
Accounts receivable:
Trade	15,020	19,135
Other	7,353	4,549
Inventories	25,973	23,976
Prepaid expenses	2,842	1,042
Deferred income taxes	80	94

Total current assets	110,491	114,303

NON-CURRENT ASSETS
Amounts funded in respect of employee rights upon retirement	2,171	2,334
Deferred income taxes	88	91
Long term prepaid expenses and receivable	70	107
PROPERTY, PLANT AND EQUIPMENT, net	11,718	11,952

Total assets	$124,538	$128,787

The accompanying notes are an integral part of the condensed consolidated financial statements.

OBJET LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(U.S dollars in thousands)

(Unaudited)

	December 31, 2011	March 31, 2012
Liabilities, convertible preferred shares and equity
CURRENT LIABILITIES
Accounts payable	$8,879	$8,743
Deferred revenues	8,222	8,187
Accrued expenses	5,401	7,145
Other current liabilities	11,737	10,382

Total current liabilities	34,239	34,457

LONG-TERM LIABILITIES
Employee rights upon retirement	3,461	3,694
Tax contingencies	975	975

Total liabilities	38,675	39,126

CONTINGENCIES (note 6)
CONVERTIBLE PREFERRED SHARES:
Preferred shares of NIS 0.01 par value:
Authorized 400,000 shares at December 31, 2011 and at March 31, 2012; issued and outstanding 130,993 at December 31, 2011 and at March 31, 2012	38,231	38,231
EQUITY
Ordinary shares of NIS 0.01 par value:
Authorized 100,000 shares December 31, 2011 and at March 31, 2012; issued and outstanding 3,237 at December 31, 2011 at March 31, 2012	8	8
Additional paid in capital	744	744
Retained earnings	47,071	50,465
Accumulated other comprehensive income (loss)	(191)	213

Total Equity	47,632	51,430

Total liabilities, convertible preferred shares and Equity	$124,538	$128,787

/s/ E. JAGLOM E. Jaglom Chairman of the Board	/s/ D. REIS D. Reis Chief Executive Officer and Director	/s/ E. SIMHA E. Simha Chief Financial Officer and Chief Operation Officer

The accompanying notes are an integral part of the condensed consolidated financial statements.

OBJET LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(U.S dollars in thousands, except per share data)

(Unaudited)

	Three months Ended March 31,
	2011	2012
NET REVENUES:
Products	$23,097	$33,697
Services	3,189	4,378

Total revenues	26,286	38,075
COST OF REVENUES:
Cost of products	7,354	9,911
Cost of services	2,936	4,004

Total cost of revenues	10,290	13,915

GROSS PROFIT	15,996	24,160

OPERATING EXPENSES
Research and development	3,470	3,849
Selling and marketing	5,605	8,922
General and administrative	3,156	4,191
Merger and IPO related expenses		3,058

Total operating expenses	12,231	20,020

OPERATING PROFIT	3,765	4,140
FINANCE EXPENSE, NET	(61)	(101)

INCOME BEFORE INCOME TAXES	3,704	4,039
TAX ON INCOME	463	645

NET INCOME	$3,241	$3,394

Earnings per share attributable to ordinary shares:
Basic and Diluted	$0	$0.03

Weighted average number of ordinary shares (in thousands):
Basic and Diluted	3,237	3,237

Comprehensive income
Net Income	$3,241	$3,394
Other comprehensive income (loss):
Unrealized gain from derivatives designated as hedging instruments		335
Currency translation adjustments	28	68
Unrealized gain (loss) from marketable securities, net of deferred taxes	(29)	1

COMPREHENSIVE INCOME	$3,240	$3,798

The accompanying notes are an integral part of the condensed consolidated financial statements.

OBJET LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED SHARES AND EQUITY

(U.S dollars in thousands)

(Unaudited)

	Convertible preferred shares		Ordinary shares
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid In Capital	Retained earnings	Other comprehensive income (loss)	Total Equity
BALANCE AT DECEMBER 31, 2010	130,993	$38,231	3,237	$8	$744	$32,377	$123	$33,252
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2011:
Comprehensive income (loss)						14,694	(314)	14,380

BALANCE AT DECEMBER 31, 2011	130,993	$38,231	3,237	8	744	47,071	(191)	47,632
CHANGES DURING THE PERIOD ENDED MARCH 31, 2012:
Comprehensive income						3,394	404	3,798

BALANCE AT MARCH 31, 2012	130,993	$38,231	3,237	$8	$744	$50,465	$213	$51,430

The accompanying notes are an integral part of the condensed consolidated financial statements.

OBJET LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$3,241	$3,394
Adjustments required to reconcile net income to net cash provided by operating activities:
Net amortization of discount related to marketable securities	(64)	(9)
Depreciation and amortization	577	732
Increase in tax contingencies	39
Increase in liability for employee upon retirement	125	260
Gains on amounts funded in respect of employee rights upon retirement	(25)	(97)
Deferred income taxes—net	(22)	(17)
Changes in operating asset and liability:
Decrease (increase) in accounts receivable:
Trade	1,773	(3,935)
Other	(379)	2,839
Decrease (increase) in long term prepaid expenses and receivable	96	(37)
Decrease (increase) in inventories	(3,370)	1,979
Decrease (increase) in prepaid expenses	(521)	1,800
Increase (decrease) in accounts payable	997	(152)
Increase (decrease) in deferred revenues	250	(178)
Increase (decrease) in accrued expenses	(74)	1,744
Increase (decrease) in other current liabilities	1,580	(1,059)

Net cash provided by operating activities	4,223	7,264

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted deposits	(17)	(19)
Increase in short term deposits		(17,500)
Amounts funded in respect of employee rights upon retirement	(64)	(93)
Purchase of property, plant and equipment	(880)	(951)

Net cash used in investing activities	(961)	(18,563)

TRANSLATION DIFFERENCES ON CASH BALANCE OF CONSOLIDATED SUBSIDIARIES OPERATING INDEPENDENTLY	128	48

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,390	(11,251)

BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	45,366	42,954

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,756	$31,703

Supplemental disclosures of cash flow information:
Interest paid	$0	$0

Income taxes paid	$477	$115

The accompanying notes are an integral part of the condensed consolidated financial statements.

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S dollars in thousands)

(Unaudited)

NOTE 1—BASIS OF PRESENTATION:

        The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements. In the opinion of management, the financial statements reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and results of operations of Objet Ltd. (the "Company"), together with its subsidiaries ("Group"). These consolidated financial statements and notes thereto are unaudited and should be read in conjunction with the Company's audited financial statements included in its Annual Report on Form F-1 for the year ended December 31, 2011. The results of operations for the three months ended March 31, 2012 are not necessarily indicative of results that could be expected for the entire fiscal year.

NOTE 2—RECENTLY ISSUED ACCOUNTING PRINCIPLES ADOPTED:

        In June 2011, the Financial Accounting Standard Board ("FASB") issued Accounting Standards Update No. 2011-05 ("ASU 2011-05") which amended the comprehensive income presentation guidance. The amendment requires entities to report components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements. The guidance is effective for interim and annual periods beginning after December 15, 2011.

NOTE 3—FAIR VALUE MEASUREMENT:

        The Group measures fair value and discloses fair value measurements for financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

        The three levels of inputs that may be used to measure fair value are as follows:

Level 1	—	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2	—	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
Level 3	—	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U.S dollars in thousands)

(Unaudited)

NOTE 3—FAIR VALUE MEASUREMENT: (Continued)

        The following table presents the Group's assets and liabilities that are measured at fair value on a recurring basis, segregated by classes:

	March 31, 2012
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities—Available for sale*	$1,000			$1,000
Foreign exchange forward contracts not designated as hedging instrument**		1,088		1,088
Foreign exchange forward contract designated as hedging instrument**		220		220
Liabilities:
Foreign exchange forward contracts not designated as hedging instrument**		$1,934		$1,934

	December 31, 2011
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities—Available for sale*	$988			$988
Foreign exchange forward contracts not designated as hedging instrument**		2,535		2,535
Liabilities:
Foreign exchange forward contracts not designated as hedging instrument**		2,776		2,776
Foreign exchange forward contract designated as hedging instrument**		$115		$115

*
Marketable securities consist mainly of debt securities classified as available-for-sale and are recorded at fair value. The fair value of quoted securities is based on current market value (Level 1 input); as of December 31, 2011 and the unaudited three months ended March 31, 2012, the Company has no Level 3 securities.

**
Level 2 are derivatives which are presented as other current liabilities and other receivables primarily represent foreign currency contracts which are valued primarily based on observable inputs, including interest rate curves and both forward and spot prices for currencies.

The financial instruments consist mainly of cash and cash equivalents, restricted deposits, marketable securities, current and non-current receivables, accounts payable and accruals. The fair value of the financial instruments included in working capital and non-current receivables approximates their carrying values.

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U.S dollars in thousands)

(Unaudited)

NOTE 4—INVENTORIES:

        Inventory consisted of the following:

	December 31,	March 31,
	2011	2012
Raw materials	$10,867	$8,385
Work-in-process	367	1,119
Finished goods	14,739	14,472

Total	$25,973	$23,976

NOTE 5—EARNINGS PER SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS:

        Basic earnings per share are computed on the basis of the weighted average number of ordinary shares outstanding during the period. In the event of distribution of dividends the preferred shareholders are entitled to receive an amount per share equal to the applicable original issue price of such shares. The holders of the preferred shares own the majority of the voting rights. Therefore, in computing earnings per share, the participation allocated to such preferred shares out of earnings is up to such cumulative amount.

        Weighted average number of convertible preferred shares of 130,993 for the three months ended March 31, 2011 and 2012 are not included in the computation of diluted earnings per share, since their assumed conversion has an anti-dilutive effect. Stock options are not included in the computation of diluted earnings per share, since they are exercisable only in the occurrence of a liquidity event and therefore not dilutive.

        The following table presents the computations of basic and diluted earnings per share for the three months ended March 31, 2011 and 2012:

	Three months ended March 31,
	2011	2012
Numerator:
Net income as reported	$3,241	$3,394
Deduct: Participation of convertible preferred shares	3,241	3,312

Net income per share attributable to ordinary shareholders	$0	$82

Denominator:
Weighted average number of ordinary shares outstanding	3,237	3,237

Basic and diluted net income per share	$0	$0.03

NOTE 6—CONTINGENCIES:

        1)    In May 2004, a former employee of the Company sued the Company and one of its directors demanding that the Company issue to him an option to purchase 1.75% of its outstanding shares and

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U.S dollars in thousands)

(Unaudited)

NOTE 6—CONTINGENCIES: (Continued)

compensate him in an amount equal to NIS 315 (approximately $85, based on the exchange rate as of March 31, 2012). The cause of action is an alleged breach of certain undertakings made by the Company to the former employee. Additionally, he claimed that the Company failed to pay his salary and certain social benefits with a respect to a certain period of time. The Company has filed a statement of defense in which it denied any wrongdoing in this action. In May 2011, the court ruled in favor of the Company, denying all of the former employee's claims. The former employee appealed the decision to the Israeli national labor court, where the proceedings currently await submission by the former employee of his main arguments and the court's ruling on the former employee's motion to amend his appeal. Management estimates and provisions have not materially changed as a result of this development.

        The Company recorded a provision in 2008 for probable losses (an immaterial amount mainly for expected legal expenses), which are reasonably estimable, arising from this claim, as estimated by management.

        It is reasonably possible that the loss arising from this claim will be greater than the amount accrued, up to the entire amount claimed.

        2)    In October 2007, a former supplier of the Company brought an action against the Company and the former directors of its European subsidiary (one of whom is a current director of the Company) in a Brussels commercial court, claiming damages of 566 Euros (approximately $755, based on the exchange rate as of March 31, 2012), plus interest and related legal and litigation costs. On April 26, 2010, the court ordered the Company and the subsidiary's former directors jointly and severally liable for the full amount claimed. The Company and its subsidiary's former directors filed an appeal against the judgment in May 2010, with respect to which the final judgment is not expected to be handed down before 2013. In keeping with required procedure related to the litigation, in July 2011, the Company deposited the full amount of the original judgment in favor of the former supplier, plus interest and litigation costs in the total amount of 690 Euros (approximately $920, based on the exchange rate as of March 31, 2012) into a blocked state owned account in the company's name, to be held pending the outcome of our appeal. Management estimates and provisions have not materially changed as a result of this development.

        The Company recorded a provision in 2007 and 2008 for probable losses, which are reasonably estimable, arising from this claim, as estimated by management.

        Management believes that there is no material exposure to loss in excess of the amount accrued.

        3)    In December 2008, another employee, whose employment with the Company has since been terminated, filed a claim against the Company demanding that, based on an alleged undertaking the Company had made, the Company issue him an option that would allow him to maintain an equity interest of 1.45% in the Company, as well as reimburse salary reductions he had suffered in an aggregate sum of NIS 552 (approximately $149 based on the exchange rate as of March 31, 2012). In July 2009, the Company filed its statement of defense, rejecting the allegations raised by the former employee. Together with the former employee, the Company initiated mediation of the dispute, but did not reach any settlement on the matter. In January 2011, the former employee demanded, in addition

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U.S dollars in thousands)

(Unaudited)

NOTE 6—CONTINGENCIES: (Continued)

to his initial pleading, to seek an additional NIS 441 (approximately $119 based on the exchange rate as of March 31, 2012) on account of alleged wrongful termination by the company. The action is currently ongoing and is being litigated in an Israeli labor court. Management estimates and provisions have not materially changed as a result of this development.

        The Company recorded a provision in 2008 for probable losses, which are reasonably estimable, arising from this claim, as estimated by management.

        It is reasonably possible that the loss arising from this claim will be greater than the amount accrued, up to the entire amount claimed.

        4)    In April 2011, a former employee of the Company filed a statement of claim against the Company in an Israeli labor court, claiming monetary compensation in the amount of NIS 813 (approximately $219, based on the exchange rate as of March 31, 2012) and 30,000 options to purchase the Company's ordinary shares at an exercise price of $0.254 per share, which he claims were originally promised to him under his employment agreement with the Company, entered into in the year 2000, and which he claims should be exercisable until the end of a 3 year period commencing on the later of the date on which they are to be granted to him or the date of an liquidity event. The Company submitted its statement of defense to this claim on June 15, 2011 and the Company and plaintiff are scheduled to submit affidavits. Evidentiary hearings have been scheduled for March and May 2013. Management does not believe that this claim can result in a material loss to the Company.

        It is reasonably possible that the loss arising from this contingency will be greater than the amount accrued, up to the entire amount claimed.

        5)    In August 2011, the Company filed an appeal to a municipal tax assessment received earlier in 2011, from the municipality of Rehovot, Israel, where the Company's headquarters are located. The assessment was for a total amount of NIS 1,671 (approximately $450, based on the exchange rate as of March 31, 2012) for the Company's facilities, for the year 2011, as well as retroactively covering the period from 2005 through 2010. The Company's administrative petition to the court for municipal matters challenges the legality of the change in the municipality taxes rate and the retroactive increase. A definitive date for the hearing on the tax appeal at the appeals commission has not yet been set, while the hearing for the administrative petition at the municipal court is set for end of 2012.

        The Company recorded a provision in 2012 for probable losses, which are reasonably estimable, arising from this claim, as estimated by management.

        It is reasonably possible that the loss arising from this contingency will be greater than the amount accrued, up to the entire amount claimed.

        6)    In January 2012, a former supplier sent the Company letters in which it demanded, among other things, compensation for its alleged investment in building a market for the Company's products, an investment which the former supplier claimed was between US$2,500 and US$5,000. The demand letters were received following the Company's termination, for cause, of a distributorship agreement with the former supplier. In February 2012, the Company initiated legal proceedings against the former

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U.S dollars in thousands)

(Unaudited)

NOTE 6—CONTINGENCIES: (Continued)

supplier in the District Court of Tel Aviv, seeking compensation of approximately US$2,000 for damages to its reputation and for lost profits.

        On April 15, 2012, the Company and the former supplier signed a mediation / arbitration agreement with the intent to either amicably resolve the dispute, or to arbitrate it in Israel. The Company and the former supplier are in the process of submitting their claims to the mediator in preparation for a mediation meeting that will occur in late June 2012. The Company's management does not believe that these proceedings can result in a material loss to the Company.

        It is reasonably possible that the loss arising from this contingency will be greater than the amount accrued, up to the entire amount claimed.

        7)    In March 2012, Objet received demand letters from two founders and former directors, who hold (directly or indirectly) Objet ordinary shares, demanding that Objet amend its capitalization table in light of alleged acts of fraud, unauthorized issuances of securities and dilution of minority shareholders who did not participate in certain financing rounds of Objet. In addition, one of these founders also claimed that Objet was effectively engaged in backdating, alleging that issuances of shares for cash investments in Objet that were made in 2006 were actually made at a later date. Objet believes that these claims are without merit and currently intends to vigorously assert its defenses and counterclaims. Management does not believe that this claim can result in a material loss to the Company.

        It is reasonably possible that the loss arising from this contingency will be greater than the amount accrued, up to the entire amount claimed.

NOTE 7—SUBSEQUENT EVENTS

        1.     In the second fiscal quarter of 2012, the Company entered into a Venture Agreement with Fasotec Co. Ltd, ("Fasotec") pursuant to which the Company would acquire a 51% equity interest in a newly formed entity, Objet Japan Co. Ltd. ("Objet Japan"), whose purpose is to conduct the business of marketing, distributing, service and maintenance of the Company's products in Japan. Fasotec contributed its existing business relating to the Company's products to the new entity. Under the Venture Agreement and related agreements, Objet will control Objet Japan, with Fasotec having certain board representation and other minority governance rights. Objet has an option to buy, and Fasotec has an option to sell, Fasotec's interests in Objet Japan subject to certain conditions. The transaction is expected to close in the third fiscal quarter of 2012.

        2.     On April 13, 2012, the Company, together with two of its wholly-owned subsidiaries, entered into a merger agreement with Stratasys, Inc. ("Stratasys"), a Delaware corporation whose common stock is listed on the NASDAQ Global Select Market, providing for the combination of the Company and Stratasys. Under the agreement, the Company's indirect, wholly-owned subsidiary will merge with and into Stratasys, with Stratasys surviving as an indirect, wholly-owned subsidiary of the Company. At the effective time of the merger, each outstanding share of Stratasys common stock will be converted into the right to receive one ordinary share of the Company, and each outstanding Stratasys stock option and warrant will be converted into an option or warrant (as applicable) to acquire an ordinary

OBJET LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U.S dollars in thousands)

(Unaudited)

NOTE 7—SUBSEQUENT EVENTS (Continued)

share of the Company. Upon the closing of the merger, Stratasys stockholders and the Company's shareholders are expected to own approximately 55% and 45%, respectively of the Company's ordinary shares on a fully diluted basis, using the treasury stock method. Furthermore, the Company will change its name to "Stratasys Ltd.", will remain an Israeli corporation, with dual headquarters in Eden Prairie, Minnesota, and Rehovot, Israel (the locations of Stratasys and the Company's current headquarters, respectively) and its ordinary shares will be listed on the NASDAQ Global Select Market, replacing the current listing of Stratasys' common stock.

        The closing of the merger is subject to various conditions, including the adoption of the merger agreement by Stratasys' stockholders and the approval by Objet's shareholders of various matters related to merger, including a reverse stock split at a ratio that will enable the ordinary shares of the combined company to be held in accordance with the aforementioned percentages, based on a valuation mechanism agreed upon by Stratasys and the Company.

OBJET LTD.
(FORMERLY OBJET GEOMETRIES LTD.)

CONSOLIDATED FINANCIAL STATEMENTS

Report of independent registered public accounting firm

To the shareholders of
 OBJET LTD. (FORMERLY OBJET GEOMETRIES LTD.)

        We have audited the consolidated balance sheets of Objet Ltd. (formerly Objet Geometries Ltd.) (the "Company") and its subsidiaries as of December 31, 2010 and 2011, and the related consolidated statements of income, change in convertible preferred shares and equity and cash flows for each of the three years in the period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 2010 and 2011, and the results of their operations, changes in convertible preferred shares and equity and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
    March 22, 2012

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003
Telephone: +972-3-7954555, Fax:+972-3-7954556, www.pwc.co.il

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Consolidated balance sheets

(U.S dollars in thousands)

	December 31,
	2010	2011
Assets
CURRENT ASSETS
Cash and cash equivalents	$45,366	$42,954
Short term deposits		14,500
Restricted deposits	823	781
Marketable securities	10,958	988
Accounts receivable:
Trade	13,637	15,020
Other	1,790	7,353
Inventories	15,567	25,973
Prepaid expenses	659	2,842
Deferred income taxes	71	80

Total current assets	88,871	110,491
NON-CURRENT ASSETS
Amounts funded in respect of employee rights upon retirement	1,943	2,171
Deferred income taxes	72	88
Long term prepaid expenses and receivable	196	70
PROPERTY, PLANT AND EQUIPMENT, net	10,128	11,718

Total assets	$101,210	$124,538

The accompanying notes are an integral part of these consolidated financial statements.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Consolidated balance sheets (Continued)

(U.S dollars in thousands)

	December 31,
			(Pro forma equity as of December 31, 2011, unaudited, note 1d)
	2010	2011
Liabilities, convertible preferred shares and equity
CURRENT LIABILITIES
Accounts payable	$8,934	$8,879
Deferred revenues	5,503	8,222
Accrued expenses	4,994	5,401
Other current liabilities	6,739	11,737

Total current liabilities	26,170	34,239
LONG-TERM LIABILITIES
Employee rights upon retirement	2,958	3,461
Tax contingencies	599	975

Total liabilities	29,727	38,675

COMMITMENTS AND CONTINGENCIES (note 7)
CONVERTIBLE PREFERRED SHARES:
Preferred shares of NIS 0.01 par value:
Authorized 250,000 shares at December 31, 2010 and December 31, 2011; issued and outstanding 130,993 at December 31, 2010 and December 31, 2011 and none at December 31, 2011 on a pro forma basis (unaudited)	38,231	38,231
EQUITY
Ordinary shares of NIS 0.01 par value:
Authorized 250,000 shares at December 31, 2010 and December 31, 2011; issued and outstanding 3,237 at December 31, 2010 and December 31, 2011	8	8
On a pro forma basis (unaudited): Authorized 67,827 ordinary A and 32,173 ordinary B; issued and outstanding: no ordinary A and 26,846 ordinary B			$295
Additional paid in capital	744	744	38,688
Retained earnings	32,377	47,071	47,071
Accumulated other comprehensive income (loss)	123	(191)	(191)

Total Equity	33,252	47,632	$85,863

Total liabilities, convertible preferred shares and equity	$101,210	$124,538

/s/ E. Jaglom E. Jaglom Chairman of the Board	/s/ D. Reis D. Reis Chief Executive Officer and Director	/s/ E. Simha E. Simha Chief Financial Officer and Chief Operating Officer

The accompanying notes are an integral part of these consolidated financial statements.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Consolidated statements of income

(U.S dollars in thousands, except per share data)

	Year ended December 31,
	2009	2010	2011
NET REVENUES:
Products	$56,993	$76,556	$105,759
Services	10,537	11,322	15,337

Total revenues	67,530	87,878	121,096
COST OF REVENUES:
Cost of products	19,835	23,734	34,008
Cost of services	9,286	10,039	12,946

Total cost of revenues	29,121	33,773	46,954

GROSS PROFIT	38,409	54,105	74,142

OPERATING EXPENSES
Research and development	9,297	11,980	14,569
Selling and marketing	12,791	19,979	28,366
General and administrative	7,988	10,009	13,696

Total operating expenses	30,076	41,968	56,631

OPERATING PROFIT	8,333	12,137	17,511
FINANCE INCOME (EXPENSE), NET	232	(365)	(1,228)

INCOME BEFORE INCOME TAXES	8,565	11,772	16,283
TAX ON INCOME	960	1,411	1,589

NET INCOME	$7,605	$10,361	$14,694

Earnings per share attributable to ordinary shares:
Basic and Diluted	$0	$0	$0.07

Weighted average number of ordinary shares (in thousands):
Basic and diluted	3,237	3,237	3,237

Pro forma net income per ordinary B share (unaudited) (Note 1d)
Basic and diluted			$0.55

Pro forma weighted average number of ordinary B shares (in thousands, unaudited) (Note 1d):
Basic and diluted			26,846

The accompanying notes are an integral part of these consolidated financial statements.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Consolidated statement of change in convertible
preferred shares and equity

(U.S dollars in thousands)

	Convertible preferred shares
			Ordinary shares
							Accumulated other comprehensive income (loss)
	Number of shares	Amount	Number of shares	Amount	Additional paid in capital	Retained earnings		Total equity
BALANCE AT JANUARY 1, 2009	133,361	$39,731	3,237	$8	$744	$14,411	$(296)	$14,867
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2009:
Comprehensive income:
Net income for the year						7,605		7,605
Unrealized gain from marketable securities, net of deferred taxes							675	675

Total comprehensive income								8,280
Acquistion of shares from a shareholder and cancellation of such shares	(2,368)	(1,500)

BALANCE AT DECEMBER 31, 2009	130,993	$38,231	3,237	$8	$744	$22,016	$379	$23,147
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2010:
Comprehensive income (loss):
Net income for the year						10,361		10,361
Currency translation adjustments							(45)	(45)
Unrealized loss from marketable securities, net of deferred taxes							(211)	(211)
Total comprehensive income								10,105

BALANCE AT DECEMBER 31, 2010	130,993	$38,231	3,237	$8	$744	$32,377	$123	$33,252

BALANCE AT DECEMBER 31, 2010	130,993	$38,231	3,237	$8	$744	$32,377	$123	$33,252
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2011:
Comprehensive income (loss):
Net income for the year						14,694		14,694
Unrealized loss from derivatives designated as hedging instruments							(115)	(115)
Currency translation adjustments							(35)	(35)
Unrealized loss from marketable securities, net of deferred taxes							(164)	(164)

Total comprehensive income								14,380

BALANCE AT DECEMBER 31, 2011	130,993	$38,231	3,237	$8	$744	$47,071	$(191)	$47,632

The accompanying notes are an integral part of these consolidated financial statements.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Consolidated statements of cash flows

(U.S dollars in thousands)

	Year ended December 31,
	2009	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$7,605	$10,361	$14,694
Adjustments required to reconcile net income to net cash provided by operating activities:
Net amortization of discount related to marketable securities	(153)	(211)	(206)
Depreciation and amortization	1,485	2,019	2,579
Loss (gain) on sale of marketable securities	667	(138)	—
Increase in tax contingencies	119	198	376
Increase in liability for employee upon retirement	762	704	524
Losses (gains) on amounts funded in respect of employee rights upon retirement	(86)	(94)	130
Deferred income taxes—net	449	385	(25)
Changes in operating asset and liability:
Decrease (increase) in accounts receivable:
Trade	(3,906)	(1,650)	(1,360)
Other	534	(875)	(5,700)
Decrease (increase) in long term prepaid expenses and receivable	(90)	(106)	126
Decrease (increase) in inventories	3,113	(4,178)	(10,489)
Increase in prepaid expenses	(38)	(276)	(2,183)
Increase (decrease) in accounts payable	(1,556)	3,036	(80)
Increase (decrease) in deferred revenues	(2,798)	1,700	2,830
Increase in accrued expenses	780	119	407
Increase (decrease) in other current liabilities	(374)	2,893	4,891

Net cash provided by operating activities	6,513	13,887	6,514

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (Increase) in restricted deposits	4,016	(198)	40
Increase in short term deposits			(14,500)
Investment in marketable securities	(40,053)	—	—
Proceeds from redemption of marketable securities	35,106	11,258	10,000
Amounts funded in respect of employee rights upon retirement	(557)	(899)	(379)
Purchase of property, plant and equipment	(4,299)	(2,812)	(4,176)

Net cash provided by (used in) in investing activities	$(5,787)	$7,349	(9,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in short term loans, net	$(34)	—	—
Acquistion of shares from a shareholder and cancellation of such shares	(1,500)	—	—

Net cash used in financing activities	(1,534)	—	—

TRANSLATION DIFFERENCES ON CASH BALANCE OF CONSOLIDATED SUBSIDIARIES OPERATING INDEPENDENTLY	—	$(164)	$89

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(808)	21,072	(2,412)

BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	25,102	24,294	45,366

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF YEAR	$24,294	$45,366	$42,954

Supplemental disclosures of cash flow information:
Interest paid	$0	$0	$0
Income taxes paid	$143	$272	$540

The accompanying notes are an integral part of these consolidated financial statements.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements

Note 1—Significant accounting policies

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").

        The significant accounting policies, applied on a consistent basis, are as follows:

a.     General:

1)
Nature of operations

        Objet Ltd. (the "Company") is a leading global provider of three-dimensional, or 3D, printing solutions, offering a broad range of 3D printing systems, resin consumables and services. Its printers use its proprietary PolyJet inkjet-based technology, resin consumables and integrated software to create 3D models directly from computer data such as 3D computer-aided design, or CAD, files. Its printers build 3D objects by depositing multiple layers of resin one on top of another. The Company's printed models enhance the ability of designers, engineers and manufacturers to visualize, verify and communicate product designs, thereby improving the design process and reducing time-to-market. Headquartered in Israel, the Company was founded on March 3, 1998 and sold its first 3D printing systems in 2002.

        The Company, together with its subsidiaries ("Objet" or the "Group"), has one reportable segment, which generates revenues via the sale of its 3D printing systems and resin consumables and by providing support services. The Group's chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements. Objet operates through offices in Israel, the United States, Germany, Japan, China and Hong Kong.

2)
Use of estimates in preparation of financial statements

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates using assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates, and such differences may have a material impact on the Company's financial statements.

        As applicable to these consolidated financial statements, the most significant estimates relate to revenue recognition, allowance for doubtful accounts, inventories, valuation and assumptions underlying stock-based compensation, uncertain tax positions and contingent liabilities.

3)
Amounts in the footnotes in the financial statements

        All Dollar, Euro and NIS amounts in the footnotes of the consolidated financial statements are in thousands except per share data.

b.     Principles of consolidation and presentation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances are eliminated in consolidation; profits from intercompany sales, not yet realized outside the Group, are also eliminated.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

c.     Functional currency and foreign currency transactions

        A major part of the Group's operations is carried out by the Company and its U.S. subsidiary. The functional currency of these entities is the U.S. dollar ("dollar" or $). The functional currency of the remaining subsidiaries is their relevant local currency. The financial statements of those companies are included in consolidation, based on translation into U.S. dollars. Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at actual exchange rates during the year. Differences resulting from translation are presented in equity, under accumulated other comprehensive income. Gains and losses on foreign currency transactions and exchange gains and losses denominated in non-functional currencies are reflected in finance income (expense), net, in the Consolidated Statements of Income when they arise.

d.     Unaudited pro forma information

        The unaudited pro forma equity as of December 31, 2011, and the unaudited earnings per share, basic and diluted, for the year ended December 31, 2011, give effect to a 1-for-5 reverse stock split prior to the effectiveness of the Company's registration statement on Form F-1 for the Company's Initial Public Offering (IPO), followed by, upon the completion of the IPO, the conversion of all of the Company's issued and outstanding convertible preferred shares into ordinary shares, and the conversion of all issued and outstanding shares into Class B ordinary shares. See Note 1(x).

        The table below sets forth the computation of the Company's unaudited pro forma basic and diluted net income per share attributable to its ordinary shares.

Year ended December 31, 2011
(unaudited)
Numerator:
Net income used in computing basic net income per share (Note 1(x))	$213
Participation of convertible preferred shares	14,481

Numerator for basic and diluted pro forma net income per share of ordinary B share	$14,694

Denominator:
Weighted average shares used in computing basic net income per share (Note 1(x))	3,237
Adjustments to reflect the effect of convertible preferred shares	130,993
Adjustments to reflect reverse stock split 1-for-5	(107,384)

Denominator for basic and diluted calculation, weighted average shares	26,846

Pro forma net income per share (unaudited):
Pro forma basic and diluted net income per share	$0.55

e.     Cash and cash equivalents

        All highly liquid investments, which include short-term bank deposits, that are not restricted as to withdrawal or use, and short-term debentures, the period to maturity of which did not exceed three months at the time of investment, are considered to be cash equivalents.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

f.      Restricted deposits

        Restricted deposits primarily consist of cash deposits for real estate taxes and rent as required by certain mortgage notes payable.

g.     Allowance for doubtful accounts

        The Group maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. This allowance is based on specific customer account reviews. The Group performs ongoing credit evaluations of its customers and usually does not require collateral.

        The following table summarizes the changes in the allowance for doubtful accounts:

Allowance for doubtful accounts
Balance, January 1, 2009	$426
Additions charged to operations	290
Deductions from reserves, net	(72)

Balance, December 31, 2009	644
Additions charged to operations	132
Deductions from reserves, net	(36)

Balance, December 31, 2010	740
Additions charged to operations	131
Deductions from reserves, net	(64)

Balance, December 31, 2011	$807

h.     Marketable securities

        Marketable securities consist of corporate debt securities classified as available-for-sale and are recorded at fair value. Changes in fair value, net of taxes, are reflected in other comprehensive income (loss). Realized gains and losses on sales of the securities, as well as premium or discount amortization, are included in the consolidated statement of income as financial income or expenses.

        Factors considered in determining whether a loss is temporary include the extent to which fair value has been less than the cost basis, the financial condition and near-term prospects of the investee based on its credit rating and the Company's intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value. If an other-than-temporary impairment exists for debt securities, the Group separates the other-than-temporary impairment into the portion of the loss related to credit factors, or the credit loss portion, and the portion of the loss that is not related to credit factors, or the non-credit loss portion. The credit loss portion is the difference between the amortized cost of the security and management's best estimate of the present value of the cash flows expected to be collected from the debt security. The non-credit loss portion is the residual amount of the other-than-temporary impairment. The credit loss portion is recorded as a

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

charge to earnings, and the non-credit loss portion is recorded as a separate component of other comprehensive income (loss).

i.      Derivative instruments and hedge accounting

        All derivatives are recognized on the balance sheet at their fair value. On the date that the Company enters into a derivative contract, it designates the derivative, for accounting purposes, as a: (1) hedging instrument (commencing from the 2011 financial statements), or (2) non-hedging instrument.

        As part of the Company's risk management strategy, it uses forward contracts derivative financial instruments to cash-flow hedge against certain foreign currency exposures. The Company recognizes all derivatives as either assets or liabilities in the consolidated balance sheets at their fair value on a trade date basis. Derivatives in a gain position are reported in "Accounts receivable—other" in the consolidated balance sheets and derivatives in a loss position are recorded in "Other current liabilities", as applicable, in the consolidated balance sheets.

        In order to qualify for hedge accounting, the Company formally documents at the inception of each hedging relationship the hedging instrument, the hedged item, the risk management objective and strategy for undertaking each hedging relationship, and the method used to assess hedge effectiveness.

        When derivative financial instruments qualify for cash flow hedge accounting, the Company records the effective portion of changes in fair value as part of "Other comprehensive income" in the consolidated statements of equity. When the hedged item is recognized in the consolidated statements of income, the related derivative gain or loss is reclassified from "Accumulated other comprehensive income" in the consolidated statements of equity to the consolidated statements of income within the line item in which the hedged item is recorded. The cash flows from a derivative financial instrument qualifying for cash flow hedge accounting are classified in the consolidated statements of cash flows in the same category as the cash flows from the hedged item.

        If a derivative financial instrument does not qualify for hedge accounting, the Company records the changes in fair value of derivative instruments in "finance income (expense), net" in the consolidated statements of income.

j.      Inventories

        Inventories are valued at the lower of cost or market. Cost of raw materials and consumables is determined mainly on a "moving average" basis. Cost of finished products and products in process is determined as follows: the raw materials component—on a "moving average" basis and the labor and overhead component—on an actual manufacturing costs basis.

        Provisions are made for the estimated effect of obsolete and slow moving inventories using a methodology based upon financial formulas that take into account quantities, costs, the age of the inventory on hand and historical sales.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

k.     Property, plant and equipment

        Property, plant and equipment are presented at cost at the date of acquisition. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the depreciable assets, or in the case of leasehold improvements, the shorter of the lease term or the estimated useful life of the asset. Improvements are capitalized while repairs and maintenance are charged to operations as incurred.

        Annual rates of depreciation are as follows:

%
Computers and electronic equipment	20 - 33 (mainly 33%	)
Office furniture and equipment	6 - 15 (mainly 15%	)
Machinery and equipment	10 - 33 (mainly 33%	)
Buildings	4
Land	—

        Equipment manufactured by the Group and used for internal research and development and marketing purposes is depreciated on a straight-line basis over three years.

l.      Impairment in value of property, plant and equipment

        Property, plant and equipment held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) from property, plant and equipment is less than the carrying amount of such assets, an impairment loss would be recognized, and the assets would be written down to their estimated fair values.

m.    Contingent liabilities

        Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Group but which will only be resolved when one or more future events occur or fail to occur. The Group's management assesses such contingent liabilities and estimated legal fees, if any. Such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Group or unasserted claims that may result in such proceedings, the Group's management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

        Management applies the guidance in ASC 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that loss has been incurred and the amount of the liability can be estimated, then the Group would record an accrued expense in the Group's financial statements. The estimated liability if the assessment indicates that a potential loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable, is disclosed.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

        Loss contingencies considered to be remote by management are generally not disclosed unless material or they involve guarantees, in which case the guarantee would be disclosed.

n.     Tax contingencies

        The Group accrues for uncertain tax positions which are recorded to the extent that the Group concludes that a tax position is not sustainable under a "more-likely-than-not" standard. In addition, the Group classifies interest and penalties recognized in the financial statements relating to uncertain tax positions under the provision for income taxes.

o.     Convertible preferred shares

        The Company presents convertible preferred shares (see Note 8) as temporary equity in the mezzanine section of the consolidated balance sheets in accordance with "Distinguishing Liabilities from Equity" accounting standard. The convertible preferred shares are classified as such since the holders thereof are entitled in the event of distribution of dividends to receive an amount per share equal to the applicable purchase price of such share based upon its original issue price. The holders of the preferred shares own the majority of the voting rights. These convertible preferred shares automatically converted into ordinary shares upon the consummation of an initial public offering, including the IPO.

p.     Other comprehensive income (loss)

        Other comprehensive income (loss), net of related taxes where applicable, includes, in addition to net income: (i) currency translation adjustments; (ii) unrealized holding gains and losses on available-for-sale securities; and (iii) Unrealized loss from derivatives designated as hedging instruments.

        The components of the Group's accumulated comprehensive income (loss) for the years presented are as follows:

	December 31,
	2009	2010	2011
Currency translation adjustment	$0	$(45)	$(80)
Unrealized gain from available-for-sale securities	421	180	4
Unrealized loss from derivatives designated as hedging instruments	—	—	(115)
Deferred income taxes	(42)	(12)	—

Total	$379	$123	$(191)

q.     Stock-based compensation

        The Group measures compensation cost at the grant date based on the fair value of the award and recognizes compensation cost upon probable attainment of specified performance conditions and over a service period. The Group uses the Black-Scholes option valuation model to estimate the grant date fair value. In estimating this fair value, there are certain assumptions that the Group uses, as disclosed

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

in note 9(b), to determine the amount of share-based compensation, consisting of the expected life of the option, risk-free interest rate, dividend yield, and volatility. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

        As discussed in note 9(b), the awards granted under the stock-based employee compensation plan are only exercisable upon a liquidity event (e.g., an initial public offering or change in control). Accordingly, the Group treated the awards as performance based awards and given that the performance condition (a liquidity event) was outside the control of the Group, concluded that such performance condition was not probable until it actually occurrs. As a result, no share-based compensation expense was recognized as of December 31, 2011.

r.      Revenue recognition

        The Group recognizes revenue from the sale of its products, which consist of 3D printing systems and resin consumables and services, when persuasive evidence of sales arrangement exists, delivery has occurred or services are rendered, the sales price or fee is fixed or determinable and collectability is reasonably assured. The Group generally does not provide for a right of return. From time to time, upon release of a new system (Beta system), the Group provides for a right of return on such a Beta system for a limited period of time. Revenues for these systems are recognized only when such right of return elapses and the client enters into a binding purchase arrangement.

        Generally, revenue from sales of systems to end user clients is recognized after installation is complete, when a Certificate of Installation is received from the end user client, since the Group views installation with end user clients to be essential to the functionality of system and a critical part of performance of the delivery obligation. Revenues from sales to distributors are generally recognized upon shipment (according to the shipping terms agreed with each distributor). When products are sold to a distributor, the distributor is responsible for the installation of the system with the end user client.

        The Company's systems include embedded software. The software is considered incidental to the system as a whole and in accordance with applicable accounting standards, that standard is not applicable because the software is not a significant focus of the marketing effort and is not sold separately. The software only works with the system and the system only works with software. Objet does not provide post contract customer support specific to the software. The Group enables all of its clients to freely download all software updates and upgrades, whether they are under a service contract or not. The R&D efforts to develop the software are not significant in comparison to the total system R&D and production costs.

        For each of the two years in the period ended December 31, 2010, pursuant to the previous guidance of revenue arrangements with multiple deliverables, for a sales arrangement with multiple elements, such as 3D printings systems, including license, consumables, installation and services, the Group allocates revenue to the different elements in the arrangement under the "residual method" based on Vendor Specific Objective Evidence ("VSOE") of fair value for the undelivered element (the services, which is similar to service contracts sold separately by the Group). Under the residual method, at the outset of the arrangement, the Group defers revenue for the fair value of its undelivered element and recognizes revenue for the remainder of the arrangement fee attributable to the elements initially delivered, when the basic criteria have been met. Any discount in the arrangement is allocated

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

to the delivered elements. The VSOE of fair value of the service is determined based on the price charged for service contract when sold separately.

        Service revenue (maintenance and support contracts) is recognized ratably over the term of the contract, typically one year. Consumable revenue is recognized upon shipment when sold separately. The Group recognizes revenues net of value added taxes.

        Shipping and handling costs billed to customers for system sales and sales of consumable are included in product revenue in the consolidated statements of operations.

        Costs incurred by the Group associated with these shipping and handling are included in selling and marketing expenses in the consolidated statements of operations. Shipping and handling costs recorded in the years ended on December 31, 2009, 2010 and 2011 were $656, $1,358 and $1,901, respectively.

        Objet assesses collectability as part of the revenue recognition process. This assessment includes a number of factors such as an evaluation of the creditworthiness of the customer, past payment history, and current economic conditions. If it is determined that collectability cannot be reasonably assured, the Group will decline shipment, request a down payment, or defer recognition of revenue until ultimate collectability is reasonably assured.

        Beginning January 1, 2011, the Company adopted Accounting Standard Update ("ASU") No. 2009-13, "Multiple-Deliverable Revenue Arrangements" ("ASU 2009-13") for new and materially modified deals originating after January 1, 2011. The new standard changed the requirements for establishing separate units of accounting in a multiple element arrangement and requires the allocation of arrangement consideration to each deliverable to be based on the relative selling price.

        For fiscal 2011 and future periods, pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple elements, such as 3D printings systems, including license, consumables, installation and services, The Group allocates revenue to each element based on a selling price hierarchy. The selling price for a deliverable is based on its VSOE, if available, third party evidence ("TPE") if VSOE is not available, or best estimate of the selling price ("ESP") if neither VSOE nor TPE is available.

        The Group establishes VSOE of selling price using the price charged for a deliverable when sold separately. The best estimate of selling price is established considering internal factors such as margin objectives and pricing. The adoption of these new standards did not have a material impact on the Company's financial statements.

s.     Product warranty

        A small number of the Group's systems are covered by a warranty with a three month period from the date of sale to a certain distributor. A liability is recorded for future warranty costs in the same period in which related revenue is recognized. The liability is based on anticipated parts and labor costs utilizing historical experience. The Group periodically assesses the adequacy of the warranty reserves based on changes in these factors and records any necessary adjustments if actual experience indicates that adjustments are necessary. Future claims experience could be materially different from prior results because of the introduction of new, more complex products, a change in the warranty policy in

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

response to industry trends, competition or other external forces, or manufacturing changes that could impact product quality. In the event that the Group determines that its current or future product repair and replacement costs exceed estimates, an adjustment to these reserves would be charged to earnings in the period such a determination is made. Product warranty is included in accrued expenses.

t.      Research and development costs

        Research and development expenses are charged to income as incurred.

u.     Advertising expenses

        Advertising expenses are charged to income as incurred. Advertising expenses for the years ended December 31, 2009, 2010 and 2011 were $1,431, $1,365 and $2,470, respectively, and were included in selling and marketing expenses.

v.      Income taxes

        Deferred taxes are determined utilizing the "asset and liability" method based on the estimated future tax effects of temporary differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws, and on effective tax rates in effect when the deferred taxes are expected to be paid or realized. Valuation allowance is provided if, based upon the weight of available evidence, it is "more likely than not" that a portion of the deferred tax assets will not be realized.

        Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences where appropriate.

        Deferred tax has not been provided on the following items:

          (1)   Taxes that would apply in the event of disposal of investments in foreign subsidiaries, as it is generally the Group's intention to hold these investments, not to realize them.

          (2)   Amounts of tax-exempt income generated from the Group's current approved enterprises (see note 10b) as the Group intends to permanently reinvest these profits and does not intend to distribute dividends from such income. If these dividends were to be paid, the Company would have to pay additional taxes at a rate up to 10% on the distribution, and the amount would be recorded as an income tax expense in the period the dividend is declared.

          (3)   Dividends distributable from the income of foreign companies in the Group, as the Group does not expect these companies to distribute dividends in the foreseeable future. If these dividends were to be paid, the Group would have to pay additional taxes at a rate of up to 25% on the distribution, and the amount would be recorded as an income tax expense in the period the dividend is declared.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

w.     Concentration of credit risk

        Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables and marketable securities. The majority of the Group's cash and cash equivalents and marketable securities are invested in dollar and Euro instruments with major banks in Israel. Management believes that the credit risk with respect to the financial institutions that hold the Group's investments is low. The Company's marketable securities consist of corporate bonds.

x.     Earnings per share attributable to ordinary shareholders

        Basic earnings per share are computed on the basis of the weighted average number of ordinary shares outstanding during the period. As described in note 8, in the event of distribution of dividends the preferred shareholders are entitled to receive an amount per share equal to the applicable original issue price of such shares. The holders of the preferred shares own the majority of the voting rights. Therefore, in computing earnings per share, the participation allocated to such preferred shares out of earnings is up to such cumulative amount.

        Weighted average number of convertible preferred shares of 132,989 for the year ended December 31, 2009 and 130,993 for the years ended December 31, 2010 and 2011, are not included in the computation of diluted earnings per share, since their assumed conversion has an anti-dilutive effect. Stock options are not included in the computation of diluted earnings per share, since as described in note 1(q) above, they are exercisable only in the occurrence of a liquidity event.

        The following table presents the computations of basic and diluted earnings per share for the years ended December 31, 2009, 2010 and 2011:

	Year ended December 31,
	2009	2010	2011
	(U.S dollars in thousands, except per share data)
Numerator:
Net income as reported	$7,605	$10,361	$14,694
Deduct: Participation of convertible preferred shares	7,605	10,361	14,481

Net income per share attributable to ordinary shareholders	$0	$0	$213

Denominator:
Weighted average number of ordinary shares outstanding	3,237	3,237	3,237

Basic and diluted net income per share	$0	$0	$0.07

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 1—Significant accounting policies (Continued)

y.      Fair value measurement

        The Group measures fair value and discloses fair value measurements for financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

        The three levels of inputs that may be used to measure fair value are as follows:

Level 1	—	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2	—	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
Level 3	—	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

z.     Recently issued accounting standards

        1)    In June 2011, the Financial Accounting Standard Board ("FASB") issued Accounting Standards Update No. 2011-05 ("ASU 2011-05") which amended the comprehensive income presentation guidance. The amendment requires entities to report components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements. The guidance is effective for interim and annual periods beginning after December 15, 2011. The Company is currently evaluating the potential impact of ASU 2011-05 on its financial statements.

        2)    In May 2011, the FASB issued Accounting Standards Update No. 2011-04 ("ASU 2011-04") for Fair Value Measurements and Disclosures (Topic 820). The amendment clarifies the existing guidance and adds new disclosure requirements. The guidance is effective for interim and annual periods beginning after December 15, 2011. The Company is currently evaluating the potential impact of ASU 2011-04 on its financial statement.

Note 2—Financial instruments and risk management

        a.     During the years ended December 31, 2010 and 2011, the Company entered into a series of short-term foreign currency forward contracts to manage risk exposures related to foreign currency forecasted cash flow.

        Starting in November 2011, the Company implemented hedge accounting to limit its exposure to variability in exchange rates between the U.S dollar (the "USD") and the New Israeli Shekel ("NIS") and to hedge probable cash flow exposure from expected future payroll and payroll related expenses, given that such expenses are incurred by the Company in NIS but translated to USD for purposes of the Group's consolidated statement of income.

        The Company's derivatives outstanding as of December 31, 2011 were short-term in nature and generally had maturities of no longer than twelve months, although several contracts extended beyond twelve months, settling through January 2013.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 2—Financial instruments and risk management (Continued)

        The following table summarizes the Company's classification of gains and losses on matured and outstanding derivative instruments for the year ended December 31, 2011:

	December 31, 2011
	Recognize in Other Comprehensive Income (loss)	Reclassified from Accumulated Other Comprehensive Income (loss) into operating expense in the statement of income	Loss from matured and outstanding foreign exchange forward recognized in Finance income (expense), net
Type of Derivative
Foreign exchange forward not designated as hedging instruments	—	—	$(1,185)
Foreign exchange forward designated as hedging instruments	$(115)	$(3)	—

Total	$(115)	$(3)	$(1,185)

        Total accumulated other comprehensive income (loss) related to cash flow hedging amounted to $(115) as of December 31, 2011. Out of that amount, amount of $ (110) and $ (5) will be reclassified to operating expense in the consolidated statement of income during the years ended December 31, 2012 and 2013, respectively.

b.     Fair value financial instruments:

        The following table presents the Group's assets and liabilities that are measured at fair value on a recurring basis, segregated by classes:

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities—Available for sale*	$10,958			$10,958
Foreign exchange forward contracts not designated as hedging instrument**		187		187
Liabilities:
Foreign exchange forward contracts not designated as hedging instrument**		$145		$145

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 2—Financial instruments and risk management (Continued)

	December 31, 2011
	Level 1	Level 2	Level 3	Total
Assets:
Marketable securities—Available for sale*	$988			$988
Foreign exchange forward contracts not designated as hedging instrument**		2,535		2,535
Liabilities:
Foreign exchange forward contracts not designated as hedging instrument**		2,776		2,776
Foreign exchange forward contract designated as hedging instrument**		$115		$115

*
Marketable securities consist mainly of debt securities classified as available-for-sale and are recorded at fair value. The fair value of quoted securities is based on current market value (Level 1 input); as of December 31, 2010 and 2011, the Company has no Level 3 securities).

**
Level 2 are derivatives which are presented as other current liabilities and other receivables primarily represent foreign currency contracts which are valued primarily based on observable inputs, including interest rate curves and both forward and spot prices for currencies.

        The financial instruments consist mainly of cash and cash equivalents, restricted deposits, marketable securities, current and non-current receivables, accounts payable and accruals. The fair value of the financial instruments included in working capital and non-current receivables approximates their carrying values.

c.     Derivative instruments

        Foreign exchange forward contracts in effect as of December 31, 2010 were for the conversion of:

  Derivatives not designated as hedging instruments:
  Euros 18,000 into NIS 85,052
  U.S. dollars 10,000 into NIS 36,215

        The terms of all of these currency derivatives are less than one year.

        Foreign exchange forward contracts in effect as of December 31, 2011 were for the conversion of:

  Derivatives not designated as hedging instruments:
  Euros 21,000 into NIS 29,633
  NIS 62,320 into U.S. dollars 16,400
  U.S. dollars 36,000 into NIS 127,230

  Derivatives designated as hedging instruments:
  U.S. dollars 20,450 into NIS 77,730

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 3—Marketable securities

        At December 31, 2010 and 2011, the fair value, cost and gross unrealized holding gains of the corporate bonds owned by the Company were as follows:

	Fair value	Cost after amortization of premium and discount	Gross unrealized holding gains
December 31, 2010	$10,958	$10,778	$180

December 31, 2011	$988	$984	$4

        The contractual maturities of debt securities are less than one year.

Note 4—Inventory

        Inventory consisted of the following:

	December 31,
	2010	2011
Raw materials	$6,289	$10,867
Work-in-process	1,255	367
Finished goods	8,023	14,739

Total	$15,567	$25,973

        The following table summarizes the change of the Reserve for excess and obsolete inventory:

Reserve for excess and obsolete inventory
Balance, January 1, 2009	$519
Additions charged to operations	0
Deductions from reserves, net	(191)

Balance, December 31, 2009	328
Additions charged to operations	167
Deductions from reserves, net	0

Balance, December 31, 2010	495
Additions charged to operations	104
Deductions from reserves, net	0

Balance, December 31, 2011	$599

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 5—Property, plant and equipment

        Property, plant and equipment, net, consisted of the following:

	December 31,
	2010	2011
Computers and electronic equipment	$5,688	$7,188
Office furniture and equipment	1,394	1,471
Machinery and equipment	3,900	4,924
Leasehold improvements	1,481	1,602
Land	728	728
Buildings	3,371	4,591

Total property, plant and equipment	16,562	20,504
Less: accumulated depreciation and amortization	(6,434)	(8,786)

Total property, plant and equipment, net	$10,128	$11,718

        Depreciation expenses totaled $1,485, $2,019 and $2,579 for the years ended December 31, 2009, 2010 and 2011, respectively.

Note 6—Employee rights upon retirement

        The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances. The severance payment liability to employees (based upon length of service and the latest monthly salary—one month's salary for each year employed) is recorded on the Company's balance sheets under "Employee rights upon retirement." The liability is recorded as if it were payable at each balance sheet date on an undiscounted basis.

        The liability is funded in part from the purchase of insurance policies or by the establishment of pension funds with dedicated deposits in the funds. The amounts used to fund these liabilities are included in the balance sheets under "Amount funded in respect of employee rights upon retirement." These policies are the Company's assets. However, under employment agreements and subject to certain limitations, any policy may be transferred to the ownership of the individual employee for whose benefit the funds were deposited. In the years ended December 31, 2009, 2010 and 2011, the Company deposited $557, $899 and $379, respectively, with insurance companies in connection with its severance payment obligations.

        In accordance with its current employment agreements with certain employees, the Company makes regular deposits with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee's rights upon retirement. The Company is fully relieved from any severance pay liability with respect to each such employee after it makes the payments on behalf of the employee. The liability accrued in respect of these employees and the amounts funded, as of the respective agreement dates, are not reflected in the Company's balance sheets, as the amounts funded are not under the control and management of the Company and the pension or severance pay risks have been irrevocably transferred to the applicable insurance companies (the "Contribution Plans").

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 6—Employee rights upon retirement (Continued)

        The amounts of severance payment expenses were $1,124, $1,210 and $1,666 for the years ended December 31, 2009, 2010 and 2011, respectively, of which $362, $506 and $914 in the years ended December 31, 2009, 2010 and 2011, respectively, were in respect of a Contribution Plan.

        Gain (loss) on amounts funded in respect of employee rights upon retirement totaled $86, $94 and $(130) for the years ended December 31, 2009, 2010 and 2011, respectively.

        The Company expects to contribute approximately $1,111 in the year ending December 31, 2012 to insurance companies in connection with its severance liabilities for its operations for that year, $756 of which will be contributed to one or more Contribution Plans.

        The Company expects to pay $749 in future benefits to its employees from 2012 to 2021 upon their normal retirement age. The amounts of such future benefits were determined based on the employees' current salary rates and the number of service years that will be accumulated upon their retirement. These amounts do not include amounts that might be paid to employees that will cease working for the Company before their normal retirement age.

(U.S. dollars in thousands)
2012	72
2013	—
2014	—
2015	40
2016	—
Thereafter (through 2021)	637

Note 7—Commitments and contingent liabilities

a.     Commitments

1)
Lease agreements

        As of December 31, 2011, minimum future rentals under operating leases of buildings for periods in excess of one year were as follows: 2012-$1,720; 2013-$1,634; 2014-$1,553; 2015-$1,513; 2016-$1,300.

        The rental payments for the premises in Israel are payable in Israeli currency linked to the Israeli consumer price index (the Israeli "CPI"). The lease rental expense in the years ended December 31, 2009, 2010 and 2011 was $1,811, $1,925 and $2,161, respectively.

2)
Royalty commitments

        Until the first quarter of 2011, the Company was committed to pay royalties of 4.25% on sales of consumables to one of its suppliers, as defined in the agreement between the parties. Starting in the second quarter of 2011, the royalty rate was revised to 4%, and will decrease further under agreement to 3.5% for 2012 and to 3% for 2013 and thereafter.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 7—Commitments and contingent liabilities (Continued)

b.     Contingent liabilities:

        1)    In May 2004, a former employee of the Company sued the Company and one of its directors demanding that the Company issue to him an option to purchase 1.75% of its outstanding shares and compensate him in an amount equal to NIS 315 (approximately $ 82, based on the exchange rate as of December 31, 2011). The cause of action is an alleged breach of certain undertakings made by the Company to the former employee. Additionally, he claimed that the Company failed to pay his salary and certain social benefits with a respect to a certain period of time. The Company has filed a statement of defense in which it denied any wrongdoing in this action. In May 2011, the court ruled in favor of the Company, denying all of the former employee's claims. The former employee appealed the decision to the Israeli national labor court, where the proceedings currently await submission by the former employee of his main arguments and the court's ruling on the former employee's motion to amend his appeal. Management estimates and provisions have not materially changed as a result of this development.

        The Company recorded a provision in 2008 for probable losses (an immaterial amount mainly for expected legal expenses), which are reasonably estimable, arising from this claim, as estimated by management.

        It is reasonably possible that the loss arising from this claim will be greater than the amount accrued, up to the entire amount claimed.

        2)    In October 2007, a former supplier of the Company brought an action against the Company and the former directors of its European subsidiary (one of whom is a current director of the Company) in a Brussels commercial court, claiming damages of 566 Euros (approximately $726, based on the exchange rate as of December 31, 2011), plus interest and related legal and litigation costs. On April 26, 2010, the court ordered the Company and the subsidiary's former directors jointly and severally liable for the full amount claimed. The Company and its subsidiary's former directors filed an appeal against the judgment in May 2010, with respect to which the final judgment is not expected to be handed down before the end of 2012. In keeping with required procedure related to the litigation, in July 2011, the Company deposited the full amount of the original judgment in favor of the former supplier, plus interest and litigation costs in the total amount of 690 Euros (approximately $885, based on the exchange rate as of December 31, 2011) into a blocked state owned account in the company's name, to be held pending the outcome of our appeal. Management estimates and provisions have not materially changed as a result of this development.

        The Company recorded a provision in 2007 and 2008 for probable losses, which are reasonably estimable, arising from this claim, as estimated by management.

        Management believes that there is no material exposure to loss in excess of the amount accrued.

        3)    In December 2008, another employee, whose employment with the Company has since been terminated, filed a claim against the Company demanding that, based on an alleged undertaking the Company had made, the Company issue him an option that would allow him to maintain an equity interest of 1.45% in the Company, as well as reimburse salary reductions he had suffered in an aggregate sum of NIS 552 (approximately $144 based on the exchange rate as of December 31, 2011). In July 2009, the Company filed its statement of defense, rejecting the allegations raised by the former employee. Together with the former employee, the Company initiated mediation of the dispute, but did

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 7—Commitments and contingent liabilities (Continued)

not reach any settlement on the matter. In January 2011, the former employee demanded, in addition to his initial pleading, to seek an additional NIS 441 (approximately $115 based on the exchange rate as of December 31, 2011) on account of alleged wrongful termination by the company. The action is currently ongoing and is being litigated in an Israeli labor court. Management estimates and provisions have not materially changed as a result of this development.

        The Company recorded a provision in 2008 for probable losses, which are reasonably estimable, arising from this claim, as estimated by management.

        It is reasonably possible that the loss arising from this claim will be greater than the amount accrued, up to the entire amount claimed.

        4)    In April 2011, a former employee of the Company filed a statement of claim against the Company in an Israeli labor court, claiming monetary compensation in the amount of NIS 813 (approx. $213, based on the exchange rate as of December 31, 2011) and 30,000 options to purchase the Company's ordinary shares at an exercise price of $0.254 per share, which he claims were originally promised to him under his employment agreement with the Company, entered into in the year 2000, and which he claims should be exercisable until the end of a 3 year period commencing on the later of the date on which they are to be granted to him or the date of an liquidity event. The Company submitted its statement of defense to this claim on June 15, 2011 and the Company and the plantiff are scheduled to submit affidavits. Evidentiary hearings have been scheduled for March and May 2013. Management does not believe that this claim can result in a material loss to the Company.

        It is reasonably possible that the loss arising from this contingency will be greater than the amount accrued, up to the entire amount claimed.

        5)    In August 2011, the Company filed an appeal to a municipal tax assessment received earlier in 2011, from the municipality of Rehovot, Israel, where the Company's headquarters are located. The assessment was for a total amount of NIS 1,671 (approximately $437, based on the exchange rate as of December 31, 2011) for the Company's facilities, for the year 2011, as well as retroactively covering the period from 2005 through 2010. The Company's administrative petition to the court for municipal matters challenges the legality of the change in the municipality taxes rate and the retroactive increase. A definitive date for the hearing on the tax appeal at the appeals commission has not yet been set, while the hearing for the administrative petition at the municipal court is set for March 2012. Management does not believe that this claim can result in a material loss to the Company.

        It is reasonably possible that the loss arising from this contingency will be greater than the amount accrued, up to the entire amount claimed.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 8—Convertible preferred shares

        The Company's preferred shares confer upon their holders all of the rights conferred by the Company's ordinary shares; in addition, each preferred share has the rights and preferences outlined below:

Conversion

        Each preferred share is convertible, at any time, at its holder's discretion, into one fully paid and non-assessable ordinary share. The preferred shares shall be automatically converted into ordinary shares upon the earliest to occur of the following: (i) if the holders of at least 66% (sixty-six percent) of the issued and outstanding preferred shares so agree; (ii) upon the sale of more than 66% (sixty-six percent) of the issued and outstanding share capital of the Company to a third party, upon the request of that third party; (iii) upon the consummation of an initial public offering; or (iv) for preferred shares held by each preferred shareholder, upon distribution of the full preference amount to which such preferred shareholder is entitled under the Company's articles of association.

Dividends

        In the event of distribution of dividends, the holders of the preferred shares shall be entitled to receive in preference to the holders of the ordinary shares, on a one-time basis, an amount per share equal to the applicable original issue price of such share (i.e., the price at which such share was purchased), and shall furthermore participate in any remaining dividends on a pro rata basis with the holders of the ordinary shares. As of December 31, 2011 no dividends were declared or distributed to any shareholders.

Liquidation preferences

        In the event of any liquidation, dissolution or winding up, bankruptcy or insolvency proceedings by or against the Company, or upon payment of any dividends by the Company, whether voluntary or involuntary, or in the event of a Deemed Liquidation (as defined in the Company's articles of association), the holders of the preferred shares shall be entitled to receive, on a one-time basis, prior to and in preference to all other equity holders of the Company, upon the distribution of any of the assets or surplus funds of the Company, an amount equal to the applicable original issue price per share, for each preferred share held by them (the "Preference Amount"). In the event that the assets available for distribution are not sufficient to pay the full Preference Amount, the assets shall be distributed pro rata among the holders of preferred shares in proportion to the aggregate Preference Amount that each such holder would otherwise be entitled to receive.

        After payment to the holders of the preferred shares of the respective Preference Amounts, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the holders of all ordinary shares and preferred shares, in each case in proportion to the nominal value of the shares then held by them.

Voting

        Each holder of ordinary shares and preferred shares is entitled to one (1) vote per ordinary share or ordinary share into which such preferred share is convertible at the time of voting.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 8—Convertible preferred shares (Continued)

        Balance as of December 31, 2009, 2010 and 2011:

	December 31,
	2009	2010	2011
	Number of shares
Authorized:
Preferred shares of NIS 0.01 par value	250,000	250,000	250,000
Issued and fully paid up:
Preferred shares of NIS 0.01 par value	130,993	130,993	130,993

        The shareholders of the Company, through their prior approval of the Company's articles of association, have in effect approved any requisite reclassification of authorized preferred shares into authorized ordinary shares as may be necessary to enable conversion of the preferred shares. Therefore, the Company is not required to receive an additional shareholder approval to increase the number of authorized ordinary shares for such purpose.

        In November 2009, the Company repurchased and subsequently cancelled 2,368 preferred shares from a certain shareholder for a total sum of $1,500.

Note 9—Equity

a.     Ordinary shares:

1)
Rights attaching to each ordinary share

        Each ordinary share is entitled to one vote. The holders of ordinary shares are also entitled to receive dividends whenever funds are legally available and when and if declared by the shareholders upon the recommendation of the board of directors, subject to the payment of the Preference Amount to the holders of the outstanding preferred shares.

2)
Balance as of December 31, 2009, 2010 and 2011:

	December 31,
	2009	2010	2011
	Number of shares
Authorized:
Ordinary shares of NIS 0.01 par value	250,000	250,000	250,000
Issued and fully paid up:
Ordinary shares of NIS 0.01 par value	3,237	3,237	3,237

        3)    On June 9, 2011 the shareholders adopted a resolution according to which, upon the Company's IPO and upon mandatory conversion of the preferred shares into ordinary shares, the share capital of the Company shall be reclassified such that it shall be divided into two classes of shares—Class A ordinary shares, of a nominal value of NIS 0.01 each (the "Class A ordinary shares"), and Class B ordinary shares, of a nominal value of NIS 0.01 each (the "Class B ordinary shares"). Except as provided below, Class A ordinary shares and Class B ordinary shares shall have the same rights and privileges and be identical in all respects as to all matters.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 9—Equity (Continued)

        At ordinary meetings or extraordinary general meetings of the Company, (i) every holder of a Class A ordinary share, shall have 1 (one) vote in respect of such Class A ordinary share held by him, and (ii) every holder of a Class B ordinary share shall have 5 (five) votes in respect of such Class B ordinary share held by him. Each Class B ordinary share is convertible into one Class A ordinary share, subject to the terms described in the Company's articles of association. All issued and outstanding shares of the Company shall be converted, upon the IPO, into Class B ordinary shares. All options granted up until the IPO shall also be exercisable for Class B ordinary shares.

        In addition, the shareholders approved, both on June 9, 2011 and again, with a revised timing for effectiveness, on November 30, 2011, a reverse stock split of all authorized, issued and outstanding shares of the Company (including all authorized, issued and outstanding preferred shares and ordinary shares) at a ratio of 1-for-5, and an accompanying reinstatement of the par value per share to NIS 0.01 (and a related reduction of the authorized share capital), all of which will be effective prior to the effectiveness of the Company's registration statement on Form F-1. Following the effectiveness of the reverse split and reinstatement of par value (and related reduction of authorized share capital), and upon the consummation of the IPO and the accompanying mandatory conversion of all preferred shares into ordinary shares and reclassification of the Company's authorized shares as Class A and Class B ordinary shares (as described above), the authorized share capital of the Company shall be NIS 1,000 and shall be comprised of 67,827 Ordinary A Shares of NIS 0.01 par value each, and 32,173 Ordinary B Shares of NIS 0.01 par value each. All shares and option amounts provided in these financial statements (other than where explicitly stated) do not give retroactive effect to the reverse stock split and the reclassification as described above, since these are linked to the consummation of an IPO (and will occur either prior to the effectiveness of the Company's registration statement on Form F-1 for the IPO, in the case of the reverse stock split, reinstatement of par value and reduction of authorized share capital, or immediately upon the consummation of the IPO, in the case of the mandatory conversion of preferred shares and share reclassification).

b.     Stock based compensation:

        1)    The Company's amended and restated 2004 omnibus stock option and restricted stock incentive plan (the "Amended 2004 Plan") provides for the grant to officers, directors, consultants and other key employees, of options to purchase ordinary and preferred shares, par value NIS 0.01, or to receive restricted stock or other awards pursuant to the Amended 2004 Plan. Each option for an ordinary or preferred share is exercisable for one ordinary or preferred share of the Company. The options vest over a four year period, commencing on the date of grant such that 25% vest after one year and an additional 6.25% vest at the end of each subsequent three-month period over the course of the following 36 months. Most options expire within four to eight years from the date of grant (June 2014). Even after it vests, each option is only exercisable upon consummation of a liquidity event (as defined in the Amended 2004 Plan).

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 9—Equity (Continued)

        On June 9, 2011, the Company amended the Amended 2004 Plan to provide that any unexercised options previously granted under the plan shall be exercisable until December 31, 2017.

        On June 9, 2011 the Company adopted the 2011 Omnibus Stock Option and Restricted Stock Incentive Plan (the"2011 Plan"), which will become effective subject to and upon the consummation of the Company's IPO. The 2011 Plan shall allow the grant of up to 7,500 Class A ordinary shares, to the Group's employees, directors and consultants. The 2011 Plan provides a mechanism for automatic increase of the pool annually.

        The value of the equity instruments is calculated under a fair value method of accounting, using the Black-Scholes option-pricing model. As the awards are only exercisable upon the consummation of a liquidity event, the Company treated the awards as performance based awards and given that the performance condition (a liquidity event) was outside of the control of the Company, concluded that such performance condition was not probable. As a result, no share-based compensation expense was recognized as of December 31, 2011.

        2)    In accordance with the Company's Amended 2004 Plan, as of December 31, 2011, a total of 26,634 options may be awarded to employees, consultants and directors. As of December 31, 2011, 25,795 options (17,862 exercisable for ordinary shares at a weighted average exercise price of $0.697 and 7,933 exercisable for preferred shares at a weighted average exercise price of $0.254) were granted and outstanding under the Amended 2004 Plan.

        3)    The Company granted 1,000 options, exercisable for ordinary shares, to employees who were related parties (directors) in the year ended December 31, 2011, under the Amendment 2004 Plan.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 9—Equity (Continued)

        A summary of the status of the Company's option plans as of December 31, 2009, 2010 and 2011, and changes during the years ended on those dates, is presented below (the number of options represents ordinary shares exercisable in respect thereof).

	Number of options		Weighted average exercise price
Outstanding at January 1, 2009	10,320	*	$0.441
Changes during the period:
Granted	2,359		$0.75
Exercised	—
Forfeited	602		$0.254

Outstanding at December 31, 2009	12,077		$0.511
Changes during the period:
Granted	2,930		$0.810
Exercised	—
Forfeited	609		$0.410

Outstanding at December 31, 2010	14,398		$0.576
Changes during the period :
Granted	4,365		$1.093
Exercised	—
Forfeited	901		$0.639

Outstanding at December 31, 2011	17,862		$0.697

*
Excludes 7,933 options exercisable for preferred shares at an exercise price of $0.254 per share.

        The weighted average grant-date fair value of the options granted during 2009, 2010 and 2011, amounted to $0.28, $0.5 and $2.33 per option, respectively. The Company utilized the Black-Scholes option-pricing model to estimate fair value of awards for ordinary shares, utilizing the following assumptions for the respective years (all in weighted averages):

December 31,
	2009	2010	2011
Risk-free interest rate	1.38% - 2.3%	0.6% - 2%	0.7% - 1.58%
Expected term of options, in years	3 - 5.3	3 - 4	3.3 - 5.2
Expected annual volatility	60% - 68%	60% - 75%	63.5% - 74%
Expected dividend yield	—	—	—

        The expected term of the options is the length of time until the expected date of exercising the options. The Company estimated volatility by considering competitors' historical stock volatility. The risk-free interest rates are based on the U.S. Treasury yields for a period consistent with the expected term. Additionally, the Company expects no dividends to be paid. The Company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 9—Equity (Continued)

determining the estimated fair value of the Company's stock options granted in the years ended December 31, 2009, 2010 and 2011. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards.

        Assuming that a liquidity event rendering the options exercisable would have occurred on December 31, 2011, the Company would have recorded $10,902 of stock-based compensation in the year then ended. Remaining stock-based compensation of $5,410 would have been recorded in future periods based on the options granted at December 31, 2011.

Note 10—Income taxes

a.     Basis of taxation:

Tax rates:

        1)    The income of the Company (other than income from "approved enterprises", see b. below) is taxed at regular rates; the regular corporate tax rates in Israel in 2009 and 2010 were 26% and 25%, respectively, and as per the legislation described below, in 2011, it was 24%.

        On July 23, 2009, the Israel Economic Efficiency Law (Legislation Amendments for Applying the Economic Plan for 2009 and 2010), 2009 (hereinafter—the 2009 Amendment), became effective, stipulating, among other things, an additional gradual decrease in tax rates in 2011 and thereafter, as follows: 2011-24%, 2012-23%, 2013-22%, 2014-21%, 2015-20% and 2016 and thereafter—18%.

        Despite the further gradual decreases in corporate tax rates scheduled under the 2009 Amendment, on December 6, 2011, the Law for Change in the Tax Burden (Legislative Amendments) (Taxes), (2011) was published in the official gazette, under which such previously scheduled further decreases in corporate tax rates were discontinued. Corporate tax rate will increase to 25% as from 2012.

        The Company elected to compute its taxable income in accordance with Income Tax Regulations (Rules for Accounting for Foreign Investors Companies and Certain Partnerships and Setting their Taxable Income), 1986. Accordingly, the Company's taxable income or loss is calculated in U.S. dollars. Applying these regulations reduces the effect of foreign exchange rate fluctuations (of the NIS in relation to the U.S. dollar) on the Company's Israeli taxable income.

        2)    Subsidiaries outside Israel:

        Subsidiaries that are incorporated outside of Israel are assessed for tax under the tax laws in their countries of residence. The enacted statutory tax rates applicable to the Company's subsidiaries outside of Israel are as follows:

        Company incorporated in the U.S.—tax rate of 35%.

        Company incorporated in Germany—tax rate of 27.9%

        Company incorporated in Hong Kong—tax rate of 16.5%.

        Company incorporated in China—tax rate of 25%.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 10—Income taxes (Continued)

b.     Tax benefits under the Law for Encouragement of Capital Investments, 1959 (the "Law"):

        Various industrial projects of the Company have been granted "Approved Enterprise" and "Privileged Enterprise" status, which provides certain benefits, including tax exemptions for undistributed income and reduced tax rates. Income not eligible for Approved Enterprise and Privileged Enterprise benefits is taxed at a regular rate, which was 25% in 2010.

        The Company is a Foreign Investors Company, or FIC, as defined by the Israeli Investment Law. FICs are entitled to further reductions in the tax rate normally applicable to Approved Enterprises and Privileged Enterprise, depending on the level of foreign ownership. When foreign ownership exceeds 90%, the Approved Enterprise and Privileged Enterprise income is taxable at a tax rate not exceeding 10% for a 10 year period. The Company cannot assure that it will continue to qualify as a FIC in the future or that the benefits described herein will be granted in the future.

        In the event of distribution of dividends from the said tax-exempt income, the amount distributed will be subject to corporate tax at the rate ordinarily applicable to the Approved Enterprise's income.

        The entitlement to the above benefits is conditional upon the Company's fulfilling the conditions stipulated by the Law and regulations published hereunder. Should the Company fail to meet such requirements in the future, income attributable to its Approved Enterprise and Privileged Enterprise programs could be subject to the statutory Israeli corporate tax rate and the Company could be required to refund a portion of the tax benefits already received with respect to such programs.

        The Company does not intend to distribute any amounts of its undistributed tax exempt income as dividends, as it intends to reinvest its tax-exempt income within the Company. Accordingly, no deferred income taxes have been provided on income attributable to the Company's Approved or Privileged Enterprise programs, as the undistributed tax exempt income is essentially permanent in duration.

        As of December 31, 2011, tax-exempt income of approximately $38,994 is attributable to the Company's various Approved and Privileged Enterprise programs. If such tax exempt income is distributed, it would be taxed at the reduced corporate tax rate applicable to such income, and approximately $3,899 would be incurred as of December 31, 2011.

        The Group does not expect that foreign companies in the Group will distribute dividends from their income in the foreseeable future.

        The Law was amended as part of the Economic Policy Law for the years 2011-2012, which was passed in the Israeli Parliament on December 27, 2010 (hereafter, the Amendment). The Amendment became effective as of January 1, 2011.

        The Amendment sets alternative benefit tracks to the ones currently in place under the provisions of the Law, as follows: an investment grants track designed for enterprises located in national development zone A and two new tax benefits tracks ("Preferred Enterprise" and "Special Preferred Enterprise"), which provide for application of a unified tax rate to all preferred income of the company, as defined in the Law.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 10—Income taxes (Continued)

        The tax rates at Company level, under the amended law:

Years	Development Zone A	Other Areas in Israel
Preferred Enterprise
2011 - 2012	10%	15%
2013 - 2014	7%	12.5%
2015 and thereafter	6%	12%
Special Preferred Enterprise commencing 2011	5%	8%

        The benefits granted to the Preferred Enterprises will be unlimited in time, unlike the benefits granted to Special Preferred Enterprises, which will be limited to a period of 10 years. The benefits are granted to companies that qualify under criteria set by the Law; for the most part, those criteria are similar to the criteria that were included in the Law prior to the Amendment.

        Under the transitional provisions of the Law, a company will be allowed to continue and enjoy the tax benefits available under the Law prior to its amendment until the end of the period of benefits, as defined in the Law. The Company will be allowed to set the "year of election" no later than tax year 2012, provided that the minimum qualifying investment was made not later than the end of 2012. In each year during the period of benefits, the Company will be able to opt for application of the Amendment, thereby making available to itself the tax rates as above. The Company's opting for application of the Amendment is irrevocable. The Company has not yet opt for the amendment.

c.     Tax benefits under the Israeli Law for the Encouragement of Industry (Taxation), 1969:

        The Company is an "Industrial Company" as defined by the Israeli Law for the Encouragement of Industry (Taxation), 1969, and, as such, is entitled to certain tax benefits including accelerated depreciation, deduction of public offering expenses in three equal annual installments and amortization of other intangible property rights for tax purposes.

d.     Tax assessments:

        The Company files income tax returns in various jurisdictions with varying statutes of limitations. The Company has received final tax assessments through tax year 2006. The Company's subsidiaries have not yet been assessed for income tax purposes since their incorporation.

e.     Income before income taxes is composed of the following:

	Year ended December 31,
	2009	2010	2011
In Israel	$7,470	$10,046	$14,966
Subsidiaries outside Israel	1,095	1,726	1,317

	$8,565	$11,772	$16,283

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 10—Income taxes (Continued)

f.      Tax expense:

	Year ended December 31,
	2009	2010	2011
In Israel	$601	$895	$718
Subsidiaries outside Israel	359	516	871

	960	1,411	1,589

Current	511	1,026	1,614
Deferred	449	385	(25)

	$960	$1,411	$1,589

g.     Reconciliation of the theoretical tax expenses to actual tax expenses:

	Year ended December 31,
	2009	2010	2011
Theoretical tax expenses at the statutory rate (26%, 25% and 24% for the years 2009, 2010 and 2011, respectively)	$2,227	$2,943	$3,908
Decrease in taxes resulting from Approved Enterprise and Privileged Enterprise benefits	(1,211)	(1,659)	(2,865)
Different effective tax rates applicable to subsidiaries	(97)	(43)	122
Increase in uncertain tax positions	119	198	376
Permanent differences and others	(78)	(28)	48

	$960	$1,411	$1,589

h.     Deferred income taxes:

	December 31,
	2010	2011
Short-term deferred tax assets—net:
Allowance for doubtful accounts	$30	$30
Provision for vacation	41	50
Unrealized holding gains on available for sale marketable securities	(12)	—

	59	80
Long-term deferred tax assets—net:
Provisions for employee rights	72	88

	72	88

	$131	$168

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 10—Income taxes (Continued)

        The deferred income taxes are reflected in the balance sheets among:

	December 31,
	2010	2011
Current assets—deferred income taxes	$71	$80
Current liabilities—other current liabilities	12	—
Non-current assets—deferred income taxes	$72	$88

i.      Uncertain tax positions:

        The following table summarizes changes related to our unrecognized tax benefits:

	Year ended December 31,
	2009	2010	2011
Balance at the beginning of the year	$282	$401	$599
Increase related to current period tax positions	119	198	376

Balance at the end of the period	$401	$599	$975

        Unrecognized tax benefits, mainly of a long-term nature, at December 31, 2009, 2010 and 2011, amounted to $401, $599 and $975, respectively, and included accrued potential penalties and interest of $47, $50 and $55, respectively. All of the above amounts of unrecognized tax benefits would affect the effective tax rate if recognized. The Group does not expect unrecognized tax benefits to change significantly over the next 12 months.

Note 11—Financial income (expenses)—net

	Year ended December 31,
	2009	2010	2011
Bank charges	$(96)	$(345)	$(350)
Interest income	357	380	356
Gain (loss) on sale of marketable securities	(667)	138	—
Net amortization of discount related to marketable securities	153	211	206
Forward Contract Income (loss)—net	—	42	(1,185)
Foreign exchange gain (losses)—net	485	(791)	(255)

Total financial income (expenses)	$232	$(365)	$(1,228)

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 12—Entity-wide disclosure

a.     Net revenue—by geographic area were as follows:

	Year ended December 31,
	2009	2010	2011
North America	$28,291	$36,859	$52,558
Europe	25,103	29,846	40,173
Far East	11,636	16,149	23,354
Other	2,500	5,024	5,011

	$67,530	$87,878	$121,096

b.     Property, plant and equipment—by geographical location were as follows:

	December 31,
	2009	2010	2011
Israel	$8,984	$9,570	$10,959
North America	119	168	234
Europe	114	150	177
Far East	129	240	348

	$9,346	$10,128	$11,718

c.     Major customers

        No single customer accounted for 10% or more of Group's total net revenue in any fiscal year presented.

Note 13—Related parties

a.
The Company recorded consulting and other fees to directors of $840, $637 and $857 for the years ended December 31, 2009, 2010 and 2011, respectively, which are included in general and administrative expenses.

b.
See Note 8 for information related to the repurchase of preferred shares from related parties.

c.
See Note 9(b) for information related to options and stock awards to related parties.

OBJET Ltd.
(Formerly Objet Geometries Ltd.)

Notes to consolidated financial statements (Continued)

Note 14—Supplementary financial statement information

a.     Accounts receivable—other:

	December 31,
	2010	2011
Advances to suppliers	$351	$904
Government institutions	972	2,761
Foreign exchange forward contracts	187	2,535
Escrow account	—	885
Other	280	268

	$1,790	$7,353

b.     Other current liabilities:

	December 31,
	2010	2011
Employees and employees institutions	$4,407	$6,020
Taxes payable	760	1,209
Advances from customers	767	588
Deferred tax	12	—
Related Parties	635	997
Foreign exchange forward contracts	145	2,891
Other	13	32

	$6,739	$11,737

Note 15—Subsequent events

        On January 1, 2012, the board of directors of Objet adopted the following resolutions:

  1.
  Approval of the grant by the Company, subject to the terms and conditions of the Company's 2004 Plan, of options to purchase 1,485 of the Company's Ordinary Shares, NIS 0.01 per share, at an exercise price per share of $1.8 subject to four year vesting.

  2.
  Amendment of the Amended 2004 Plan to increase the number of shares reserved for issuance upon exercise of options granted under such plan to 29,700 representing an increase of 1,066.

Annex A

        AGREEMENT AND PLAN OF MERGER
by and among
 STRATASYS, INC.,
OBJET LTD.
SEURAT HOLDINGS INC.
and
 OAKTREE MERGER INC., as herein defined
 Dated as of April 13, 2012

EXHIBITS

Exhibit A-1	Certificate of Incorporation of Surviving Corporation
Exhibit A-2	Bylaws of the Surviving Corporation
Exhibit B	Parent Articles of Association
Exhibit C	Registration Rights and Lock-Up Agreement

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of April 13, 2012, among Stratasys, Inc., a Delaware corporation ("Stratasys"), Objet Ltd., an Israeli corporation ("Objet"), Seurat Holdings Inc., a Delaware corporation and an indirect wholly owned subsidiary of Objet ("Holdco"), and Oaktree Merger Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco ("Merger Sub" and together with Stratasys, Objet and Holdco, the "parties").

WHEREAS	Objet and Stratasys desire to combine the businesses of Objet with the business of Stratasys, upon the terms and subject to the conditions set forth in this Agreement, through the merger of Merger Sub with and into Stratasys, with Stratasys as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Objet (the "Merger") in connection with which Objet will change its name to Stratasys Ltd., which will be a NASDAQ-listed company;
WHEREAS	as a result of the Merger, at the Effective Time, the Stratasys Common Stock will be converted into the right to receive Objet Shares as more fully described in this Agreement;
WHEREAS
(a) the board of directors of Objet (the "Objet Board") has determined that the Transactions and this Agreement are advisable, fair to and in the best interests of its shareholders and has approved and adopted this Agreement and the Merger, (b) the board of directors of Merger Sub has determined that the Merger and this Agreement are advisable, fair to and in the best interests of its stockholder and has approved this Agreement and the Merger, (c) the board of directors of Stratasys has determined that the Transactions and this Agreement are advisable, fair to and in the best interests of its stockholders and has approved this Agreement, and (d) immediately following the execution of this Agreement, Holdco, as the sole stockholder of Merger Sub, will adopt this Agreement and the Merger;
WHEREAS
the Board of Directors of Stratasys (the "Stratasys Board") has recommended adoption of this Agreement by its stockholders and the Board of Directors of Objet has recommended the approval of the matters detailed in the definition of Objet Shareholders Approval by its shareholders;
WHEREAS
in order to induce the parties to enter into this Agreement and to consummate the Merger, in connection with the execution of this Agreement certain shareholders of Objet have executed Voting Agreements and Irrevocable Voting Proxies in favor of the Objet Shareholder Approval (collectively the "Objet Voting Agreements");
WHEREAS
in order to induce the parties to enter into this Agreement and to consummate the Merger, in connection with the execution of this Agreement all directors and officers and certain stockholders of Stratasys have executed Voting Agreements and Irrevocable Voting Proxies in favor of the Stratasys Stockholder Approval (collectively the "Stratasys Voting Agreements");
WHEREAS
in order to induce Objet to enter into this Agreement and to consummate the Merger, in connection with the execution of this Agreement Stratasys has authorized and adopted a Rights Plan that (i) provides for the issuance of Common Stock upon the occurrence of certain events, (ii) specifically excludes the acquisition of Stratasys Common Stock by Objet in accordance with the Merger Agreement and the Merger from the definition of "Triggering Event", and (iii) has a record date of tenth day after the first Business Day after the date of this Agreement (the "Rights Plan");

WHEREAS	in order to induce Stratasys to enter into this Agreement and to consummate the Merger, in connection with the execution of this Agreement certain holders of Objet Capital Stock are entering into standstill agreements with respect to the purchase of additional Parent capital stock after the Closing; and
WHEREAS	the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation of the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:

1.     The Merger

        1.1.  The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Sub shall be merged with and into Stratasys (the "Merger"). At the Effective Time, the separate corporate existence of Merger Sub shall cease and Stratasys shall continue as the surviving entity in the Merger (the "Surviving Corporation").

        1.2.  Closing.    The closing (the "Closing") of the Merger shall take place at the offices of Cooley LLP at 1114 Avenue of the Americas, New York, NY 10036, on a date to be specified by Objet and Stratasys, which shall be no later than the 5th Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof, of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        1.3.  Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Stratasys shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Stratasys and Objet shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        1.4.  Effects.    The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the separate corporate existence of Merger Sub shall cease, all the property, rights, privileges, immunities, powers and franchises of Stratasys and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Stratasys and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.5.  Governing Documents; Name.    (a) At the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended to read as set forth on Exhibit A-1. The by-laws of the Surviving Corporation shall be amended immediately following the Effective time to read as set forth on Exhibit A-2, and as so amended shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law; (b) Objet shall take, or cause to be taken, such actions as are necessary so that, effective as of the Effective Time, the Articles of Association of Objet shall be the articles of association set forth on Exhibit B; and (c) Objet and Stratasys shall take, or cause to be taken, such actions as are necessary so that, effective as of the Effective Time or immediately thereafter, the name of Objet shall be changed to Stratasys Ltd. (Objet following the Merger shall also be referred to herein as the "Parent").

        1.6.  Directors and Officers of Surviving Corporation.    Stratasys and Objet shall agree on the identity of the persons to serve, from and after the Effective Time, as the members of the Board of Directors and the officers of the Surviving Corporation.

2.     Effect on the Capital Stock of the Constituent Entities; Exchange of Shares, Certificates and Book-Entry Shares

        2.1.  Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the parties, or the holder of any shares of Capital Stock of Merger Sub or Stratasys:

          2.1.1.  Conversion of Stratasys Common Stock.    Subject to Section 2.2, each share of common stock of Stratasys (the "Stratasys Common Stock") issued and outstanding immediately prior to the Effective Time (other than treasury shares and other shares to be canceled as provided herein) shall be automatically converted into the right to receive one ("Exchange Ratio") fully paid and nonassessable Ordinary Shares of Objet (the "Objet Shares"), subject to adjustment pursuant to Section 2.1.4 (together with the cash paid in lieu of fractional shares (as adjusted pursuant to Section 2.1.5, the "Merger Consideration"); provided, however, that any shares of Stratasys Restricted Stock that are converted into the right to receive Objet Shares in accordance with this Section 2.1.1 shall be automatically converted into the right to receive Objet Shares that are subject to the same performance and/or continued service requirements applicable immediately prior to the Effective Time to the shares of Stratasys Restricted Stock (if any). All shares of Stratasys Common Stock, when converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Stratasys Common Stock (the "Stratasys Certificates") and each holder of record of a non-certificated outstanding share of Stratasys Common Stock represented by book entry ("Stratasys Book Entry Shares"), shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor and any dividends or other distributions to which holders become entitled upon the surrender of such Stratasys Certificate or Stratasys Book Entry Shares in accordance with Section 2.2, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Objet Shares or Stratasys Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of Objet Shares or shares of Stratasys Common Stock, as the case may be, will be appropriately adjusted to provide to Objet and the holders of Stratasys Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          2.1.2.  Cancellation of Treasury Stock and Objet-Owned Stock.    Each share of Stratasys Common Stock that is owned by Stratasys as treasury stock, if any, each share of Stratasys Common Stock owned by a direct or indirect wholly-owned Subsidiary of Stratasys, if any, and each share of Stratasys Common Stock that is owned by Objet, Holdco or Merger Sub, if any, immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          2.1.3.  Merger Sub Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any of their respective shareholders or stockholders, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be canceled and cease to exist and be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which shall constitute the only outstanding shares of Capital Stock of the Surviving Corporation and which shall be held by Objet.

          2.1.4.  Adjustment to Reverse Split Ratio.    Notwithstanding anything to the contrary set forth in this Agreement, the Reverse Split Ratio shall be automatically increased or decreased to the extent necessary (which adjusted Reverse Split Ratio shall be expressed to the thousandth of a share) pursuant to the Objet Shareholders Consent in order that the aggregate number of whole Objet Shares that the holders of securities of Stratasys issued and outstanding immediately prior to the Effective Time (calculated using the treasury stock method) are entitled to receive at the Exchange Ratio in the Merger pursuant to Section 2.1.1 represents fifty five percent (55%) of the shares of Objet issued and outstanding immediately following the Effective Time (calculated using the treasury stock method) assuming for these purposes that fractional shares were in fact issued and giving no effect to Section 2.1.5, and (ii) the Reverse Split Ratio, as so increased or decreased pursuant to this Section 2.1.4, shall thereafter constitute the "Reverse Split Ratio" for purposes of determining the Merger Consideration to be issued to the holders of Stratasys Common Stock.

          2.1.5.  Fractional Shares.    No fractional Objet Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Stratasys Common Stock who would otherwise be entitled to receive a fraction of a Objet Share (after aggregating all fractional Objet Shares issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Stratasys Certificate or Stratasys Book Entry Shares, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Stratasys Common Stock on the last trading day before the Merger becomes effective.

        2.2.  Exchange of Shares, Certificates and Book-Entry Shares.

          2.2.1.  Exchange Agent.    Prior to the Effective Time, Objet shall engage a bank or trust company mutually acceptable to Stratasys and Objet to act as exchange agent in connection with the Merger (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Stratasys and Objet, for the issuance of the Merger Consideration. At or prior to the Effective Time, Objet shall issue to, and deposit with the Exchange Agent, in trust for the benefit of the holders shares of Stratasys Common Stock immediately prior to the Effective Time (whether through holding of Stratasys Certificates or Stratasys Book-Entry Shares), for exchange in accordance with this Article II through the Exchange Agent, certificates representing the Objet Shares issued as Merger Consideration (or appropriate alternative arrangements shall be made by Objet if uncertificated Objet Shares will be issued) and an amount of cash sufficient to fund the payment of cash Merger Consideration in lieu of fractional shares. All such Objet Shares and any cash deposited with the Exchange Agent is hereinafter referred to as the "Exchange Fund."

          2.2.2.  Letter of Transmittal.    As promptly as practicable after the Effective Time, Objet shall cause the Exchange Agent to mail to each holder of record of Stratasys Certificates or Stratasys Book Entry Shares, which at the Effective Time were converted into the right to receive the Merger Consideration, a form of letter of transmittal (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Stratasys Certificates and Stratasys Book Entry Shares shall pass, only upon delivery of the same (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions, including customary provisions with respect to delivery of an "agent's message" with respect to Stratasys Book Entry Shares, as Objet may specify subject to Stratasys's reasonable approval), together with instructions thereto.

          2.2.3.  Merger Consideration Received in Connection with Exchange.    Upon (i) the surrender of the Stratasys Certificates for cancellation to the Exchange Agent, or (ii) in the case of Stratasys Book Entry Shares, the receipt of an "agent's message" by the Exchange Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange

  Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Stratasys Common Stock have been converted pursuant to Section 2.1 (which may be in uncertificated form), and in respect of any dividends or other distributions which the holder has the right to receive pursuant to Section 2.2.4, such distributions. In the event of a transfer of ownership of Stratasys Common Stock which is not registered in the transfer records of Stratasys, the proper number of Objet Shares pursuant to Section 2.1 which the holder has the right to receive pursuant thereto and any dividends or other distributions which the holder has the right to receive pursuant to Section 2.2.4 may be issued to a transferee if the Stratasys Certificate representing such Stratasys Common Stock (or, in case of Stratasys Book Entry Shares, proper evidence of such transfer), as the case may be, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer and other applicable Taxes have been paid. Until surrendered as contemplated by this Section 2.2.3, each share of Stratasys Common Stock (and any Stratasys Certificate with respect thereto) shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holders of shares of Stratasys Common Stock were entitled to receive in respect of such shares pursuant to Section 2.1 and any dividends or other distributions pursuant to Section 2.2.4. No interest shall be paid or shall accrue on any cash payable upon surrender of any Certificate (or shares of Stratasys Common Stock held in book-entry form).

          2.2.4.  Treatment of Unexchanged Certificates and Shares.    No dividends or other distributions declared or made with respect to Objet Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Stratasys Certificates or Stratasys Book Entry Shares with respect to the Objet Shares issuable upon surrender thereof until the surrender of such Stratasys Certificates or Stratasys Book Entry Shares in accordance with this Article II. Subject to Tax or other applicable Law, following surrender of any such Stratasys Certificates or Stratasys Book Entry Shares there shall be paid to the holder of whole Objet Shares issued in exchange therefor, without interest: (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Objet Shares constituting the applicable Merger Consideration and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Objet Shares.

          2.2.5.  No Further Ownership Rights in Stratasys Common Stock.    The Objet Shares issued in accordance with the terms of this Article II upon conversion of any shares of Stratasys Common Stock (including any cash paid pursuant to Section 2.2.4)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Stratasys Common Stock. If, after the Effective Time, any Stratasys Certificates formerly representing shares of Stratasys Common Stock or any Stratasys Book Entry Shares are presented to Objet or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          2.2.6.  Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Stratasys Common Stock for one year after the Effective Time shall be delivered to Objet, upon demand, and any holder of Stratasys Common Stock who has not theretofore complied with this Article II shall thereafter look only to Objet for payment of its claim for Merger Consideration, and distributions to which such holder is entitled pursuant to this Article II, in each case without any interest thereon.

          2.2.7.  No Liability.    None of Stratasys, Objet, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains unclaimed by the holders of Stratasys Certificates or the holders of evidence of Stratasys Book Entry Shares for five years after the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of Objet, free and clear of all claims or interest of any Person previously entitled thereto.

          2.2.8.  Withholding Rights.    Each of the Surviving Corporation, Objet and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the Merger Consideration payable to any holder of Stratasys Common Stock pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the applicable taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of Stratasys Common Stock in respect of which such deduction or withholding was made.

          2.2.9.  Lost Certificates.    If any Stratasys Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stratasys Certificate to be lost, stolen or destroyed and, if required by Objet, the posting by such Person of a bond, in such reasonable and customary amount as Objet may direct, as indemnity against any claim that may be made against it with respect to such Stratasys Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

        2.3.  Stock Plans; Benefit Plans.

          2.3.1.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

            2.3.1.1.  Each Stratasys Stock Option outstanding immediately prior to the Effective Time shall be converted into an option (a "Converted Objet Option") to acquire, on the same terms and conditions as were applicable under such Stratasys Stock Option immediately prior to the Effective Time, the number of Objet Shares determined by multiplying the number of shares of Stratasys Common Stock subject to such Stratasys Stock Option immediately prior to the Effective Time by the Exchange Ratio, rounding down to the nearest whole share, at a per share exercise price determined by dividing the per share exercise price of such Stratasys Stock Option by the Exchange Ratio, rounding up to the nearest whole cent; provided, however, that each Stratasys Stock Option (A) that becomes fully exercisable at the Effective Time of the Merger shall continue to be a fully-exercisable Converted Objet Option after the Effective Time, (B) which is an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code, and (C) shall be adjusted in a manner which complies with Section 409A of the Code and that causes the resulting Converted Objet Options not to constitute the grant of a new option or a change in the form of payment of an option, as provided under Treasury Regulation section 1.409A-1(b)(5)(v)(D); and

        Prior to the Effective Time, the Stratasys Board (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other actions as are necessary, including without limitation providing any required notices and obtaining any required consents (if any), to effectuate the provisions of this Section 2.3.1.

          2.3.2.  At the Effective Time, Objet shall assume all the obligations of Stratasys under the Stratasys Stock Plans, each outstanding Converted Objet Option and the agreements evidencing the grants thereof, and the number and kind of shares available for issuance under each Stratasys Stock Plan shall be adjusted to reflect shares of Parent in accordance with the provisions of the applicable Stratasys Stock Plan. As soon as practicable after the Effective Time, Objet shall deliver to the holders of Converted Objet Equity Awards appropriate notices setting forth such holders' rights, and the original agreements evidencing the grants of such Converted Objet Equity Awards shall continue in effect on the same terms and conditions as those in effect prior to the Effective Time (subject to the adjustments required by this Section 2.3 after giving effect to the Merger).

          2.3.3.  Objet shall take all corporate action necessary to reserve for issuance a sufficient number of Objet Shares for delivery upon exercise or settlement of the Converted Objet Equity Awards in accordance with this Section 2.3. As soon as reasonably practicable after the Effective Time, if and to the extent necessary to cause a sufficient number of Objet Shares to be registered and issuable under Objet Options and Converted Objet Equity Awards, Objet shall file a post-effective amendment to the Form F-4 or registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Objet Shares subject to Objet Options and the Converted Objet Equity Awards and shall use its reasonable commercial efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any such Objet Options or Converted Objet Equity Awards remain outstanding.

        2.4.  Warrants.    Stratasys shall cause each warrant to acquire shares of Stratasys Common Stock ("Stratasys Warrant") that is outstanding immediately prior to the Effective Time to be converted at the Effective Time into a warrant to acquire, on substantially the same terms and conditions as were applicable under such Stratasys Warrant, the number of Objet Shares equal to the number of shares of Stratasys Common Stock subject to such Stratasys Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per Objet Share equal to the exercise price per share of Stratasys Common Stock otherwise purchasable pursuant to such Stratasys Warrant divided by the Exchange Ratio.

3.     Representations and Warranties of Objet

        Objet represents and warrants to Stratasys that the statements contained in this Article III are true and correct except as otherwise specifically qualified in each of the Sections of this Article III as an exception by reference to (i) the amended Registration Statement on Form F-1 of Objet as filed with the SEC on March 22, 2012 (the "Best SEC Document"), or (ii) the disclosure schedules delivered by Objet to Stratasys at or before the execution and delivery by Objet of this Agreement (the "Objet Disclosure Schedules").

        3.1.  Organization, Standing and Power.    Each of Objet, Holdco, Merger Sub and each Objet Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Objet Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect. Each of Objet, Holdco, Merger Sub and the Objet Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, "Permits") necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Objet Permits"), except where the failure to have such power or authority or to possess Objet Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect. Each of Objet, Holdco, Merger Sub and the Objet Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect. Objet has delivered or made available to Stratasys, prior to execution of this Agreement, a true and complete copy of the memorandum of association of Objet, in effect as of the date of this Agreement (the "Current Objet Memorandum") and the articles of association of Objet, in effect as of the date of this Agreement (the "Current Objet Articles").

        3.2.  Issuance of Objet Shares.    All of the Objet Shares issued in the Merger pursuant to this Agreement and delivered pursuant hereto will, at such times, be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Each of Holdco and Merger Sub have been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Neither Holdco nor Merger Sub has engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement and the Related Agreements.

        3.3.  Objet Subsidiaries.    Objet Disclosure Schedule 3.3 sets forth the name, jurisdiction of organization, address and holders of all Capital Stock of each Objet Subsidiary. The outstanding shares of capital stock or voting securities of, or other equity interests in, each Objet Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Objet, by another Objet Subsidiary or by Objet and another Objet Subsidiary, free and clear of all material pledges, liens, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third party rights or title defects of any kind or nature whatsoever, "Liens"), other than Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws.

        3.4.  Capitalization.

          3.4.1.  The authorized capital stock of Objet consists of: (i) 250,000,000 Ordinary Shares, with a nominal amount of NIS 0.01 (the "Ordinary Shares"), of which 3,236,500 Ordinary Shares were issued and outstanding as of the date of this Agreement; and (ii) 250,000,000 Preferred Shares, with a nominal amount of NIS 0.01 (the "Preferred Shares"), of which 130,992,790 shares were issued and outstanding as of the date of this Agreement.

          3.4.2.  As of the date of this Agreement: 19,490,125 Ordinary Shares and 7,933,539 Preferred Shares are subject to issuance pursuant to outstanding options under the Objet Amended and Restated 2004 Omnibus Stock Option and Restricted Stock Incentive Plan (the "Objet Option Plan"). Options granted by Objet pursuant to the Objet Option Plan or otherwise are referred to in this Agreement as "Objet Options". Objet has delivered or made available to Stratasys or its counsel copies of the Objet Option Plan covering the Objet Options outstanding as of the date of this Agreement, and the forms of all stock option agreements evidencing such Objet Options.

          3.4.3.  Except for options, rights, securities, instruments, obligations and plans referred to in Section 3.4.2, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock of Objet; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock of Objet, or under which Objet is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

          3.4.4.  The authorized capital stock of Merger Sub consists of 5,000 shares of common stock, par value $0.01 per share, all of which are issued and outstanding as of the date of this Agreement and held by Holdco. All of the outstanding shares of Merger Sub common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

        3.5.  Authority; Execution and Delivery; Enforceability.

          3.5.1.  Objet and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement, subject to the receipt of the Objet Shareholders Approval. The Objet Board has adopted resolutions, by unanimous vote of all directors present at a meeting duly called at which a quorum of directors of Objet was present, (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is in the best interests of Objet and its shareholders, (iii) declaring this Agreement and the transactions contemplated by this Agreement advisable and (iv) recommending that Objet's shareholders vote in favor of the matters detailed in the definition of Objet Shareholders Approval and directing that such matters be submitted to Objet's shareholders for approval at a duly held meeting of such shareholders for such purpose (the "Objet Shareholders Meeting"). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Objet Shareholders Approval, no other corporate proceedings on the part of Objet are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL). Objet has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Stratasys, Holdco and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        3.6.  No Conflicts; Consents.

          3.6.1.  The execution and delivery by Objet of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a requirement to obtain any consent, approval, clearance, waiver, Permit or order ("Consent") or a right of payment, termination, cancellation or acceleration of any obligation, any obligation to make or to enable any third party to make, an offer to purchase or redeem any Indebtedness or Capital Stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Objet or any Objet Subsidiary, or give any Person the ability to materially delay or impede the ability of Objet to consummate the Merger, under, any provision of (i) the Current Objet Articles or the comparable charter or organizational documents of any Objet Subsidiary (assuming that the Objet Shareholders Approval is obtained), (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument, whether oral or in writing, (a "Contract") to which Objet or any Objet Subsidiary is a party or by which any of their respective properties or assets is bound and which would be considered a Objet Material Contract or any Objet Permit except for any such Objet Material Contract or Objet Permit that would not not reasonably be expected to have a Objet Material Adverse Effect or (iii) subject to the filings and other matters referred to in Section 3.6.2, any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law"), in each case, applicable to Objet or any Objet Subsidiary or their respective properties or assets (assuming that the Objet Shareholders Approval is obtained) except for such Judgments or Laws that would not reasonably be expected to have a Objet Material Adverse Effect.

          3.6.2.  No Consent of or from, or registration, declaration, notice or filing made to or with any Federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality, whether domestic, foreign or supranational (a "Governmental Entity") is required to be obtained or made by or with respect to Objet or any Objet Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i)(A) the filing with the Securities and Exchange Commission (the "SEC") and declaration of effectiveness under the Securities Act of 1933, as amended (the "Securities Act "), of the registration statement on Form F-4 in connection with the issuance by Objet of the Merger Consideration (the "Form F-4"), and (B) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Objet and Stratasys are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the Merger Consideration, (v) such filings with and approvals of NASDAQ as are required to permit the consummation of the Merger and the listing of the Merger Consideration and (vi) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Objet Material Adverse Effect or prevent or materially delay the consummation of the Merger.

        3.7.  SEC Documents; Undisclosed Liabilities.

          3.7.1.  The Objet SEC Document (i) as of March 22, 2012 ("F-1 Date"), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Document and (ii) did not at such time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Objet included in the Objet SEC Document complied, at the F-1 Date, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Objet and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          3.7.2.  Except (i) as reflected or reserved against in Objet's consolidated balance sheet as of December 31, 2011 (or the notes thereto) as included in the Objet SEC Document, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2011 or in connection with or contemplated by this Agreement, (iii) for the Merger Sub Intercompany Note, and (iv) for liabilities and obligations that, individually or in the aggregate, have not had or would not reasonably be expected to have a Objet Material Adverse

  Effect, neither Objet nor any Objet Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

          3.7.3.  Neither Objet nor any of the Objet Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Objet and any of the Objet Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance-sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Objet or any of the Objet Subsidiaries in Objet's or such Objet Subsidiary's published financial statements or the Objet SEC Document.

          3.7.4.  Since January 1, 2011, none of Objet, Objet's independent accountants, or the Objet Board has received any oral or written notification of any (i) "significant deficiency" in the internal controls over financial reporting of Objet, (ii) "material weakness" in the internal controls over financial reporting of Objet or (iii) fraud, whether or not material, that involves management or other employees of Objet who have a significant role in the internal controls over financial reporting of Objet. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

          3.7.5.  To Objet's Knowledge, Objet maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Objet's assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Objet's receipts and expenditures are being made only in accordance with authorizations of Objet's management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Objet's assets that could have a material effect on Objet's financial statements. Except as described in the Objet SEC Documents, (1) as of December 31, 2011, there were no material weaknesses in Objet's internal control over financial reporting (whether or not remediated) and (2) since December 31, 2011, there has been no change in Objet's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Objet's internal control over financial reporting.

          3.7.6.  Neither Objet nor any of the Objet Subsidiaries is, or has at any time been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

          3.7.7.  Objet has made available to Stratasys true and complete copies of all written comment letters from the staff of the SEC through the date of this Agreement relating to the Objet SEC Document and all written responses of Objet thereto through the date of this Agreement other than with respect to requests for confidential treatment. To the Knowledge of Objet, as of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of Objet.

        3.8.  Information Supplied.    None of the information supplied or to be supplied by Objet for inclusion or incorporation by reference in (i) the Form F-4 or the Stratasys Proxy Statement will, with respect to the F-4 at the time the Form F-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Listing Application will, at the date it is submitted to NASDAQ comply with all NASDAQ requirements. The Form F-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Objet with respect to statements made or incorporated by reference therein based on information supplied by Stratasys for inclusion or incorporation by reference therein. The Listing Application will comply as to form in all material respects with the requirements of NASDAQ, except that no representation is made by Objet with respect to statements made or incorporated by reference therein based on information supplied by Stratasys for inclusion or incorporation by reference therein.

        3.9.  Absence of Certain Changes or Events.    Since December 31, 2011 through the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Objet Material Adverse Effect and each of Objet and the Objet Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

          3.9.1.  any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities or other rights to acquire any debt security of Objet or any Objet Subsidiary, other than pursuant to the Merger Sub Intercompany Note;

          3.9.2.  any sale, lease (as lessor), license, mortgage, sale and leaseback or encumbrance or Lien (other than Permitted Liens), or other disposition of material properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice); or

          3.9.3.  any material change in financial accounting methods by Objet or any Objet Subsidiary, except insofar as may have been required by a change in GAAP.

        3.10.  Benefits Matters; ERISA Compliance.

          3.10.1.  Objet Disclosure Schedule 3.9 sets forth, as of the date of this Agreement, a complete and correct list identifying any Objet Benefit Plan and Objet Benefit Agreement. Objet has delivered or made available to Stratasys true and complete copies of (i) all material Objet Benefit Plans and Objet Benefit Agreements (and amendments thereto) or, in the case of any unwritten material Objet Benefit Plan or Objet Benefit Agreement, a written description thereof, (ii) the most recent annual report on Form 5500 filed with the U.S. Department of Labor with respect to each material Objet Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each material Objet Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract or other funding vehicle relating to any material Objet Benefit Plan and (v) the most recent financial statements and actuarial reports for each Objet Benefit Plan (if any). For purposes of this Agreement, "Objet Benefit Plans" means, collectively, but excluding any Objet Foreign Benefit Plan, all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA ")), other than any plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, hospitalization, medical or other similar benefit plans, arrangements or understandings (other than individual employment agreements and arrangements), in each case that are sponsored, maintained or contributed to by Objet or any Objet Subsidiary, providing, or designed to provide, material benefits to any current or former directors, officers, employees or consultants of Objet or any Objet Subsidiary or any spouse or dependent of any of the foregoing. For purposes of this Agreement, "Objet Benefit

  Agreements" means all employment, consulting, indemnification, severance, retention, change of control or termination agreements or individual arrangements (including collective bargaining agreements) between Objet or any Objet Subsidiary on the one hand and any current or former directors, officers, employees or consultants of Objet or any Objet Subsidiary on the other hand pursuant to which Objet or any Objet Subsidiary has any material obligations or liability, and excluding the payment of regular salary and wages.

          3.10.2.  All Objet Benefit Plans which are intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, have been the subject of, have timely applied for, have not yet become eligible to apply for, or are entitled to rely on (as applicable) determination or opinion letters from the Internal Revenue Service (the "IRS") to the effect that such Objet Benefit Plans and the trusts created thereunder are so qualified and tax-exempt, and no such determination or opinion letter has been revoked nor, to the Knowledge of Objet, has revocation been threatened, nor has any such Objet Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or reliance on an opinion letter or materially increase its costs to Objet.

          3.10.3.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect: (i) no Objet Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code, and neither Objet nor any ERISA Affiliate of Objet has, during the past six years, sponsored, maintained, participated in, contributed to, or had any obligation to participate in or contribute to any plan that is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code, (ii) none of Objet, any Objet Subsidiary, any officer of Objet or any Objet Subsidiary or any of the Objet Benefit Plans which are subject to ERISA, any trust created thereunder or, to the Knowledge of Objet, any fiduciary or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Objet, any Objet Subsidiary or any officer of Objet or any Objet Subsidiary to the Tax or penalty on prohibited transactions imposed by the Code, ERISA or other applicable Law, (iii) no Objet Benefit Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) or trusts associated therewith have been terminated during the past six years, nor is there any intention or expectation to terminate any such Objet Benefit Plans or trusts, except as may be provided in this Agreement, (iv) no Objet Benefit Plans or trusts are the subject of any proceeding by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of any Objet Benefit Plan or trust, and (v) neither Objet nor any ERISA Affiliate of Objet has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including "withdrawal liability" within the meaning of Title IV of ERISA), whether actual or contingent, with respect to, any Multiemployer Plan, any "multiple employer plan" (within the meaning of Section 413(c) of the Code) or any multi-employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

          3.10.4.  With respect to each Objet Benefit Plan that is an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA), such Objet Benefit Plan (including any Objet Benefit Plan covering retirees or other former employees) may be amended to reduce benefits or limit the liability of Objet or the Objet Subsidiaries or terminated, in each case, without material liability to Objet and the Objet Subsidiaries on or at any time after the Effective Time other than routine administrative expenses associated with termination or termination of fees.

          3.10.5.  No Objet Benefit Plan provides health, medical or other welfare benefits or insurance after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or other applicable Law).

          3.10.6.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect, (i) each Objet Benefit Plan and Objet Benefit Agreement and, if applicable, its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such Objet Benefit Plan and Objet Benefit Agreement and (ii) Objet and each of the Objet Subsidiaries is in material compliance with ERISA, the Code and all other Laws applicable to the Objet Benefit Plans and Objet Benefit Agreement.

          3.10.7.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect, there are no pending or, to the Knowledge of Objet, threatened claims by or on behalf of any participant in any of the Objet Benefit Plans or Objet Benefit Agreement, or otherwise involving any such Objet Benefit Plan or Objet Benefit Agreement or the assets of any Objet Benefit Plan or Objet Benefit Agreement, other than routine claims for benefits.

          3.10.8.  None of the execution and delivery of this Agreement or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of Objet or any of the Objet Subsidiaries to any compensation or benefit under any Objet Benefit Plan or Objet Benefit Agreement (other than compensation, severance or termination benefits that would become payable without regard to, and would not be enhanced by, the foregoing events), (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Objet Benefit Plan or Objet Benefit Agreement (other than compensation, severance or termination benefits that would become payable without regard to, and would not be enhanced by, the foregoing events), (C) result in any breach or violation of, default under or limit Objet's right to amend, modify or terminate any Objet Benefit Plan, or (D) result in the receipt of any amount (whether in cash, property, the vesting of property or otherwise) by any stockholder, employee, officer, director or other service provider of Objet or any Objet Subsidiary who is a "disqualified individual" (as such term is defined in Treasury Regulation section 1.280G-1), in any case, that is an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) that would result in any imposition of any excise tax under Section 4999 of the Code.

          3.10.9.  No disallowance of a deduction under Section 162(m) or 280G of the Code for any amount paid or payable by Objet or any Objet Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, individually or in the aggregate, has had or would reasonably be expected to have a Objet Material Adverse Effect.

          3.10.10.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect, each Objet Benefit Plan or Objet Benefit Agreement that provides for "nonqualified deferred compensation" within the meaning of Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, (i) has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code and the final Treasury Regulations issued thereunder and all subsequent IRS Notices and other interim guidance on Section 409A of the Code and (ii) has been maintained in compliance with Section 409A of the Code and the final Treasury Regulations issued thereunder and all subsequent IRS Notices and other interim guidance on Section 409A of the Code since January 1, 2009.

          3.10.11.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect, all contributions required to be made by Objet or any Objet Subsidiary to any Objet Benefit Plan by applicable Law, regulation, any plan document or other contractual undertaking, and all premiums due or payable by Objet or any Objet Subsidiary with respect to insurance policies funding any Objet Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements set forth in the Objet SEC Document to the extent required by applicable law. Each Objet Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded.

          3.10.12.

            3.10.12.1.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect, all Objet Foreign Benefit Plans (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are required to be funded and/or book-reserved, are funded and/or book reserved to the extent required by applicable law, as appropriate, based upon reasonable actuarial assumptions. "Objet Foreign Benefit Plans" means each plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Objet Benefit Plan had it been a United States plan, program or contract.

            3.10.12.2.  Objet Disclosure Schedule 3.10.12.2 sets forth all Objet Foreign Benefit Plans that are governed by the laws of the State of Israel or cover Israeli Employees, whether arising by statute, contract or course of conduct (all such Objet Foreign Benefit Plans being referred to herein as "Israeli Benefit Plans"). Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect: (i) all contributions to managers insurance and/or pension funds, as required under applicable agreements or by Law, have been duly made; (ii) all allocations required to be made under Section 14 of the Israeli Severance Pay Law—1963 have been duly made; (iii) all actual or contingent obligations of Objet or any Objet Subsidiary to provide severance pay to Israeli Employees required under Law or by agreement to be funded have been satisfied or fully funded, and all other severance obligations have been properly accrued on the consolidated financial statements of Objet included in the Objet SEC Document; and (iv) all amounts that Objet or any Objet Subsidiary is legally or contractually required either (a) to deduct from the salaries of any Israeli Employee and/or to transfer or pay to or for such Israeli Employees' pension fund, provident fund, managers' insurance, life insurance, disability insurance, continuing education fund (to the extent required) or other similar fund or (b) to withhold from such Israeli Employees' salaries and to pay any Governmental Entity as required by Law, including, without limitation, for income tax, health tax and national insurance, have, in each case, been duly deducted, transferred, paid and withheld, and neither Objet nor any Objet Subsidiary has any outstanding obligations to make any such deduction, transfer, withholding or payment.

            3.10.13.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect, there are no pending or, to the Knowledge of Objet, threatened claims by or on behalf of any participant in any of the Israeli Benefit Plans or Israeli Benefit Agreement, or otherwise involving any such Israeli Benefit Plan or Israeli Benefit Agreement or the assets of any Israeli Benefit Plan or Israeli Benefit Agreement, other than routine claims for benefits. For purposes of this Agreement,

    "Israeli Benefit Agreement" means any Objet Benefit Agreement governed by the laws of the State of Israel or to which a citizen of the State of Israel is a party.

            3.10.14.  None of the execution and delivery of this Agreement or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of Objet or any of the Objet Subsidiaries to any compensation or benefit under any Israeli Benefit Plan or Israeli Benefit Agreement (other than compensation, severance or termination benefits that would become payable without regard to, and would not be enhanced by, the foregoing events), (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Israeli Benefit Plan or Israeli Benefit Agreement (other than compensation, severance or termination benefits that would become payable without regard to, and would not be enhanced by, the foregoing events), (C) result in any breach or violation of, default under or limit Objet's right to amend, modify or terminate any Israeli Benefit Plan, or (D) result in the receipt of any amount (whether in cash, property, the vesting of property or otherwise) by any stockholder, employee, officer, director or other service provider of Objet or any Objet Subsidiary.

            3.10.15.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect, Objet and its Subsidiaries have (i) properly classified all service providers as employees or independent contractors and have timely withheld, collected, reported, deposited and paid all Taxes required to have been withheld, collected, deposited or paid, as applicable, and (ii) complied with the applicable requirements of Section 4980B of the Code and any similar state law and the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

        3.11. Litigation.    Other than as described in the Objet SEC Document, there is no suit, action or other proceeding pending or, to the Knowledge of Objet, threatened against Objet or any Objet Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Objet Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Objet, investigation by any Governmental Entity involving Objet or any Objet Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Objet Material Adverse Effect. Set forth in Objet Disclosure Schedule are descriptions of all claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Objet, threatened against Objet or any Objet Subsidiary, or any properties or rights of Objet or any Objet Subsidiary, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages individually or in the aggregate in excess of $1,000,000, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed.

        3.12. Compliance with Applicable Laws.

          3.12.1.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect, Objet and the Objet Subsidiaries are in compliance in all material respects with all applicable Laws and Objet Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. To the Knowledge of Objet, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect, no action, demand or investigation by or before any Governmental Entity is pending or threatened alleging that Objet or a Objet Subsidiary is not in compliance with any applicable Law or Objet Permit or which challenges or questions the validity of any rights of the holder of any Objet Permit. This section does not relate to, and no representations are made as to, employee benefits matters, environmental matters or Intellectual Property Rights matters, which are the subjects of Sections 3.10, 3.13 and 3.15, respectively.

          3.12.2.  Objet is, and since January 1, 2009 has been, in compliance with and has not been and is not in material violation of any International Trade Law, including but not limited to, all Laws related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Neither Objet nor any Objet Subsidiary has received any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "International Trade Law" means U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act (the "FCPA"), the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

          3.12.3.  None of (i) Objet, (ii) any director or officer of Objet, nor (iii) to Objet's Knowledge, any other stockholder, employee, agent or other Person acting on behalf of Objet: (A) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated any provision of the FCPA; or (C) has accepted or received any unlawful contributions, payments, gifts or expenditures.

          3.12.4.  Objet's business as currently conducted does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted under Israeli law, and its business as currently conducted does not require Objet to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or other legislation regulating the development, commercialization or export of technology.

        3.13. Environmental Matters.    Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect:

          3.13.1.  Objet and the Objet Subsidiaries are now, and have always been, in compliance with all Environmental Laws, and neither Objet nor any Objet Subsidiary has received any written communication from a Person that alleges that Objet or any Objet Subsidiary is in violation of, or has liability or obligations under, any Environmental Law or any Permit issued pursuant to Environmental Law;

          3.13.2.  Objet and the Objet Subsidiaries have obtained and are in compliance with all Permits required to be obtained pursuant to any Environmental Law applicable to Objet, the Objet Subsidiaries and the real properties of Objet and all such Permits are valid, in good standing and will not be subject to modification or revocation as a result of the transactions contemplated by this Agreement;

          3.13.3.  there are no Environmental Claims pending or, to the Knowledge of Objet, threatened against Objet or any of the Objet Subsidiaries, nor is Objet or any of the Objet Subsidiaries aware of any basis for such Environmental Claim;

          3.13.4.  there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against (i) Objet or any of the Objet Subsidiaries, or (ii) against any Person whose liabilities for such Environmental Claims Objet or any of the Objet Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law;

          3.13.5.  neither Objet nor any of the Objet Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against Objet or any of the Objet Subsidiaries, and

          3.13.6.  neither Objet nor any of the Objet Subsidiaries has previously owned, leased or operated its business on, or currently owns, leases or operates its business on, any real property parcel other than the real property parcels listed on Objet Disclosure Schedule 3.12.6.

        3.14. Contracts.

          3.14.1.  Objet Disclosure Schedule 3.13 sets forth, as of the date of this Agreement, a true and complete list, and Objet has made available to Stratasys or its Representatives true and complete copies (including all material amendments, modifications, extensions, renewals, schedules, exhibits or ancillary agreements with respect thereto), of:

            3.14.1.1.  each Contract that would be required to be filed by Objet as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

            3.14.1.2.  each agreement, Contract, understanding, or undertaking to which Objet or any of the Objet Subsidiaries is a party involving expected annual revenues in excess of $10,000,000 in 2011;

            3.14.1.3.  each agreement, Contract, understanding, or undertaking to which Objet or any of the Objet Subsidiaries is a party that restricts in any material respect the ability of Objet or its Affiliates to compete in any business or with any Person in any geographical area;

            3.14.1.4.  each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any Indebtedness of Objet or any of the Objet Subsidiaries in excess of $10,000,000 is outstanding or may be incurred, other than any such agreement between or among Objet and one or more wholly owned Objet Subsidiaries;

            3.14.1.5.  each partnership, joint venture or similar agreement, Contract, understanding or undertaking to which Objet or any of the Objet Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Objet Subsidiaries; and

            3.14.1.6.  each agreement, Contract, understanding or undertaking relating to the disposition or acquisition by Objet or any of the Objet Subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business.

        Each agreement, understanding or undertaking of the type described in this Section 3.14.1 is referred to herein as a "Objet Material Contract."

          3.14.2.  Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect, (i) each Objet Material Contract (including, for purposes of this Section 3.14.2, any Contract entered into after the date of this Agreement that would have been a Objet Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of Objet or one of the Objet Subsidiaries, as the case may be, and, to the Knowledge of Objet, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, (ii) each such Objet Material Contract is in full force and effect, (iii) none of Objet or any of the Objet Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Objet Material Contract and, to the Knowledge of Objet, no other party to any such Objet Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, (iv) to the Knowledge of Objet, each other party to a Objet Material Contract has performed all material obligations required to be performed by it under such Objet Material Contract and (v) no party to any Objet Material Contract has given Objet or any of the Objet Subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Objet Material Contract and neither Objet nor any of the Objet Subsidiaries, nor, to the Knowledge of Objet, any other party to any Objet Material Contract, has repudiated in writing any material provision thereof. No Objet Contract can be reasonably expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.15.  Intellectual Property.

          3.15.1  Each of Objet and each Objet Subsidiary owns or has a valid right to use or license the Intellectual Property Rights which are material to the conduct of its businesses as presently conducted. Such Intellectual Property Rights will not cease to be valid rights of Objet or a Objet Subsidiary, as applicable, by reason of the execution and delivery of this Agreement by Objet. No actions, suits or other proceedings are pending or, to the Knowledge of Objet, threatened that Objet or any of Objet's Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property Right, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect. Neither Objet nor any Objet Subsidiary has received any written notice of and there are no actions, suits or other proceedings pending or, to the Knowledge of Objet, threatened that relate to (a) any alleged invalidity with respect to any of the material Intellectual Property Rights owned by Objet or any Objet Subsidiary, or (b) any alleged infringement or misappropriation of any Intellectual Property Rights of any third party by Objet or any Objet Subsidiary. Objet and the Objet Subsidiaries have taken reasonable measures to protect the confidentiality of any Intellectual Property Rights deemed by Objet or the applicable Objet Subsidiary to be a material trade secret. No prior or current employee or officer or any prior or current consultant or contractor of Objet or any Objet Subsidiary has asserted, or to the Knowledge of Objet has claimed, any ownership in any Intellectual Property Rights owned by Objet or any Objet Subsidiary.

          3.15.2  Section 3.15.2 of the Objet Disclosure Schedule lists all Contracts, licenses or other arrangements in effect as of the date of this Agreement under which Objet has licensed, granted or conveyed to any third party any right, title or interest in or to any of its owned Intellectual Property Rights.

          3.15.3  None of Objet or any Objet Subsidiary is obligated to pay to any Person any royalties, fees, commissions or other amounts for the use by Objet of any Intellectual Property Rights.

          3.15.4  No Intellectual Property Right of Objet is subject to any Contract containing any covenant or other provision that limits or restricts in any material manner the ability of Objet: (i) to make, use, import, sell, offer for sale or promote any product anywhere in the world, or (ii) to use, exploit, assert or enforce any of its Intellectual Property Rights anywhere in the world.

          3.15.5  To the Knowledge of Objet, no third party is challenging the right, title or interest of Objet in, to or under its Intellectual Property Rights, or the validity, enforceability or claim construction of any patent comprising the Intellectual Property Rights owned or co-owned by, or exclusively licensed to Objet. To the Knowledge of Objet, there is no opposition, cancellation, proceeding, or objection involving a third party, pending with regard to any of the Intellectual Property Rights of Objet. None of the Intellectual Property Rights owned solely by Objet are subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Entity. To the actual knowledge of Objet, with regard to any Intellectual Property Rights co-owned or exclusively licensed to Objet, there is no opposition, cancellation, proceeding, or objection involving a third party pending with regard to any such Intellectual Property Rights, and the same are not subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Entity. No employee of Objet involved in the creation of its Intellectual Property was operating under any grant from any Governmental Entity or university, or subject to any employment agreement or invention assignment or nondisclosure agreement, or other obligation with any such Governmental Entity or university, during the course of such employee's involvement in the conception of or reduction of any Intellectual Property Right of Objet.

          3.15.6  Each of the officers, employees, contractors or consultants of Objet involved in the creation of its Intellectual Property has executed and delivered to Objet an agreement regarding the protection of proprietary information. All current and former officers and employees of, and consultants and independent contractors to, Objet who have contributed to the creation or development of any Intellectual Property Rights of Objet have either: (i) been a party to a "work-for-hire" agreement under which Objet is deemed to be the original owner/author of such Intellectual Property Rights, or (ii) assigned or licensed any and all such Intellectual Property Rights that such Person may have had to Objet.

          3.15.7  The registration of any Intellectual Property Right owned by Objet is subsisting and in full force and effect, and all necessary registration, maintenance and renewal fees currently due in connection with the same have been made and all necessary documents, recordations and certificates in connection with the same have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Israel or other jurisdictions, as the case may be, for the purposes of maintaining and renewing such right, except where the failure to take any such action (i) was deemed unnecessary in the ordinary course of business or (ii) would not cause a Material Adverse Effect. No registration or application for any such Intellectual Property Right is subject to any payments, maintenance fees, or taxes or filings or actions falling due, including without limitation the filing of an affidavit of use, renewal, response to an official action, or other action required to maintain, perfect, preserve, or renew such Intellectual Property Rights which has not been made. All products, made, used or sold by Objet or any Subsidiary thereof are marked with the proper patent, copyright and other notices.

          3.15.8  Objet knows of no impediment to the maintenance or renewal of any registration of an Intellectual Property Right owned or used by it. All information submitted by Objet to the applicable Governmental Entity in order to obtain registration thereof was true, accurate and complete in all material respects when submitted, and Objet has not willfully misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any such registration that would constitute fraud or a material misrepresentation with respect to such application for registration. Without limiting the foregoing, Objet has no Knowledge of any information, materials, facts, or circumstances, including any information or fact, that would reasonably be considered to constitute invalidating prior art or would materially adversely affect any pending application to register any Intellectual Property Right of Objet. None of the patent applications of Objet have been revoked or abandoned and no proceeding is pending or, to Objet's Knowledge is threatened, to revoke or amend the same, nor are there facts or circumstances of which Objet is aware which form a basis upon which a Governmental Entity reasonably could seek to revoke or amend any of the Intellectual Property Rights of Objet.

        3.16. Labor Matters.

          3.16.1.  As of the date of this Agreement, Objet Disclosure Schedule 3.16 sets forth a true and complete list of all collective bargaining or other labor union contracts applicable to any employees of Objet or any of the Objet Subsidiaries. No labor organization or group of employees of Objet or any Objet Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Objet, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of Objet, threatened against or involving Objet or any Objet Subsidiary. None of Objet or any of the Objet Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of Objet or any of the Objet Subsidiaries, except for any breaches, failures to comply or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect. There are no written grievances or written complaints outstanding or, to the Knowledge of Objet, threatened that individually or in the aggregate, has had or would reasonably be expected to have a Objet Material Adverse Effect. Objet has made available to Stratasys true and complete copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of Objet or any Objet Subsidiary (the "Objet CBAs"). No Objet CBA would prevent, restrict or materially impede the consummation of the Merger or other transactions contemplated by this Agreement or the implementation of any layoff, redundancy, severance or similar program; provided that any duty to bargain imposed by applicable law concerning any layoff, redundancy, severance or similar program or the effect(s) thereof shall not be deemed to "prevent, restrict or materially impede the implementation of any layoff, redundancy, severance or similar program" for purposes of this Agreement. Except as otherwise set forth in the Objet CBAs, neither Objet nor any Objet Subsidiary (a) has entered into any agreement, arrangement or understanding, whether written or oral, with any union or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the consummation of the Merger or other transactions contemplated by this Agreement or the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them) or (b) has any express commitment, whether legally enforceable or not, to, or not to, modify, change or terminate any Objet Benefit Plan.

          3.16.2.  Objet Disclosure Schedule 3.16.2 sets forth any extension orders (tzavei harchava) applicable to Objet or any Objet Subsidiary. Except for such extension orders, none of Objet's or any Objet Subsidiary's employees is party to any collective bargaining, works council, union representation or similar agreement or arrangement, and no such agreement or arrangement is under discussion or in negotiation by Objet or any Objet Subsidiary.

          3.16.3.  To Objet's Knowledge, no present or former employee or independent contractor performing services for Objet or any Objet Subsidiary has filed a claim or complaint which is presently pending or has threatened in writing to make a claim or complaint against Objet or any Objet Subsidiary, including any claim for (i) overtime pay, (ii) wages, salaries or profit sharing

  (excluding wages, salaries or profit sharing for the current payroll period), including with respect to the late payment thereof, (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year or otherwise still outstanding, (iv) any violation of any rule or contract relating to minimum wages or maximum hours of work, (v) discrimination against employees on any basis, (vi) severance pay or unlawful or wrongful employment or termination practices, (vii) unlawful retirement, termination or labor relations practices or breach of contract or (viii) any violation of occupational safety or health standards, except for, with respect to any of the foregoing clauses (i) through (viii), any such claims that individually or in the aggregate would not have and would not reasonably be expected to have a Objet Material Adverse Effect. There are no administrative charges, arbitration or mediation proceedings or court complaints pending or to the Objet's Knowledge, threatened in writing against Objet or any Objet Subsidiary before any Government Entity, or any other entity concerning alleged employment discrimination, contract violation or any other matters relating to employment that individually or in the aggregate would not have and would not reasonably be expected to have a Objet Material Adverse Effect.

        3.17. Tax.

          3.17.1.  Each of Objet and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Objet. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Objet. Each of Objet and its Subsidiaries has complied with all applicable Laws relating to Taxes including Laws relating to (i) the withholding and payment over to the appropriate Governmental Entity or other Tax authority of all Taxes required to be withheld by Objet or any of its Subsidiaries, (ii) information reporting with respect to, any payment made or received by Objet or any of its Subsidiaries and (iii) the keeping of books and records, except to the extent any failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

          3.17.2.  The most recent financial statements contained in the Objet SEC Documents reflect an adequate reserve for all Taxes payable by Objet and its Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Objet or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Objet. There is no audit, proceeding or investigation now pending against or with respect to Objet or any of its Subsidiaries in respect of any Tax or Tax asset and neither Objet nor any of its Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax or Tax asset, except to the extent that any such pending or proposed audit, proceeding or investigation has not had and would not reasonably be expected to have a Material Adverse Effect on Objet.

          3.17.3.  There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Objet or any of its Subsidiaries. Neither Objet nor any of its Subsidiaries is bound by any agreement with respect to Taxes.

          3.17.4.  Neither Objet nor any of its Subsidiaries has entered into or has been a "material advisor" with respect to any transactions that are or would be part of any "reportable transaction"

  or that could give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the regulations thereunder.

        3.18. Brokers' Fees and Expenses.    Except as set forth on Objet Disclosure Schedule 3.18, no broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Objet, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Objet.

        3.19. Complete Copies of Materials.    Each document delivered or made available by Objet to Stratasys or its counsel in connection with their legal and accounting review of Objet has been a true and complete copy, except as otherwise indicated.

        3.20. No Other Representations or Warranties.    Except for the representations and warranties contained in this Agreement, Stratasys acknowledges that none of Objet, the Objet Subsidiaries or any other Person on behalf of Objet makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

        3.21. Shareholder Vote; Voting Agreements for Shareholder Vote.    The requisite shareholder vote of Objet to obtain the Objet Shareholder Approval is a supermajority of 75% of the voting power which includes the affirmative vote of the holders of 66% of the Objet Preferred Shares as defined in the Current Objet Articles. As a material inducement for Stratasys to enter into this Agreement, Objet has received from certain of its shareholders Voting Agreements which together comprise the requisite majority of the voting power in order to adopt the Objet Shareholder Approvals.

        3.22. Stock Ownership.    As of the date of this Agreement, neither Objet nor Merger Sub beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Stratasys Capital Stock. None of Objet, Merger Sub or any of their respective "affiliates" or "associates" (as such term is defined in Section 203 of the DGCL ("Section 203")) is, and was not at any time within the three year period preceding the date hereof, an "interested stockholder" of Stratasys as such term is defined in Section 203.

        3.23. Grants, Incentives and Subsidies.    Objet Disclosure Schedule 3.23 sets forth a complete list of all grant, incentive and subsidy programs (including any tax incentives) ("Grants") from any Government Authority to Objet or any Objet Subsidiary. Except as set forth on Objet Disclosure Schedule 3.23: (a) no Grants were received from any Governmental Authority by Objet or any Objet Subsidiaries; (b) neither Objet nor any Objet Subsidiary have received any Grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Employment; and (c) neither Objet nor any Objet Subsidiary have been granted or have adopted or applied for Approved Enterprise, Beneficiary Enterprise or Preferred Enterprise Status granted by the Investment Center of the Israeli Ministry of Industry, Trade and Employment. Correct copies of all applications submitted by Objet or any Objet Subsidiary with respect to any Grant, and copies of all letters of approval and supplements with respect thereto with respect to any Grants and all undertakings made by Objet or any Objet Subsidiary with respect to such Grants have been made available to Stratasys. Objet and the Objet Subsidiaries are in compliance with the terms and conditions of the Grants and have fulfilled all undertakings and obligations with respect thereto, except for failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a Objet Material Adverse Effect.

4.     Representations and Warranties of Stratasys

        Stratasys represents and warrants to Objet that the statements contained in this Article IV are true and correct except as otherwise specifically qualified in each of the Sections of this Article IV as an exception by reference to (i) any reports, schedules, forms, statements and other documents that

Stratasys has filed with or furnished to the SEC after January 1, 2009 and prior to the date of this Agreement (the "Stratasys SEC Documents"), and which are publicly available or (ii) the disclosure schedules delivered by Stratasys to Objet at or before the execution and delivery by Stratasys of this Agreement (the "Stratasys Disclosure Schedules").

        4.1.  Organization, Standing and Power.    Each of Stratasys and each Stratasys Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Stratasys Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect. Each of Stratasys and the Stratasys Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the "Stratasys Permits"), except where the failure to have such power or authority or to possess Stratasys Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect. Each of Stratasys and the Stratasys Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect. Stratasys has delivered or made available to Objet, prior to execution of this Agreement, true and complete copies of the amended and restated certificate of incorporation of Stratasys in effect as of the date of this Agreement (the "Stratasys Certificate of Incorporation") and the amended and restated by-laws of Stratasys in effect as of the date of this Agreement (the "Stratasys Bylaws").

        4.2.  Stratasys Subsidiaries.    Stratasys Disclosure Schedule 4.2 sets forth the name, jurisdiction of organization, address and holders of all Capital Stock of each Stratasys Subsidiary. All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Stratasys Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Stratasys, by another Stratasys Subsidiary or by Stratasys and another Stratasys Subsidiary, free and clear of all material Liens, other than Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws.

        4.3.  Capitalization.

          4.3.1.  The authorized capital stock of Stratasys consists of: 30,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of which 26,978,696 shares of Common Stock were issued and outstanding as of the date of this Agreement and of which 5,687,631 shares of Common Stock are held by Stratasys in its treasury as of the date of this Agreement.

          4.3.2.  As of the date of this Agreement: (i) 992,573 shares of Common Stock are subject to issuance pursuant to outstanding options to purchase Common Stock under the Stratasys 1998 Incentive Stock Option Plan, the Stratasys 2000 Incentive Stock Option Plan, the Stratasys 2002 Long-Term Performance and Incentive Plan and the Stratasys 2008 Long-Term Performance and Incentive Plan (collectively, the "Stratasys Stock Plans"); (ii) 482,366 shares of Common Stock are reserved for future issuance pursuant to the Stratasys Stock Plans; and (iii) 500,000 shares of Common Stock are reserved for issuance pursuant to that certain Warrant to purchase 500,000 shares of Common Stock, dated January 18, 2010, issued to Hewlett Packard Company (the "HP Warrant"). Options granted by Stratasys pursuant to the Stratasys Stock Plans or otherwise are referred to collectively in this Agreement as "Stratasys Stock Options". Stratasys has delivered or made available to Objet or its counsel copies of all Stratasys Stock Plans covering the Stratasys

  Stock Options outstanding as of the date of this Agreement, the forms of all stock option agreements evidencing such Stratasys Stock Options and a copy of the HP Warrant.

          4.3.3.  Except for the Stratasys Stock Options and the HP Warrant, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock of Stratasys; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock of Stratasys; or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") under which Stratasys is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

        4.4.  Authority; Execution and Delivery; Enforceability.    Stratasys has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the Stratasys Stockholder Approval. The Stratasys Board has adopted resolutions, by unanimous vote of all directors, (i) approving the execution, delivery and performance of this Agreement, (ii) determining that entering into this Agreement is in the best interests of Stratasys and its stockholders, (iii) declaring this Agreement and the transactions contemplated by this Agreement advisable, and (iv) recommending that Stratasys's stockholders adopt this Agreement and directing that this Agreement be submitted to Stratasys's stockholders for adoption at a duly held meeting of such stockholders for such purpose (the "Stratasys Stockholders Meeting"). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Subject to the accuracy of the representations set forth in Section 3.22 of this Agreement, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Stratasys Common Stock entitled to vote at the Stratasys Stockholders Meeting (the "Stratasys Stockholder Approval"), no other corporate proceedings on the part of Stratasys are necessary to adopt this Agreement or to consummate the Merger (except for the filing of the appropriate merger documents as required by the DGCL). Stratasys has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Objet and by Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        4.5.  No Conflicts; Consents.

          4.5.1.  The execution and delivery by Stratasys of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a requirement to obtain any Consent or a right of payment, termination, cancellation or acceleration of any obligation, any obligation to make, or to enable any third party to make, an offer to purchase or redeem any Indebtedness or Capital Stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Stratasys or any Stratasys Subsidiary, or give any Person the ability to materially delay or impede the ability of Stratasys to consummate the Merger, under, any provision of (i) the Stratasys Certificate of Incorporation, the Stratasys Bylaws or the comparable charter or organizational documents of any Stratasys Subsidiary (assuming that the Stratasys Stockholder Approval is obtained), (ii) any Contract to which Stratasys or any Stratasys Subsidiary is a party or by which any of their respective properties or assets is bound or any Stratasys Permit except for such Contracts or Stratasys Permits that would not reasonably be expected to have a Stratasys Material Adverse Effect or (iii) subject to the filings and other matters referred to in Section 4.5.1, any Judgment or Law, in each case, applicable to Stratasys or any Stratasys Subsidiary or their respective properties or assets (assuming that the Stratasys Stockholder Approval is obtained) except for such Judgments or Laws that would not reasonably be expected to have a Stratasys Material Adverse Effect.

          4.5.2.  No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to Stratasys or any Stratasys Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i)(A) the filing with the SEC of the Stratasys Proxy Statement and the clearing of such by the SEC, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the HSR Act, and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Objet and Stratasys are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the Merger Consideration, (v) such filings with and approvals of NASDAQ as are required to permit the consummation of the Merger, the listing of the Merger Consideration and the delisting of the Stratasys Common Stock and (vi) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Stratasys Material Adverse Effect or prevent or materially delay the consummation of the Merger.

        4.6.  SEC Documents; Undisclosed Liabilities.

          4.6.1.  The Stratasys SEC Documents include all reports, schedules, forms, statements, registration statements, prospectuses, proxy statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Stratasys with the SEC since January 1, 2009, together with all certifications required pursuant to SOX.

          4.6.2.  Each Stratasys SEC Document (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or became effective, as the case may be, complied as to form in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Stratasys SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) or became effective, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Stratasys included in the Stratasys SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Stratasys and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). Stratasys is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market.

          4.6.3.  Except (i) as reflected or reserved against in Stratasys's consolidated audited balance sheet as of December 31, 2011 (or the notes thereto) as included in the Stratasys SEC Documents, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2011 or in connection with or contemplated by this Agreement or (iii) for liabilities and obligations that, individually or in the aggregate, have not had or would not reasonably be expected to have a Stratasys Material Adverse Effect, neither Stratasys nor any Stratasys Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

          4.6.4.  Each of the chief executive officer of Stratasys and the chief financial officer of Stratasys (or each former chief executive officer of Stratasys and each former chief financial officer of Stratasys, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Stratasys SEC Documents, and the statements contained in such certifications are true and accurate. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of SOX, none of Stratasys or any of the Stratasys Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          4.6.5.  Stratasys maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Stratasys's assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Stratasys's receipts and expenditures are being made only in accordance with authorizations of Stratasys's management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Stratasys's assets that could have a material effect on Stratasys's financial statements. Except as described in the Stratasys SEC Documents, (1) as of December 31, 2011, there were no material weaknesses in Stratasys's internal control over financial reporting (whether or not remediated) and (2) since December 31, 2011, there has been no change in Stratasys's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Stratasys's internal control over financial reporting.

          4.6.6.  The "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Stratasys are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Stratasys in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Stratasys, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Stratasys to make the certifications required under the Exchange Act with respect to such reports.

          4.6.7.  Neither Stratasys nor any of the Stratasys Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Stratasys and any of the Stratasys Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such

  Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Stratasys or any of the Stratasys Subsidiaries in Stratasys's or such Stratasys Subsidiary's published financial statements or other Stratasys SEC Documents.

          4.6.8.  Since January 1, 2011, none of Stratasys, Stratasys's independent accountants, the Stratasys Board or the audit committee of the Stratasys Board has received any oral or written notification of any (i) "significant deficiency" in the internal controls over financial reporting of Stratasys, (ii) "material weakness" in the internal controls over financial reporting of Stratasys or (iii) fraud, whether or not material, that involves management or other employees of Stratasys who have a significant role in the internal controls over financial reporting of Stratasys.

          4.6.9.  None of the Stratasys Subsidiaries is, or has at any time since January 1, 2011 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

          4.6.10.  Since January 1, 2011, no attorney representing Stratasys or any of the Stratasys Subsidiaries, whether or not employed by Stratasys or any Stratasys Subsidiary, has reported to the chief legal counsel or chief executive officer of Stratasys evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Stratasys or any of its officers, directors, employees or agents pursuant to Section 307 of SOX.

          4.6.11.  Since January 1, 2011, to the Knowledge of Stratasys, no employee of Stratasys or any of the Stratasys Subsidiaries has provided or is providing information to any law enforcement agency or Governmental Entity regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of SOX by Stratasys or any of the Stratasys Subsidiaries.

          4.6.12.  To the Knowledge of Stratasys, none of the Stratasys SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. Stratasys has made available to Objet true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2011 through the date of this Agreement relating to the Stratasys SEC Documents and all written responses of Stratasys thereto through the date of this Agreement other than with respect to requests for confidential treatment. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Stratasys SEC Documents other than confidential treatment requests. To the Knowledge of Stratasys, as of the date of this Agreement, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of Stratasys.

        4.7.  Information Supplied.    None of the information supplied or to be supplied by Stratasys for inclusion or incorporation by reference in (i) the Form F-4 or the Stratasys Proxy Statement will, with respect to the Form F-4 at the time the Form F-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Listing Application will, at the date it is submitted to NASDAQ, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Stratasys Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Stratasys with respect to statements made or incorporated by reference therein based on information supplied by Objet for inclusion or incorporation by reference therein.

        4.8.  Absence of Certain Changes or Events.    Since December 31, 2011 through the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Stratasys Material

Adverse Effect and each of Stratasys and the Stratasys Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

          4.8.1.  any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person, or any issue or sale of debt securities, warrants or other rights to acquire any debt security of Stratasys or any Stratasys Subsidiary;

          4.8.2.  any sale, lease (as lessor), license, mortgage, sale and leaseback or encumbrance or Lien (other than Permitted Liens), or other disposition of material properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice); or

          4.8.3.  any material change in financial accounting methods, by Stratasys or any Stratasys Subsidiary, except insofar as may have been required by a change in GAAP.

        4.9.  Benefits Matters; ERISA Compliance.

          4.9.1.  Stratasys Disclosure Schedule 4.9 sets forth, as of the date of this Agreement, a complete and correct list identifying any Stratasys Benefit Plan. Stratasys has delivered or made available to Objet true and complete copies of (i) all material Stratasys Benefit Plans (and amendments thereto) or, in the case of any unwritten material Stratasys Benefit Plan, a written description thereof, (ii) the most recent annual report on Form 5500 filed with the U.S. Department of Labor with respect to each material Stratasys Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each material Stratasys Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract or other funding vehicle relating to any material Stratasys Benefit Plan and (v) the most recent financial statements and actuarial reports for each Stratasys Benefit Plan (if any). For purposes of this Agreement, "Stratasys Benefit Plans" means, collectively, but excluding any Stratasys Foreign Benefit Plan, (A) all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), other than any plan which is a Multiemployer Plan, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, change in control, disability, vacation, death benefit, hospitalization, medical or other plans, arrangements or understandings, in each case that are sponsored, maintained or contributed to by Stratasys or any Stratasys Subsidiary, providing, or designed to provide, material benefits to any current or former directors, officers, employees or consultants of Stratasys or any Stratasys Subsidiary or any spouse or dependent of any of the foregoing and (B) all employment, consulting, indemnification, severance, retention, change of control or termination agreements or arrangements (including collective bargaining agreements) between Stratasys or any Stratasys Subsidiary on the one hand and any current or former directors, officers, employees or consultants of Stratasys or any Stratasys Subsidiary on the other hand, pursuant to which Stratasys or any Stratasys Subsidiary has any material obligations or liability, and excluding the payment of regular salary and wages.

          4.9.2.  All Stratasys Benefit Plans which are intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, have been the subject of, have timely applied for, have not yet become eligible to apply for, or are entitled to rely on (as applicable) determination or opinion letters from the IRS to the effect that such Stratasys Benefit Plans and the trusts created thereunder are so qualified and tax-exempt, and no such determination or opinion letter has been revoked nor, to the Knowledge of Stratasys, has revocation been threatened, nor has any such Stratasys Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or reliance on an opinion letter or materially increase its costs.Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect: (i) no Stratasys Benefit Plan is subject to Title IV of

  ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code, and neither Stratasys nor any ERISA Affiliate of Stratasys has, during the past six years, sponsored, maintained, participated in, contributed to, or had any obligation to participate in or contribute to any plan that is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code, (ii) none of Stratasys, any Stratasys Subsidiary, any officer of Stratasys or any Stratasys Subsidiary or any of the Stratasys Benefit Plans which are subject to ERISA, any trust created thereunder or, to the Knowledge of Stratasys, any fiduciary or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject Stratasys, any Stratasys Subsidiary or any officer of Stratasys or any Stratasys Subsidiary to the Tax or penalty on prohibited transactions imposed by the Code, ERISA or other applicable Law, (iii) no Stratasys Benefit Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) or trusts associated therewith have been terminated during the past six years, nor is there any intention or expectation to terminate any such Stratasys Benefit Plans or trusts, (iv) no Stratasys Benefit Plans or trusts are the subject of any proceeding by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of any Stratasys Benefit Plan or trust, and (v) neither Stratasys nor any ERISA Affiliate of Stratasys has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including "withdrawal liability" within the meaning of Title IV of ERISA), whether actual or contingent, with respect to, any Multiemployer Plan, any "multiple employer plan" (within the meaning of Section 413(c) of the Code) or any multi-employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

          4.9.3.  With respect to each Stratasys Benefit Plan that is an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA), such Stratasys Benefit Plan (including any Stratasys Benefit Plan covering retirees or other former employees) may be amended to reduce benefits or limit the liability of Stratasys or the Stratasys Subsidiaries or terminated, in each case, without material liability to Stratasys and the Stratasys Subsidiaries on or at any time after the Effective Time other than routine administrative expenses associated with termination or termination fees.

          4.9.4.  No Stratasys Benefit Plan provides health, medical or other welfare benefits or insurance after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or other applicable Law).

          4.9.5.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, (i) each Stratasys Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such Stratasys Benefit Plan and (ii) Stratasys and each of the Stratasys Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the Stratasys Benefit Plans.

          4.9.6.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, there are no pending or, to the Knowledge of Stratasys, threatened claims by or on behalf of any participant in any of the Stratasys Benefit Plans, or otherwise involving any such Stratasys Benefit Plan or the assets of any Stratasys Benefit Plan, other than routine claims for benefits.

          4.9.7.  None of the execution and delivery of this Agreement or the consummation of the Merger or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of Stratasys or any of the Stratasys Subsidiaries to any compensation or benefit (other than compensation, severance or termination benefits that would become payable without regard to, and would not be enhanced by, the foregoing events), (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Stratasys Benefit Plan (other than compensation, severance or termination benefits that would become payable without regard to, and would not be enhanced by, the foregoing events), (C) result in any breach or violation of, default under or limit Stratasys's right to amend, modify or terminate any Stratasys Benefit Plan, or (D) result in the receipt of any amount (whether in cash, property, the vesting of property or otherwise) by any stockholder, employee, officer, director or other service provider of Stratasys or any Stratasys Subsidiary who is a "disqualified individual" (as such term is defined in Treasury Regulation section 1.280G-1), in any case, that could reasonably be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) that would result in any imposition of any excise tax under Section 4999 of the Code.

          4.9.8.  No disallowance of a deduction under Section 162(m) or 280G of the Code for any amount paid or payable by Stratasys or any Stratasys Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, individually or in the aggregate, has had or would reasonably be expected to have a Stratasys Material Adverse Effect.

          4.9.9.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, each Stratasys Benefit Plan that provides for "nonqualified deferred compensation" within the meaning of Section 409A(d)(1) of the Code, and any award thereunder, in each case that is subject to Section 409A of the Code, (i) has been operated in compliance in all material respects with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of Section 409A of the Code and the final Treasury Regulations issued thereunder and all subsequent IRS Notices and other interim guidance on Section 409A of the Code and (ii) has been maintained in compliance with Section 409A of the Code and the final Treasury Regulations issued thereunder and all subsequent IRS Notices and other interim guidance on Section 409A of the Code since January 1, 2009.

          4.9.10.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, all contributions required to be made by Stratasys or any Stratasys Subsidiary to any Stratasys Benefit Plan by applicable Law, regulation, any plan document or other contractual undertaking, and all premiums due or payable by Stratasys or any Stratasys Subsidiary with respect to insurance policies funding any Stratasys Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements set forth in the Stratasys SEC Documents to the extent required by Law. Each Stratasys Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded.

          4.9.11.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, all Stratasys Foreign Benefit Plans (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are required to be funded and/or book-reserved, are funded and/or book reserved to the extent required by applicable law, as appropriate, based upon reasonable actuarial assumptions. "Stratasys Foreign Benefit Plans" means each plan, program or contract that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Stratasys Benefit Plan had it been a United States plan, program or contract.

          4.9.12.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, Stratasys and its Subsidiaries have (i) properly classified all service providers as employees or independent contractors and have timely withheld, collected, reported, deposited and paid all Taxes required to have been withheld, collected, deposited or paid, as applicable, and (ii) complied with the applicable requirements of Section 4980B of the Code and any similar state law and the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

        4.10. Litigation.    There is no suit, action or other proceeding pending or, to the Knowledge of Stratasys, threatened against Stratasys or any Stratasys Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Stratasys Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Stratasys, investigation by any Governmental Entity involving Stratasys or any Stratasys Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Stratasys Material Adverse Effect. Set forth in the Stratasys Disclosure Schedule are descriptions of all claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Stratasys, threatened against Stratasys or any Stratasys Subsidiary, or any properties or rights of Stratasys or any Stratasys Subsidiary, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages individually or in the aggregate in excess of $1,000,000, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed.

        4.11. Compliance with Applicable Laws.

          4.11.1.  Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, Stratasys and the Stratasys Subsidiaries are in compliance in all material respects with all applicable Laws and Stratasys Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. To the Knowledge of Stratasys, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, no action, demand or investigation by or before any Governmental Entity is pending or threatened alleging that Stratasys or a Stratasys Subsidiary is not in compliance with any applicable Law or Stratasys Permit or which challenges or questions the validity of any rights of the holder of any Stratasys Permit. This section does not relate to, and no representations are made as to, employee benefits matters, environmental matters or Intellectual Property Rights matters, which are the subjects of Sections 4.9, 4.12 and 4.14, respectively.

          4.11.2.  Stratasys is, and since January 1, 2009 has been, in compliance with and has not been and is not in material violation of any International Trade Law, including but not limited to, all Laws related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same. Neither Stratasys nor any Stratasys Subsidiary has received any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law. "International Trade Law" means U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the Foreign Corrupt Practices Act (the "FCPA"), the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.

          4.11.3.  None of (i) Stratasys, (ii) any director or officer of Stratasys, nor (iii) to Stratasys's Knowledge, any other stockholder, employee, agent or other Person acting on behalf of Objet: (A) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated any provision of the FCPA; or (C) has accepted or received any unlawful contributions, payments, gifts or expenditures.

        4.12. Environmental Matters.    Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect:

          4.12.1.  Stratasys and the Stratasys Subsidiaries are now, and have always been, in compliance with all Environmental Laws, and neither Stratasys nor any Stratasys Subsidiary has received any written communication from a Person that alleges that Stratasys or any Stratasys Subsidiary is in violation of, or has liability or obligations under, any Environmental Law or any Permit issued pursuant to Environmental Law;

          4.12.2.  Stratasys and the Stratasys Subsidiaries have obtained and are in compliance with all Permits required to be obtained pursuant to any Environmental Law applicable to Stratasys, the Stratasys Subsidiaries and the real properties of Stratasys and all such Permits are valid, in good standing and will not be subject to modification or revocation as a result of the transactions contemplated by this Agreement;

          4.12.3.  there are no Environmental Claims pending or, to the Knowledge of Stratasys, threatened against Stratasys or any of the Stratasys Subsidiaries, nor is Stratasys or any of the Stratasys Subsidiaries aware of any basis for such Environmental Claim;

          4.12.4.  there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim (i) against Stratasys or any of the Stratasys Subsidiaries, or (ii) against any Person whose liabilities for such Environmental Claims Stratasys or any of the Stratasys Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law;

          4.12.5.  neither Stratasys nor any of the Stratasys Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against Stratasys or any of the Stratasys Subsidiaries; and

          4.12.6.  neither Stratasys nor any of the Stratasys Subsidiaries has previously owned, leased or operated its business on, or currently owns, leases or operates its business on, any real property parcel other than the real property parcels listed on Stratasys Disclosure Schedule 4.12.6.

        4.13. Contracts.

          4.13.1.  Stratasys Disclosure Schedule 4.14 sets forth, as of the date of this Agreement, a true and complete list, and Stratasys has made available to Objet or its Representatives true and complete copies (including all material amendments, modifications, extensions, renewals, schedules, exhibits or ancillary agreements with respect thereto), of:

            4.13.1.1.  each Contract required to be filed by Stratasys as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

            4.13.1.2.  each agreement, Contract, understanding, or undertaking to which Stratasys or any of the Stratasys Subsidiaries is a party involving expected annual revenues in excess of $10,000,000;

            4.13.1.3.  each agreement, Contract, understanding, or undertaking to which Stratasys or any of the Stratasys Subsidiaries is a party that restricts in any material respect the ability of Stratasys or its Affiliates to compete in any business or with any Person in any geographical area;

            4.13.1.4.  each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any Indebtedness of Stratasys or any of the Stratasys Subsidiaries in excess of $10,000,000 is outstanding or may be incurred, other than any such agreement between or among Stratasys and the wholly owned Stratasys Subsidiaries;

            4.13.1.5.  each partnership, joint venture or similar agreement, Contract, understanding or undertaking to which Stratasys or any of the Stratasys Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Stratasys Subsidiaries; and

            4.13.1.6.  each agreement, Contract, understanding or undertaking relating to the disposition or acquisition by Stratasys or any of the Stratasys Subsidiaries, with obligations remaining to be performed or liabilities continuing after the date of this Agreement, of any material business or any material amount of assets other than in the ordinary course of business.

        Each agreement, understanding or undertaking of the type described in this Section 4.13.1 is referred to herein as a "Stratasys Material Contract")

          4.13.2  Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect, (i) each Stratasys Material Contract (including, for purposes of this Section 4.13.2, any Contract entered into after the date of this Agreement that would have been a Stratasys Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of Stratasys or one of the Stratasys Subsidiaries, as the case may be, and, to the Knowledge of Stratasys, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, (ii) each such Stratasys Material Contract is in full force and effect, (iii) none of Stratasys or any of the Stratasys Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Stratasys Material Contract and, to the Knowledge of Stratasys, no other party to any such Stratasys Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, (iv) to the Knowledge of Stratasys, each other party to a Stratasys Material Contract has performed all material obligations required to be performed by it under such Stratasys Material Contract and (v) no party to any Stratasys Material Contract has given Stratasys or any of the Stratasys Subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Stratasys Material Contract and neither Stratasys nor any of the Stratasys Subsidiaries, nor, to the Knowledge of Stratasys, any other party to any Stratasys Material Contract, has repudiated in writing any material provision thereof. No Stratasys Contract can be reasonably expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        4.14.  Intellectual Property.

          4.14.1  Each of Stratasys and each Stratasys Subsidiary owns or has a valid right to use or license the Intellectual Property Rights which are material to the conduct of its businesses as presently conducted. Such Intellectual Property Rights will not cease to be valid rights of Stratasys or a Stratasys Subsidiary, as applicable, by reason of the execution and delivery of this Agreement by Stratasys. No actions, suits or other proceedings are pending or, to the Knowledge of Stratasys, threatened that Stratasys or any of the Stratasys Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property Right, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect. Neither Stratasys nor any Stratasys Subsidiary has received any written notice of and there are no actions, suits or other proceedings pending or, to the Knowledge of Stratasys, threatened that relate to (a) any alleged invalidity with respect to any of the material Intellectual Property Rights owned by Stratasys or any Stratasys Subsidiary, or (b) any alleged infringement or misappropriation of any Intellectual Property Rights of any third party by Stratasys or any Stratasys Subsidiary. Stratasys and the Stratasys Subsidiaries have taken reasonable measures to protect the confidentiality of any Intellectual Property Rights deemed by Stratasys or the applicable Stratasys Subsidiary to be a material trade secret. No prior or current employee or officer or any prior or current consultant or contractor of Stratasys or any Stratasys Subsidiary has asserted, or to the Knowledge of Stratasys has claimed, any ownership in any Intellectual Property Rights owned by Stratasys or any Stratasys Subsidiary.

          4.14.2  Section 4.14.2 of the Stratasys Disclosure Schedule lists all Contracts, licenses or other arrangements in effect as of the date of this Agreement under which Stratasys has licensed, granted or conveyed to any third party any right, title or interest in or to any of its owned Intellectual Property Rights.

          4.14.3  None of Stratasys of any Stratasys Subsidiary is obligated to pay to any Person any royalties, fees, commissions or other amounts for the use by Stratasys of any Intellectual Property Rights.

          4.14.4  No Intellectual Property Right of Stratasys is subject to any Contract containing any covenant or other provision that limits or restricts in any material manner the ability of Stratasys: (i) to make, use, import, sell, offer for sale or promote any product anywhere in the world, or (ii) to use, exploit, assert or enforce any of its Intellectual Property Right anywhere in the world.

          4.14.5  To the Knowledge of Stratasys, no third party is challenging the right, title or interest of Stratasys in, to or under its Intellectual Property Rights, or the validity, enforceability or claim construction of any patent comprising the Intellectual Property Rights owned or co-owned by, or exclusively licensed to Stratasys. To the Knowledge of Stratasys, there is no opposition, cancellation, proceeding, or objection involving a third party, pending with regard to any of the Intellectual Property Rights of Stratasys. None of the Intellectual Property Rights owned solely by Stratasys are subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Entity. To the actual knowledge of Stratasys, with regard to any Intellectual Property Rights co-owned or exclusively licensed to Stratasys, there is no opposition, cancellation, proceeding, or objection involving a third party pending with regard to any such Intellectual Property Rights, and the same are not subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Entity. No employee of Stratasys involved in the creation of its Intellectual Property was operating under any grant from any Governmental Entity or university, or subject to any employment agreement or invention assignment or nondisclosure agreement, or other obligation with any such Governmental Entity or university, during the course of such employee's involvement in the conception of or reduction of any Intellectual Property Right of Stratasys.

          4.14.6  Each of the officers, employees, contractors or consultants of Stratasys involved in the creation of its Intellectual Property has executed and delivered to Stratasys an agreement regarding the protection of proprietary information. All current and former officers and employees of, and consultants and independent contractors to, Stratasys who have contributed to the creation or development of any Intellectual Property Rights of Stratasys have either: (i) been a party to a

  "work-for-hire" agreement under which Stratasys is deemed to be the original owner/author of such Intellectual Property Rights, or (ii) assigned or licensed any and all such Intellectual Property Rights that such Person may have had to Stratasys.

          4.14.7  The registration of any Intellectual Property Right owned by Stratasys is subsisting and in full force and effect, and all necessary registration, maintenance and renewal fees currently due in connection with the same have been made and all necessary documents, recordations and certificates in connection with the same have been filed with the relevant patent, copyright, trademark or other authorities in the United States, or other jurisdictions, as the case may be, for the purposes of maintaining and renewing such right, except where the failure to take any such action (i) was deemed unnecessary in the ordinary course of business or (ii) would not cause a Material Adverse Effect. No registration or application for any such Intellectual Property Right is subject to any payments, maintenance fees, or taxes or filings or actions falling due, including without limitation the filing of an affidavit of use, renewal, response to an official action, or other action required to maintain, perfect, preserve, or renew such Intellectual Property Rights which has not been made. All products, made, used or sold by Stratasys or any Subsidiary thereof are marked with the proper patent, copyright and other notices

          4.14.8  Stratasys knows of no impediment to the maintenance or renewal of any registration of an Intellectual Property Right owned or used by it. All information submitted by Stratasys to the applicable Governmental Entity in order to obtain registration thereof was true, accurate and complete in all material respects when submitted, and Stratasys has not willfully misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any such registration that would constitute fraud or a material misrepresentation with respect to such application for registration. Without limiting the foregoing, Stratasys has no Knowledge of any information, materials, facts, or circumstances, including any information or fact, that would reasonably be considered to constitute invalidating prior art or would materially adversely affect any pending application to register any Intellectual Property Right of Stratasys. None of the patent applications of Stratasys have been revoked or abandoned and no proceeding is pending or, to Stratasys' Knowledge is threatened, to revoke or amend the same, nor are there facts or circumstances of which Stratasys is aware which form a basis upon which a Governmental Entity reasonably could seek to revoke or amend any of the Intellectual Property Rights of Stratasys.

        4.15.  Labor Matters.

          4.15.1.  As of the date of this Agreement, Stratasys Disclosure Schedule 4.15 sets forth a true and complete list of all collective bargaining or other labor union contracts applicable to any employees of Stratasys or any of the Stratasys Subsidiaries. No labor organization or group of employees of Stratasys or any Stratasys Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Stratasys, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of Stratasys, threatened against or involving Stratasys or any Stratasys Subsidiary. None of Stratasys or any of the Stratasys Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of Stratasys or any of the Stratasys Subsidiaries, except for any breaches, failures to comply or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Stratasys Material Adverse Effect. There are no written grievances or written complaints outstanding or, to the Knowledge of Stratasys, threatened that. individually or in the aggregate, has had or would reasonably be expected to have a Stratasys Material Adverse Effect. Stratasys has made available to Objet true and complete copies of all collective bargaining agreements and other labor union contracts (including all amendments thereto) applicable to any employees of Stratasys or any Stratasys Subsidiary (the "Stratasys CBAs"). No Stratasys CBA would prevent, restrict or materially impede the consummation of the Merger or other transactions contemplated by this Agreement or the implementation of any layoff, redundancy, severance or similar program; provided that any duty to bargain imposed by applicable law concerning any layoff, redundancy, severance or similar program or the effect(s) thereof shall not be deemed to "prevent, restrict or materially impede the implementation of any layoff, redundancy, severance or similar program" for purposes of this Agreement. Except as otherwise set forth in the Stratasys CBAs, neither Stratasys nor any Stratasys Subsidiary (a) has entered into any agreement, arrangement or understanding, whether written or oral, with any union or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the consummation of the Merger or other transactions contemplated by this Agreement or the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them) or (b) has any express commitment, whether legally enforceable or not, to, or not to, modify, change or terminate any Stratasys Benefit Plan.

          4.15.2.  To Stratasys's Knowledge, no present or former employee or independent contractor performing services for Stratasys or any Stratasys Subsidiary has filed a claim or complaint which is presently pending or has threatened in writing to make a claim or complaint against Stratasys or any Stratasys Subsidiary, including any claim for (i) overtime pay, (ii) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period), including with respect to the late payment thereof, (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year or otherwise still outstanding, (iv) any violation of any rule or contract relating to minimum wages or maximum hours of work, (v) discrimination against employees on any basis, (vi) severance pay or unlawful or wrongful employment or termination practices, (vii) unlawful retirement, termination or labor relations practices or breach of contract or (viii) any violation of occupational safety or health standards, except for, with respect to any of the foregoing clauses (i) through (viii), any such claims that individually or in the aggregate would not have and would not reasonably be expected to have a Stratasys Material Adverse Effect. There are no administrative charges, arbitration or mediation proceedings or court complaints pending or to the Stratasys's Knowledge, threatened in writing against Stratasys or any Stratasys Subsidiary before any Government Entity, or any other entity concerning alleged employment discrimination, contract violation or any other matters relating to employment that individually or in the aggregate would not have and would not reasonably be expected to have a Stratasys Material Adverse Effect.

        4.16.  Tax.

          4.16.1.  Each of Stratasys and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Stratasys. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Stratasys. Each of Stratasys and its Subsidiaries has complied with all applicable Laws relating to Taxes including Laws relating to (i) the withholding and payment over to the appropriate Governmental Entity or other Tax authority of all Taxes required to be withheld by Stratasys or any of its Subsidiaries, (ii) information reporting with respect to, any payment made or received by Stratasys or any of its Subsidiaries and (iii) the keeping of books and records, except to the extent any failure to so comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

          4.16.2.  The most recent financial statements contained in the Stratasys SEC Documents reflect an adequate reserve for all Taxes payable by Stratasys and its Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Stratasys or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Stratasys. There is no audit, proceeding or investigation now pending against or with respect to Stratasys or any of its Subsidiaries in respect of any Tax or Tax asset and neither Stratasys nor any of its Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax or Tax asset, except to the extent that any such pending or proposed audit, proceeding or investigation has not had and would not reasonably be expected to have a Material Adverse Effect on Stratasys.

          4.16.3.  There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Stratasys or any of its Subsidiaries. Neither Stratasys nor any of its Subsidiaries is bound by any agreement with respect to Taxes.

          4.16.4.  Neither Stratasys nor any of its Subsidiaries has entered into or has been a "material advisor" with respect to any transactions that are or would be part of any "reportable transaction" or that could give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the regulations thereunder.

        4.17.  Brokers' Fees and Expenses.    Except as set forth on Stratasys Disclosure Schedule 4.17, no broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Stratasys, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stratasys.

        4.18.  Opinion of Financial Advisor.    Stratasys has received the opinion of Piper Jaffray (with a copy of the written opinion to be provided solely for information purposes to Objet) to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Stratasys Common Stock in the Merger is fair, from a financial point of view, to the holders of Stratasys Common Stock.

        4.19.  Complete Copies of Materials.    Each document delivered or made available by Stratasys to Objet or its counsel in connection with their legal and accounting review of Stratasys has been a true and complete copy, except as otherwise indicated.

        4.20.  No Other Representations or Warranties.    Except for the representations and warranties contained in this Agreement, Stratasys acknowledges that none of Objet, the Objet Subsidiaries or any other Person on behalf of Objet makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

        4.21.  Stockholder Vote; Voting Agreements for Stockholder Vote.    Subject to the accuracy of the representations set forth in Section 3.22 hereof, the requisite stockholder vote of Stratasys for the Stratasys Stockholder Approval is a majority of the voting power of the outstanding shares of Stratasys Capital Stock entitled to vote at the Stratasys Stockholders Meeting. As a material inducement for Objet to enter into this Agreement, Stratasys has received from all of its officers and directors who hold outstanding Stratasys voting stock Stratasys Voting Agreements in favor of the Stratasys Stockholder Approval.

5.     Covenants Relating to Conduct of Business

        5.1.  Conduct of Business.

          5.1.1.  Conduct of Business by Objet.    Except as set forth on Objet Disclosure Schedule 5.1(a) or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Stratasys (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Objet shall, and shall cause each Objet Subsidiary to, (x) conduct its business in the ordinary course consistent with past practice in all material respects and (y) use commercially reasonable efforts to preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees and maintain its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except as set forth on Objet Disclosure Schedule 5.1(a) or otherwise expressly permitted or expressly contemplated by this Agreement, including but not limited to the actions included in the Objet Shareholder Approval, or with the prior written consent of Stratasys (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Objet shall not, and shall not permit any Objet Subsidiary to, do any of the following:

            5.1.1.1.  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property or any combination thereof) in respect of, any of its shares, other equity interests or voting securities, other than (1) dividends and distributions by a direct or indirect wholly owned Objet Subsidiary to its parent, (2) pro rata dividends and distributions to its shareholders by any other Objet Subsidiary, (B) split, combine, subdivide or reclassify its shares of Capital Stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for shares of Capital Stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its shares of Capital Stock, other equity interests or voting securities, or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of Capital Stock or voting securities of, or equity interests in, Objet or any Objet Subsidiary or any securities of Objet or any Objet Subsidiary convertible into or exchangeable or exercisable for shares of Capital Stock or voting securities of, or equity interests in, Objet or any Objet Subsidiary, or any warrants, calls, options or other rights to acquire any such shares, securities or interests, except for acquisitions, or deemed acquisitions, of Objet share capital or other equity securities of Objet in connection with (1) the payment of the exercise price of Objet Options with Objet Shares (including but not limited to in connection with "net exercises"), (2) required tax withholding in connection with the exercise of Objet Options, (3) forfeitures of Objet Options, and (4) repurchases of Objet Capital Stock held by Objet employees that is subject to a repurchase right in favor of Objet upon termination of employment.

            5.1.1.2.  except, as applicable, for or with respect to new grants of Objet Options or other Objet equity awards, in any case, disclosed on Objet Disclosure Schedule 5.1(a), issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) (A) any shares of Capital Stock of Objet or any Objet Subsidiary (other than the issuance of Objet shares of Capital Stock upon the exercise of Objet Options outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or disclosed on Objet Disclosure 5.1(a)), (B) any other equity interests or voting securities of Objet or any Objet Subsidiary, (C) any securities convertible into or exchangeable or exercisable for shares of Capital Stock or voting securities of, or other equity interests in, Objet or any Objet Subsidiary, (D) any warrants, calls, options or other rights to acquire any shares of Capital Stock or voting securities of, or other equity interests in, Objet or any Objet

    Subsidiary, (E) any rights issued by Objet or any Objet Subsidiary that are linked in any way to the price of any class of Objet shares of Capital Stock or any shares of Capital Stock of any Objet Subsidiary, the value of Objet, any Objet Subsidiary or any part of Objet or any Objet Subsidiary or any dividends or other distributions declared or paid on any shares of Objet or any Objet Subsidiary.

            5.1.1.3.  Except as contemplated pursuant to the Objet Shareholder Approval and the terms of this Agreement, (A) amend the Current Objet Memorandum or the Current Objet Articles, or (B) amend the charter or organizational documents of any Objet Subsidiary;

            5.1.1.4.  make any material change in financial accounting methods, principles or practices, by Objet or any Objet Subsidiary, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

            5.1.1.5.  merge or consolidate with, or directly or indirectly acquire in any transaction any equity interest in or business of, or enter into any joint venture, or into any strategic licensing, alliance, co-promotion or similar agreement (except in the ordinary course of business) with, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than purchases of supplies and inventory in the ordinary course of business consistent with past practice) if the aggregate amount of the consideration paid or transferred by Objet and the Objet Subsidiaries in connection with all such transactions would exceed $10,000,000;

            5.1.1.6.  sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein that, individually or in the aggregate, have a fair market value in excess of $10,000,000;

            5.1.1.7.  incur or refinance any Indebtedness, except for any Indebtedness solely between Objet and any directly or indirectly wholly-owned Objet Subsidiary or between wholly-owned Objet Subsidiaries;

            5.1.1.8.  make, or agree or commit to make any capital expenditures in 2012 which, in the aggregate, are in excess of the amount set forth on Objet Disclosure Schedule 5.1.1.8;

            5.1.1.9.  enter into or amend any Contract (except as expressly permitted or contemplated by this Agreement), if such Contract or amendment of a Contract would reasonably be expected to impair the ability of Objet to perform its obligations under this Agreement in any material respect or prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement;

            5.1.1.10.  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in Objet SEC Document or (B) that do not exceed $2,000,000 in the aggregate;

            5.1.1.11.  abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to Objet or any Objet Subsidiary, other than in the ordinary course of business consistent with past practice, or enter into licenses or agreements that impose material restrictions upon Objet or any of its Affiliates with respect to Intellectual Property Rights owned by any third party;

            5.1.1.12.  (A) amend, modify, waive or terminate any Objet Material Contract, in each case if such amendment, modification, waiver or termination would have an adverse effect that, individually or in the aggregate, is material to Objet and the Objet Subsidiaries, taken as a whole or (B) enter into any Contract that would be a Objet Material Contract if it had been entered into prior to the date hereof (other than any Contract described in Section 3.13.1.2 to the extent entered into in the ordinary course of business);

            5.1.1.13.  enter into any new line of business outside of its existing business;

            5.1.1.14.  except as required by a change in Law or in the ordinary course of business, make, change or revoke any material Tax election, file any material amended Tax Return, or settle or compromise any material Tax liability or refund, in each case, if such action could have an adverse effect that, individually or in the aggregate, is material to Objet or any Objet Subsidiary;

            5.1.1.15.  (i) grant or announce any incentive awards or any increase in compensation, severance or termination pay to any employee, officer, director or other service provider of Objet or any Objet Subsidiary, except in the ordinary course of business consistent with past practice or to the extent required under Objet Benefit Plan or Objet Foreign Benefit Plan or by applicable Law, (ii) hire any new employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with an annual base salary and incentive compensation opportunity not to exceed $200,000 per employee or officer, (iii) establish, adopt, enter into, amend, modify or terminate in any material respect any collective bargaining agreement or Objet Benefit Plan or Objet Foreign Benefit Plan, or (iv) take any action to accelerate any rights or benefits, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Objet Benefit Plan or Objet Foreign Benefit Plan; or

            5.1.1.16.  except as required under applicable Law or the terms of any Objet Benefit Plan or Objet Foreign Benefit Plan existing as of the date hereof or as contemplated pursuant to the Objet Shareholder Approval: accelerate the vesting of or lapsing of restrictions with respect to any share-based compensation or other long-term incentive compensation under any Objet Benefit Plans or Objet Foreign Benefit Plans.

          5.1.2.  Conduct of Business by Stratasys.    Except as set forth on Stratasys Disclosure Schedule 5.1(b) or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Objet (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Stratasys shall, and shall cause each Stratasys Subsidiary to, (x) conduct its business in the ordinary course consistent with past practice in all material respects and (y) use commercially reasonable efforts to preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and employees and maintain its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except as set forth on Stratasys Disclosure Schedule 5.1(b) or otherwise expressly permitted or expressly contemplated by this Agreement or with the prior written consent of Objet (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Stratasys shall not, and shall not permit any Stratasys Subsidiary to, do any of the following:

            5.1.2.1.  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (1) dividends and distributions by a direct or indirect wholly owned Stratasys Subsidiary to its parent or (2) pro rata dividends and distributions to its stockholders by any other Stratasys Subsidiary, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Stratasys or any Stratasys Subsidiary or any securities of Stratasys or any Stratasys Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Stratasys or any Stratasys Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Stratasys Common Stock or other equity securities of Stratasys in connection with (1) the payment of the exercise price of Stratasys Stock Options with Stratasys Common Stock (including but not limited to in connection with "net exercises"), (2) required tax withholding in connection with the exercise of Stratasys Stock Options and the vesting of Stratasys Restricted Stock and (3) forfeitures of Stratasys Equity Awards, pursuant to their terms as in effect on the date of this Agreement, and (4) repurchases of Stratasys Capital Stock held by Stratasys employees that is subject to a repurchase right in favor of Stratasys upon termination of employment;

            5.1.2.2.  except, as applicable, for or with respect to new Stratasys Equity Awards granted as disclosed on Stratasys Disclosure Schedule 5.1(b), issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) (A) any shares of capital stock of Stratasys or any Stratasys Subsidiary (other than the issuance of Stratasys Common Stock upon the exercise of Stratasys Stock Options outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or disclosed on Stratasys Disclosure Schedule 5.1(b)), (B) any other equity interests or voting securities of Stratasys or any Stratasys Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Stratasys or any Stratasys Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Stratasys or any Stratasys Subsidiary, or (E) any rights issued by Stratasys or any Stratasys Subsidiary that are linked in any way to the price of any class of Stratasys Capital Stock or any shares of capital stock of any Stratasys Subsidiary, the value of Stratasys, any Stratasys Subsidiary or any part of Stratasys or any Stratasys Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Stratasys or any Stratasys Subsidiary;

            5.1.2.3.  (A) amend the Stratasys Certificate of Incorporation or the Stratasys Bylaws or (B) amend the charter or organizational documents of any Stratasys Subsidiary;

            5.1.2.4.  make any material change in financial accounting methods, principles or practices, by Stratasys or any Stratasys Subsidiary, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

            5.1.2.5.  merge or consolidate with, or directly or indirectly acquire in any transaction any equity interest in or business of, or enter into any joint venture, or into any strategic licensing, alliance, co-promotion or similar agreement (except in the ordinary course of business) with, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than purchases of supplies and inventory in the ordinary course of business consistent with past practice) if the aggregate amount of the consideration paid or transferred by Stratasys and the Stratasys Subsidiaries in connection with all such transactions would exceed $10,000,000;

            5.1.2.6.  sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein that, individually or in the aggregate, have a fair market value in excess of $10,000,000;

            5.1.2.7.  incur or refinance any Indebtedness, except for any Indebtedness solely between Stratasys and any wholly-owned Stratasys Subsidiary or between wholly-owned Stratasys Subsidiaries;

            5.1.2.8.  make, or agree or commit to make, (A) any capital expenditures in 2012 which, in the aggregate, are in excess of the amount set forth on Stratasys Disclosure Schedule 5.1.2.8;

            5.1.2.9.  enter into or amend any Contract (except as expressly permitted or contemplated by this Agreement), if such Contract or amendment of a Contract would reasonably be expected to impair the ability of Stratasys to perform its obligations under this Agreement in any material respect or prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement;

            5.1.2.10.  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in the Stratasys SEC Documents or (B) that do not exceed $2,000,000 in the aggregate;

            5.1.2.11.  abandon, encumber, convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to Stratasys or any Stratasys Subsidiary, other than in the ordinary course of business consistent with past practice, or enter into licenses or agreements that impose material restrictions upon Stratasys or any of its Affiliates with respect to Intellectual Property Rights owned by any third party;

            5.1.2.12.  (A) amend, modify, waive or terminate any Stratasys Material Contract, in each case, if such amendment, modification, waiver or termination would have an adverse effect that, individually or in the aggregate, is material to Stratasys and the Stratasys Subsidiaries, taken as a whole or (B) enter into any Contract that would be a Stratasys Material Contract if it had been entered into prior to the date hereof (other than any Contract described in Section 4.13.1.2, to the extent entered into in the ordinary course of business);

            5.1.2.13.  enter into any new line of business outside of its existing business, other than in accordance with the business plan set forth in Stratasys Disclosure Schedule 5.01(b);

            5.1.2.14.  except as required by a change in Law or in the ordinary course of business, make, change or revoke any material Tax election, file any material amended Tax Return, or settle or compromise any material Tax liability or refund, in each case, if such action could have an adverse effect that, individually or in the aggregate, is material to Stratasys or any Stratasys Subsidiary;

            5.1.2.15.  (i) grant or announce any incentive awards or any increase in compensation, severance or termination pay to any employee, officer, director or other service provider of Stratasys or any Stratasys Subsidiary, except in the ordinary course of business consistent with past practice or to the extent required under Stratasys Benefit Plan or Stratasys Foreign Benefit Plan or by applicable Law, (ii) hire any new employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with an annual base salary and incentive compensation opportunity not to exceed $200,000 per employee or officer, (iii) establish, adopt, enter into, amend, modify or terminate in any material respect any collective bargaining agreement or Stratasys Benefit Plan or Stratasys Foreign Benefit Plan, or (iv) take any action to accelerate any rights or benefits, pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Stratasys Benefit Plan or Stratasys Foreign Benefit Plan; or

            5.1.2.16.  except as required under applicable Law or the terms of any Stratasys Benefit Plan, Stratasys Benefit Agreement or Stratasys Foreign Benefit Plan existing as of the date hereof, accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Stratasys Benefit Plans or Stratasys Foreign Benefit Plans.

          5.1.3.  Notification of Changes.    Objet and Stratasys shall as promptly as reasonably practicable notify the other orally and in writing of any change or event that, individually or in the aggregate, with all past changes and events since the date of this Agreement, has had or would reasonably be expected to have a Material Adverse Effect with respect to such notifying party, to cause any of the conditions to the other party's obligations set forth in Article VII to be incapable of being satisfied, or to materially delay or impede the ability of such notifying party to consummate the Merger; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          5.1.4.  Control of Operations.    Nothing contained in this Agreement shall give Objet or Stratasys, directly or indirectly, the right to control or direct the other party's operations prior to the Effective Time.

        5.2.  No Solicitation by Stratasys; Stratasys Board Recommendation.

          5.2.1.  Except as required by contractual arrangements existing on the date hereof, which have been previously disclosed to Objet and are set forth on Stratasys Disclosure Schedule 5.2.1. and except as otherwise permitted by this Agreement, Stratasys shall not and shall cause its controlled Affiliates and its and their respective directors, officers, and employees, investment bankers, accountants, attorneys and other advisors, agents and representatives (collectively, "Representatives") not to, directly or indirectly, (i) solicit, initiate, induce, facilitate, or knowingly encourage any Stratasys Acquisition Proposal or any inquiry or proposal that may reasonably be expected to lead to a Stratasys Acquisition Proposal, (ii) take any action to make the provisions of any Takeover Statute (including approving any transaction under, or a third party becoming an "interested stockholder" under, Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in the Stratasys Certificate of Incorporation or Stratasys Bylaws, inapplicable to any transactions contemplated by a Stratasys Acquisition Proposal or make any such third party exempt from the definition of Acquiring Person under the Rights Plan, or redeem or waive any provision of the Rights Plan, (iii) enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, a Stratasys Acquisition Proposal, (iv) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Stratasys Acquisition Proposal, (v) enter into any letter of intent or any other contract, agreement, commitment or other written arrangement contemplating or otherwise relating to any Stratasys Acquisition Proposal or (vi) resolve, propose or agree to do any of the foregoing. Except as required by contractual arrangements existing on the date hereof, which have been previously disclosed to Objet and are set forth on Disclosure Schedules 5.2.1, Stratasys shall and shall cause its Affiliates to, and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Stratasys Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to a Stratasys Acquisition Proposal, request the prompt return or destruction of all confidential information previously furnished to the extent that Stratasys is entitled to have such documents returned or destroyed, immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives, and, between the date hereof and the Effective Time, take such action as is reasonably necessary to enforce any "standstill" provisions or provisions of similar effect to which it is a party or of which it is a beneficiary. Notwithstanding the foregoing provisions of this Section 5.2.1, prior to obtaining the Stratasys Stockholder Approval, this Section 5.2.1 shall not prohibit Stratasys from furnishing information regarding Stratasys to, or entering into discussions and negotiations with, any Person if: (A) Stratasys shall have received from such Person a bona fide written Stratasys Acquisition Proposal that, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, the Stratasys Board determines in good faith is, or would reasonably be expected to result in, a Stratasys Superior Offer (and such proposal has not been withdrawn); (B) Stratasys has not breached any of the provisions set forth in this Section 5.2.1 (after giving effect to this sentence) or Section 6.2.2; (C) the Stratasys Board determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Stratasys Board to Stratasys's stockholders under applicable law; (D) at least four Business Days prior to furnishing any information to, or entering into discussions or negotiations with, such Person, Stratasys gives Objet written notice of the identity of such Person and of Stratasys's intention to furnish information to, or enter into discussions with, such Person, and no earlier than four Business Days after Objet's receipt of such notice, Stratasys commences negotiations with such Person regarding and obtains from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions and use restrictions) at least as favorable to Stratasys as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (E) concurrently with furnishing any information to such Person, Stratasys provides a list to Objet of such information and, to the extent such information has not been previously furnished by Stratasys to Objet or made available to Objet, Stratasys concurrently furnishes such information to or makes such information available in an electronic data room to Objet. Without limiting the foregoing, any violation of the restrictions contained in this Section 5.2.1 by any Representative or Subsidiary of Stratasys shall be deemed a breach of this Section 5.2.1 by Stratasys for all purposes of this Agreement.

          5.2.2.  In addition to the obligations of Stratasys set forth in Section 5.2.1, Stratasys shall immediately, and in any event within twenty-four hours of the receipt thereof (unless received on a day that is not a Business Day, in which case within forty-eight hours of the receipt thereof), advise Objet orally and in writing of any (i) Stratasys Acquisition Proposal, (ii) any inquiry, expression of interest, proposal, communication or offer that constitutes, or would reasonably be expected to lead to, a Stratasys Acquisition Proposal, (iii) any other communication or notice that any Person is considering making a Stratasys Acquisition Proposal, or (iv) any request for nonpublic information relating to Stratasys or any of its Subsidiaries or for access to any of the properties, books or records of Stratasys or any of its Subsidiaries, as applicable, by any Person or Persons. Such notification shall include the material terms and conditions of any such Stratasys Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any changes to such material terms and conditions) and, except as required by contractual arrangements existing on the date hereof, the identity of the person making any such Stratasys Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and, except as required by contractual arrangements existing on the date hereof, provide to Objet a copy of any such written Stratasys Acquisition Proposal. Stratasys shall (i) keep Objet informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof) of any Stratasys Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (ii) except as required by contractual arrangements existing on the date hereof, provide to Objet as soon as practicable after receipt or delivery thereof (but in no event more than 24 hours) of the receipt thereof (unless received on a day that is not a Business Day, in which case within forty-eight hours of the receipt thereof) copies of all material correspondence and other written material exchanged between Stratasys or any of its Subsidiaries or any of their Representatives, on the one hand, and any Person or any of their Representatives that has made a Stratasys Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, on the other hand, which describes any of the terms or conditions of such Stratasys Acquisition Proposal. Stratasys shall provide Objet with 48 hours prior notice (or such lesser prior notice as is provided to the attendees) of any meeting of the applicable governing body or committee thereof of Stratasys or any of its Subsidiaries, as applicable, at which such governing body or committee thereof is reasonably expected to discuss any Stratasys Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request.

6.     Additional Agreements

        6.1.  Preparation of SEC Documents; Listing Application.

          6.1.1.  As promptly as reasonably practicable following the date of this Agreement, each of Objet and Stratasys shall cooperate and prepare and Objet shall cause to be filed with the SEC the Form F-4, and each of Objet and Stratasys shall cooperate and prepare, and Stratasys shall cause to be filed with the SEC, a preliminary form of the proxy statement to be sent to the Stratasys stockholders in connection with the Stratasys Stockholders Meeting (the "Stratasys Proxy Statement"). Each of Objet and Stratasys will cause the Form F-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Stratasys will cause the Stratasys Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Objet and Stratasys shall use their respective reasonable best efforts to have the Stratasys Proxy Statement cleared by the SEC as promptly as practicable after filing. Each of Objet and Stratasys shall use their respective reasonable best efforts to have the Form F-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form F-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Each of Stratasys and Objet shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form F-4 and the Stratasys Proxy Statement, and the Form F-4 and the Stratasys Proxy Statement shall include all information reasonably requested by such other party to be included therein. Each of Stratasys and Objet shall promptly notify the other upon the receipt of any comments (written or oral) from the SEC or any request from the SEC for amendments or supplements to the Form F-4 or the Stratasys Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, concerning the Form F-4 or the Stratasys Proxy Statement. Each of Stratasys and Objet shall use its reasonable best efforts to respond as promptly or to assist the other in responding promptly as reasonably practicable to any comments from the SEC with respect to the Form F-4 or the Stratasys Proxy Statement. Notwithstanding the foregoing, prior to filing the Form F-4 or the Stratasys Proxy Statement (or any amendment or supplement thereto) or mailing the Stratasys Proxy Statement to Stratasys stockholders (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Stratasys and Objet (i) shall provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of Stratasys and Objet shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form F-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Merger Consideration for offering or sale in any jurisdiction, and each of Stratasys and Objet shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of Stratasys and Objet shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" laws and the rules and regulations thereunder in connection with the Merger and the issuance of the Merger Consideration.

          6.1.2.  If prior to the Effective Time, any event occurs with respect to Objet or any Objet Subsidiary, or any change occurs with respect to other information supplied by Objet for inclusion in the Form F-4 or the Stratasys Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form F-4 or the Stratasys Proxy Statement, Objet shall promptly notify Stratasys of such event, and Objet and Stratasys shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form F-4 or the Stratasys Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to each of Objet's and Stratasys's shareholders or stockholders. Nothing in this Section 6.1.2 shall limit the obligations of any party under Section 6.1.1.

          6.1.3.  If prior to the Effective Time, any event occurs with respect to Stratasys or any Stratasys Subsidiary, or any change occurs with respect to other information supplied by Stratasys for inclusion in the Form F-4 or the Stratasys Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form F-4 or the Stratasys Proxy Statement, Stratasys shall promptly notify Objet of such event, and Stratasys and Objet shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form F-4 or the Stratasys Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to each of Objet's and Stratasys's stockholders. Nothing in this Section 6.1.3 shall limit the obligations of any party under Section 6.1.1.

          6.1.4.  As promptly as reasonably practicable following the date of this Agreement, Objet shall prepare and cause to be filed with NASDAQ a listing application (the "Listing Application"), and Objet and Stratasys shall use their respective reasonable best efforts to have the Listing Application approved by NASDAQ as promptly as reasonably practicable after such filing. Stratasys shall furnish all information concerning Stratasys and its Affiliates to Objet, and provide such other assistance, as may be reasonably requested in connection with the preparation and filing of the Listing Application. Objet shall promptly notify Stratasys upon the receipt of any comments from NASDAQ or any request from NASDAQ for amendments or supplements to the Listing Application and shall provide Stratasys with copies of all correspondence between it and its Representatives, on the one hand, and NASDAQ, on the other hand. Promptly after the date of this Agreement, Stratasys shall take all actions required to file a Form 25 with NASDAQ and the SEC and such other forms as are required to delist Stratasys with NASDAQ and shall use its resonable best efforts to cause such delisting to become effective in accordance with applicable rules and regulations no later than one Business Day after the date of the Effective Time.

          6.1.5.  If prior to the Effective Time, any event occurs with respect to Stratasys or any Stratasys Subsidiary, or any change occurs with respect to other information supplied by Stratasys for inclusion in the Listing Application or that may affect the same, which is required to be described in an amendment of, or a supplement to, the Listing Application, Stratasys shall promptly notify Objet of such event, and Stratasys and Objet shall cooperate in the prompt filing with NASDAQ of any necessary amendment or supplement to the Listing Application.

        6.2.  Stockholders/Shareholders Meetings.

          6.2.1.  Objet shall use its best efforts to duly call, give notice of, convene and hold the Objet Shareholders Meeting for the purposes of seeking the Objet Shareholders Approval on the same day as the Stratasys Stockholders Meeting, but in any case not more than two Business Days after the date of the Stratasys Stockholders Meeting. Objet shall use its reasonable best efforts to solicit the Objet Shareholders Approval. Objet shall, through the Objet Board, recommend to its shareholders that they give the Objet Shareholders Approval. Notwithstanding the foregoing, in the event that Stratasys holds the Stratasys Stockholders Meeting and does not obtain the Stratasys Stockholder Approval, Objet shall be under no obligation to hold the Objet Shareholders Meeting or obtain the Objet Shareholder Approval.

          6.2.2.  Stratasys shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Stratasys Stockholders Meeting for the purpose of seeking the Stratasys Stockholder Approval as herein provided. Stratasys, in consultation with Objet, shall set a record date for Persons entitled to notice of, and to vote at, the Stratasys Stockholders Meeting and shall not change such record date without first consulting with Objet. Stratasys shall (i) cause the Stratasys Proxy Statement to be mailed to Stratasys's stockholders and to hold the Stratasys Stockholders Meeting as soon as reasonably practicable following the date of this Agreement (but, in any event, within five (5) Business Days following (A) confirmation from the SEC that it has no further comments on the Stratasys Proxy Statement or (B) confirmation from the SEC that the Stratasys Proxy Statement is otherwise not to be reviewed), and (ii) subject to Section 6.2.4, solicit the Stratasys Stockholder Approval. Subject to Section 6.2.4, Stratasys shall, through the Stratasys Board, recommend to the Stratasys stockholders that they give the Stratasys Stockholder Approval and shall include such recommendation in the Stratasys Proxy Statement (the recommendation of the Stratasys Board that Stratasys's stockholders vote to give the Stratasys Stockholder Approval being referred to as the "Stratasys Board Recommendation"). Notwithstanding anything to the contrary contained in this Agreement, Stratasys may after consultation with Objet, adjourn or postpone the Stratasys Stockholders Meeting only: (A) to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is timely provided to Stratasys's stockholders; (B) if as of the time for which the Stratasys Stockholders' Meeting is originally scheduled there are insufficient shares of Stratasys Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Stratasys Stockholders Meeting; or (C) if additional time is required to solicit proxies to obtain the Stratasys Stockholder Approval. Notwithstanding the foregoing provisions of this Section 6.2.2, if on a date for which the Stratasys Stockholders Meeting is scheduled, Stratasys has not received proxies representing a sufficient number of shares of Stratasys Common Stock to obtain the Stratasys Stockholder Approval, whether or not a quorum is present, Stratasys shall, subject to Section 6.2.4, use its reasonable best efforts to solicit additional proxies for the purpose of obtaining the Stratasys Stockholder Approval and, in connection therewith, shall make one or more successive adjournments of the Stratasys Stockholders Meeting; provided that the Stratasys Stockholders Meeting shall not be adjourned to a date that is more than 30 days after the date for which the Stratasys Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law). Stratasys agrees that its obligations pursuant to this Section 6.2.2 shall not be affected by the commencement, public proposal, public disclosure or communication to Stratasys of any Stratasys Acquisition Proposal or otherwise.

          6.2.3.  Subject to Section 6.2.4: (i) the Stratasys Board Recommendation shall not, directly or indirectly, be withheld, withdrawn, qualified, modified or amended in a manner adverse to Objet; (ii) neither the Stratasys Board nor any committee thereof shall: (A) fail to reaffirm the Stratasys Board Recommendation, or fail to publicly state that the Merger and this Agreement are in the best interest of Stratasys's stockholders, within five Business Days after Objet requests in writing that such action be taken; (B) fail to publicly announce, within ten Business Days after a tender offer or exchange offer relating to the securities of Stratasys shall have been commenced or after any change in the consideration being offered thereunder, a statement disclosing that the Stratasys Board recommends rejection of such tender or exchange offer (it being understood that a "stop, look, listen" statement shall not constitute, although taking no position with respect to the acceptance of such tender offer or exchange offer or material increase in consideration thereof by the Stratasys's stockholders shall constitute, a failure to recommend rejection of such tender offer or exchange offer or material increase in consideration thereof); (C) fail to issue, within ten Business Days after a Stratasys Acquisition Proposal is publicly announced, a press release announcing its opposition to such Stratasys Acquisition Proposal; (D) recommend, adopt or approve a Stratasys Acquisition Proposal or (E) make any disclosure that has the intent or direct effect of causing Stratasys's stockholders not to vote to approve the Stratasys Proposal; and (iii) neither the Stratasys Board nor any committee thereof shall publicly propose or resolve to take any action described in clauses "(i)" or "(ii)" of this sentence (each of the foregoing actions described in clauses "(i)" and "(ii)" and "(iii)" being referred to as a "Stratasys Change in Recommendation").

          6.2.4.  Notwithstanding anything to the contrary contained in Section 6.2.3 or elsewhere in this Agreement, at any time prior to obtaining the Stratasys Stockholder Approval, the Stratasys Board may effect, or cause Stratasys to effect, as the case may be, a Stratasys Change in Recommendation if:

              (i)  (A) Stratasys has not breached its obligations under Section 5.2.1 and 5.2.2 in connection with the Stratasys Acquisition Proposal referred to in the following clause "(B);" (B) after the date of this Agreement, an unsolicited, bona fide, written Stratasys Acquisition Proposal is made to Stratasys and is not withdrawn; (C) the Stratasys Board determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, that such Stratasys Acquisition Proposal constitutes a Stratasys Superior Offer; (D) the Stratasys Board does not effect, or cause Stratasys to effect, a Stratasys Change in Recommendation at any time within four Business Days after Objet receives written notice from Stratasys confirming that the Stratasys Board has determined that such Stratasys Acquisition Proposal is a Stratasys Superior Offer; (E) during such four Business Day period, if requested by Objet, Stratasys engages in good faith negotiations with Objet to amend this Agreement in such a manner that the Stratasys Acquisition Proposal that was determined to constitute a Stratasys Superior Offer no longer constitutes a Stratasys Superior Offer; (F) at the end of such four Business Day period, such Stratasys Acquisition Proposal has not been withdrawn and in the good faith reasonable judgment of the Stratasys Board continues to constitute a Stratasys Superior Offer (taking into account any changes to the terms of this Agreement proposed by Objet as a result of the negotiations required by clause "(E)" or otherwise); and (G) at the end of such four Business Day period, the Stratasys Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Stratasys Superior Offer, a failure to make a Stratasys Change in Recommendation would constitute a breach of the fiduciary duties of the Stratasys Board to Stratasys's stockholders under applicable Law; provided, that in the event of any material revisions to the Stratasys Acquisition Proposal, Stratasys shall be required to deliver a new written notice to Objet and to again comply with the requirements of this Section 6.2.4(i) with respect to such new written notice (including the four Business Day period referenced above); or

             (ii)  (A) other than the development or circumstances contemplated by clause "(i)" of this Section 6.2.4, a material development or material change in circumstances occurs or arises after the date of this Agreement that was neither known to Stratasys or any Stratasys Representative nor reasonably foreseeable to Stratasys or any Stratasys Representative as of the date of this Agreement (such material development or change in circumstances being referred to as a "Stratasys Intervening Event"); provided, however, that in no event shall the receipt, existence of or terms of a Stratasys Acquisition Proposal or a Stratasys Superior Offer or any inquiry relating thereto or the consequences thereof constitute a Stratasys Intervening Event; (B) at least four Business Days prior to any meeting of the Stratasys Board at which the Stratasys Board will consider whether such Stratasys Intervening Event requires the Stratasys Board to effect, or cause Stratasys to effect, a Stratasys Change in Recommendation, Stratasys provides Objet with a written notice specifying the date and time of such meeting and the reasons for holding such meeting; (C) during such four Business Day period, if requested by Objet, Stratasys engages in good faith negotiations with Objet to amend this Agreement in such a manner that obviates the need for the Stratasys Board to effect, or cause Stratasys to effect, a Stratasys Change in Recommendation as a result of such Stratasys Intervening Event; and (D) at the end of such four Business Day period, the Stratasys Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Stratasys Intervening Event, the failure to make a Stratasys Change in Recommendation would constitute a breach of the fiduciary duties of the Stratasys Board to Stratasys's stockholders under applicable Law.

          6.2.5.  Stratasys shall ensure that any Stratasys Change in Recommendation (1) shall not affect the validity of the original approval of this Agreement as of the date of this Agreement or any other approval of the Stratasys Board; and (2) shall not have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to Stratasys or any of the other transactions contemplated by this Agreement.

          6.2.6.  Notwithstanding any Stratasys Change in Recommendation, the commencement, disclosure, announcement or submission of any Stratasys Acquisition Proposal or the occurrence of any Stratasys Intervening Event, unless earlier terminated in accordance with Section 8, this Agreement shall be submitted to the holders of Stratasys Common Stock at the Stratasys Stockholders Meeting for the purpose of seeking the Stratasys Stockholders Approval and nothing contained in this Agreement shall be deemed to relieve Stratasys of such obligations or any of its other obligations under Section 6.2.

        6.3.  Access to Information; Confidentiality.    Subject to applicable Law, upon reasonable prior notice, each of Objet and Stratasys shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the Representatives of such other party reasonable access during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Objet and Stratasys shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws other than those publicly available in the SEC's EDGAR (or successor) system and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that (i) either party may withhold any document or information that (A) is subject to the terms of a confidentiality agreement with a third party in effect as of the date of this Agreement (provided that the withholding party shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure), or (B) is subject to any attorney-client privilege (provided that the withholding party shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege), or (C) the disclosing party determines should not be disclosed since its disclosure may harm the disclosing party and (ii) if, in the reasonable judgment of Objet or Stratasys, as the case may be, any Law applicable to Objet or Stratasys, as the case may be, requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information, such party or its Subsidiaries may so restrict or prohibit such access. If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld. All information exchanged pursuant to this Section 6.3 shall be subject to the confidentiality agreement, dated as of October 28, 2011, as extended on March 31, 2012, by and between Objet and Stratasys (the "Confidentiality Agreement").

        6.4.  Required Actions.

          6.4.1.  Each of the parties shall, subject to Section 6.2.4, use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as reasonably possible, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) cause the conditions precedent set forth in Article VII to be satisfied, (ii) obtain all necessary Consents or nonactions from any Governmental Entity or other Person which are required to be obtained in connection with the consummation of the Merger and the other transactions contemplated hereby, and (iii) effect or obtain, as applicable, the execution or delivery of additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          6.4.2.  In connection with and without limiting Section 6.4.1, promptly following the execution and delivery by the parties of this Agreement, Stratasys and Objet shall use their reasonable best efforts to secure all required Consents or nonactions from the Governmental Entities from whom Consents or nonactions are required to be obtained in connection with the consummation of the Merger and the other transactions contemplated hereby and to eliminate each and every other impediment that may be asserted by such Governmental Entities, in each case with respect to the Merger, so as to enable the Closing to occur as soon as reasonably possible.

          6.4.3.  In connection with and without limiting the generality of the foregoing, each of Objet and Stratasys shall (to the extent applicable to it):

            6.4.3.1.  make or cause to be made, in consultation and cooperation with the other and as promptly as practicable after the date of this Agreement (but in no event later than 15 Business Days after the date of this Agreement), an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger;

            6.4.3.2.  use its reasonable best efforts to prepare and file all other necessary registrations, declarations, notices and filings relating to the Merger with other Governmental Entities under any other antitrust, competition, investment, trade regulation or similar Law as soon as reasonably practicable;

            6.4.3.3.  use its reasonable best efforts to furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice or filing and in order to achieve the effects set forth in Sections 6.4.1 and 6.4.2;

            6.4.3.4.  give the other reasonable prior notice of any such registration, declaration, notice or filing and, to the extent reasonably practicable, of any communication with any Governmental Entity regarding the Merger (including with respect to any of the actions referred to in Sections 6.4.1 and 6.4.2) and permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such registration, declaration, notice, filing or communication;

            6.4.3.5.  use its reasonable best efforts to respond as promptly as reasonably practicable under the circumstances to any reasonable inquiries received from any Governmental Entity or any other authority enforcing applicable antitrust, competition, investment, trade regulation or similar Laws for additional information or documentation in connection with antitrust, competition, investment, trade regulation or similar matters (including but not limited to any "second request" under the HSR Act), and not extend any waiting period under the HSR Act or under any other antitrust, competition, investment, trade regulation or similar Law, or enter into any agreement with such Governmental Entities or other authorities not to consummate any of the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; and

            6.4.3.6.  unless prohibited by applicable Law or by the applicable Governmental Entity, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any substantive communication with any Governmental Entity in respect of the Merger (including with respect to any of the actions referred to in Sections 6.4.1 and 6.4.2) without the other, (B) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or communication, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such communication, keep such party reasonably apprised with respect thereto, (D) cooperate in the preparation and filing of, including by permitting the other to review and discuss in advance and by considering in good faith the views of the other in connection with, any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement and the Merger, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Entity, and (E) promptly furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any members of any Governmental Entity's staff, on the other hand, with respect to this Agreement and the Merger, except that any materials concerning valuation of the other party may be redacted or withheld, and commercially sensitive information may be shared in a way that limits its distribution to the other party's outside counsel.

          6.4.4.  To the extent necessary in order to accomplish the foregoing, Stratasys and Objet shall use their respective reasonable best efforts to jointly negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of, or prohibition or limitation on the ownership or operation by Stratasys, Objet or any of their respective Subsidiaries of any portion of the business, properties or assets of Stratasys, Objet or any of their respective Subsidiaries; provided, however, that neither Objet nor Stratasys shall (i) discuss with any Governmental Entity any of the foregoing actions outside the presence of the other unless required to do so by applicable Law or by the applicable Governmental Entity, (ii) be required pursuant to this Section 6.4.4 to commit to or effect any action that is not conditioned upon the consummation of the Merger or (iii) be required to agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action ("Regulatory Conditions") that, individually or in the aggregate, would reasonably be expected to materially impair the business operations of Parent, Objet or Stratasys absent such Regulatory Conditions. For the avoidance of doubt, the parties acknowledge and agree that (x) elimination of projected financial benefits and synergies anticipated to be achieved following the Merger shall not be a basis to assert under this Section 6.4.4 that there may be a material impairment in the business operations of the Parent, Objet or Stratasys, other than if such Regulatory Conditions would constitute, in their own right, a material impairment of the business operations of Parent, Objet or Stratasys and (y) a material impairment is an effect on the business operations of Parent that would reasonably be expected to have a Material Adverse Effect. If the actions taken by Objet and Stratasys pursuant to the immediately preceding sentence do not result in the conditions set forth in Sections 7.1.4 and 7.1.5 being satisfied, then each of Objet and Stratasys shall jointly (to the extent practicable) use their reasonable best efforts to initiate and/or participate in any proceedings, whether judicial or administrative, in order to (A) oppose or defend against any action by any Governmental Entity to prevent or enjoin the consummation of the Merger or any of the other transactions contemplated by this Agreement, and/or (B) take such action as necessary to overturn any regulatory action by any Governmental Entity to block consummation of the Merger or any of the other transactions contemplated by this Agreement, including by defending any suit, action or other judicial or administrative proceeding brought by any Governmental Entity in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any Legal Restraint resulting from any suit, action or other legal proceeding that would cause any condition set forth in Sections 7.1.4 and 7.1.5 not to be satisfied; provided that Objet and Stratasys shall cooperate with one another in connection with, and shall jointly control, all proceedings related to the foregoing; provided, further, that nothing set forth in this Section 6.4.4 shall require Objet or Stratasys to defend or maintain any such suit, action or other judicial or administrative proceeding, including any appeal therefrom, at any time following the End Date (after giving effect to any extension thereof pursuant to Section 8.1.2.1).

        6.5.  Takeover Laws.    Objet and the Objet Board and Stratasys and the Stratasys Board shall use their respective reasonable best efforts (a) to ensure that no Takeover Statute is or becomes applicable to this Agreement or any transaction contemplated by this Agreement and (b) if any Takeover Statute becomes applicable to this Agreement or any transaction contemplated by this Agreement, to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

        6.6.  Indemnification, Exculpation and Insurance.

          6.6.1.  Objet agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Stratasys and the Stratasys Subsidiaries to the fullest extent provided by their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of Stratasys or any of the Stratasys Subsidiaries as in effect as of the date of this Agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          6.6.2.  In the event that subsequent to the Merger the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.6.

          6.6.3.  From and after the Effective Time, Objet shall use reasonable best efforts to cause the individuals serving as officers and directors of Stratasys or any of the Stratasys Subsidiaries immediately prior to the Effective Time to be covered with respect to acts or omissions occurring at or prior to the Effective Time for a period of six years from and after the Effective Time either by the directors' and officers' liability insurance policy maintained by Objet or by directors' and officers' liability insurance policies, issued by reputable insurers, with policy limits, terms and conditions at least as favorable as the limits, terms and conditions in the existing policy of

  Stratasys. Objet shall maintain such policy in full force and effect, and continue to honor the obligations thereunder.

          6.6.4.  From and after the Effective Time, Objet shall use reasonable best efforts to cause the individuals serving as officers and directors of Objet or any of the Objet Subsidiaries immediately prior to and immediately subsequent to the Effective Time and any other Person who is covered by Objet's current directors' and officers' liability insurance policy to be covered with respect to acts or omissions occurring at or prior to the Effective Time for a period of six years from and after the Effective Time by the directors' and officers' liability insurance policy maintained by Objet. Objet shall maintain such policy in full force and effect, and continue to honor the obligations thereunder.

          6.6.5.  The provisions of this Section 6.6 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each current or former director or office of Stratasys and the Stratasys Subsidiaries, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        6.7.  Transaction Litigation.    Objet shall give Stratasys the opportunity to participate in the defense or settlement of any litigation against Objet and/or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Stratasys. Stratasys shall give Objet the opportunity to participate in the defense or settlement of any litigation against Stratasys and/or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Objet. Without limiting in any way the parties' obligations under Section 6.4, each of Objet and Stratasys shall cooperate, shall cause the Objet Subsidiaries and Stratasys Subsidiaries, as applicable, to cooperate, and shall use its reasonable best efforts to cause its directors, officers, employees, agents, legal counsel, financial advisors, independent auditors, and other advisors and representatives to cooperate in the defense against such litigation.

        6.8.  Section 16 Matters.    Prior to the Effective Time, Stratasys, Objet and Merger Sub each shall take all such steps as may be required to cause (a) any dispositions or deemed dispositions of Stratasys Common Stock (including derivative securities with respect to Stratasys Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Stratasys immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions or deemed acquisitions of Objet Shares (including derivative securities with respect to Objet Shares) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Objet to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.9.  Certain Corporate Governance and Other Matters.    Unless Objet and Stratasys otherwise agree in writing prior to the Effective Time:

          6.9.1.  Amendment of Objet Articles.    On or prior to the Effective Time, the Current Objet articles of association shall be amended and restated in the form attached hereto as Exhibit B.

          6.9.2.  Board of Directors.    Prior to the Effective Time, Objet shall take all actions as may be necessary to cause (i) the number of directors constituting the Objet Board as of the Effective Time (the "Parent Board") to be nine and (ii) the Parent Board as of the Effective Time to be composed of (A) four directors designated by the Objet Board prior to the Effective Time, one of whom shall be qualified to serve as an "external director", as such term is defined under the Israeli Companies Law, (B) four directors designated by the Stratasys Board prior to the Effective

  Time, and (C) one person (who is not affiliated with either Stratasys or Objet), who shall be qualified to serve as an "external director," as such term is defined under the Israeli Companies Law, designated by the Stratasys Board prior to the date hereof, subject to a approval of the Objet Board prior to the Effective Time. The directors of Parent at the Effective Time shall be named by the Objet Board and the Stratasys Board not later than the earlier of (x) 21 days after the execution of this Agreement, and (y) the date of the filing of the Registration Statement on Form F-4. Stratasys and Objet shall use their respective reasonable best efforts to cause the directors of the Objet Board serving immediately prior to the Effective Time and not named as provided herein to resign from their positions as of the Effective Time. Each of the Directors nominated under this Section (including Scott Crump as Chairman) will serve for an initial term commencing on the Effective Time and ending not earlier than two years after the Effective Time, provided that the external directors of Parent shall be elected pursuant to and serve terms in accordance with the provisions of the Israeli Companies Law.

          6.9.3.  Executive Committee.    Unless dissolved or otherwise amended by the Parent Board after the second anniversary of the Effective Time, the Parent Board shall constitute an Executive Committee consisting of four members of the Parent Board, two of whom will be nominated by the Stratasys Board and two of whom will be nominated by the Objet Board. The initial members of the Executive Committee shall be named by the Objet Board and the Stratasys Board not later than the earlier of (x) 21 days after the execution of this Agreement, and (y) the date of the filing of the Registration Statement on Form F-4. During the period commencing at the Effective Time and ending on the second anniversary of the Effective Time, any vacancies on the Executive Committee during the Initial Term will be filled as follows: should there be a vacancy of a Class A Director or Class A External Director on the Executive Committee, then the Chairman of the Executive Committee shall nominate another director to serve on the committee, with the consent of the Chairman of the Board of Directors, and should there be a vacancy of a Class B Director on the Executive Committee, then the Chairman of the Board of Directors shall nominate another director to serve on the committee, with the consent of the Chairman of the Executive Committee. Mr. Elan Jaglom will serve as Chairman of the Executive Committee. Parent's Chief Executive Officer will be an observer to the Executive Committee. The charter and duties of the Executive Committee will be to implement Parent's business strategy and the post-Closing integration, subject to approval by Parent's Board of any actions to be taken outside of the ordinary course of Parent's business.

          6.9.4.  Officers.    Prior to the Effective Time, Objet and Stratasys shall take all corporate actions as may be necessary to cause, as of the Effective Time: (i) Scott Crump to be elected to serve as the full time Chairman of the Parent Board, with customary duties as a chairman, including future technology initiatives, intellectual property, and public capital market relations, and (ii) David Reis to be elected to serve as the Chief Executive Officer of Parent.

        6.10. Public Announcements.    Subject to the fiduciary duties of the Stratasys Board and Section 6.2 of this Agreement, Objet and Stratasys shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Stratasys and Objet agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        6.11. Stock Exchange Listing.    Objet shall use its reasonable best efforts to cause the shares of Objet to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, on or prior to the Closing Date.

        6.12. Employee Matters.

          6.12.1.  Except as specifically contemplated herein, nothing contained herein shall be construed as requiring, and neither party hereto shall take or cause to be taken any action that would have the effect of requiring, Objet, any Objet Subsidiary, Stratasys or any Stratasys Subsidiary to continue any specific plans or to continue the employment, or any changes to the terms and conditions of the employment, of any specific person. Furthermore, except as provided for herein, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Objet, any Objet Subsidiary, Stratasys or any Stratasys Subsidiary to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of such party. Without limiting the scope of Section 9.8, nothing in this Section 6.12 shall confer any rights or remedies of any kind or description upon any current or former employee of Objet or Stratasys or any other person other than the parties hereto and their respective successors and assigns.

          6.12.2.  Each of Objet and Stratasys agrees that, between the date of this Agreement and the Effective Time, without the prior written consent of the other party, it will not and will cause its Subsidiaries not to, directly or indirectly, solicit for hire any director/vice president-level or more senior employee of the other party or its Subsidiaries; provided, however, that the foregoing provision will not prohibit such party from (i) hiring any such individual who has not been employed by the other party during the preceding six months or (ii) making any general public solicitation not designed to circumvent these provisions or hiring any individual who responds to such general public solicitation.

          6.12.3.  Except as specifically contemplated herein, nothing herein, expressed or implied, is intended or shall be construed to constitute an amendment to any Objet Benefit Plan, Objet Foreign Benefit Plan, Stratasys Benefit Plan or Stratasys Foreign Benefit Plan or any other compensation or benefits plan maintained for or provided to employees, directors or consultants of Objet or Stratasys prior to or following the Effective Time.

        6.13. Voting Agreements.    Concurrently with the execution and delivery of this Agreement, shareholders of Objet holding such percentage of the equity securities of Objet as are necessary to approve the matters to be voted upon pursuant to the Objet Shareholders Approval will deliver to Stratasys Objet Voting Agreements pursuant to which each of them will agree to approve such matters at the Objet Shareholders Meeting. Concurrently with the execution and delivery of this Agreement, all Stratasys officers and directors and certain other persons who hold voting stock of Stratasys will deliver to Objet Stratasys Voting Agreements pursuant to which each of them will agree to approve such matters at the Stratasys Stockholders Meeting.

7.     Conditions Precedent

        7.1.  Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          7.1.1.  Stockholder and Shareholders Approvals.    The Objet Shareholders Approval and the Stratasys Stockholder Approval shall have been obtained.

          7.1.2.  Listing.    The shares of Objet shall have been approved for listing on NASDAQ, subject to official notice of issuance.

          7.1.3.  HSR Act.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          7.1.4.  Other Approvals.    Other than the authorizations, filings and Consents provided for by Sections 1.3 and 7.1.3, all Consents, if any, required to be obtained (i) under any foreign antitrust, competition, investment, trade regulation or similar Laws or (ii) from or of any Governmental Entity, in each case in connection with the consummation of the Merger and the transactions contemplated by this Agreement, shall have been obtained, except for those, the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to (A) have a Material Adverse Effect on Objet or Stratasys after the Effective Time or (B) provide a reasonable basis to conclude that Stratasys, Objet or Merger Sub or any of their Affiliates or any of their respective officers or directors, as applicable, would be subject to the risk of criminal liability.

          7.1.5.  No Legal Restraints.    Except under any foreign antitrust, competition, investment, trade regulation or similar Laws, which shall be governed by Section 7.1.4, no applicable Law and no Judgment, preliminary, temporary or permanent, or other legal restraint or prohibition (collectively, the "Legal Restraints") shall be in effect, and no suit, action or other proceeding shall have been instituted by any Governmental Entity and remain pending which would reasonably be expected to result in a Legal Restraint, in each case, that prevents, makes illegal, or prohibits the consummation of the Merger or that would reasonably be expected to result, directly or indirectly, in (i) any prohibition or limitation on the ownership or operation by Stratasys, Objet or any of their respective Subsidiaries of any portion of the business, properties or assets of Stratasys, Objet or any of their respective Subsidiaries, (ii) Stratasys, Objet or any of their respective Subsidiaries being compelled to dispose of or hold separate any portion of the business, properties or assets of Stratasys, Objet or any of their respective Subsidiaries, in each case as a result of the Merger, (iii) any prohibition or limitation on the ability of Objet to acquire or hold, or exercise full right of ownership of, any shares of the capital stock of the Stratasys Subsidiaries, including the right to vote, or (iv) prohibition or limitation on Objet effectively controlling the business or operations of Stratasys and the Stratasys Subsidiaries, which, in the case of each of clauses (i) - (iv), would reasonably be expected to have a Material Adverse Effect on the Parent or Stratasys.

          7.1.6.  Form F-4.    The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Objet shall have received all state securities or "blue sky" authorizations necessary for the issuance of the Merger Consideration.

          7.1.7.  Execution of Additional Documents.    The Exchange Agent Agreement shall have been duly executed and delivered.

          7.1.8.  Registration Rights and Lock-Up Agreement.    The Registration Rights and Lock-Up Agreement substantially in the form of Exhibit C attached hereto shall have been duly executed and delivered, by the holders of at least 90% of the voting power in Objet.

        7.2.  Conditions to Obligation of Stratasys.    The obligation of Stratasys to consummate the Merger is further subject to the following conditions:

          7.2.1.  Representations and Warranties.    The representations and warranties of Objet contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Objet Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Objet Material Adverse Effect, and the representations and warranties of Objet contained in Sections 3.1 and 3.16 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Stratasys shall have received a certificate signed on behalf of Objet by an executive officer of Objet to such effect.

          7.2.2.  Performance of Obligations of Objet and Merger Sub.    Objet and Merger Sub shall have performed or complied in all material respects with all material obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and Stratasys shall have received a certificate signed on behalf of each of Objet and Merger Sub by an executive officer of each of Objet and Merger Sub to such effect.

          7.2.3.  No Objet Material Adverse Effect.    Since the date of this Agreement, no fact, circumstance, effect, change, event or development shall have occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a Objet Material Adverse Effect.

          7.2.4.  Conversion of Shares.    All of Objet's preferred shares shall have been converted into ordinary shares.

        7.3.  Conditions to Obligation of Objet.    The obligation of each of Objet and Merger Sub to consummate the Merger is further subject to the following conditions:

          7.3.1.  Representations and Warranties.    The representations and warranties of Stratasys contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Stratasys Material Adverse Effect" set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Stratasys Material Adverse Effect and did not result, in whole or in part, from the provision of information to, or discussions with, any Person in connection with an Acquisition Proposal, and the representations and warranties of Stratasys contained in Sections 4.1 and 4.17 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Objet shall have received a certificate signed on behalf of Stratasys by an executive officer of Stratasys to such effect.

          7.3.2.  Performance of Obligations of Stratasys.    Stratasys shall have performed or complied in all material respects with all material obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Objet shall have received a certificate signed on behalf of Stratasys by an executive officer of Stratasys to such effect.

          7.3.3.  No Stratasys Material Adverse Effect.    Since the date of this Agreement, no fact, circumstance, effect, change, event or development shall have occurred that has had, or would reasonably be expected to have, individually or in the aggregate, a Stratasys Material Adverse Effect.

8.     Termination, Fees and Expenses, Amendment and Waiver

        8.1.  Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Objet Shareholders Approval or the Stratasys Stockholder Approval:

          8.1.1.  by mutual written consent of Stratasys and Objet;

          8.1.2.  by either Stratasys or Objet, upon written notice to the other party:

            8.1.2.1.  if the Merger is not consummated on or before September 30, 2012 (the "End Date"); provided that if by the End Date, any of the conditions set forth in Section 7.1.3 or 7.1.4 shall not have been satisfied but all of the other conditions to the consummation of the Merger set forth in Section 7 shall have been satisfied (or, in the case of any conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied), the End Date shall be automatically extended until December 31, 2012 (in which case any references to the End Date herein shall mean the End Date as extended); provided, however, that the End Date may be further extended only by written agreement by both Stratasys and Objet, and that the right to extend or terminate this Agreement under this Section 8.1.2.1 shall not be available to any party if such failure of the Merger to occur on or before the End Date is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party contained in this Agreement to be true and correct;

            8.1.2.2.  if the condition set forth in Section 7.1.5 is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided that the terminating party shall have complied in all material respects with its obligations under Sections 6.4 and 6.7;

            8.1.2.3.  if the Stratasys Stockholder Approval is not obtained at the Stratasys Stockholders Meeting duly convened (unless such Stratasys Stockholders Meeting has been adjourned, in which case at the final adjournment thereof);

            8.1.2.4.  if any circumstance exists or event has occurred which has caused any conditions in Section 7 to the terminating party's obligations to consummate the Merger (other than any condition in Section 7.1.3, 7.1.4 or 7.1.5) to become incapable of satisfaction prior to the End Date (provided that the terminating party's breach of this Agreement has not caused the condition to be unsatisfied);

          8.1.3.  by Stratasys, if Objet or Merger Sub breaches or fails to perform (i) any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Objet contained herein fails to be true and correct, which breach or failure (A) would give rise to the failure of a condition set forth in Section 7.2.1 or 7.2.2, as the case may be, and (B) if reasonably capable of being cured, has not been cured prior to the earlier of 30 days after Objet's receipt of written notice of such breach from Stratasys or the End Date (provided that Stratasys is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Stratasys contained herein then fails to be true and correct such that the conditions set forth in Section 7.3.1 or 7.3.2, as the case may be, could not then be satisfied), or (ii) any of its covenants or agreements contained in Section 6.2.1;

          8.1.4.  by Objet, if Stratasys breaches or fails to perform (i) any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Stratasys contained herein fails to be true and correct, which breach or failure (A) would give rise to the failure of a condition set forth in Section 7.3.1 or 7.3.2, as the case may be, and (B) if reasonably capable of being cured, has not been cured prior to the earlier of 30 days after Stratasys's receipt of written notice of such breach from Objet or the End Date (provided that Objet is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Objet contained herein then fails to be true and correct such that the conditions set forth in Section 7.2.1 or 7.2.2, as the case may be, could not then be satisfied), or (ii) any of its covenants or agreements contained in Sections 5.2 or 6.2.2; provided, however, that a breach of Section 5.2 by any Representative of Stratasys that is not an officer or director of Stratasys or its controlled Affiliates or an investment banker or lawyer engaged by Stratasys or its controlled Affiliates, shall not be deemed a breach for purposes of this Section 8.1.4 unless it leads to or results in a Stratasys Superior Offer; or

          8.1.5.  by Objet, if there shall have occurred a Stratasys Change in Recommendation.

        8.2.  Effect of Termination.    In the event of termination of this Agreement by either Objet or Stratasys as provided in Section 8.1, this Agreement shall forthwith become void and have no effect (other than the last sentence of Section 6.3, Section 8.3, Article IX and this Section 8.2, which provisions shall survive such termination) without any liability or obligation on the part of Stratasys, Objet or Merger Sub, except in the case of an intentional breach of this Agreement or any statement, act, or failure to act by a party that constitutes a material misrepresentation by such party or results in a material breach by such party of any representation, covenant or agreement set forth in this Agreement or any breach of Section 5.2 or Section 6.2.2; provided, however, that a breach of Section 5.2 by any Representative of Stratasys that is not an officer or director of Stratasys or its controlled Affiliates or an investment banker or lawyer engaged by Stratasys or its controlled Affiliates, shall not be deemed a breach for purposes of this Section 8.2 unless it leads to or results in a Stratasys Superior Offer.

        8.3.  Fees and Expenses.

          8.3.1.  Except as provided below, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. Notwithstanding the foregoing, Objet and Stratasys each shall pay 50% of (i) any fees and expenses (excluding each party's internal costs and fees and expenses of attorneys, accountants and financial and other advisors) incurred in respect of the printing, filing and mailing of the Form F-4 and Stratasys Proxy Statement, (ii) any and all filing fees due in connection with the filings required by or under the HSR Act or any other antitrust, competition, investment, trade regulation or similar Law, provided, however, that neither Objet nor Stratasys will have any obligation to pay for any such filing fees in connection with any filings required to be made by Stratasys shareholders who will be receiving Objet voting securities as a result of the Merger and the other transactions contemplated by the Agreement, (iii) as otherwise set forth on Objet Disclosure Schedule 8.3 and (iv) as otherwise set forth on Stratasys Disclosure Schedule 8.3.

          8.3.2.  Objet shall pay to Stratasys a fee of $31 million (the "Stratasys Termination Fee") and Stratasys's Expenses up to $2,000,000, if:

            8.3.2.1.  Stratasys terminates this Agreement pursuant to Section 8.1.2.1 and the Merger shall have not been consummated by the End Date as a result of the failure of Objet to fulfill its obligations under Section 6.1 and Section 6.2.1;

            8.3.2.2.  Stratasys terminates this Agreement pursuant to Section 8.1.2.2 and the failure of Objet to comply with its obligations under Sections 6.4 and 6.7 materially contributed to the Legal Restraint referred to in such Section, or

        Any Stratasys Termination Fee due under this Section 8.3.2 shall be paid by wire transfer of same-day funds on the Business Day immediately following the date of termination of this Agreement. Any Expenses of Stratasys due under this Section 8.3.2 shall be paid by wire transfer of same-day funds no later than two Business Days after Objet's receipt from Stratasys of an itemized statement (with supporting documentation attached) identifying such Expenses.

          8.3.3.  Stratasys shall pay to Objet a fee of $25 million (the "Objet Termination Fee") and Objet's Expenses up to $2,000,000, if:

            8.3.3.1.  Objet terminates this Agreement pursuant to Section 8.1.2.1 and there has been a Stratasys Acquisition Proposal;

            8.3.3.2.  Objet terminates this Agreement pursuant to Section 8.1.2.2 and the failure of Stratasys to comply with its obligations under Sections 6.4 and 6.7 materially contributed to the legal restraint referred to in such Section;

            8.3.3.3.  Objet or Stratasys terminates this Agreement pursuant to Section 8.1.2.3 when there has been no Stratasys Change of Recommendation and prior to the six month anniversary of such termination Stratasys enters into a definitive agreement regarding or consummates a Stratasys Acquisition Proposal (except that all references to 15% contained in the definition of "Stratasys Acquisition Proposal" shall be deemed to be references to 50%);

            8.3.3.4.  Objet terminates this Agreement pursuant to Section 8.1.5 if the Stratasys Change in Recommendation was made in accordance with Section 6.2.4(i);

            8.3.3.5.  Objet terminates this Agreement pursuant to Section 8.1.4(ii); or

            8.3.3.6.  Stratasys terminates this Agreement pursuant to Section 8.1.2.3 and there has been a Stratasys Change in Recommendation.

          8.3.4.  Stratasys shall pay to Objet a fee of $48 million and Objet's Expenses up to $2,000,000, if Objet terminates this Agreement pursuant to Section 8.1.5 and the Stratasys Change in Recommendation was not made in compliance with Section 6.2.4(i).

          8.3.5.  Stratasys shall pay to Objet an amount equal to Objet's Expenses up to $2,000,000, if Objet terminates this Agreement pursuant to Section 8.1.2.4 and neither Section 8.3.3.3 nor Section 8.3.3.5 applies.

          8.3.6.  Any Objet Termination Fee due under Section 8.3.3 or 8.3.4 shall be paid by wire transfer of same-day funds on the Business Day immediately following the date of termination of this Agreement; provided, however, that payment of the Termination Fee pursuant to Section 8.3.3.3 shall be made on the Business Day immediately following the consummation of such definitive agreement or Stratasys Acquisition Proposal. Any Expenses of Objet due under Sections 8.3.3, 8.3.4 or 8.3.5 shall be paid by wire transfer of same-day funds no later than two Business Days after Stratasys's receipt from Objet of an itemized statement (with supporting documentation attached) identifying such Expenses.

          8.3.7.  Objet and Stratasys acknowledge and agree that (i) the agreements contained in Sections 8.3.2 and 8.3.3 are an integral part of the transactions contemplated by this Agreement; (ii) without these agreements, neither Stratasys nor Objet would enter into this Agreement; (iii) any amount payable pursuant to Sections 8.3.2, 8.3.3. 8.3.4 or 8.3.5 shall not constitute or be deemed liquidated damages and, subject to Section 8.2, the parties shall be entitled to seek damages incurred for breach of this Agreement in addition to the Termination Fee; and (iv) any amount payable pursuant to Section 8.3.2 or 8.3.3 does not constitute a penalty. Accordingly, if Objet fails promptly to pay the amount due pursuant to Section 8.3.2 or Stratasys fails promptly to pay the amount due pursuant to Section 8.3.3, and, in order to obtain such payment, the Person owed such payment commences a suit, action or other proceeding that results in a Judgment in its favor for such payment, the Person owing such payment shall pay to the Person owed such payment its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, as reported in The Wall Street Journal, in effect on the date such payment was required to be made.

        8.4.  Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Objet Shareholders Approval or the Stratasys Stockholder Approval; provided, however, that (a) after receipt of the Objet Shareholders Approval, there shall be made no amendment that by

Law or in accordance with the rules of any relevant stock exchange requires further approval by the shareholders of Objet without the further approval of such shareholders, and (b) after receipt of the Stratasys Stockholder Approval, there shall be made no amendment that by Law or in accordance with the rules of any relevant stock exchange requires further approval by the stockholders of Stratasys without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        8.5.  Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Objet shall require the approval of the shareholders of Objet unless such approval is required by Law or in accordance with the rules of any relevant stock exchange and no extension or waiver by Stratasys shall require the approval of the stockholders of Stratasys unless such approval is required by Law or in accordance with the rules of any relevant stock exchange. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        8.6.  Procedure for Termination, Amendment, Extension or Waiver.    A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.4 or an extension or waiver pursuant to Section 8.5 shall, in order to be effective, require, in the case of Stratasys, Objet, Holdco or Merger Sub, action by its Board of Directors to the extent permitted by applicable law. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of Objet or the stockholders of Stratasys.

9.     General Provisions

        9.1.  Definitions.    For purposes of this Agreement:

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Objet Material Adverse Effect" means a Material Adverse Effect with respect to Objet.

        "Objet Option Plan" has the meaning given it in Section 3.4.2.

        "Objet Option" has the meaning given it in Section 3.4.2.

        "Objet Shareholders Approval" means the approval by an action of the Objet Shareholders of the following actions: (i) the conversion of all outstanding preferred shares of Objet into Objet's Ordinary Shares in accordance with Section 7.2 of the Objet Current Articles; (ii) increase of the authorized share capital of Objet (to extent required); (iii) the determination that the securities issued in connection with the Merger Agreement shall not be deemed "New Securities" for the purposes of Article 49.1 of the Current Articles; (iv) the Reverse Stock Split of all authorized, issued and outstanding shares of Objet at a ratio as shall be presented at the meeting, the reinstatement of the par value per share (including all authorized, issued and outstanding shares of Objet) at a par value as shall be presented at the meeting and the decrease in the authorized capital of Objet and the consequent increase in the share premium to be recorded on Objet's accounts; (v) changing Objet's name to and in English Stratasys Ltd. or to any other similar name that the Registrar of Companies may approve, which name change will enter into effect subject to and upon the Effective Time and to the approval by the Registrar of Companies, as set forth in the Merger Agreement; (vi) adoption of a public company Articles of Association, as set forth as an exhibit to the Merger Agreement, effective as of the Effective Time; (vii) an amendment of the current Objet's Memorandum of Association, as contemplated by the Merger Agreement, effective as of the Effective Time; (viii) the ratification of Objet's 2011 Omnibus Stock Option and Restricted Stock Incentive Plan; (ix) approval of the Registration Rights and Lockup Agreement, as set forth in the Merger Agreement; (x) the appointment of the persons designated pursuant to the terms of the Merger Agreement as directors of Objet, including their classification to separate classes, as of the Effective Time, and approval of their remuneration; (xi) the approval of the indemnification agreements to be entered into by Objet with each person who will serve on the board of directors of Objet and each person who will serve as an executive officer of Objet (the "Objet Directors and Officers"); (xii) the approval of the directors and officers insurance policy to be procured by Objet for the benefit of the Objet Directors and Officers; and (xiii) any action necessary to authorize the issuance of Objet shares in connection with the Merger to the directors and officers of Stratasys for the purposes of exempting such issuance from the application of Section 16 of the Exchange Act and the rules and regulations thereunder..

        "Objet Subsidiary" means each Subsidiary of Objet.

        "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock, whether common or preferred.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Converted Objet Equity Awards" means each of Converted Objet Options and Converted Objet Restricted Shares.

        "DGCL" means the Delaware General Corporation Law.

        "Environmental Claim" means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance, violation, liability or obligation, by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) any Environmental Law or any Permit issued pursuant to Environmental Law.

        "Environmental Laws" means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (i) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Materials, the preservation or protection of soils, subsoils, waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the occupational health and safety of employees; or (ii) impose liability or responsibility with respect to any of the foregoing, in effect at any time.

        "ERISA Affiliate" means, with respect to any Person, any entity (whether or not incorporated) other than such Person that, together with such Person, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Expenses" means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, investment bankers and proxy solicitors of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Form F-4 and the Stratasys Proxy Statement, the filing of any required notices under the HSR Act or foreign antitrust, competition, investment, trade regulation or similar Laws, or in connection with other regulatory approvals, and all other matters related to the Merger other transactions contemplated hereby.

        "Hazardous Materials" means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, toxic mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others; (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

        "Intellectual Property Right" means intellectual property rights of any kind or nature recognized in any applicable jurisdiction worldwide, including all U.S. and foreign (i) patents and patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (ii) trademarks, registered trademarks, service marks, registered service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith; (iii) copyrights; (iv) computer programs and software; (v) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; (vi) registrations and applications for registration for the foregoing; and (vii) URL and domain name registrations.

        "Israeli Employee" means any employee of Objet or any Objet subsidiary subject to Israeli labor laws.

        "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of any executive officer of such Person, after making due inquiry.

        "Material Adverse Effect" with respect to any Person means any fact, circumstance, effect, change, event or development that is or would reasonably be expected to be materially adverse to the business, prospects, properties, assets, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any fact, circumstance, effect, change, event or development to the extent that it results from or arises out of: (i) changes or conditions generally affecting the industries in which such Person and any of its Subsidiaries operate; (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction; (iii) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); (iv) the public announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of such Person or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners; (v) any change, in and of itself, in the market price or trading volume of such Person's securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); (vi) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (vii) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement; provided, however, that this clause (vii) shall not apply if such specified circumstances require more than twenty-five percent of the Israeli Employees to be called into active duty in such a manner that such Israeli Employees are not able to attend work for at least ten consecutive Business Days; (viii) any hurricane, tornado, flood, earthquake or other natural disaster; (ix) labor conditions in the United States or any foreign jurisdiction; or (x) any action, suit or other legal proceeding arising from or relating to the Merger or the transactions contemplated by this Agreement, to the extent, in each of clauses (i), (ii), (vi), (vii), (viii) and (ix), that such event, change, effect, development, condition or occurrence does not affect such Person and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the business, industries and geographic region or territory in which such Person and its Subsidiaries operate.

        "Merger Sub Intercompany Note" means the intercompany note which shall be issued by Merger Sub in favor of Objet and pursuant to which Merger Sub shall promise to pay to Objet a principal amount to be mutually agreed upon by the parties after the date of this Agreement.

        "Permitted Liens" means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the latest financial statements of Objet included in the Objet SEC Documents or Stratasys included in the Stratasys SEC Documents, as the case may be, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law, (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements, which do not materially impair the use of the real property in the operation of the business thereon, (iv) Liens for Indebtedness existing as of the date hereof (which indebtedness is described in the Objet SEC Documents or Stratasys SEC Documents, as the case may be), including Liens required from time to time pursuant to the terms of the documents governing such Indebtedness and (v) Liens that, individually or in the aggregate, do not or would not reasonably be expected to materially interfere with the ability of a party and its Subsidiaries to conduct their business as presently conducted.

        "Person" means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity or group (as defined in the Exchange Act).

        "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pumping, pouring, abandonment, discarding, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

        "Reverse Split" means the reverse stock split of all authorized, issued and outstanding shares of Objet at the Reverse Split Ratio.

        "Reverse Split Ratio" means a ratio of 1-for-8.736 for the Reverse Split or such other ratio as shall be presented at the Objet Shareholders Meeting as part of the Objet Shareholders Approval, subject to adjustments as provided for pursuant hereto.

        "SOX" means the Sarbanes-Oxley Act of 2002, as amended.

        "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person (either alone or through or together with any other Subsidiary).

        "Stratasys Acquisition Proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving Stratasys or any Stratasys Subsidiary; (ii) sale, lease, contribution, transfer, exchange or other disposition, directly or indirectly (including by way of partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary or otherwise) of any business or assets of Stratasys or any Stratasys Subsidiary representing 15% or more of the consolidated revenues, net income or assets of Stratasys and any Stratasys Subsidiary, taken as a whole; (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 15% or more of the voting power of Stratasys or any Stratasys Subsidiary; (iv) transaction in which any Person (or the stockholders of any Person) or Group (as such term is defined under Section 13(d) of the Securities Act) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, 15% or more of the Stratasys Common Stock or the capital stock of any Stratasys Subsidiary; or (v) any combination of the foregoing (in each case, other than the Merger).

        "Stratasys Equity Award" means each of Stratasys Restricted Stock and Stratasys Stock Options.

        "Stratasys Material Adverse Effect" means a Material Adverse Effect with respect to Stratasys.

        "Stratasys Restricted Stock" means any award of Stratasys Common Stock that is subject to restrictions based on performance or continuing service and granted under any Stratasys Stock Plan or otherwise.

        "Stratasys Stock Option" has the meaning given it in Section 4.3.2.

        "Stratasys Stock Plans" has the meaning given it in Section 4.3.2.

        "Stratasys Subsidiary" means each Subsidiary of Stratasys.

        "Stratasys Superior Offer" means a bona fide written offer made by a third party to acquire by merger or otherwise all of the outstanding stock of Stratasys, or all or substantially all of its assets (except that any such transaction that results in the stockholders of Stratasys immediately prior to such transaction owning more than 50% of the resulting entity shall not constitute a Stratasys Superior Offer), that is determined by the Stratasys Board, in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, and after taking into account all legal, regulatory, financial and other aspects of the proposal and the identity of the Person making the proposal, to be (a) more favorable from a financial point of view to Stratasys's stockholders than the Merger determined on a basis of long-term value (taking into account the likelihood and anticipated timing of consummation and after giving effect to all adjustments which may be offered by Objet and the payment of the Stratasys Termination Fee hereunder and any break-up fees and expense reimbursement provisions thereof) and (b) reasonably likely to be consummated (if accepted) on a timely basis in accordance with its terms.

        "Tax Return" means all Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

        "Tax" or "Taxes" means all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, unemployment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

        9.2.  Reserved

        9.3.  Interpretation.    Where specific language is used to clarify by example a general statement contained herein (such as by using the word "including"), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words "include" and "including," and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words "without limitation." The word "if" and other words of similar import when used herein shall be deemed in each case to be followed by the phrase "and only if." The words "herein," "hereto," and "hereby" and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to "dollars" or "$" shall mean United States dollars. The words "as of the date of this Agreement" and words of similar import shall be deemed in each case to refer to the date of this Agreement as set forth in the Preamble hereto. The term "or" shall be deemed to mean "and/or." Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto.

        9.4.  Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, provided that this shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        9.5.  Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained) or, to the extent not delivered on a Business Day of during business hours, on the next Business Day, (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice), or (iv) immediately upon delivery by electronic communication to the email address that has been provided for such purposes:

          9.5.1.  if to Stratasys, to:

        Stratasys Inc.
        7665 Commerce Way
        Eden Prairie, MN 55344
        U.S.A.
        Attn: S. Scott Crump
        Fax: (952) 906-2266

    with copies to:

        Eric Honick, Esq.
        McLaughlin & Stern LLP
        260 Madison Avenue, 15th Floor
        New York, NY 10016
        USA
        Fax: (212) 448-0066

          9.5.2.  if to Objet or Merger Sub, to:

        Objet Ltd.
        2 Holzman St.
        Science Park
        P.O. Box 2496
        Rehovot 76124
        Israel
        Attn: David Reis
        Fax: +972-8-931-4940

    with copies to:

        J. David Chertok, Adv.
        David S. Glatt, Adv.
        Meitar Liquornik Geva & Leshem Brandwein
        Abba Hillel Silver Road 16, 12th Floor
        Ramat Gan 52506
        Israel
        Fax: +972-3-610-3755

        9.6.  Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.6 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        9.7.  Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        9.8.  Entire Agreement; No Third-Party Beneficiaries.    This Agreement, taken together with the Objet Disclosure Schedules and the Stratasys Disclosure Schedules, the exhibits hereto and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement and (b) except for Section 6.6, is not intended to confer upon any Person other than the parties any rights or remedies.

        9.9.  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

        9.10.  Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        9.11.  Specific Enforcement and Forum Selection.    The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (a) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in Wilmington, Delaware or, if exclusive jurisdiction of such matter is vested in the Federal courts, any Federal court located in the State of Delaware, in the event any dispute arises out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than those specified in clause (a) of this Section 9.11; and (d) consents to service of process in the manner provided in Section 9.5. Objet hereby agrees that service of process in any action or proceeding brought under this Agreement shall be made upon Delaware Corporation Organizer, c/o Morris Nichols, Arsht & Tunnel LLP, 1201 N. Market St., PO Box 1347, Wilmington, Delaware 19899-1347 (with a copy thereof mailed in the manner provided for notices to such party in Section 9.5 above), and Objet hereby appoints Delaware Corporation Organizer as its authorized agent to accept such service of process and agrees that neither Objet's failure actually to receive a copy of such service nor the failure of such authorized agent to give Objet notice of any such service shall impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

        9.12.  Waiver of Jury Trial.    Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.12.

        9.13.  Headings.    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        [Signature page next]

        IN WITNESS WHEREOF, the parties hereunder have duly executed this Agreement as of the date first written above.

STRATASYS, INC.
By:	/s/ S. SCOTT CRUMP
Name:	S. Scott Crump
Title:	CEO
OBJET LTD.
By:	/s/ ELAN JAGLOM
Name:	Elan Jaglom
Title:	Chairman
SEURAT HOLDINGS INC.
By:	/s/ EREZ SIMHA	By:	/s/ ILAN LEVIN
Name:	Erez Simha	Name:	Ilan Levin
Title:	Director	Title:	President
OAKTREE MERGER INC.
By:	/s/ EREZ SIMHA	By:	/s/ ILAN LEVIN
Name:	Erez Simha	Name:	Ilan Levin
Title:	Director	Title:	President

Annex B

Execution Copy

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is made and entered into as of April 13, 2012, among Stratasys, Inc., a Delaware corporation (the "Company"), Objet Ltd., an Israeli company ("Objet"), and the undersigned holder (the "Holder") of shares of the Company.

RECITALS

        A.    The Holder owns shares of the Company, in that number and class of shares of the Company's share capital set forth on Schedule A hereto (such shares, together with any other options, warrants, convertible securities and/or shares of the Company acquired by such Holder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Securities").

        B.    In accordance with the terms and conditions of the contemplated Agreement and Plan of Merger by and among Objet, the Company, Seurat Holdings Inc., a Delaware corporation, and Oaktree Merger Inc. (the "Merger Sub"), a Delaware corporation and indirect wholly owned subsidiary of Objet (as amended, restated or supplemented from time to time, the "Merger Agreement"), upon the Effective Time under the Merger Agreement, Merger Sub will merge into the Company, with the Company as the surviving corporation (the "Merger"). Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement.

        C.    The Holder believes that the terms of the Merger and the Merger Agreement are fair to the Holder and that it is in his, her or its best interest as a holder of Subject Securities that the Merger, and all other transactions contemplated thereby (the "Transactions"), be consummated.

        E.    Objet has advised the Company that it is requiring that certain stockholders of the Company undertake in advance to vote their Subject Securities in favor of approving the Merger, the other Transactions and all approvals and resolutions deemed required by the Company in connection therewith.

        F.     For the above reasons, in order to induce Objet to enter into the Merger Agreement and in consideration of the execution thereof by Objet, the Holder, solely in his, her or its capacity as a holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

        NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth below, the parties agree as follows:

        1.    No Transfer of Shares.    During the term of this Agreement, the Holder shall not, without the express consent of Objet, cause or permit any Transfer (as defined below) of any of the Subject Securities or enter into any agreement, option or arrangement for the Transfer of any of the Subject Securities; provided that nothing contained in this Agreement will be deemed to restrict the ability of the Holder to exercise any Company options or Company warrants held by the Holder as of the date hereof. Except as required by this Agreement, the Holder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Securities. For purposes hereof, a Person shall be deemed to have effected a "Transfer" of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of such security, or any interest in such security; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such shares or any interest therein.

        2.    Agreement to Vote Shares.    During the term of this Agreement, at any meeting of stockholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Holder's vote, consent or other approval is sought, the Holder shall vote (or cause to be voted) all of the Subject Securities that are then entitled to be voted (i) in favor of the Merger, the Merger Agreement and the other Transactions and of the terms of the Merger Agreement and the other agreements reflected therein; (ii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger, any of the other Transactions or this Agreement; (iii) against any proposed Company Acquisition Proposal; and (iv) in favor of any action necessary, advisable and prudent in the name and on behalf of the Company towards the implementation of the Merger, the above resolutions and all other actions required, advisable, prudent and/or resulting from the Merger or such resolutions. The Holder agrees that the Subject Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences whether or not the Holder's vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (i) - (iv) above and at any time or at multiple times during the term of this Agreement.

        3.    Director Matters.    No provision of this Agreement shall limit or otherwise restrict the Holder with respect to any vote that the Holder (or, if the Holder is not a natural person, the Holder's representative) may make solely in his or her capacity as a director of the Company with respect to a matter presented to the Company Board.

        4.    Irrevocable Proxy.

          (a)   Concurrently with the execution of this Agreement, the Holder has executed and delivered to David Reis and Ilan Levin (the "Proxy Holders") an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), which Proxy shall be irrevocable to the fullest extent permissible by law, with respect to the Subject Securities.

          (b)   If for any reason the proxy granted pursuant to this Agreement is not irrevocable, then the Holder agrees to vote the Subject Securities that are then entitled to vote in accordance with Section 2 of this Agreement.

          (c)   The Company acknowledges that the Holder has delivered the Proxy to the Proxy Holders and agrees that until the termination of this Agreement pursuant to Section 6, the Company shall give a notice of each general meeting of Company stockholders to the Proxy Holders in care of Objet as provided in Section 9 below not later than ten Business Days prior to the date of such general meeting.

        5.    Representations and Warranties of the Holder.    The Holder hereby represents and warrants to Objet as follows:

          (a)   The Holder (i) is the owner of the Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) applicable restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Subject Securities.

          (b)   Except as provided in the Merger Agreement and as set forth on Schedule A, the Holder has the sole right to vote and to direct the voting of the Subject Securities (or, if this Agreement also is signed by the Holder's spouse, the Holder and his or her spouse together have the sole right to vote and to direct the voting of the Subject Securities), and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Securities, except as set forth in this Agreement.

          (c)   The Holder has the requisite power and authority to execute and deliver this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby and to comply with the terms hereof and thereof. The execution and delivery by the Holder of this Agreement and the Proxy, the consummation by the Holder of the transactions contemplated hereby and thereby and the compliance by the Holder with the provisions hereof and thereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Holder, and no other corporate, company, partnership or other proceedings on the part of the Holder are necessary to authorize this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby or to comply with the provisions hereof or thereof.

          (d)   Each of this Agreement and the Proxy has been duly executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder and is enforceable against the Holder in accordance with its terms.

          (e)   The execution and delivery of this Agreement and the Proxy, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the governing corporate documents of the Holder, if applicable, (ii) any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Holder or its properties or assets, or (iii) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Holder is a party or by which the Holder or the Holder's assets are bound, except for such violations, breaches or defaults, as would not reasonably be expected to prevent or materially delay the performance by the Holder of any of its obligations under this Agreement.

        6.    Termination.    This Agreement shall terminate upon the earlier of the: (i) the Effective Time; or (ii) termination of the Merger Agreement in accordance with its terms. In the event of the termination of this Agreement, this Agreement and the Proxy shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

        7.    Successors, Assigns and Transferees Bound.    Without limiting Section 1 hereof in any way, the Holder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including the Holder's heirs, guardians, administrators or successors, and the Holder further agrees to take all actions necessary to effectuate the foregoing. Any Company shares or any options, warrants or convertible securities (in each case, whether or not vested) to acquire shares of the Company received by the Holder in connection with any share split, share dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Shares shall be Subject Securities, and this Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any such additional Subject Securities.

        8.    Remedies.    The Holder acknowledges that money damages may be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach may cause Objet irreparable harm. Accordingly, the Holder agrees that in the event of any breach or threatened breach of this Agreement, Objet, in addition to any other remedies at law or in equity it may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any competent court.

        9.    Notices.    All notices, requests, demands, claims, consents and other communications that are required or otherwise delivered hereunder shall be in writing and shall be deemed to have been duly given if (a) when personally delivered; (b) one (1) business day after deposit with nationally recognized overnight courier; (c) three (3) business days after mailed by registered or certified mail with postage prepaid, return receipt requested; or (d) when transmitted by electronic mail or facsimile (with a copy of such transmission concurrently transmitted by registered or certified mail with postage prepaid, return receipt requested), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

  (a)
  if to Holder, to the address specified on such Holder's signature page

  (b)
  if to Objet, to:

      Objet Ltd.
      2 Holzman St.
      Science Park
      P.O. Box 2496
      Rehovot 76124
      Israel
      Attn David Reis
      Tel:  +972-8-931-4440
      Fax: +972-8-931-4940

  with copies to:

      J. David Chertok, Adv.
      Meitar Liquornik Geva & Leshem Brandwein
      Abba Hillel Silver Road 16, 12th Floor
      Ramat Gan 52506
      Israel
      Tel: +972-3-610-3100
      Fax: +972-3-610-3755

  (c)
  if to the Company, to:

      Stratasys Inc.
      7665 Commerce Way
      Eden Prairie, MN 55344
      U.S.A.
      Attn: S. Scott Crump
      Fax:  (952) 906-2266

  with copies to:

      Eric Honick, Esq.
      McLaughlin & Stern LLP
      260 Madison Avenue, 15th Floor
      New York, NY 10016
      U.S.A.
      Tel: (212) 448-1100
      Fax: (212) 448-0066

        10.    Severability.    The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        11.    Entire Agreement/Amendment.    This Agreement, the Merger Agreement and the Proxy represent the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor the Proxy may be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

        12.    Governing Law; Jurisdiction.

          (a)   This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the Laws of the State of Delaware without regard to the Laws of such jurisdiction that would require the substantive Laws of another jurisdiction to apply.

          (b)   Unless otherwise explicitly provided in this Agreement, any action, claim, suit or proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy shall be brought or otherwise commenced only in the competent courts located in Wilmington, Delaware. Each party hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each such court, and each appellate court located in the State of Delaware, in connection with any such proceeding; (ii) agrees that each such court shall be deemed to be a convenient forum; (iii) agrees that service of process in any such proceeding may be made by giving notice pursuant to Section 9; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the Proxy or the subject matter of this Agreement or the Proxy may not be enforced in or by such court.

        13.    Counterparts.    For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

VOTING AGREEMENT

Signature Page

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

HOLDER
By:
Name:
Title:
OBJET
By:
Name:
Title:
STRATASYS, INC.
By:
Name:
Title:

 SCHEDULE A

Holder Name	Number of Shares of Common Stock	Number of Options to purchase Common Stock

 EXHIBIT A

IRREVOCABLE PROXY

        The undersigned holder (the "Holder") of outstanding securities of Stratasys, Inc., a Delaware corporation (the "Company"), solely in its, his or her capacity as a holder of securities of the Company, hereby irrevocably appoints each of David Reis and Ilan Levin, or their designees, of Objet, Ltd. ("Objet"), acting individually, as an attorney and proxy of the undersigned, with full power of substitution and resubstitution (the "Proxy Holders"), to vote and exercise all voting, consent and similar rights with respect to all of the Subject Securities (as defined in the Voting Agreement, as defined below), solely with respect to the subject matters set forth below, until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities until after the Expiration Date, other than proxies instructing the proxy recipient to vote in the manner set forth below.

        This Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable power and made for the benefit of third parties, and is granted pursuant to that certain Voting Agreement (the "Voting Agreement") of even date herewith by and among Objet and the undersigned Holder, and is granted solely in furtherance of Holder's undertaking to vote the Subject Securities as required by the Voting Agreement contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), among Objet, the Company and the Merger Sub (as defined in the Voting Agreement). As used herein, the term "Expiration Date" shall mean the date of termination of the Voting Agreement in accordance with its terms.

        The Proxy Holders named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Subject Securities and to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents) at any meeting of stockholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Holder's vote is sought (i) in favor of the Merger, the Merger Agreement and the other Transactions and of the terms of the Merger Agreement and the other agreements reflected therein; (ii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger, any of the other Transactions or this Agreement; (iii) against any proposed Company Acquisition Proposal; and (iv) in favor of any action necessary, advisable and prudent in the name and on behalf of the Company towards the implementation of the Merger, the above resolutions and all other actions required, advisable, prudent and/or resulting from the Merger or such resolutions. The Holder agrees that the Subject Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences whether or not the Holder's vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (i) - (iv) above and at any time or at multiple times during the term of this Agreement.

        The Holder may vote the Subject Securities on all matters not referred to in this Proxy, and the Proxy Holders may not exercise this Proxy with respect to such other matters. The Holder agrees that the Subject Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the first sentence of this paragraph whether or not the Holder's vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (i) - (iv) above and at any time or at multiple times during the term of the Voting Agreement.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Proxy shall terminate, and be of no further force or effect, automatically upon the Expiration Date.

[The remainder of this page is intentionally left blank.]

IRREVOCABLE PROXY

Signature Page

HOLDER
By:
Name:
[Title:]
Address: [ ] [ ] [ ] [ ]

Dated:                            , 2012

Annex C

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is made and entered into as of April 13, 2012, among Stratasys, Inc., a Delaware corporation ("Stratasys"), of Objet Ltd., an Israeli company (the "Company"), and the undersigned holder (the "Holder") of shares of the Company.

RECITALS

        A.    The Holder owns shares of the Company, in that number and class of shares of the Company's share capital set forth on Schedule A hereto (such shares, together with any other options, warrants, convertible securities and/or shares of the Company acquired by such Holder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Securities").

        B.    In accordance with the terms and conditions of the contemplated Agreement and Plan of Merger by and among Stratasys, the Company and Oaktree Merger Inc. (the "Merger Sub"), a Delaware corporation and indirect wholly owned subsidiary of the Company (as amended, restated or supplemented from time to time, the "Merger Agreement"), upon the Effective Time under the Merger Agreement, Merger Sub will merge into Stratasys, with Stratasys as the surviving corporation (the "Merger"). Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement.

        C.    The Holder believes that the terms of the Merger and the Merger Agreement are fair to the Holder and that it is in his, her or its best interest as a holder of Subject Securities that the Merger, and all other transactions contemplated thereby (the "Transactions"), be consummated.

        E.    Stratasys has advised the Company that it is requiring that certain shareholders of the Company undertake in advance to vote their Subject Securities in favor of approving the Merger, the other Transactions and all approvals and resolutions deemed required by the Company in connection therewith.

        F.     For the above reasons, in order to induce Stratasys to enter into the Merger Agreement and in consideration of the execution thereof by Stratasys, the Holder, solely in his, her or its capacity as a holder of the Subject Securities, has entered into this Agreement and agrees to be bound hereby.

        NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth below, the parties agree as follows:

        1.    No Transfer of Shares.    During the term of this Agreement, the Holder shall not, without the express consent of Stratasys, cause or permit any Transfer (as defined below) of any of the Subject Securities or enter into any agreement, option or arrangement for the Transfer of any of the Subject Securities; provided that nothing contained in this Agreement will be deemed to restrict the ability of the Holder to exercise any Company options or Company warrants held by the Holder as of the date hereof. Except as required by this Agreement, the Holder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any of the Subject Securities or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Securities. For purposes hereof, a Person shall be deemed to have effected a "Transfer" of Subject Securities if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of such security, or any interest in such security; or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such shares or any interest therein.

        2.    Agreement to Vote Shares.    During the term of this Agreement, at any meeting of shareholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Holder's vote, consent or other approval is sought, the Holder shall vote (or cause to be voted) all of the Subject Securities that are then entitled to be voted (i) in favor of any amendment to the Company's Current Articles of Association (the "Current Articles"), (ii) in favor of the Merger, the Merger Agreement and the other Transactions and of the terms of the Merger Agreement and the other agreements reflected therein, (iii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger, any of the other Transactions or this Agreement; (iv) in favor of the conversion of all outstanding preferred shares of the Company into the Company's ordinary Shares in accordance with Section 7.2 of the Current Articles; (v) in favor of an increase in the authorized share capital of the Company and the determination that the securities issued in connection with the Merger Agreement shall not be deemed "New Securities" for the purposes of Article 49.1 of the Current Articles; (vi) in favor of a reverse stock split of all authorized, issued and outstanding shares of the Company at a ratio as shall be presented at the meeting, the reinstatement of the par value per share (including all authorized, issued and outstanding shares of the Company) at a par value as shall be presented at the meeting and the decrease in the authorized capital of the Company and the consequent increase in the share premium to be recorded on the Company's accounts; (vii) in favor of changing the Company's name to and in English Stratasys Ltd. or to any other similar name that the Registrar of Companies may approve, which name change will enter into effect subject to and upon the Effective Time and to the approval by the Registrar of Companies, as set forth in the Merger Agreement; (viii) in favor of adoption of a public company Articles of Association, as set forth as an exhibit to the Merger Agreement, effective as of the Effective Time; (ix) in favor of an amendment of the current Company's Memorandum of Association, as set forth in the Merger Agreement, effective as of the Effective Time; (x) in favor of the ratification of the Company's 2011 Omnibus Stock Option and Restricted Stock Incentive Plan; (xi) in favor of the approval of the Registration Rights and Lockup Agreement, as set forth in the Merger Agreement; (xii) in favor of the appointment of the persons designated pursuant to the terms of the Merger Agreement as directors of the Company, including their classification to separate classes, as of the Effective Time, and approval of their remuneration; (xiii) in favor of the indemnification agreements to be entered into by the Company with each person who will serve on the board of directors of the Company and each person who will serve as an executive officer of the Company (the "Company Directors and Officers"); (xiv) in favor of the approval of the directors and officers insurance policy to be procured by the Company for the benefit of the Company Directors and Officers; (xv) against any proposed acquisition proposal; (xvi) in favor of any action necessary to authorize the issuance of Company shares in connection with the Merger to the directors and officers of Stratasys for the purposes of exempting such issuance from the application of Section 16 of the Exchange Act and the rules and regulations thereunder; and (xvii) in favor of any action necessary, advisable and prudent in the name and on behalf of the Company towards the implementation of the Merger, the above resolutions and all other actions required, advisable, prudent and/or resulting from the Merger or such resolutions. The Holder agrees that the Subject Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences whether or not the Holder's vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (i) - (xvii) above and at any time or at multiple times during the term of this Agreement.

        3.    Director Matters.    No provision of this Agreement shall limit or otherwise restrict the Holder with respect to any vote that the Holder (or, if the Holder is not a natural person, the Holder's representative) may make solely in his or her capacity as a director of the Company with respect to a matter presented to the Company Board.

        4.    Irrevocable Proxy.

          (a)   Concurrently with the execution of this Agreement, the Holder has executed and delivered to S. Scott Crump and Robert F. Gallagher (the "Proxy Holders") an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), which Proxy shall be irrevocable to the fullest extent permissible by law, with respect to the Subject Securities.

          (b)   If for any reason the proxy granted pursuant to this Agreement is not irrevocable, then the Holder agrees to vote the Subject Securities that are then entitled to vote in accordance with Section 2 of this Agreement.

          (c)   The Company acknowledges that the Holder has delivered the Proxy to the Proxy Holders and agrees that until the termination of this Agreement pursuant to Section 6, Best shall give a notice of each general meeting of Company shareholders to the Proxy Holders in care of Stratasys as provided in Section 9 below not later than ten Business Days prior to the date of such general meeting.

        5.    Representations and Warranties of the Holder.    The Holder hereby represents and warrants to Stratasys as follows:

          (a)   The Holder (i) is the owner of the Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) applicable restrictions on transfer under applicable securities laws or the Company's Memorandum of Association or Current Company Articles, or (y) this Agreement), and (ii) does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Subject Securities.

          (b)   Except as provided in the Merger Agreement and as set forth on Schedule A, the Holder has the sole right to vote and to direct the voting of the Subject Securities (or, if this Agreement also is signed by the Holder's spouse, the Holder and his or her spouse together have the sole right to vote and to direct the voting of the Subject Securities), and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Securities, except as set forth in this Agreement.

          (c)   The Holder has the requisite power and authority to execute and deliver this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby and to comply with the terms hereof and thereof. The execution and delivery by the Holder of this Agreement and the Proxy, the consummation by the Holder of the transactions contemplated hereby and thereby and the compliance by the Holder with the provisions hereof and thereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Holder, and no other corporate, company, partnership or other proceedings on the part of the Holder are necessary to authorize this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby or to comply with the provisions hereof or thereof.

          (d)   Each of this Agreement and the Proxy has been duly executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder and is enforceable against the Holder in accordance with its terms.

          (e)   The execution and delivery of this Agreement and the Proxy, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the governing corporate documents of the Holder, if applicable, (ii) any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Holder or its properties or assets, or (iii) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Holder is a party or by which the Holder or the Holder's assets are bound, except for such violations, breaches or defaults, as would not reasonably be expected to prevent or materially delay the performance by the Holder of any of its obligations under this Agreement.

        6.    Termination.    This Agreement shall terminate upon the earlier of the: (i) the Effective Time; or (ii) termination of the Merger Agreement in accordance with its terms. In the event of the termination of this Agreement, this Agreement and the Proxy shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination.

        7.    Successors, Assigns and Transferees Bound.    Without limiting Section 1 hereof in any way, the Holder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including the Holder's heirs, guardians, administrators or successors, and the Holder further agrees to take all actions necessary to effectuate the foregoing. Any Company shares or any options, warrants or convertible securities (in each case, whether or not vested) to acquire shares of the Company received by the Holder in connection with any share split, share dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Shares shall be Subject Securities, and this Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any such additional Subject Securities.

        8.    Remedies.    The Holder acknowledges that money damages may be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach may cause Stratasys irreparable harm. Accordingly, the Holder agrees that in the event of any breach or threatened breach of this Agreement, Stratasys, in addition to any other remedies at law or in equity it may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any competent court.

        9.    Notices.    All notices, requests, demands, claims, consents and other communications that are required or otherwise delivered hereunder shall be in writing and shall be deemed to have been duly given if (a) when personally delivered; (b) one (1) business day after deposit with nationally recognized overnight courier; (c) three (3) business days after mailed by registered or certified mail with postage prepaid, return receipt requested; or (d) when transmitted by electronic mail or facsimile (with a copy of such transmission concurrently transmitted by registered or certified mail with postage prepaid, return receipt requested), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

  (a)
  if to Holder, to the address specified on such Holder's signature page

  (b)
  if to Stratasys, to:

      Stratasys Inc.
      7665 Commerce Way
      Eden Prairie, MN 55344
      U.S.A.
      Attn: S. Scott Crump
      Fax: (952) 906-2266

  with copies to:

      Eric Honick, Esq.
      McLaughlin & Stern LLP
      260 Madison Avenue, 15th Floor
      New York, NY 10016
      USA
      Tel:  (212) 448-1100
      Fax: (212) 448-0066

  (c)
  if to the Company, to:

    c/o Objet

      Objet Ltd.
      2 Holzman St.
      Science Park
      P.O. Box 2496
      Rehovot 76124
      Israel
      Attn David Reis
      Tel:  +972-8-931-4440
      Fax: +972-8-931-4940

  with copies to:

      J. David Chertok, Adv.
      Meitar Liquornik Geva & Leshem Brandwein
      Abba Hillel Silver Road 16, 12th Floor
      Ramat Gan 52506
      Israel
      Tel:  +972-3-610-3100
      Fax: +972-3-610-3755

        10.    Severability.    The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        11.    Entire Agreement/Amendment.    This Agreement, the Merger Agreement and the Proxy represent the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor the Proxy may be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

        12.    Governing Law; Jurisdiction.

          (a)   This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the Laws of the State of Israel without regard to the Laws of such jurisdiction that would require the substantive Laws of another jurisdiction to apply.

          (b)   Unless otherwise explicitly provided in this Agreement, any action, claim, suit or proceeding relating to this Agreement or the Proxy or the enforcement of any provision of this Agreement or the Proxy shall be brought or otherwise commenced only in the competent courts located in Tel Aviv, Israel. Each party hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each such court, and each appellate court located in the State of Israel, in connection with any such proceeding; (ii) agrees that each such court shall be deemed to be a convenient forum; (iii) agrees that service of process in any such proceeding may be made by giving notice pursuant to Section 9; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the Proxy or the subject matter of this Agreement or the Proxy may not be enforced in or by such court.

        13.    Counterparts.    For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

HOLDER
By:
Name:
Title:
Address:

STRATASYS INC.
By:
Name:
Title:

 SCHEDULE A

Holder Name	Number of Ordinary Shares	Number of Preferred Shares	Number of Options to purchase Ordinary Shares	Number of Options to purchase Preferred Shares

 EXHIBIT A
IRREVOCABLE PROXY

        The undersigned holder (the "Holder") of outstanding securities of Objet Ltd., an Israeli company (the "Company"), solely in its, his or her capacity as a holder of securities of the Company, hereby irrevocably appoints each of S. Scott Crump and Robert F. Gallagher, or their designees, of Stratasys Inc. ("Stratasys"), acting individually, as an attorney and proxy of the undersigned, with full power of substitution and resubstitution (the "Proxy Holders"), to vote and exercise all voting, consent and similar rights with respect to all of the Subject Securities (as defined in the Voting Agreement, as defined below), solely with respect to the subject matters set forth below, until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities until after the Expiration Date, other than proxies instructing the proxy recipient to vote in the manner set forth below.

        This Proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable power and made for the benefit of third parties, and is granted pursuant to that certain Voting Agreement (the "Voting Agreement") of even date herewith by and among Stratasys and the undersigned Holder, and is granted solely in furtherance of Holder's undertaking to vote the Subject Securities as required by the Voting Agreement contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), among Stratasys, the Company and the Merger Sub (as defined in the Voting Agreement). As used herein, the term "Expiration Date" shall mean the date of termination of the Voting Agreement in accordance with its terms.

        The Proxy Holders named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Subject Securities and to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents) at any meeting of shareholders of the Company or at any adjournment thereof, in any action by written consent or in any other circumstances upon which the Holder's vote is sought (i) in favor of any amendment to the Company's Current Articles of Association (the "Current Articles"), (ii) in favor of the Merger, the Merger Agreement and the other Transactions and of the terms of the Merger Agreement and the other agreements reflected therein, (iii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger, any of the other Transactions or this Agreement; (iv) in favor of the conversion of all outstanding preferred shares of the Company into the Company's ordinary Shares in accordance with Section 7.2 of the Current Articles; (v) in favor of an increase in the authorized share capital of the Company and the determination that the securities issued in connection with the Merger Agreement shall not be deemed "New Securities" for the purposes of Article 49.1 of the Current Articles; (vi) in favor of a reverse stock split of all authorized, issued and outstanding shares of the Company at a ratio as shall be presented at the meeting, the reinstatement of the par value per share (including all authorized, issued and outstanding shares of the Company) at a par value as shall be presented at the meeting and the decrease in the authorized capital of the Company and the consequent increase in the share premium to be recorded on the Company's accounts as shall be presented at the meeting; (vii) in favor of changing the Company's name to and in English Stratasys Ltd. or to any other similar name that the Registrar of Companies may approve, which name change will enter into effect subject to and upon the Effective Time and to the approval by the Registrar of Companies, as set forth in the Merger Agreement; (viii) in favor of adoption of a public company Articles of Association, as set forth as an exhibit to the Merger Agreement, effective as of the Effective Time; (ix) in favor of an amendment of the current Company's Memorandum of Association, as set forth in the Merger Agreement, effective as of the Effective Time; (x) in favor of the ratification of the Company's 2011 Omnibus Stock Option and Restricted Stock Incentive Plan; (xi) in favor of the approval of the

Registration Rights and Lockup Agreement, as set forth in the Merger Agreement; (xii) in favor of the appointment of the persons designated pursuant to the terms of the Merger Agreement as directors of the Company, including their classification to separate classes, as of the Effective Time, and approval of their remuneration; (xiii) in favor of the indemnification agreements to be entered into by the Company with each person who will serve on the board of directors of the Company and each person who will serve as an executive officer of the Company (the "Company Directors and Officers"); (xiv) in favor of the approval of the directors and officers insurance policy to be procured by the Company for the benefit of the Company Directors and Officers; (xv) against any proposed acquisition proposal; (xvi) in favor of any action necessary to authorize the issuance of Company shares in connection with the Merger to the directors and officers of Stratasys for the purposes of exempting such issuance from the application of Section 16 of the Exchange Act and the rules and regulations thereunder; and (xvii) in favor of any action necessary, advisable and prudent in the name and on behalf of the Company towards the implementation of the Merger, the above resolutions and all other actions required, advisable, prudent and/or resulting from the Merger or such resolutions. The Holder agrees that the Subject Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences whether or not the Holder's vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (i) - (xvii) above and at any time or at multiple times during the term of this Agreement.

        The Holder may vote the Subject Securities on all matters not referred to in this Proxy, and the Proxy Holders may not exercise this Proxy with respect to such other matters. The Holder agrees that the Subject Securities that are entitled to be voted shall be voted (or cause to be voted) as set forth in the first sentence of this paragraph whether or not the Holder's vote, consent or other approval is sought on only one or on any combination of the matters set forth in clauses (i) - (xvi) above and at any time or at multiple times during the term of the Voting Agreement.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Proxy shall terminate, and be of no further force or effect, automatically upon the Expiration Date.

[The remainder of this page is intentionally left blank.]

HOLDER
By:
Name:
[Title:]

Dated:                    , 2012

Annex D

        REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

by and among

OBJET LTD.

and

EACH OF THE SHAREHOLDERS

of

OBJET LTD.
PARTY HERETO

Dated as of                        , 2012

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, dated as of                , 2012 (this "Agreement"), is entered into among Objet Ltd., an Israeli company (the "Company"), and the Holders (as defined hereinafter). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 1.

W I T N E S S E T H :

        WHEREAS, an Agreement and Plan of Merger (the "Merger Agreement") was entered into as of April 13, 2012 by and among the Company, Oaktree Merger, Inc.,], a Delaware corporation and wholly-owned indirect subsidiary of the Company ("Merger Sub"), and Stratasys, Inc., a Delaware corporation (the "Existing Issuer");

        WHEREAS, pursuant to the Merger Agreement, Merger Sub is, concurrently herewith, merging with and into the Existing Issuer, with the Existing Issuer surviving as a wholly-owned indirect subsidiary of the Company (the "Merger");

        WHEREAS, upon the effectiveness of the Merger, all shares of the Existing Issuer's common stock, par value $0.01 per share ("Common Stock"), will be automatically converted into the right to receive Ordinary Shares of the Company at a ratio set by the Merger Agreement, and the Ordinary Shares will be registered under Section 12(b) of the Exchange Act and listed for trading on the NASDAQ Global Market ("NASDAQ"), while the Common Stock will be deregistered under the Exchange Act and delisted from NASDAQ; and

        WHEREAS, in order to provide liquidity to certain shareholders of the Company and to executive officers and directors of the Company who are party hereto, subsequent to the Merger, as well as to maintain an orderly trading market in the Ordinary Shares, the Company and the Existing Issuer have agreed that the entry into this Agreement by the parties hereto is a condition precedent to the consummation of the Merger under the Merger Agreement.

        NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms have the following meanings:

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agreement" has the meaning set forth in the preamble hereto.

        "Automatic Shelf Registration Statement" means an "automatic shelf registration statement" as defined in Rule 405 promulgated under the Securities Act.

        "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

        "Common Stock" has the meaning set forth in the recitals hereto.

        "Company" has the meaning set forth in the preamble hereto.

        "Delay Period" means the period during which the filing or use of a Registration Statement is delayed pursuant to Section 3(e) hereof.

        "Demand Notice" has the meaning set forth in Section 3(a)(i).

        "Demand Registration" has the meaning set forth in Section 3(b).

        "Demand Request" has the meaning set forth in Section 3(f).

        "Effectiveness Period" has the meaning set forth in Section 3(c).

        "Effective Time" has the meaning set forth in Section 2(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Free Writing Prospectus" has the meaning set forth in Rule 405 under the Securities Act.

        "GAAP" has the meaning set forth in Section 10(a).

        "Holder" means the persons designated in the [Merger Agreement] to serve as the executive officers and directors of the Company subsequent to the Merger and each shareholder of the Company as of the time immediately preceding the Merger that is party hereto, and includes each person identified as a Holder on the signature pages hereto who is the record or beneficial owner of Registrable Securities, together with their respective successors and permitted assigns who become parties to this Agreement.

        "Indemnified Party" has the meaning set forth in Section 8(c).

        "Indemnifying Party" has the meaning set forth in Section 8(c).

        "Interruption Period" has the meaning set forth in Section 5.

        "Locked Up Securities" has the meaning set forth in Section 2(a).

        "Losses" has the meaning set forth in Section 8(a).

        "Marketing Materials" has the meaning set forth in Section 8(a).

        "Merger" has the meaning set forth in the recitals hereto.

        "Merger Agreement" has the meaning set forth in the recitals hereto.

        "Ordinary Shares" means the Company's ordinary shares, par value NIS 0.01 per share (or the common equity of any successor entity to the Company).

        "Outstanding Amount" has the meaning set forth in Section 3(a).

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

        "Piggyback Registration" has the meaning set forth in Section 4(a).

        "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any Free Writing Prospectus.

        "Registrable Securities" means (i) the Shares, and (ii) any Ordinary Shares issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares, or acquired by way of any rights offering or similar offering made in respect of the Shares, if such Ordinary Shares would, in the hands of such Holder, not be freely transferable in accordance with the intended method of disposition under Rule 144 under the Securities Act in one transaction. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144 under the Securities Act and are no longer "restricted securities," (iii) together with all other remaining Registrable Securities held by a particular Holder, they may all be sold without limitation of volume (or without being limited by applicable volume limitations (i.e., all such Registrable Securities are less than the maximum number of Ordinary Shares that may be sold in any three month period)) pursuant to Rule 144 under the Securities Act, or (iv) they shall have ceased to be outstanding.

        "Registration" means registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

        "Registration Statement" means any registration statement of the Company filed under the Securities Act that covers resales of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term "Registration Statement" shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

        "road show" means any "road show" as defined in Rule 433 under the Securities Act, including an electronic road show.

        "SEC" means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Shares" means the Ordinary Shares held by the Holders and Ordinary Shares issuable pursuant to options to purchase Ordinary Shares held by such persons, in each case immediately subsequent to consummation of the Merger.

        "Shelf Registration" means a Registration Statement that provides for the sale by Holders of Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which, if constituting a Shelf Registration filed pursuant to a Shelf Takedown that is described in Section 4, may include Ordinary Shares offered by the Company as well.

        "Shelf Takedown" has the meaning set forth in Section 10.

        "Threshold Price" means forty one US dollars and thirty cents ($41.30) price per share of Ordinary Share of Objet (as said share exists immediately after the Effective Time), which is approximately 115% of the price per share of Common Stock of Existing Issuer on the close of trade on April 13, 2012, as reported by the Wall Street Journal). In the event of any adjustment of the Existing Issuer's common stock at or prior to the Effective Time that would have the effect of increasing or decreasing the market price of such common stock, such as a stock split, stock dividend, reverse stock split, or change in the Exchange Ratio, the Threshold Price will be adjusted up or down to give effect to such adjustment.

        "underwritten registration" or "underwritten offering" means a registration or offering under the Securities Act in which securities of the Company are sold to one or more underwriters for reoffering to the public or directly to the public in which one or more financial institutions act as a placement agent and not merely as a market maker or broker.

        "underwriter" means any Person or entity acting as an underwriter or placement agent with respect to the Registrable Securities.

        "Voting Power Percentage Interest" means, when used with respect to one or more Holders, at any time, the fraction (the result of which is expressed as a percentage) (x) the numerator of which is the total number of votes then entitled to be cast by such Holder(s) on such matter (or if none is provided, generally in the ordinary course, to vote or take action generally in the election of directors) and (y) the denominator of which is the total number of votes then entitled to be cast on such matter (or if none is provided, generally in the ordinary course, to vote or take action generally in the election of directors) by all holders of securities of the Company (including such Holders(s)) issued and outstanding.

        "Well-Known Seasoned Issuer" means a "well-known seasoned issuer" as defined in Rule 405 promulgated under the Securities Act and which (i) is a "well-known seasoned issuer" under paragraph (1)(i)(A) of such definition or (ii) is a "well-known seasoned issuer" under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

        "WKSI Determination Date" has the meaning set forth in Section 10.

        2.    Lock-Up.

          (a)   Each Holder agrees, for a period of six (6) months commencing on the Effective Time (as defined in the Merger Agreement) (the "Effective Time") , not to directly or indirectly (i) lend, grant, pledge, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer, in an open-market transaction (i.e., excluding a privately negotiated or arranged transaction or transfer), any Ordinary Shares, other equity securities or securities convertible into or exercisable for equity securities of the Company held by such Holder ("Locked Up Securities") or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Locked Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Locked Up Securities or such other securities, in cash or otherwise, unless permitted to do so by a decision in writing taken by the Board of Directors of the Company. Notwithstanding the foregoing, if: (x) during the last 17 days of the foregoing six-month period, as applicable, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the six (6) -month period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the six (6) -month period, then the restrictions described above shall continue to apply until the expiration of an 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Board of Directors of the Company waives such extension in writing.

          (b)   In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Locked Up Securities of each Holder (and the securities of every other person subject to the foregoing restriction) until the end of the restrictive period described in Section 2(a).

          (c)   The restrictions set forth in this Section 2 shall not apply to transactions relating to Ordinary Shares that are acquired in open market transactions after the completion of the Merger.

          (d)   In the case of any transfer pursuant to a privately negotiated or arranged transaction that is not subject to the restrictions in Section 2(a), the permissibility of such a transfer shall be conditioned upon the transferee (whether by sale, donation, distribution or otherwise) executing and delivering to the Company a lock-up letter containing operative provisions in the form of this Section 2.

          (e)   No provision in this Agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Locked Up Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Agreement. In addition, the restrictions set forth in this Section 2 shall not prevent a Holder from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act on or after the date hereof; provided that (i) no sales or transfers of the Locked Up Securities may be made pursuant to such a sales plan during the six (6) month period following the Effective Time.

          (f)    The restrictions set forth in this Section 2 shall not apply to any sale of Shares by a Holder up to a total of 7.5% of the number of Shares held by such Holder (the "Released Shares"), calculated as of the Effective Time, if each such sale of Released Shares is effected at a price equal to or greater than the Threshold Price.

        3.    Demand Registration.

          (a)   Commencing six (6) months following the consummation of the Merger, any Holder or group of Holders holding, in the aggregate, thirty-five percent (35%) or more of the Registrable Securities then issued and outstanding (the "Outstanding Amount") shall have the right, by written notice given to the Company (a "Demand Notice"), to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holder(s). Each request for a Demand Registration shall be in writing and shall specify the approximate aggregate number of Registrable Securities requested to be registered (which aggregate number of Registrable Securities must have a value equal to at least $10,000,000 based on the closing price of such securities on the last trading day prior to the date of such request or, in the case no closing price is available, at the anticipated price offered to the public and the intended method of distribution. In no event shall the Company be obligated to effectuate more than two (2) Demand Registrations nor more than one (1) in any twelve month period.

          (b)   Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify all other Holders, if any, of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration, including any Shelf Takedown thereunder, involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Securities to be included in such offering that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered shall be distributed amongst the participating Holders according to each Holder's overall percentage of ownership in the Company. In the event of such a pro-rata distribution, to the extent that any Holder (or Holders) has not submitted a Demand Notice, or withdraws from the underwriting, then those Registrable Securities that would have been allocated pro-rata to the non-participating Holder if they had participated shall be distributed amongst the participating Holders, pro rata according to each participating Holder's overall percentage of ownership in the Company.

          (c)   The Company, within sixty (60) days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 3(a), shall file with the SEC, and the Company shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Holders in such Demand Notice (a "Demand Registration"). Any Demand Registration may, at the request of the Holders submitting the Demand Notice, be a Shelf Registration to the extent the Company is eligible to use the relevant form for a Shelf Registration.

          (d)   The Company shall use its commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 3 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, or, in either case (x) until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 3. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period". If any Registrable Securities remain issued and outstanding after thirty (30) full months following the initial effective date of a Shelf Registration filed pursuant to this Section 3, upon the request of Holder(s) of at least ten percent (10%) of the Registrable Securities then issued and outstanding, the Company shall, within thirty (30) days of such request, file a new Shelf Registration and shall thereafter use its reasonable best efforts to cause to be declared effective as promptly as practical, such new Shelf Registration; any such new Shelf Registration shall not be deemed a new Demand Registration for purposes of the limitation set forth in the final sentence of Section 3(a).

          (e)   The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 3, or suspend the use of any effective Registration Statement under this Section 3, for a reasonable period of time, if the Board of Directors of the Company determines in the Board of Directors' reasonable good faith judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would (i) materially interfere with any pending material financing, acquisition, disposition, or corporate reorganization involving the Company or any of its subsidiaries, taken as a whole, (ii) require premature disclosure thereof, or (iii) be seriously detrimental to the Company and its shareholders, which such determination shall be made by a majority of the members then serving on the Company's Board of Directors, and, following the making of any such determination, promptly gives the Holders written notice of such determination (the period during which the filing of a Registration Statement is delayed pursuant to this Section 3(e) is referred to herein as a "Delay Period"); provided, however, that the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months preceding any new Delay Period shall not exceed the aggregate of (x) forty-five (45) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to the Company within forty-five (45) days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3). The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company.

          (f)    The Company shall not include any securities (whether for its own account or otherwise) that are not Registrable Securities in any Registration Statement filed pursuant to this Section 3 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement. Any such securities so included shall be subject to the cut-back provisions of Section 3(b), provided that in no event shall any Registrable Securities be excluded from a Registration Statement pursuant to the cut-back provisions of Section 3(b) prior to the exclusion of non-Registrable Securities to be included pursuant to this Section 3(f).

          (g)   Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 3 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request (a "Demand Request") by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn, prior to filing a Registration Statement pursuant to such Demand Request with the SEC, shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3. Any such Demand Request so withdrawn after filing with the SEC the Registration Statement pursuant to the Demand Request to which such Registration Statement relates shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3 if the Holders of Registrable Securities who revoked such request reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company's failure to comply in any material respect with its obligations hereunder or (ii) the institution by the Company of a Delay Period or the occurrence of any Interruption Period, such reimbursement shall not be required.

        4.    Piggyback Registration.

          (a)    Right to Piggyback.    If at any time the Company proposes to file a registration statement, or effectuate a Shelf Takedown, under the Securities Act with respect to a public offering by the Company for its own account or for the account of any other Person who is a holder of securities of the same type as the Registrable Securities (other than a registration statement (i) on Form S-8 or Form F-4 (or Form S-4, if the Company is not then a "foreign private issuer" under the Securities Act) or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan), then the Company shall give written notice of such proposed filing to the Holders at least fifteen (15) days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as they may request (a "Piggyback Registration") or in the case of a Shelf Takedown, participate in such Shelf Takedown (but only to the extent that such Holders' Registrable Securities were included in the Shelf Registration for such Shelf Takedown at the time of its original effectiveness). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          (b)    Priority on Piggyback Registrations.    The Company shall permit the Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other persons included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of Ordinary Shares requested to be registered by each such Holder or other holder participating in such offering.

          (c)    Right To Abandon.    Nothing in this Section 4 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 4(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise. Any such determination not to file or to withdraw a registration statement shall not affect the obligations of the Company to pay or to reimburse all Registration Expenses pursuant to Section 6.

          (d)    Shelf Takedown.    The provisions of this Section 4 shall apply equally with respect to any Shelf Takedown for which the Shelf Registration includes Registrable Securities at the time of its original effectiveness, including, without limitation the priority provisions of Section 4(b) by the Company or such other Person.

        5.    Registration Procedures.    In connection with the registration obligations of the Company pursuant to and in accordance with Sections 3 and 4 (and subject to Sections 3 and 4), the Company shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a)   prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof and include in such Registration Statement a plan of distribution reflecting such intended method or methods of distribution, and, subject to the Company's right to terminate or abandon a registration pursuant to Section 4(c), use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (b)   prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Holders of Registrable

  Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

          (c)   notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d)   use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

          (e)   furnish to the Holder such number of copies of the preliminary prospectus, any amended preliminary prospectus, any Free Writing Prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

          (f)    prior to any public offering of Registrable Securities covered by such Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Holders of such Registrable Securities shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

          (g)   upon the occurrence of any event contemplated by Section 5(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (h)   use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

          (i)    Reserved;

          (j)    not later than the effective date of a Registration Statement, if a CUSIP number is not available for the intended method of distribution of the Registrable Securities, the Company shall provide to the Holders the CUSIP number for all Registrable Securities;

          (k)   in connection with any underwritten offering, whether a Shelf Takedown or otherwise, if requested by the underwriters, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form F-4 (or Form S-4, if the Company is not then a "foreign private issuer" under the Securities Act) under the Securities Act), during the ten (10) days prior to and the 90-day period beginning on, or such shorter period agreed to by the underwriters, the date of pricing of offering, subject to customary extensions thereof to permit the publication of research under FINRA rules and the Company shall execute one or more agreements with the applicable underwriters reflecting this agreement; and

          (l)    if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Holders, addressed to each of the underwriters and the Holders as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Holders and the underwriters, (ii) use its reasonable best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 8, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

        The Company may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Securities from such Registration Statement. Notwithstanding the foregoing, in no event shall any Holder be required to provide any information about its investors unless required to do so by SEC rules or regulations or by the SEC staff.

        Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v), that such Holder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g), or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

        6.    Registration Expenses.    Subject to the provisions of Section 3(g) of this Agreement, whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or "Blue Sky" laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) the reasonable fees and disbursements of one counsel selected by Holders of a majority of the Registrable Securities being registered, to represent all such Holders, (viii) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any "road show" which are customarily paid or reimbursed by issuers, and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, and any fees and expenses payable or reimbursable to a Holder under Section 8, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

        7.    Underwriting Requirements.

          (a)   Subject to Section 7(c), any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering, provided that no more than one (1) underwritten offering may be requested in any consecutive six (6) months.

          (b)   In the case of any underwritten offering for a registration pursuant to a Demand Registration or Piggyback Registration, subject to any pre-existing obligations of the Company to offer or award a specified role in an underwriting syndicate to a particular financial institution(s), the Company shall select the institution or institutions that shall manage or lead such offering.

          (c)   In the case of any Registration that is an underwritten offering, no Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering reasonably requested by them; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's ownership of the Registrable Securities to be sold free and clear of all liens, claims and encumbrances pursuant to such underwriting, such holder's power and authority to effect such sale, such holder's stabilization activities, and with respect to information provided in writing by such holder expressly for use in any Registration Statement) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 8.

          (d)   If Registrable Securities are to be sold in a underwritten offering, the Company agrees to include in the Registration Statement, or in the case of a Shelf Registration, a prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities.

        8.    Indemnification; Liquidated Damages

          (a)    Indemnification by the Company.    The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, shareholders, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in such Registration Statement, any preliminary or final prospectus, or any amendments or supplements thereto (including, but not limited to, any Free Writing Prospectus), or any other material information provided in writing to the investors by, or with the express approval of, the Company expressly for use in the road show (collectively, "Marketing Materials"), or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such Losses described in clauses (i) or (ii) are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use in the Marketing Materials; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission.

          (b)    Indemnification by Holder of Registrable Securities.    In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Holders and to the full extent permitted by law, the Company, its officers, directors, partners, shareholders, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, from and against all Losses arising out of or based upon (x) any untrue or alleged untrue statement of a material fact contained in the Marketing Materials or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and is consistent with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Marketing Materials. No Holder shall be held liable for any damages in excess of the total amount of proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) under that particular Registration Statement.

          (c)    Conduct of Indemnification Proceedings.    If any Person shall be entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

          (d)    Contribution.    If the indemnification provided for in this Section 8 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        9.    Rule 144 Information.    With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b)   Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).

          (c)   Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

        10.    Miscellaneous.

          (a)    Limitations on Other Registration Rights.    After the date of this Agreement, the Company shall not grant registration rights with respect to any securities that are the same securities as the Registrable Securities which permit (i) any other Person to register securities on terms which are more advantageous in any material respect to the persons holding such other securities than the rights granted to the Holders hereunder, (ii) the inclusion of such other securities in any Registration Statement filed pursuant to Section 3 hereof unless the rights to include or sell such other securities pursuant to such Registration Statement are junior to the rights granted to the Holders hereunder, or (iii) the inclusion of such other securities in any Registration Statement filed by the Company for its own account pursuant to Section 4 hereof unless the rights to include or sell such other securities pursuant to such Registration Statement are pari passu or junior to the rights granted to the Holders hereunder.

          (b)    Termination.    This Agreement and the obligations of the Company and the Holders hereunder shall terminate on the first date on which no Registrable Securities remain outstanding. In addition, the obligations of the Company and of any Holder, other than those obligations contained in Section 8, shall terminate with respect to the Company and such Holder when such Holder no longer holds any Registrable Securities. Notwithstanding anything in this Section 10(b) to the contrary, this Agreement shall terminate if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time.

          (c)    Notices.    All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) when sent by email to the party to be notified at the email address set forth below; (iv) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (v) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

        In the case of the Company, to:

    Objet Ltd.
    2 Holzman St.
    Rehovot 76124
    Israel
    Attention: Chief Executive Officer
    Facsimile: +972-8-931-4940
    E-mail: david.reis@objet.com

    With a copy (which copy shall not constitute notice) to:

    Meitar Liquornik Geva & Leshem Brandwein
    16 Abba Hillel Road
    Ramat Gan 52506, Israel
    Attention: J. David Chertok, Adv.
    Facsimile: +972-3-610-3755
    E-mail: dchertok@meitar.com

        In the case of the Holders:

    To the names, addresses, facsimile numbers and e-mail addresses set forth on the signature pages hereto.

        In the case of any other Holder, to such Holder at its address set forth in the records of the Company.

          (d)    Separability.    If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          (e)    Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns (and in the case of a Holder that executes this Agreement). The rights to cause the Company to register Registrable Securities pursuant to Sections 3 and 4 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities; provided, that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement (in particular, in Section 2) and in any other agreement between the Company and the Holder; and (iii) such assignee or transferee executes this Agreement or (B) holds (after giving effect to such transfer) at least one percent (1%) of the issued and outstanding Ordinary Shares. No transfer or assignment will divest a Holder or any subsequent owner of any rights or powers hereunder unless all Registrable Securities are transferred or assigned. If the Ordinary Shares shall be exchanged for or replaced by securities of another Person, the Company shall use reasonable best efforts to cause such Person to expressly assume all of the Company's obligations hereunder, to the extent applicable.

          (f)    Specific Performance.    The Company acknowledges and agrees that (a) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company agrees that each Holder shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder. The right to equitable relief, including an injunction, shall not be limited by any other provision of this Agreement. In any action or proceeding against it seeking an injunction or other equitable relief to enforce the provisions of this Agreement, the Company hereby (i) waives and agrees not to assert any defense that an adequate remedy exists at law or that a Holder would not be irreparably harmed and (ii) waives and agrees not to seek any requirement for the posting of any bond or other security in connection with any such action or proceeding.

          (g)    Entire Agreement.    This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings among the parties hereto with respect to the subject matter hereof.

          (h)    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

          (i)    Publicity.    No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company without the prior consent of the Holders holding a majority of the Registrable Securities then outstanding, or with respect to a particular offering, the Holders of a majority of the Registrable Securities then outstanding.

          (j)    Expenses.    Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

          (k)    Interpretation.

              (i)  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (ii)  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (iii)  The terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (iv)  When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

             (v)  The word "include", "includes", and "including" when used in this Agreement shall be deemed to include the words "without limitation", unless otherwise specified.

            (vi)  A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

          (l)    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

          (m)    Governing Law.    This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of the State of Israel without regard to the conflicts of law principles of such State, except with respect to matters that are subject to securities laws and regulations, which shall be governed by the respective laws and regulations. The parties hereto irrevocably submit to the exclusive jurisdiction of the Economic Court of the district of Tel Aviv-Jaffa in respect of any dispute or matter arising out of or connected with this Agreement.

          (n)    Calculation of Time Periods.    Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

          (o)    Well-Known Seasoned Issuer/Adding Selling Shareholders.    Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than twenty (20) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than thirty (30) Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. Any offering pursuant to an Automatic Shelf Registration Statement shall be governed pursuant to Section 3.

          (p)    Shelf Takedowns.    Subject to the terms hereof, at any time and from time to time after a Shelf Registration that at the time of its effectiveness included Registrable Securities held by the Holders has been declared or become effective by the SEC, any one or more Holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering (which may include shares offered by the Company for its own account) that is registered pursuant to the Shelf Registration pursuant to Rule 415 promulgated under the Securities Act (a "Shelf Takedown").

          (q)    Effective Date.    This Agreement and the obligations of the Company and the Holders hereunder shall become effective at the Effective Time and shall have no force or effect prior thereto, except that this Section 10 and the obligations of the Company and the Holders under Section 10 shall become effective as of the date hereof.

Signature Page Follows

        IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

OBJET LTD.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDER
By:
Name:
Title (if Holder is an entity):

Address:

Facsimile:

E-mail Address:

[Signature Page to Registration Rights Agreement]

Annex E

STANDSTILL AGREEMENT

        THIS STANDSTILL AGREEMENT (this "Agreement"), dated as of April 13, 2012 (this "Agreement"), is by and among Objet, Ltd., an Israeli corporation ("Objet"), Stratasys, Inc., a Delaware corporation ("Stratasys"), and the undersigned shareholder of Objet (the "Shareholder").

        WHEREAS, Objet, Stratasys and Oaktree Merger, Inc., a Delaware corporation and a an indirect wholly owned Subsidiary of Objet ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Stratasys as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Objet (the "Merger") in connection with which Objet will change its name to Stratasys, Ltd. and will be a NASDAQ-listed company. Capitalized terms used but not defined herein are used as they are defined in the Merger Agreement.

        WHEREAS, as of the date hereof, the Shareholder Beneficially Owns shares of Objet, in that number and class of shares of Objet's share capital set forth on Schedule A hereto (such shares, together with any other Objet securities that Shareholder becomes the Beneficial Owner of prior to the Effective Time of the Merger or the earlier termination of this Agreement, the "Objet Shares").

        ObjetWHEREAS, as a condition to Stratasys's willingness to enter into the Merger Agreement, Stratasys has required the Shareholder to enter into this Agreement; and in order to induce Stratasys to enter into the Merger Agreement, the Shareholder is willing to enter into this Agreement.

        NOW, THEREFORE, intending to be legally bound, each of the parties hereby agrees as follows:

        1.    Certain Definitions.

        For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms have the respective meanings set forth below.

        "Beneficial Owner" and "Beneficial Ownership" and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act and a Person's Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rules, it being understood that, except as hereinafter provided, the Shareholder's Beneficial Ownership of the Objet Shares as of the date hereof shall be deemed to be the same as that set forth in the Objet's Form F-1 filed with the Securities and Exchange Commission ("SEC") on March 22, 2012, except that the Shareholder shall be deemed to also have Beneficial Ownership of all securities that such Person has a right to acquire without regard to the 60-day limitation in the foregoing rule.

        "Control" or "Controlled by" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

        "Ownership Limit" means the 120% limit set forth in Section 2(a) or Section 2(b), as applicable.

        "Standstill Termination Date" shall mean the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Objet, Stratasys and the Shareholder; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the second anniversary of the Effective Time of the Merger; (iv) the date on which a Person who is not an Affiliate of Objet (as of the Effective Time, after giving effect to the Merger) commences or publicly proposes (via a filing with the SEC, as described in the definition of "Standstill Termination Event") a Standstill Termination Event with respect to the Company, either alone or in concert with others, or (v) approval by Objet shareholders of a decision by Objet's Board of Directors after the Effective Time to terminate this Agreement without any additional corporate approvals, it being understood that this Agreement may be terminated prior to the Effective Time only pursuant to clause (i) above.

        "Standstill Termination Event" shall mean the occurrence of any of the following: (i) a tender offer shall have been initiated, or a filing with respect to a prospective tender offer subject to any of Regulations 14D or 14E, or Rule 13e-3, under the Exchange Act, shall have been made with the SEC; (ii) a letter of intent, term sheet or other proposal (even if non-binding), or a definitive agreement, with respect to a merger or sale of all or substantially all of the Ordinary Shares or assets of Objet shall have been entered into by Objet; (iii) one or more Persons shall have filed with the SEC a proxy statement to initiate a proxy contest or any similar transaction that may alter the composition of Objet's Board of Directors; or (iv) the purchase or acquisition of voting or investment power with respect to more than five percent (5%) of the issued and outstanding Ordinary Shares of Objet by any Person or group of Persons acting in concert with an intent to, or the effect of, exercising Control in Objet (as evidenced by such Person(s) being required to file a statement of beneficial ownership on Schedule 13D to report such purchase or acquisition), including the filing of a statement of beneficial ownership on Schedule 13D by a Person or Persons that have previously reported such beneficial ownership on Schedule 13G.

        2.    Standstill in Respect of Objet Shares.

        (a)   The Shareholder hereby agrees that from and after the date hereof until the Effective Time of the Merger, the Shareholder shall not, directly or indirectly, unless specifically agreed to in writing by Stratasys or expressly contemplated by the terms of this Agreement, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Objet Shares or direct or indirect rights to acquire Objet Shares or any other securities of Objet, if, after giving effect to such acquisition, offer to acquire or agreement to acquire, the Shareholder would be the Beneficial Owner of 120% or more of the number of Objet Shares that would be Beneficially Owned by the Shareholder after giving effect to the Reverse Split and the Merger as contemplated by the Merger Agreement.

        (b)   From the Effective Time of the Merger until the Standstill Termination Date, the Shareholder shall not, directly or indirectly, unless specifically agreed to in writing by a majority of the independent members of the board of directors of Objet or expressly contemplated by the terms of this Agreement, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Objet Shares or direct or indirect rights to acquire Objet Shares or any other securities of Objet, if, after giving effect to such acquisition, offer to acquire or agreement to acquire, the Shareholder would be the Beneficial Owner of 120% or more of the issued and outstanding Objet Shares that the Shareholder Beneficially Owned at the Effective Time of the Merger after giving effect to the Reverse Split and the Merger as contemplated by the Merger Agreement.

        (c)   The Shareholder shall not be deemed to have violated this Section 2 solely by virtue of (and only to the extent of) any increase in the total number of Objet Shares Beneficially Owned by the Shareholder in excess of the Ownership Limit if such increase is the result of (i) a stock split, stock dividend, recapitalization or similar event, (ii) a decrease in the number of outstanding Ordinary Shares that is not due to an action taken solely by the Shareholder, or (iii) the grant of options to a Shareholder by the Board of Directors of Objet, as the case may be, or by a committee thereof, that is approved in the manner required for approval of related party transactions under the Israeli Companies Law, it being understood that if, after the occurrence of such event, the Shareholder exceeds the Ownership Limit, it shall thereafter be prohibited from acquiring Objet Shares under this Section 2Objet.

        3.    Representations and Warranties of Shareholder.

        The Shareholder hereby represents and warrants to Stratasys and Objet as follows:

        (a)   The Shareholder is a corporation, limited liability company, partnership or other business organization duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. The Shareholder has the requisite corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of the Shareholder, and no other corporate or other proceedings on the part of the Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

        (b)   This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming that this Agreement constitutes the valid and binding agreement of Objet and Stratasys, constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Neither the execution and delivery of this Agreement by the Shareholder, nor the consummation by the Shareholder of the transactions contemplated hereby, will (i) require any Permit from any Governmental Entity or any authorization, consent or approval from any other Person; (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Objet Shares or the Shareholder's assets may be bound, or (iii) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iii), as does not and could not reasonably be expected to impair the Shareholder's ability to perform the Shareholder's obligations under this Agreement.

        (d)   The Shareholder understands and acknowledges that Stratasys is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder.

        4.    Representations and Warranties of Objet and Stratasys

        Objet and Stratasys each hereby represents and warrants to the Shareholder as follows:

        (a)   Objet and Stratasys are corporations duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

        (b)   Objet and Stratasys each have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Objet and Stratasys of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Objet and Stratasys, and no other corporate proceedings on the part of Objet or Stratasys are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Objet and Stratasys and, assuming that this Agreement constitutes the valid and binding agreement of Shareholder, constitutes the valid and binding agreement of Objet and Stratasys, enforceable against the other in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Neither the execution and delivery of this Agreement by Objet or Stratasys, nor the consummation by Objet or Stratasys of the transactions contemplated hereby, will (i) conflict with or result in any breach of the Memorandum of Association, Articles of Association, Certificate of Incorporation, Bylaws or other organizational documents of Objet or Stratasys, as applicable; (ii) require any Permit from any Governmental Body or any authorization, consent or approval from any other Person; (iii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Objet or Stratasys is a party, or (iv) violate any applicable Law, except, with respect to any of the foregoing clauses (i) through (iv), as does not and could not reasonably be expected to impair Objet's or Stratasys's ability to perform its obligations under this Agreement.

        5.    Termination.

        (a)   Subject to Section 5(b), this Agreement shall terminate and neither Objet, Stratasys nor the Shareholder shall have any rights or obligations hereunder on or after the Standstill Termination Date.

        (b)   Notwithstanding Section 5(a), (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement, and (ii) Sections 6(b) through 6(p), inclusive, of this Agreement shall survive the termination of this Agreement.

        6.    Miscellaneous.

        (a)   The Shareholder hereby acknowledges that Objet and Stratasys will file this Agreement with the SEC.

        (b)   Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

        (c)   No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        (d)   For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        (e)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

        (f)    Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court of appropriate jurisdiction in any action arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action. The parties further agree, to the extent permitted by applicable law, that any final and nonappealable judgment against any of them in any action referred to above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Shareholder hereby agrees that service of process in any action or proceeding brought under this Agreement shall be made upon Delaware Corporation Organizer, c/o Morris Nichols, Arsht & Tunnel LLP, 1201 N. Market St., PO Box 1347, Wilmington, Delaware 19899-1347 (with a copy thereof mailed in the manner provided for notices to such party in Subsection 6(i) below), and Shareholder hereby appoints Delaware Corporation Organizer as Shareholder's authorized agent to accept such service of process and agrees that neither Shareholder's failure actually to receive a copy of such service nor the failure of such authorized agent to give Shareholder notice of any such service shall impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

        (g)   EACH OF OBJET, STRATASYS AND SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR

COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        (h)   Shareholder recognizes and acknowledges that a breach of covenants or agreements contained in this Agreement will cause Objet and Stratasys to sustain irreparable damage for which Objet and/or Stratasys would not have an adequate remedy at law for money damages. Therefore, Shareholder agrees that, in the event of any such breach or threatened breach, Objet and/or Stratasys shall be entitled to seek and obtain (A) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (B) an injunction restraining such breach or threatened breach. Shareholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Objet and/or Stratasys shall be entitled to recover its attorneys' fees and all of its costs and expenses in enforcing this Agreement.

        (i)    All notices, requests, instructions or other documents to be given hereunder by any party to the other parties shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier), and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:

        If to Objet:

    Objet Ltd.
    2 Holzman St.
    Science Park
    P.O. Box 2496
    Rehovot 76124
    Israel
    Attn David Reis
    Tel: +972-8-931-4440
    Fax: +972-8-931-4940

        with a copy to (which shall not constitute notice):

    J. David Chertok, Adv.
    Meitar Liquornik Geva & Leshem Brandwein
    Abba Hillel Silver Road 16, 12th Floor
    Ramat Gan 52506
    Israel
    Tel: +972-3-610-3100
    Fax: +972-3-610-3755

        If to Stratasys, to:

    7665 Commerce Way
    Eden Prairie, MN 55344
    U.S.A.
    Attn: S. Scott Crump
    Fax: (952) 906-2266

        with a copy to (which shall not constitute notice):

    Eric Honick, Esq.
    McLaughlin & Stern LLP
    260 Madison Avenue, 15th Floor
    New York, NY 10016
    USA
    Fax: (212) 448-0066

        If to the Shareholder, to the address indicated on the signature page hereof:

        (j)    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be assigned by any of the parties hereto by operation of law or otherwise.

        (k)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        (l)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        (m)  Unless otherwise specified, all references in this Agreement to Sections shall be deemed to refer to Sections of this Agreement. The Section captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders. The words "include," includes" and "including," when used herein shall be deemed in each case to be followed by the words "without limitation." The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. The parties hereto agree that the intention of this Agreement is to provide certain restrictions on the Shareholder with respect to the Objet Shares held by the Shareholder, and that any attempt by a Shareholder to circumvent the restrictions contemplated hereby shall be deemed a breach of this Agreement and shall be null and void.

        (n)   Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        (o)   Nothing contained in this Agreement shall be deemed to vest in Objet any direct or indirect ownership or incidence of ownership of or with respect to any Objet Shares. All rights, ownership and economic benefits of and relating to the Objet Shares shall remain vested in and belong to each Shareholder, and Objet shall not have any authority to direct a Shareholder in the voting or disposition of any of the Objet Shares, except as may be otherwise contemplated by the Merger Agreement.

        (p)   The Shareholder does not make any agreement or understanding herein in the Shareholder's capacity as a director of Objet. The Shareholder makes the Shareholder's agreements and understandings herein solely in the Shareholder's capacity as the Beneficial Owner of the Objet Shares, and notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Shareholder in the Shareholder's capacity as a director or officer of Objet.

Signature Page Follows

 STANDSTILL AGREEMENT

Signature Page

        IN WITNESS WHEREOF, Objet, Stratasys and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

Stratasys Inc.
By:
Name:
Title:
Objet Ltd.
By:
Name:
Title:
[Shareholder]
By:
Name:
Title:
Address:

 Schedule A

Shareholders Name	Number of Ordinary Shares	Number of Preferred Shares	Number of Options to purchase Ordinary Shares	Number of Options to purchase Preferred Shares

Annex F

April 13, 2012

Board of Directors
Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344

Members of the Board:

        We understand that Stratasys, Inc. (the "Company" or "Stratasys") proposes to enter into an Agreement and Plan of Merger dated April 13, 2012 (the "Agreement") by and among the Company, Objet Ltd. ("Objet"), Seurat Holdings Inc., an indirect wholly-owned subsidiary of Objet ("Holdco") and Oaktree Merger Inc. ("Merger Sub"), a direct wholly-owned subsidiary of Holdco, pursuant to which, among other things, Merger Sub will merge with and into Stratasys (the "Merger"), with Stratasys as the surviving corporation in the merger and a wholly-owned subsidiary of Objet, which will be renamed Stratasys Ltd. ("Stratasys Ltd."), a corporation incorporated in the State of Israel. Pursuant to the Agreement, each outstanding share of common stock, par value $0.01, of Stratasys (the "Company Common Stock"), other than shares of Company Common Stock held in treasury or owned by Objet, Holdco or Merger Sub, will be converted into the right to receive one Ordinary Share of Stratasys Ltd., with a nominal amount of NIS 0.01 (the "Stratasys Ltd. Shares"), subject to adjustment and payment of cash in lieu of fractional shares, each as provided in the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than shares of Company Common Stock held in treasury or owned by Objet, Holdco or Merger Sub) of the Exchange Ratio provided for in the Merger.

        In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated April 13, 2012; (ii) reviewed and analyzed certain financial and other data with respect to the Company and Objet which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Objet that were (A) publicly available, (B) furnished to us by the Company and Objet, respectively, including the analyses and forecasts of synergies expected by management of the Company and Objet to result from the Merger (the "Synergies") and (C) generated by us and reviewed and commented on by management of the Company; (iv) conducted discussions with members of senior management and representatives of the Company and Objet concerning the matters described in clauses (ii) and (iii) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Synergies; (v) reviewed the current and historical reported prices and trading activity of the Company Common Stock; (vi) compared the financial performance of the Company and Objet with that of another publicly-traded company that we deemed relevant; (vii) reviewed the potential pro forma financial impact of the Merger on the Company's estimated non-GAAP earnings per share (excluding stock-based compensation expense, amortization of acquired intangibles and transaction fees and expenses); and (viii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

        We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was

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furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company and Objet that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information (including the Synergies) reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company and Objet as to the expected future results of operations and financial condition of the Company and Objet, respectively, to which such financial forecasts, estimates and other forward-looking information (including the Synergies) relate. We express no opinion as to any such financial forecasts, estimates or forward-looking information (including the Synergies) or the assumptions on which they were based. We have further assumed that the Merger will not qualify as a tax-free reorganization for United States federal income tax purposes. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company and Objet, and on the assumptions of the management of the Company and Objet, as to all accounting, legal, tax and financial reporting matters with respect to the Company, Objet and the Agreement.

        In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company, Objet or the contemplated benefits of the Merger.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or Objet, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or Objet under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company, Objet or any other entity. We have also assumed that neither the Company nor Objet is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or as to the price at which shares of Company Common Stock or Stratasys Ltd. Shares may trade at any future time. We have not undertaken to reaffirm or revise this

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opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        We have not been requested to, and did not, (i) solicit any expressions of interest from any other parties with respect to any business combination with the Company or any other alternative transaction or (ii) advise the Board of Directors or any other party with respect to alternatives to the Merger.

        We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We are currently engaged to act as the Company's financial advisor with respect to the Merger and in the future may provide investment banking and financial advisory services to the Company, Objet and Stratasys Ltd., and/or any of their affiliates, for which we would expect to receive compensation. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company or, in the future, Stratasys Ltd. for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

        This opinion addresses solely the fairness, from a financial point of view, to the holders of Company Common Stock (other than shares of Company Common Stock held in treasury or owned by Objet, Holdco or Merger Sub) of the Exchange Ratio set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company or any other terms or conditions contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the Exchange Ratio to be used to calculate what is received by holders of Company Common Stock (other than shares of Company Common Stock held in treasury or owned by Objet, Holdco or Merger Sub) in the Merger or with respect to the fairness of any such compensation.

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        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Company Common Stock (other than shares of Company Common Stock held in treasury or owned by Objet, Holdco or Merger Sub).

Sincerely,

/s/ PIPER JAFFRAY & CO.

PIPER JAFFRAY & CO.

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Annex G

        ARTICLES OF ASSOCIATION

OF

STRATASYS LTD.

A COMPANY LIMITED BY SHARES

UNDER THE COMPANIES LAW—1999

        1.     INTERPRETATION.

          1.1.  In these Articles, unless the context requires another meaning the words in the first column of the following table shall have the meanings set opposite them in the second column:

"Articles"	these Articles of Association, as amended from time to time by a Resolution (as defined below);
"Auditors"	the auditors of the Company;
"Board of Directors" or the "Board"	all of the directors of the Company, including elected directors and the chairman, holding office pursuant to these Articles, including alternates, substitutes or proxies;
"Cause"

shall mean any of the following: (A) conviction (including conviction on a nolo contendere plea) of (i) a crime involving the commission by an Office holder of a felony or (ii) a criminal act intended to result directly or indirectly in substantial gain or personal enrichment to an Office Holder at the expense of the Company, but excluding any such conviction that results solely from such Office Holder's title or position with the Company and is not based on his or her personal conduct; or (B) willful misconduct or gross negligence in connection with the business of the Company or an affiliate that results in material damage to the Company or the affiliate or to their respective businesses, whether monetary or otherwise;

"Chief Executive Officer"	chief executive officer of the Company;
"Chairman of the Board of Directors"	as defined in Article 79;
"Class A Directors"	all of the directors of the Company appointed by Objet under the Merger Agreement, which classification is applicable only during the Initial Term;
"Class B Directors"	all of the directors of the Company appointed by Stratasys under the Merger Agreement, which classification is applicable only during the Initial Term;
"Class A External Director"

the External Director nominated by Objet pursuant to the terms of the Merger Agreement and any successor person nominated by the Class A Directors as an External Director in accordance with these Articles;

"Class B External Director"

the External Director nominated by Stratasys pursuant to the terms of the Merger Agreement and any successor person nominated by the Class B Directors as an External Director in accordance with these Articles;

"Companies Law" or the "Law"	the Companies Law, 5759-1999, of the State of Israel, as amended from time to time, or any other law which may come in its stead, including all amendments made thereto;
"Company"	Stratasys Ltd., which was named Objet Ltd. prior to the Effective Time;
"Effective Time"	the closing of the Merger as defined in the Merger Agreement, at which time these Articles shall first become effective.
"Elected Director/s"	a member or members of the Board of Directors elected to hold office as director(s);
"External Directors"	as defined in the Companies Law;
"General Meetings"	all annual and extraordinary meetings of the shareholders of the Company;
"Merger"

the merger of Sun, Inc, with and into Oaktree Merger, Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company ("Merger Sub"), pursuant to the General Corporation Law of Delaware and pursuant to which Stratasys, Inc. will become a wholly owned indirect subsidiary of the Company;

"Merger Agreement"	the Agreement and Plan of Merger dated as of April 13, 2012, among Stratasys Inc, the Company and Merger Sub;
"Incapacitated Person"

according to the meaning thereof under the Legal Capacity and Guardianship Law, 5722-1962, of the State of Israel, as amended from time to time, including a minor who has not yet attained the age of 18 years, a person unsound of mind and a bankrupt in respect of whom no rehabilitation has been granted;

"Initial Term"	such period commencing at the Effective Time and ending on the second anniversary of the Effective Time;
"Month" or "Year"	according to the Gregorian calendar;
"NIS"	New Israeli Shekels;
"Office"	the registered office of the Company at that time;
"Office Holder"	as defined in the Companies Law;
"Person"	includes an individual, corporation, company, cooperative society, partnership, trust of any kind or any other body of persons, whether incorporated or otherwise;
"Register"	the Register of Shareholders administered in accordance with Section 127 of the Law;

"Resolution"

a resolution of shareholders of the Company, including a resolution approving a merger, which, except as required under the Law or these Articles, shall be adopted by a majority of voting power present and voting at the applicable General Meeting, in person or by proxy;

"Stratasys, Inc"	Stratasys, Inc, a Delaware corporation;
"U.S. Rules"	the rules of the NASDAQ Stock Market and the U.S. securities rules and regulations, as amended from time to time;
"writing"	handwriting, typewriting, photography, telex, email or any other legible form of writing.

          1.2.  Words and expressions defined in the Memorandum of Association of the Company shall have the meanings in these Articles as ascribed to them therein.

          1.3.  Subject to the provisions of this Article 1, in these Articles, unless the context necessitates another meaning, terms and expressions which have been defined in the Companies Law shall have the meanings ascribed to them therein.

          1.4.  Words in the singular shall also include the plural, and vice versa. Words in the masculine shall include the feminine and vice versa, and words which refer to persons shall also include corporations, and vice versa.

          1.5.  The captions to articles in these Articles are intended for the convenience of the reader only, and no use shall be made thereof in the interpretation of these Articles.

LIMITED LIABILITY

        2.     The Company is a limited liability company and therefore each shareholder's obligations for the Company's obligations shall be limited to the payment of the nominal value of the shares held by such shareholder, subject to the provisions of the Companies Law.

THE COMPANY'S OBJECTIVES

        3.     The Company's objectives are to conduct all types of business as are permitted by law. The Company may donate a reasonable amount of money for any purpose that the Board of Directors finds appropriate, even if the donation is not for business considerations or for the purpose of achieving profits for the Company.

THE BUSINESS

        4.     Any branch or type of business that the Company is authorized to engage in, either expressly or implied, may be commenced or engaged in by the Board of Directors at all or any time as it deems fit. The Board of Directors, at its own discretion, shall be entitled to cease the conduct of any such branch or type of business, whether or not the actual conduct thereof has commenced.

REGISTERED OFFICE

        5.     The registered office shall be at such place as is decided from time to time by the Board of Directors.

 SHARE CAPITAL

        6.     Pursuant to the reclassification of the share capital of the Company as constituted immediately prior to the Effective Time in accordance with the articles of association of the Company as in effect immediately prior to the Effective Time (the "Prior Articles"), at the Effective Time, the share capital of the Company shall consist of NIS [                ] divided into [                ] Ordinary Shares, of a nominal value of NIS 0.01 each (the "Ordinary Shares"). Such number of Ordinary Shares reflects (i) the automatic conversion of all preferred shares and ordinary shares of the Company in accordance with the Company's Prior Articles into Ordinary Shares, (ii) the conversion of all options, warrants, and other rights to purchase securities of the Company ("Convertible Securities") outstanding immediately prior to the Effective Time and exercisable for ordinary shares or preferred shares of the Company, into Convertible Securities exercisable for Ordinary Shares, and (iii) a reverse stock split in the amount of [                ] and reduction in the Company's authorized share capital from NIS 5,000,000 to NIS [                ] and a corresponding reduction in the nominal value per share from NIS [                ] to NIS 0.01. The powers, preferences, rights, restrictions, and other matters relating to the Ordinary Shares are as set forth in the Articles.

        7.     RIGHTS ATTACHING TO THE ORDINARY SHARES.

          7.1.  The Ordinary Shares in respect of which all calls have been fully paid shall confer on the holders thereof the right to attend and to vote at General Meetings of the Company, both ordinary as well as extraordinary meetings. At General Meetings of the Company every holder of an Ordinary Share in respect of which all of the calls on such share have been paid in full, who is personally present or represented by proxy, shall have 1 (one) vote in respect of such Ordinary Share held by him, without reference to the nominal value thereof.

          7.2.  The Ordinary Shares shall confer on a holder thereof the right to receive a dividend, to participate in a distribution of bonus shares and to participate in the distribution of the assets of the Company upon its winding-up, pro rata to the nominal amount paid up on the shares or credited as paid up in respect thereof, and without reference to any premium which may have been paid in respect thereof.

          7.3.  Except as may expressly provided in these Articles, all Ordinary Shares shall rank pari passu in all respects.

        8.     MODIFICATION OF CLASS RIGHTS.

          8.1.  Subject to applicable law, if at any time the share capital of the Company is divided into different classes of shares and unless the terms of issue of such class of shares otherwise stipulate, the rights attaching to any class of shares (including rights prescribed in the terms of issue of the shares) may be altered, modified or canceled, by a Resolution passed at a separate General Meeting of the shareholders of that class.

          8.2.  The provisions contained in these Articles with regard to General Meetings shall apply, mutatis mutandis as the case may be, to every such General Meeting of the holders of each class of the Company's shares.

          8.3.  The special rights conferred on the holders of shares or any class of shares which have been issued, including without limitation shares issued with preferential rights or other special rights, shall not be deemed to have been altered by the creation or issue of additional shares ranking pari passu with them, unless otherwise stipulated in the conditions of issue of such shares.

        9.     ISSUANCE OF PREFERRED SHARES

        Without prejudice to the special rights conferred on the holders of shares or debentures of the Company, the Company may issue shares having preferred or deferred rights, or may issue redeemable preference shares and may redeem same on such conditions and in such manner as the Company shall decide, subject to the provisions of any applicable law, from time to time, or may issue shares having special rights in regard to the distribution of dividends, voting rights, rights on winding-up or in connection with any other matters, as the Company may from time to time decide.

        10.   UNISSUED SHARE CAPITAL

        The unissued shares in the capital of the Company shall be under the control of the Board of Directors, which shall be entitled to allot or otherwise grant the same to such persons under such restrictions and conditions as it shall deem fit, whether for consideration or otherwise, and whether for consideration in cash or for consideration which is not in cash, above their nominal value or at a discount, all on such conditions, in such manner and at such times as the Board of Directors shall deem fit, subject to the provisions of the Law. The Board of Directors shall be entitled, inter alia, to differentiate between shareholders with regard to the amounts of calls in respect of the allotment of shares (to the extent that there are calls) and with regard to the time for payment thereof. The Board of Directors may also issue options or warrants for the purchase of shares of the Company and prescribe the manner of the exercise of such options or warrants, including the time and price for such exercise and any other provision which is relevant to the method for distributing the issued shares of the Company amongst the purchasers thereof.

        11.   The Board of Directors shall be entitled to prescribe the times for the issue of shares of the Company and the conditions therefor and any other matter which may arise in connection with the issue thereof.

        12.   In every case of a rights offering the Board of Directors shall be entitled, in its discretion, to resolve any problems and difficulties arising or that are likely to arise in regard to fractions of rights, and without prejudice to the generality of the foregoing, the Board of Directors shall be entitled to specify that no shares shall be allotted in respect of fractions of rights, or that fractions of rights shall be sold and the (net) proceeds shall be paid to the persons entitled to the fractions of rights, or, in accordance with a decision by the Board of Directors, to the benefit of the Company.

INCREASE OF AND ALTERATIONS TO CAPITAL

        13.   The Company may, from time to time, by a Resolution, increase its share capital by way of the creation of new shares, whether or not all the existing shares have been issued up to the date of the Resolution, whether or not it has been decided to issue same, and whether or not calls have been made on all the issued shares.

        14.   The increase of capital shall be in such amount and divided into shares of such nominal value, and with such restrictions and conditions and with such rights and privileges as the Resolution dealing with the creation of the shares prescribes, subject to the special rights of an existing class of shares, and if no provisions are contained in the Resolution, then as the Board of Directors shall prescribe.

        15.   Unless otherwise stated in the Resolution approving the increase of the share capital, the new shares shall be subject to those provisions in regard to issue, allotment, alteration of rights, payment of calls, liens, forfeiture, transfer, transmission and other provisions which apply to the shares of the Company.

        16.   By Resolution, the Company may, subject to any applicable provisions of the Law:

          16.1.  consolidate its existing share capital, or any part thereof, into shares of a larger denomination than the existing shares:

          16.2.  sub-divide its share capital, in whole or in part, into shares of a smaller denomination than the nominal value of the existing shares and without prejudice to the foregoing, one or more of the shares so created may be granted any preferred or deferred rights or any special rights with regard to dividends, participation in assets upon winding-up, voting and so forth, subject to the provisions of these Articles;

          16.3.  reduce its share capital; or

          16.4.  cancel any shares which on the date of passing of the Resolution have not been issued and to reduce its share capital by the amount of such shares.

        17.   In the event that the Company shall adopt any of the Resolutions described in Article 16 above, the Board of Directors shall be entitled to prescribe arrangements necessary in order to resolve any difficulty arising or that is likely to arise in connection with such Resolutions, including in the event of a consolidation, in which it shall be entitled to prescribe which shares shall be consolidated into a particular class of shares, and may cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this Article 17.

SHARE CERTIFICATES

        18.   To the extent shares are certificated, share certificates evidencing title to the shares of the Company shall be issued under the seal or rubber stamp of the Company, and together with the signatures of two members of the Board of Directors, or one director together with the Chief Executive Officer. The Board of Directors shall be entitled to decide that the signatures be effected in any mechanical or electronic form, provided that the signature shall be effected under the supervision of the Board of Directors in such manner as it prescribes.

        19.   Every shareholder shall be entitled, free of charge, to one certificate in respect of all the shares of a single class registered in his name in the Register.

        20.   The Board of Directors shall not refuse a request by a shareholder to obtain several certificates in place of one certificate, unless such request is, in the opinion of the Board of Directors, unreasonable. Where a shareholder has sold or transferred some of his shares, he shall be entitled, free of charge, to receive a certificate in respect of his remaining shares, provided that the previous certificate is delivered to the Company before the issuance of a new certificate.

        21.   Every share certificate shall specify the number of the shares in respect of which such certificate is issued and also the amounts which have been paid up in respect of each share.

        22.   No person shall be recognized by the Company as having any right to a share unless he is the registered owner of the shares in the Register. The Company shall not be bound by and shall not recognize any right or privilege pursuant to the laws of equity, or a fiduciary relationship or a chose in action, future or partial, in any share, or a right or privilege to a fraction of a share, or (unless these Articles otherwise direct) any other right in respect of a share, except the absolute right to the share as a whole, where same is vested in the owner registered in the Register.

        23.   A share certificate registered in the names of two or more persons shall be delivered to one of the joint holders, and the Company shall not be obliged to issue more than one certificate to all the joint holders of shares and the delivery of such certificate to one of the joint holders shall be deemed to be delivery to all of them.

        24.   If a share certificate should be lost, destroyed or defaced, the Board of Directors shall be entitled to issue a new certificate in its place, provided that the certificate is delivered to it and destroyed by it, or it is proved to the satisfaction of the Board of Directors that the certificate was lost or destroyed and security has been received to its satisfaction in respect of any possible damages and after payment of such amount as the Board of Directors shall prescribe.

CALLS ON SHARES

        25.   The Board of Directors may from time to time, in its discretion, make calls on shareholders in respect of amounts which are still unpaid in respect of the shares held by each of the shareholders (including premiums), and the terms of issue which do not prescribe that same be paid at fixed times, and every shareholder shall be obliged to pay the amount of the call made on him, at such time and at such place as stipulated by the Board of Directors.

        26.   In respect of any such call, prior notice of at least 14 (fourteen) business days shall be given, stating to whom the amount called is to be paid, the time for payment and the place thereof, provided that prior to the due date for payment of such call, the Board of Directors may, by written notice to the shareholders to which the call was made, cancel the call or extend the date of payment thereof.

        27.   If according to the terms of issue of any share, or otherwise, any amount is required to be paid at a fixed time or in installments at fixed times, whether the payment is made on account of the share capital in respect of the share or in form of a premium, every such payment or every such installment shall be paid as if it was a call duly made by the Board of Directors, in respect of which notice was duly given, and all the provisions contained in these Articles in regard to calls shall apply to such amount or to such installment.

        28.   Joint holders of a share shall be jointly and severally liable for the payment of all installments and calls due in respect of such share.

        29.   In the event that a call or installment due on account of a share is not paid on or before the date fixed for payment thereof, the holder of the share, or the person to whom the share has been allotted, shall be obliged to pay linkage differentials and interest on the amount of the call or the installment, at such rate as shall be determined by the Board of Directors, commencing from the date fixed for the payment thereof and until the date of actual payment. The Board of Directors may, however, waive the payment of the linkage differentials or the interest or part thereof.

        30.   A shareholder shall not be entitled (i) to receive a dividend or (ii) to exercise any right as a shareholder, including but not limited to, the right to attend and vote at a General Meeting of any type and to transfer the shares to another; unless he has paid all the calls payable from time to time and which apply to any of his shares, whether he holds same alone or jointly with another, plus linkage differentials, interest and expenses, if any.

        31.   The Board of Directors may, if it deems fit, accept payment from a shareholder wishing to advance the payment of all moneys which remain unpaid on account of his shares, or part thereof which are over and above the amounts which have actually been called, and the Board of Directors shall be entitled to pay such shareholder linkage differentials and interest in respect of the amounts paid in advance, or that portion thereof which exceeds the amount called for the time being on account of the shares in respect of which the advance payment is made, at such rate as is agreed upon between the Board of Directors and the shareholder, with this being in addition to dividends payable (if any) on the paid-up portion of the share in respect of which the advance payment is made.

        The Board of Directors may, at any time, repay the amount paid in advance as aforesaid, in whole or in part, in its sole discretion.

FORFEITURE AND LIEN

        32.   If a shareholder fails to make payment of any call or other installment on or before the date fixed for the payment thereof, the Board of Directors may, at any time thereafter and for as long as the part of the call or installment remains unpaid, serve on him a notice demanding that he make payment thereof, together with the linkage differentials and interest at such rate as is specified by the

Board of Directors and all the expenses incurred by the Company in consequence of such non-payment.

        33.   The notice shall specify a further date, which shall be at least 14 business days after the date of the delivery of the notice, and a place or places at which such call or installment is to be paid, together with linkage differentials and interest and expenses as aforesaid. The notice shall further state that, if the amount is not paid on or before the date specified, and at the place mentioned in such notice, the shares in respect of which the call was made, or the installment is due, shall be liable to forfeiture.

        34.   If the demands contained in such notice are not complied with the Board of Directors may treat the shares in respect of which the notice referred to in Articles 32 and 33 was given as forfeited. Such forfeiture shall include all dividends, bonus shares and other benefits which have been declared in respect of the forfeited shares which have not actually been paid prior to the forfeiture.

        35.   Any share so forfeited or waived shall be deemed to be the property of the Company and the Board of Directors shall be entitled, subject to the provisions of these Articles and the Law, to sell, re-allot or otherwise dispose thereof, as it deems fit, whether the amount paid previously in respect of that share is credited, in whole or in part.

        36.   The Board of Directors may, at any time before any share forfeited as aforesaid is sold or re-allotted or otherwise dispose of, cancel the forfeiture on such conditions as it deems fit.

        37.   Any person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, nonetheless remain liable for the payment to the Company of all calls, installments, linkage differentials, interest and expenses due on account of or in respect of such shares on the date of forfeiture, in respect of the forfeited shares, together with interest on such amounts reckoned from the date of forfeiture until the date of payment, at such rate as the Board of Directors shall from time to time specify. However, his liability shall cease after the Company has received all the amounts called in respect of the shares. The Board of Directors shall be entitled to collect the moneys which have been forfeited, or part thereof, as it shall deem fit, but it shall not be obliged to do so.

        38.   The provisions of these Articles in regard to forfeiture shall also apply to cases of non-payment of any amount, which, according to the terms of issue of the share, or which under the conditions of allotment the due date for payment of which fell on a fixed date, whether this be on account of the nominal value of the share or in the form of a premium, as if such amount was payable pursuant to a call duly made and notified.

        39.   The Company shall have a first and paramount lien over all the shares which have not been fully paid up and which are registered in the name of any shareholder (whether individually or jointly with others) and also over the proceeds of the sale thereof, as security for the debts and obligations of such shareholder to the Company and his contractual engagements with it, either individually or together with others. This right of lien shall apply whether or not the due date for payment of such debts or the fulfillment or performance of such obligations has arrived, and no rights in equity shall be created in respect of any share, over which there is a lien as aforesaid. The aforesaid lien shall apply to all dividends or benefits which may be declared, from time to time, on such shares, unless the Board of Directors shall decide otherwise.

        40.   In order to foreclose on such lien, the Board of Directors may sell the shares under lien at such time and in such manner as, it shall deem fit, but no share may be sold unless the period referred to below has elapsed and written notice has been given to the shareholder, his trustee, liquidator, receiver, the executors of his estate, or anyone who acquires a right to shares in consequence of the bankruptcy of a shareholder, as the case may be, stating that the Company intends to sell the shares, if he or they should fail to pay the aforesaid debts, or fail to discharge or fulfill the aforesaid obligations within 14 business days from the date of the delivery of the notice.

        41.   The net proceeds of any such sale of shares, as contemplated by Article 40 above, after deduction of the expenses of the sale, shall serve for the discharge of the debts of such shareholder or for performance of such shareholder's obligations (including debts, undertaking and contractual engagements, the due date for the payment or performance of which has arrived) and the surplus, if any, shall be paid to the shareholder, his trustee, liquidator, receiver, guardians, or the executors of his estate, or to his successors-in-title.

        42.   In every case of a sale following forfeiture or waiver, or for purposes of executing a lien by exercising all of the powers conferred above, the Board of Directors shall be entitled to appoint a person to sign an instrument of transfer of the shares sold, and to arrange for the registration of the name of the buyer in the Register in respect of the shares sold.

        43.   An affidavit signed by the Chairman of the Board of Directors that a particular share of the Company was forfeited, waived or sold by the Company by virtue of a lien, shall serve as conclusive evidence of the facts contained therein as against any person claiming a right in the share. The purchaser of a share who relies on such affidavit shall not be obliged to investigate whether the sale, re-allotment or transfer, or the amount of consideration and the manner of application of the proceeds of the sale, were lawfully effected, and after his name has been registered in the Register he shall have a full right of title to the share and such right shall not be adversely affected by a defect or invalidity which occurred in the forfeiture, waiver, sale, re-allotment or transfer of the share.

TRANSFER AND TRANSMISSION OF SHARES

        44.   No transfer of shares shall be registered unless a proper instrument of transfer is delivered to the Company or to such other place specified for this purpose by the Board of Directors. Subject to the provisions of these Articles, an instrument of transfer of a share in the Company shall be signed by the transferor and the transferee. The transferor shall be deemed to remain the holder of the share up until the time the name of the transferee is registered in the Register in respect of the transferred share.

        45.   Insofar as the circumstances permit, the instrument of transfer of a share shall be drawn up in the form set out below, or in any other form that the Board of Directors may approve (the "Deed of Transfer").

        I                        , I.D.                        of                         (the "Transferor"), in consideration for an amount of NIS                        (in words) paid to me by                        I.D.                         of                        (hereinafter: the "Transferee"), hereby transfer to the Transferee                                                  shares of nominal value NIS                        each, marked with the numbers                        to                         (inclusive) of a company known as Stratasys Ltd., to be held by the Transferee, and his successors-in title, under all the same conditions under which I held the same prior to the signing of this instrument, and I, the Transferee, hereby agree to accept the aforementioned share in accordance with the above mentioned conditions.

        In witness whereof we have hereunto signed this        day of            20      .

        Transferor                        Transferee

        Witnesses to Signature

        46.   The Company may close the transfer registers and the Register for such period of time as the Board of Directors shall deem fit, provided that such period of time shall not in total exceed 30 (thirty) days each year.

        47.   Every instrument of transfer shall be submitted to the Office or to such other place as the Board of Directors shall prescribe, for purposes of registration, together with the share certificates to be transferred, or if no such certificate was issued, together with a letter of allotment of the shares to be transferred, and/or such other proof as the Board of Directors may demand in regard to the transferor's right of title or his right to transfer the shares. The Board of Directors shall have the right to refuse to recognize an assignment of shares until appropriate security under the circumstances has been provided, as shall be determined by the Board of Directors in a specific case or from time to time in general. Instruments of transfer which serve as the basis for transfers that are registered shall remain with the Company.

        48.   The executors of the will or administrator of a deceased shareholder's estate (such shareholder not being one of a joint owners of a share) or, in the absence of an administrator of the estate or executor of the will, shall be entitled to demand that the Company recognize them as owners of rights in the share. The provisions of Article 47 above shall apply, mutatis mutandis, also in regard to this Article.

        49.   In the case of a share registered in the names of two or more Persons, the Company shall recognize only the surviving owners as Persons having rights in the share. However, the aforementioned shall not be construed as releasing the estate of a deceased joint shareholder from any and all undertakings in respect of the shares. Any Person who shall become an owner of shares following the death of a shareholder shall be entitled to be registered as owner of such shares after having presented to an officer of the Company to be designated by the Chief Executive Officer an inheritance order or probation order or order of appointment of an administrator of estate and any other proof as required—if these are sufficient in the opinion of such officer—testifying to such Person's right to appear as shareholder in accordance with these Articles, and which shall testify to his title to such shares. The provisions of Article 47 above shall apply, mutatis mutandis, also in regard to this Article.

        50.   The receiver or liquidator of a shareholder who is a company or the trustee in bankruptcy or the official receiver of a shareholder who is bankrupt, upon presenting appropriate proof to the satisfaction of an officer of the Company to be designated by the Chief Executive Officer that he has the right to appear in this capacity and which testifies to his title, may, with the consent of the Board of Directors (the Board of Directors shall not be obligated to give such consent) be registered as the owner of such shares. Furthermore, he may assign such shares in accordance with the rules prescribed in these Articles. The provisions of Article 47 above shall apply, mutatis mutandis, also in regard to this Article.

        51.   A Person entitled to be registered as a shareholder following assignment pursuant to this Article shall be entitled, if approved by the Board of Directors and to the extent and under the conditions prescribed by the Board of Directors, to dividends and any other monies paid in respect of the shares, and shall be entitled to give the Company confirmation of the payments; however, he shall not be entitled to be present or to vote at any General Meeting of the Company or, subject to the provisions of these Articles, to make use of any rights of shareholders, until he has been registered as owner of such shares in the Register.

GENERAL MEETING

        52.   A General Meeting shall be held at least once in every year, not later than 15 (fifteen) months after the last General Meeting, at such time and at such place as the Board of Directors shall determine. Such General Meeting shall be called an annual meeting, and all other meetings of the Company's shareholders shall be called extraordinary meetings.

        53.   The Board of Directors may call an extraordinary General Meeting whenever it sees fit to do so.

        54.   The Board of Directors shall be obliged to call an extraordinary General Meeting upon a request in writing in accordance with the Law.

        55.   The Company shall provide prior notice in regard to the holding of an annual meeting or an extraordinary meeting in accordance with the requirements of these Articles, the Law and the regulations promulgated thereunder. Subject to the provisions of the Law and the regulations promulgated thereunder, in counting the number of days of prior notice given, the day of publication of notice shall not be counted, but the day of the meeting shall be counted. The notice shall specify those items and contain such information as shall be required by the Companies Law, the regulations promulgated thereunder and any other applicable law and regulations. Subject to Article 63 below, in the event that the Company has established that an adjourned meeting shall be held on such date which is later than the date provided for in Section 78(b) of the Law, such later date shall be included in the notice. The Company may add additional places for shareholders to review the full text of the proposed resolutions, including an internet site. The notice shall be provided in the manner prescribed below under the heading "Notices" in Articles 128 to 131 below.

PROCEEDINGS AT GENERAL MEETING

        56.   No business shall be conducted at a General Meeting unless a quorum is present, and no resolution shall be passed unless a quorum is present at the time the resolution is voted on. Except in cases where it is otherwise stipulated, a quorum shall be constituted when there are personally present, or represented by proxy, at least 2 (two) shareholders who hold, in the aggregate, at least a majority of the voting rights in the Company. A proxy may be deemed to be 2 (two) or more shareholders pursuant to the number of shareholders he represents.

        57.   If within half an hour from the time appointed for the meeting, a quorum is not present, without there being an obligation to notify the shareholders to that effect, the meeting shall be adjourned to the same day, in the following week, at the same hour and at the same place or to a later time and date if so specified in the notice of the meeting, unless such day shall fall on a statutory holiday (either in Israel or in the U.S.), in which case the meeting will be adjourned to the first business day afterwards which is not a statutory holiday.

        If the original meeting was convened upon requisition under Section 63 of the Law, one or more shareholders, present in person or by proxy, and holding the number of shares required for making such requisition, shall constitute a quorum at the adjourned meeting, but in any other case any two (2) shareholders present in person or by proxy, shall constitute a quorum at the adjourned meeting.

        58.   The Chairman of the Board of Directors, or any other Person appointed for this purpose by the Board of Directors, shall preside at every General Meeting. If within 15 (fifteen) minutes from the time appointed for the meeting, the designated chairman for the meeting shall not be present, the shareholders present at the meeting shall elect one of their number to serve as chairman of the meeting.

        59.   Resolutions at the General Meeting shall be passed in accordance with the definition of "Resolution" set forth in Article 1.1 above, unless otherwise required by Law or these Articles. Every vote at a General Meeting shall be conducted according to the number of votes to which each shareholder is entitled on the basis of the number of Ordinary Shares held by him which confer on him a right to vote at the General Meeting.

        60.   Where a poll has been demanded, the chairman of the meeting shall accede to the demand. Where the chairman of the meeting held a poll, such poll shall be held in such manner, at such time and at such place as the chairman of the meeting directs, either immediately or after an interval or postponement, or in any other way, and the results of the vote shall be deemed to be the resolution at the meeting at which the poll was demanded. A person demanding a poll may withdraw his demand prior to the poll being held.

        61.   A demand for the holding of a poll shall not prevent the continued business of the meeting on all other questions apart of the question in respect of which a poll was demanded.

        62.   The announcement by the chairman of the meeting that a Resolution has been passed unanimously or by a particular majority, or has been rejected, and a note recorded to that effect in the Company's minute book, shall serve as prima facie proof of such fact.

        63.   The chairman of a General Meeting may adjourn the meeting from time to time and from place to place if approved by a consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), but at an adjourned meeting no other matters shall be considered or decided apart from the matters which were on the agenda of the meeting at which it was decided on the adjournment and in respect of which no Resolution was taken. The Company shall not deliver nor shall it be required to give notice in regard to the adjournment or in regard to the matters on the agenda of the adjourned meeting, unless the adjourned meeting is to be held more than 30 (thirty) days after the date of the original meeting, in which case a notice shall be published by the Company.

VOTES OF SHAREHOLDERS

        64.   The voting rights of every shareholder entitled to vote at a General Meeting shall be as set forth in Article 7 of these Articles or to any other article herein governing voting rights.

        65.   In the case of joint shareholders, the vote of the senior joint holder, given personally or by proxy, shall be accepted, to the exclusion of the vote of the remaining joint shareholders, and for these purposes the senior of the joint shareholders shall be the Person amongst the joint holders whose name appears first in the Register.

        66.   A shareholder who is an Incapacitated Person may vote solely through his guardian or other person who fulfills the function of such guardian and who was appointed by a court, and any guardian or other person as aforesaid shall be entitled to vote by way of a proxy, or in such manner as the court directs.

        67.   Any corporation which is a shareholder of the Company shall be entitled, by way of resolution of its directors or another organ which manages said corporation, to appoint such person which it deems fit, whether or not he is a shareholder of the Company, to act as its representative at any General Meeting of the Company or at a meeting of a class of shares in the Company which such corporation is entitled to attend and to vote thereat, and the appointed as aforesaid shall be entitled, on behalf of the corporation whom he represents, to exercise all of the same powers and authorities which the corporation itself could have exercised had it been a natural person holding shares of the Company.

        68.   Every shareholder of the Company who is entitled to attend and vote at a General Meeting of the Company, shall be entitled to appoint a proxy. A proxy can be appointed by more than one shareholder, and he can vote in different ways on behalf of each principal.

        The instrument appointing a proxy shall be in writing signed by the Person making the appointment or by his authorized representative, and if the Person making the appointment is a corporation, the power of attorney shall be signed in the manner in which the corporation signs on documents which bind it, and a certificate of an attorney with regard to the authority of the signatories to bind the corporation shall be attached thereto. The proxy need not be a shareholder of the Company.

        69.   The instrument appointing a proxy, or a copy thereof certified by an attorney, shall be lodged at the Office, or at such other place as the Board of Directors shall specify, not less than forty-eight (48) hours prior to the meeting at which the proxy intends to vote on the strength of such instrument of proxy. Notwithstanding the above, the chairman of the meeting shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept any and all instruments of proxy until the beginning of a General Meeting. A document appointing a proxy shall be valid for every adjourned meeting of the meeting to which the document relates.

        70.   Every instrument appointing a proxy, whether for a meeting specifically indicated, or otherwise, shall, as far as circumstances permit, be in the following form, or in any other form approved by the Board of Directors:

        I                        of                         being a shareholder holding voting shares in Stratasys Ltd., hereby appoint Mr./Ms.                         of                         or failing him/her, Mr./Ms.                         or                         , or failing him/her, Mr./Ms.                         of                         , to vote in my name, place and stead at the (ordinary/extraordinary) General Meeting of the Company to be held on the        of            20      , and at any adjourned meeting thereof.

        In witness whereof I have hereto set my hand on the                        day of

        71.   No shareholder shall be entitled to vote at a General Meeting unless he has paid all of the calls and all of the amounts due from him, for the time being, in respect of his shares.

        72.   A vote given in accordance with the instructions contained in an instrument appointing a proxy shall be valid notwithstanding the death or bankruptcy of the appointer, or the revocation of the proxy, or the transfer of the shares in respect of which the vote was given as aforesaid, unless notice in writing of the death, revocation or transfer is received at the Office of the Company, or by the chairman of the General Meeting, prior to such vote.

        73.   Subject to the Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the chairman of the meeting, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy, provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 69 hereof, or (ii) if the appointing shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such shareholder of the revocation of such appointment, or if and when such shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 73 at or prior to the time such vote was cast.

THE BOARD OF DIRECTORS

        74.

          74.1.  Subject to the appointment of persons to fill vacancies pursuant to Article 77, the number and identity of directors as in effect at the Effective Time shall remain unchanged for the Initial Term, provided, however, that the term and the procedure for election of each External Director shall be as mandated by and subject to the Companies Law.

          74.2.  Unless the annual General Meeting to be first held in the year 2014 is to be held after the second anniversary of the Effective Time of the Merger, the Company shall convene a General Meeting within 60 days of such second anniversary, and in connection with either such meeting, the Board of Directors of the Company shall resolve by a majority vote, which majority shall include the affirmative vote of at least two Class A Directors and two Class B Directors (other than, for the sake of clarity, the Class A External Director and the Class B External Director), the names of between seven (7) and eleven (11) persons to be proposed to the shareholders of the Company for election as directors of the Company at such meeting to serve until the next annual General Meeting.

          74.3.  This Article 74 may be amended only by the vote of all members of the Board of Directors then in office less one and the vote of the shareholders as provided in Article 138.

        75.   Following the Initial Term, and unless otherwise resolved by a Resolution of the General Meeting of the Company:

          75.1.  The number of directors of the Company (including the External Directors) shall be between seven (7) and eleven (11) as determined by the Board of Directors. Any director shall be eligible for re-election upon termination of his term of office. For as long as the Company is a Public Company, as defined in the Law, the Company shall appoint at least 2 (two) External Directors to office, of which at least 1 (one) should possess Accounting and Financial Expertise, as defined in the Law.

          75.2.  Prior to every annual meeting of the Company after the Initial Term, the Board of Directors of the Company shall resolve by a majority vote the names of the persons to be proposed to the shareholders of the Company for election as directors of the Company until the next annual meeting (the "Nominees"). Except for the Nominees, no candidate for the office of a director of the Company may be proposed at an annual General Meeting of the Company unless by no later than January 31st of the calendar year in which the upcoming annual General Meeting will be convened), a notice in writing, signed by shareholders entitled to attend a meeting in respect of which notice has been sent and who are entitled to vote thereat and who hold such number of shares or of voting power in the Company entitling, subject to all law then applicable, said shareholder(s) to propose a candidate for the office of a director of the Company , is delivered to the Office stating the name of candidates for the office of directors instead of the Nominees proposed by the Board of Directors ("Alternate Nominees").

          75.3.  The Nominees or Alternate Nominees shall be elected by a Resolution at every annual General Meeting, for a term of office which shall end upon the convening of the first annual meeting held after the date of their election.

          75.4.  Every Director shall hold office until the end of the next annual General Meeting following the General Meeting at which he was elected, unless his office is vacated in accordance with Articles 77 or Article 80 below. If at the annual General Meeting no Nominees or Alternate Nominees are elected, the directors then in office shall continue to hold office until the convening of a General Meeting at which Nominees or Alternate Nominees shall be elected.

        76.   The directors in their capacity as such shall be entitled to receive remuneration as shall be determined in compliance with the Law and the regulations promulgated thereunder. The conditions (including remuneration) of the terms of office of members of the Board of Directors shall be decided by the Board of Directors, but the same shall be valid only if ratified in the manner required under the Law. The remuneration of directors may be fixed as an overall payment or other consideration and/or as a payment or other consideration in respect of attendance at meetings of the Board of Directors. In addition to his remuneration, each director shall be entitled to be reimbursed, retroactively or in advance, in respect of his reasonable expenses connected with performing his functions and services as a director. Such entitlement shall be determined in accordance with, and shall be subject to, a specific resolution or policy adopted by the Board of Directors regarding such matter.

        77.

          77.1.  Subject to the provisions of the Law with regard to External Directors and subject to Article 80 below, the office of a member of the Board of Directors shall be vacated in any one of the following events:

            77.1.1.  if he resigns his office by way of a letter signed by him, submitted to the Office of the Company;

            77.1.2.  if he is declared bankrupt;

            77.1.3.  if he becomes an Incapacitated Person;

            77.1.4.  upon his death;

            77.1.5.  if he is prevented by applicable law from serving as a director of the Company;

            77.1.6.  if the Board terminates his office according to Section 231 of the Law;

            77.1.7.  if a court order is given in accordance with Section 233 of the Law;

            77.1.8.  if he is removed from office by a Resolution at a General Meeting of the Company; provided, however, that during the Initial Term, a Class A Director may be removed only for Cause by the unanimous vote of all other Class A Directors and a Class B Director may be removed only for Cause by the unanimous vote of all other Class B Directors; or

            77.1.9.  if his period of office has terminated in accordance with the provisions of these Articles.

          77.2.

            77.2.1.  Until the end of the Initial Term, (i) if the office of one or more of the Class A Directors should be vacated, the remaining Class A Directors (other than, for the sake of clarity, the Class A External Director) shall appoint additional director(s), so that the number of the Class A Directors shall be four (4), provided, that, that with respect to the External Director nominated by Objet under the Merger Agreement (or his or her successor), all other requirements under the Law with respect to the appointment, vacation of office and the removal of External Directors have been met; and (ii) if the office of one or more of the Class B Directors should be vacated, the remaining Class B Directors (other than, for the sake of clarity, the Class B External Director) shall appoint additional director(s), so that the number of the Class B Directors shall be five (5); provided, that, that with respect to the External Director nominated by Stratasys under the Merger Agreement (or his or her successor), all other requirements under the Law with respect to the appointment, vacation of office and the removal of External Directors have been met; and provided, further, that such nomination shall be subject to the prior approval of all of the Class A Directors other than, for the sake of clarity, the Class A External Director.

        Following the end of the Initial Term, if the office of a member of the Board of Directors should be vacated, the remaining members of the Board of Directors shall be entitled to act for all purposes for a term of office equivalent to the remaining period of the term of office of the director whose office has been vacated, for as long as their number does not fall below the minimum, for the time being, specified for the directors, as prescribed in Article 75.1 above. Should their number fall below the aforesaid minimum, the directors shall not be entitled to act, except for the appointment of additional directors, or for the purpose of calling a General Meeting for the appointment of additional directors, or for the purpose of calling a General Meeting for the appointment of a new Board of Directors. Notwithstanding the foregoing, the office of an External Director shall be vacated only in accordance with the provisions for the vacation of office and the removal of External Directors under the Law.

OTHER PROVISIONS REGARDING DIRECTORS

        78.

          78.1.  Subject to any mandatory provisions of applicable law, a director shall not be disqualified by virtue of his office from holding another office in the Company or in any other company in which the Company is a shareholder or in which it has any other form of interest, or of entering into a contract with the Company, either as seller or buyer or otherwise. Likewise, no contract made by the Company or on its behalf in which a director has any form of interest may be nullified and a director shall not be obliged to account to the Company for any profit deriving from such office, or resulting from such contract, merely by virtue of the fact that he serves as a director or by reason of the fiduciary relationship thereby created, but such director shall be obliged to disclose to the Board of Directors the nature of any such interest at the first opportunity.

          A general notice to the effect that a director is a shareholder or has any other form of interest in a particular firm or a particular company and that he must be deemed to have an interest in any business with such firm or company shall be deemed to be adequate disclosure for purposes of this Article in relation to such director, and after such general notice has been given, such director shall not be obliged to give special notice in relation to any particular business with such firm or such company.

          78.2.  Subject to the provisions of the Law and these Articles, the Company shall be entitled to enter into a transaction in which an Office Holder of the Company has a personal interest, directly or indirectly, and may enter into any contract or otherwise transact any business with any third party in which contract or business an Office Holder has a personal interest, directly or indirectly.

        79.   Following the Effective Time and until the end of the Initial Term, Mr. S. Scott Crump shall serve in the position of the Chairman of the Board of Directors (the "Chairman of the Board of Directors"). Following the end of the Initial Term, the Board of Directors shall elect one (1) or more of its members to serve as Chairman of the Board of Directors, provided that, subject to the provisions of Section 121(c) of the Law, the Chief Executive Officer of the Company shall not serve as Chairman of the Board of Directors. Notwithstanding anything to the contrary herein, the office of Chairman of the Board of Directors shall be vacated in each of the cases mentioned in Articles 77.1 above and 80 below. If, prior to the end of the Initial Term, there shall be a vacancy in the office of Chairman of the Board of Directors, then Mr. Elan Jaglom shall become Chairman of the Board of Directors. If, (x) subsequent to Mr. Jaglom assuming such position or (y) Mr. Jaglom fails to become Chairman of the Board of Directors for any reason, and prior to the end of the Initial Term there shall again be a vacancy in the office of Chairman of the Board of Directors, the Board of Directors of the Company

shall appoint a person to fill such vacancy by a majority vote, which majority shall include the affirmative vote of at least two Class A Directors and two Class B Directors (other than, for the sake of clarity, the Class A External Director and the Class B External Director). The Board of Directors may also elect (a) member(s) to serve as Vice Chairman, who shall have such duties and authorities as the Board of Directors may assign to him.

        80.   Subject to the provisions of Articles 74, 77 above and 138 below, the Company may, in a General Meeting, by a Resolution, dismiss any Director within the meaning thereof under Article 1.1 of these Articles, prior to the end of his term of office, and it shall be entitled, by a Resolution, to appoint another individual in his place as a director of the Company. The individual so appointed shall hold such office only for that period of time during which the director whom he replaces would have held office.

CHIEF EXECUTIVE OFFICER

        81.

          81.1.  The Board of Directors shall, from time to time, appoint a Chief Executive Officer and subject to the provisions of the Law delineate his powers and authorities and his remuneration. Subject to any contract between the Chief Executive Officer and the Company, the directors may dismiss him or replace him at any time they deem fit. Notwithstanding the foregoing, following the Effective Time and until the end of the Initial Term, or unless otherwise determined by a Resolution adopted by a majority vote, which shall include the affirmative vote of all Class A Directors and two Class B Directors, Mr. David Reis shall serve as Chief Executive Officer.

          81.2.  The Chief Executive Officer need not be a director or shareholder of the Company.

          81.3.  Subject to Article 81.1 above and to the provisions of any contract between the Chief Executive Officer and the Company, all of the same provisions with regard to appointment, resignation and removal from office shall apply to the Chief Executive Officer if he is also a director, as apply to the Elected Directors. The directors shall be entitled from time to time to delegate to the Chief Executive Officer for the time being such of the powers they have pursuant to these Articles as they deem appropriate, and they shall be entitled to grant such powers for such period and for such purposes and on such conditions and with such restrictions as they deem expedient, and they shall be entitled to grant such powers without renouncing the powers and authorities of the Board of Directors in such regard, and they may, from time to time, revoke, annul and alter such delegated powers and authorities, in whole or in part.

          81.4.  Subject to the provisions of the Law, the remuneration of the Chief Executive Officer shall be fixed from time to time by the Board of Directors (and shall be approved by the Audit Committee of Directors or a compensation Committee of Directors composed solely of individuals fit to serve on the Audit Committee of Directors, as prescribed by the Law) and it may be in the form of a fixed salary or commissions or a participation in profits, or in any other manner which may be decided by the Board of Directors (and approved by the relevant Committee of Directors).

PROCEEDINGS OF THE BOARD OF DIRECTORS

        82.

          82.1.  The Board of Directors shall convene for a meeting at least once every fiscal quarter.

          82.2.  The Board of Directors may meet in order to exercise its powers pursuant to Section 92 of the Law, including without limitation to supervise the Company's affairs, and it may, subject to the provisions of the Law, adjourn its meetings and regulate its proceedings and operations as it deems fit. It may also prescribe the quorum required for the conduct of business. Until otherwise decided a quorum shall be constituted if a majority of the directors holding office for the time being are present.

          82.3.  Should a director or directors be barred from being present and voting at a meeting of the Board of Directors by virtue of the contents of Section 278 of the Law, the quorum shall be a majority of the directors entitled to be present and to vote at the meeting of the Board of Directors.

        83.   Any director or the Auditors, in the event stipulated in Section 169 of the Law, may, at any time, demand the convening of a meeting of the Board of Directors. The Chairman of the Board shall be obliged, on such demand, to call such meeting on the date requested by the director or Chief Executive Officer soliciting such a meeting, provided that proper notice pursuant to Article 84 is given.

        84.   Every director shall be entitled to receive notice of meetings of the Board of Directors, and such notice may be in writing or by facsimile, telegram or electronic mail, sent to the last address (whether physical or electronic) or facsimile number given by the director for purposes of receiving notices, provided that the notice shall be given at least a reasonable amount of time prior to the meeting and in no event less than 48 (forty eight) hours prior notice, unless the urgency of the matter(s) to be discussed at the meeting reasonably require(s) a shorter notice period.

        85.   Every meeting of the Board of Directors at which a quorum is present shall have all the powers and authorities vested for the time being in the Board of Directors.

        86.   Subject to the provisions of these Articles, questions which arise at meetings of the Board of Directors shall be decided by a simple majority of the members of the Board of Directors attending such meeting and voting on such matter. In the case of an equality of votes of the Board of Directors, the Chairman of the Board of Directors shall not have a second or casting vote, and the proposal shall be deemed to be defeated.

        If the Chairman of the Board of Directors is not present within 30 (thirty) minutes after the time appointed for the meeting, the directors present shall elect one of their members to preside at such meeting.

        87.   The Board of Directors may adopt resolutions, without convening a meeting of the Board of Directors, in any manner permitted by the Law.

        88.   The Board of Directors may hold meetings by use of any means of communication, on condition that all participating directors can hear each other at the same time. In the case of a resolution passed by way of a telephone call or any such other means of communication, a copy of the text of the resolution shall be sent, as soon as possible thereafter, to the directors.

GENERAL POWERS OF THE BOARD OF DIRECTORS

        89.   The supervision of the Company's affairs shall be in the hands of the Board of Directors, which shall be entitled to exercise all of the powers and authorities and to perform any act and deed which the Company is entitled to exercise and to perform in accordance with its Memorandum of Association and these Articles or according to law, and in respect of which there is no provision or requirement in these Articles, or in the Law or/and in the U.S. Rules, that same be exercised or done by the shareholders in a General Meeting or by a Committee of Directors.

        90.   The Board of Directors may, as it deems fit and subject to any applicable law, delegate to a committee (a "Committee of Directors") certain of its powers and authorities, in whole or in part to the fullest extent provided by any applicable law. The curtailment or revocation of the powers and authorities of a Committee of Directors by the Board of Directors shall not invalidate a prior act of such Committee of Directors or an act taken in accordance with its instructions, which would have been valid had the powers and authorities of the Committee of Directors not been altered or revoked by the Board of Directors. Subject to applicable law, a Committee of Directors may be comprised of one (1) director or of several directors, and in the case of a Committee of Directors that is appointed to advise the Board of Directors only, persons who are not directors may be appointed to it. Notwithstanding the foregoing, during the Initial Term, unless otherwise agreed in writing by a majority of the Board of Directors, including at least two Class A Directors and two Class B Directors (other than, for the sake of clarity, the Class A External Director and the Class B External Director), each Committee of Directors shall have an equal number of Class A Directors or Class A External Director, on the one hand, and Class B Directors or Class B External Director, on the other hand. In addition, the powers of any chairman of a Committee of Directors (including the Executive Committee) with respect to the operation of such committee shall be the same as the Chairman of the Board of Directors hereunder and under the Law, mutatis mutandis.

        91.   The meetings and proceedings of every such Committee of Directors which is comprised of 2 (two) or more members shall be conducted in accordance with the provisions contained in these Articles in regard to the conduct of meetings and proceedings of the Board of Directors to the extent that the same are suitable for such committee, and so long as no provisions have been adopted in replacement thereof by the Board of Directors.

        92.   Notwithstanding anything else herein to the contrary, at the Effective Time, the Company shall constitute an Executive Committee whose duties will be to implement the Company's business strategy and the post-Merger integration following the Effective Time, subject to approval by the Company's Board of any actions to be taken outside of the ordinary course of the Company's business. During the Initial Term and unless otherwise resolved by a majority of the Board anytime thereafter (a) the Executive Committee shall consist of four members of the Board of Directors as listed in the Merger Agreement; (b) any vacancies on the Executive Committee during the Initial Term will be filled as follows: should there be a vacancy of a Class A Director or Class A External Director on the Executive Committee, then the Chairman of the Executive Committee shall nominate another director to serve on the committee, with the consent of the Chairman of the Board of Directors, and should there be a vacancy of a Class B Director on the Executive Committee, then the Chairman of the Board of Directors shall nominate another director to serve on the committee, with the consent of the Chairman of the Executive Committee and]; (c) Mr. Elan Jaglom will serve as Chairman of the Executive Committee; and (d) the Company's Chief Executive Officer will be an observer to the Executive Committee. Unless otherwise resolved by the Executive Committee, the chairman of the Executive Committee may and, upon request of any member serving on the Executive Committee, shall convene a meeting of said committee, and set the agenda thereof. A quorum for a convened meeting shall be a majority of the members thereof. Meetings may be held in the same manner as permitted by Article 88 hereof. The Executive Committee shall record minutes of its meetings.

RATIFICATION OF ACTIONS

        93.   Subject to the Law, all acts taken in good faith by the Board of Directors and/or a Committee of Directors or by an individual acting as a member thereof shall be valid even if it is subsequently discovered that there was a defect in the appointment of the Board of Directors, the Committee of Directors or the member, as the case may be, or that the members, or one of them, was/were disqualified from being appointed as a director/s or to a Committee of Directors.

        94.

          94.1. The Board of Directors or any Committee of Directors may ratify any act the performance of which at the time of the ratification was within the scope of the authority of the Board of Directors or the relevant Committee of Directors.

          94.2. The General Meeting shall be entitled to ratify any act taken by the Board of Directors and/or any Committee of Directors without authority or which was tainted by some other defect.

          94.3. From the time of the ratification, every act ratified as aforesaid, shall be treated as though lawfully performed from the outset.

        95.   The Board of Directors may, from time to time, in its absolute discretion, borrow or secure any amounts of money required by the Company for the conduct of its business.

        96.   The Board of Directors shall be entitled to raise or secure the repayment of an amount obtained by them, in such way and on such conditions and times as they deem fit. The Board of Directors shall be entitled to issue documents of undertaking, such as options, debentures or debenture stock, whether linked or redeemable, convertible debentures or debentures convertible into other securities, or debentures which carry a right to purchase shares or to purchase other securities, or any mortgage, pledge, collateral or other charge over the property of the Company and its undertaking, in whole or in part, whether present or future, including the uncalled share capital or the share capital which has been called but not yet paid.

        The deeds of undertaking, debentures of various types or other forms of collateral security may be issued at a discount, at a premium or otherwise and with such preferential or deferred or other rights, as the Board of Directors shall, from time to time, decide.

SIGNING POWERS

        97.   Subject to any other resolution on the subject passed by the Board of Directors, the Company shall be bound only pursuant to a document in writing bearing its seal or its rubber stamp or its printed name, and the signature of whomever may be authorized by the Board of Directors, which shall be entitled to empower any person, either alone or jointly with another, even if he is not a shareholder of the Company or a director, to sign and act in the name and on behalf of the Company.

        98.   The Board of Directors shall be entitled to prescribe separate signing power in regard to different businesses of the Company and in respect of the limit of the amounts in respect of which various persons shall be authorized to sign.

SECRETARY, OFFICE-HOLDERS, CLERKS AND REPRESENTATIVES

        99.   The Board of Directors shall be entitled, from time to time, to appoint, or to delegate to the Chief Executive Officer, either alone or together with other persons designated by the Board of Directors, the ability to appoint Office Holders (other than directors), a Secretary for the Company, employees and agents to such permanent, temporary or special positions, and to specify and change their titles, authorities and duties, and may set, or delegate to the Chief Executive Officer, either alone or together with other persons designated by the Board of Directors, the ability to set salaries, bonuses and other compensation of any employee or agent who is not an Office Holder. Salaries, bonuses and compensation of Office Holders who are not directors shall be determined and approved by the Chief Executive Officer, and/or in such other manner as may be required from time to time under the Law. The Board of Directors, or the Chief Executive Officer, either alone or together with other persons designated by the Board of Directors, (in the case of any Office Holder, employee or agent appointed thereby), shall be entitled at any time, in its, his or their (as applicable) sole and absolute discretion, to terminate the services of one of more of the foregoing persons (in the case of a director, however, subject to compliance with Article 77 above).

        100. The Board of Directors and the Chief Executive Officer may from time to time and at any time empower any person to serve as representative of the Company for such purposes and with such powers and authorities, instructions and discretions for such period and subject to such conditions as the Board of Directors (or the Chief Executive Officer, as the case may be) shall deem appropriate. The Board of Directors may (or the Chief Executive Officer, as the case may be) grant such person, inter alia, the power to transfer the authority, powers and discretions vested in him, in whole or in part. The Board of Directors may (or the Chief Executive Officer, as the case may be), from time to time, revoke, annul, vary or change any such power or authority, or all such powers or authorities collectively.

DIVIDENDS, BONUS SHARES, FUNDS AND CAPITALIZATION OF FUNDS AND PROFITS

        101. The Board of Directors may, prior to recommending any dividend, set aside out of the profits of the Company such amounts as it deems fit for a reserve fund for extraordinary purposes or for the equalization of dividends or for special dividends, or for the repair, improvement, maintenance or replacement of the property of the Company, or for any other purpose, as the Board of Directors, in its sole and absolute discretion, shall deem expedient.

        102. The Board of Directors shall be entitled to invest the amounts set aside as aforesaid in Article 101 above in any investments whatsoever, as it may deem fit, and from time to time deal with such investments and vary same, and make use thereof, as it deems fit, and it may divide the reserve fund into special funds in such manner as it deems fit, and may utilize a fund or part thereof for the business of the Company, without being obliged to keep same separate from the remaining assets of the Company.

        103. Unless otherwise permitted by the Law, no dividends shall be paid other than out of the Profits of the Company as such term is defined in the Law.

        104. The Board of Directors may decide on the payment of a dividend or on the distribution of bonus shares.

        105. A dividend in cash or bonus shares shall be paid or distributed, as the case may be, equally to the holders of the Ordinary Shares registered in the Register, pro rata to the nominal amount of capital paid up or credited as paid up on the shares, without reference to any premium which may have been paid thereon. However an amount paid on account of a share prior to the payment thereof having been called, or prior to the due date for payment thereof, and on which the Company is paying interest, shall not be taken into account for purposes of this Article as an amount paid-up on account of the share.

        106. Unless other instructions are given, it shall be permissible to pay any dividend by way of a check or payment order to be sent by post to the registered address of the shareholder or the Person entitled thereto, or in the case of joint shareholders being registered, to the shareholder whose name stands first in the Register in relation to the joint shareholding. Every such check shall be made in favor of the person to whom it is sent. A receipt by the person whose name, on the date of declaration of the dividend, was registered in the Register as the owner of the shares, or in the case of joint holders, by one of the joint holders, shall serve as a discharge with regard to all the payments made in connection with such share.

        The directors shall be entitled to invest any dividend which has not been claimed for a period of 1 (one) year after having been declared, or to make use thereof in any other way for the benefit of the Company until such time as it is claimed. The Company shall not be obliged to pay interest or linkage in respect of an unclaimed dividend.

        107. Unless otherwise specified in the terms of issue of shares or of securities convertible into, or which grant a right to purchase, shares, any shares that are fully paid-up or credited as paid-up shall at any time confer on their holders the right to participate in the full dividends and in any other distribution for which the determining date for the right to receive the same is the date at which the aforesaid shares were fully paid-up or credited as fully paid-up, as the case may be, or subsequent to such date.

        108. A dividend or other beneficial rights in respect of shares shall not bear interest.

        109. The Board of Directors shall be entitled to deduct from any dividend or other beneficial rights, all amounts of money which the holder of the share in respect of which the dividend is payable or in respect of which the other beneficial rights were given, may owe to the Company in respect of such share, whether or not the due date for payment thereof has arrived.

        110. The Board of Directors shall be entitled to retain any dividend or bonus shares or other beneficial rights in respect of a share in relation to which the Company has a lien, and to utilize any such amount or the proceeds received from the sale of any bonus shares or other beneficial rights, for the discharge of the debts or liabilities in respect of which the Company has a lien.

        111. The Board of Directors may decide that a dividend is to be paid in whole or in part, by way of a distribution of assets of the Company in kind, including by way of debentures or debenture stock of the Company, or shares or debentures or debenture stock of any other company, or in any other way.

        112.

          112.1.  The Board of Directors may, at any time and from time to time, decide that any portion of the amounts standing for the time being to the credit of any capital fund (including a fund created as a result of a revaluation of the assets of the Company), or which are held by the Company as Profits available for distribution, shall be capitalized for distribution subject to and in accordance with the provisions of the Law and of these Articles, amongst those shareholders who are entitled thereto and pro rata to their entitlement under these Articles, provided that the same shall not be paid in cash but shall serve for the payment up in full either at par or with a premium as prescribed by the Company, of shares which have not yet been issued or of debentures of the Company which shall be allotted and distributed amongst the shareholders in the aforesaid ratio as fully paid-up shares or debentures.

          112.2.  The Board of Directors shall be entitled to distribute bonus shares and to decide that the bonus shares shall be of the same class which confers on the shareholders or the Persons entitled thereto the right to participate in the distribution of bonus shares, or may decide that the bonus shares shall be of a uniform class to be distributed to each of the shareholders or Persons entitled to shares as aforesaid, without reference to the class of shares conferring the right to participate in the distribution on the holders of the shares or the Persons entitled thereto as aforesaid.

        113.

          113.1.  In every case that the Company issues bonus shares by way of a capitalization of profits or funds at a time at which securities issued by the Company are in circulation and confer on the holders thereof rights to convert the same into shares in the share capital of the Company, or options to purchase shares in the share capital of the Company (such rights of conversion or options shall henceforth be referred to as the "Rights"), the Board of Directors shall be entitled (in a case that the Rights or part thereof shall not be otherwise adjusted in accordance with the terms of their issue) to transfer to a special fund designated for the distribution of bonus shares in the future (to be called by any name that the Board of Directors may decide on and which shall henceforth be referred to as the "Special Fund") an amount equivalent to the nominal amount of the share capital to which some or all of the Rights holders would have been entitled as a result of the issue of bonus shares, had they exercised their Rights prior to the determining date for the right to receive bonus shares, including rights to fractions of bonus shares, and in the case of a second or additional distribution of bonus shares in respect of which the Company acts pursuant to this Article, including entitlement stemming from a previous distribution of bonus shares.

          113.2.  In the case of the allotment of shares by the Company as a consequence of the exercise of entitlement by the owners of shares in those cases in which the Board of Directors has made a transfer to the Special Fund in respect of the Rights pursuant to Article 113.1 above, the Board of Directors shall allot to each such shareholder, in addition to the shares to which he is entitled by virtue of having exercised his rights, such number of fully paid-up shares the nominal value of which is equivalent to the amount transferred to the Special Fund in respect of his rights, by way of a capitalization to be effected by the Board of Directors of an appropriate amount out of the Special Fund. The Board of Directors shall be entitled to decide on the manner of dealing with rights to fractions of shares in its sole discretion.

          113.3.  If after any transfer to the Special Fund has been made the Rights should lapse, or the period should end for the exercise of Rights in respect of which the transfer was effected without such Rights being exercised, then any amount which was transferred to the Special Fund in respect of the aforesaid unexercised Rights shall be released from the Special Fund, and the Company may deal with the amount so released in any manner it would have been entitled to deal therewith had such amount not been transferred to the Special Fund.

        114. For the implementation of any resolution regarding a distribution of shares or debentures by way of a capitalization of profits as aforesaid, the Board of Directors may:

          114.1.  Resolve any difficulty which arises or may arise in regard to the distribution in such manner as it deems fit and may take all of the steps that it deems expedient in order to overcome such difficulty.

          114.2.  Issue certificates in respect of fractions of shares, or decide that fractions of less than an amount to be decided by the Board of Directors shall not be taken into account for purposes of adjusting the rights of the shareholders or may sell the fractions of shares and pay the proceeds (net) to the Persons entitled thereto.

          114.3.  Sign, or appoint a Person to sign, on behalf of the shareholders on any contract or other document which may be required for purposes of giving effect to the distribution, and, in particular, shall be entitled to sign or appoint a Person who shall be entitled to appoint and submit a contract as referred to in Sections 291 and 292 of the Law.

          114.4.  Make any arrangement or other scheme which is required in the opinion of the Board of Directors in order to facilitate the distribution.

        115. The Board of Directors shall be entitled, as it deems appropriate and expedient, to appoint trustees or nominees for those registered shareholders who have failed to notify the Company of a change of their address and who have not applied to the Company in order to receive dividends, shares or debentures out of capital, or other benefits during the aforesaid period. Such trustees or nominees shall be appointed for the use, collection or receipt of dividends, shares or debentures out of capital and rights to subscribe for shares which have not yet been issued and which are offered to the shareholders but they shall not be entitled to transfer the shares in respect of which they were appointed, or to vote on the basis of holding such shares. In all of the terms and conditions governing such trusts and the appointment of such nominees it shall be stipulated by the Company that upon the first demand by a beneficial holder of a share being held by the trustee or nominee, such trustee or nominee shall be obliged to return to such shareholder the share in question and/or all of those rights held by it on the shareholder's behalf (all as the case may be). Any act or arrangement effected by any such nominees or trustee and any agreement between the Board of Directors and a nominee or trustee shall be valid and binding in all respects.

        116. The Board of Directors may from time to time prescribe the manner for payment of dividends or the distribution of bonus shares and the arrangement connected therewith. Without derogating from the generality of the foregoing, the Board of Directors shall be entitled to pay any dividends or moneys in respect of shares by sending a check via the mails to the address of the holder of registered shares according to the address registered in the register of shareholders of the Company. Any dispatch of a check as aforesaid shall be done at the risk of the shareholder.

        In those cases in which the Board of Directors specifies the payment of a dividend, distribution of shares or debentures out of capital, or the grant of a right to subscribe for shares which have not yet been issued and which are offered to the shareholders against the delivery of an appropriate coupon attached to any share certificate, such payment, distribution or grant of right to subscribe against a suitable coupon to the holder of such coupon, shall constitute a discharge of the Company's debt in respect of such operation as against any person claiming a right to such payment, distribution or grant of right to subscribe, as the case may be.

        117. If two (2) or more Persons are registered as joint holders of a share, each of them shall be entitled to give a valid receipt in respect of any dividend, share or debenture out of capital, or other moneys, or benefits, paid or granted in respect of such share.

BOOKS OF THE COMPANY

        118. The Board of Directors shall comply with all the provisions of the Law in regard to the recording of charges and the keeping and maintaining of a register of directors, register of shareholders and register of charges.

        119. Any book, register and record that the Company is obliged to keep in accordance with the Law or pursuant to these Articles shall be recorded in a regular book, or by technical, mechanical or other means, as the Board of Directors shall decide.

        120. Subject to and in accordance with the provisions of Sections 138 to 139, inclusive, of the Law, the Company may cause supplementary registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

BOOKS OF ACCOUNT

        121. The Board of Directors shall keep proper books of account in accordance with the provisions of the Law. The books of account shall be kept at the Office, or at such other place or places as the Board of Directors shall deem expedient, and shall at all times be open to the inspection of members of the Board of Directors. A shareholder of the Company who is not a member of the Board of Directors shall not have the right to inspect any books or accounts or documents of the Company, unless such right has been expressly granted to him by the Law, or if he has been permitted to do so by the Board of Directors or by the shareholders based on a Resolution adopted at a General Meeting.

        122. The Board of Directors shall from time to time arrange and submit to the General Meeting a balance sheet and statement of income of the Company.

        A copy of the balance sheet and the statement of income shall be delivered to the shareholders registered in the Register in the manner prescribed in regard to the giving of notices, at least seven days prior to the meeting.

        The provisions of this Article shall not make it obligatory to send a copy of the aforesaid documents to a shareholder whose address is unknown to the Company, or to more than one joint holder of a share. Any shareholder to whom a copy of the aforesaid documents is not sent, and also a person who produces to the Company a certificate from a bank to the effect that shares of the Company are held for him at such bank, shall be entitled to request to receive copies of such documents at the Office of the Company.

        123. At least once each year the accounts of the Company and the correctness of the statement of income and the balance sheet shall be audited and confirmed by an independent auditor or auditors.

        124. The Company shall, in an annual General Meeting, appoint an independent auditor or auditors who shall hold such position until the next annual General Meeting, and their appointment, remuneration and rights and duties shall be subject to the provisions of the Law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the shareholders in an annual General Meeting may, by a Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with both the volume and nature of the services rendered by the auditor(s). By an act appointing such auditors, the Company may appoint the auditor(s) to serve for a period of up to the end of completion of the audit of the yearly financial statements for the three (3) year period then ended.

        125. The auditors shall be entitled to receive notices of every General Meeting of the Company and to attend such meetings and to express their opinions on all matters pertaining to their function as the auditors of the Company.

        126. Subject to the provisions of the Law and the U.S. Rules, any act carried out by the auditors of the Company shall be valid as against any person doing business in good faith with the Company, notwithstanding any defect in the appointment or qualification of the auditors.

        127. For as long as the Company is a Public Company, as defined in the Law, it shall appoint an internal auditor possessing the authorities set forth in the Law. The internal auditor of the Company shall present all of its proposed work plans to the Audit Committee of Directors, which shall have the authority to approve them, subject to any modifications in its discretion.

NOTICES

        128.

          128.1.  The Company may serve any written notice or other document on a shareholder by way of delivery by hand, by facsimile transmission or by dispatch by prepaid registered mail to his address as recorded in the Register, or if there is no such recorded address, to the address given by him to the Company for the sending of notices to him.

          128.2.  Any shareholder may serve any written notice or other document on the Company by way of delivery by hand at the Office, by facsimile transmission to the Company or by dispatch by prepaid registered mail to the Company at the Office.

          128.3.  Any notice or document which is delivered or sent to a shareholder in accordance with these Articles shall be deemed to have been duly delivered and sent in respect of the shares held by him (whether in respect of shares held by him alone or jointly with others), notwithstanding the fact that such shareholder has died or been declared bankrupt at such time (whether or not the Company knew of his death or bankruptcy), and shall be deemed to be sufficient delivery or dispatch to heirs, trustees, administrators or transferees and any other persons (if any) who have a right in the shares.

          128.4.  Any such notice or other document shall be deemed to have been served:

            128.4.1.  in the case of mailing, 48 hours after it has been posted, or when actually received by the addressee if sooner than 48 hours after it has been posted;

            128.4.2.  in the case of overnight air courier, on the next day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner;

            128.4.3.  in the case of personal delivery, when actually tendered in person to such shareholder;

            128.4.4.  in the case of facsimile or other electronic transmission (including email), the next day following the date on which the sender receives automatic electronic confirmation by the recipient's facsimile machine or computer or other device that such notice was received by the addressee; or

            128.4.5.  in the case a notice is, in fact, received by the addressee, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 128.

        129. Any shareholder whose address is not described in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company. In the case of joint holders of a share, the Company shall be entitled to deliver a notice by dispatch to the joint holder whose name stands first in the Register in respect of such share.

        130. Whenever it is necessary to give notice of a particular number of days or a notice for another period, the day of delivery shall be counted in the number of calendar days or the period, unless otherwise specified.

        131. Written notice by the Company of a General Meeting, containing the information required to be set forth in such notice under these Articles, shall be delivered to every shareholder on the Register at least 21 (twenty-one) days prior to its being convened and otherwise as provided in Section 69 of the Companies Law.

INSURANCE, INDEMNITY AND EXCULPATION

        132. Subject to the provisions of the Law, the Company shall be entitled to enter into a contract to insure all or part of the liability of an Office Holder of the Company, imposed on him in consequence of an act which he has performed by virtue of being an Office Holder, in respect of any of the following:

          132.1.  The breach of a duty of care to the Company or to any other Person;

          132.2.  The breach of a fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds for believing that the action would not adversely affect the best interests of the Company;

          132.3.  A pecuniary liability imposed on him in favor of any other person in respect of an act done in his capacity as an Office Holder.

        133. Subject to the provisions of the Law, the Company shall be entitled to indemnify an Office Holder of the Company, to the fullest extent permitted by the Law. Subject to the provisions of the Law, including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an Office Holder with respect to the following liabilities and expenses, provided, in each of the below cases, that such liabilities or expenses were incurred by such Office Holder in such Office Holder's capacity as an Office Holder of the Company:

          133.1.  a monetary liability imposed on him in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator's award which has been confirmed by the court, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company; provided, however, that: (a) any indemnification undertaking with respect to the foregoing shall be limited (i) to events which, in the opinion of the Board of Directors, are foreseeable in light of the Company's actual operations at the time of the granting of the indemnification undertaking and (ii) to an amount or by criteria determined by the Board of Directors to be reasonable in the given circumstances; and (b) the events that in the opinion of the Board of Directors are foreseeable in light of the Company's actual operations at the time of the granting of the indemnification undertaking are listed in the indemnification undertaking together with the amount or criteria determined by the Board of Directors to be reasonable in the given circumstances;

          133.2.  reasonable litigation expenses, including legal fees, paid for by the Office Holder, in an investigation or proceeding conducted against such Office Holder by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding: (i) concluded without the filing of an indictment against such Office Holder and without there having been a monetary liability imposed against such Office Holder in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against such Office Holder but with there having been a monetary liability imposed against such Office Holder in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; or (iii) involves financial sanction; and

          133.3.  reasonable litigation expenses, including legal fees, paid for by the Office Holder, or which the Office Holder is obligated to pay under a court order, in a proceeding brought against the Office Holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the Office Holder is found innocent, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

          133.4.  For purposes of Article 133.2 above:

            133.4.1.  the "conclusion of a proceeding without the filing of an indictment" regarding a matter in which a criminal proceeding was initiated, means the closing of a file pursuant to Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982 (the "Criminal Procedure Law") or a stay of process by Israel's Attorney General pursuant to Section 231 of the Criminal Procedure Law; and

            133.4.2.  a "monetary liability imposed...in lieu of a criminal proceeding" means a monetary obligation imposed by law as an alternative to a criminal proceeding, including, without limitation, an administrative fine pursuant to the Israeli Administrative Offenses Law, 5746-1982, a fine for committing an offense categorized as a finable offense pursuant to the provisions of the Criminal Procedure Law, or a penalty.

          133.5.  The Company may undertake to indemnify an Office Holder as aforesaid: (i) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board of Directors can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board of Directors as reasonable under the circumstances, and (ii) retroactively.

        134. Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may, to the maximum extent permitted by law, exempt and release, in advance, any Office Holder from any liability for damages arising out of a breach of a duty of care towards the Company.

        135.

          135.1.  Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Articles 132 to 134 and any amendments to Articles 132 to 134 shall be prospective in effect, and shall not affect the Company's obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

          135.2.  The provisions of Articles 132 to 134 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or in respect of indemnification and/or exculpation, in favor of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder; and/or any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

WINDING-UP AND REORGANIZATION

        136. Should the Company be wound up and the assets of the Company made available for distribution among shareholders be insufficient to repay all of the Company's paid-up capital, such assets shall be divided in a manner whereby the losses shall, as far as possible, be borne by the shareholders pro rata to the nominal value of the paid-up capital on the shares held by each of them, and, if at the time of the winding-up, the property of the Company available for distribution among the shareholders should exceed the amount sufficient for the repayment of the full nominal value of the paid-up capital at the time of commencement of the winding-up, the surplus shall be distributed to the shareholders pro rata to the paid-up capital held by each of them. In furtherance of the foregoing, the holders of Ordinary Shares shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of Ordinary Shares upon such winding up.

        137. Upon the sale of the Company's assets, the directors may, or in the case of a liquidation, the liquidators may, if authorized to do so by a Resolution of the Company, accept fully or partly paid-up shares, or securities of another company, Israeli or non-Israeli, whether in existence at such time or about to be formed, in order to purchase the property of the Company, or part thereof, and to the extent permitted under the Law, the directors may (or in the case of a liquidation, the liquidators may) distribute the aforesaid shares or securities or any other property of the Company among the shareholders without realizing the same, or may deposit the same in the hands of trustees for the shareholders, and the General Meeting by a Resolution may decide, subject to the provisions of the Law, on the distribution or allotment of cash, shares or other securities, or the property of the Company and on the valuation of the aforesaid securities or property at such price and in such manner as the shareholders at such General Meeting shall decide, and all of the shareholders shall be obliged to accept any valuation or distribution determined as aforesaid and to waive their rights in this regard, except, in a case in which the Company is about to be wound-up and is in the process of liquidation, for those legal rights (if any) which, according to the provisions of the Law, may not be changed or modified.

SPECIAL VOTE RELATING TO INITIAL TERM

        138. During the Initial Term, the provisions of any Article under these Articles which applies only during the Initial Term, including, without limitation, Articles 1, 74, 77.2.1, 79, 80, 81, 92, 99 and this Article 138, may only by amended, replaced or suspended by a Resolution adopted by a majority of 75% of the voting power in the Company.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0000148430_1 R1.0.0.11699 STRATASYS, INC. 7665 COMMERCE WAY EDEN PRAIRIE, MN 55344-2020 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Stratasys, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1 To adopt the Agreement and Plan of Merger, or the merger agreement, dated as of April 13, 2012, by and among Stratasys, Objet Ltd., an Israeli corporation, Seurat Holdings Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Objet, or Holdco, and Oaktree Merger Inc., a Delaware corporation and a directwholly-owned subsidiary of Holdco, as it may be further amended from time to time. 2 To approve, on an advisory (non-binding) basis, certain compensatory arrangements between Stratasys and its named executive officers relating to the merger, as described in the accompanying proxy statement/prospectus. For Against Abstain 3 To approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement. NOTE: Upon such other matters as may properly come before the meeting or any adjournments thereof. The undersigned signatory hereby revokes any other proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment. The undersigned signatory acknowledges receipt of a copy of the Notice of Special Meeting, dated August 2, 2012, relating to the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.

0000148430_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . STRATASYS, INC. 7665 Commerce Way Eden Prairie, MN 55344-2020 PROXY The undersigned, a holder of common stock of Stratasys, Inc., a Delaware corporation (the "Company"), hereby appoints S. Scott Crump and Robert F. Gallagher, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Special Meeting of Stockholders of the Company to be held on September 14, 2012 and any adjournments thereof, as indicated on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/ PROSPECTUS, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. THIS PROXY IS SOLICTED BY THE BOARD OF DIRECTORS OF STRATASYS, INC. PLEASE MARK, SIGN DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side STRATASYS, INC. Special Meeting of Stockholders 3:00 p.m. CDT September 14, 2012 Hotel Sofitel Chambord Meeting Room 5601 West 78th Street Bloomington, MN 55439 To obtain directions to the Hotel Sofitel, the location of our Special Meeting of Stockholders, please visit their website at http:// www.sofitel.com/gb/hotel-0539-sofitel-minneapolis/index.shtml and click on “MAPS AND DIRECTIONS” or contact Investor Relations at: Stratasys, Inc. 7665 Commerce Way Eden Prairie, MN 55344 Attn : Shane Glenn - Directior of Investor Relations Email: shane.glenn@stratasys.com